  As filed with the Securities and Exchange Commission on March 10, 2000
                                       Registration Nos. 333-94399 and 333-94397
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               ----------------

                              AMENDMENT NO. 4
                                       TO
                               FORMS F-4 and S-4
                            REGISTRATION STATEMENTS
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                       CANADIAN NATIONAL RAILWAY COMPANY
                         NORTH AMERICAN RAILWAYS, INC.
          (Exact name of each Registrant as specified in its charter)

          Canada                      4011                 E. I. 980018609
         Delaware                     4011                   75-2852945
      (State or Other     (Primary Standard Industrial    (I.R.S. Employer
      Jurisdiction of     Classification Code Number)  Identification Number)
     Incorporation or
       Organization)


 935 de La Gauchetiere St.                              2650 Lou Menk Drive,
           West                                               2nd Floor
 Montreal, Quebec H3B 2M9                           Fort Worth, Texas 76161-2830
          Canada                                           (817) 333-2000
      (514) 399-5966
 (Addresses, Including Zip Codes, and Telephone Numbers, including Area Codes, of Registrants' Principal Executive Offices)

                               ----------------

         Jean Pierre Ouellet                       Jeffrey R. Moreland
  Canadian National Railway Company           North American Railways, Inc.
   935 de La Gauchetiere St. West            2650 Lou Menk Drive, 2nd Floor
      Montreal, Quebec H3B 2M9                      Fort Worth, Texas
               Canada
           (514) 399-2100                            76131-2830
                                                     (817) 333-2000
  (Names, Addresses, Including Zip Code, and Telephone Numbers, Including Area
                         Codes, of Agents for Service)

                               ----------------

                                   Copies to:
       Winthrop B. Conrad, Jr.                       Scott J. Davis
           David L. Caplan                        Mayer, Brown & Platt
        Davis Polk & Wardwell                   190 South LaSalle Street
        450 Lexington Avenue                     Chicago, IL 60603-3441
      New York, New York 10017                       (312) 782-0600
           (212) 450-4000

   Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effectiveness of this Registration Statement.
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO]
[Canadian National]

               COMBINATION PROPOSED--YOUR VOTE IS VERY IMPORTANT
Canadian National Railway Company and Burlington Northern Santa Fe Corporation have entered into an agreement providing for the combination of our two companies. This end-to-end combination of our railroads is intended to build on the strengths of both companies and is expected to offer customers the most extensive rail network in North America, with new single-line north-south traffic routes, high-quality, efficient service and low implementation risk. As a result, we believe the combined companies will be able to create substantially more shareholder value than could be achieved by the companies individually.

To comply with Canadian legal requirements that, among other things, prohibit any person and that person's associates from holding more than 15% of the voting rights in Canadian National, while ensuring that the combination will be tax-efficient for each company's shareholders, the combined enterprise will consist of two public companies: North American Railways, Inc. and Canadian National. All shareholders will have voting interests in both North American Railways and Canadian National and economic interests in the combined companies.

As discussed elsewhere in this document, a number of actions will be taken to ensure that North American Railways and Canadian National operate as a single economic enterprise for the benefit of our combined shareholder group. These arrangements include our agreement that the board of directors of each company and the senior management of the combined enterprise will be identical after the combination is completed.

In the combination, Burlington Northern Santa Fe shareholders will receive one share of North American Railways common stock and one Canadian National voting share for each Burlington Northern Santa Fe share.

In the combination, Canadian National shareholders will receive, for each Canadian National share, 1.05 Canadian National voting shares and either 1.05 Canadian National exchangeable shares or 1.05 shares of North American Railways common stock. The Canadian National exchangeable shares will be exchangeable at any time on a one-for-one basis for shares of North American Railways common stock. Canadian National shareholders who elect to receive the Canadian National exchangeable shares will also receive the right to vote on matters submitted to North American Railways shareholders in proportion to their economic interest in the combined companies. Dividends paid on the North American Railways common stock and the Canadian National exchangeable shares will be equivalent.

Each share of North American Railways common stock will be "stapled" to a Canadian National voting share and will trade as a single security. Similarly, each Canadian National exchangeable share will be "stapled" to a Canadian National voting share and will trade as a single security. We expect that the stapled security consisting of North American Railways common stock and Canadian National voting shares will be listed on the New York Stock Exchange, The Chicago Stock Exchange, the Pacific Exchange and The Toronto Stock Exchange and that the stapled security consisting of Canadian National exchangeable shares and Canadian National voting shares will be listed on The Toronto Stock Exchange.

We are asking Canadian National common shareholders and optionholders to approve the plan of arrangement. We are also asking common shareholders of Canadian National to vote on the election of Canadian National directors and other Canadian National annual meeting matters described in this document. Canadian National's board of directors, by a unanimous vote of all directors voting, has approved the combination agreement and recommends that Canadian National common shareholders and optionholders vote to approve the plan of arrangement.

We cannot complete the combination unless shareholders of both companies approve it. Approval of the Canadian National annual meeting matters is not a condition to the combination.

The date, time and place of the Canadian National meeting is:

   Wednesday, April 19, 2000
   10:00 a.m., Eastern Time

   Ballroom, Sheraton Center
   1201 Rene-Levesque Boulevard West
   Montreal, Quebec

The accompanying document provides you with detailed information about the proposed combination. We encourage you to read the entire document carefully.

/s/ Paul M. Tellier

Paul M. Tellier
 President and Chief Executive Officer
 Canadian National Railway Company

/s/ David G.A. McLean
David G.A. McLean
 Chairman of the Board
 Canadian National Railway Company


   See "Risk Factors" on page I-24 for a discussion of risks relevant to the combination.

None of the U.S. Securities and Exchange Commission, any state securities regulators or any Canadian securities regulators have approved the securities to be issued under this joint proxy statement/circular/prospectus or determined if this joint proxy statement/circular/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This joint proxy statement/circular/prospectus is dated March 10, 2000, and is being first mailed to shareholders on or about March 15, 2000.

[LOGO]
[Burlington Northern Santa Fe]

               COMBINATION PROPOSED--YOUR VOTE IS VERY IMPORTANT
Burlington Northern Santa Fe Corporation and Canadian National Railway Company have entered into an agreement providing for the combination of our two companies. This end-to-end combination of our railroads is intended to build on the strengths of both companies and is expected to offer customers the most extensive rail network in North America, with new single-line north-south traffic routes, high-quality, efficient service and low implementation risk. As a result, we believe the combined companies will be able to create substantially more shareholder value than could be achieved by the companies individually.

To comply with Canadian legal requirements that, among other things, prohibit any person and that person's associates from holding more than 15% of the voting rights in Canadian National, while ensuring that the combination will be tax-efficient for each company's shareholders, the combined enterprise will consist of two public companies: North American Railways, Inc. and Canadian National. All shareholders will have voting interests in both North American Railways and Canadian National and economic interests in the combined companies.

As discussed elsewhere in this document, a number of actions will be taken to ensure that North American Railways and Canadian National operate as a single economic enterprise for the benefit of our combined shareholder group. These arrangements include our agreement that the board of directors of each company and the senior management of the combined enterprise will be identical after the combination is completed.

In the combination, Burlington Northern Santa Fe shareholders will receive one share of North American Railways common stock and one Canadian National voting share for each Burlington Northern Santa Fe share.

In the combination, Canadian National shareholders will receive, for each Canadian National share, 1.05 Canadian National voting shares and either 1.05 Canadian National exchangeable shares or 1.05 shares of North American Railways common stock. The Canadian National exchangeable shares will be exchangeable at any time on a one-for-one basis for shares of North American Railways common stock. Canadian National shareholders who elect to receive the Canadian National exchangeable shares will also receive the right to vote on matters submitted to North American Railways shareholders in proportion to their economic interest in the combined companies. Dividends paid on the North American Railways common stock and the Canadian National exchangeable shares will be equivalent.

Each share of North American Railways common stock will be "stapled" to a Canadian National voting share and will trade as a single security. Similarly, each Canadian National exchangeable share will be "stapled" to a Canadian National voting share and will trade as a single security. We expect that the stapled security consisting of North American Railways common stock and Canadian National voting shares will be listed on the New York Stock Exchange, The Chicago Stock Exchange, the Pacific Exchange and The Toronto Stock Exchange and that the stapled security consisting of Canadian National exchangeable shares and Canadian National voting shares will be listed on The Toronto Stock Exchange.

We are asking Burlington Northern Santa Fe shareholders to approve the combination agreement and the transactions that it contemplates. We are also asking Burlington Northern Santa Fe shareholders to vote on the other annual meeting matters described in this document, including the election of Burlington Northern Santa Fe directors. Burlington Northern Santa Fe's board of directors has unanimously approved and declared advisable the combination agreement and the transactions that it contemplates and recommends that Burlington Northern Santa Fe shareholders vote FOR the combination agreement and the transactions that it contemplates.

We cannot complete the combination unless shareholders of both companies approve it. Approval of the other matters that will be considered at the Burlington Northern Santa Fe meeting is not a condition to the combination.

The date, time and place of the Burlington Northern Santa Fe meeting is:

  Wednesday, April 19, 2000
  2:00 p.m., Central Time
  Fort Worth Club
  306 West 7th Street
  Fort Worth, Texas

The accompanying document provides you with detailed information about the proposed combination. We encourage you to read the entire document carefully.


/s/ Robert D. Krebs
Robert D. Krebs
 Chairman and Chief Executive Officer
 Burlington Northern Santa Fe Corporation

   See "Risk Factors" on page I-24 for a discussion of risks relevant to the combination.

None of the U.S. Securities and Exchange Commission, any state securities regulators or any Canadian securities regulators have approved the securities to be issued under this joint proxy statement/circular/prospectus or determined if this joint proxy statement/circular/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

This joint proxy statement/circular/prospectus is dated March 10, 2000, and is being first mailed to shareholders on or about March 15, 2000.

                                                                 [LOGO]
                                                            Canadian National

                      NOTICE OF ANNUAL AND SPECIAL MEETING
                      OF CANADIAN NATIONAL RAILWAY COMPANY

NOTICE IS HEREBY GIVEN that an annual and special meeting (the "Meeting") of holders of common shares ("Canadian National common shares") and stock options other than the stock option granted to Burlington Northern Santa Fe (together with the Canadian National common shares, the "Canadian National Securities") of Canadian National Railway Company ("Canadian National") will be held in the Ballroom at the Sheraton Center, 1201 Rene-Levesque Boulevard West, Montreal, Quebec, on April 19, 2000 at 10:00 a.m. (Montreal time) for the following purposes:
1. for the holders of Canadian National Securities to consider and, if determined advisable, approve, with or without variation, a special resolution (the "arrangement resolution") relating to a plan of arrangement (the "arrangement"), all as more particularly described in the accompanying management proxy circular (the "Circular");

2. for the holders of Canadian National common shares to receive the consolidated financial statements of Canadian National for the year ended December 31, 1999, and the report of the auditors;

3. for the holders of Canadian National common shares to elect directors;

4. for the holders of Canadian National common shares to appoint auditors; and

5. to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The full text of the arrangement resolution is attached as Annex C.

The directors have fixed March 13, 2000 as the record date for the determination of the holders of Canadian National Securities entitled to receive notice of and to vote at the Meeting. If you are not able to attend the Meeting, please exercise your right to vote by signing and returning the enclosed form of proxy to The Trust Company of Bank of Montreal in the enclosed envelope so as to be received not later than 5:00 p.m. (Montreal time) on April 17, 2000 or, if the Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned Meeting is to be reconvened or the postponed meeting is to be convened. Proxies may also be deposited with the scrutineers of the Meeting, to the attention of the Chairman of the Meeting, immediately prior to the commencement of the Meeting, or any adjournment or postponement thereof.

Pursuant to the interim order (the "Interim Order") of the Quebec Superior Court dated March 6, 2000 and section 190 of the Canada Business Corporations Act, each registered holder of Canadian National common shares is entitled to dissent from the arrangement resolution and to be paid by Canadian National, if the arrangement becomes effective, the fair value of the Canadian National common shares held by such holder in respect of which such holder dissents, determined as of the close of business on the day before the effective date of the arrangement provided that such holder deposits a notice of dissent (a "notice of dissent") with Canadian National, or mails it to Canadian National by registered mail, at its principal executive office at 935 de La Gauchetiere Street West, Montreal, Quebec, H3B 2M9, to the attention of the Senior Vice President, Chief Legal Officer and Corporate Secretary of Canadian National so as to be received prior to 5:00 p.m. (Montreal time) on the business day preceding the Meeting, and otherwise complies with section 190 of the Canada Business Corporations Act and the Interim Order as more fully described in the Circular. Failure to comply strictly with such dissent procedures may result in the loss or unavailability of any right of dissent.

The Circular provides additional information relating to the matters to be dealt with at the Meeting and forms part of this Notice.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Jean Pierre Ouellet
                                          Jean Pierre Ouellet
                                          Senior Vice President,
                                          Chief Legal Officer and Corporate
                                           Secretary

   March 15, 2000
   Montreal, Quebec

   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
   BURLINGTON NORTHERN SANTA FE CORPORATION

[LOGO] [Burlington Northern Santa Fe]
   Time:
     2:00 p.m., Central Time

   Date:
     Wednesday, April 19, 2000

   Place:
     Fort Worth Club
     306 West 7th Street
     Fort Worth, Texas

   Purposes:

     . Approval and adoption of the Combination Agreement, dated as of December 18, 1999, by and among Burlington Northern Santa Fe Corporation, Canadian National Railway Company, North American Railways, Inc. and Western Merger Sub, Inc., as amended and restated on February 17, 2000, and on March 9, 2000, and as it may be further amended from time to time, and the transactions contemplated by that agreement, including the merger of Western Merger Sub, Inc., a wholly owned subsidiary of North American Railways, Inc., with and into Burlington Northern Santa Fe Corporation, with Burlington Northern Santa Fe Corporation being the surviving corporation of that merger and becoming a wholly owned subsidiary of North American Railways, Inc.;

     .  Election of fourteen directors; and

     . Consideration of such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting, including the shareholder proposal described in Chapter Five of this document and those referred to in "Chapter Five--Other Business", if these proposals are presented at the meeting and are in order.

     Only shareholders of record on March 13, 2000 may vote at the meeting. Burlington Northern Santa Fe will keep a list of those shareholders at its offices in Fort Worth, Texas for a period of ten days prior to the meeting.

     Only shareholders or their proxy holders and Burlington Northern Santa Fe guests may attend the meeting. An admission card is included if you are a shareholder of record; simply detach it from the proxy card and bring it with you. If you are a beneficial owner of stock held by a bank, broker or investment plan (with your stock held in "street name"), an admission card in the form of a legal proxy will be sent to you by your broker or other registered holder. If you do not receive the legal proxy in time, you may be admitted to the meeting by showing your most recent brokerage statement or other proof of ownership verifying your ownership of our stock.

     Your vote is important. Whether or not you expect to attend the meeting, please complete, sign, date and return your proxy card in the enclosed postage-paid envelope promptly. If you attend the meeting, you may vote in person even if you have previously submitted your proxy.

/s/ Marsha K. Morgan                     Marsha K. Morgan
                                         Vice President--Investor
                                         Relations and Corporate
                                         Secretary
  2650 Lou Menk Drive
  Second Floor
  Fort Worth, Texas 76131-2830

   March 15, 2000

   This document incorporates by reference important business and financial information about Canadian National, Burlington Northern Santa Fe and the combination that is not included in or delivered with this document. See "Chapter Six--Additional Information For Shareholders--Where You Can Find More Information".

   You can obtain any of the documents incorporated by reference in this document through Canadian National or Burlington Northern Santa Fe, as the case may be, or from the U.S. Securities and Exchange Commission's web site at http://www.sec.gov. In addition, documents filed with securities commissions or similar authorities in Canada are also available on the web site maintained by the Canadian Securities Administrators at http://www.sedar.com. Documents incorporated by reference are available from Canadian National and Burlington Northern Santa Fe without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference. You can obtain documents incorporated by reference by requesting them in writing or by telephone from the appropriate company at the following addresses:

           Canadian National              Burlington Northern Santa Fe
      ----------------------------  ----------------------------------------
      Corporate Secretary           Corporate Secretary
      Canadian National Railway
       Company                      Burlington Northern Santa Fe Corporation
      935 de La Gauchetiere Street
       West                         2650 Lou Menk Drive
      16th Floor                    Fort Worth, Texas 76131
      Montreal, Quebec H3B 2M9      USA
      CANADA                        (817) 352-6856
      (514) 399-6569

   If you would like to request documents, please do so by April 11, 2000 to receive them before your meeting. Please be sure to include your complete name and address in your request. If you request any documents incorporated by reference, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                               ----------------

   All references to "$" or "dollars" in this document are references to United States dollars unless stated as "Cdn$", "Canadian $" or Canadian dollars.

   Unless noted to the contrary, all references to the combination agreement in this document are to the combination agreement, as amended and restated, which is attached as Annex A.

                               ----------------

   For ease of reference, this document is divided into six chapters:

   Chapter One--The Combination. This Chapter focuses on information related principally to the combination and includes a summary of this entire document.

   Chapter Two--Information About the Meetings and Voting. This Chapter focuses on information related to the Canadian National and Burlington Northern Santa Fe shareholder meetings and voting mechanics.

   Chapter Three--Comparison of Shareholder Rights and Description of Capital Stock. This Chapter focuses on material differences in the rights of shareholders of Canadian National, Burlington Northern Santa Fe and North American Railways and on the material terms of the capital stock of each of the companies.

   Chapter Four--Other Canadian National Annual Meeting Matters. This Chapter includes information not related to the combination required in connection with Canadian National's annual and special meeting of shareholders.

   Chapter Five--Other Burlington Northern Santa Fe Annual Meeting Matters. This Chapter includes information not related to the combination that will be considered by Burlington Northern Santa Fe shareholders at the Burlington Northern Santa Fe meeting.

   Chapter Six--Additional Information for Shareholders. This Chapter principally provides information as to future shareholder proposals and describes how shareholders may find more information about Canadian National, Burlington Northern Santa Fe and the combination.

                               ----------------

   All information in this document concerning Canadian National has been furnished by Canadian National and all information in this document concerning Burlington Northern Santa Fe has been furnished by Burlington Northern Santa Fe. Canadian National has represented to Burlington Northern Santa Fe, and Burlington Northern Santa Fe has represented to Canadian National, that the information furnished by and concerning it is true and complete.

                               TABLE OF CONTENTS

CHAPTER ONE--THE COMBINATION
QUESTIONS AND ANSWERS ABOUT THE COMBINATION................................  I-1
SUMMARY....................................................................  I-3
 The Companies.............................................................  I-3
 Reasons for the Combination...............................................  I-3
 What the Combination Will Mean for Our Customers..........................  I-4
 Recommendations to Shareholders...........................................  I-4
 The Combination...........................................................  I-5
 Other Canadian National Annual Meeting Matters............................ I-13
 Other Burlington Northern Santa Fe Annual Meeting Matters................. I-13
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA............................ I-14
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA....................... I-20
UNAUDITED COMPARATIVE PER SHARE DATA....................................... I-21
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS ................ I-22
RISK FACTORS............................................................... I-24
THE COMBINATION............................................................ I-25
  General.................................................................. I-25
  Background of the Combination............................................ I-26
  Our Reasons for the Combination.......................................... I-29
  Opinions of Financial Advisors........................................... I-37
  Accounting Treatment..................................................... I-60
  Material Tax Consequences of the Combination............................. I-60
  Regulatory Review and Approval........................................... I-72
  Dissent and Appraisal Rights............................................. I-76
  Securities Law Matters................................................... I-80
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION................ I-81
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS................ I-83
INTERESTS OF CERTAIN PERSONS IN THE COMBINATION............................ I-90
  Boards of Directors and Management....................................... I-90
  Retention and Severance Matters.......................................... I-91
THE COMPANIES.............................................................. I-94
  Canadian National Railway Company........................................ I-94
  Burlington Northern Santa Fe Corporation................................. I-94
  North American Railways, Inc............................................. I-94

THE COMBINATION AGREEMENT................................................  I-95
  Structure of the Combination...........................................  I-95
  Timing of Completion...................................................  I-95
  Combination Consideration..............................................  I-96
  Treatment of Stock Options; Other Stock-Based Awards...................  I-96
  Exchange of Shares.....................................................  I-97
  Canadian National and North American Railways Boards of Directors after the Combination is Completed..........................................  I-98
  Significant Covenants..................................................  I-98
  Representations and Warranties......................................... I-102
  Conditions to the Completion of the Combination........................ I-103
  Termination of the Combination Agreement and Termination Fees.......... I-104
  Other Expenses......................................................... I-106
  Amendments; Waivers.................................................... I-107
BURLINGTON NORTHERN SANTA FE TRANSACTION MECHANICS....................... I-107
NORTH AMERICAN RAILWAYS TRANSACTION MECHANICS............................ I-107
CANADIAN NATIONAL TRANSACTION MECHANICS.................................. I-108
  The Arrangement........................................................ I-108
  Fractional Shares...................................................... I-109
  Approval of the Quebec Superior Court and Completion of the
   Arrangement........................................................... I-110
  Procedures for Election and Exchange of Canadian National Common Share
   Certificates.......................................................... I-110
THE CO-OPERATION AGREEMENT............................................... I-112
  General................................................................ I-112
  Governance............................................................. I-112
  Capital Structure...................................................... I-113
  Amendments............................................................. I-115
THE STOCK OPTION AGREEMENTS.............................................. I-116
  General................................................................ I-116
  Stock Option Granted to Canadian National by Burlington Northern Santa
   Fe.................................................................... I-116
  Stock Option Granted to Burlington Northern Santa Fe by Canadian
   National.............................................................. I-117
CHAPTER TWO--INFORMATION ABOUT THE MEETINGS AND VOTING
  Matters Relating to the Meetings.......................................  II-1
  Vote Necessary to Approve the Proposal Related to the Combination .....  II-3

  Vote Necessary to Approve Canadian National Annual Meeting Proposals..    II-4
  Vote Necessary to Approve Other Burlington Northern Santa Fe Annual
   Meeting Matters......................................................    II-4
  Proxies...............................................................    II-4
  Other Business; Adjournments..........................................    II-6
CHAPTER THREE--COMPARISON OF SHAREHOLDER RIGHTS AND DESCRIPTION OF
 CAPITAL STOCK
COMPARISON OF SHAREHOLDER RIGHTS........................................   III-1
  Summary of Material Differences Between Current Rights of Canadian
   National and Burlington Northern Santa Fe Shareholders and Rights
   Those Shareholders Will Have as Shareholders of the Combined
   Companies After the Combination......................................   III-2
DESCRIPTION OF CANADIAN NATIONAL, BURLINGTON NORTHERN SANTA FE AND NORTH
 AMERICAN RAILWAYS CAPITAL STOCK........................................  III-27
  Canadian National.....................................................  III-27
  Burlington Northern Santa Fe..........................................  III-38
  North American Railways...............................................  III-41
  Transfer Agent and Registrar..........................................  III-43
  Stock Exchange Listing; Delisting and Deregistration of Burlington
   Northern Santa Fe Common Stock and Canadian National Common Shares...  III-43
LEGAL MATTERS...........................................................  III-43
EXPERTS.................................................................  III-43
CHAPTER FOUR--OTHER CANADIAN NATIONAL ANNUAL MEETING MATTERS
Election of Directors...................................................    IV-1
Corporate Governance....................................................    IV-3
Executive Compensation..................................................    IV-8
Appointment of Auditors.................................................   IV-22
Normal Course Issuer Bid................................................   IV-22
APPROVAL OF CIRCULAR BY DIRECTORS OF CANADIAN NATIONAL..................   IV-23

CHAPTER FIVE--OTHER BURLINGTON NORTHERN SANTA FE ANNUAL MEETING MATTERS
ELECTION OF DIRECTORS.....................................................  V-1
OTHER ANNUAL MEETING INFORMATION..........................................  V-4
GOVERNANCE OF THE COMPANY.................................................  V-5
STOCK OWNERSHIP IN THE COMPANY............................................  V-8
COMPENSATION COMMITTEE REPORT ON 1999 EXECUTIVE COMPENSATION.............. V-10
PERFORMANCE GRAPH......................................................... V-15
EXECUTIVE COMPENSATION.................................................... V-16
SHAREHOLDER PROPOSAL...................................................... V-21
OTHER BUSINESS............................................................ V-22
CHAPTER SIX--ADDITIONAL INFORMATION FOR SHAREHOLDERS
WHERE YOU CAN FIND MORE INFORMATION....................................... VI-1

 ANNEXES
  Annex A.. Combination Agreement
  Annex B.. Form of Plan of Arrangement
  Annex C.. Arrangement Resolution
  Annex D.. Burlington Northern Santa Fe Stock Option Agreement
  Annex E.. Canadian National Stock Option Agreement
  Annex F.. Opinion of Salomon Smith Barney Inc.
  Annex G.. Opinion of BMO Nesbitt Burns Inc.
  Annex H.. Opinion of Goldman, Sachs & Co.
  Annex I.. Interim Order and Notice of Application for Final Order
  Annex J.. Section 190 of the Canada Business Corporations Act
  Annex K.. Form of Voting and Exchange Trust Agreement
  Annex L.. Form of Co-Operation Agreement
  Annex M.. Form of Restated Certificate of Incorporation of North American
            Railways
  Annex N.. Canadian/U.S. GAAP Reconciliation and Reclassification
  Annex O.. North American Railways Consolidated Balance Sheet

                                  CHAPTER ONE
                                THE COMBINATION

                  QUESTIONS AND ANSWERS ABOUT THE COMBINATION


Q: What do I need to do now?

A: Just mail your signed proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares may be represented at your meeting. To assure that your vote is counted, please sign and return your proxy card even if you currently plan to attend your meeting in person. The board of directors of each of Canadian National and Burlington Northern Santa Fe recommends that its shareholders vote in favor of the combination.

Q: What do I do if I want to change my vote?

A: Just send in a later-dated, signed proxy card before your meeting as follows: in the case of Canadian National, to The Trust Company of Bank of Montreal at its Shareholder Services Department, 129 Saint-Jacques Street, Level A North, Montreal, Quebec H2Y 1L6, and, in the case of Burlington Northern Santa Fe, to First Chicago Trust Company, a division of EquiServe, at P.O. Box 8942, Edison, New Jersey 08818-9283. You may also change your vote by attending your meeting in person and voting. You may revoke your proxy by sending a notice of revocation to the appropriate Corporate Secretary at the address under "Summary--The Companies".

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the combination. You should, therefore, be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if your broker offers telephone or internet voting.

Q: What will happen if I don't vote?

A: Because the combination requires approval by a majority of the outstanding shares of Burlington Northern Santa Fe common stock, a Burlington Northern Santa Fe shareholder who does not give voting instructions to his or her broker will, in effect, be voting against the combination unless he or she appears in person at the Burlington Northern Santa Fe meeting and votes in favor of the combination. If you are a Canadian National shareholder and do not give voting instructions to your broker, this will have no effect on the outcome of the vote.

Q: Should I send in my share certificates now?

A: No. If the combination is completed, we will send Canadian National and Burlington Northern Santa Fe shareholders written instructions for exchanging their share certificates.

Q: What happens to my future dividends?

A: We expect no changes in Burlington Northern Santa Fe's dividend policies before the combination. Canadian National's board of directors has approved an increase of its annual dividend to Canadian $0.70 per share in 2000. As a result, Burlington Northern Santa Fe and Canadian National dividends are substantially identical. Canadian National and Burlington Northern Santa Fe have agreed to coordinate dividend payments prior to the completion of the combination to ensure fair treatment of both companies' shareholders. We expect that North American Railways and, with respect to its exchangeable shares, Canadian National, will pay quarterly dividends after the combination. Upon completion of the combination, North American Railways and Canadian National will enter into an agreement providing that holders of North American Railways common stock and Canadian National exchangeable shares will receive identical dividends on the same date. Dividends on Canadian National exchangeable shares may be paid in Canadian dollars, however.

The ability of Burlington Northern Santa Fe, Canadian National and North American Railways to pay dividends in the future will depend on business conditions, the combined companies' financial condition and earnings and other factors. After the combination, however, the shareholders of the combined companies will in all cases receive

Chapter One--The Combination


equivalent dividends regardless of which company's securities they hold. To compare past dividends paid by each of Canadian National and Burlington Northern Santa Fe, see "Comparative Per Share and Market Price and Dividend Information".

Q: Why will the securities I receive in the combination be "stapled" together?

A: Issuing "stapled" securities in the combination helps ensure that North American Railways and Canadian National will operate as a single economic enterprise for the benefit of our combined shareholder group after the combination is completed. The structure of the combination is also designed to comply with Canadian legal requirements that, among other things, prohibit any person and that person's associates from holding more than 15% of the voting rights in Canadian National, while ensuring that the combination will be tax-efficient for each company's shareholders.

Q: When do you expect the combination to be completed?

A: We are working to complete the combination as quickly as possible. In addition to shareholder approvals, we must obtain regulatory approvals, including the approval of the U.S. Surface Transportation Board and the approval of the Quebec Superior Court. We hope to complete the combination by mid-2001.

Q: Whom do I call if I have questions about voting, the meetings or the combination?

A: Canadian National shareholders may call Georgeson Shareholder Communications Canada at 1-800-890-1037 in Canada and Innisfree M&A Inc. at 1-877-750-5836 in the United States from 8:30 a.m. to 8:00 p.m., Eastern Time, Monday through Friday.

Burlington Northern Santa Fe shareholders may call Georgeson Shareholder Communications Inc. at1-800-223-2064 from 8:30 a.m. to 8:00 p.m., Eastern Time, Monday through Friday.

                                                   Chapter One--The Combination


                                    SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the combination fully and for a more complete description of the legal terms of the combination, you should carefully read this document and the other documents to which we have referred you. See "Chapter Six--Additional Information for Shareholders--Where You Can Find More Information".

The Companies

Canadian National Railway Company
935 de La Gauchetiere Street West
Montreal, Quebec H3B 2M9
(514) 399-5430

Canadian National, directly and through its subsidiaries, is engaged primarily in the rail transportation business. Canadian National spans Canada and mid-America, from the Atlantic and Pacific oceans to the Gulf of Mexico, serving the Canadian ports of Vancouver, Prince Rupert, Montreal and Halifax and Gulf of Mexico ports in New Orleans, Louisiana and Mobile, Alabama, and the key cities of Vancouver, Edmonton, Calgary, Winnipeg, Montreal, Toronto, Buffalo, Chicago, Detroit, Memphis, St. Louis and Jackson, Mississippi, with connections to all points in North America. Canadian National's revenues are derived from the movement of a diversified and balanced portfolio of goods, including petroleum and chemicals, grain and fertilizers, coal, metals and minerals, forest products, automotive and intermodal--the hauling of freight, usually in containers or truck trailers, through a combination of different modes of transportation such as rail, truck or water carriers.

Burlington Northern Santa Fe Corporation
2650 Lou Menk Drive
Fort Worth, Texas 76131
(817) 333-2000

Burlington Northern Santa Fe is engaged primarily in rail transportation through its principal operating subsidiary, The Burlington Northern and Santa Fe Railway Company, which operates one of the largest railway networks in the United States. Burlington Northern Santa Fe's system covers 28 states in the western two-thirds of the United States and two Canadian provinces. Burlington Northern Santa Fe serves all major ports in the western United States and certain Gulf of Mexico ports and has Mexican and Canadian gateways and important gateways to the eastern United States. Burlington Northern Santa Fe derives a substantial portion of its revenues from intermodal transportation-- the hauling of freight, usually in containers or truck trailers, through a combination of different modes of transportation such as rail, truck or water carriers--and the transportation of coal and agricultural commodities. Other significant aspects of Burlington Northern Santa Fe's business include the transportation of chemicals, forest products, consumer goods, metals, minerals and automobiles and automobile parts.

Reasons for the Combination

This end-to-end combination of the rail networks of Canadian National and Burlington Northern Santa Fe is intended to build on the strengths of both companies. As a result of our combination, we believe we will offer to customers the most extensive rail network in North America, with new single-line north-south traffic routes, high-quality, efficient service and low implementation risk. As an end-to-end combination, the two railroads generally connect with each other at their end points in western Canada, the upper Midwest, Chicago and the Mississippi valley with few parallel or overlapping routes. This makes the combination easier to implement operationally because there are few redundant facilities and operations. We also believe that we can coordinate our operations without significant risk of service disruptions because we use similar transportation information systems to manage the operations of our two

Chapter One--The Combination


railroads, and we have both successfully completed mergers in recent years. We expect our enhanced services to increase revenues by attracting additional traffic from existing and new customers and to permit cost reductions through new economies of scale and scope. As a result, we believe the combined companies will be able to create substantially more shareholder value than could be achieved by the companies individually. Of course, these benefits depend on our ability to obtain the necessary approvals for the combination, to coordinate successfully the businesses of Canadian National and Burlington Northern Santa Fe after the combination, to achieve anticipated synergies and on other uncertainties described under "--Cautionary Statement Concerning Forward-Looking Statements" and "--Risk Factors".

We currently estimate that the annual impact on operating income of the anticipated synergies from the combination will be between $500 million and $600 million. These synergies are expected to be realized about evenly over the first three years after the combination is completed. We currently expect the combination to be accretive to earnings per share of both companies from the first year following the combination, and to reach 12% to 17% accretion by the third year of combined operations. Shareholders should read the information on pages I-32 through I-34 for information on the assumptions underlying these estimates and the uncertainties that are relevant to whether we can achieve the estimated synergies. For the reasons set forth on pages I-32 through I-34, shareholders should not place undue weight on these estimates.

To review each company's reasons for the combination in greater detail, see "The Combination--Our Reasons for the Combination".

What the Combination Will Mean for Our Customers

We believe the combination will help us meet the ever-increasing transportation requirements of our customers by allowing us to increase the level of service and efficiency of our operations. We also believe that the combination will enhance the competitiveness of our two companies in the markets that we can jointly serve. We expect that this increased competitiveness will benefit customers, attract new traffic and permit increases in the efficiency of joint operations that would not be possible without the combination. Because we will retain the essential integrity of each company's operations and because our companies' service territories generally do not overlap, we expect to be able to implement the combination without any significant risk of service disruptions similar to those that followed certain recent railroad transactions.

Recommendations to Shareholders

To Canadian National Shareholders:

Canadian National's board of directors believes that the combination is fair to you and in your best interest and unanimously recommends that you approve the combination by voting FOR the plan of arrangement that is part of the combination.

To Burlington Northern Santa Fe Shareholders:

Burlington Northern Santa Fe's board of directors believes that the combination is advisable for you and unanimously recommends that you vote FOR the approval of the combination agreement and the transactions that it contemplates, including the merger of a wholly owned subsidiary of North American Railways with and into Burlington Northern Santa Fe, with the result that Burlington Northern Santa Fe will become a wholly owned subsidiary of North American Railways.

Interests of Officers and Directors in the Combination (see pages I-90 to I-93)

When you consider the recommendation of each of the Canadian National and Burlington Northern Santa Fe boards of directors that their shareholders vote in favor of the combination, you should be aware that a number of Canadian National and Burlington Northern Santa Fe officers and directors may have interests in the combination different from, or in addition to, your interests.

                                                   Chapter One--The Combination



Shareholder approval of the combination agreement will constitute a change of control under Burlington Northern Santa Fe's executive severance agreements and, upon a qualifying termination of employment, trigger severance payments under those agreements. If qualifying terminations were made after shareholder approval, the estimated amounts of the payments that would be payable to Burlington Northern Santa Fe's five most highly compensated executive officers under their respective severance agreements would be as follows:

Robert D. Krebs...................................................... $  108,333
Matthew K. Rose...................................................... $4,656,598
Charles L. Schultz................................................... $3,793,546
Jeffrey R. Moreland.................................................. $3,307,397
Thomas N. Hund....................................................... $3,500,105

Two other executive officers would receive payments estimated to be $2,858,015 and $1,626,554, respectively, under their agreements.

These estimates are based on current compensation levels and do not include the value of stock options and restricted stock awards that would automatically vest if severance payments were triggered.

Completion of the combination will, among other things, accelerate the vesting of, and lapse of restrictions and restricted periods applicable to, specific grants of Burlington Northern Santa Fe stock options outstanding and Burlington Northern Santa Fe restricted stock awards (other than performance-based awards) issued to Burlington Northern Santa Fe's executive officers. If the combination were completed on July 1, 2001, the number of outstanding stock options and shares of restricted stock for which acceleration would occur for Burlington Northern Santa Fe's five most highly compensated executive officers would be as follows:

Stock Options

Robert D. Krebs................................................... 33,000 shares
Matthew K. Rose................................................... 33,334 shares
Charles L. Schultz................................................ 25,000 shares
Jeffrey R. Moreland...............................................      0 shares
Thomas N. Hund.................................................... 25,000 shares

Restricted Stock

Robert D. Krebs................................................... 58,401 shares
Matthew K. Rose................................................... 27,136 shares
Charles L. Schultz................................................  5,090 shares
Jeffrey R. Moreland............................................... 10,679 shares
Thomas N. Hund.................................................... 24,984 shares

Acceleration of the vesting of, options to purchase an aggregate of 16,667 shares, and of lapse of restrictions applicable to 19,856 shares of restricted stock, would occur for two other executive officers.

Shareholder approval of the combination will accelerate the vesting of all Canadian National outstanding stock options and deferred stock rights granted prior to the announcement of the combination (other than performance-based options), to the extent not previously vested. If Canadian National securityholders approve the combination at their annual and special meeting, the number of outstanding Canadian National stock options and deferred stock rights for which acceleration of vesting would occur for Canadian National's five most highly compensated executive officers would be as follows:

Stock Options

Paul M. Tellier................................................... 55,167 shares
E. Hunter Harrison................................................ 30,000 shares
Torrance Wylie....................................................      0 shares
Jack T. McBain.................................................... 15,167 shares
Keith L. Heller................................................... 13,917 shares

Deferred Stock Rights

Paul M. Tellier................................................... 30,000 rights
E. Hunter Harrison................................................      0 rights
Torrance Wylie....................................................      0 rights
Jack T. McBain.................................................... 10,560 rights
Keith L. Heller................................................... 10,560 rights

The Combination

The combination agreement, as amended and restated, is attached as Annex A. We encourage you to read the combination agreement because it is the legal document that governs the combination.

Chapter One--The Combination

The Structure (see page I-95)

To comply with Canadian legal requirements while ensuring that the transaction will be tax-efficient for shareholders, the combined enterprise will consist of two public companies as follows:



                              [GRAPH APPEARS HERE]

The CN Commercialization Act, a statute of Canada that governs Canadian National, requires, among other things, that the articles of continuance of Canadian National provide that no person together with that person's associates may hold or control more than 15% of the voting rights in Canadian National. The structure for the combination of Burlington Northern Santa Fe and Canadian National shown in the above chart and the ongoing corporate governance arrangements for the two companies described in this document ensure that Canadian National will remain in compliance with the CN Commercialization Act after the combination is completed by, among other things, prohibiting any person from acquiring more than 15% of the voting rights in either Canadian National or North American Railways. One aspect of the structure is that North American Railways' certificate of incorporation will include a provision limiting ownership of its voting shares in the same manner that ownership of Canadian National's voting shares is limited by the CN Commercialization Act.

After the combination is completed, North American Railways and Canadian National will operate under various arrangements intended to ensure that the two companies function as a single economic enterprise for the benefit of all shareholders. See "The Combination Agreement--Structure of the Combination" for a more complete diagram of the structure.

What Burlington Northern Santa Fe Shareholders Will Receive (see page I-96)

As a result of the combination, Burlington Northern Santa Fe shareholders will receive, for each share of Burlington Northern Santa Fe common stock, one share of North American Railways common stock and one Canadian National voting share. The Canadian National voting shares issued in the combination will represent only the right to vote on matters submitted to Canadian National shareholders and will not have dividend rights. Each share of North American Railways common stock and each Canadian National voting share will be "stapled" together, will not be independently transferable and will trade as a single security.

What Canadian National Shareholders Will Receive (see page I-96)

   As a result of the combination, Canadian National shareholders may elect to receive, for each Canadian National common share, either of the following:

  . 1.05 shares of North American Railways common stock and 1.05 Canadian National voting shares; or

  . 1.05 Canadian National exchangeable shares and 1.05 Canadian National voting shares. The Canadian National exchangeable shares will be exchangeable at any time on a one-for-one basis for shares of North American Railways common stock. Canadian National shareholders electing this option will also

                                                   Chapter One--The Combination


    receive an interest in a trust entitling the holder to voting rights in North American Railways equivalent to the voting rights of holders of North American Railways common stock. We sometimes refer to the voting rights of holders of exchangeable shares and the right of holders of exchangeable shares to exchange their shares for North American Railways common stock as "ancillary rights" in this document.

The securities to be issued to Canadian National shareholders under either of the options outlined above will be "stapled" together, will not be independently transferable and will trade as a single security.

In connection with any exchange of a Canadian National exchangeable share, the exchanging shareholder will retain the related Canadian National voting shares, which will be "stapled" to the North American Railways common stock issued upon the exchange, and will relinquish his or her voting rights in North American Railways represented by the trust interests.

If you are a Canadian National shareholder but are not a Canadian resident for Canadian tax purposes, we will assume you have elected the first option outlined above unless you expressly elect the second option. If you are a Canadian resident, we will assume you have elected the second option outlined above unless you expressly elect the first option.

Neither North American Railways nor Canadian National will issue any fractional shares to Canadian National shareholders. Canadian National shareholders will receive a check in the amount of the proceeds from the sale of their fractional shares in the market.

In this document, we sometimes refer to the 1.05 exchange ratio mentioned above as the "exchange ratio".

Combination Mechanics (see pages I-107 to I-111)

Canadian National Arrangement

To implement the combination, Canadian National will effect a plan of arrangement under Canadian law. A plan of arrangement is a procedure under the Canada Business Corporations Act for achieving complex fundamental changes involving capital reorganizations, amalgamations, securities exchanges and other similar changes that a company cannot practically achieve under other provisions of the Canada Business Corporations Act. The plan of arrangement will provide for the authorization and issuance of securities of Canadian National to be issued to Canadian National and Burlington Northern Santa Fe shareholders pursuant to the combination agreement and the plan of arrangement. The Quebec Superior Court must approve the plan of arrangement before it can become effective.

Burlington Northern Santa Fe Merger

To implement the combination, a wholly owned subsidiary of North American Railways will merge with and into Burlington Northern Santa Fe under Delaware law. Burlington Northern Santa Fe will continue as the surviving corporation of the merger. As a result of the merger, Burlington Northern Santa Fe will be a wholly owned subsidiary of North American Railways.

Amendments to North American Railways' Certificate of Incorporation

Immediately prior to the completion of the combination, we will amend North American Railways' certificate of incorporation in several ways, including the following:

  . a limitation that no person and that person's associates may hold more than 15% of the voting rights in North American Railways;

  . a requirement that members of North American Railways' board of directors also be members of Canadian National's board of directors;

Chapter One--The Combination



  . a requirement that the head office of North American Railways be located in the Montreal Urban Community, Quebec, Canada; and

  . a restriction on the transferability of North American Railways common stock that will ensure that shares of North American Railways common stock and Canadian National voting shares are traded as a single stapled security.

Each of these provisions of North American Railways' certificate of incorporation will be subject to amendment restrictions that will provide, among other things, that the provision cannot be amended without the unanimous approval of North American Railways' board of directors and the affirmative vote of at least 85% of the votes cast by North American Railways shareholders.

Comparative Per Share Market Price Information (see page I-81)

The following table provides the closing per share prices of Burlington Northern Santa Fe common stock and Canadian National common shares, as reported by The Wall Street Journal, on:

 . December 17, 1999--the last full trading day prior to the public announcement of the proposed combination; and

 . March 9, 2000--the last full trading day before the date of this document.

                                                             Burlington
                                                              Northern  Canadian
                                                              Santa Fe  National
                                                               common    common
Date                                                           stock     shares
----                                                         ---------- --------
December 17, 1999...........................................   $28.38    $29.75
March 9, 2000...............................................   $19.75    $24.13

Listing of Stapled Securities

The New York Stock Exchange has conditionally approved the listing of the stapled securities consisting of North American Railways common stock and Canadian National voting shares, subject to official notice of issuance and approval of the combination by the shareholders of Canadian National and Burlington Northern Santa Fe. We expect that the stapled security consisting of North American Railways common stock and Canadian National voting shares will be listed on the New York Stock Exchange, The Chicago Stock Exchange and the Pacific Exchange under the ticker symbol "NAR". The Toronto Stock Exchange has conditionally approved the listing of the stapled security consisting of North American Railways common stock and Canadian National voting shares under the ticker symbol "NAR", subject to the requirements of that exchange and reconsideration by The Toronto Stock Exchange if there is any material change to the terms of the combination. The Toronto Stock Exchange has also conditionally approved the listing of the stapled security consisting of Canadian National exchangeable shares and Canadian National voting shares under the ticker symbol "CNR", subject to the requirements of that exchange and reconsideration by The Toronto Stock Exchange if there is any material change to the terms of the combination.

Ownership after the Combination

After the combination, the economic and voting rights of North American Railways public shareholders and Canadian National public shareholders will effectively be identical. Based on the number of Canadian National and Burlington Northern Santa Fe shares outstanding on February 29, 2000, and without taking into account stock options, other equity-based awards or subsequent issuances or repurchases of stock, Canadian National shareholders will own approximately one-third and Burlington Northern Santa Fe shareholders will own approximately two-thirds of the combined companies' publicly traded shares immediately after the combination is completed.

Shareholder Vote Required to Approve the Combination

For Canadian National shareholders and optionholders: Approval of the combination requires the affirmative vote of two-thirds of the votes cast at

                                                   Chapter One--The Combination


a meeting of holders of Canadian National common shares and holders of Canadian National stock options (other than the stock option granted to Burlington Northern Santa Fe described below), voting together as a single class.

For Burlington Northern Santa Fe shareholders: Approval of the combination agreement and the transactions that it contemplates, including the merger of a wholly owned subsidiary of North American Railways with and into Burlington Northern Santa Fe, requires the affirmative vote of a majority of the shares of Burlington Northern Santa Fe common stock outstanding and entitled to vote.

Dissent and Appraisal Rights (see pages I-76 to I-79)

Holders of Canadian National common shares are entitled to exercise dissent rights in connection with the combination in accordance with Canadian law.

Holders of Burlington Northern Santa Fe common stock are not entitled to appraisal rights in connection with the combination.

Board of Directors and Officers after the Combination (see page I-98)

We have designed the governance arrangements for the combined companies to implement a key principle of the transaction: that Canadian National and North American Railways operate as a single economic enterprise for the benefit of all shareholders after we have completed the combination. In furtherance of this objective, the board of directors of each company and senior management of the combined enterprise will be identical.

Under Canadian law, a majority of Canadian National's directors must be resident Canadians. Following the combination, this requirement will effectively apply to North American Railways as well. It is possible that this Canadian legal requirement could become more or less restrictive in the future.

Initially, the board of directors of each company will consist of 15 individuals, including six members drawn from each of the current Canadian National and Burlington Northern Santa Fe boards of directors and three new appointees, who are identified in "The Combination Agreement--Canadian National and North American Railways Boards of Directors after the Combination is Completed". Robert D. Krebs, Chairman and Chief Executive Officer of Burlington Northern Santa Fe, will be the initial Chairman of North American Railways and Canadian National after the combination is completed, and Paul M. Tellier, President and Chief Executive Officer of Canadian National, will be the President and Chief Executive Officer of those companies.

Accounting Treatment

North American Railways will account for the combination using the purchase method of accounting. Under this method, North American Railways will prepare its financial statements reflecting the assets and liabilities of Burlington Northern Santa Fe at their historical cost basis and the fair value of the North American Railways common stock issued or issuable to the Canadian National shareholders will be allocated to the assets and liabilities of Canadian National based on their relative fair value. Following the combination, Canadian National will continue to prepare its financial statements on Canadian National's historical cost basis.

Material Income Tax Consequences of the Combination (see pages I-60 to I-72)

We expect that, for U.S. federal income tax purposes, the combination will be a tax-free transaction to Burlington Northern Santa Fe shareholders, except that income or gain may be recognized to the extent of the fair market value of the Canadian National voting shares received in the combination. Similarly, we expect that the transaction will be tax-free to Canadian National shareholders, except to the extent that shareholders receive cash instead of a fractional stapled security.

Chapter One--The Combination



For Canadian federal income tax purposes, a holder of Canadian National common shares who is a Canadian resident will not realize a capital gain or loss on the exchange of Canadian National common shares for Canadian National voting shares and exchangeable shares if:

  .  the holder holds Canadian National shares as capital property; and

  . the adjusted cost base to the holder of the Canadian National common shares exchanged exceeds the sum of (1) the fair market value of the ancillary rights and (2) any cash received by the holder instead of a fractional stapled security.

A holder of Canadian National common shares who is a Canadian resident, holds his or her Canadian National common shares as capital property and exchanges his or her shares for North American Railways common shares will generally realize a capital gain or loss equal to the difference between:

  . the fair market value of the North American Railways common shares acquired, reduced by any reasonable costs of disposition; and

  . the adjusted cost base to the holder of the Canadian National common shares exchanged.

You should carefully read the discussion set forth under "The Combination-- Material Tax Consequences of the Combination" for a more complete description of the material U.S. federal and Canadian federal income tax consequences of the combination and the ownership of stapled securities, which qualifies the information set forth above.

The foregoing summary of income tax considerations is intended as a general summary and does not discuss all of the facts and circumstances that may affect the tax liability of particular shareholders. Therefore, all securityholders are urged to consult their tax advisors. No advance income tax rulings from any governmental agencies have been or will be sought or obtained with respect to the combination or any aspect of the combination.

Conditions to the Completion of the Combination (see pages I-103 to I-104)

We will not be able to complete the combination unless a number of conditions are met, including the following:

  . the shareholders of Canadian National and Burlington Northern Santa Fe must vote to approve the combination;

  .  the U.S. Surface Transportation Board must approve the combination;

  .  we must receive assurances under the Competition Act (Canada);

  .  the Quebec Superior Court must approve the plan of arrangement;

  . The Toronto Stock Exchange and the New York Stock Exchange, as appropriate, must approve the listings of the stapled securities to be issued to Canadian National and Burlington Northern Santa Fe shareholders;

  . there must be no legal constraints that prevent us from completing the combination;

  . we must receive opinions from Canadian National's and Burlington Northern Santa Fe's U.S. tax counsel confirming that the combination will not result in the recognition of income, gain or loss by our shareholders for U.S. federal income tax purposes, except for the receipt of cash instead of fractional stapled securities by Canadian National shareholders and the receipt of Canadian National voting shares by Burlington Northern Santa Fe shareholders;

  . there must be no material adverse change with respect to the other party from December 31, 1998 other than changes applicable to the railroad industry in general or changes in the economy or securities markets in general, including economic or political developments;

                                                   Chapter One--The Combination



  . the representations and warranties made by the other party must be accurate to the degree required by the combination agreement; and

  .  the other party must perform the obligations it is required to perform.

Amendments and Waivers

Before the combination is completed, we may amend the combination agreement, to the fullest extent allowed by law, if both parties sign a written amendment. Either party may also waive any provision of the combination agreement in writing.

Regulatory Approvals (see pages I-72 to I-76)

The combination is subject to approval by the U.S. Surface Transportation Board. We and our railroad subsidiaries plan to file an application seeking U.S. Surface Transportation Board approval for the transaction. Setting aside a long-standing rule limiting the scope of its review to the competitive and other effects of a pending transaction on previously approved rail consolidation transactions, the U.S. Surface Transportation Board has decided in our case that it will also consider evidentiary submissions regarding the effects of future rail merger transactions that are likely to follow in the wake of our transaction in judging whether our transaction is consistent with the public interest. The U.S. Surface Transportation Board has the authority to impose conditions on its approval of the transaction to alleviate competitive or other concerns.

The combination is also subject to compliance with the Competition Act (Canada). We intend to apply to the Commissioner of Competition under the Competition Act (Canada) for an advance ruling certificate.

The combination also requires approval by the Quebec Superior Court. Canadian National will submit a plan of arrangement to the Quebec Superior Court to confirm that, among other things, the combination is fair and reasonable to Canadian National securityholders.

Termination of the Combination Agreement (see pages I-104 to I-105)

Either Canadian National or Burlington Northern Santa Fe may terminate the combination agreement if any of the following occurs:

  .  we do not complete the combination by December 31, 2002;

  .  a law or final court order prohibits the combination;

  . the Quebec Superior Court fails to issue an interim order and a final order relating to the plan of arrangement;

  . Canadian National or Burlington Northern Santa Fe shareholders do not give the required approvals; or

  . the U.S. Surface Transportation Board issues a decision that disapproves the combination or one that imposes conditions that would significantly and adversely affect the economic benefits of the combination to Burlington Northern Santa Fe, Canadian National and their shareholders, taken as a whole.

Canadian National may terminate the combination agreement if either of the following occurs:

  . the Burlington Northern Santa Fe board of directors withdraws or changes its recommendation to Burlington Northern Santa Fe shareholders in favor of the combination in a manner adverse to Canadian National; or

  . Burlington Northern Santa Fe breaches any representation, warranty, covenant or agreement, and the breach cannot be fixed or has not been fixed by December 31, 2002.

Burlington Northern Santa Fe may terminate the combination agreement if either of the following occurs:

  . the Canadian National board of directors withdraws or changes its recommendation

Chapter One--The Combination


    to Canadian National shareholders in favor of the combination in a manner adverse to Burlington Northern Santa Fe; or

  . Canadian National breaches any representation, warranty, covenant or agreement and the breach cannot be fixed or has not been fixed by December 31, 2002.

Burlington Northern Santa Fe and Canadian National may mutually agree to terminate the combination agreement.

Termination Fees (see page I-105 to I-106)

Burlington Northern Santa Fe must pay Canadian National a termination fee of $450 million in cash if:

  . the combination agreement is terminated because a third party has made a proposal for an alternative transaction with Burlington Northern Santa Fe and Burlington Northern Santa Fe shareholders do not vote in favor of the combination; or

  . the combination agreement is terminated by Canadian National because Burlington Northern Santa Fe's board of directors changed its recommendation to Burlington Northern Santa Fe shareholders in favor of the combination in a manner adverse to Canadian National or because Burlington Northern Santa Fe breached its obligations not to solicit and respond to proposals for alternative transactions.

Canadian National must pay Burlington Northern Santa Fe a termination fee of $200 million in cash if:

  . the combination agreement is terminated because a third party has made a proposal for an alternative transaction with Canadian National and Canadian National shareholders do not vote in favor of the combination; or

  . the combination agreement is terminated by Burlington Northern Santa Fe because Canadian National's board of directors changed its recommendation to Canadian National shareholders in favor of the combination in a manner adverse to Burlington Northern Santa Fe or because Canadian National breached its obligations not to solicit and respond to proposals for alternative transactions.

Burlington Northern Santa Fe must pay Canadian National a termination fee of $300 million in cash if Burlington Northern Santa Fe terminates the combination agreement because it believes the conditions imposed by the U.S. Surface Transportation Board would significantly and adversely affect the benefits of the combination to Burlington Northern Santa Fe, Canadian National and their shareholders, but Canadian National is willing to complete the combination anyway.

Canadian National must pay Burlington Northern Santa Fe a termination fee of $150 million in cash if Canadian National terminates the combination agreement because it believes the conditions imposed by the U.S. Surface Transportation Board would significantly and adversely affect the benefits of the combination to Burlington Northern Santa Fe, Canadian National and their shareholders, but Burlington Northern Santa Fe is willing to complete the combination anyway.

Stock Option Agreements

In connection with the combination agreement, Canadian National and Burlington Northern Santa Fe entered into reciprocal stock option agreements under which each party granted to the other an option to purchase at the market price at the time of exercise up to 12.5% of the granting party's outstanding common stock. Each option is exercisable under the same circumstances in which the exercising party is entitled to receive the termination fee ($450 million or $200 million, as applicable) referred to above. The stock option agreements are attached as Annex D and Annex E. We encourage you to read these agreements.

                                                   Chapter One--The Combination

Opinions of Financial Advisors (see pages I-37 through I-60)

In deciding to approve the combination, the boards of directors of each of Canadian National and Burlington Northern Santa Fe considered the opinions of their financial advisors. Canadian National received opinions from Salomon Smith Barney Inc. and BMO Nesbitt Burns (formerly Nesbitt Burns Inc.) on the fairness from a financial point of view of the exchange ratio as of December 18, 1999 to the holders of Canadian National common shares. Burlington Northern Santa Fe received an opinion from Goldman, Sachs & Co. on the fairness from a financial point of view of the exchange ratio as of December 18, 1999 to the holders of the outstanding shares of Burlington Northern Santa Fe common stock. These opinions are attached as Annex F, Annex G and Annex H. We encourage you to read these opinions in their entirety.

Since January 1, 1998, Salomon Smith Barney and Nesbitt Burns have earned compensation from Canadian National for various investment banking services provided to Canadian National, excluding compensation relating to the combination, of approximately $1,300,000 and $5,000,000, respectively.

Since January 1, 1998, Goldman Sachs has earned compensation from Burlington Northern Santa Fe for various investment banking services provided to Burlington Northern Santa Fe, excluding compensation relating to the combination, of approximately $2,032,000.

Other Canadian National Annual Meeting Matters

At the Canadian National meeting, Canadian National is also asking its common shareholders to:

  . receive Canadian National's 1999 consolidated financial statements and the report of the auditors;

  .  elect directors to the Canadian National board of directors; and

  .  appoint Canadian National's auditors.

Approval of the election of directors and approval of the appointment of the auditors is by simple majority of the shares present or represented by proxy and entitled to vote at the meeting.

Approval by Canadian National shareholders of these other annual meeting matters is not a condition to completion of the combination. Approval of the combination is not a condition to approval of these other annual meeting proposals.

Other Burlington Northern Santa Fe Annual Meeting Matters

At the Burlington Northern Santa Fe meeting, Burlington Northern Santa Fe is also asking its shareholders to:

  . elect fourteen directors to Burlington Northern Santa Fe's board of directors; and

  . consider other matters, including the shareholder proposal described in Chapter Five, if they are properly presented and in order.

Nominees for election as Burlington Northern Santa Fe directors will be elected by a plurality of the votes cast at the meeting. The fourteen nominees receiving the greatest number of votes will be elected. Approval of all other matters submitted to Burlington Northern Santa Fe shareholders, including shareholder proposals, will require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting.

Approval by Burlington Northern Santa Fe shareholders of these other annual meeting matters is not a condition to completion of the combination. Approval of the combination is not a condition to approval of these other annual meeting matters.

Chapter One--The Combination


                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The following tables present selected historical consolidated financial data of Canadian National and Burlington Northern Santa Fe for each of the previous five years. This information has been derived from, and should be read in conjunction with, each company's annual audited consolidated financial statements and related notes, which are incorporated by reference in this document.

   The results for certain periods for which selected historical consolidated financial data are provided include the impact of various special items. The affected periods, together with a description of the nature and financial impact of each special item, are set forth after each table. Per share amounts are net of tax. The data presented is not necessarily indicative of results to be expected in the future.

                                                   Chapter One--The Combination


                Selected Historical Consolidated Financial Data
                     for Canadian National Railway Company
                                 U.S. GAAP (a)
                  (Dollars in millions, except per share data)

                                      At or for Year Ended December 31,
                                 ----------------------------------------------
                                  1999   1999(b)   1998    1997   1996    1995
                                 ------- -------  ------- ------ ------  ------
                                  Cdn$     US$     Cdn$    Cdn$   Cdn$    Cdn$
Income Statement Data
 Revenues....................... $ 5,236 $ 3,524  $ 4,078 $4,283 $3,911  $3,862
 Income (loss) from continuing
  operations....................     746     502      224    469    848  (1,017)
 Discontinued operations,
  extraordinary items and
  cumulative effect of changes
  in accounting policies........       5       3       42    571     (2)    (31)
 Net income (loss)..............     751     505      266  1,040    846  (1,048)
Per Share Data (c)
 Income (loss) from continuing
  operations
  Basic......................... $  3.78 $  2.54  $  1.22 $ 2.75 $ 4.99  $(6.32)
  Diluted.......................    3.71    2.50     1.21   2.72   4.94   (6.32)
 Discontinued operations,
  extraordinary items and
  cumulative effect of changes
  in accounting policies........
  Basic.........................    0.03    0.02     0.23   3.36  (0.01)  (0.19)
  Diluted.......................    0.03    0.02     0.23   3.31  (0.01)  (0.19)
 Net income (loss)
  Basic.........................    3.81    2.56     1.45   6.11   4.98   (6.51)
  Diluted.......................    3.74    2.52     1.44   6.03   4.93   (6.51)
 Book value.....................   30.25   20.96    26.31  23.43  17.85   13.20
 Cash dividends declared (d)....  0.6000  0.4038   0.5300 0.4600 0.4000      --
Balance Sheet Data
 Total assets................... $16,430 $11,384  $11,952 $7,999 $6,761  $5,903
 Total debt, including current
  portion, convertible preferred
  securities and commercial
  paper.........................   4,553   3,155    4,128  1,671  1,496   1,572
 Shareholders' equity...........   6,122   4,242    5,045  4,010  3,032   2,243

--------
(a) Canadian National's consolidated financial statements, from which the above data is derived, are prepared on the basis of U.S. GAAP, which are different in some respects from its Canadian GAAP financial statements, principally in the treatment of track replacement costs, expenditures for bridges and other structures and freight cars, foreign exchange, pension and post-retirement costs, loss on extinguishment of long-term debt, stock-based compensation, joint ventures, convertible preferred securities and reorganization of shareholders' equity. See Annex N for a reconciliation of Canadian/U.S. GAAP for the years ended December 31, 1999, 1998, 1997, 1996 and 1995.

     During 1999, Canadian National reclassified certain revenue and expense items. See Annex N for the effect in years 1998, 1997, 1996 and 1995.

(b) Canadian National's reporting currency is the Canadian dollar. For the Income Statement and Per Share Data, with the exception of book value per share data, Canadian dollar amounts have been translated into U.S. dollars at the rate of $0.6730 per Canadian dollar, which was the average of the Bank of Canada rates for the year ended December 31, 1999. For the Balance Sheet Data and book value per share data, Canadian dollar amounts have been translated into U.S. dollars at the rate of $0.6929 per Canadian dollar, which was the closing rate of the Bank of Canada at December 31, 1999.

Chapter One--The Combination


(c) Per Share Data has been restated to reflect the two-for-one stock split on September 27, 1999.

(d) Canadian National's board of directors has approved an increase of its annual dividend to Cdn$0.70 per share ($0.49 per share based on the closing rate of the Bank of Canada at December 31, 1999) for the year 2000.

Year Ended December 31,


 1999 Results include the cumulative effect of changes in capitalization policies for certain expenditures relating to improvements of bridges and other structures and freight cars. The cumulative effect of the change in accounting policy increased net income by $42 million (Cdn$62 million), or $0.21 (Cdn$0.31) per diluted share.


      Results also include the cumulative effect of the change in accounting policy relating to the method of accounting for employee injury costs
      (including compensation, healthcare and administration costs) to reflect all elements of such costs based on actuarially developed estimates of the ultimate cost associated with employee injuries. The cumulative effect of the change in accounting policy decreased net income by $39 million (Cdn$57 million), or $0.19 (Cdn$0.28) per diluted share.


 1998 Results include the cumulative effect of the change in accounting policy relating to pension and post-retirement benefit costs which increased net income by Cdn$42 million, or Cdn$0.23 per diluted share.


      Results also include a pre-tax special charge of Cdn$590 million (Cdn$345 million after tax, or Cdn$1.87 per diluted share) relating to workforce reductions.


 1997 Results include the cumulative effect of the change in accounting policy to capitalize the labor, material and related overheads of track replacement costs. The cumulative effect of the change in accounting policy increased net income by Cdn$589 million, or Cdn$3.42 per diluted share.


      Results also include discontinued operations which decreased net income by Cdn$18 million, or Cdn$0.11 per diluted share.


 1996 Results include a pre-tax special charge of Cdn$365 million (Cdn$207 million after tax, or Cdn$1.21 per diluted share) relating to workforce reductions.


      Net income also includes an increase of Cdn$708 million, or Cdn$4.12 per diluted share, relating to the reversal of the valuation allowance for deferred income taxes.


      Net income also includes an extraordinary charge of Cdn$16 million, or Cdn$0.09 per diluted share, related to the early retirement of long-term debt.


      Results also include discontinued operations which increased net income by Cdn$14 million, or Cdn$0.08 per diluted share.


 1995 Results include a special charge of Cdn$1,415 million, or Cdn$8.79 per diluted share, of which Cdn$1,300 million related to an asset impairment write-down, Cdn$88 million to an environmental accrual, Cdn$14 million to a write-down of material and supplies and Cdn$13 million for a provision for legal actions.


      Net loss includes an extraordinary charge of Cdn$38 million, or Cdn$0.23 per diluted share on the early retirement of long-term debt.


      Results also include discontinued operations which decreased net loss by Cdn$7 million, or Cdn$0.04 per diluted share.

                                                   Chapter One--The Combination


                Selected Historical Consolidated Financial Data
                     for Canadian National Railway Company
                               Canadian GAAP (a)
                  (Dollars in millions, except per share data)

                                      At or for Year Ended December 31,
                                 ----------------------------------------------
                                  1999   1999(b)   1998    1997    1996   1995
                                 ------- -------  ------- ------  ------ ------
                                  Cdn$     US$     Cdn$    Cdn$    Cdn$   Cdn$
Income Statement Data
 Revenues....................... $ 5,261 $ 3,541  $ 4,101 $4,313  $3,950 $3,904
 Income (loss) from continuing
  operations....................     602     405      109    421     836 (1,092)
 Discontinued operations........      --      --       --    (18)     14      7
 Net income (loss)..............     602     405      109    403     850 (1,085)


Per Share Data (c)
 Income (loss) from continuing
  operations
  Basic......................... $  3.02 $  2.03  $  0.60 $ 2.48  $ 4.92 $(6.79)
  Diluted.......................    2.93    1.97     0.60   2.42    4.82  (6.79)
 Discontinued operations
  Basic.........................      --      --       --  (0.11)   0.08   0.05
  Diluted.......................      --      --       --  (0.10)   0.08   0.05
 Net income (loss)
  Basic.........................    3.02    2.03     0.60   2.37    5.00  (6.74)
  Diluted.......................    2.93    1.97     0.60   2.32    4.90  (6.74)
 Book value.....................   27.20   18.85    22.38  19.96   18.18  13.57
 Cash dividends declared (d)....  0.6000  0.4038   0.5300 0.4600  0.4000     --


Balance Sheet Data
 Total assets................... $14,757 $10,225  $10,864 $7,075  $6,840 $6,048
 Total debt, including current
  portion and commercial paper..   4,233   2,933    4,143  1,683   1,526  1,601
 Shareholders' equity, including
  convertible preferred
  securities....................   5,506   3,815    4,291  3,417   3,088  2,306

--------
(a) Canadian National's consolidated financial statements, from which the above data is derived, are prepared on the basis of Canadian GAAP, and are different in some respects from its U.S. GAAP financial statements, principally in the treatment of track replacement costs, expenditures for bridges and other structures and freight cars, foreign exchange, pension and post-retirement costs, loss on extinguishment of long-term debt, stock-based compensation, joint ventures, convertible preferred securities and reorganization of shareholders' equity. See Annex N for a reconciliation of Canadian/U.S. GAAP for the years ended December 31, 1999, 1998, 1997, 1996 and 1995.

     During 1999, Canadian National reclassified certain revenue and expense items. See Annex N for the effect in years 1998, 1997, 1996 and 1995.

(b) Canadian National's reporting currency is the Canadian dollar. For the Income Statement and Per Share Data, with the exception of book value per share data, Canadian dollar amounts have been translated into U.S. dollars at the rate of $0.6730 per Canadian dollar, which was the average of the Bank of Canada rates for the year ended December 31, 1999. For the Balance Sheet Data and book value per share data, Canadian dollar amounts have been translated into U.S. dollars at the rate of $0.6929 per Canadian dollar, which was the closing rate of the Bank of Canada at December 31, 1999.

(c) Per Share Data has been restated to reflect the two-for-one stock split on September 27, 1999.

(d) Canadian National's board of directors has approved an increase of its annual dividend to Cdn$0.70 per share ($0.49 per share based on the closing rate of the Bank of Canada at December 31, 1999) for the year 2000.

Chapter One--The Combination



Year Ended December 31,

 1999 During 1999, Canadian National adopted the Canadian Institute of
      Chartered Accountants (CICA) recommendations related to the accounting for employee future benefits. Specifically, the standard outlines guidance for the accounting for pension, post-retirement and workers compensation costs and effectively harmonizes Canadian and U.S. GAAP. In accordance with the transitional provisions of the new standard, Canadian
      National has applied the recommendations retroactively but has not restated comparative periods. The cumulative effect of the adoption of the new standard of $6 million (Cdn$9 million) has been reflected as a debit adjustment to opening retained earnings.


 1998 Results include a pre-tax special charge of Cdn$590 million (Cdn$345 million after tax, or Cdn$1.82 per diluted share) relating to workforce reductions.


 1997 Results include discontinued operations which decreased net income by Cdn$18 million, or Cdn$0.10 per diluted share.


 1996 Results include pre-tax special charges of Cdn$381 million (Cdn$216 million after tax, or Cdn$1.24 per diluted share) of which Cdn$365 million related to workforce reductions and Cdn$16 million to the early retirement of long-term debt.


      Results include an income tax recovery of Cdn$708 million, or Cdn$4.08 per diluted share, for income tax benefits related to years prior to 1997. In 1997, Canadian National adopted the CICA recommendations for the accounting for income taxes that require the use of the asset and liability method. These recommendations are consistent, in all material respects, with U.S. GAAP.


      Results also include discontinued operations which increased net income by Cdn$14 million, or Cdn$0.08 per diluted share.


 1995 Results include special charges of Cdn$1,453 million, or Cdn$9.03 per diluted share, of which Cdn$1,300 million related to an asset impairment write-down, Cdn$88 million to an environmental accrual, Cdn$38 million to the early retirement of long-term debt, Cdn$14 million to a write-down of material and supplies and Cdn$13 million for a provision for legal actions.


      Results also include discontinued operations which decreased net loss by Cdn$7 million, or Cdn$0.05 per diluted share.

                                                   Chapter One--The Combination


                Selected Historical Consolidated Financial Data
                  for Burlington Northern Santa Fe Corporation
                  (Dollars in millions, except per share data)

                                          At or for Year Ended December 31,
                                       ---------------------------------------
                                        1999    1998    1997    1996    1995
                                       ------- ------- ------- ------- -------
Income Statement Data
 Revenues............................. $ 9,100 $ 8,941 $ 8,370 $ 8,109 $ 6,099
 Income from continuing operations....   1,137   1,155     885     889     198
 Extraordinary item and cumulative
  effect of change in accounting
  policy..............................      --      --      --      --    (106)
 Net Income...........................   1,137   1,155     885     889      92
Per Share Data
 Income from continuing operations....
  Basic............................... $  2.46 $  2.45 $  1.91 $  1.95 $  0.57
  Diluted.............................    2.44    2.43    1.88    1.91    0.55
 Extraordinary item and cumulative
  effect of change in accounting
  policy
  Basic...............................      --      --      --      --   (0.34)
  Diluted.............................      --      --      --      --   (0.33)
 Net Income
  Basic...............................    2.46    2.45    1.91    1.95    0.23
  Diluted.............................    2.44    2.43    1.88    1.91    0.22
 Book value...........................   17.98   16.54   14.55   12.97   11.22
 Cash dividends declared..............    0.48    0.44    0.40    0.40    0.40
Balance Sheet Data
 Total assets(a)...................... $23,700 $22,646 $21,266 $19,693 $18,199
 Total debt, including current portion
  and commercial paper................   5,813   5,456   5,289   4,711   4,233
 Shareholders' equity(a)..............   8,172   7,784   6,822   5,994   5,037

--------

(a) Comparative prior period amounts have been reclassified to conform with the 1999 presentation.

Year Ended December 31,

 1997 Results include a pre-tax special charge of $90 million ($57 million after tax, or $0.12 per diluted share) for employee merger and separation costs.


 1995 Results include pre-tax special charges of $735 million ($453 million after tax, or $1.43 per diluted share) principally for employee merger and separation costs.


      Net income includes an after-tax charge of $100 million, or $0.31 per diluted share, for the cumulative effect of the change in accounting policy for locomotive overhauls, and a $6 million after tax charge, or $0.02 per diluted share, for an extraordinary loss on the retirement of debt.

Chapter One--The Combination


              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

   The following selected unaudited pro forma combined financial data has been prepared in accordance with U.S. GAAP to reflect the formation of North American Railways, the one-for-one exchange of Burlington Northern Santa Fe common stock for North American Railways common stock and Canadian National voting shares and the exchange of 1.05 shares of North American Railways common stock and 1.05 Canadian National voting shares for each Canadian National common share (including the shares of North American Railways common stock issuable to holders of the Canadian National exchangeable shares upon the exchange of those shares for North American Railways common stock). The unaudited pro forma combined income statement data for the year ended December 31, 1999 reflects the combination of Canadian National and Burlington Northern Santa Fe as if it occurred on January 1, 1999. The unaudited pro forma combined balance sheet data as at December 31, 1999 reflects the combination of Canadian National and Burlington Northern Santa Fe as if it occurred on December 31, 1999.

   The selected unaudited pro forma combined financial data was prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that might have occurred had the applicable transactions actually taken place on the dates indicated, or of future results of operations or financial position of the combined companies. The selected unaudited pro forma combined financial data does not reflect any potential revenue or cost synergies or one-time costs to achieve such synergies which may arise from the combination.

   The selected unaudited pro forma financial data is based on the historical consolidated financial statements of Canadian National and Burlington Northern Santa Fe and should be read in conjunction with (1) those historical financial statements and the related notes, which are incorporated by reference in this document, (2) the selected historical consolidated financial data appearing elsewhere in this document and (3) the unaudited pro forma condensed combined financial statements, including the related notes appearing elsewhere in this document.

                                                                 At or for
                                                                Year Ended
                                                             December 31, 1999
                                                             -----------------
                                                                (unaudited)
                                                               (in millions)
  Pro Forma Combined Basis
   Income Statement Data
    Revenues................................................      $12,624
    Income from continuing operations.......................        1,630
   Balance Sheet Data
    Total assets............................................      $37,337
    Total debt, including current portion, convertible
     preferred securities and commercial paper..............        8,843
    Shareholders' equity....................................       13,670

--------

                                                   Chapter One--The Combination



                      UNAUDITED COMPARATIVE PER SHARE DATA

   The following table presents for Burlington Northern Santa Fe common stock and Canadian National common shares selected historical, pro forma and pro forma equivalent per share data at or for the year ended December 31, 1999. The information presented below should be read in conjunction with (1) the selected historical consolidated financial data, (2) the selected unaudited pro forma combined financial data and (3) the unaudited pro forma condensed combined financial statements, and the related notes appearing elsewhere in this document.

                                                                   At or for
                                                                  Year Ended
                                                               December 31, 1999
                                                               -----------------
Burlington Northern Santa Fe Common Stock
 Income from continuing operations
  Historical
   Basic......................................................       $2.46
   Diluted....................................................        2.44
  Pro forma combined (a)
   Basic......................................................        2.43
   Diluted....................................................        2.40
 Book value per share
  Historical..................................................       17.98
  Pro forma combined (a)......................................       20.49
 Cash dividends per share
  Historical..................................................        0.48
  Pro forma combined (a) (b)..................................        0.48
Canadian National Common Shares (U.S. GAAP)
 Income from continuing operations
  Historical
   Basic......................................................       $2.54
   Diluted....................................................        2.50
  Pro forma equivalent (c)
   Basic......................................................        2.55
   Diluted....................................................        2.52
 Book value per share
  Historical..................................................       20.96
  Pro forma equivalent (c)....................................       21.51
 Cash dividends per share
  Historical..................................................        0.40
  Pro forma equivalent (b) (c)................................        0.50

--------
(a) Represents North American Railways pro forma combined amounts (see "Unaudited Pro Forma Condensed Combined Financial Statements").

(b) Cash dividends declared are assumed to be the same as those paid by Burlington Northern Santa Fe on a historical basis.

(c) Calculated by multiplying the pro forma combined amounts by the 1.05 exchange ratio to equate North American Railway's combined pro forma per share amounts to one Canadian National common share.

Chapter One--The Combination



                        CAUTIONARY STATEMENT CONCERNING


                        FORWARD-LOOKING STATEMENTS

   We have made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include, among other information, the information in this document regarding:

   synergies                            asset utilization
   efficiencies                         railroad market share potential of the
   cost savings                          combined company
   revenue and service enhancements     the impact of the combination on
   service scheduling                    earnings

                                        the timetable for completion of the
                                         combination
   The sections of this document that contain forward-looking statements
include, among others,   . "Questions and Answers About the Combination",
 . "Summary", . "Selected Historical Consolidated Financial Data", . "Selected Unaudited Pro Forma Combined Financial Data", . "The Combination--
Background of the Combination", . "The Combination--Our Reasons for the Combination", . "The Combination--Opinions of Financial Advisors", . "The Combination--Regulatory Review and Approval", . "Unaudited Pro Forma Condensed Combined Financial Statements", . "The Companies", . "Burlington Northern Santa Fe Transaction Mechanics", and . "Canadian National Transaction Mechanics". Our forward-looking statements are also identified by words such as "believes", "expects", "anticipates", "intends", "estimates" or similar expressions.

   You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents that are incorporated by reference, could affect the future results of Canadian National, Burlington Northern Santa Fe, North American Railways and the combined companies after the completion of the combination, and could cause those results or other outcomes to differ materially from those expressed in our forward-looking statements:

  Economic and Industry Conditions
                                        Legal and Regulatory Factors

  .  material adverse changes in           .  changes in laws and
     economic or industry conditions          regulations applicable to
     generally or in the markets              our business
     served by our companies               .  the ultimate outcome of
  .  customer demand                          shipper claims,
  .  effects of adverse economic              environmental investigations
     conditions affecting our                 or proceedings and other
     shippers                                 types of claims and
  .  adverse economic conditions in           litigation
     the in the industries and
     geographic areas that produce      Operating Factors
     and consume our freight
                                           .  technical difficulties
  .  changes in fuel prices                .  changes in operating
  .  labor difficulties, including            conditions and costs
     strikes                               .  natural events such as
                                              severe weather, floods and
                                              earthquakes

                                                   Chapter One--The Combination



Transaction or Commercial Factors          Competitive Factors

  .  the outcome of negotiations with      .  competition, regulatory and
     partners, governments,                   political developments,
     suppliers, customers or others           including trade-related
  .  the process of, or conditions            matters
     imposed, in connection with,          .  agreements, arrangements or
     obtaining regulatory approvals           consolidations among
     for the combination                      competitors of our companies
  .  the challenges inherent in            .  economic or regulatory
     diverting management's focus and         factors affecting our
     resources from other strategic           companies' competitors,
     opportunities and from                   including trucks, barges and
     operational matters during the           other modes of
     implementation process                   transportation
  .  our ability to coordinate the
     businesses of Canadian National
     and Burlington Northern Santa Fe
     successfully after the
     combination
  .  the ability to retain key
     employees and customers pending
     approval and implementation of
     the combination

   We refer you to the documents that Canadian National and Burlington Northern Santa Fe file from time to time with the U.S. Securities and Exchange Commission, such as Canadian National's Form 40-F and Form 6-K reports and Burlington Northern Santa Fe's Form 10-K, Form 10-Q and Form 8-K reports, which contain additional important factors that could cause our results to differ from our current expectations and the forward-looking statements contained in this document.

Chapter One--The Combination


                                  RISK FACTORS

   Before deciding whether to vote to approve the combination, you should consider carefully the risk factors described below. Risks associated with Canadian National's and Burlington Northern Santa Fe's businesses are described in our U.S. Securities and Exchange Commission filings and, in the case of Canadian National, filings with the Canadian Securities Administrators, that may be obtained in the manner outlined under "Chapter Six--Additional Information for Shareholders--Where You Can Find More Information" and which we have incorporated by reference into this document. Additional uncertainties are also outlined on Pages I-22 and I-23. In addition, before voting on the combination, you should consider carefully all other information included or incorporated by reference in this document.

The combination requires U.S. Surface Transportation Board approval. That approval may not be obtained or, if obtained, may impose conditions adversely affecting the expected benefits of the combination.

   Canadian National and Burlington Northern Santa Fe are required to obtain U.S. Surface Transportation Board approval before the combination may be completed. In addition to its customary considerations, and in a departure from its handling of prior railroad consolidation proceedings, the U.S. Surface Transportation Board has decided that, in reviewing our transaction, it will consider evidence to be submitted by us and other interested parties concerning the potential effects of future merger transactions that are likely to occur as a competitive response to our combination. We cannot assure you that the U.S. Surface Transportation Board will approve the combination or that such approval, if obtained, will not be subject to burdensome requirements and other conditions that will diminish the expected benefits of the combination. Pending U.S. Surface Transportation Board approval, Canadian National and Burlington Northern Santa Fe will operate as independent companies. Any delay in obtaining U.S. Surface Transportation Board approval would delay our receipt of the benefits of the combination.

Difficulties in effectively coordinating our businesses or other factors could also adversely affect the expected benefits of the combination.

   The combination involves the coordination of two previously independent businesses to provide shippers enhanced rail services over a coordinated network. We cannot assure you that we will be able to coordinate the businesses of Canadian National and Burlington Northern Santa Fe without encountering operational difficulties or experiencing the loss of key Canadian National or Burlington Northern Santa Fe employees or customers, or that we will realize the rail service and other efficiencies we expect to derive from this coordination. For these and other reasons, there can be no assurance that the estimated annual synergies expected to result from the combination will be realized.

Provisions of our governing documents could prevent a takeover that might be beneficial to you.

   Canadian National's articles provide and will continue to provide, and immediately prior to the completion of the combination North American Railways' charter will be amended to provide, that no person together with that person's associates may hold or control, directly or indirectly, more than 15% of the voting rights in Canadian National or North American Railways. If this 15% threshold is exceeded, the board of directors of the relevant company may take a range of actions, including requiring the holder to sell shares in excess of the 15% threshold or denying the holder voting rights and dividends. This restriction effectively prohibits one or more persons acting together from acquiring voting control of Canadian National or North American Railways and could prevent a transaction in which the combined companies' shareholders would receive a premium for their shares.

                                                   Chapter One--The Combination


                                THE COMBINATION

General

   Canadian National's board of directors is using this document to solicit proxies from the holders of Canadian National common shares and stock options for use at the Canadian National annual and special meeting. Burlington Northern Santa Fe's board of directors is using this document to solicit proxies from the holders of Burlington Northern Santa Fe common stock for use at the Burlington Northern Santa Fe annual meeting. This document is also a prospectus for North American Railways common stock and Canadian National voting shares to be issued in the combination.

 Canadian National Proposals

   Canadian National will hold an annual and special meeting of holders of Canadian National common shares and stock options, with the exception of the stock option granted to Burlington Northern Santa Fe, for the following purposes:

  . for the holders of Canadian National common shares and stock options to consider and, if determined advisable, approve, with or without variation, a special resolution (the "arrangement resolution") in respect of a plan of arrangement (the "arrangement"), all as more particularly described in this document;

  . for the holders of Canadian National common shares to receive the consolidated financial statements of Canadian National for the year ended December 31, 1999, and the related report of Canadian National's auditors;

  . for the holders of Canadian National common shares to elect directors;

  . for the holders of Canadian National common shares to appoint auditors;
    and

  . to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   We will not be able to complete the combination unless Canadian National common shareholders and optionholders, except for Burlington Northern Santa Fe, voting together as a single class, approve the arrangement resolution. Approval of the matters referred to in the third and fourth clauses above is not a condition to completion of the combination and approval of the combination is not a condition to approval of these matters. Approval of the arrangement resolution requires the affirmative vote of two-thirds of the votes cast on the matter by Canadian National common shareholders and optionholders present at the meeting or represented by proxy and entitled to vote, except for Burlington Northern Santa Fe, voting together as a single class. Election of directors and appointment of auditors requires a vote of a majority of the shares present at the meeting or represented by proxy and entitled to vote, assuming a quorum exists.

 Burlington Northern Santa Fe Proposals

   Burlington Northern Santa Fe will hold its annual meeting of holders of Burlington Northern Santa Fe common stock to:

  . approve and adopt the combination agreement and the transactions that it contemplates, including the merger of a wholly owned subsidiary of Northern American Railways with and into Burlington Northern Santa Fe;

  . elect fourteen directors; and

  . consider such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting, including the shareholder proposal described in Chapter Five of this document and those referred to in "Chapter Five--Other Business", if these proposals are presented at the meeting and are in order.

Chapter One--The Combination

   We will not be able to complete the combination unless Burlington Northern Santa Fe shareholders approve the combination agreement and the transactions that it contemplates. Approval of the matters referred to in the second and third clauses above is not a condition to completion of the combination, and approval of the combination is not a condition to approval of these matters. Approval of the combination agreement and the transactions that it contemplates requires the affirmative vote of a majority of the shares of Burlington Northern Santa Fe common stock outstanding and entitled to vote on the record date. Nominees for election as Burlington Northern Santa Fe directors will be elected by a plurality of the votes cast at the meeting. The fourteen nominees receiving the greatest number of votes will be elected. Approval of all other matters submitted to Burlington Northern Santa Fe shareholders, including shareholder proposals, will require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting.

Background of the Combination

   Mr. Robert D. Krebs, Chairman and Chief Executive Officer of Burlington Northern Santa Fe, and Mr. Paul M. Tellier, President and Chief Executive Officer of Canadian National, have had regular meetings since 1992, the year during which Mr. Tellier was appointed Chief Executive Officer of Canadian National. Most of those meetings were held in the context of meetings of the Association of American Railroads, of which both Mr. Krebs and Mr. Tellier are directors. From time to time, Messrs. Krebs and Tellier also held ad hoc conversations and discussed topics of critical importance, such as safety.

   During 1999, Messrs. Krebs and Tellier met more often to discuss matters of common interest, including the improvement of service to the customers served by Burlington Northern Santa Fe and Canadian National, particularly for those whose traffic is interchanged between the two companies. These discussions touched upon, among other things, the improvement of interline movement, particularly in the Chicago area, as well as how to insulate Burlington Northern Santa Fe and Canadian National from the effects of service disruptions encountered by other carriers following recent mergers.

   These discussions rapidly evolved into discussions on what the two companies could do together to offer better and more reliable service to our customers. The discussions first focused on the creation of an alliance modeled on those uniting certain international air carriers. However, after exploring these possibilities, Messrs. Krebs and Tellier came to the conclusion that only by placing the two companies under common leadership and ownership could they achieve the level of improvement in service both had in mind and thereby maximize shareholder value.

   Because of the common corporate philosophy of Burlington Northern Santa Fe and Canadian National, which holds customer needs to be paramount, the discussions progressed rapidly and positively with respect to the possibility of combining the two companies.

   The first meeting during which the possibility of combining the two companies was seriously discussed was held between Messrs. Krebs and Tellier on October 6, 1999. Messrs. Krebs and Tellier had several telephone conversations in the following weeks and both became convinced that a transaction resulting in the combination of Burlington Northern Santa Fe and Canadian National was not only possible but that such a transaction would be to the advantage of both companies' customers, particularly those customers whose traffic is interchanged between the two companies, and shareholders.

   Neither Burlington Northern Santa Fe nor Canadian National contacted, evaluated or inquired as to alternative combination partners after the October 6, 1999 meeting between Messrs. Krebs and Tellier. Each company believed that the other company offered unique strategic advantages that could not be achieved through a combination with another railroad.

                                                   Chapter One--The Combination



   Burlington Northern Santa Fe first contacted its financial advisor, Goldman Sachs, shortly after the October 6, 1999 meeting between Messrs. Krebs and Tellier. Goldman Sachs participated in a number of meetings at which the possibility of combining the two companies was considered and provided Burlington Northern Santa Fe's board of directors and management financial advice regarding a possible transaction. Goldman Sachs was asked to deliver a fairness opinion in connection with a combination.

   The Beacon Group was advising Canadian National with respect to general strategic issues and was therefore contacted early on in the negotiations. Canadian National first contacted Salomon Smith Barney shortly after the October 6, 1999 meeting between Messrs. Krebs and Tellier, and BMO Nesbitt Burns in the second half of November 1999. All three firms participated in meetings at which the possibility of combining the two companies was considered and provided Canadian National's board of directors and management financial advice regarding a possible transaction. In addition, Salomon Smith Barney and BMO Nesbitt Burns were asked to deliver fairness opinions in connection with a combination.

   Messrs. Krebs and Tellier, together with Mr. Jeffrey Ward, Canadian National's Executive Vice-President, Strategic Planning, met on October 26, 1999. During this meeting it was agreed to commence the systematic evaluation of the benefits that could arise from a combination of our companies and, to the extent that such evaluation proved positive, to continue and accelerate discussions with a view toward trying to devise a transaction that would result in the two companies being combined in a mutually acceptable manner.

   Messrs. Krebs and Tellier exchanged telephone calls during the following week and a meeting was scheduled for November 4, 1999. In addition to Messrs. Krebs and Tellier, several senior officers of both companies, as well as outside legal and financial advisors to Burlington Northern Santa Fe, participated in this meeting. At this meeting it was agreed to explore the possibility of designing a transaction that would meet the following broad parameters: the transaction would have to be a true merger of equals and not a "taking over" of one party by the other; the transaction would have to comply with the letter and spirit of the CN Commercialization Act and the restrictions contained in that statute; and the exchange ratio in the transaction would have to be based on the market prices of Canadian National common shares and Burlington Northern Santa Fe common stock without a premium being paid to either shareholder group. In the following days, the legal and financial advisors to both companies exchanged ideas on how to effect a transaction that would meet those criteria. In addition, the assessments of the potential benefits of a combination of the two companies, including synergies and improved customer service, were accelerated.

   A meeting involving Messrs. Krebs and Tellier and senior officers of both companies, as well as our respective outside legal and financial advisors, was held on November 11, 1999. At this meeting it was agreed that, in addition to the above criteria, a transaction would have to be tax-efficient for both companies and our respective shareholders. Those present examined various alternatives and the broad parameters of the transaction started to take shape. The representatives of both companies agreed that further analytical work was also required on the merits of a transaction from the points of view of both the companies' shareholders and customers.

   During the period between November 11 and November 19, 1999, the legal and financial advisors to, as well as senior executives of, both companies continued to exchange ideas on how best to achieve the business combination being considered. More analytical work on the potential benefits of such a combination was also done.

   On November 19, 1999, representatives of both companies met and had extensive discussions on the merits of a combination, including the positive results of the assessments referred to above for both the shareholders and the customers of the two companies. Extensive discussions on the possible structure of a transaction were also held. The parties agreed to meet again on November 30, 1999.

Chapter One--The Combination



   On November 23, 1999, a meeting of the board of directors of Canadian National was held by telephone conference. During the meeting, Mr. Tellier reported on the on-going discussions between the representatives of Canadian National and Burlington Northern Santa Fe and gave a broad outline of the potential benefits of a combination of the two companies. The board unanimously agreed that the discussions should continue.

   On November 30, 1999, representatives of both companies met. Extensive discussions on the structure of a transaction were held and, although many key issues remained open, agreement in principle was reached on certain points.

   Between November 30, 1999 and December 18, 1999, Canadian National, Burlington Northern Santa Fe and our respective advisors continued to hold discussions regarding a possible business combination transaction. During this period, the parties also negotiated the terms of the combination agreement and related transaction documentation, including a proposed plan of arrangement.

   On December 5, 1999, the board of directors of Burlington Northern Santa Fe held a telephonic meeting regarding the possible combination transaction.

   On December 6, 1999, Mr. Tellier briefed the Canadian National board of directors extensively on the progress made in discussions with Burlington Northern Santa Fe and on those issues that remained outstanding. Canadian National's board of directors expressed its concurrence with management's recommendation that discussions continue.

   On December 9, 1999, Burlington Northern Santa Fe's board of directors held a regularly scheduled meeting at which time various aspects of a potential combination transaction were discussed. Following the meeting, representatives of Canadian National, including Mr. Tellier, and representatives of Burlington Northern Santa Fe, including Mr. Krebs, met to discuss further a possible business combination. Following that meeting, the legal advisors to both companies met to discuss legal issues associated with a possible business combination. No agreement was reached on the outstanding open issues.

   Messrs. Krebs and Tellier had several telephone conversations over the next few days and a further meeting was held on the morning of December 13, 1999. During the course of that meeting, Messrs. Krebs and Tellier, together with Mr.
E. Hunter Harrison, Executive Vice-President and Chief Operating Officer of Canadian National, and Mr. Matthew K. Rose, President and Chief Operating Officer of Burlington Northern Santa Fe, made substantial progress toward the resolution of the outstanding open issues and agreed to seek authority from our respective boards of directors to enter into a binding combination agreement, subject to the preparation of mutually satisfactory definitive documentation and mutually satisfactory resolution of all remaining open issues.

   On December 16, 1999, Burlington Northern Santa Fe's board of directors held a telephonic meeting regarding the possible combination transaction, at which time various aspects of a potential combination transaction were again discussed.

   On December 18, 1999, Burlington Northern Santa Fe's board of directors held a telephonic meeting to consider the proposed combination transaction. Burlington Northern Santa Fe's board of directors received presentations from its management and financial and legal advisors regarding the combination. At that meeting, Goldman Sachs gave to Burlington Northern Santa Fe's board of directors its oral opinion, subsequently confirmed in writing, that, as of that date, the exchange ratio in the combination transaction was fair, from a financial point of view, to the holders of the outstanding Burlington Northern Santa Fe common stock. Following those presentations, the receipt of the Goldman Sachs opinion and deliberative discussions, Burlington Northern Santa Fe's board of directors unanimously voted to approve and declare advisable the

                                                   Chapter One--The Combination


combination agreement, the stock option agreements entered into in connection with the combination agreement and the transactions contemplated by those agreements and resolved to recommend that Burlington Northern Santa Fe shareholders vote to approve the combination agreement and the merger involving Burlington Northern Santa Fe contemplated by the combination agreement.

   As contemplated by the combination agreement, Burlington Northern Santa Fe's board of directors also approved a shareholder rights plan and declared a dividend, payable to Burlington Northern Santa Fe shareholders of record on December 31, 1999, of one right for each outstanding share of Burlington Northern Santa Fe common stock.

   On December 18, 1999, Canadian National's board of directors met to consider the proposed combination transaction. Canadian National's board of directors received presentations from its management and financial and legal advisors regarding the combination. At the meeting, each of Salomon Smith Barney and BMO Nesbitt Burns gave to Canadian National's board of directors its oral opinion, subsequently confirmed in writing, that, as of that date, the exchange ratio was fair to Canadian National shareholders from a financial point of view. Following those presentations, the receipt of the Salomon Smith Barney and BMO Nesbitt Burns opinions and deliberative discussions, all members of Canadian National's board of directors (other than Messrs. Armellino, Lumley and Lynch, who abstained) voted to approve the combination agreement, the stock option agreements entered into in connection with the combination agreement and the transactions contemplated by those agreements and resolved to recommend that Canadian National shareholders vote to approve the plan of arrangement involving Canadian National contemplated by the combination agreement. Messrs. Armellino, Lumley and Lynch abstained from the vote for the reasons described in "Interests of Certain Persons in the Combination--Boards of Directors and Management--Relationship with Financial Advisors".

   The exchange ratio in the combination agreement was established through discussions between Messrs. Tellier and Krebs, following discussions with the financial advisors to each company. The exchange ratio reflects the concept that had been agreed upon in early discussions between Messrs. Tellier and Krebs that the exchange ratio was to reflect the market price of each company's common stock at the time the combination agreement was executed and that no premium was to be paid to the shareholders of either company.

   On December 18, 1999, the combination agreement and the related stock option agreements were executed by Canadian National and Burlington Northern Santa Fe.

   On December 20, 1999, Canadian National and Burlington Northern Santa Fe publicly announced that they had entered into the combination agreement.

   On February 17, 2000 and March 9, 2000, Canadian National and Burlington Northern Santa Fe amended and restated the combination agreement. The amendments agreed to by the parties reflected a number of technical, conforming and other minor changes, none of which materially affected the substantive terms of the combination.

Our Reasons for the Combination

   In approving and recommending the combination, the boards of directors of Canadian National and Burlington Northern Santa Fe considered a number of material factors that they believed favored the combination. These factors are described below.

 Strategic Advantages of the Combined Enterprise

   As a result of the combination, we believe we will offer to customers the most extensive rail network in North America, with new single-line north-south traffic routes, high-quality, efficient service and low

Chapter One--The Combination


implementation risk. We expect our enhanced services to increase revenues by attracting additional traffic from existing and new customers and to permit cost reductions through new economies of scale and scope. As a result, the boards of directors of both Canadian National and Burlington Northern Santa Fe believe that the combined companies will be able to create substantially greater shareholder value than could be achieved by the companies individually.

   The combination of Canadian National and Burlington Northern Santa Fe is a major strategic move in the North American transportation business that we believe will benefit both customers and shareholders. The combination will create a North American railroad with approximately 50,000 route-miles of track, offering extensive single-line service across Canada and the central and western United States. It opens for shippers in Canada, the United States and Mexico the expanded scope of a unified network and new single-line routes in the fast-growing north-south trade corridors. We also believe that the combination will result in rail market share growth by generating new business opportunities and added efficiencies through improved use of our assets and service scheduling.

   A key driver of the combination for both Canadian National and Burlington Northern Santa Fe is the expected delivery of faster, more reliable service, raising the performance standard of the rail industry to improve its competitive position versus trucking. We intend this combination to address inefficient interfaces between rail networks in the transfer of both goods and information that have led to a decline in rail's share of the transportation market.

   Shippers and railroads understand that service and efficiency are greatly improved when shipments are routed over a seamless network from origin to destination. Combining the Canadian National and Burlington Northern Santa Fe routes should give shippers the ability to forward or receive products over a new single-line network to or from markets that they cannot access in that manner now. The combination will create new single-line routes bringing products closer to end markets as shipments move shorter distances while avoiding historically congested interchange points that result in delays.

 Faster, more reliable service

   We expect that the combination will enable us to provide an improved level of service that will yield revenue growth.

  . The combination will create extensive single-line service capabilities across Canada and the central and western United States, which we expect will reduce the amount of interchange traffic and improve service quality.

  . The combination will create new single-line north-south traffic routes that are expected to provide more direct and efficient lanes that bypass congested areas and open new markets to shippers and their customers. Four new single-line north-south corridors will be created to move products between Canada and the United States.

  . The combination is designed to create truck-competitive service in key corridors that we expect will give shippers viable alternatives to high trucking costs and thereby reduce truck traffic. For example, we expect that the combination will allow us to leverage Burlington Northern Santa Fe's industry leading intermodal service to customers across a larger network.

  . We expect that the combination will improve the information aspects of transportation, including ordering, tracking and billing, over our combined network, thereby reducing transaction costs and creating "one-stop" shopping benefits for shippers.

                                                   Chapter One--The Combination



 Efficiencies

   Canadian National and Burlington Northern Santa Fe are the most efficient major Class I railroads in North America today based on their 1999 operating ratios, which measure the relationship between a company's operating revenues and operating expenses. We expect the combination to increase our companies' combined operating revenues which, coupled with the expected cost synergies and anticipated improvements in operating efficiencies, will have the effect of lowering our combined operating ratio.

  . Anticipated service and transit time improvements, as well as the combined management of our asset base, should translate into major efficiencies in the utilization of rolling stock and plant. This would allow us to accommodate expected growth in traffic without having to invest heavily in new capacity.

  . The prospect of "best practices" transfer between the two railroads is significant. For example, Canadian National's precision scheduling has significantly improved carload service, resulting in both improved service to customers as well as significant asset savings.

  . Opportunities for economies of scale are expected to provide major savings in purchasing and a variety of other shared services.

  . We believe there are significant opportunities for savings in the area of information technology, where both companies have already made major advances using similar transportation information systems and will work together to develop a common vision.

   In all, we expect that the combined companies will be in a strong position to realize significant scale economies leading to efficiencies benefitting both customers and shareholders.

 Solid leadership

   The senior management team at Canadian National and North American Railways is expected to include the four individuals named below:

                                                 Post-Combination Position at Canadian
 Name                 Current Position           National and North American Railways
 ----                 ------------------------   -------------------------------------
 Robert D. Krebs..... Chairman and Chief         Chairman
                      Executive Officer of
                      Burlington Northern
                      Santa Fe
 Paul M. Tellier..... President and Chief        President and Chief Executive Officer
                      Executive Officer of
                      Canadian National
 E. Hunter Harrison.. Executive Vice-President   Chief Operating Officer
                      and Chief Operating
                      Officer of Canadian
                      National
 Thomas N. Hund...... Senior Vice President      Chief Financial Officer
                      and Chief Financial
                      Officer of Burlington
                      Northern Santa Fe

   In addition, Matthew K. Rose, currently President and Chief Operating Officer of Burlington Northern Santa Fe, will serve as President and Chief Executive Officer of Burlington Northern Santa Fe, which will be a wholly owned subsidiary of North American Railways after the combination is completed.

   The individuals named above have wide and diversified experience and proven records as outstanding managers of major railroads. They will strive to implement the combination with no disruption to customers. In this context, in his role as Chief Operating Officer of Canadian National and North American Railways, E. Hunter Harrison will strive to ensure that "best practices" are coordinated and that a service-oriented and efficient operating strategy is developed.

Chapter One--The Combination



 Smooth implementation

   We believe that the dedication of our companies to improved customer service, the unique geographic and organizational structure of this combination and the proven track record of both organizations in successfully executing past combinations will contribute to the success and smooth implementation of the combination. Our two railroads generally connect with each other at their end points in western Canada, the upper Midwest, Chicago and the Mississippi valley and have few parallel or overlapping routes. This makes the combination easier to implement operationally because there are few redundant facilities and operations. As an end-to-end combination of two highly efficient railroads with a similar customer focus and service philosophy, we expect to avoid the service pitfalls following certain previous railroad transactions. Our belief that the combination can be implemented smoothly without the service difficulties that have affected other railroad transactions was a significant factor in our decision to go forward with the combination.

   We believe that the strength of the two companies and the structure of the proposed combination will contribute to the success of the combination and facilitate smooth implementation.

  . We are combining the two most efficient railroads among all of major
    Class I railroads in North America (based on their 1999 operating ratios). We are not attempting to absorb a weaker carrier.

  . The end-to-end combination of our companies should not be highly complex from an operational perspective. We are not attempting to split an existing railroad into two parts.

  . Canadian National and Burlington Northern Santa Fe already utilize similar transportation information systems. We are not attempting to introduce a significantly different system to either company.

  . The anticipated organizational structure preserves each company's identity and customer focus. We are not attempting a major organizational restructuring that would cause the loss of key personnel.

   The business model that we are using to take this major strategic step is designed to produce a smooth combination of our two rail systems. Our approach to this combination builds on the strengths of the two companies, while preserving their long-established local presences and their individual cultures.

 Anticipated synergies

   We believe that the combination will allow the combined companies to realize significant synergies. We currently estimate that the annual impact of these synergies on operating income will be between $500 million and $600 million (Cdn$750 million and Cdn$890 million). These annual synergies are expected to be realized about evenly over the first three years after the combination is completed. Of the total amount of anticipated synergies, we currently expect that at least half will be achieved through efficiencies and the balance through revenue growth.

   Based on these anticipated synergies, we currently expect the combination to be accretive to earnings per share for the combined companies from the first year following completion of the combination and to be accretive to earnings per share by approximately 12-17% by the third year of combined operations. As a result of the uncertainties associated with estimating synergies and the assumptions we have made, our combination may in fact be significantly more or less accretive than this estimated range.

   In addition to the amount and timing of synergies, these accretion estimates are subject to a number of assumptions, including assumptions related to the following factors:

  . general macro-economic conditions affecting transportation markets in North America;

  . key commercial initiatives of both companies and their likely impact on our companies relative to our competitors;

                                                   Chapter One--The Combination



  . anticipated growth in revenues, operating income and earnings of our two companies on a stand-alone basis;

  . impact of purchase accounting adjustments; and

  . timing and level of share repurchases.

   Key categories of anticipated revenue synergies include:

  . increased volumes of auto parts and merchandise traffic in key truck-competitive corridors between southern Ontario and Michigan and Mexico and the southwestern United States;

  . increased automotive traffic between plants in Michigan and southern
    Ontario to the southwestern United States, the West Coast and Mexico;

  . increased north-south traffic as new single-line transportation services are developed;

  . increased bulk commodities traffic from western Canada to the United
    States;

  . increased chemicals traffic to the midwestern United States and the West
    Coast from Gulf production regions;

  . increased forest products revenues from single-line service linking major producing regions and consumption areas in Canada and the United States; and

  . general traffic increases from a wide customer base as a result of expanded single-line service and improved service levels provided by the combination.

   We believe that these anticipated revenue enhancements reflect the combined companies' ability and determination to exploit the opportunities for improved service presented by the combination.

   Key categories of anticipated cost synergies include:

  . lower locomotive, car fleet and transportation costs due to utilization of more direct and efficient routes that reduce mileage and avoid congested areas, and the implementation of best practices and a new operating plan focused on delivering high-quality and efficient service across the combined companies;

  . reduced purchasing costs due to significant leverage of the combined companies to negotiate supply contracts, redesign internal logistics activities and lower inventories; and

  . economies of scale in selected general and administrative activities, information technology and selected support functions.

   We believe that these anticipated cost savings, building upon the current service enhancement efforts of Canadian National and Burlington Northern Santa Fe and the strength of the combination, should enhance, rather than threaten, quality of service.

   Neither Canadian National nor Burlington Northern Santa Fe as a matter of course publicly discloses its expectations of its future performance or of the performance of any particular transaction it may undertake. The foregoing estimates are based upon a variety of assumptions involving judgments on, among other things, future economic, financial, competitive and regulatory conditions, all of which are beyond the control of Canadian National and Burlington Northern Santa Fe. Accordingly, we cannot assure you that we will realize the increase in operating income or other synergies referred to above, and the actual increase in operating income and the actual synergies, if any, we realize from the combination may vary materially from our estimates shown above. Furthermore, we cannot assure you that the U.S. Surface Transportation Board will not

Chapter One--The Combination


impose conditions on the assets or operations of the combined companies that will affect our ability to realize the anticipated synergies or that will impose additional costs on the combined companies. In light of the uncertainties inherent in estimates on this type, you should not regard the inclusion of such estimates in this document as a representation by Canadian National, Burlington Northern Santa Fe, North American Railways or any other person that we will achieve such increases in operating income or such synergies. We advise investors not to place undue reliance on these estimates.

   None of Canadian National, Burlington Northern Santa Fe or North American Railways intends publicly to update or otherwise publicly to revise the estimates set forth above, except as may be required in the U.S. Surface Transportation Board application process, even if experience or future changes make it clear that the expected increase in operating income or the expected synergies will not be realized or that the actual costs to be incurred will exceed the foregoing estimates. The foregoing estimates have not been prepared in accordance with the U.S. Securities and Exchange Commission's regulations with respect to financial forecasts and similar matters.

 Other Factors Considered By the Canadian National Board That Favored the Combination

   The Canadian National board of directors also considered the following material factors that it believed favored the combination:

  . Canadian National common shareholders would hold approximately one-third of the publicly traded securities of the combined enterprise, which was consistent with the board's concept of a transaction in which neither Canadian National nor Burlington Northern Santa Fe shareholders would receive a premium;

  . the fact that terms and conditions of the combination agreement generally were customary for transactions of this type and allowed Canadian National to achieve significant business objectives. Particular terms and conditions focused on by the board included the restrictions on Canadian National's and Burlington Northern Santa Fe's conduct of their businesses pending completion of the combination, the conditions to completing the combination, the termination fees payable under certain circumstances, the grant by Canadian National and Burlington Northern Santa Fe of options to acquire stock of the other in certain circumstances, pursuant to the stock option agreements (see "The Stock Option Agreements"), and the fact that Canadian National's board of directors retains the right to participate in discussions or negotiations with, and provide information to, a party considering making an alternative proposal for Canadian National in certain circumstances (see "The Combination Agreement");

  . Canadian National shareholders would receive stapled securities in a substantially larger enterprise generally on a tax-free basis (see "The Combination--Material Tax Consequences of the Combination");

  . the fact that North American Railways' use of the purchase method of accounting to account for the combination would not have a substantial negative effect on North American Railway's future earnings relative to the scope of the combination;

  . the analyses and presentations of Salomon Smith Barney, BMO Nesbitt Burns and The Beacon Group, and the separate opinions of Salomon Smith Barney and BMO Nesbitt Burns to the effect that, as of December 18, 1999, and based upon and subject to the various considerations set forth in those opinions, the exchange ratio was fair, from a financial point of view, to Canadian National shareholders;

  . the fact that members of Canadian National's current management and board of directors would continue to play a significant role in the management of each of the combined companies after the combination is completed;

                                                   Chapter One--The Combination



  . Canadian National would name as many members of the board of directors as Burlington Northern Santa Fe, and North American Railways' board of directors would be identical to Canadian National's board of directors after the combination is completed, allowing both companies to function as a single enterprise, while complying with the CN Commercialization Act;

  . the combination must be approved by a special resolution passed by not less than 66% of the votes cast at a meeting of Canadian National common shareholders and optionholders, and by the Quebec Superior Court, which Canadian National is advised will consider, among other things, the fairness of the arrangement to Canadian National common shareholders and optionholders, both of which help to ensure that the combination, if effected, would reflect the wishes of Canadian National's shareholders and optionholders;

  . under the arrangement, Canadian National common shareholders have the right to dissent, so that, if they do not wish to participate in the transaction approved by their fellow shareholders they may elect to pursue dissenters' rights;

 Other Factors Considered By the Burlington Northern Santa Fe Board that Favored the Combination

   The Burlington Northern Santa Fe board of directors also considered the following material factors that it believed favored the combination:

  . Burlington Northern Santa Fe shareholders would hold approximately two-thirds of the publicly traded securities of the combined enterprise, which was consistent with the board's concept of a transaction in which neither Canadian National nor Burlington Northern Santa Fe shareholders would receive a premium;

  . the fact that the terms and conditions of the combination agreement generally were customary for transactions of this type and allowed Burlington Northern Santa Fe to achieve significant business objectives. Particular terms and conditions focused on by the board included the restrictions on Burlington Northern Santa Fe's and Canadian National's conduct of their businesses pending completion of the combination, the conditions to completing the combination, the termination fees payable under certain circumstances, the grant by Burlington Northern Santa Fe and Canadian National of options to acquire stock of the other in certain circumstances, pursuant to the stock option agreements (see "The Stock Option Agreements"), and the fact that Burlington Northern Santa Fe's board of directors retains the right to participate in discussions or negotiations with, and provide information to, a party considering making an alternative proposal for Burlington Northern Santa Fe in certain circumstances (see "The Combination Agreement");

  . Burlington Northern Santa Fe shareholders would receive stapled securities in a substantially larger enterprise in a transaction that is tax-free to them, except for a nominal amount of income or gain (see "The Combination--Material Tax Consequences of the Combination");

  . the fact that North American Railways' use of the purchase method of accounting to account for the combination would not have a substantial negative effect on North American Railway's future earnings relative to the scope of the combination;

  . the analyses, presentations and opinion of Goldman Sachs to the effect that, as of December 18, 1999, and based upon and subject to the various considerations set forth in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of the outstanding shares of Burlington Northern Santa Fe common stock. The board was aware that the contribution analysis of Goldman Sachs indicated that Canadian National would contribute a smaller percentage of historical revenues, operating income, EBITDA and net income than the percentage of the ownership of the combined enterprise that Canadian National's shareholders would receive;

Chapter One--The Combination



  . the fact that members of Burlington Northern Santa Fe's current management and board of directors would continue to play a significant role in the management of each of the combined companies after the combination is completed;

  . Burlington Northern Santa Fe would name as many members of the board of directors as Canadian National, and North American Railways' board of directors would be identical to Canadian National's board of directors after the combination is completed, allowing both companies to function as a single enterprise with neither company's existing board of directors controlling the combined companies' operations;

  . the combination must be approved by the affirmative vote of a majority of the shares of Burlington Northern Santa Fe common stock outstanding, which will ensure that the combination, if effected, would reflect the wishes of Burlington Northern Santa Fe's shareholders;

 Factors Considered by Each Board That Did Not Favor the Combination

   Each of the Canadian National and Burlington Northern Santa Fe boards considered the following factors that did not favor the combination:

  . the possibility of not receiving regulatory clearance for the combination, including the risks associated with obtaining the necessary approvals for the combination, as well as the fact that regulators may impose conditions on the operations of the combined companies; and

  . the possibility that successfully coordinating the separate businesses of Burlington Northern Santa Fe and Canadian National would be more difficult than anticipated and the attendant risks of not achieving the anticipated synergies and other benefits and of diverting management focus and resources from other strategic opportunities and operational matters for an extended period of time.

   Each board concluded, however, that these risks were worth taking because the boards believed that it was likely that regulatory approval of the combination without excessive conditions, and the anticipated benefits from the combination, could be achieved and because of the favorable factors listed above.

   At a meeting of the Canadian National board of directors held on December 18, 1999, the board of directors determined by a unanimous vote of those directors voting that the combination, including the arrangement, is fair to Canadian National shareholders and is in the best interests of Canadian National. Canadian National's board of directors also recommended that the Canadian National shareholders vote in favor of the arrangement resolution at the meeting. In reaching its determination and making this recommendation, Canadian National's board of directors considered the factors described above.

   At its December 18, 1999 meeting, the Burlington Northern Santa Fe board of directors unanimously determined that the combination agreement and the transactions that it contemplates, including the merger of a wholly owned subsidiary of North American Railways with and into Burlington Northern Santa Fe, are advisable for Burlington Northern Santa Fe and Burlington Northern Santa Fe's shareholders. Accordingly, Burlington Northern Santa Fe's board of directors has unanimously adopted a resolution approving the combination agreement and the transactions that it contemplates and recommends that Burlington Northern Santa Fe's shareholders vote "FOR" approval of the combination agreement and the transactions that it contemplates, including the merger of a wholly owned subsidiary of North American Railways with and into Burlington Northern Santa Fe. In reaching its determination and making this recommendation, Burlington Northern Santa Fe's board of directors considered the factors described above.

                                                   Chapter One--The Combination



   In making their decisions, the Canadian National and Burlington Northern Santa Fe boards of directors also considered and evaluated, among other things:

  . information concerning the business, operations, property, assets, financial condition, operating results and prospects of Burlington Northern Santa Fe and Canadian National;

  . the results and scope of the due diligence review conducted by Burlington
    Northern Santa Fe's management and financial and legal advisors with respect to Canadian National's business and operations;

  . current industry, economic and market conditions and trends and its informed expectations of the future of the North American railroad industry; and

  . historical market prices and trading information with respect to Burlington Northern Santa Fe common stock and Canadian National common shares.

   In reaching their determinations to approve and recommend the combination and merger, the Canadian National and Burlington Northern Santa Fe boards of directors did not assign any relative or specific weight to the foregoing factors that were considered, and individual directors may have given different weight to different factors.

Opinions of Financial Advisors

   We each retained our own financial advisors to assist us and our boards of directors in our consideration of valuation, financial and other matters relating to the combination. Burlington Northern Santa Fe retained Goldman Sachs as its financial advisor and to render a fairness opinion and Canadian National retained Salomon Smith Barney, BMO Nesbitt Burns and The Beacon Group as its financial advisors. Canadian National asked Salomon Smith Barney and BMO Nesbitt Burns to render fairness opinions.

 Opinion of Canadian National Financial Advisor Salomon Smith Barney

   Canadian National retained Salomon Smith Barney in a letter agreement dated November 23, 1999 to act as a financial advisor to Canadian National and to review the fairness of the exchange ratio to the holders of Canadian National common shares. Salomon Smith Barney gave an opinion to the Canadian National board of directors on December 18, 1999 to the effect that, based upon and subject to the considerations and limitations set forth in such opinion, Salomon Smith Barney's experience as investment bankers, its work described below and other factors it deemed relevant, as of such date, the exchange ratio was fair, from a financial point of view, to the holders of Canadian National common shares.

   The full text of the written opinion of Salomon Smith Barney, dated as of December 18, 1999, which identifies the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex F to this document. Shareholders of Canadian National are urged to, and should, read this opinion in its entirety.

   In connection with rendering its opinion, Salomon Smith Barney reviewed, among other things, the following:

  . a draft of the combination agreement together with certain of the exhibits to the combination agreement, including a draft of the plan of arrangement;

  . certain publicly available information concerning Canadian National and Burlington Northern Santa Fe;

Chapter One--The Combination



  . certain internal financial information and data concerning Canadian
    National and Burlington Northern Santa Fe, including financial forecasts provided to or otherwise discussed with Salomon Smith Barney by the managements of Canadian National and Burlington Northern Santa Fe, including information relating to certain strategic implications and operational benefits anticipated to result from the combination;

  . current and historical market prices and trading volumes for Canadian
    National and Burlington Northern Santa Fe common shares;

  . certain stock market and other publicly available information relating to the business of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of Canadian National or Burlington Northern Santa Fe;

  . the financial terms of the combination in relation to the historical and projected earnings and other operating data for Canadian National and Burlington Northern Santa Fe and the capitalization and financial condition of Canadian National and Burlington Northern Santa Fe; and

  . the pro forma financial impact of the combination on Canadian National and Burlington Northern Santa Fe.

   Salomon Smith Barney also conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as it deemed appropriate in arriving at its opinion. Salomon Smith Barney also discussed the business, operations and prospects of Canadian National and Burlington Northern Santa Fe, as well as other matters Salomon Smith Barney believed relevant to its inquiry, with certain senior officers, directors and other representatives and advisors of Canadian National and certain senior officers and other representatives and advisors of Burlington Northern Santa Fe.

   In its review and analysis and in arriving at its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney and further relied upon the assurances of management of Canadian National that management was not aware of any facts that would make any of such information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with it, Salomon Smith Barney was advised by the managements of Canadian National and Burlington Northern Santa Fe that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Canadian National and Burlington Northern Santa Fe as to the future financial performance of Canadian National and Burlington Northern Santa Fe and the strategic implications and operational benefits anticipated to result from the combination. Salomon Smith Barney expressed no view with respect to such forecasts and other information and data or the assumptions on which they were based. Salomon Smith Barney assumed, with the consent of Canadian National, that such operational benefits will be achieved. Salomon Smith Barney further assumed that no restrictions imposed in the course of obtaining, and that no delay in obtaining, the necessary regulatory and governmental approvals, including approval of the U.S. Surface Transportation Board, for the combination would have a material adverse effect on the strategic implications and operational benefits expected to be achieved as a result of the combination. Salomon Smith Barney further assumed, with the consent of Canadian National, that the combination would have the tax and accounting consequences described in discussions with, and materials furnished to it by, representatives of Canadian National and Burlington Northern Santa Fe (as described in "The Combination--Material Tax Consequences of the Combination" and "The Combination--Accounting Treatment"). Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Canadian National or Burlington Northern Santa Fe nor did it make any physical inspection of the properties or assets of Canadian National or

                                                   Chapter One--The Combination


Burlington Northern Santa Fe. Representatives of Canadian National advised Salomon Smith Barney, and Salomon Smith Barney assumed, that the final terms of the combination agreement, including the exhibits to the combination agreement and the plan of arrangement would not vary materially from those set forth in the drafts reviewed by it. Salomon Smith Barney further assumed that the combination would be consummated in accordance with the terms of the combination agreement, without waiver of any of the conditions precedent to the combination contained in the combination agreement.

   Salomon Smith Barney's opinion, as summarized in this section, related to the fairness, from a financial point of view, of the exchange ratio to the holders of Canadian National common shares. Salomon Smith Barney expressed no opinion as to what the value of the stapled securities consisting of Canadian National voting shares and Canadian National exchangeable shares or the stapled securities consisting of North American Railways common stock and Canadian National voting shares would be when issued in connection with the combination or the price at which any securities of any of the parties would trade subsequent to the announcement or completion of the combination. Salomon Smith Barney was not requested to, and did not, solicit third party indications of interest in a possible business combination with Canadian National, nor was it requested to consider, and its opinion did not address, the relative merits of the combination as compared to any alternative business strategies that might exist for Canadian National or the effect of any other transaction in which Canadian National might engage. Salomon Smith Barney's opinion is necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to it, at or prior to December 18, 1999 and Salomon Smith Barney assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after that date.

   Salomon Smith Barney's advisory services and opinion were provided for the information of the board of directors of Canadian National in its evaluation of the combination, and are not intended to be and do not constitute a recommendation of the combination to Canadian National or a recommendation to any Canadian National shareholder as to how such Canadian National shareholder should vote on any matters relating to the combination or as to whether any shareholder should elect to exchange Canadian National exchangeable shares for North American Railways common stock.

   In connection with rendering its opinion, Salomon Smith Barney made a presentation to the Canadian National board of directors on December 18, 1999, with respect to certain analyses performed by Salomon Smith Barney in evaluating the fairness of the exchange ratio to the holders of Canadian National common shares. The following is a summary of that presentation. The summary of certain of the financial analyses includes information presented in tabular format. In order to understand the financial analyses used by Salomon Smith Barney, the tables below must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to December 18, 1999 and does not necessarily reflect current or future market conditions.

Chapter One--The Combination



 Historical trading analyses

   Implied historical exchange ratios. Salomon Smith Barney derived implied historical exchange ratios by dividing the closing price per share of Canadian National common shares by the closing price per share of Burlington Northern Santa Fe common stock for each trading day in the calendar period from December 15, 1996 through December 15, 1999. Salomon Smith Barney also calculated the average implied exchange ratios for various periods, including each of the following periods ending December 15, 1999:

         Last 3 years..................................................... 0.848
         Last 1 year...................................................... 0.954
         Last 180 days.................................................... 1.024
         Last 90 days..................................................... 1.068
         Last 60 days..................................................... 1.061
         Last 30 days..................................................... 1.052
         Last 20 days..................................................... 1.041
         Last 10 days..................................................... 1.010
         Last 5 days...................................................... 1.019
         December 15, 1999................................................ 1.009
         Proposed Exchange Ratio.......................................... 1.050

   Salomon Smith Barney also noted that during the last year, the highest and lowest closing price per share of Canadian National common shares was approximately $23 and $37, respectively, and the highest and lowest closing price per share of Burlington Northern Santa Fe common stock was approximately $25 and $38, respectively.

 Implied valuation analyses

   Salomon Smith Barney performed analyses using publicly available information concerning certain comparable companies as well as historical and projected financial information for Canadian National and Burlington Northern Santa Fe to derive certain implied valuation information for Canadian National and Burlington Northern Santa Fe.

   Comparable company analysis. Salomon Smith Barney reviewed certain publicly available financial, operating and stock market information obtained from the most recent U.S. Securities and Exchange Commission filings, publicly available research reports and First Call Corporation estimates for Canadian National and compared such information with information for a group of five publicly traded companies, including Canadian National, that operate in the rail sector that Salomon Smith Barney deemed comparable to Canadian National (CSX Corporation, Norfolk Southern Corporation, Union Pacific Corporation and Burlington Northern Santa Fe). For each of these companies, Salomon Smith Barney derived and compared, among other things:

  . the ratio of each company's closing stock price on December 15, 1999 to its estimated earnings per share ("EPS") for 2000; and

  . the ratio of each company's firm value on December 15, 1999 to (a) its estimated earnings before taking into account interest expense and taxes ("EBIT") for 2000 and (b) its estimated earnings before taking into account interest expense, taxes, depreciation and amortization ("EBITDA") for 2000.

                                                   Chapter One--The Combination


   For the purposes of this analysis, forecasted financial information for the comparable companies was derived from equity research reports published by certain investment banks. Firm value was calculated as the sum of the value of:

  . all shares of common stock, assuming the exercise of all in-the-money options, warrants and convertible securities, less the proceeds from such exercise; plus

  . non-convertible indebtedness; plus

  . non-convertible preferred stock; plus

  . minority interests; plus

  . out-of-the-money convertible securities; minus

  . investments in unconsolidated affiliates and cash.

   For CSX Corporation and Norfolk Southern Corporation, the unconsolidated interest in Conrail was not deducted from firm value, and Conrail related figures were included in revenues, EBIT and EBITDA. For Canadian National, all figures related to Illinois Central Corporation were fully consolidated.

   Using a range of ratios determined based on these companies, excluding Norfolk Southern Corporation, Salomon Smith Barney derived a range of implied per share equity values for Canadian National. In deriving the implied per share equity values based on the ratios of estimated EBIT and EBITDA, Salomon Smith Barney first derived implied firm values and then subtracted each company's net debt to determine the aggregate equity value and then divided that number by the number of diluted Canadian National shares outstanding.

   The following table sets forth certain of the results of these calculations:

                                                               Implied Equity
                                        Comparable               Value per
                                        Companies    Canadian     Canadian
                                          Range      National  National Share
                                      -------------- -------- ----------------
Ratio of Closing Price on December
 15, 1999 to:
  (a) Estimated Earnings Per Share
   for 2000.......................... 10.3x to 11.7x  10.1x   $28.94 to $32.87
Ratio of Firm Value to:
  (b) Estimated EBIT for 2000........   7.8x to 9.7x   8.3x   $26.55 to $36.40
  (c) Estimated EBITDA for 2000......   5.6x to 7.0x   6.3x   $24.92 to $34.62

   Using the data calculated with respect to the comparable companies, Salomon Smith Barney derived a reference range for the implied value of a Canadian National common share of $25.00 to $34.00, and noted that the December 15, 1999 closing price of $28.63 was within this range.

   For Burlington Northern Santa Fe, Salomon Smith Barney derived and compared the same ratios as discussed above with respect to Canadian National.

Chapter One--The Combination



   The following table sets forth certain of the results of these calculations:

                                                               Implied Equity
                                                                 Value per
                                      Comparable   Burlington    Burlington
                                      Companies     Northern   Northern Santa
                                        Range       Santa Fe      Fe Share
                                    -------------- ---------- ----------------
Ratio of Closing Price on December
 15, 1999 to:
  (a) Estimated Earnings Per Share
   for 2000........................ 10.3x to 11.7x   10.5x    $27.76 to $31.54
Ratio of Firm Value to:
  (b) Estimated EBIT for 2000......   7.8x to 9.7x    7.8x    $27.88 to $37.89
  (c) Estimated EBITDA for 2000....   5.6x to 7.0x    5.6x    $27.79 to $38.03

   Using the data calculated with respect to the comparable companies, Salomon Smith Barney derived a reference range for the implied value of a Burlington Northern Santa Fe common share of $28.00 to $38.00, and noted that the December 15, 1999 closing price of $28.38 was within that range.

   Discounted cash flow analyses. Using cash flow projections provided by the management of Canadian National and Burlington Northern Santa Fe, respectively, Salomon Smith Barney performed discounted cash flow analyses with respect to each company, without taking into account synergies forecasted by management to result from the combination transaction. Based on information concerning each company's weighted average cost of capital, Salomon Smith Barney utilized a range of discount rates from 9.0% to 11.0% for each company. Based on its judgment regarding the characteristics of the two companies, Salomon Smith Barney utilized terminal value multiples for forecasted 2003 EBITDA ranging from 5.5x to 7.5x for each company. Based on this analysis, Salomon Smith Barney derived a range for the implied equity value per share of Canadian National common stock of $27.00 to $34.00 and a range for the implied equity value per share of Burlington Northern Santa Fe common stock of $30.00 to $38.00.

 Contribution analysis

   Salomon Smith Barney analyzed the relative contributions of each of Canadian National and Burlington Northern Santa Fe to the pro forma combined companies with respect to certain market and financial data and the resulting implied exchange ratios for Canadian National. The following table describes the relative contributions of Canadian National and Burlington Northern Santa Fe, respectively, to the pro forma combined companies. The computations in the table were based on forecasted financial information for each of Canadian National and Burlington Northern Santa Fe for 1999 and 2000 as provided by management. In performing this analysis, Salomon Smith Barney did not take into account any anticipated cost savings, revenue enhancements or other potential effects of the combination. Salomon Smith Barney also analyzed the implied exchange ratio for Canadian National based on the midpoint of the discounted cash flow analysis and comparable company analyses described above.

                                                   Chapter One--The Combination



   The following table sets forth certain of the results of these calculations:

                                               Burlington
                                                Northern     Canadian   Implied
                                                Santa Fe     National   Exchange
                                              Contribution Contribution  Ratio
                                              ------------ ------------ --------
1999 Estimated
  Revenues...................................     72.0%        28.0%     0.756x
  EBITDA.....................................     70.2%        29.8%     0.864x
  EBIT.......................................     69.3%        30.7%     0.922x
  Net Income.................................     69.0%        31.0%     0.970x
  Total Assets...............................     68.3%        31.7%     0.984x
  Common Shareholders' Equity................     66.1%        33.9%     1.107x
2000 Estimated
  Revenues...................................     72.0%        28.0%     0.755x
  EBITDA.....................................     69.5%        30.5%     0.907x
  EBIT.......................................     68.7%        31.3%     0.961x
  Net Income.................................     67.0%        33.0%     1.063x
  Discounted Cash Flow Midpoint..............       --           --      0.903x
  Comparable Company Midpoint................       --           --      0.894x
  December 15, 1999 price per share..........       --           --      1.009x

 Combination analysis

   Accretion/Dilution analysis. Salomon Smith Barney performed an analysis of the implied impact of the combination on future per share earnings of Canadian National based on two scenarios: a Base Synergy Case assuming full achievement of synergies phased in 13-15% in 2001, 44-45% in 2002, 74-75% in 2003, and 100%
in 2004, and a Sensitivity Synergy Case assuming full achievement of synergies phased in linearly over 2001 to 2003. In each case, Salomon Smith Barney performed the analyses based on the closing price of Burlington Northern Santa Fe on December 15, 1999 and made pro forma adjustments to the estimated combined operating earnings of the pro forma combined companies based on estimates of the managements of both companies as to cost savings expected to result from the combination and a revaluation of the Canadian National assets based on purchase accounting treatment. Based on these analyses, the proposed transaction would be accretive to Canadian National shareholders on an EPS basis in the years 2001, 2002 and 2003.

   The foregoing is a summary of the material financial analyses furnished by Salomon Smith Barney to the Canadian National board of directors, but it does not purport to be a complete description of the analyses performed by Salomon Smith Barney or of its presentations to the Canadian National board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Salomon Smith Barney made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of the analyses and factors considered. Accordingly, Salomon Smith Barney believes that its analyses and the summary set forth above must be considered as a whole, and that selecting portions of such analyses and of the factors considered by Salomon Smith Barney, without considering all of such analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Salomon Smith Barney and its opinion. As such, in providing its oral opinion to Canadian National's board of directors on December 18, 1999, Salomon Smith Barney did not indicate how each of the analyses described above, considered individually, supported its fairness opinion. In its analyses, Salomon Smith Barney made numerous assumptions with respect to Canadian National, Burlington

Chapter One--The Combination


Northern Santa Fe, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Canadian National and Burlington Northern Santa Fe. Any estimates contained in Salomon Smith Barney's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, none of Canadian National, Burlington Northern Santa Fe, the Canadian National or Burlington Northern Santa Fe board of directors, Salomon Smith Barney or any other person assumes responsibility if future results or actual values differ materially from the estimates. Salomon Smith Barney's analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness of the exchange ratio to the holders of Canadian National common shares from a financial point of view and were provided to the Canadian National board of directors in that connection. The opinion of Salomon Smith Barney was only one of the factors taken into consideration by the Canadian National board of directors in making its determination to approve the combination agreement and the transactions contemplated by that agreement.

   Salomon Smith Barney is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Canadian National selected Salomon Smith Barney to act as its financial advisor on the basis of Salomon Smith Barney's international reputation and Salomon Smith Barney's familiarity with Canadian National. Salomon Smith Barney has in the past provided, and is currently providing, investment banking services to Canadian National and has in the past provided investment banking services to Burlington Northern Santa Fe unrelated to the combination, for which services it has received and will receive compensation. In addition, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade the securities of Canadian National and Burlington Northern Santa Fe for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney and its affiliates (including Citigroup Inc. and its affiliates) may have other business and financial relationships with Canadian National, Burlington Northern Santa Fe and their respective affiliates.

   Pursuant to Salomon Smith Barney's engagement letter, Canadian National agreed to pay Salomon Smith Barney the following fees: (1) $250,000, payable upon execution of the engagement letter, (2) $4,250,000, payable upon the execution of the combination agreement, (3) $4,500,000, payable upon approval of the combination by the shareholders of Canadian National and Burlington Northern Santa Fe, and (4) $9,000,000, payable upon the completion of the combination. In the event the combination is not completed, Salomon Smith Barney would be entitled to 10% of any cash payment made to Canadian National of the termination fees contemplated by the combination agreement, but, together with any fee previously paid by Canadian National, such amount would not exceed $9,000,000. Canadian National has also agreed to reimburse Salomon Smith Barney for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement (including the reasonable fees and disbursements of its counsel) and to indemnify Salomon Smith Barney against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the federal securities laws. Canadian National has also paid Salomon Smith Barney approximately $500,000 in connection with the consent solicitation relating to Canadian National's 5.25% convertible preferred securities due June 30, 2029 in connection with the combination. Since January 1, 1998, Salomon Smith Barney has received an aggregate of $1,300,000 from Canadian National for other investment banking services. Salomon Smith Barney is also acting as an agent for Canadian National's open market share repurchases for which it will receive customary fees.

                                                   Chapter One--The Combination

 Opinion of Canadian National Financial Advisor BMO Nesbitt Burns

   Canadian National retained BMO Nesbitt Burns in a letter agreement dated as of December 1, 1999 to act as a financial advisor to Canadian National and to review the fairness, from a financial point of view, of the exchange ratio to the holders of Canadian National common shares. BMO Nesbitt Burns rendered an opinion to the Canadian National board of directors on December 18, 1999 to the effect that, based upon and subject to the considerations and limitations set forth in such opinion, BMO Nesbitt Burns' experience as investment bankers, its work described below and other factors it deemed relevant, as of such date, the exchange ratio was fair, from a financial point of view, to the holders of Canadian National common shares.

   The full text of the written opinion of BMO Nesbitt Burns, dated as of December 18, 1999, which identifies the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex G to this document. Canadian National shareholders are urged to, and should, read this opinion in its entirety.

   In connection with rendering its opinion, BMO Nesbitt Burns reviewed, among other things, the following:

  . a draft of the combination agreement together with certain of the exhibits to the combination agreement, including a draft of the plan of arrangement;

  . certain publicly available information concerning Canadian National and Burlington Northern Santa Fe;

  . certain internal financial information and data concerning Canadian
    National and Burlington Northern Santa Fe, including financial forecasts prepared by their managements and information relating to certain strategic implications and operational benefits anticipated to result from the combination prepared by the respective managements of Canadian National and Burlington Northern Santa Fe;

  . current and historical market prices and trading volumes for Canadian
    National and Burlington Northern Santa Fe common shares;

  . certain stock market and other publicly available information relating to the business of other companies whose operations BMO Nesbitt Burns considered relevant in evaluating those of Canadian National and Burlington Northern Santa Fe;

  . the financial terms of the combination in relation to the historical and projected earnings and other financial and operating data for Canadian National and Burlington Northern Santa Fe and the capitalization and financial condition of Canadian National and Burlington Northern Santa Fe; and

  . the pro forma financial impact of the combination on Canadian National and Burlington Northern Santa Fe.

   BMO Nesbitt Burns also conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as it deemed appropriate in arriving at its opinion. BMO Nesbitt Burns also discussed the business, operations and prospects of Canadian National and Burlington Northern Santa Fe, as well as other matters BMO Nesbitt Burns believed relevant to its inquiry, with certain senior officers, directors and other representatives and advisors of Canadian National and certain senior officers of Burlington Northern Santa Fe.

   In its review and analysis and in arriving at its opinion, BMO Nesbitt Burns assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with BMO Nesbitt Burns and

Chapter One--The Combination

further relied upon the assurances of management of Canadian National that they were not aware of any facts that would make any of such information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with it, BMO Nesbitt Burns was advised by the managements of Canadian National and Burlington Northern Santa Fe that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Canadian National and Burlington Northern Santa Fe as to the future financial performance of Canadian National and Burlington Northern Santa Fe and the strategic implications and operational benefits anticipated to result from the combination. BMO Nesbitt Burns expressed no view with respect to such forecasts and other information and data or the assumptions on which they were based. BMO Nesbitt Burns assumed, with the consent of Canadian National, that such operational benefits will be achieved. BMO Nesbitt Burns further assumed that no restrictions imposed in the course of obtaining, and that no delay in obtaining, the necessary regulatory and governmental approvals, including approval of the U.S. Surface Transportation Board, for the combination would have a material adverse effect on the strategic implications and operational benefits expected to be achieved as a result of the combination. BMO Nesbitt Burns further assumed, with the consent of Canadian National, that the combination would have the tax and accounting consequences described in discussions with, and materials furnished to it by, representatives of Canadian National and Burlington Northern Santa Fe (as described in "The Combination--Material Tax Consequences of the Combination" and "The Combination--Accounting Treatment"). BMO Nesbitt Burns did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Canadian National or Burlington Northern Santa Fe nor did it make any physical inspection of the properties or assets of Canadian National or Burlington Northern Santa Fe. Representatives of Canadian National advised BMO Nesbitt Burns, and BMO Nesbitt Burns assumed, that the final terms of the combination agreement, including the exhibits to the combination agreement and the plan of arrangement would not vary materially from those set forth in the drafts reviewed by it. BMO Nesbitt Burns further assumed that the combination would be consummated in accordance with the terms of the combination agreement, without waiver of any of the conditions precedent to the combination contained in the combination agreement.

   BMO Nesbitt Burns' opinion, as summarized in this section, related to the fairness, from a financial point of view, of the exchange ratio to the holders of Canadian National common shares. BMO Nesbitt Burns expressed no opinion as to what the value of the stapled securities consisting of Canadian National voting shares and Canadian National exchangeable shares or the stapled securities consisting of North American Railways common stock and Canadian National voting shares would be when issued in connection with the combination or the price at which any securities of any of the parties will trade subsequent to the announcement or completion of the combination. BMO Nesbitt Burns was not requested to, and did not, solicit third party indications of interest in a possible business combination with Canadian National, nor was it requested to consider, and its opinion does not address, the relative merits of the combination as compared to any alternative business strategies that might exist for Canadian National or the effect of any other transaction in which Canadian National might engage. BMO Nesbitt Burns' opinion is necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to it, at or prior to December 18, 1999, and BMO Nesbitt Burns assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after that date.

   BMO Nesbitt Burns' advisory services and opinion were provided for the information of the board of directors of Canadian National in its evaluation of the combination, and are not intended to be and do not constitute a recommendation of the combination to Canadian National or a recommendation to any Canadian National shareholder as to how such Canadian National shareholder should vote on any matters relating to the combination or as to whether any shareholder should elect to exchange Canadian National exchangeable shares for North American Railways common stock.

                                                   Chapter One--The Combination

   In connection with rendering its opinion, BMO Nesbitt Burns made a presentation to the Canadian National board of directors on December 18, 1999, with respect to certain analyses performed by BMO Nesbitt Burns in evaluating the fairness of the exchange ratio to the holders of Canadian National common shares. The following is a summary of that presentation. The summary of certain of the financial analyses includes information presented in tabular format. In order to understand the financial analyses used by BMO Nesbitt Burns, the tables below must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to December 18, 1999 and does not necessarily reflect current or future market conditions.

 Historical trading analyses

   Implied historical exchange ratios. BMO Nesbitt Burns derived implied historical exchange ratios by dividing the closing price per share of Canadian National common shares by the closing price per share of Burlington Northern Santa Fe common stock for each trading day in the calendar period from January 1, 1998 through December 17, 1999. BMO Nesbitt Burns also calculated the average implied exchange ratios for various periods ending December 17, 1999:

         Last 3 years....................................... 0.849
         Last 1 year........................................ 0.946
         Last 180 days...................................... 1.030
         Last 90 days....................................... 1.067
         Last 60 days....................................... 1.060
         Last 30 days....................................... 1.051
         Last 20 days....................................... 1.033
         Last 10 days....................................... 1.020
         Last 5 days........................................ 1.023
         December 17, 1999.................................. 1.049
         Proposed Exchange Ratio............................ 1.050

 Implied valuation analyses

   BMO Nesbitt Burns performed analyses using publicly available information concerning certain companies that BMO Nesbitt Burns considered to be relevant or comparable as well as historical and projected financial information for Canadian National and Burlington Northern Santa Fe to derive certain implied valuation information for Canadian National and Burlington Northern Santa Fe.

   Comparable company analysis. BMO Nesbitt Burns reviewed certain publicly available financial, operating and stock market information for Canadian National and a group of four other publicly traded companies that operate in the rail sector that BMO Nesbitt Burns deemed comparable to Canadian National (Burlington Northern Santa Fe, CSX Corporation, Norfolk Southern Corporation and Union Pacific Corporation). For each of these companies, BMO Nesbitt Burns derived and compared, among other things:

  . the ratio of each company's closing stock price on December 13, 1999 to its actual earnings per share ("EPS") for the last twelve months ("LTM") for which public financial information was available and to its estimated EPS for 1999, 2000 and 2001, respectively;

  . the ratio of each company's enterprise value to (a) its actual earnings before taking into account interest expense and taxes ("EBIT") for the LTM period for which public financial information was available and estimated EBIT for 1999 and 2000, respectively, and (b) its actual earnings before taking

Chapter One--The Combination


    into account interest expense, taxes, depreciation and amortization ("EBITDA") for the LTM period for which public financial information was available and estimated EBITDA for 1999 and 2000, respectively; and

  . the ratio of each company's enterprise value to its actual total revenues for the LTM period for which public financial information was available and to its estimated total revenues for 1999 and 2000.

   For the purposes of this analysis, estimated revenues, EBITDA and EBIT for the comparable companies were derived from information taken from equity research reports and Value Line, and EPS estimates were derived from analysts' published estimates as compiled by Institutional Brokers Estimate System ("I/B/E/S"). I/B/E/S is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. Enterprise value was calculated as:

  . the closing price on December 15, 1999 of the respective company's common shares multiplied by the number of diluted shares outstanding; plus

  . the book value of total debt, preferred shares and minority interests;
    minus

  . cash.

   Where applicable, for certain of the companies, figures were adjusted for certain extraordinary or unusual items.

   Using the ratios for these companies, and applying its judgment (including, among other things, giving more weight to the ratios of estimated EBITDA, EBIT and EPS and excluding Norfolk Southern Corporation), BMO Nesbitt Burns established an indicative range of implied enterprise value and price-to-EPS ratios. BMO Nesbitt Burns also computed an average for these comparables, excluding Norfolk Southern Corporation. By multiplying the indicative range by Canadian National's estimated EBITDA, EBIT and EPS, BMO Nesbitt Burns derived an indicative range of per share equity values for Canadian National.

   The following table sets forth certain of the results of these calculations:

                                                                    Indicative
                                                         Comparable   Equity
                                 Canadian   Indicative   Companies  Value per
                                 National     Range         Mean      Share
                                 -------- -------------- ---------- ----------
Ratio of Closing Price on
 December 15, 1999 to:
  (a) Estimated Earnings Per
   Share for 1999...............  11.6x   12.0x to 15.0x   14.6x    $30 to $37
  (b) Estimated Earnings Per
   Share for 2000...............  10.2x   10.0x to 12.0x   11.0x    $28 to $34
  (c) Estimated Earnings Per
   Share for 2001...............   9.2x    9.5x to 11.0x    9.7x    $30 to $34
Ratio of Enterprise Value to:
  (a) Estimated EBIT for 1999...   9.1x    9.0x to 11.0x   10.2x    $28 to $38
  (b) Estimated EBIT for 2000...   8.0x    8.0x to 10.0x    8.7x    $30 to $41
  (c) Estimated EBITDA for
   1999.........................   6.7x     6.5x to 7.5x    6.8x    $27 to $34
  (d) Estimated EBITDA for
   2000.........................   6.1x     6.0x to 7.0x    6.0x    $29 to $36

   For Burlington Northern Santa Fe, BMO Nesbitt Burns derived and compared the same ratios as discussed above with respect to Canadian National, except it excluded Burlington Northern Santa Fe from the comparables and included Canadian National, resulting in different indicative ranges and means.

                                                   Chapter One--The Combination


   The following table sets forth certain of the results of these calculations:

                                                                    Indicative
                               Burlington                Comparable   Equity
                                Northern    Indicative   Companies  Value per
                                Santa Fe      Range         Mean      Share
                               ---------- -------------- ---------- ----------
Ratio of Closing Price on
 December 15, 1999 to:
  (a) Estimated Earnings Per
   Share for 1999.............   11.9x    12.0x to 14.5x   14.5x    $29 to $35
  (b) Estimated Earnings Per
   Share for 2000.............   10.6x    10.0x to 11.0x   10.9x    $27 to $29
  (c) Estimated Earnings Per
   Share for 2001.............   10.0x     9.0x to 10.0x    9.4x    $26 to $29

Ratio of Enterprise Value to:
  (a) Estimated EBIT for
   1999.......................    8.6x     9.5x to 10.5x   10.4x    $32 to $37
  (b) Estimated EBIT for
   2000.......................    8.0x      8.0x to 9.0x    8.7x    $28 to $33
  (c) Estimated EBITDA for
   1999.......................    6.1x      6.5x to 7.5x    7.0x    $31 to $38
  (d) Estimated EBITDA for
   2000.......................    5.7x      5.5x to 6.5x    6.1x    $27 to $34

   Based on the above data, BMO Nesbitt Burns established an indicative value range per Canadian National common share of $28.00 to $34.00 and an indicative value range per Burlington Northern Santa Fe common share of $27.00 to $35.00, and noted that Canadian National's December 15, 1999 closing price of $28.63 and Burlington Northern Santa Fe's December 15, 1999 closing price of $28.38 were within the lower portions of their respective ranges. Based on these ranges, BMO Nesbitt Burns derived a range of implied exchange ratios of 0.80 to 1.26.

   Discounted cash flow analyses. Using cash flow projections provided by the management of Canadian National and Burlington Northern Santa Fe, respectively, BMO Nesbitt Burns performed discounted cash flow analyses with respect to each company, without taking into account synergies forecasted by management to result from the combination. Based on estimates of each company's weighted average cost of capital, BMO Nesbitt Burns utilized a range of discount rates from 9.0% to 10.5% for each company. Based on its judgment regarding the characteristics of the two companies, BMO Nesbitt Burns utilized terminal value multiples for forecasted 2003 EBITDA ranging from 6.0x to 7.0x for Canadian National and from 5.5x to 6.5x for Burlington Northern Santa Fe. Based on this analysis, BMO Nesbitt Burns derived a range for the implied equity value per Canadian National common share of approximately $28.00 to $36.00 and a range for the implied equity value per Burlington Northern Santa Fe common share of approximately $28.00 to $36.00. Based on these ranges, BMO Nesbitt Burns derived a range of implied exchange ratios of 0.78 to 1.29.

   Precedent transaction analysis. BMO Nesbitt Burns presented information with respect to certain stock-for-stock merger transactions in the rail sector announced since June 1994, but did not rely on this information in reaching its opinion because those transactions reflected unique general economic and market conditions and specific strategic and financial circumstances peculiar to those transactions that were not relevant to an analysis of the fairness of the present transaction, which was structured based upon the concept that the exchange ratio was to reflect the market price of each company's common stock at the time the combination agreement was executed and that no premium was to be paid to the shareholders of either company.

 Contribution analysis

   BMO Nesbitt Burns analyzed the relative contributions of each of Canadian National and Burlington Northern Santa Fe to the pro forma combined companies with respect to certain operating, market and financial data and determined the resulting implied exchange ratios for Canadian National. The following table describes the relative contributions of Canadian National and Burlington Northern Santa Fe, respectively, to the pro forma combined companies. The computations in the table were based on actual information for 1998 and

Chapter One--The Combination

estimated financial information for each of Canadian National and Burlington Northern Santa Fe for 1999, 2000 and 2001, in each case as provided by management. In performing this analysis, BMO Nesbitt Burns did not take into account any anticipated cost savings, revenue enhancements or other potential effects of the combination.

   The following table sets forth certain of the results of these calculations:

                                                           Burlington
                                               Canadian     Northern   Implied
                                               National     Santa Fe   Exchange
                                             Contribution Contribution  Ratio
                                             ------------ ------------ --------
Revenue
  1999 Estimated............................     28.0%        72.0%     0.867x
  2000 Estimated............................     28.0%        72.0%     0.866x
  2001 Estimated............................     28.0%        72.0%     0.867x

EBITDA
  1999 Estimated............................     29.8%        70.2%     0.947x
  2000 Estimated............................     30.5%        69.5%     0.978x
  2001 Estimated............................     30.4%        69.6%     0.976x

EBIT
  1999 Estimated............................     30.7%        69.3%     0.989x
  2000 Estimated............................     31.3%        68.7%     1.017x
  2001 Estimated............................     31.2%        68.8%     1.013x

Net Income
  1999 Estimated............................     31.1%        68.9%     1.007x
  2000 Estimated............................     33.0%        67.0%     1.099x
  2001 Estimated............................     33.1%        66.9%     1.106x

Total Assets
  1999 Estimated............................     31.7%        68.3%     1.038x
  2000 Estimated............................     31.9%        68.1%     1.046x
  2001 Assets Estimated.....................     31.7%        68.3%     1.034x

  1998 Route Miles..........................     28.8%        71.2%     0.903x
  Estimated 1999 Employees..................     29.9%        70.1%     0.951x
  December 15, 1999 price per share.........       --           --      1.009x
  20 Day Average price per share ending
   December 15, 1999........................       --           --      1.059x
  December 15, 1999 market value of equity..     30.8%        69.2%     0.995x

 Combination analysis

   Accretion/Dilution analysis. BMO Nesbitt Burns performed an analysis of the implied impact of the combination on future per share earnings and book value of Canadian National on a pro-forma basis, calculated as the combined companies pro-forma amounts multiplied by 1.05. In each case, BMO Nesbitt Burns performed the analyses based on the closing price of Burlington Northern Santa Fe on December 16, 1999 and made pro forma adjustments to the estimated combined operating earnings of the pro forma combined companies based on estimates of the managements of both companies as to revenue enhancements and cost savings expected to result from the combination and a revaluation of the Canadian National assets based on purchase accounting treatment. Based on these analyses, the proposed transaction would be accretive to Canadian National shareholders on an EPS and book value per share basis in the years 2001, 2002 and 2003.

                                                   Chapter One--The Combination

   Pro forma analysis. BMO Nesbitt Burns performed an analysis of the implied impact of the combination on the future net debt to capitalization, pre-tax interest coverage and EBITDA to interest coverage ratios of the combined companies on a pro-forma basis and compared these to similar ratios for Canadian National on a stand-alone basis. BMO Nesbitt Burns made the same pro forma adjustments to the projected financial statements of the combined entity and relied on the same management projections described under "Accretion/Dilution" analysis above, and concluded that the impact of the combination on such ratios was not material.

   The foregoing is a summary of the material financial analyses furnished by BMO Nesbitt Burns to the Canadian National board of directors, but it does not purport to be a complete description of the analyses performed by BMO Nesbitt Burns or of its presentation to the Canadian National board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. BMO Nesbitt Burns made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of the analyses and factors considered. Accordingly, BMO Nesbitt Burns believes that its analyses and the summary set forth above must be considered as a whole, and that selecting portions of such analyses and of the factors considered by BMO Nesbitt Burns, without considering all of such analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by BMO Nesbitt Burns and its opinion. As such, in providing its oral opinion to Canadian National's board of directors on December 18, 1999, BMO Nesbitt Burns did not indicate how each of the analyses described above, considered individually, supported its fairness opinion. In its analyses, BMO Nesbitt Burns made numerous assumptions with respect to Canadian National, Burlington Northern Santa Fe, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Canadian National and Burlington Northern Santa Fe. Any estimates contained in BMO Nesbitt Burns' analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, none of Canadian National, Burlington Northern Santa Fe, the Canadian National or Burlington Northern Santa Fe board of directors, BMO Nesbitt Burns or any other person assumes responsibility if future results or actual values differ materially from the estimates. BMO Nesbitt Burns' analyses were prepared solely as part of BMO Nesbitt Burns' analysis of the fairness, from a financial point of view, of the exchange ratio to the holders of Canadian National common shares and were provided to the Canadian National board of directors in that connection. The opinion of BMO Nesbitt Burns was only one of the factors taken into consideration by the Canadian National board of directors in making its determination to approve the combination agreement and the transactions contemplated by that agreement.

   BMO Nesbitt Burns is one of Canada's largest investment banking firms, with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading, investment research and investment management.

   Canadian National selected BMO Nesbitt Burns to act as its financial advisor on the basis of BMO Nesbitt Burns' international reputation and BMO Nesbitt Burns' familiarity with Canadian National. BMO Nesbitt Burns has in the past provided investment banking services to Canadian National for which services it has received compensation. In the ordinary course of its business, BMO Nesbitt Burns and its affiliates may actively trade or hold the securities of Canadian National and Burlington Northern Santa Fe for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. The Honorable Edward C. Lumley, a director of Canadian National, is Vice-Chairman of BMO Nesbitt Burns. In addition, BMO Nesbitt Burns and its affiliates may maintain relationships with Canadian

Chapter One--The Combination


National, Burlington Northern Santa Fe and their respective affiliates. See "Comparison of Shareholder Rights and Description of Capital Stock".

   Pursuant to BMO Nesbitt Burns' engagement letter, Canadian National agreed to pay BMO Nesbitt Burns the following fees: (1) Cdn$3,333,333, payable upon execution of the combination agreement, (2) Cdn$3,333,333, payable upon approval of the combination by the shareholders of Canadian National and Burlington Northern Santa Fe, and (3) Cdn$3,333,334, payable upon the completion of the combination. In the event the combination is not completed, BMO Nesbitt Burns would be entitled to Cdn$5,000,000 of any cash payment made to Canadian National of the termination fees contemplated by the combination agreement, taking into account amounts previously paid by Canadian National. Canadian National has also agreed to reimburse BMO Nesbitt Burns for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement (including the reasonable fees and disbursements of its counsel) and to indemnify BMO Nesbitt Burns against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the federal securities laws. Since January 1, 1998, BMO Nesbitt Burns has received an aggregate of approximately $5,000,000 from Canadian National for other investment banking services. BMO Nesbitt Burns is also acting as agent for Canadian National's open market share repurchases for which it will receive customary fees.

 Opinion of Burlington Northern Santa Fe Financial Advisor Goldman Sachs

   On December 18, 1999, Goldman Sachs delivered its oral opinion to the board of directors of Burlington Northern Santa Fe that as of the date of that opinion, the exchange ratio pursuant to the combination agreement was fair, from a financial point of view, to the holders of the outstanding shares of Burlington Northern Santa Fe common stock. Goldman Sachs subsequently confirmed its oral opinion by delivery of its written opinion dated as of December 18, 1999.

   The full text of the written opinion of Goldman Sachs, dated as of December 18, 1999, which identifies the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex H to this document. Burlington Northern Santa Fe shareholders are urged to, and should, read this opinion in its entirety.

   In connection with its opinion, Goldman Sachs reviewed, among other things:

   .the combination agreement;

  . Annual Reports to shareholders and Annual Reports on Form 10-K of Burlington Northern Santa Fe and its predecessors for the five years ended December 31, 1998;

  . various interim reports to shareholders and Quarterly Reports on Form 10-Q of Burlington Northern Santa Fe;

  . Annual Reports to shareholders and Annual Information Forms for the four years ended December 31, 1998 of Canadian National;

  .   various interim reports of Canadian National to its shareholders;

  . various other communications from Burlington Northern Santa Fe and Canadian National to their respective shareholders; and

  . certain internal financial analyses and forecasts for Burlington Northern Santa Fe and Canadian National prepared by their respective managements, including certain operating synergies and purchase accounting adjustments projected by the respective managements of Burlington Northern Santa Fe and Canadian National to result from the transaction contemplated by the combination agreement.

                                                   Chapter One--The Combination



   Goldman Sachs also held discussions with members of the senior management of Burlington Northern Santa Fe and Canadian National regarding the strategic rationale for, and potential benefits of, the transaction contemplated by the combination agreement and the past and current business operations, financial condition and future prospects of their respective companies and of the combined operations of Burlington Northern Santa Fe and Canadian National. In addition, Goldman Sachs:

  . reviewed the reported price and trading activity for the shares of Burlington Northern Santa Fe common stock and Canadian National common stock;

  . compared various financial and stock market information for Burlington Northern Santa Fe and Canadian National with similar information for selected other companies with publicly traded securities;

  . reviewed the financial terms of selected recent business combinations in the railroad industry specifically and other industries generally; and

  .   performed such other studies and analyses as it considered appropriate.

   Goldman Sachs relied upon the accuracy and completeness of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed with the consent of Burlington Northern Santa Fe that the financial forecasts provided by the management of Burlington Northern Santa Fe for its December 16, 1999 meeting of its board of directors, and by the management of Canadian National, including the synergies and purchase accounting adjustments, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of Burlington Northern Santa Fe and Canadian National and will be realized in the amounts and at the times contemplated in such forecasts. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Burlington Northern Santa Fe or Canadian National or any of their subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal.

   The advisory services and the opinion of Goldman Sachs are provided for the information and assistance of the board of directors of Burlington Northern Santa Fe in connection with its consideration of the transaction contemplated by the combination agreement and do not constitute a recommendation as to how any shareholder should vote with respect to the proposed transaction.

   The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its oral opinion to the board of directors of Burlington Northern Santa Fe on December 18, 1999. Goldman Sachs utilized substantially the same type of financial analyses in connection with providing the written opinion attached to this document as Annex H.

   In order to understand the financial analyses used by Goldman Sachs, the tables below must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

   Selected companies analysis. Goldman Sachs reviewed and compared financial information, ratios and public market multiples for the following five publicly traded corporations in the railway industry:

  .   Burlington Northern Santa Fe;

  .   Canadian National;

  .   CSX Corporation;

Chapter One--The Combination



  .   Norfolk Southern Corporation; and

  .   Union Pacific Corporation.

   Goldman Sachs also calculated and compared various financial multiples and ratios based on information it obtained about the selected companies from their most recent U.S. Securities and Exchange Commission filings, publicly available research reports, I/B/E/S estimates and closing prices on December 15, 1999. I/B/E/S is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. Goldman Sachs did not review the methodologies or assumptions used by I/B/E/S in compiling its earnings estimates.

   Goldman Sachs' analyses of the selected companies compared the following:

  . estimated calendar year 1999 and 2000 price/earnings ratios based on I/B/E/S median estimates;

  . five-year earnings per share growth rate provided by I/B/E/S median estimates;

  . ratio of the estimated calendar year 2000 price/earnings ratio to the five-year earnings per share growth rate;

  . latest twelve-month operating margins based on earnings before interest and taxes, or EBIT;

  . latest twelve-month margins based on earnings before interest, taxes, depreciation and amortization, or EBITDA; and

  .  dividend yield.

   The results of these analyses are summarized as follows:

                                 Selected Companies        Burlington
                              ----------------------------  Northern  Canadian
                                  Range       Mean  Median  Santa Fe  National
                              --------------  ----  ------ ---------- --------
Price/Earnings Ratio--1999... 11.6x  to 28.2x 16.7x  14.5x    11.8x     11.6x
Price/Earnings Ratio--2000... 10.2x  to 14.1x 11.5x  10.9x    10.5x     10.2x
5-Year EPS Growth Rate....... 10.0%  to 13.0% 10.6%  10.0%    10.0%     13.0%
2000 PE to 5-Year EPS Growth
 Rate........................  0.8x  to  1.4x  1.1x   1.1x     1.1x      0.8x
LTM Margin--EBITDA........... 16.2%  to 39.5% 28.2%  27.2%    33.9%     39.5%
LTM Margin--EBIT............. 10.7%  to 27.2% 19.3%  20.0%    24.1%     27.2%
Dividend Yield...............  1.4%  to  3.8%  2.4%   1.8%     1.7%      1.4%

   Goldman Sachs also calculated one year forward and two year forward price/earnings ratios for each of Burlington Northern Santa Fe, Canadian National, CSX Corporation, Norfolk Southern Corporation and the Standard & Poor's 500 Composite Index on June 1, 1995 (except Canadian National); June 1, 1996; June 1, 1997; June 1, 1998, and December 15, 1999. Goldman Sachs first calculated the one year forward price/earnings ratio for each selected date by dividing the actual stock price on each selected date by the I/B/E/S estimated earnings per share, as of that date, for the fiscal year including that date. Goldman Sachs then calculated a two year forward price/earnings ratio for each selected date by dividing the actual stock price on each selected date by the forecasted earnings per share for the following fiscal year. Goldman Sachs then determined the median one year forward and two year forward P/E ratio for each company over the selected period.

                                                   Chapter One--The Combination



   The results of these analyses are summarized as follows:

                                              Median               Median
                                       One Year Forward P/E Two Year Forward P/E
                                       -------------------- --------------------
Burlington Northern Santa Fe..........         13.8x                11.3x
Canadian National.....................         12.8x                10.9x
CSX Corporation.......................         12.8x                11.4x
Norfolk Southern Corporation..........         14.9x                13.4x
S&P 500 Index.........................         19.9x                18.8x

   Selected transactions analysis. Goldman Sachs analyzed certain information relating to the following twenty-six selected stock-for-stock worldwide merger transactions announced since July 1997 where the enterprise value of the merging corporation ranged from $4 billion to $16 billion:

  . Allied Signal Inc./Honeywell Inc.;

  . The Kroger Co./Fred Meyer, Inc.;

  . Scottish Power plc/PacifiCorp;

  . Global Crossing Ltd./Frontier Corporation;

  . American Electric Power Company, Inc./Central and South West Corporation;

  . Albertson's Inc./America Stores Company;

  . The Dow Chemical Company/Union Carbide Corporation;

  . Siebe plc/BTR plc;

  . Lockheed Martin Corporation/Northrop Grummon Corporation;

  . Royal Bank of Canada/Bank of Montreal;

  . Banca Intesa S.p.A./Banca Commericilla Italiana S.p.A.;

  . Motorola Inc./General Instruments Corp.;

  . KingFisher plc/ASDA Group Inc.;

  . Gemstar International Group Limited/TV Guide, Inc.;

  . Nortel Networks Corporation/Bay Networks, Inc.;

  . Halliburton Co./Dresser Industries, Inc.;

  . Infinity Broadcasting Corp./Outdoor Systems, Inc.;

  . Abbott Laboratories/Alza Corp.;

  . Newell Co./Rubbermaid Inc.;

  . International Paper Company/Union Camp Corporation;

  . At Home Corp./Excite, Inc.;

  . ALLTEL Corp./360 Communications Company;

  . Alcoa Inc./Reynolds Metals Co.;

  . El Paso Energy Corp./Sonat Inc.;

Chapter One--The Combination


  .  General Dynamics Corporation/Gulfstream Aerospace Corporation; and

  .  Cardinal Health Inc./Allegiance Corp.

   Goldman Sachs' analyses of the selected stock-for-stock worldwide merger transactions compared the following to the results for the proposed transaction:

  . the merging corporation's percentage interest in the combined companies after the combination;

  . the premium offered merging corporation shareholders to the merging company's stock price one day prior to announcement of the combination; and

  . the percentage of the board of directors of the combined companies held by the merging company after the combination.

   The results of these analyses are summarized as follows:

                                            Selected Worldwide
                                                  Mergers
                                         --------------------------  Proposed
                                             Range     Mean  Median Transaction
                                         ------------- ----  ------ -----------
Merging Corporation Interest in Newco..  9.1% to 56.5% 32.9%  33.5%    31.7%
Premium vs. Prior 1 Day Stock Price....  9.9% to 67.2% 28.1%  24.7%     0.2%
Merging Corporation Percent in Board of
 Newco.................................  7.7% to 50.0% 28.4%  24.0%    50.0%

   Goldman Sachs also performed certain analyses relating to six major rail merger transactions announced since 1994, but did not rely on this information in reaching its opinion because, in the judgment of Goldman Sachs, these transactions reflected economic and market conditions and strategic and financial circumstances applicable to those transactions that were not relevant to an analysis of the fairness of the proposed combination of Burlington Northern Santa Fe and Canadian National. Unlike this transaction, which is structured as a combination of equals and does not offer a premium to the shareholders of either Burlington Northern Santa Fe or Canadian National, the five completed selected major rail mergers each involved an acquisition in which a premium was to be paid to the shareholders of the acquired company. A sixth transaction, which was aborted, involved the acquisition of a subsidiary for which a premium could not be calculated. Moreover, unlike this transaction, which is structured as a stock-for-stock merger, five of the six selected major rail mergers were transactions in which cash or cash and stock were offered as consideration and the sixth transaction was aborted.

   Historical exchange ratio analysis. Goldman Sachs reviewed the historical trading prices for Burlington Northern Santa Fe common stock and Canadian National common shares and calculated implied exchange ratios based on a comparison of historical average closing prices for each company for the periods set forth below. Goldman Sachs then calculated the premium or discount of the exchange ratio of 1.05 to be received in the combination to each of these implied exchange ratios.

                                                   Chapter One--The Combination



   The results of these analyses are summarized as follows:

                                                             Implied
                                                             Exchange Premium/
Period                                                        Ratio   (Discount)
------                                                       -------- ---------
December 17, 1999...........................................  1.05x      0.2%
One week ended December 17, 1999............................  1.02x      2.7%
Two weeks ended December 17, 1999...........................  1.02x      2.9%
One month ended December 17, 1999...........................  1.04x      0.7%
Three months ended December 17, 1999........................  1.06x     (1.2)%
Six months ended December 17, 1999..........................  1.07x     (1.7)%
One year ended December 17, 1999............................  0.95x     10.8%
Two years ended December 17, 1999...........................  0.89x     17.7%
Three years ended December 17, 1999.........................  0.85x     23.7%

   Contribution analysis. Goldman Sachs reviewed historical and estimated future operating and financial information including, among other things, revenues, operating income, EBITDA, net income, market capitalization and levered market capitalization for Burlington Northern Santa Fe and Canadian National and the pro forma combined companies resulting from the combination using I/B/E/S estimates. Goldman Sachs also analyzed the relative income statement contribution of Burlington Northern Santa Fe and Canadian National to the combined companies on a pro forma basis before taking into account any of the possible benefits that may be realized following the combination for actual years 1997 and 1998 and estimated years 1999 and 2000. Projections for estimated years 1999 and 2000 were based on financial data provided to Goldman Sachs by I/B/E/S International, Inc. The results of these analyses are summarized as follows:

                                            Burlington Northern
                          Canadian National      Santa Fe       Implied Exchange
                            Contribution       Contribution          Ratio
                          ----------------- ------------------- ----------------
Revenues
 1997....................         30%                70%              0.97
 1998....................         28%                72%              0.88
Operating Income*
 1997....................         28%                72%              0.88
 1998....................         29%                71%              0.93
EBITDA*
 1997....................         28%                72%              0.88
 1998....................         26%                74%              0.80
Net Income*
 1997....................         28%                72%              0.87
 1998....................         26%                74%              0.80
 1999**..................         31%                69%              1.02
 2000**..................         31%                69%              1.04

--------
*  Excludes nonrecurring charges.
** Based on 1999 and 2000 I/B/E/S estimates and excludes nonrecurring charges.
   Goldman Sachs also calculated Canadian National's contribution to both the levered and unlevered market capitalization of the combined companies on a fully diluted basis as of December 15, 1999. The results of these analyses are summarized as follows:

Chapter One--The Combination



                                       Levered Market
                          Market Cap.*     Cap.*
                          ------------ --------------
Canadian National
 Contribution To
 Combined Entity........        31%           32%
Implied Exchange Ratio..      1.01          1.05

--------
*  Determined as of December 15, 1999 and calculated on a fully diluted basis.

   Pro forma combination impact. Goldman Sachs prepared pro forma analyses of the financial impact of the combination using earnings estimates for Burlington Northern Santa Fe and Canadian National prepared by their respective managements. For each of the years 2001, 2002 and 2003, Goldman Sachs compared the earnings per share of Burlington Northern Santa Fe common stock, on a stand alone basis, to the earnings per share of the common stock of the combined companies on a pro forma basis. Goldman Sachs performed this analysis based on the closing price of Burlington Northern Santa Fe and Canadian National on December 15, 1999, assuming pre-tax synergies of $500 million phased in over the years 2001 to 2003 and an annual pre-tax amortization of transaction-related asset writeup of $75 million. Based on these analyses, the proposed transaction would be accretive to Burlington Northern Santa Fe's shareholders on an earnings per share basis in the years 2001, 2002 and 2003. Goldman Sachs assumed for purposes of the analyses that 2001 was the first year of the combination.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses and did not reach separate conclusions as to each analysis that it performed. Rather, Goldman Sachs reached a single conclusion as to fairness based on its experience and professional judgment and the analysis as a whole. As such, in providing its oral opinion to Burlington Northern Santa Fe's board of directors on December 18, 1999, Goldman Sachs did not indicate how each of the analyses described, considered individually, above supported its fairness determination. No company or transaction used in the above analyses as a comparison is directly comparable to Burlington Northern Santa Fe or the contemplated transaction.

   The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the board of directors of Burlington Northern Santa Fe as to the fairness, from a financial point of view, to the holders of the outstanding shares of Burlington Northern Santa Fe common stock of the exchange ratio pursuant to the combination agreement. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Moreover, forecasts of future results and estimates of values are not appraisals and do not necessarily reflect the prices at which companies may be sold. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control the parties or their respective advisors, none of the board of directors or management of Burlington Northern Santa Fe, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

   As described above, Goldman Sachs' opinion was one of many factors taken into consideration by the board of directors of Burlington Northern Santa Fe in making its determination to approve the combination agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex H to this document.

   Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations

                                                   Chapter One--The Combination


for estate, corporate and other purposes. Goldman Sachs is familiar with Burlington Northern Santa Fe, having provided certain investment banking services to Burlington Northern Santa Fe from time to time, including having acted as:

  . financial advisor to Santa Fe Pacific Corporation in connection with its merger with Burlington Northern Inc. in 1995, which resulted in the formation of Burlington Northern Santa Fe;

  . underwriter in various public offerings of debt securities by Burlington Northern Santa Fe, including as:

    . lead managing underwriter of $200 million of 7.25% Debentures due 2097 in July 1997 and $200 million of remarketable bonds due 2029 in November 1998;

    . co-managing underwriter of $171 million of 6.23% Pass-Through Certificates due 2018 in November 1998, $200 million of 6.125% Notes due 2009 and $200 million of 6.750% Debentures due 2029 in March 1999, and $298 million of 7.57% Pass-Through Trust Certificates due 2021 in September 1999; and

    .   lead manager for $200 million of 6.7% Debentures due 2028 in July
        1998;

  .   agent for $100 million remarketable bonds due 2031 in March 1998; and

  . financial advisor in connection with, and having participated in certain of the negotiations leading to, the combination agreement.

   Goldman Sachs has also provided certain investment banking services to Canadian National from time to time, including having acted as:

  . co-managing underwriter in the public offering of $25.9 million of 6.719% Pass Through Certificates due 2013 and $103.7 million of 7.195% Pass Through Certificates due 2016 issued in November 1997;

  . joint lead managing underwriter in the public offering of 4,600,000 common shares of Canadian National issued in June 1999; and

  . lead managing underwriter in the public offering of 4,600,000 Convertible Preferred Securities issued in June 1999.

In addition, Goldman Sachs acted as the financial advisor to Canadian National in connection with its acquisition of Illinois Central Corporation in February 1998.

   Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of Burlington Northern Santa Fe and of Canadian National for its own account and for the account of customers.

   Pursuant to a letter agreement dated December 5, 1999, Burlington Northern Santa Fe engaged Goldman Sachs to act as financial advisor to assist Burlington Northern Santa Fe in connection with the transactions contemplated by the combination agreement. Pursuant to this engagement letter, Burlington Northern Santa Fe will pay Goldman Sachs $6,000,000 in cash when the shareholders of Burlington Northern Santa Fe approve the combination, which will be credited toward any other fees due to Goldman Sachs under the engagement letter and is subject to refund as described below. If the combination is completed, Burlington Northern Santa Fe will pay Goldman Sachs a fee of $22,500,000 and up to an additional $2,500,000 if the average closing price of Burlington Northern Santa Fe common stock for the 20 trading days commencing 10 trading days prior to the consummation date of the combination is at least $40 per share. In the event the combination is not completed, Goldman Sachs would be required to refund the $6,000,000 fee described above but would be

Chapter One--The Combination


entitled to 10% of any cash payment made to Burlington Northern Santa Fe of the termination fees contemplated by the combination agreement.

   Burlington Northern Santa Fe also has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the U.S. federal securities laws.

Accounting Treatment

   North American Railways will account for the combination using the purchase method of accounting in accordance with Opinion No. 16, "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants. Under this method, North American Railways will prepare its financial statements reflecting the assets and liabilities of Burlington Northern Santa Fe at their historical cost basis and the fair value of the North American Railways common stock issued or issuable to the Canadian National shareholders will be allocated to the assets and liabilities of Canadian National based on their relative fair value. Following the combination, Canadian National will continue to prepare its financial statements on Canadian National's historical cost basis.

Material Tax Consequences of the Combination

 U.S. Federal Income Tax Consequences

   The following discussion summarizes the opinions of Mayer, Brown & Platt, with respect to Burlington Northern Santa Fe and its shareholders, and Davis Polk & Wardwell, with respect to Canadian National and its shareholders, as to the material U.S. federal income and estate tax considerations generally applicable to U.S. Holders and Canadian Holders, as defined below, who participate in the combination. We have filed these opinions with the U.S. Securities and Exchange Commission as exhibits to the registration statement related to this document. See "Chapter Six--Additional Information for Shareholders--Where You Can Find More Information". An opinion of counsel is not binding upon either the U.S. Internal Revenue Service or the courts. Neither Burlington Northern Santa Fe nor Canadian National intends to obtain an advance ruling from the U.S. Internal Revenue Service with respect to the tax consequences of the combination.

   The opinions of counsel and this discussion are based upon the U.S. Internal Revenue Code of 1986, the Treasury regulations, administrative pronouncements and judicial decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, and the Canada-United States Income Tax Convention (the "Tax Treaty"). In addition, the opinions of counsel are based on:

  . certain customary factual representations made by Burlington Northern Santa Fe, Canadian National and North American Railways, including representations as to (1) the nature and value of the securities and other consideration to be exchanged in the transaction; (2) issuances, acquisitions, dispositions and redemptions involving the stock of Burlington Northern Santa Fe, Canadian National or North American Railways before or after the combination; (3) the continuation, after the transaction, of the historic business of Burlington Northern Santa Fe; and (4) the assets and liabilities of Burlington Northern Santa Fe and North American Railways; and

  . certain customary factual assumptions set forth in such opinions, including assumptions that (1) the description of the transaction, representations and statements set forth in the transaction agreements, this document and accompanying exhibits are accurate, and that the transaction will in fact occur as described in those documents; (2) any representation or statement that is anticipated to be true, is made "to the best of knowledge," or is similarly qualified is in fact correct; and (3) where a representation states that a person is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement.

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                                                   Chapter One--The Combination



   Any material inaccuracy in the representations and assumptions could alter the conclusions reached by counsel in their opinions. It is a condition to the completion of the combination that each of Burlington Northern Santa Fe and Canadian National receive an opinion from its respective counsel, dated as of the completion of the combination, that the combination will not result in the recognition of income, gain or loss, for U.S. federal income tax purposes, by the shareholders, except for the receipt of cash in lieu of fractional shares by Canadian National shareholders and the receipt of Canadian National voting shares by Burlington Northern Santa Fe shareholders.

   This discussion does not address all aspects of United States federal income taxation that may be applicable to a shareholder in light of the shareholder's particular circumstances or to shareholders subject to special treatment under United States federal income tax laws including, without limitation:

  . financial institutions;

  . insurance companies;

  . tax-exempt entities;

  . dealers in securities;

  . certain United States expatriates;

  . persons who hold Burlington Northern Santa Fe common shares or Canadian
     National common shares as part of a straddle, hedge, conversion transaction or other integrated investment;

  . U.S. Holders whose functional currency is not the U.S. dollar;

  . non-U.S. Holders other than Canadian Holders;

  . shareholders who hold Canadian National common shares or Burlington
     Northern Santa Fe common shares through a partnership or other pass-through entity; and

  . shareholders who acquired Burlington Northern Santa Fe common shares or Canadian National common shares through exercise of employee stock options or otherwise as compensation.

   This discussion is limited to shareholders who hold their Canadian National common shares and Burlington Northern Santa Fe common shares as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code and does not address the tax treatment of Canadian Holders who own, directly or indirectly, more than 5% of the Burlington Northern Santa Fe common shares or Canadian National common shares outstanding prior to the combination or who will own more than 5% of either type of the outstanding stapled securities after the combination.

   For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Burlington Northern Santa Fe common shares, Canadian National common shares or stapled securities that is:

  . a citizen or resident of the United States for United States federal income tax purposes;

  . a corporation, or other entity taxable as a corporation, or partnership organized under the laws of the United States or any state thereof;

  . an estate the income of which is subject to United States federal income taxation regardless of source; or

  . a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

Chapter One--The Combination



   A "Canadian Holder" is a beneficial owner of Burlington Northern Santa Fe common shares, Canadian National common shares or stapled securities who:

  . is a Canadian resident who is not a resident or citizen of the United
     States;

  . does not conduct a U.S. trade or business or maintain a permanent establishment in the United States; and

  . in the case of an individual, is not present in the United States for 183 days or more during the taxable year of any disposition of Burlington Northern Santa Fe common shares, Canadian National common shares or stapled securities.

   SHAREHOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE COMBINATION.

 U.S. Holders

   The following discussion applies only to U.S. Holders who receive stapled securities consisting of North American Railways common shares and Canadian National voting shares pursuant to the combination. This discussion does not address Canadian National common shareholders who are U.S. Holders and who elect to receive stapled securities consisting of Canadian National exchangeable shares and Canadian National voting shares pursuant to the combination. There are potential adverse Canadian withholding and, on exchange, United States federal income tax consequences to a U.S. Holder of owning stapled securities consisting of Canadian National exchangeable shares and Canadian National voting shares. Therefore, Canadian National shareholders who are U.S. Holders and who are considering making an election to receive stapled securities consisting of Canadian National exchangeable shares and Canadian National voting shares pursuant to the combination should consult their own tax advisors concerning the consequences of making such an election and of owning stapled securities consisting of Canadian National exchangeable shares and Canadian National voting shares.

   Burlington Northern Santa Fe shareholders. Except as described in the next paragraph, a U.S. Holder will recognize no income, gain or loss upon the exchange of Burlington Northern Santa Fe common shares for the stapled securities consisting of North American Railways common shares and Canadian National voting shares.

   While there is no specific authority addressing the treatment of the receipt of Canadian National voting shares, a U.S. Holder should recognize gain, if any, on the exchange (measured by the extent to which a U.S. Holder's basis in its Burlington Northern Santa Fe common shares is less than the fair market value of the North American Railways common shares and Canadian National voting shares received therefor), but not in excess of the fair market value of the Canadian National voting shares received by such U.S. Holder. In that case, a U.S. Holder's basis in the North American Railways common shares should equal the exchanging U.S. Holder's basis in its Burlington Northern Santa Fe common shares exchanged therefor, decreased by the fair market value of the Canadian National voting shares received and increased by the amount of gain, if any, recognized with respect to the Canadian National voting shares received. However, the U.S. Internal Revenue Service may take the position that a U.S. Holder should be treated as receiving ordinary income equal to the fair market value of the Canadian National voting shares. In that case, a U.S. Holder's basis in the North American Railways common shares would equal the U.S. Holder's basis in its Burlington Northern Santa Fe common shares exchanged therefor. In either case, a U.S. Holder's holding period in its North American Railways common shares will include such shareholder's holding period in the Burlington Northern Santa Fe common shares exchanged therefor, a U.S. Holder's holding period in the Canadian National voting shares will commence on the date of the exchange, and a U.S. Holder's basis in the Canadian National voting shares will equal their fair market value on the date of the exchange.

                                                   Chapter One--The Combination



   Burlington Northern Santa Fe will provide its shareholders with information regarding the estimated value of the Canadian National voting shares. Such valuation will not be binding upon the U.S. Internal Revenue Service.

   Canadian National common shareholders. A Canadian National common shareholder who is a U.S. Holder and who exchanges Canadian National common shares for stapled securities consisting of North American Railways common shares and Canadian National voting shares pursuant to the combination will not recognize gain or loss on such exchange for U.S. federal income tax purposes. The aggregate basis of the stapled securities so received will be the same as the basis in the Canadian National common shares exchanged therefor, and the holding period of the stapled securities will include such shareholder's holding period in the Canadian National common shares. A Canadian National common shareholder who receives cash in lieu of a fractional share of North American Railways will recognize gain or loss equal to the difference between such shareholder's basis in the Canadian National common shares allocable to the fractional share and the amount of the cash received. Such gain or loss will be a long-term capital gain or loss if the Canadian National common shares exchanged therefor were held for more than one year at the time of the exchange.

   A Canadian National common shareholder who is a U.S. Holder and who exercises dissenters' rights will recognize gain or loss at the time of the combination equal to the difference between such shareholder's basis in its Canadian National common shares and the fair market value of his or her claim. Such gain or loss will be long-term capital gain or loss if the Canadian National common shares exchanged therefor were held for more than one year at the time of the exchange. Any cash ultimately received in excess of the value of the claim is likely to be taxable as ordinary income.

 Canadian Holders

   Exchange of Burlington Northern Santa Fe common shares or Canadian National common shares. Canadian Holders will not be subject to U.S. federal income tax as a result of an exchange pursuant to the combination of either (1) Burlington Northern Santa Fe common shares for stapled securities consisting of North American Railways common shares and Canadian National voting shares, except that if the U.S. Internal Revenue Service successfully asserts the alternative treatment regarding the receipt of Canadian National voting shares as described under "--U.S. Holders-Burlington Northern Santa Fe Shareholders", income may be recognized to the extent of the fair market value of the Canadian National voting shares, or (2) Canadian National common shares for stapled securities of either type and cash in lieu of a fractional share. In addition, a Canadian Holder of Canadian National common shares who exercises dissenters' rights will not be subject to U.S. federal income tax with respect to consideration received as a result of the exercise of such rights. Canadian shareholders owning more than 5% of Burlington Northern Santa Fe common shares should consult their tax advisors regarding the tax consequences of the exchange under the Foreign Investment in Real Property Tax Act of 1980.

   Dividends on Canadian National exchangeable shares. No statutory, judicial or administrative authority exists that directly addresses the United States federal income tax treatment of the Canadian National exchangeable shares and, therefore, such treatment is subject to some uncertainty. Burlington Northern Santa Fe and Canadian National intend to take the position that dividends paid to Non-U.S. Holders on the Canadian National exchangeable shares are not subject to U.S. withholding tax. If, contrary to this position, dividends on the Canadian National exchangeable shares were determined to be subject to U.S. withholding tax, Canadian Holders of Canadian National exchangeable shares would likely be subject to United States withholding tax at a rate of 30%, which rate could be reduced if the provisions of the Tax Treaty apply. Under the Tax Treaty, a maximum rate of 15% applies to dividends from United States sources distributed to residents of Canada who qualify for the benefits of the Tax Treaty.

Chapter One--The Combination



   Sale or exchange of Canadian National exchangeable shares. A Canadian Holder that disposes of its stapled securities consisting of Canadian National exchangeable shares and Canadian National voting shares or that exercises such holder's right to exchange its Canadian National exchangeable shares (held as part of its stapled securities) for North American Railways common shares (to be held as part of stapled securities) will not be subject to United States federal income tax on gain (if any) realized as a result of the sale or exchange.

   Dividends on North American Railways common shares. Dividends paid to a Canadian Holder of North American Railways common shares will generally be subject to United States federal withholding tax at a rate of 30%. However, under the Tax Treaty, a maximum rate of 15% applies to dividends from United States sources distributed to residents of Canada who qualify for the benefits of the Tax Treaty. A Canadian Holder may be required to satisfy certain certification requirements to claim treaty benefits or otherwise claim a reduction of, or exemption from, the United States federal withholding tax described above. Special rules may apply where North American Railways common shares are held through a partnership or other pass-through entity.

   Sale or exchange of North American Railways common shares. A Canadian Holder that disposes of stapled securities consisting of North American Railways common shares and Canadian National voting shares will not be subject to United States federal income tax on gain, if any, realized as a result of the sale or exchange.

   United States estate tax considerations. North American Railways common stock will be deemed to be a United States situs asset for purposes of United States federal estate tax law and, therefore, North American Railways common shares held as part of a stapled security by an individual Canadian Holder at the time of his or her death will generally be subject to the United States federal estate tax, except as may be otherwise be provided by the Tax Treaty. As there is no direct authority regarding the treatment of the Canadian National exchangeable shares for United States federal estate tax purposes, individual Non-U.S. Holders holding Canadian National exchangeable shares as part of a stapled security are urged to consult their individual tax advisors.

   The Tax Treaty provides that United States federal estate tax paid by a resident of Canada may, under certain circumstances, be allowed as a deduction from the amount of any Canadian tax otherwise payable by the individual for the year in which the individual died. This summary does not purport to be a complete description of all of the provisions of the Tax Treaty that may affect the taxation of Canadian residents. Non-U.S. Holders should consult their tax advisors as to application of the provisions of the Tax Treaty to them.

 Material Canadian Federal Income Tax Consequences

   In the opinion of Stikeman Elliott, Canadian counsel for Canadian National, and Torys, Canadian counsel for Burlington Northern Santa Fe, the following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Canadian Tax Act") of receiving Canadian National voting shares and either North American Railways common shares or Canadian National exchangeable shares pursuant to the arrangement generally applicable to Canadian National shareholders who, for purposes of the Canadian Tax Act and at all relevant times,

  . hold their Canadian National common shares and will hold their Canadian National voting shares, Canadian National exchangeable shares and/or North American Railways common shares as capital property;

  . deal at arm's length with Canadian National, North American Railways and Burlington Northern Santa Fe; and

  . are not and will not be affiliated with Canadian National, North American Railways or Burlington Northern Santa Fe.

                                                   Chapter One--The Combination



   The following also summarizes the principal Canadian federal income tax considerations under the Canadian Tax Act of the combination generally applicable to Burlington Northern Santa Fe shareholders who, for the purposes of the Canadian Tax Act and at all relevant times, hold their Burlington Northern Santa Fe common shares and will hold their Canadian National voting shares and North American Railways common shares as capital property, and deal at arm's length and are not and will not be affiliated with Canadian National, North American Railways or Burlington Northern Santa Fe.

   This summary does not apply to shareholders who are Canadian Residents and with respect to whom North American Railways will be a foreign affiliate within the meaning of the Canadian Tax Act.

   Burlington Northern Santa Fe common shares, Canadian National common shares, Canadian National voting shares, Canadian National exchangeable shares and North American Railways common shares will generally be considered to be capital property to a holder unless held in the course of carrying on a business, in an adventure in the nature of trade or as "mark-to-market property" for purposes of the Canadian Tax Act. A shareholder who is a resident of Canada for purposes of the Canadian Tax Act (a "Canadian Resident") and whose Canadian National common shares, Canadian National voting shares and/or Canadian National exchangeable shares might not otherwise qualify as capital property may be entitled to obtain such qualification by making an irrevocable election permitted by subsection 39(4) of the Canadian Tax Act. Shareholders who do not hold their Burlington Northern Santa Fe or Canadian National common shares or who will not hold their Canadian National voting shares, Canadian National exchangeable shares and/or North American Railways common shares as capital property should consult their own tax advisors regarding their particular circumstances as this summary does not apply to these holders. This summary does not take into account the potential application to certain "financial institutions", as defined in the Canadian Tax Act, of the "mark-to-market" rules.

   This summary is based on the Canadian Tax Act, the regulations thereunder and counsel's understanding of published administrative practices and policies of the Canada Customs and Revenue Agency, all in effect as of the date of this document. This summary takes into account all proposals to amend the Canadian Tax Act and the regulations thereunder publicly announced by or on behalf of the Canadian Minister of Finance prior to the date hereof, although no assurances can be given that the proposed amendments will be enacted in the form proposed, or at all. This summary does not take into account or anticipate any other changes in law, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. No advance income tax ruling has been sought or obtained from the Canada Customs and Revenue Agency to confirm the tax consequences of any of the transactions described herein.

   THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR SHAREHOLDER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE DESCRIBED TRANSACTIONS IN THEIR PARTICULAR CIRCUMSTANCES.

   For the purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of North American Railways common shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars; amounts denominated in United States dollars must be converted into Canadian dollars based on the prevailing United States dollar exchange rate, generally at the time such amounts arise. In computing a shareholder's liability for tax under the Canadian Tax Act, any cash amounts received by such holder in United States dollars must be converted into the Canadian dollar equivalent, and the amount of any non-cash consideration received by such holder must be expressed in Canadian dollars at the time such consideration is received.

Chapter One--The Combination



 Canadian National shareholders resident in Canada

   The following portion of the summary is applicable to a Canadian National shareholder who is or is deemed to be a Canadian Resident at all relevant times.

   Exchange of Canadian National common shares for Canadian National voting shares and Canadian National exchangeable shares and ancillary rights. A Canadian National shareholder who exchanges Canadian National common shares for Canadian National voting shares and Canadian National exchangeable shares (and certain voting and exchange rights referred to herein as the ancillary rights) will be deemed to have disposed of the Canadian National common shares for proceeds of disposition equal to the greater of (1) the adjusted cost base to the Canadian National shareholder of such holder's Canadian National common shares at the time of the exchange and (2) the sum of (a) any cash received in respect of a fractional Canadian National voting share and a fractional Canadian National exchangeable share, and (b) the fair market value of ancillary rights acquired by the Canadian National shareholder on the exchange. Accordingly, so long as, at the time of the exchange, the adjusted cost base to the Canadian National shareholder of such holder's Canadian National common shares exceeds the sum of (1) any cash received in respect of a fractional Canadian National voting share and a fractional Canadian National exchangeable share and (2) the fair market value of ancillary rights acquired by the Canadian National shareholder on the exchange, the Canadian National shareholder will not realize a capital gain or capital loss on the exchange. See "--Material Canadian Federal Income Tax Consequences--Taxation of Capital Gain or Capital Loss".

   The combined cost to the Canadian National shareholder of the Canadian National exchangeable shares and Canadian National voting shares acquired pursuant to the exchange will be equal to the adjusted cost base to the Canadian National shareholder of such holder's Canadian National common shares at the time of the exchange (less the sum of any cash received in respect of a fractional Canadian National voting share and a fractional Canadian National exchangeable share and the fair market value of ancillary rights acquired by the Canadian National shareholder on the exchange). Given the value of the Canadian National voting shares, substantially all of this cost will be allocated to the Canadian National exchangeable shares. The cost to such Canadian National shareholder of the ancillary rights acquired pursuant to the exchange will be equal to the fair market value of such ancillary rights.

   A Canadian National shareholder who receives Canadian National exchangeable shares will be required to determine the fair market value of the ancillary rights on a reasonable basis for purposes of the Canadian Tax Act. Canadian National is of the view and has advised counsel that the ancillary rights have only nominal value so that such a holder should not realize a capital gain on the exchange of Canadian National common shares for Canadian National voting shares and Canadian National exchangeable shares and ancillary rights. Such a determination of value is not binding on the Canada Customs and Revenue Agency, and counsel can express no opinion on matters of factual determination such as this.

   Exchange of Canadian National exchangeable shares for North American Railways common shares pursuant to the arrangement. A Canadian National shareholder who transfers Canadian National exchangeable shares to NAR Holdings Company in exchange for North American Railways common shares pursuant to the arrangement will be considered to have disposed of such Canadian National exchangeable shares for proceeds of disposition equal to the fair market value of North American Railways common shares acquired by such holder on the exchange and, as a result, such holder will in general realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to such holder of the Canadian National exchangeable shares immediately before the exchange. See "--Material Canadian Federal Income Tax Consequences-- Taxation of Capital Gain or Capital Loss". The cost to the Canadian National shareholder of North American Railways common shares acquired on the exchange of Canadian National exchangeable shares will be equal to the fair market value of the North

                                                   Chapter One--The Combination


American Railways common shares at the time of the exchange and will be averaged with the adjusted cost base to such holder of other North American Railways common shares held by such holder as capital property.

   Exchange of Canadian National options for options to acquire stapled securities. A holder of an option granted by Canadian National to purchase Canadian National common shares, other than the option granted to Burlington Northern Santa Fe, (a "Canadian National option") who exchanges such option for an option to acquire stapled securities consisting of North American Railways common shares and Canadian National voting shares (the replacement options) will not be considered to have disposed of the Canadian National option provided that (1) the only consideration received by the holder on the exchange is a replacement option and (2) the total value of North American Railways common shares and Canadian National voting shares the holder is entitled to acquire under the replacement option immediately after the exchange (in excess of the total amount payable by the holder to acquire the North American Railways common shares and Canadian National voting shares) does not exceed the total value of the Canadian National common shares the holder was entitled to acquire under the Canadian National option immediately before the exchange (in excess of the amount payable by the holder to acquire the Canadian National common shares). As the only consideration a holder of a Canadian National option will receive on the exchange of such option will be a replacement option and Canadian National has advised counsel that the values referred to in (2) above will be equal, no disposition should arise on the exchange of a Canadian National option for a replacement option.

   Call rights. Canadian National is of the view, and has advised counsel, that the liquidation call right and the retraction call right have nominal value. On this basis, no Canadian National shareholder should realize a gain at the time that either of such rights is granted to NAR Holdings Company. Such determinations of value are not binding on the Canada Customs and Revenue Agency and counsel can express no opinion on matters of factual determination such as this.

   Dividends on Canadian National exchangeable shares. In the case of a holder of Canadian National exchangeable shares who is an individual, dividends received or deemed to be received by the holder on Canadian National exchangeable shares will be included in computing the holder's income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

   Subject to the discussion below as to the denial of the dividend deduction, in the case of a holder of Canadian National exchangeable shares that is a corporation, other than a "specified financial institution" as defined in the Canadian Tax Act, dividends received or deemed to be received by the holder on Canadian National exchangeable shares will be included in computing the holder's income and will normally be deductible in computing its taxable income. A corporation will, in general, be a specified financial institution for purposes of the Canadian Tax Act if it is a bank, a trust company, a credit union, an insurance corporation or a corporation whose principal business is the lending of money to persons with whom the corporation is dealing at arm's length or the purchasing of debt obligations issued by such persons or a combination thereof, a prescribed corporation, and corporations controlled by or related to such entities.

   Where North American Railways (or any person with whom North American Railways does not deal at arm's length) is a specified financial institution at the time a dividend is paid on an Canadian National exchangeable share, then dividends received or deemed to be received by the holder of the Canadian National exchangeable share that is a corporation will be fully includible in income and may not be deductible in computing taxable income under Part I of the Canadian Tax Act. Counsel has been advised that neither North American Railways nor any person with whom it does not deal at arm's length is a specified financial institution at the current time or is expected to become a specified financial institution. However, there can be no assurance that this status will not change prior to any dividend being received or deemed to be received on the Canadian National exchangeable shares.

Chapter One--The Combination



   In the case of a holder of Canadian National exchangeable shares that is a specified financial institution, such a dividend also will not be deductible in computing its taxable income unless either: (1) the specified financial institution did not acquire the Canadian National exchangeable shares in the ordinary course of the business carried on by the financial institution or (2) at the time of the receipt of the dividend by the specified financial institution, the Canadian National exchangeable shares are listed on a prescribed stock exchange in Canada and the specified financial institution, either alone or together with persons with whom it does not deal at arm's length, does not receive and is not deemed to receive dividends in respect of more than 10% of the issued and outstanding Canadian National exchangeable shares.

   A holder of Canadian National exchangeable shares that is a "private corporation" (as defined in the Canadian Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals may be liable under
Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the Canadian National exchangeable shares to the extent that such dividends are deductible in computing the holder's taxable income.

   A holder of Canadian National exchangeable shares that is a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) throughout the relevant taxation year may be liable to pay an additional refundable tax of 6 2/3% on dividends or deemed dividends on Canadian National exchangeable shares that are not deductible in computing the holder's taxable income. Canadian National exchangeable shares will be "taxable preferred shares" and "short-term preferred shares" for purposes of the Canadian Tax Act. Dividends received or deemed to be received on Canadian National exchangeable shares will not be subject to the 10% tax under Part IV.I of the Canadian Tax Act.

   Dividends on North American Railways common shares. In the case of a holder of North American Railways common shares who is an individual, dividends received by the holder on North American Railways common shares will be included in computing the holder's income and will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. In the case of a holder of North American Railways common shares that is a corporation, dividends received by the holder on North American Railways common shares will be included in computing the holder's income and generally will not be deductible in computing the holder's taxable income. A holder of North American Railways common shares that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6% on such dividends. United States non-resident withholding tax on dividends generally will be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Tax Act.

   Retraction or exchange of Canadian National exchangeable shares. On the retraction of Canadian National exchangeable shares, the holder of the Canadian National exchangeable shares (1) will receive a dividend equal to any declared and unpaid dividend on each Canadian National exchangeable share redeemed that was held by the holder on any dividend record date which occurred prior to the redemption date and (2) will be deemed to have received a dividend equal to the amount, if any, by which the retraction proceeds (i.e. the fair market value at that time of North American Railways common shares received by the holder of the Canadian National exchangeable shares from Canadian National on the retraction) exceeds the paid-up capital (for purposes of the Canadian Tax Act) at the time of the retraction of the Canadian National exchangeable shares. The amount of any such dividend and/or deemed dividend will be subject to the tax treatment described above under "--Material Canadian Federal Income Tax Consequences--Dividends on Canadian National Exchangeable Shares". On the retraction of Canadian National exchangeable shares, the holder of the Canadian National exchangeable shares will also be considered to have disposed of the Canadian National exchangeable shares for proceeds of disposition equal to the retraction proceeds less the amount of such deemed dividend. The holder of the Canadian National exchangeable shares retracted will, in general, realize a capital gain (or a

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                                                   Chapter One--The Combination


capital loss) equal to the amount by which the adjusted cost base to the holder of the Canadian National exchangeable shares immediately before retraction is less than (or exceeds) such proceeds of disposition. See "--Taxation of Capital Gain or Capital Loss". In the case of a holder of Canadian National exchangeable shares that is a corporation, in some circumstances, the amount of any deemed dividend arising on retraction may be treated as proceeds of disposition and not as a dividend.

   On the exchange of Canadian National exchangeable shares by the holder thereof with NAR Holdings Company for North American Railways common shares, the holder will, in general, realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the Canadian National exchangeable shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the Canadian National exchangeable shares immediately before the exchange. For these purposes, the proceeds of disposition will be the fair market value, at the time of the exchange, of North American Railways common shares received on the exchange. See "--Material Canadian Federal Income Tax Consequences--Taxation of Capital Gain or Capital Loss".

   Because of the existence of the call rights, the exchange right and the automatic exchange right, a holder of Canadian National exchangeable shares cannot control whether such holder will receive North American Railways common shares by way of retraction of the Canadian National exchangeable shares by Canadian National or by way of purchase of the Canadian National exchangeable shares by NAR Holdings Company. As described above, the Canadian federal income tax consequences of a retraction differ from those of a purchase.

   Acquisition and disposition of North American Railways common shares. The cost to a holder of North American Railways common shares who receives North American Railways common shares on the retraction or exchange of Canadian National exchangeable shares will be equal to the fair market value of the North American Railways common shares at the time of such event and will be averaged with the adjusted cost base of any other North American Railways common shares held at that time by the holder as capital property.

   A disposition or deemed disposition of North American Railways common shares by a holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of such shares immediately before the disposition.

   Taxation of capital gain or capital loss. Generally, two-thirds of any capital gain (the "taxable capital gain") realized by a Canadian National shareholder will be included in the Canadian National shareholder's income for the year of disposition. Generally, two-thirds of any capital loss realized (the "allowable capital loss") may be deducted by the Canadian National shareholder against taxable capital gains for the year of disposition.

   Any excess of allowable capital losses over taxable capital gains for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Canadian Tax Act.

   Capital gains realized by an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Canadian Tax Act. A Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

   If the holder of a Canadian National common share and/or Canadian National exchangeable share is a corporation, the amount of any capital loss arising on a disposition or deemed disposition of any such share may be reduced by the amount of dividends received or deemed to have been received by it on such share to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns a Canadian National common

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share and/or Canadian National exchangeable share or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such share.

   Foreign property information reporting. In general, a "specified Canadian entity", as defined in the Canadian Tax Act, for a taxation year or fiscal period whose total cost amount of "specified foreign property", as defined in the Canadian Tax Act, at any time in the year or fiscal period exceeds Cdn$100,000, is required to file an information return for the year or period disclosing prescribed information, including the cost amount, any dividends received in the year, and any gains or losses realized in the year, in respect of such property. With some exceptions, a taxpayer resident in Canada in the year will be a specified Canadian entity. Canadian National exchangeable shares, replacement options and North American Railways common shares will be specified foreign property to a holder. Accordingly, holders of Canadian National exchangeable shares, replacement options and/or North American Railways common shares should consult their own advisors regarding compliance with these rules.

   Qualified investments. Provided the Canadian National exchangeable shares and Canadian National voting shares are listed on a prescribed stock exchange in Canada (which currently includes The Toronto Stock Exchange), the Canadian National exchangeable shares and Canadian National voting shares will be "qualified investments" for trusts governed by Registered Retirement Savings Plans, Registered Retirement Income Funds, Deferred Profit Sharing Plans and Registered Education Savings Plans, as defined in the Canadian Tax Act. Similarly, North American Railways common shares will be qualified investments under the Canadian Tax Act for such plans provided such shares are listed on the New York Stock Exchange (or are listed on another prescribed stock exchange). The ancillary rights will not be qualified investments under the Canadian Tax Act for such plans. However, Canadian National is of the view that the fair market value of these rights is nominal.

   Foreign property. Provided the Canadian National exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes The Toronto Stock Exchange), the Canadian National exchangeable shares will not be foreign property under the Canadian Tax Act for trusts governed by Registered Retirement Savings Plans, Registered Retirement Income Funds and Deferred Profit Sharing Plans, for registered pension plans or for certain other persons to whom Part XI of the Canadian Tax Act applies. The Canadian National voting shares also will not be foreign property for such plans. The ancillary rights will be foreign property under the Canadian Tax Act. However, Canadian National is of the view that the fair market value of these rights is nominal. North American Railways common shares will be foreign property under the Canadian Tax Act.

   Dissenting shareholders. A dissenting shareholder is entitled, if the arrangement becomes effective, to receive the fair value of Canadian National common shares held by the dissenting shareholder. The dissenting shareholder will be considered to have disposed of the Canadian National common shares for proceeds of disposition equal to the amount received by the dissenting shareholder less the amount of any deemed dividend referred to below and any interest awarded by the Quebec Superior Court. See "--Material Canadian Federal Income Tax Consequences--Taxation of Capital Gain or Capital Loss". Where the amount is received from Canadian National, the Canadian National shareholder also will be deemed to receive a taxable dividend equal to the amount by which the amount received (other than in respect of interest awarded by the Quebec Superior Court) exceeds the paid-up capital of such shareholder's Canadian National common shares. In the case of a Canadian National shareholder that is a corporation, in some circumstances, the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend. Any interest awarded to a dissenting shareholder by the Quebec Superior Court will be included in the dissenting shareholder's income for the purposes of the Canadian Tax Act. Pursuant to the proposed amendments to the Canadian Tax Act, a dissenting shareholder will not be entitled to the benefit of the "replacement property" provisions of the Canadian Tax Act.

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                                                   Chapter One--The Combination


 Canadian National shareholders not resident in Canada

   The following portion of the summary is applicable to a Canadian National shareholder who, for purposes of the Canadian Tax Act, has not been and will not be resident (or deemed resident) in Canada at any time while such Canadian National shareholder has held Canadian National common shares and will hold Canadian National voting shares, North American Railways common shares and/or Canadian National exchangeable shares and to whom such shares are not "taxable Canadian property" (as defined in the Canadian Tax Act). Special rules, which are not discussed in this summary, may apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

   Generally, Canadian National common shares, Canadian National voting shares, Canadian National exchangeable shares and North American Railways common shares will not be taxable Canadian property at a particular time provided that such shares are listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange and the New York Stock Exchange), the holder does not use or hold, and is not deemed to use or hold, such shares in carrying on a business in Canada and the holder, persons with whom the holder does not deal at arm's length, or the holder together with all such persons has not owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of Canadian National or North American Railways, as the case may be, at any time during the 60-month period that ends at the particular time.

   Disposition of Canadian National common shares, Canadian National voting shares, Canadian National exchangeable shares and North American Railways common shares. A Canadian National shareholder who is not a Canadian Resident will not be subject to tax under the Canadian Tax Act on (1) the exchange of Canadian National common shares for Canadian National voting shares and Canadian National exchangeable shares or the exchange of Canadian National exchangeable shares for North American Railways common shares, other than upon a retraction (which does not include an exchange pursuant to the exercise of the call rights, the exchange right and the automatic exchange right) of such Canadian National exchangeable shares or to the extent NAR Holdings Company pays or credits an amount in respect of any declared and unpaid dividend on a Canadian National exchangeable share purchased that was held by the holder on a dividend record date which occurred prior to the purchase (a "dividend amount") to such holder, (2) the sale or other disposition of Canadian National exchangeable shares, other than upon a retraction (which does not include an exchange pursuant to the exercise of the call rights, the exchange right and the automatic exchange right), (3) the sale or other disposition of North American Railways common shares or (4) the sale or other disposition of Canadian National voting shares.

   On the retraction of Canadian National exchangeable shares by Canadian National, the holders of the Canadian National exchangeable shares will receive and/or be deemed to have received a dividend. Any such dividend and/or deemed dividend will be subject to Canadian withholding tax at the rate of 25% unless reduced by the provisions of an applicable tax treaty.

   Dividends and interest. Dividends (including deemed dividends) paid or credited (or deemed to be paid or credited) to holders of Canadian National exchangeable shares by Canadian National and dividend amounts paid or credited by NAR Holdings Company, are subject to non-resident withholding tax under the Canadian Tax Act at the rate of 25% unless such rate is reduced under the provisions of an applicable income tax treaty.

   Where a Canadian National shareholder is deemed to have received a taxable dividend or interest consequent upon the exercise of dissent rights, such amounts will be subject to Canadian withholding tax at the rate of 25% unless the rate is reduced under the provisions of an applicable tax treaty. See "-- Material Canadian Federal Income Tax Consequences--Canadian National Shareholders Resident in Canada--Dissenting Shareholders".

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   Tax Treaty. Under the provisions of the Canada-United States Income Tax
Convention, the non-resident withholding tax rate is generally reduced to 15% in the case of dividends and 10% in the case of interest, paid to a resident of the United States who qualifies for the benefits of the Canada-United States Income Tax Convention.

 Burlington Northern Santa Fe shareholders resident in Canada

   The following portion of this summary is applicable to a Burlington Northern Santa Fe shareholder who is or is deemed to be a Canadian Resident at all relevant times. A Burlington Northern Santa Fe shareholder will not realize a capital gain or capital loss on the exchange of Burlington Northern Santa Fe common shares for North American Railways common shares unless the shareholder elects in such holder's return of income for the taxation year of the holder in which the combination takes place not to have the foreign merger provisions of the Canadian Tax Act apply. The cost to the Burlington Northern Santa Fe shareholder of the North American Railways common shares acquired pursuant to the exchange will be equal to the adjusted cost base to the shareholder of such holder's Burlington Northern Santa Fe common shares at the time of the exchange and will be averaged with the adjusted cost base to such holder of other North American Railways common shares held by such holder as capital property. A Burlington Northern Santa Fe shareholder will be required to include in income the fair market value of the Canadian National voting shares received on the arrangement by reason of being a Burlington Northern Santa Fe shareholder. The cost to such Burlington Northern Santa Fe shareholder of the Canadian National voting shares acquired on the arrangement by reason of being a Burlington Northern Santa Fe shareholder will be equal to the fair market value of those Canadian National voting shares at the time of the arrangement and will be averaged with the adjusted cost base to such holder of other Canadian National voting shares held by such holder as capital property.

   The tax considerations to Burlington Northern Santa Fe shareholders of receiving dividends on North American Railways common shares, holding North American Railways common shares and disposing of North American Railways common shares are the same as for Canadian National shareholders. See "Material Tax Consequences of the Combination--Material Canadian Federal Income Tax Consequences--Canadian National shareholders resident in Canada--Dividends on North American Railways common shares; Acquisition and disposition of North American Railways common shares; Taxation of capital gain or capital loss; Foreign property information reporting; Qualified investments".

Regulatory Review and Approval

 United States Surface Transportation Board

   To complete the combination, we must obtain the approval of the U.S. Surface Transportation Board. We and our railroad affiliates plan to file an application seeking approval of the U.S. Surface Transportation Board as soon as practicable. The U.S. Surface Transportation Board will conduct a formal proceeding on the application. In ruling on our application, we expect that the U.S. Surface Transportation Board will consider at least the following:

  (1) the effect of the proposed transaction on the adequacy of transportation to the public;

  (2) the effect on the public interest of including, or failing to include, other rail carriers in the area involved in the combination;

  (3)  the total fixed charges that result from the combination;

  (4)  the interest of rail carrier employees affected by the combination; and

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                                                   Chapter One--The Combination


  (5) whether the proposed transaction would have an adverse effect on competition among rail carriers in the affected region or in the national rail system.

   The U.S. Surface Transportation Board has the authority to impose conditions on its approval of the combination to alleviate competitive or other concerns. If conditions are imposed, and if they would significantly and adversely affect the economic benefits of the combination to Burlington Northern Santa Fe, Canadian National and their shareholders, taken as a whole, Canadian National or Burlington Northern Santa Fe may elect not to consummate the transaction. Under certain circumstances, the party that elects not to consummate the combination must pay a fee to the other if the other wishes to consummate the transaction. See "The Combination Agreement--Termination of the Combination Agreement and Termination Fees". There is no assurance that U.S. Surface Transportation Board approval will be obtained or obtained on terms that fall within the standard described above, or that, even if the terms fall within that standard, the terms of the U.S. Surface Transportation Board approval would not have a detrimental effect on the combined companies.

   Three of the five factors listed above are, in our view, unlikely to affect whether our application is approved by the U.S. Surface Transportation Board. As to factor (2)--inclusion of other carriers--Canadian National and Burlington Northern Santa Fe do not believe that this factor is likely to affect adversely U.S. Surface Transportation Board approval of the transaction on acceptable terms. As to factor (3)--effect on fixed charges--the capital structure of the combined companies will be sufficiently strong that this factor is unlikely, in our view, to be viewed negatively by the U.S. Surface Transportation Board in deciding whether to approve the combination. As to factor (4)--the interest of affected carrier employees--the U.S. Surface Transportation Board has adopted a standard set of labor protective conditions, known as the New York Dock conditions, that it imposes in transactions such as ours. We expect that those conditions would be imposed upon the combination and that this factor would not adversely affect approval of the transaction.

   The remaining two factors, factor (1)--effect on the adequacy of transportation--and factor (5)--effect on rail competition, are reflected in the public interest balancing test that the U.S. Surface Transportation Board applies in reviewing railroad consolidations such as our proposed combination. On the one hand, the U.S. Surface Transportation Board considers the public benefits of the transaction such as better service to shippers, efficiencies, cost savings and the like. On the other hand, the U.S. Surface Transportation Board considers any public harms from the transaction, including any adverse effects on the adequacy of rail service and on safety and the environment. The principal harm of concern to the U.S. Surface Transportation Board and the principal issue that is likely to be raised by parties either opposing the approval of our combination or seeking the imposition of conditions, is reduction in competition. In applying the public interest balancing test, the U.S. Surface Transportation Board is guided by the United States Congress' intent to encourage mergers, consolidations and joint use of facilities that tend to rationalize and improve the U.S. rail system.

   In making its assessment, the U.S. Surface Transportation Board has not in the past considered cumulative impacts or crossover effects from potential combinations or transactions that other railroads may enter into, or that the applicants may consider in the future. The U.S. Surface Transportation Board has announced, however, that in our proceeding it will waive its traditional "one case at a time" rule so that the applicants and other parties can submit evidence of the effect that our transaction and any likely subsequent transactions would have on the rail industry. In light of the rail service disruptions that occurred after some recent transactions, the U.S. Surface Transportation Board has also invited evidence of the likely effects that its decisions could have on rail service in the future. The role and relative weight to be given to this anticipated evidence on "downstream effects" in judging whether our proposed transaction is consistent with the public interest has not yet been determined by the U.S. Surface Transportation Board. In scheduling a public hearing for March 7 through March 10, 2000 seeking the views of interested persons on the subject of major railroad consolidations and the present and future structure of the North American rail industry, the U.S. Surface Transportation Board stated

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that it did not intend to use that proceeding to prejudge our yet-to-be-filed application. It is possible, however, that the views expressed at the hearing will be considered by the U.S. Surface Transportation Board in issuing future decisions and directives concerning the submission and evaluation of evidence on "downstream effects" in our proceeding.

   In light of the policies the U.S. Surface Transportation Board expressed in its 1996 decision relating to the combination of the Union Pacific and Southern Pacific Railroads, we are willing to provide an opportunity for another railroad to compete in those situations where we are now the only providers of effective competition. We believe that there are relatively few such situations, and that the reduction in the anticipated benefits of the combination that would be effected by granting such competitive opportunity would not be material. Such opportunity may take the form of a grant of trackage rights over rail properties, or it may be structured in other ways, any of which could diminish the value of the affected rail properties. The U.S. Surface Transportation Board may impose such arrangements as conditions to its approval of the combination, and may also require other burdensome arrangements regarding rail competition, rail service, environmental or other aspects of the public interest, as conditions to its approval of the combination.

   We intend to present to the U.S. Surface Transportation Board our case that the combination satisfies the public interest balancing test. First, we will seek to show that a combination has significant public benefits, including improved rail services. Second, we will seek to show that our combination will have no significant adverse effect on rail competition and, indeed, will strengthen competition. Third, we will submit evidence in response to the U.S. Surface Transportation Board's request for evidence regarding cumulative impacts or crossover effects and rail service. While we intend to present a persuasive case, there can be no assurance that our application will not be denied, or will not be granted subject to onerous conditions.

   Under existing law, the U.S. Surface Transportation Board is required to enter a final order with respect to our application within approximately 15 months after the application is accepted. We have requested a shorter schedule, which the U.S. Surface Transportation Board is permitted to grant. However, there is no assurance that the U.S. Surface Transportation Board will adopt a shorter schedule. Under existing law, other railroads and other interested parties may seek to intervene to oppose our application or to seek protective conditions in the event approval by the U.S. Surface Transportation Board is granted. In addition, any appeals from the U.S. Surface Transportation Board final order might not be resolved for a substantial period of time after the entry of such order by the U.S. Surface Transportation Board.

   Competition Act (Canada)

   The Competition Act (Canada), which is a federal statute of general application, applies to the substantive review and regulation of all mergers in Canada. The Competition Act (Canada) establishes a regime for pre-merger notification and review of merger transactions that exceed certain size thresholds. Where a merger exceeds such thresholds, the parties must either file a pre-merger notification and wait for the expiration of the applicable waiting period or, in lieu thereof, obtain an advance ruling certificate from the Commissioner of Competition under the Competition Act (Canada).

   The combination, however, is not subject to pre-merger notification under the Competition Act (Canada) as the combination does not exceed the applicable thresholds under the Competition Act (Canada) that trigger the pre-merger notification requirements. Even where a merger is not subject to pre-merger notification requirements, however, it is still subject to review by the Commissioner of Competition under the Competition Act (Canada) either prior to or following its completion. In this regard, unless an advance ruling certificate is issued, the Commissioner of Competition has the jurisdiction to challenge a completed merger for up to three years following its completion.


                                      I-74
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                                                   Chapter One--The Combination


   The substantive test under the Competition Act (Canada) for the Commissioner of Competition to commence a challenge is whether the transaction "prevents or lessens, or is likely to prevent or lessen, competition substantially."

   Where the Commissioner of Competition concludes that a proposed transaction is likely to substantially lessen or prevent competition in a relevant market, the Commissioner of Competition can either negotiate conditions with the parties to alleviate his concerns or can seek an order of the Competition
Tribunal:

  . prohibiting the completion of all or part of the proposed transaction on an interim or permanent basis (if the parties insist on proceeding with the merger transaction without addressing the Commissioner of Competition's concerns); or

  . in the case of a completed transaction, requiring the divestiture of shares or assets or the dissolution of the transaction or, with the consent of the person against whom the order is sought, requiring that person to take any other action.

   The obligations of Canadian National and Burlington Northern Santa Fe to consummate the combination are subject to the condition that any applicable waiting period and any extensions thereof under the Competition Act (Canada) shall have expired and the Commissioner of Competition shall have provided the parties with assurances that the Commissioner of Competition shall not take any action to enforce any relevant provision of the Competition Act (Canada) in respect of any of the transactions contemplated by the combination agreement on terms that would significantly and adversely affect the economic benefits of the transactions contemplated by the combination agreement to Burlington Northern Santa Fe, Canadian National and their shareholders, taken as a whole.

   Canadian National and Burlington Northern Santa Fe intend to apply to the Commissioner of Competition for an advance ruling certificate, whereby, provided that the combination is substantially completed within one year after the advance ruling certificate is issued, the Commissioner of Competition cannot seek an order of the Competition Tribunal in respect of the combination solely on the basis of information that is the same or substantially the same as the information on the basis of which the advance ruling certificate was issued. We are not required to obtain such an advance ruling certificate to complete the combination.

 Approval of Quebec Superior Court

   See "Canadian National Transaction Mechanics--Approval of the Quebec Superior Court and Completion of the Arrangement" for a discussion of the requirement of, and process for, obtaining approval by the Quebec Superior Court of the plan of arrangement.

 United States State Takeover Statutes

   As a Delaware corporation, Burlington Northern Santa Fe is subject to
Section 203 of the Delaware General Corporation Law. Section 203 would prevent an "interested shareholder" (generally defined as a person beneficially owning 15% or more of a corporation's voting stock) from engaging in a "business combination" with a Delaware corporation for three years following the date the person became an interested shareholder unless certain conditions are satisfied. The transactions contemplated by the combination agreement are exempt from the provisions of Section 203.

   A number of other states have adopted laws and regulations applicable to attempts to acquire securities of corporations that are incorporated, or have substantial assets, shareholders, principal executive offices or principal places of business, or whose business operations otherwise have substantial economic effects, in such states. In 1982, in Edgar v. MITE Corp., the U.S. Supreme Court invalidated on constitutional grounds the

                                      I-75
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Chapter One--The Combination


Illinois Business Takeover Statute, which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1987, in CTS Corp. v. Dynamics Corp. of America, the U.S. Supreme Court held that the State of Indiana may, as a matter of corporate law and, in particular, with respect to those aspects of corporate law concerning corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining shareholders. The state law before the U.S. Supreme Court in that case was by its terms applicable only to corporations that had a substantial number of shareholders in the state and were incorporated there.

   Canadian National and Burlington Northern Santa Fe, directly or through subsidiaries, conduct business in a number of states throughout the United States, some of which have enacted takeover laws. Neither Burlington Northern Santa Fe nor Canadian National knows whether any of these laws will, by their terms, apply to the combination and they have not filed information or sought approvals pursuant to any such laws. Should any person seek to apply any state takeover law, Burlington Northern Santa Fe and Canadian National will take such action as then appears desirable, which may include challenging the validity or applicability of any such statute in appropriate court proceedings. In the event it is asserted that one or more state takeover laws is applicable to the combination, and an appropriate court does not determine that it is inapplicable or invalid as applied to the combination, Canadian National, Burlington Northern Santa Fe and North American Railways might be required to file certain information with, or receive approvals from, the relevant state authorities.

 Other Laws

   Canadian National and Burlington Northern Santa Fe conduct operations in a number of jurisdictions where other regulatory filings or approvals may be required or advisable in connection with the completion of the combination. Canadian National and Burlington Northern Santa Fe are currently in the process of reviewing whether other filings or approvals may be required or desirable in these jurisdictions (including pursuant to the Investment Canada Act). We recognize that some of these filings may not be completed before the completion of the combination, and that some of these approvals, which are not as a matter of practice required to be obtained prior to effectiveness of transactions similar to the combination, may not be obtained prior to the completion of the combination.

Dissent and Appraisal Rights

 Burlington Northern Santa Fe Shareholders

   Holders of Burlington Northern Santa Fe common stock are not entitled to appraisal rights under Delaware law in connection with the combination or the related merger that will result in Burlington Northern Santa Fe becoming a wholly owned subsidiary of North American Railways.

   Under U.S. law, as interpreted by the U.S. Supreme Court in Schwabacher v. United States, the U.S. Surface Transportation Board must determine that the terms of our proposed combination, if approved by the U.S. Surface Transportation Board, are fair to the shareholders of both companies. As part of the approval proceeding (see "The Combination--Regulatory Review and Approval"), we intend to submit evidence to that effect. While holders of Burlington Northern Santa Fe common stock are not entitled to appraisal rights under Delaware law, they will have an opportunity to participate in that proceeding, as will holders of Canadian National common shares.

 Canadian National Shareholders

   The interim order (forming part of Annex I) obtained from the Quebec Superior Court in connection with the arrangement expressly provides Canadian National common shareholders the right to dissent from the

                                      I-76
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                                                   Chapter One--The Combination


arrangement resolution pursuant to section 190 of the Canada Business Corporations Act and the plan of arrangement, as such provisions are modified in the interim order. In general, any Canadian National common shareholder who dissents from the arrangement resolution in compliance with section 190 of the Canada Business Corporations Act will be entitled, in the event the arrangement resolution is approved and the arrangement becomes effective, to be paid by Canadian National the fair value of the Canadian National common shares held by such dissenting shareholder determined as of the close of business on the day before the arrangement effective date.

   The dissent provisions under the Canada Business Corporations Act provide that a shareholder may only make a claim thereunder with respect to all the shares of a class held by the shareholder on behalf of any one beneficial owner and registered in the shareholder's name. One consequence of this provision is that a Canadian National common shareholder may only exercise the right to dissent under the dissent procedures in respect of Canadian National common shares that are registered in that holder's name. In many cases, shares beneficially owned by a person are registered either:

  . in the name of an intermediary that the non-registered holder deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators of self-administered registered retirement savings plans, registered retirement income funds, registered educational savings plans and similar plans, and their nominees); or

  . in the name of a clearing agency, such as The Canadian Depositary for Securities Limited, of which the intermediary is a participant. Accordingly, a non-registered holder of Canadian National common shares will not be entitled to exercise the right to dissent unless the Canadian National common shares are re-registered in the non-registered holder's name.

   A non-registered holder who wishes to exercise the right to dissent should immediately contact the intermediary with whom the non-registered holder deals in respect of the holder's Canadian National common shares and either:

  . instruct the intermediary to exercise the right to dissent on the non-registered holder's behalf which, if the Canadian National common shares are registered in the name of The Canadian Depositary for Securities Limited or other clearing agency, would require that such shares first be re-registered in the name of the intermediary; or

  . instruct the intermediary to re-register the Canadian National common shares in the name of the non-registered holder, in which case the non-registered holder would have to exercise the right to dissent directly.

   A Canadian National common shareholder who wishes to dissent from the arrangement resolution must provide written notice of the holder's dissent to Canadian National by depositing such notice of dissent with Canadian National, or mailing it to Canadian National by registered mail, at its head office at 935 de La Gauchetiere Street West, Montreal, Quebec, H3B 2M9, to the attention of the Senior Vice President, Chief Legal Officer and Corporate Secretary of Canadian National so it is received by 5:00 p.m. (Montreal time) on the business day preceding the Canadian National meeting. The filing of a notice of dissent does not deprive a Canadian National common shareholder of the right to vote at the Canadian National meeting; however, the Canada Business Corporations Act provides, in effect, that a Canadian National common shareholder who has submitted a notice of dissent in respect of the arrangement resolution who then votes in favor of such resolution will no longer be considered a dissenting shareholder. The Canada Business Corporations Act does not provide, and Canadian National will not assume, that a vote against the arrangement resolution or an abstention constitutes a notice of dissent but a Canadian National common shareholder need not vote the holder's securities against the arrangement resolution in order to dissent. Similarly, the revocation of a proxy

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Chapter One--The Combination


conferring authority on the proxy holder to vote in favor of the arrangement resolution does not constitute a notice of dissent; however, any proxy granted by a Canadian National common shareholder who intends to dissent, other than a proxy that instructs the proxy holder to vote against the arrangement resolution, should be validly revoked in order to prevent the proxy holder from voting such securities in favor of the arrangement resolution and thereby causing the Canadian National common shareholder to forfeit the holder's right to dissent.

   The interim order provides that Canadian National is required, within 10 days after the arrangement effective date, to notify each of the dissenting shareholders that the arrangement has been effected. Such notice is not required to be sent to any Canadian National common shareholder who voted in favor of the resolution from which the holders submitted a notice of dissent nor to any Canadian National common shareholder who has withdrawn the holder's notice of dissent. A dissenting shareholder who has not withdrawn the holder's notice of dissent must then, within 20 days after receipt of notice that the arrangement has been effected or, if the dissenting shareholder does not receive such notice, within 20 days after the holder learns that the arrangement has been effected, send to Canadian National a demand for payment, containing the holder's name and address, the number of Canadian National common shares in respect of which the holder's dissents, and a demand for payment of the fair value of such shares. Within 30 days after sending a demand for payment, the dissenting shareholder must send to Canadian National or its transfer agent the certificates representing the shares in respect of which the holder dissents.

   A dissenting shareholder who fails to send certificates representing the shares in respect of which the holder dissents forfeits the holder's right to dissent. Canadian National or its transfer agent will endorse on any share certificate received from a dissenting shareholder a notice that the holder is a dissenting shareholder and will promptly return the share certificates to the dissenting shareholder.

   After sending a demand for payment, a dissenting shareholder ceases to have any rights as a holder of the Canadian National common shares in respect of which the shareholder has dissented other than the right to be paid the fair value of such shares as determined under the dissent procedures, unless:

    . the dissenting shareholder withdraws the demand for payment before Canadian National makes an offer to pay;

    . Canadian National fails to make a timely offer to pay to the dissenting shareholder and the dissenting shareholder withdraws the holder's demand for payment; or

     . the directors of Canadian National revoke the arrangement resolution;

in all of which cases the dissenting shareholder's rights as a shareholder are reinstated.

   In addition, pursuant to the plan of arrangement, Canadian National common shareholders who duly exercise such rights of dissent and who:

    . are ultimately entitled to be paid fair value for their Canadian National common shares will be deemed to have transferred their Canadian National common shares to Canadian National immediately prior to the arrangement effective date to the extent the fair value of their Canadian National common shares is paid by Canadian National, and such shares will be canceled on the arrangement effective date; or

    . are ultimately not entitled, for any reason, to be paid fair value for their Canadian National common shares will be deemed to have participated in the arrangement on the same basis as a non-dissenting holder of Canadian National common shares and will receive Canadian National voting shares and Canadian National exchangeable shares, which may be deemed to be North American Railways elected exchangeable shares and to have been exchanged for North American Railways common shares, all in accordance with the plan of arrangement.

                                                   Chapter One--The Combination



   Canadian National is required, not later than seven days after the later of the arrangement effective date and the date on which Canadian National receives a demand for payment from a dissenting shareholder, to send such dissenting shareholder an offer to pay for the holder's Canadian National common shares in an amount considered by Canadian National's board of directors to be the fair value of those shares, accompanied by a statement showing the manner in which such fair value was determined. Every offer to pay must be on the same terms. Canadian National must pay for the Canadian National common shares of a dissenting shareholder within ten days after an offer to pay has been accepted by the dissenting shareholder, but any such offer lapses if Canadian National does not receive an acceptance of the offer within 30 days after the offer to pay has been made.

   If Canadian National fails to make an offer to pay for a dissenting shareholder's Canadian National common shares or if a dissenting shareholder fails to accept an offer which has been made, Canadian National may, within 50 days after the arrangement effective date or within such further period as the Quebec Superior Court may allow, apply to the Quebec Superior Court to fix a fair value for the Canadian National common shares of dissenting shareholders. If Canadian National fails to apply to the Quebec Superior Court, a dissenting shareholder may apply to the Quebec Superior Court (or any other court having jurisdiction under section 190 of the Canada Business Corporation Act) for the same purpose within a further period of 20 days or within any further period that the court may allow. A dissenting shareholder is not required to give security for costs in such an application.

   Upon an application to the Quebec Superior Court, all dissenting shareholders whose Canadian National common shares have not been purchased by Canadian National will be joined as parties and bound by the decision of the Quebec Superior Court, and Canadian National will be required to notify each affected dissenting shareholder of the date, place and consequences of the application and of the holder's right to appear and be heard in person or by counsel. Upon any such application to the Quebec Superior Court, the Quebec Superior Court may determine whether any person is a dissenting shareholder who should be joined as a party, and the Quebec Superior Court will then fix a fair value for the Canadian National common shares of all dissenting shareholders. The final order of the Quebec Superior Court will be rendered against Canadian National in favor of each dissenting shareholder and for the amount of the fair value of the holder's Canadian National common shares as fixed by the Quebec Superior Court. The Quebec Superior Court may, in its discretion, allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the arrangement effective date until the date of payment. An application by either Canadian National or a dissenting shareholder must made to the Quebec Superior Court (or any other court having jurisdiction under section 190 of the Canada Business Corporations Act).

   The foregoing is only a summary of the dissent procedures under the Canada Business Corporations Act, as modified by the interim order, and under the plan of arrangement, which are technical and complex. A complete copy of section 190 of the Canada Business Corporations Act and the interim order is attached to this document as Annex J and Annex I. It is recommended that any Canadian National common shareholder wishing to avail himself, herself or itself of dissent rights under the dissent procedures of the Canada Business Corporations Act seek legal advice as failure to comply strictly with the provisions of the Canada Business Corporations Act, the interim order and the plan of arrangement may prejudice the right of dissent. For a general summary of material income tax implications to a dissenting shareholder, see "Material Tax Consequences of the Combination".

   See also "Chapter Three--Comparison of Shareholder Rights and Description of Capital Stock".

Chapter One--The Combination



Securities Law Matters

 United States

   The Canadian National voting shares, Canadian National exchangeable shares, trust interests and North American Railways common stock to be issued to Canadian National shareholders at the completion of the combination will not be registered under the U.S. Securities Act of 1933 and, instead, will be issued in reliance upon the exemption from registration available pursuant to Section 3(a)(10) of the U.S. Securities Act of 1933. Section 3(a)(10) of the U.S. Securities Act of 1933 exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have the right to appear. The Quebec Superior Court reviewing the arrangement is authorized to conduct a hearing to determine the fairness of the terms and conditions of the arrangement, including the proposed issuance of securities to holders of Canadian National common shares. Subject to the approval of the arrangement by the Canadian National shareholders and Canadian National optionholders (except for Burlington Northern Santa Fe), the Quebec Superior Court will hold a hearing on the fairness of the arrangement. Assuming the Quebec Superior Court concludes that the arrangement is fair to Canadian National shareholders and issues an order approving the arrangement, the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act of 1933 will be available.

   The stapled securities consisting of Canadian National voting shares and Canadian National exchangeable shares, including the interest in a trust entitling the holder to voting rights at North American Railways, and the stapled securities consisting of Canadian National voting shares and North American Railways common stock will be freely transferable under U.S. federal securities laws, except that resales of any stapled securities that are received by persons who are deemed to be "affiliates" (as defined under the U.S. Securities Act of 1933) of Canadian National or Burlington Northern Santa Fe prior to the combination may be resold by them only in transactions permitted by the resale provisions of Rule 145(d) under the U.S. Securities Act of 1933 or as otherwise permitted under the U.S. Securities Act of 1933. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, an issuer and may include certain officers and directors of an issuer as well as principal shareholders of an issuer. Prior to completing the combination, Canadian National, Burlington Northern Santa Fe and North American Railways will use their reasonable best efforts to enter into agreements with each affiliate of Canadian National, Burlington Northern Santa Fe and North American Railways pursuant to which each such affiliate will agree to comply with the requirements of Rule 145.

   North American Railways has agreed that the issuance of North American Railways common stock from time to time in exchange for the Canadian National exchangeable shares will be registered under the U.S. Securities Act of 1933 prior to the completion of the combination.

 Canada

   North American Railways and Canadian National have applied for and expect to receive rulings or orders of certain provincial securities regulatory authorities in Canada to permit (1) the issuance to Canadian National shareholders, at the election of Canadian National shareholders, of stapled securities consisting of either Canadian National voting shares and Canadian National exchangeable shares (including the ancillary rights) or Canadian National voting shares and North American Railways common stock and (2) the resale of (a) the stapled securities consisting of Canadian National voting shares and North American Railways common stock and (b) the stapled securities consisting of Canadian National voting shares and Canadian National exchangeable shares, in such provinces without restriction, provided that no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale and no extraordinary commission or consideration is paid in respect thereof.

                                                   Chapter One--The Combination


          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

   Canadian National common shares are listed on the New York Stock Exchange under the symbol "CNI" and on The Toronto Stock Exchange under the symbol "CNR". Burlington Northern Santa Fe common stock is listed on the New York Stock Exchange under the symbol "BNI". Burlington Northern Santa Fe common stock is also listed on The Chicago Stock Exchange and the Pacific Exchange.

   The following table shows, for the periods indicated, the high and low of the last reported sales prices per share for Canadian National common shares and Burlington Northern Santa Fe common stock on the New York Stock Exchange, as reported by The Wall Street Journal, and the dividends per share. All prices and dividends per share amounts have been adjusted as appropriate for Canadian National's two-for-one stock split on September 27, 1999, and Burlington Northern Santa Fe's three-for-one stock split on September 1, 1998.

                                    Canadian National     Burlington Northern
                                      Common Shares      Santa Fe Common Stock
                                  ---------------------- ---------------------
                                   High   Low   Dividend  High   Low   Dividend
                                  ------ ------ -------- ------ ------ --------
1998
  First Quarter.................. $32.66 $22.66  $0.092  $35.56 $28.33  $0.100
  Second Quarter.................  33.44  26.16   0.091   35.58  31.56   0.100
  Third Quarter..................  29.06  21.22   0.087   35.48  27.38   0.120
  Fourth Quarter.................  27.56  20.84   0.086   34.25  29.75   0.120
1999
  First Quarter.................. $28.59 $22.81  $0.099  $35.75 $32.25  $0.120
  Second Quarter.................  34.31  27.44   0.102   37.81  30.25   0.120
  Third Quarter..................  36.50  28.00   0.102   33.25  26.50   0.120
  Fourth Quarter.................  33.75  25.69   0.101   31.88  23.13   0.120
2000
  First Quarter (through March 9,
   2000)......................... $27.50 $23.38  $0.121* $26.88 $19.25  $0.120

--------
* Canadian National has declared a dividend of Cdn$0.175 for the first quarter of 2000 ($0.121 based on the closing rate of the Bank of Canada at December 31, 1999).

   On December 17, 1999, the last full trading day prior to the announcement of the combination, Canadian National closed at $29.75 and Burlington Northern Santa Fe closed at $28.38, in each case on the New York Stock Exchange. On March 9, 2000, the last full trading date prior to the printing of this document, Canadian National closed at $24.13 and Burlington Northern Santa Fe closed at $19.75, in each case on the New York Stock Exchange. We urge you to obtain current market quotations prior to making any decision with respect to the combination.

   The New York Stock Exchange has conditionally approved the listing of the stapled securities consisting of North American Railways common stock and Canadian National voting shares, subject to official notice of issuance and approval of the combination by the shareholders of Canadian National and Burlington Northern Santa Fe. We expect that the stapled security consisting of North American Railways common stock and Canadian National voting shares will be listed on the New York Stock Exchange, The Chicago Stock Exchange and the Pacific Exchange under the ticker symbol "NAR". The Toronto Stock Exchange has conditionally approved the listing of the stapled security consisting of North American Railways common stock and Canadian National voting shares under the ticker symbol "NAR", subject to the requirements of that exchange. The Toronto Stock Exchange has also conditionally approved the listing of the stapled security consisting of Canadian National exchangeable shares and Canadian National voting shares under the ticker symbol "CNR",

Chapter One--The Combination


subject to the requirements of that exchange. In each case, The Toronto Stock Exchange has reserved the right to review any material change to the terms of the combination and to amend or revoke its conditional listing approval.

   We expect no changes in Burlington Northern Santa Fe's dividend policies before the combination is completed. Canadian National's board of directors has approved an increase of its annual dividend to Canadian $0.70 per share in 2000. As a result, Burlington Northern Santa Fe and Canadian National dividends are substantially identical. Canadian National and Burlington Northern Santa Fe have agreed to coordinate dividend payments prior to the completion of the combination to ensure fair treatment of both companies' shareholders. We expect that North American Railways and, with respect to its exchangeable shares, Canadian National will pay quarterly dividends after the combination. The ability of Burlington Northern Santa Fe, Canadian National and North American Railways to pay dividends in the future will depend on business conditions, the combined companies' financial condition and earnings and other factors. After the combination, however, in all cases the shareholders of the combined companies will receive equivalent dividends regardless of which stapled securities they hold.

                                                   Chapter One--The Combination


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

   On December 18, 1999, Canadian National and Burlington Northern Santa Fe entered into a combination agreement. To comply with Canadian legal requirements that, among other things, prohibit any person and that person's associates from holding more than 15% of the voting rights in Canadian National, while ensuring that the combination will be tax-efficient for each company's shareholders, the combined enterprise will consist of two public companies: North American Railways and Canadian National. Upon completion of the combination, North American Railways will be the parent company of Burlington Northern Santa Fe and will own all of the limited voting equity shares of Canadian National. All shareholders will have voting interests in both North American Railways and Canadian National and economic interests in the combined companies.

   In the combination, Burlington Northern Santa Fe shareholders will receive one share of North American Railways common stock and one Canadian National voting share for each Burlington Northern Santa Fe share. In the combination, Canadian National shareholders will receive, for each Canadian National common share, 1.05 Canadian National voting shares and either 1.05 Canadian National exchangeable shares or 1.05 shares of North American Railways common stock. The Canadian National exchangeable shares will be exchangeable at any time on a one-for-one basis for shares of North American Railways common stock. Canadian National shareholders who elect to receive the Canadian National exchangeable shares will also receive the right to vote on matters submitted to North American Railways shareholders in proportion to their economic interest in the combined companies. Dividends paid on the North American Railways common stock and the Canadian National exchangeable shares will be equivalent.

   Each share of North American Railways common stock will be "stapled" to a Canadian National voting share and will trade as a single security. Similarly, each Canadian National exchangeable share will be "stapled" to a Canadian National voting share and will trade as a single security. In addition, Canadian National will issue to North American Railways limited voting equity shares carrying 10.1% of the voting rights in Canadian National and 100% of Canadian National's equity. The result of these arrangements will be that, at all times, each company will have the same public shareholder base with each public shareholder effectively having the same economic benefits and voting rights on a per security basis.

   The combination is subject to, among other things, approval by the shareholders of both companies, as well as approvals by the Quebec Superior Court and the U.S. Surface Transportation Board. See "The Combination-- Regulatory Review and Approval".

   The unaudited pro forma condensed combined financial statements included in this document have been prepared in accordance with U.S. GAAP to reflect the formation of North American Railways, the one-for-one exchange of Burlington Northern Santa Fe common stock for North American Railways common stock and the exchange of 1.05 shares of North American Railways common stock and 1.05 Canadian National voting shares for each Canadian National common share (including the shares of North American Railways common stock issuable to holders of the Canadian National exchangeable shares upon the exchange of those shares for North American Railways common stock). North American Railways will account for the combination using the purchase method of accounting in accordance with Opinion No. 16, "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants. Under this method, North American Railways will prepare its financial statements reflecting the assets and liabilities of Burlington Northern Santa Fe at their historical cost basis and the fair value of the North American Railways common stock issued or issuable to the Canadian National shareholders will be allocated to the assets and liabilities of Canadian National based on their relative fair value. The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 reflects the combination of Canadian National and Burlington Northern Santa Fe as if it occurred on January 1, 1999. The accompanying unaudited pro forma condensed combined balance sheet at December 31, 1999 reflects the combination of Canadian National and Burlington Northern Santa Fe as if it occurred on December 31, 1999.

Chapter One--The Combination



   The accompanying unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that might have occurred had the applicable transactions actually taken place on the dates indicated, or of future results of operations or financial position of the combined companies. The pro forma adjustments do not reflect any potential revenue or cost synergies or one-time costs to achieve such synergies which may arise from the combination. These unaudited pro forma condensed combined financial statements do not reflect adjustments to conform accounting policies of Canadian National and Burlington Northern Santa Fe. Based on a preliminary assessment, the U.S. GAAP accounting policies of the two companies do not materially differ.

   The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Canadian National and Burlington Northern Santa Fe and should be read in conjunction with (1) those historical financial statements and the related notes, which are incorporated by reference, (2) the selected historical consolidated financial data, including the related notes, appearing elsewhere in this document, (3) the selected unaudited pro forma combined financial data appearing elsewhere in this document and (4) the unaudited comparative per share data appearing elsewhere in this document.

                   Pro Forma Condensed Combined Balance Sheet
                            As at December 31, 1999
                                   Unaudited
                             (Dollars in Millions)

                                                                                  North
                                                                                American
                                                 Burlington                     Railways
                          Canadian    Canadian    Northern   Pro Forma          Pro Forma
                          National  National (a)  Santa Fe  Adjustments         Combined
                         ---------- ------------ ---------- -----------         ---------
ASSETS
Current assets.......... Cdn$ 1,515   $ 1,050     $ 1,066     $   --             $ 2,116
Property and equipment,
 net....................     14,620    10,130      21,681      1,632 (/1/,/2/)    33,443
Other assets............        295       204         953        621 (/1/,/3/)     1,778
                         ----------   -------     -------     ------             -------
  Total assets.......... Cdn$16,430   $11,384     $23,700     $2,253             $37,337
                         ==========   =======     =======     ======             =======
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current liabilities..... Cdn$ 1,764   $ 1,222     $ 2,075     $   81 (/1/,/4/)   $ 3,378
Long-term debt and
 commercial paper.......      3,948     2,736       5,655        (93)(/1/,/5/)     8,298
Convertible preferred
 securities.............        334       231          --        (37)(/1/,/5/)       194
Deferred income taxes...      2,975     2,061       6,097      1,042 (/1/,/6/)     9,200
Other liabilities.......      1,287       892       1,701          4 (/1/,/7/)     2,597
                         ----------   -------     -------     ------             -------
Total liabilities.......     10,308     7,142      15,528        997              23,667
Shareholders' equity....      6,122     4,242       8,172      1,256 (/8/,/9/)    13,670
                         ----------   -------     -------     ------             -------
  Total liabilities and
   shareholders'
   equity............... Cdn$16,430   $11,384     $23,700     $2,253             $37,337
                         ==========   =======     =======     ======             =======

--------
(a) Canadian National's reporting currency is the Canadian dollar. For the unaudited pro forma condensed combined balance sheet, the Canadian dollar amounts have been translated into U.S. dollars at a rate of $0.6929 per Canadian dollar, which was the closing rate of the Bank of Canada at December 31, 1999.

   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

                                                   Chapter One--The Combination



              Pro Forma Condensed Combined Statement of Operations
                          Year Ended December 31, 1999
                                   Unaudited
                  (Dollars in Millions, Except Per Share Data)

                                                                             North
                                                                           American
                                                Burlington                 Railways
                         Canadian    Canadian    Northern   Pro Forma      Pro Forma
                         National  National (a)  Santa Fe  Adjustments     Combined
                         --------- ------------ ---------- -----------     ---------
Revenues................ Cdn$5,236    $3,524      $9,100      $ --          $12,624
Operating expenses,
 excluding depreciation
 and amortization.......     3,279     2,207       5,998        --            8,205
Depreciation and
 amortization...........       490       330         897        25(/2/)       1,252
                         ---------    ------      ------      ----          -------
Total operating
 expenses...............     3,769     2,537       6,895        25            9,457
                         ---------    ------      ------      ----          -------
Operating income........     1,467       987       2,205       (25)           3,167
Interest expense........       314       211         387        (8)(/5/)        590
Other income, net.......        55        37           1        --               38
                         ---------    ------      ------      ----          -------
Income before income
 taxes from continuing
 operations.............     1,208       813       1,819       (17)           2,615
Income tax expense
 (recovery).............       462       311         682        (8)(/10/)       985
                         ---------    ------      ------      ----          -------
Income from continuing
 operations............. Cdn$  746    $  502      $1,137      $ (9)         $ 1,630
                         =========    ======      ======      ====          =======
Earnings per
 share (/11/):
Basic:
  Income from continuing
   operations........... Cdn$ 3.78    $ 2.54      $ 2.46                    $  2.43
Diluted:
  Income from continuing
   operations........... Cdn$ 3.71    $ 2.50      $ 2.44                    $  2.40
Average shares (in
 millions):
  Basic.................     197.3     197.3       463.2                      670.4
  Diluted...............     202.5     202.5       466.8                      679.4

--------
(a) Canadian National's reporting currency is the Canadian dollar. For the unaudited pro forma condensed combined statement of operations, the Canadian dollar amounts have been translated into U.S. dollars at an average rate of $0.6730 per Canadian dollar, which was the average of the Bank of Canada rates for the year ended December 31, 1999.

   See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.

Chapter One--The Combination


      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Pro forma purchase price allocation

   The unaudited pro forma condensed combined financial statements have been prepared based on the value for North American Railways common stock to be issued to Canadian National shareholders pursuant to the combination agreement dated December 18, 1999 (including the shares issuable to holders of the Canadian National exchangeable shares upon the exchange of those shares for North American Railways common stock) of $5,446 million (calculated as shown in the table below). The fair value was based on Burlington Northern Santa Fe common stock ($25.63 per share) determined using the average of the closing daily Burlington Northern Santa Fe common stock price as reported by The Wall Street Journal for the two trading days preceding, the day of, and the two trading days following, the December 20, 1999 announcement of the combination.

   The following summarizes the pro forma purchase price (dollars and shares in millions, except per share data) :

Shares of Canadian National common stock outstanding at December 31,
 1999..................................................................  202.4
Exchange ratio.........................................................   1.05
                                                                        ------
Shares of North American Railways common stock to be issued (a)........  212.5
Per share value of Burlington Northern Santa Fe common stock........... $25.63
                                                                        ------
Total value of North American Railways common stock to be issued....... $5,446
North American Railways stock options to be issued in exchange for
 Canadian National stock options.......................................     52
Estimated Burlington Northern Santa Fe financial advisor, legal and
 other transaction costs...............................................     50
                                                                        ------
Pro forma purchase price............................................... $5,548
                                                                        ======

--------
(a) Including shares issuable to holders of Canadian National exchangeable shares upon the exchange of those shares for North American Railways common stock.

   North American Railways will account for the combination using the purchase method of accounting in accordance with Opinion No. 16, "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants. Under this method, North American Railways will prepare its financial statements reflecting the assets and liabilities of Burlington Northern Santa Fe at their historical cost basis and the fair value of the North American Railways common stock issued or issuable to the Canadian National shareholders will be allocated to the assets and liabilities of Canadian National based on their relative fair value. Purchase accounting adjustment amounts included in these unaudited pro forma condensed combined financial statements may be revised as additional information becomes available. Since the purchase price allocation will be made when the combination is completed, and Canadian National's shareholders' equity balance at that time will likely be different from that at December 31, 1999, the purchase price allocation and the related amortization of fair value adjustments may be different from the amounts included in these unaudited pro forma condensed combined financial statements. If the final allocation differs from that included in these pro forma financial statements, Canadian National and Burlington Northern Santa Fe do not believe the pro forma results of operations will be materially affected because the majority of the purchase price will be allocated to long-lived assets and land.

                                                   Chapter One--The Combination



   The pro forma purchase price has been allocated as shown in the table below (in millions):

Net assets of Canadian National at December 31, 1999................. $ 4,242
Estimated Canadian National financial advisor, legal and other
 transaction costs, net of tax(/9/)..................................     (14)
                                                                      -------
Adjusted net assets of Canadian National.............................   4,228
Increase (decrease) to Canadian National's net asset value at
 December 31, 1999 as a result of estimated fair value adjustments:
  Property and equipment, net(/2/)...................................   1,632
  Other assets(/3/)..................................................     621
  Other liabilities(/7/).............................................      (4)
  Long-term debt (including current portion)(/4/,/5/)................      88
  Convertible preferred securities(/5/)..............................      37
  Deferred income taxes(/6/).........................................  (1,054)
                                                                      -------
    Pro forma purchase price......................................... $ 5,548
                                                                      =======

   The accompanying unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that might have occurred had the applicable transactions actually taken place on the dates indicated, or of future results of operations or financial position of the combined companies. The pro forma adjustments do not reflect any potential revenue or cost synergies or one-time costs to achieve such synergies which may arise from the combination. The effect of any such one time costs would generally be an adjustment to the purchase price allocation for Canadian National. For Burlington Northern Santa Fe, such one time costs would be recognized in the combined company's statement of operations.

   Canadian National's primary reporting to its shareholders is under Canadian GAAP in Canadian dollars. In addition, Canadian National furnishes U.S. GAAP financial statements in Canadian dollars. For purposes of these pro forma condensed combined financial statements, Canadian National's U.S. GAAP financial information is presented in U.S. dollars to be consistent with the U.S. dollar reporting of Burlington Northern Santa Fe. Following the combination, Canadian National will continue to prepare its financial statements on Canadian National's historical cost basis.

Note 2: Property and equipment, net

   Canadian National's net property and equipment has been adjusted based on its estimated fair value resulting in an increase in property and equipment, net of $1,632 million at December 31, 1999. A significant portion of the estimated fair value has been allocated to railroad track structures and land. Depreciable assets will be depreciated over an assumed estimated weighted average remaining life of approximately 30 years. Depreciation expense of $25 million for the year ended December 31, 1999, related to the increase in fair value has been included in the unaudited pro forma condensed combined statements of operations.

Note 3: Other assets

   Canadian National's recorded pension asset has been adjusted to reflect the net fair value of the pension fund assets and the related pension benefit obligation using a 7.0% discount rate at December 31, 1999 resulting in an increase in other assets of $646 million. A 0.25% change in the discount rate used to measure the pension benefit obligation would result in a change in the fair value of approximately $75 million. In addition, other assets include an increase of $14 million to reflect the estimated fair value of other investments and the elimination of $39 million for deferred debt issue costs of Canadian National.


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Note 4: Current liabilities

   The increase in current liabilities of $81 million as at December 31, 1999 reflects the estimated financial advisor, legal and other transaction costs of Burlington Northern Santa Fe of $50 million and $26 million for Canadian National (see Note 9) and an increase of $5 million in the current portion of long-term debt (see Note 5).

Note 5: Long-term debt and convertible preferred securities

   Canadian National's long-term debt, excluding capital lease obligations, has been decreased by $112 million to its estimated fair value as of December 31, 1999, based on interest rates as of that date. This adjustment will be amortized over the average remaining life of the related debt resulting in an increase to interest expense of $5 million for the year ended December 31, 1999. Canadian National's capital lease obligations have been increased by $24 million to their estimated fair value as of December 31, 1999, based on interest rates as of that date. This adjustment will be amortized over the average remaining life of the capital lease obligations resulting in a decrease to interest expense of $11 million for the year ended December 31, 1999. The total fair value adjustment for long-term debt and capital lease obligations includes an increase of $5 million related to current amounts which has been included as an adjustment to current liabilities (see Note 4).

   In addition, Canadian National's convertible preferred securities have been decreased by $37 million based on their fair value at December 31, 1999. This adjustment will be amortized over the average remaining life of the securities resulting in an increase to interest expense of $1 million for the year ended December 31, 1999.

   The total impact of the above adjustments was to decrease interest expense by $5 million and has been included in the unaudited pro forma condensed combined statement of operations. In addition, the amortization of deferred debt issue costs of $3 million recorded by Canadian National for the year ended December 31, 1999 has been eliminated in the unaudited pro forma condensed combined statement of operations.

Note 6: Deferred income taxes

   There will be no adjustments to the tax value of Canadian National's assets and liabilities as a result of the combination. Accordingly, deferred income taxes of $1,054 million at December 31, 1999 have been reflected for temporary differences caused by book and tax differences after the allocation of the pro forma purchase price based on Canadian National's statutory income tax rate of 44.4%. In addition, the deferred tax adjustment includes a deferred tax recovery of $12 million related to Canadian National's estimated investment banking, legal and other transaction costs.

Note 7: Other liabilities

   Other liabilities were increased by $4 million at December 31, 1999 reflecting an adjustment in Canadian National's liability for other post-retirement benefits to the estimated fair value.

Note 8: Shareholders' equity

   Canadian National shareholders' equity balance of $4,242 million has been eliminated in the pro forma adjustments. Shareholders' equity has been increased by $5,446 million for the fair value of North American Railways shares to be issued or exchangeable for Canadian National shares and by $52 million for the intrinsic value of replacement stock options on North American Railways common stock and Canadian National voting shares to be issued in exchange for Canadian National's outstanding stock options.


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                                                   Chapter One--The Combination


Note 9: Costs of the combination

   Estimated financial advisor, legal and other transaction costs of $50 million to be incurred by Burlington Northern Santa Fe have been included in the pro forma purchase price. Canadian National's future estimated financial advisor, legal and other transaction costs of $26 million, $14 million after tax, related to the combination have been reflected as a reduction of equity in the unaudited pro forma condensed combined balance sheet. These costs will be charged to the results of operations of Canadian National when incurred. In 1999, Canadian National has charged to operations $14 million, $8 million after tax, in transaction costs.

Note 10: Income tax expense

   Income tax expense reflects the effect of pro forma adjustments at Canadian National's statutory income tax rate of 44.4%.

Note 11: Earnings per share

   The pro forma weighted average shares outstanding represent the sum of the Burlington Northern Santa Fe weighted average common shares outstanding plus Canadian National's weighted average shares adjusted for the exchange ratio of
1.05 shares of North American Railways common stock and 1.05 Canadian National voting shares for each Canadian National common share (including the North American Railways shares issuable to holders of the Canadian National exchangeable shares upon the exchange of those shares for North American Railways common stock).

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                INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

   In considering the recommendation of the boards of directors of Canadian National and Burlington Northern Santa Fe with respect to the combination, shareholders should be aware that certain members of the management and boards of directors of Canadian National and Burlington Northern Santa Fe have interests in the combination that may be different from, or in addition to, the interests of the other shareholders of Canadian National and Burlington Northern Santa Fe generally, and that could represent conflicts of interest.

Boards of Directors and Management

 Boards of Directors

   After the combination is completed, the boards of directors of North American Railways and Canadian National will be identical and will consist of 15 members, including initially six members drawn from each of the current Canadian National and Burlington Northern Santa Fe boards of directors and three new appointees as follows:

  . From the current Canadian National board of directors: Purdy Crawford,
    J.V. Raymond Cyr, The Honorable Edward C. Lumley, David G.A. McLean, Robert Pace and Paul M. Tellier;

  . From the current Burlington Northern Santa Fe board of directors: John
    J. Burns, Jr., Robert D. Krebs, Roy S. Roberts, J. Steven Whisler, Edward E. Whitacre, Jr., and Michael B. Yanney;

  . The three new appointees: Laurent Beaudoin, C.C., FCA, Chairman,
    Bombardier Inc.; Steven A. Burd, Chairman, President and Chief Executive Officer, Safeway Inc.; and Jean C. Monty, President and Chief Executive Officer, BCE Inc.

   Laurent Beaudoin, age 62, has been Chairman of the board of directors and of the executive committee of Bombardier Inc. since February 1, 1999. From June 18, 1996 to February 1, 1999, Mr. Beaudoin served as President, Chairman and Chief Executive Officer of Bombardier Inc. and, prior thereto, as Chairman and Chief Executive Officer since April 1978.

   Steven A. Burd, age 50, has been a member of the board of directors of Safeway, Inc. since September 7, 1993 and has served as Chairman of the board of directors of Safeway, Inc. since May 12, 1998. He has been Chief Executive Officer of Safeway, Inc. since April 30, 1993 and President of Safeway, Inc. since October 26, 1992.

   Jean C. Monty, age 53, has served as President and Chief Executive Officer of BCE Inc. since May 6, 1998. From October 1, 1997 to May 6, 1998, Mr. Monty served as President and Chief Operating Officer of BCE Inc. Mr. Monty also serves as Chairman and Chief Executive Officer of Bell Canada, Chairman of the Board of BCE Media and is a member of the boards of directors of Nortel Networks Corporation, Teleglobe Inc. and Bombardier Inc.

 Management

   Upon completion of the combination, Robert D. Krebs, Chairman and Chief Executive Officer of Burlington Northern Santa Fe, will become Chairman of North American Railways and Canadian National; Paul M. Tellier, President and Chief Executive Officer of Canadian National, will become Chief Executive Officer of North American Railways and Canadian National; E. Hunter Harrison, Executive Vice-President and Chief Operating Officer of Canadian National, will become Chief Operating Officer of North American Railways and Canadian National; and Thomas N. Hund, Senior Vice President and Chief Financial Officer of Burlington Northern Santa Fe, will become Chief Financial Officer of North American Railways and Canadian

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                                                   Chapter One--The Combination


National. In addition, Matthew K. Rose, President and Chief Operating Officer of Burlington Northern Santa Fe, will become President and Chief Executive Officer of Burlington Northern Santa Fe, which will be a wholly owned subsidiary of North American Railways after the combination is completed.

 Stock Ownership

   As of February 29, 2000, Canadian National's directors and executive officers beneficially owned less than 1% of Canadian National's outstanding common shares and Burlington Northern Santa Fe's directors and executive officers beneficially owned approximately 1% of Burlington Northern Santa Fe's outstanding common stock.

 Relationship with Financial Advisors

   Alexander P. Lynch, a director of Canadian National, is a general partner of The Beacon Group, L.L.C. The Honorable Edward C. Lumley, a director of Canadian National, is Vice Chairman of BMO Nesbitt Burns. The Beacon Group and BMO Nesbitt Burns acted as financial advisors to Canadian National in connection with the combination and will be compensated for those services. Michael R. Armellino, a director of Canadian National, is a retired partner of Goldman Sachs, which acted as financial advisor to Burlington Northern Santa Fe in connection with the combination. Messrs. Armellino, Lynch and Lumley abstained from the vote of the Canadian National board of directors on the combination.

Retention and Severance Matters

 Burlington Northern Santa Fe

  Current executive severance agreements

   Shareholder approval of the combination agreement will constitute a change in control under Burlington Northern Santa Fe's executive severance agreements with Messrs. Krebs, Schultz, Moreland and Hund and two other executive officers. As a result, the minimum term of the executive severance agreements will be extended to one year after the combination is completed. In addition, upon a qualifying termination of employment coincident with or following a change in control, an executive (other than Robert D. Krebs) would receive benefits equal to three times (one time for certain officers) base salary and target bonus plus a tax make-whole payment (limited to the extent that its value, when aggregated with other benefits or payments would result in an excise tax under Section 4999 of the U.S. Internal Revenue Code), life, disability and health benefits for a period of up to thirty-six months, vesting of all time-based restricted stock (but not performance-based restricted stock), vesting of stock options (see "--Stock Options and Restricted Stock Awards" below), outplacement and legal fees and expenses relating to claims under the severance agreement. Benefits under the severance agreements are limited if the total benefits provided would result in an excise tax under
Section 4999 of the U.S. Internal Revenue Code (relating to golden parachute payments) except where the total of the benefits exceeds 120% of three times the "base amount" (as defined in Section 280G of the U.S. Internal Revenue
Code), in which case the benefits will be paid in full with all accompanying excise taxes due. If payments under the individual severance agreements are triggered following a change in control, the estimated amounts (excluding any value of the stock options and restricted stock awards described below), based on current compensation levels, payable to four of Burlington Northern Santa Fe's five most highly compensated executive officers under their respective agreements would be as follows: Charles L. Schultz, $3,793,546, Jeffrey R. Moreland, $3,307,397, and Thomas N. Hund, $3,500,105, and to two other executive officers, $2,858,015 and $1,626,554, respectively. The estimated amount (excluding any value of the stock options and restricted stock awards described below) for Robert D. Krebs, whose agreement provides only for vesting of all time-based restricted stock but not performance-based restricted stock, vesting of stock options and payment of any remaining obligations under the Burlington Northern Santa Fe estate enhancement program (relating to life insurance) would be $108,333.

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Chapter One--The Combination



 Prior executive severance agreements

   Certain officers, including Matthew K. Rose, retain benefits under a prior executive severance agreement with Burlington Northern Inc., a predecessor company. These agreements provide benefits similar to those provided under the agreements discussed above except that the bonus would be paid at maximum level, certain additional pension benefits are provided, and a tax make-whole payment is not provided. If payment is made to Matthew K. Rose, one of Burlington Northern Santa Fe's five most highly compensated officers, under the terms of his individual executive severance agreement, the estimated amount (excluding any value of the stock options and restricted stock awards described below) based upon his current compensation level would be $4,656,598.

 Stock options and restricted stock awards

   Under Burlington Northern Santa Fe's current and prior executive severance agreements, consummation of the combination will accelerate, irrespective of termination of employment, the vesting of, or lapse of restrictions and restricted periods applicable to, specific grants of stock options outstanding and restricted stock awards (other than performance-based awards and some retention awards), to the extent not previously vested. Consummation of the combination will also accelerate the vesting of or lapse of restrictions and restricted periods applicable to specific grants of stock options or restricted stock (other than performance-based awards and some retention awards) under Burlington Northern Santa Fe's employee retention program.

   If the combination were completed as of July 1, 2001, the number of outstanding stock options and shares of restricted stock for which acceleration would occur for the executive officers of Burlington Northern Santa Fe would be as follows: (1) for stock options, Mr. Krebs, 33,000 shares; Mr. Rose, 33,334 shares; Mr. Schultz, 25,000 shares; Mr. Moreland, zero shares; and Mr. Hund, 25,000 shares and two other executive officers, 16,667 shares and 19,856 shares, respectively; and (2) for restricted stock, Mr. Krebs, 58,401 shares; Mr. Rose, 27,136 shares; Mr. Schultz, 5,090 shares; Mr. Moreland, 10,679 shares; and Mr. Hund, 24,984 shares and two other executive officers, 16,667 shares and 19,856 shares, respectively. The number of outstanding stock options and shares of restricted stock for which acceleration would occur may be higher for each of Burlington Northern Santa Fe's five most highly compensated executive officers in the event shareholder approval is received and a qualifying termination of employment occurs prior to completion of the combination.

 Canadian National

   At its meeting held on January 25, 2000, Canadian National's board of directors approved the elements of a retention plan consisting of employment security agreements for executive officers and incentive compensation arrangements for certain members of senior management. As of the date of this document, no specific arrangements have been implemented. It is expected that formal employment security agreements between Canadian National and executive officers will be executed in the near future and before the annual and special meeting.

   Pursuant to the provisions of Canadian National's management long-term incentive plan, shareholder approval of the combination will accelerate the vesting of all outstanding stock options granted prior to the announcement of the combination (other than performance-based options), to the extent not previously vested. If the securityholders approve the combination at the annual and special meeting, the number of outstanding stock options for which acceleration of vesting would occur for the five most highly compensated executive officers of Canadian National would be as follows: Paul M. Tellier, 55,167 shares; E. Hunter Harrison, 30,000 shares; Torrance Wylie, zero shares Jack T. McBain, 15,167 shares; and Keith L. Heller, 13,917 shares.

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                                                   Chapter One--The Combination

   Pursuant to the provisions of Canadian National's senior executive bonus share rights plan, shareholder approval of the combination will accelerate the vesting of all outstanding rights granted prior to the announcement of the combination, to the extent not previously vested. If the securityholders approve the combination at the annual and special meeting, the number of outstanding rights for which acceleration of vesting would occur for the five most highly compensated executive officers of Canadian National would be as follows: Paul M. Tellier, 30,000 rights; E. Hunter Harrison, zero rights; Torrance Wylie, zero rights; Jack T. McBain, 10,560 rights; and Keith L. Heller, 10,560 rights. Subject to the attainment of performance targets, the above rights would have vested in the first quarter of 2001.

   Burlington Northern Santa Fe's board of directors was aware of these interests and considered them, among other matters, when approving the combination.

   Canadian National's board of directors was aware of these interests and considered them, among other matters, when approving the combination.

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                                 THE COMPANIES

Canadian National Railway Company

   Canadian National, directly and through its subsidiaries, is engaged primarily in the rail transportation business. Canadian National spans Canada and mid-America, from the Atlantic and Pacific oceans to the Gulf of Mexico, serving the Canadian ports of Vancouver, Prince Rupert, Montreal and Halifax and Gulf of Mexico ports in New Orleans, Louisiana and Mobile, Alabama, and the key cities of Vancouver, Edmonton, Calgary, Winnipeg, Montreal, Toronto, Buffalo, Chicago, Detroit, Memphis, St. Louis and Jackson, Mississippi, with connections to all points in North America. Canadian National's revenues are derived from the movement of a diversified and balanced portfolio of goods including petroleum and chemicals, grain and fertilizers, coal, metals and minerals, forest products, intermodal --the hauling of freight, usually in containers or truck trailers, through a combination of different modes of transportation such as rail, truck or water carriers--and automotive.

Burlington Northern Santa Fe Corporation

   Burlington Northern Santa Fe is engaged primarily in railroad transportation through its principal operating subsidiary, The Burlington Northern Santa Fe Railway Company, which operates one of the largest railway networks in the United States. Burlington Northern Santa Fe's system covers 28 states in the western two-thirds of the United States and two Canadian provinces. Burlington Northern Santa Fe serves all major ports in the western United States and certain Gulf of Mexico ports and has Mexican and Canadian gateways and important gateways to the eastern United States. Burlington Northern Santa Fe derives a substantial portion of its revenues from intermodal transportation-- the hauling of freight, usually in containers or truck trailers, through a combination of different modes of transportation such as rail, truck or water carriers--and the transportation of coal and agricultural commodities. Other significant aspects of Burlington Northern Santa Fe's business include the transportation of chemicals, forest products, consumer goods, metals, minerals and automobiles and automobile parts.

North American Railways, Inc.

   North American Railways was incorporated in Delaware on December 17, 1999 for the purpose of effecting the combination. North American Railways is owned equally by Canadian National and Burlington Northern Santa Fe and has not engaged in any activity since its formation other than activities related to the combination. Canadian National and Burlington Northern Santa Fe have agreed not to permit North American Railways to engage in any activities other than activities in connection with the combination. After the combination is completed, Burlington Northern Santa Fe will be a wholly owned subsidiary of North American Railways.

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                                                   Chapter One--The Combination


                           THE COMBINATION AGREEMENT

   The following summary of the combination agreement is qualified by reference to the complete text of the combination agreement, which is incorporated by reference and attached as Annex A. We encourage you to read the combination agreement because it is the legal document that governs the combination.

Structure of the Combination

   To comply with Canadian legal requirements while ensuring that the transaction will be tax-efficient to each company's shareholders, the combined enterprise will consist of two public companies as follows:





                              [CHART APPEARS HERE]

Timing of Completion

   We will complete the combination within two business days after the day on which the last of the conditions set forth in the combination agreement has been satisfied or waived, unless Canadian National and Burlington Northern Santa Fe agree in writing to a different date.

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Chapter One--The Combination



Combination Consideration

   The combination agreement provides that each Canadian National common share outstanding immediately prior to the completion of the combination will, at the completion of the combination, be converted into the right to receive 1.05 stapled securities, each stapled security consisting of one Canadian National voting share and, at the shareholder's election, either one share of North American Railways common stock or one Canadian National exchangeable share (together with an associated interest in a trust entitling the holder to voting rights at North American Railways and certain exchange rights described below). The Canadian National exchangeable shares will be exchangeable at any time on a one-for-one basis for shares of North American Railways common stock.

   The combination agreement provides that each share of Burlington Northern Santa Fe common stock outstanding immediately prior to the completion of the combination will, at the completion of the merger of a subsidiary of North American Railways with and into Burlington Northern Santa Fe, be converted on a one-for-one basis into the right to receive one share of North American Railways common stock. Any shares of Burlington Northern Santa Fe common stock owned by Burlington Northern Santa Fe or any subsidiary of Burlington Northern Santa Fe as treasury stock will be automatically canceled and cease to exist without any payment for those shares. In addition, as part of the plan of arrangement contemplated by the combination agreement, holders of Burlington Northern Santa Fe common stock will receive one Canadian National voting share for each share of North American Railways common stock that they are entitled to receive under the merger. Holders of Burlington Northern Santa Fe common stock will receive the North American Railways common stock and the Canadian National voting shares in the form of stapled securities and the constituent North American Railways common stock and Canadian National Voting shares will not be independently traded or transferrable.

   The combination agreement also provides that the 5.25% convertible preferred securities due June 30, 2029 of Canadian National are convertible, at the election of the holders of such securities, into stapled securities consisting of Canadian National voting shares and Canadian National exchangeable shares or into stapled securities consisting of Canadian National voting shares and North American Railways common stock. In addition, effective at the completion of the combination, North American Railways will be a co-obligor, together with Canadian National, of the 5.25% convertible preferred securities due June 30, 2029 of Canadian National.

Treatment of Stock Options; Other Stock-Based Awards

 Canadian National

   At the completion of the combination, each outstanding option granted by Canadian National to purchase Canadian National common shares will be converted into an option to acquire stapled securities consisting of Canadian National voting shares and shares of North American Railways common stock having the same terms and conditions as the Canadian National stock option so converted. The number of stapled securities for which a converted Canadian National stock option will be exercisable and the exercise price of a converted Canadian National stock option will reflect the 1.05 exchange ratio in the combination. All other terms, rights and privileges of the converted Canadian National stock options will remain unaltered.

   Each other stock-based award granted by Canadian National under its employee or director plans or arrangements will be converted, at the completion of the combination, into a similar stapled security stock-based award, adjusted as appropriate to preserve the award's inherent value.

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                                                   Chapter One--The Combination



 Burlington Northern Santa Fe

   At the completion of the combination, each outstanding option granted by Burlington Northern Santa Fe to purchase shares of Burlington Northern Santa Fe common stock will be converted into an option to acquire stapled securities consisting of Canadian National voting shares and North American Railways common stock having the same terms and conditions as the Burlington Northern Santa Fe stock option so converted. The exercise price of a converted Burlington Northern Santa Fe stock option will remain the same and the holder of a converted Burlington Northern Santa Fe stock option will be entitled to receive a number of stapled securities equal to the number of shares of Burlington Northern Santa Fe common stock such optionholder would have received prior to the combination. All other terms, rights and privileges of the converted Burlington Northern Santa Fe stock options will remain unaltered.

   Each other stock-based award granted by Burlington Northern Santa Fe under its employee or director plans or arrangements will be converted, at the completion of the combination, into a similar stapled security stock-based award, adjusted as appropriate to preserve the award's inherent value.

Exchange of Shares

 Burlington Northern Santa Fe

   Burlington Northern Santa Fe will appoint an exchange agent to handle the exchange of Burlington Northern Santa Fe stock certificates in the combination for stapled securities. Soon after the combination is completed, the exchange agent will send to each holder of Burlington Northern Santa Fe common stock a letter of transmittal for use in the exchange and instructions explaining how to surrender Burlington Northern Santa Fe stock certificates to the exchange agent. Holders of Burlington Northern Santa Fe common stock that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the appropriate number of stapled securities. Holders of unexchanged shares of Burlington Northern Santa Fe common stock will not be entitled to receive any dividends or other distributions payable by North American Railways after the combination is completed until they surrender their certificates. Amounts payable to a holder of Burlington Northern Santa Fe common stock will be paid, without interest, upon surrender of their stock certificates.

 Canadian National

   Canadian National will appoint a depositary to handle the exchange of Canadian National common shares for stapled securities. Prior to the completion of the combination, the depositary will send to each Canadian National shareholder a letter of transmittal and election form for use in the exchange and instructions explaining how to surrender Canadian National stock certificates for stapled securities. Canadian National shareholders who are not residents of Canada for Canadian tax purposes will receive stapled securities consisting of Canadian National voting shares and North American Railways common stock unless they specifically request to receive Canadian National exchangeable shares instead of North American Railways common stock in their letter of transmittal and election form. Shareholders who are residents of Canada for Canadian tax purposes will receive stapled securities consisting of Canadian National voting shares and Canadian National exchangeable shares (together with an associated interest in a trust entitling the holder to voting rights at North American Railways and certain exchange rights described below) unless they specifically request North American Railways common stock instead of the Canadian National exchangeable shares in their letter of transmittal and election form.

   For those Canadian National shareholders who elect or are deemed to elect to receive stapled securities that include North American Railways common stock rather than Canadian National exchangeable shares, the

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Chapter One--The Combination


depositary will deliver the Canadian National exchangeable shares to NAR Holdings Company, a wholly owned subsidiary of North American Railways formed specifically for the purpose of holding equity and voting interests in Canadian National, in exchange for the North American Railways common stock to be included in the stapled securities. Each Canadian National exchangeable share, upon transfer to NAR Holdings Company in exchange for North American Railways common stock pursuant to the arrangement, will automatically convert into one Canadian National special limited voting share and one Canadian National non-voting equity share. The Canadian National special limited voting shares and Canadian National non-voting equity shares, together, will at all times represent 100% of the common equity interests in Canadian National and 10.1% of the total voting rights in Canadian National regardless of the number of special limited voting shares and non-voting equity shares actually issued to NAR Holdings Company.

 Fractional Shares

   Because shares of Burlington Northern Santa Fe common stock will be converted into stapled securities on a one-for-one basis, holders of Burlington Northern Santa Fe common stock can only receive rights to whole stapled securities. No fractional shares will be issued to Canadian National shareholders. See "Canadian National Transaction Mechanics--Fractional Shares" for a discussion of the treatment of fractional shares.

Canadian National and North American Railways Boards of Directors after the Combination is Completed

   Canadian National and Burlington Northern Santa Fe have agreed to take the necessary corporate action so that, as of the completion of the combination:

  . each of the boards of directors of Canadian National and North American
    Railways will have 15 members;

  . each of the boards of directors of Canadian National and North American
    Railways will be identical;

  . six directors will be named by Canadian National, six by Burlington
    Northern Santa Fe and three jointly:

     . from Canadian National, Paul M. Tellier, Purdy Crawford, J.V.
       Raymond Cyr, The Honorable Edward C. Lumley, David G.A. McLean and Robert Pace will become directors;

     . from Burlington Northern Santa Fe, Robert D. Krebs will become
       Chairman of each board of directors; John J. Burns, Jr., Roy S. Roberts, J. Steven Whisler, Edward E. Whitacre, Jr. and Michael B. Yanney will become directors; and

     . the jointly designated directors are Laurent Beaudoin, Steven A.
       Burd and Jean C. Monty.

   Under Canadian law, a majority of Canadian National's directors must be resident Canadians. Following the combination, this requirement will effectively apply to North American Railways as well. It is possible that this Canadian legal requirement could become more or less restrictive in the future.

Significant Covenants

   Each of Canadian National and Burlington Northern Santa Fe has undertaken a number of covenants in the combination agreement. The following summarizes the more significant of these covenants.

 Non-Solicitation

   Each party has agreed that neither it nor any of its subsidiaries nor any of the officers and directors of it or its subsidiaries shall, and that it shall direct and use its best efforts to cause its and its subsidiaries' employees,

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                                                   Chapter One--The Combination


agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an alternative proposal (as defined below). Each of the parties has further agreed that neither it nor any of its subsidiaries nor any of the officers and directors of it or any of its subsidiaries shall, and that it shall direct and use its best efforts to cause its representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to or in contemplation of an alternative proposal or engage in any negotiations or discussions concerning an alternative proposal, or otherwise facilitate any effort or attempt to make or implement an alternative proposal; provided, however, that nothing contained in the combination agreement shall prevent either party or its directors from:

  (1) complying with Rule 14d-9 and Rule 14e-2 promulgated under the U.S. Securities Exchange Act of 1934 with regard to an alternative proposal or, in the case of Canadian National, complying with the requirements of the Canada Business Corporations Act and applicable Canadian securities laws in relation to the preparation and dissemination of directors' circulars in response to take-over bids and the calling and holding of requisitioned shareholders meetings;

  (2) prior to the taking of the vote to be taken at their respective shareholder meetings, engaging in any discussions or negotiations with, or providing any information to, any person in response to an unsolicited bona fide written alternative proposal; or

  (3) prior to the taking of the vote to be taken at their respective shareholder meetings, subject to the obligation to duly convene the shareholder meetings at which a vote of the shareholders shall be taken regarding the approval and adoption of the combination agreement or the applicable combination or arrangement resolutions, as the case may be, recommending such an unsolicited bona fide written alternative proposal to the shareholders of such party if, and only to the extent that, with respect to the actions referred to in clauses (2) or (3), (A) such party has complied with the terms of this paragraph, (B) the board of directors of such party concludes in good faith (after consultation with its outside legal counsel and its financial advisors) that such alternative proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to such party's shareholders from a financial point of view than the transactions contemplated by the combination agreement, (C) the board of directors of such party determines in good faith after consultation with outside legal counsel that the failure to take such action would result in the reasonable likelihood that the board of directors would breach its fiduciary duties to the company or its shareholders under applicable law, and (D) prior to entering into negotiations or discussions with, or providing any information or data to, any person in connection with an alternative proposal by any such person, the board of directors of such party shall receive from such person an executed confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement between Canadian National and Burlington Northern Santa Fe; provided, however, that such confidentiality agreement must contain terms that allow such party to comply with its obligations under this paragraph. For these purposes, the combination agreement provides that an "alternative proposal" means, with respect to any person, any proposal or offer with respect to a merger, organization, amalgamation, arrangement, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such person, or any purchase or sale of the consolidated assets, including stock of such person's subsidiaries, of such person or any of its subsidiaries, taken as a whole, having an aggregate value equal to 15% or more of its market capitalization, or any purchase or sale of, or tender or exchange offer for, 15% or more of such person's or any of such person's subsidiaries' equity securities.

   The parties have also agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted previously with respect to any alternative proposal and

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to take the necessary steps to promptly inform each of its representatives of the obligations undertaken. Each party has agreed that it will notify the other party promptly, but in any event within 24 hours, if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person making such inquiry, proposal, offer or request and the substance of any such inquiries, proposals or offers and the substance of any such discussions or negotiations. Each party has agreed to keep the other party informed, on a timely basis, of the status and terms of any such inquiries, proposals or offers and the status of any such discussions or negotiations. Without limiting the generality of the foregoing, the notice (which the combination agreement requires to be given by a party at least five business days in advance of any public announcement or other dissemination of the withdrawal, modification or change in such party's board of directors' recommendation to its shareholders in respect of the transactions contemplated by the combination agreement) shall set forth all material terms of the alternative proposal or other matter forming the basis for the withdrawal, modification or change by such party's board of directors of its recommendation and such notice shall be updated in writing on a current basis in the event that any such material terms are modified or changed. Without limiting the recipient's right to make proposals in general, the recipient of such notice shall be permitted to make one or more proposals to such party during this five business day period and such proposals shall be considered by such party. The parties have also agreed to promptly request each person that has previously executed a confidentiality agreement in connection with its consideration of any alternative proposal to return all confidential information previously furnished to such person by or on behalf of such party or any of its subsidiaries.

 Canadian National Board's Covenant to Recommend

   The Canadian National board of directors will recommend the approval and adoption of the arrangement to Canadian National shareholders and take all lawful action to solicit such approval and adoption. However, the Canadian National board of directors is permitted not to make, to withdraw or to modify this recommendation if the Canadian National board of directors by a majority vote determines in its good faith judgment that it is necessary to do so to comply with its fiduciary duty to Canadian National or its shareholders under applicable law, after receiving the advice of outside legal counsel.

 Burlington Northern Santa Fe Board's Covenant to Recommend

   The Burlington Northern Santa Fe board of directors will recommend the approval and adoption of the combination agreement to Burlington Northern Santa Fe shareholders and take all lawful action to solicit such approval and adoption. However, the Burlington Northern Santa Fe board of directors is permitted not to make, to withdraw or to modify this recommendation if the Burlington Northern Santa Fe board of directors by a majority vote determines in its good faith judgment that it is necessary to do so to comply with its fiduciary duty to Burlington Northern Santa Fe or its shareholders under applicable law, after receiving the advice of outside legal counsel.

 Interim Operations of Canadian National and Burlington Northern Santa Fe

   Each of Canadian National and Burlington Northern Santa Fe has undertaken a separate covenant that places restrictions on it and its subsidiaries until the combination is completed or the combination agreement is terminated. In general, Canadian National and its subsidiaries and Burlington Northern Santa Fe and its subsidiaries are required to conduct their business in the ordinary course consistent with past practice and to use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. The companies have also agreed to some specific restrictions that are subject to exceptions described in the combination agreement. The most significant of these restrictions undertaken by each company include restrictions on:

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                                                   Chapter One--The Combination



  . amending its organizational documents other than as contemplated by the combination agreement;

  .  entering into any merger, liquidation or other significant transaction;

  . issuing or disposing of equity securities, options or other securities convertible into or exercisable for equity securities, except to a limited extent to employees or directors;

  . declaring dividends, except for regular cash dividends less than or equal to $0.48 per share annually on Burlington Northern Santa Fe common stock or Cdn$0.70 per share annually on Canadian National common shares;

  . redeeming or repurchasing its capital stock, except for repurchases in amounts that do not exceed the limitations specified in the combination agreement;

  .  making cash capital expenditures;

  . increasing employee compensation or benefits, except for normal ordinary course increases consistent with past practice and in other specified circumstances;

  . disposing, leasing or licensing any material assets, except for disposing, leasing or licensing any assets pursuant to existing commitments and in other specified circumstances;

  . taking any action that would result in the combination constituting a change of control under any of the company's employee plans;

  . incurring or guaranteeing debt, except under existing and replacement credit facilities and in other specified circumstances; and


  . making loans, advances or contributions to, or investments in, any other person, except under specified circumstances.

 Reasonable Best Efforts Covenant

   Canadian National and Burlington Northern Santa Fe have agreed to cooperate with each other and use their reasonable best efforts to take all actions and do all things necessary or advisable under the combination agreement and applicable laws to complete the combination and the other transactions contemplated by the combination agreement.

 Implementation Committee

   Pursuant to the combination agreement, Canadian National and Burlington Northern Santa Fe established an implementation committee consisting of two representatives of Canadian National and three representatives of Burlington Northern Santa Fe immediately after the combination agreement was signed. The initial Canadian National representatives are Paul M. Tellier and E. Hunter Harrison. The initial Burlington Northern Santa Fe representatives are Robert
D. Krebs, Thomas N. Hund and Matthew K. Rose. The implementation committee is responsible for directing the preparation and presentation to the U.S. Surface Transportation Board of all filings and other presentations required to obtain U.S. Surface Transportation Board approval for the combination and for developing plans for coordinating the businesses of Canadian National and Burlington Northern Santa Fe after the combination is completed. The implementation committee acts by consensus and not by majority vote of its members and its authority will expire upon the completion of the combination. The composition of the implementation committee reflects the nature of the issues to be addressed by the committee with respect to Canadian National and Burlington Northern Santa Fe, and the fact that the U.S. Surface Transportation Board process will relate to issues in the United States, rather than to the relative influence of Canadian National and Burlington Northern Santa Fe on the implementation committee.

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Chapter One--The Combination



 Interline Coordination

   Canadian National and Burlington Northern Santa Fe have agreed to develop and implement a range of mutually beneficial interline coordinations prior to completion of the combination, consistent with applicable law, including matters related to information technology, procurement and marketing.

 Other Covenants

   The combination agreement contains a number of other mutual covenants of the parties, the most significant of which are that each party agrees:

  .  not to jeopardize the intended tax treatment of the combination;

  . to cooperate to comply with applicable regulatory requirements necessary to effect the combination;

  . to cooperate to comply with U.S. and Canadian securities laws applicable to the combination, including the required filing with the U.S. Securities and Exchange Commission of a registration statement on Form S-3 registering the shares of North American Railways common stock issuable upon the exchange of Canadian National exchangeable shares and a registration statement on Form S-8 registering the shares of North American Railways common stock issuable upon the exercise of replacement options issued to Canadian National option holders in the combination;

  . to take all actions necessary to cause North American Railways to perform its obligations under the combination agreement;

  . to use reasonable best efforts to have the stapled securities consisting of North American Railways common stock and Canadian National voting shares listed on the New York Stock Exchange, The Chicago Stock Exchange and the Pacific Exchange; and

  . to use reasonable best efforts to have the stapled securities consisting of Canadian National exchangeable shares and Canadian National voting shares listed on The Toronto Stock Exchange.

Representations and Warranties

   The combination agreement contains substantially reciprocal representations and warranties made by Canadian National and Burlington Northern Santa Fe to each other. The most significant of these relate to:

  .  corporate authorization to enter into the combination;

  .  the shareholder votes required to approve the combination;

  .  governmental approvals required in connection with the combination;

  . absence of any breach of organizational documents, law or certain material agreements as a result of the combination;

  .  capitalization;

  .  ownership of subsidiaries;

  . filings with the U.S. Securities and Exchange Commission and/or Canadian securities regulators;

  .  information provided for inclusion in this document;

  .  financial statements;

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                                                   Chapter One--The Combination


  . absence of certain material changes since a specified balance sheet date;

  .  absence of undisclosed material liabilities;

  .  litigation;

  .  tax matters;

  .  employee benefits matters;

  .  compliance with laws;

  .  finders' or advisors' fees;

  .  environmental matters; and

  .  year 2000 compliance.

   In addition, Burlington Northern Santa Fe represented and warranted to Canadian National as to the inapplicability of the Delaware anti-takeover statute and Burlington Northern Santa Fe's shareholder rights plan to the combination and the Burlington Northern Santa Fe stock option. For information about the anti-takeover statute and the Burlington Northern Santa Fe shareholder rights plan, see "Chapter Three--Comparison of Shareholder Rights and Description of Capital Stock--Comparison of Shareholder Rights--Shareholder Rights Plan" and "--Anti-Takeover Provisions" and "Chapter Three--Comparison of Shareholder Rights and Description of Capital Stock--Description of Canadian National, Burlington Northern Santa Fe and North American Railways Capital Stock--Burlington Northern Santa Fe Rights Plan".

   The representations and warranties in the combination agreement will not survive after the combination is completed or the combination agreement is terminated, with certain limited exceptions.

Conditions to the Completion of the Combination

 Mutual Conditions for Completion of the Combination

   The obligations of Canadian National and Burlington Northern Santa Fe to complete the combination are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

  . approval by the Canadian National and Burlington Northern Santa Fe shareholders;

  . approval by the U.S. Surface Transportation Board without the imposition of certain conditions (see "--Termination of Combination Agreement and Termination Fees--U.S. Surface Transportation Board Termination Fee");

  . obtaining from the Quebec Superior Court an interim order and final order that has been fully appealed and not reversed or has become final and non-appealable;

  . approval for listing on The Toronto Stock Exchange of the stapled securities consisting of Canadian National voting shares and Canadian National exchangeable shares;

  . approval for listing on the New York Stock Exchange of the stapled securities consisting of shares of North American Railways common stock and Canadian National voting shares;

  .  absence of legal prohibition on completion of the combination;

  . Canadian National's registration statement on Form F-4 and the registration statements of North American Railways on Form S-4, Form S-3 and Form S-8, including this document, being effective and not subject to any stop order issued or threatened to be issued by the U.S. Securities and Exchange Commission;

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  .  receipt of assurances from the Commissioner of Competition under the
     Competition Act (Canada) that the Commissioner will not take certain actions under the Competition Act (Canada) (see "The Combination-- Regulatory Review and Approval--Competition Act (Canada)");

  . receipt of opinions of Canadian National's and Burlington Northern Santa Fe's counsel that the combination will not result in the recognition of income, gain or loss by the shareholders for U.S. federal income tax purposes, except for the receipt of cash instead of fractional shares by Canadian National shareholders and the receipt of Canadian National voting shares by Burlington Northern Santa Fe shareholders;

  . absence of a material adverse effect or any reasonable expectation of a material adverse effect on Canadian National or Burlington Northern Santa Fe during the period from December 31, 1998 until the combination is completed;

  . accuracy as of completion of the combination of the representations and warranties made by the other party to the extent specified in the combination agreement; and

  . performance in all material respects by the other party of the obligations required to be performed by it at or prior to completion of the combination.

Termination of the Combination Agreement and Termination Fees

 Termination Events

   The combination agreement may be terminated and the transactions that it contemplates may be abandoned at any time prior to the completion of the combination regardless of whether approval by the shareholders of Burlington Northern Santa Fe or Canadian National has been received:

  (1) by mutual written consent of Burlington Northern Santa Fe and Canadian National;

  (2) by either Burlington Northern Santa Fe or Canadian National, if the combination has not been completed by December 31, 2002;

  (3) by either Burlington Northern Santa Fe or Canadian National, if (a) any judgment, injunction, order or decree enjoining Burlington Northern Santa Fe or Canadian National from consummating the merger or arrangement is entered and such judgment, injunction, order or decree becomes final and nonappealable or (b) the Quebec Superior Court elects not to issue the final order approving the arrangement and the Quebec Superior Court's decision on the matter has been fully appealed (and not reversed) or has become final and nonappealable;

  (4) by either Burlington Northern Santa Fe or Canadian National, if the approvals of the shareholders of Burlington Northern Santa Fe or Canadian National contemplated by the combination agreement have not been obtained by reason of the failure to obtain the required vote at a meeting of shareholders;

  (5) by Burlington Northern Santa Fe, if Canadian National's board of directors withdraws, adversely modifies or changes its approval or recommendation of the combination agreement or the transactions that it contemplates or the arrangement resolution;

  (6) by Canadian National, if Burlington Northern Santa Fe's board of directors withdraws, adversely modifies or changes its approval or recommendation of the combination agreement or the transactions that it contemplates;

  (7) by Burlington Northern Santa Fe, upon a breach of any representation, warranty, covenant or agreement of Canadian National, or if any representation or warranty of Canadian National becomes untrue, in either case such that the conditions set forth in the combination agreement would be incapable of being satisfied by December 31, 2002 (or as otherwise extended), provided that the

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                                               Chapter One--The Combination


     conditions will be considered incapable of being satisfied by such date if Canadian National willfully breaches the combination agreement;

  (8) by Canadian National, upon a breach of any representation, warranty, covenant or agreement of Burlington Northern Santa Fe or if any representation or warranty of Burlington Northern Santa Fe becomes untrue, in either case such that the conditions set forth in the combination agreement would be incapable of being satisfied by December 31, 2002 (or as otherwise extended), provided that the conditions will be considered incapable of being satisfied by such date if Burlington Northern Santa Fe willfully breaches the combination agreement; or

  (9) by either Burlington Northern Santa Fe or Canadian National at any time prior to December 31, 2002, if the U.S. Surface Transportation Board issues a decision that has not been stayed or enjoined that (a) constitutes a final order approving, exempting or otherwise authorizing consummation of the transactions contemplated by the combination agreement (or subsequently presented to the U.S. Surface Transportation Board by agreement of Burlington Northern Santa Fe and Canadian National), including the arrangement and the merger, as may require such authorization and (b)(1) changes the 1.05 exchange ratio or (2) imposes on Burlington Northern Santa Fe, North American Railways, Canadian National or any of their respective subsidiaries any other terms or conditions, including labor protective provisions, but excluding conditions imposed by the U.S. Interstate Commerce Commission in New York Dock Railway-Control-Brooklyn Eastern District, that would significantly and adversely affect the economic benefits of the transactions contemplated by the combination agreement to Burlington Northern Santa Fe, Canadian National and their shareholders, taken as a whole.

 Termination Fee

   Burlington Northern Santa Fe. Burlington Northern Santa Fe has agreed to pay Canadian National a fee equal to $450 million if:

  . an alternative proposal is made to Burlington Northern Santa Fe or directly to Burlington Northern Santa Fe shareholders generally or any person publicly announces an intention (whether or not conditional) to make an alternative proposal with respect to Burlington Northern Santa Fe and thereafter (a) Burlington Northern Santa Fe shareholders do not adopt the combination agreement at the Burlington Northern Santa Fe shareholder meeting and (b) the combination agreement is terminated by either Canadian National or Burlington Northern Santa Fe; or

  . the combination agreement is terminated by Canadian National pursuant to clause (6) or (8) above (but, with respect to clause (8), solely with respect to a breach of the non-solicitation covenants of Burlington Northern Santa Fe described above and set forth in the combination agreement).

   Canadian National. Canadian National has agreed to pay Burlington Northern Santa Fe a fee equal to $200 million if:

  . an alternative proposal is made to Canadian National or directly to Canadian National shareholders generally or any person publicly announces an intention (whether or not conditional) to make an alternative proposal with respect to Canadian National and thereafter
     (a) Canadian National shareholders do not adopt the arrangement resolution at the Canadian National shareholder meeting and (b) the combination agreement is terminated by either Burlington Northern Santa Fe or Canadian National; or

  . the combination agreement is terminated by Burlington Northern Santa Fe pursuant to clause (5) or (7) above (but, with respect to clause (7), solely with respect to a breach of the non-solicitation covenants of Canadian National described above and set forth in the combination agreement).

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Chapter One--The Combination


 U.S. Surface Transportation Board Termination Fee

   Burlington Northern Santa Fe. Burlington Northern Santa Fe has agreed to pay Canadian National a fee equal to $300 million if:

  (1) Burlington Northern Santa Fe sends Canadian National a written notice stating either that Burlington Northern Santa Fe intends to terminate the combination agreement pursuant to clause (9) under "--Termination Events" or does not intend to complete the combination in reliance on the corresponding condition in the combination agreement;

  (2) within five business days after the date that Canadian National receives Burlington Northern Santa Fe's notice referred to in (1), Canadian National sends Burlington Northern Santa Fe a written notice that, notwithstanding the alleged adverse U.S. Surface Transportation Board decision, Canadian National is willing to complete the combination;

  (3)  within three business days after receiving the notice referred to in
       (2), Burlington Northern Santa Fe does not send Canadian National a written notice that, notwithstanding the alleged adverse U.S. Surface Transportation Board decision, Burlington Northern Santa Fe is willing to complete the combination and is revoking the notice referred to in
       (1); and

  (4) the conditions to completion of the combination for Canadian National and Burlington Northern Santa Fe other than the condition related to the U.S. Surface Transportation Board decision (and any other condition to completion of the combination to the extent relating to any matter referred to in the condition related to the U.S. Surface Transportation Board decision) have been or promptly could be satisfied or, if appropriate, waived.

   Canadian National. Canadian National has agreed to pay Burlington Northern Santa Fe a fee equal to $150 million if:

  (1) Canadian National sends Burlington Northern Santa Fe a written notice stating either that Canadian National intends to terminate the combination agreement pursuant to clause (9) under "--Termination Events" or does not intend to complete the combination in reliance on the corresponding condition in the combination agreement;

  (2) within five business days after the date that Burlington Northern Santa Fe receives Canadian National's notice referred to in (1), Burlington Northern Santa Fe sends Canadian National a written notice that, notwithstanding the alleged adverse U.S. Surface Transportation Board decision, Burlington Northern Santa Fe is willing to complete the combination;

  (3)  within three business days after receiving the notice referred to in
       (2), Canadian National does not send Burlington Northern Santa Fe a written notice that, notwithstanding the alleged adverse U.S. Surface Transportation Board decision, Canadian National is willing to complete the combination and is revoking the notice referred to in (1); and

  (4) the conditions to completion of the combination for Burlington Northern Santa Fe and Canadian National other than the condition related to the U.S. Surface Transportation Board decision (and any other condition to completion of the combination to the extent relating to any matter referred to in the condition related to the U.S. Surface Transportation Board decision) have been or promptly could be satisfied or, if appropriate, waived.

Other Expenses

   Except for the termination fees described above and except as described in the next sentence, all costs and expenses incurred in connection with the combination agreement and related transactions will be paid by the

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                                                   Chapter One--The Combination

party incurring such costs or expenses. Burlington Northern Santa Fe and Canadian National have agreed to share equally all expenses incurred by either of them in connection with any action approved or authorized by the implementation committee. We estimate that combination-related fees and expenses, consisting primarily of U.S. Securities and Exchange Commission and U.S. Surface Transportation Board filing fees, fees and expenses of financial advisors, attorneys and accountants, and financial printing and other related charges, will total approximately $90 million assuming the combination is completed.

Amendments; Waivers

   Any provision of the combination agreement may be amended or waived prior to completion of the combination if the amendment or waiver is in writing and signed, in the case of an amendment, by the parties to the combination agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. After the approval of the combination agreement by the shareholders of Canadian National and Burlington Northern Santa Fe, no amendment or waiver that by law requires further approval by shareholders will be effective without the further approval of such shareholders.

               BURLINGTON NORTHERN SANTA FE TRANSACTION MECHANICS

   To implement the combination, a wholly owned subsidiary of North American Railways will merge with and into Burlington Northern Santa Fe under Delaware law. Burlington Northern Santa Fe will continue as the surviving corporation of the merger and will continue to be governed by Delaware law. As a result of the merger, Burlington Northern Santa Fe will be a wholly owned subsidiary of North American Railways.

                 NORTH AMERICAN RAILWAYS TRANSACTION MECHANICS

   In connection with the combination, Canadian National and Burlington Northern Santa Fe will amend North American Railways' certificate of incorporation to include the following material provisions:

  . a limitation that no person together with that person's associates may hold more than 15% of the voting rights in North American Railways;

  . a requirement that members of North American Railways' board of directors also be members of Canadian National's board of directors;

  . a requirement that the head office of North American Railways be located in the Montreal Urban Community, Quebec, Canada; and

  . a restriction on the transferability of North American Railways common stock that will ensure that shares of North American Railways common stock and Canadian National voting shares are traded as a single stapled security.

   Each of these provisions of North American Railways' certificate of incorporation will be subject to amendment restrictions that will provide, among other things, that the provision cannot be amended without the unanimous approval of North American Railways' board of directors and the affirmative vote of at least 85% of the votes cast by North American Railways shareholders. For a more detailed description of the provisions in North American Railways' certificate of incorporation that will become effective after the combination is completed, see "Chapter Three--Comparison of Shareholder Rights".

   As a result of the combination North American Railways, through its wholly owned subsidiary NAR Holdings Company, will own 100% of the common equity and 10.1% of the voting power of Canadian

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Chapter One--The Combination


National. Under the plan of arrangement, described below, NAR Holdings Company will acquire all of the non-voting equity shares of Canadian National, which will represent 100% of the common equity in Canadian National. NAR Holdings Company will also acquire all of the special limited voting shares of Canadian National which will represent 10.1% of the total number of votes entitled to be cast at any meeting of Canadian National shareholders, at all times, regardless of the number of such shares outstanding. The Canadian National voting shares held as part of the stapled securities will, as a result, represent as a class 89.9% of the total number of votes entitled to be cast at any meeting of Canadian National shareholders, at all times, regardless of the number of such shares outstanding.

                    CANADIAN NATIONAL TRANSACTION MECHANICS

   To implement the combination, Canadian National will effect a plan of arrangement under Canadian law. The plan of arrangement will provide for the authorization and issuance of Canadian National securities called for by the combination agreement to be issued to Canadian National and Burlington Northern Santa Fe shareholders. The following summary of the plan of arrangement is qualified by reference to the complete text of the plan of arrangement and related arrangement resolution, which are incorporated by reference and attached as Annex B and Annex C. The following summary of the Canadian National transaction mechanics is also qualified by reference to the complete text of the voting and exchange trust agreement, which is incorporated by reference and attached as Annex K.

The Arrangement

   Pursuant to the terms of the plan of arrangement and commencing at the completion of the combination, the following events will occur in the following order:

  (1) The authorized share capital of Canadian National will be reorganized by the creation of the following four classes of shares in the capital of Canadian National:

    (a) Canadian National voting shares, the authorized number of which will be unlimited;

    (b) Canadian National exchangeable shares, the authorized number of which will be unlimited;

    (c) Canadian National special limited voting shares, the authorized number of which will be unlimited; and

    (d) Canadian National non-voting equity shares, the authorized number of which will be unlimited;

  (2)  Each outstanding Canadian National common share will be changed into
       1.05 Canadian National voting shares and 1.05 Canadian National exchangeable shares;

  (3) Simultaneously with the event in paragraph (2), each North American Railways elected exchangeable share will be transferred by the holder thereof to a wholly owned Canadian subsidiary of North American Railways (NAR Holdings Company) in exchange for one North American Railways common share issued by North American Railways;

  (4) Simultaneously with the events in paragraphs (2) and (3), each North American Railways elected exchangeable share acquired by NAR Holdings Company will be converted into one Canadian National special limited voting share and one Canadian National non-voting equity share;

  (5) Simultaneously with the events in paragraphs (2), (3) and (4), NAR Holdings Company will and will be deemed to have subscribed for and agreed to purchase, and Canadian National will issue and sell to NAR Holdings Company, one Canadian National special limited voting share and one Canadian National non-voting equity share at a subscription price equal to the closing trading price per Canadian National common share on The Toronto Stock Exchange on the trading day that is two days before the date on which the combination is completed divided by 1.05;

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                                                   Chapter One--The Combination



  (6) The persons entitled to receive North American Railways common stock pursuant to the merger, excluding stock issued pursuant to the exchange provided for in paragraph (3), will be deemed to have subscribed for and agreed to purchase at a purchase price of $0.05 per share, or such other amount as the parties may agree, and Canadian National will issue to each such person, one Canadian National voting share for each such share of North American Railways common stock upon payment by North American Railways to Canadian National of the aggregate subscription price therefor;

  (7) North American Railways will issue to and deposit with the trustee the special voting share, in consideration of the payment to North American Railways of $0.01 by Canadian National, to be held of record by the trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Canadian National exchangeable shares in accordance with the voting and exchange trust agreement (described below);

  (8) Each Canadian National option will be exchanged for a replacement option. See "The Combination Agreement--Treatment of Stock Options; Other Stock-Based Awards--Canadian National";

  (9) The authorized share capital of Canadian National will be amended by the elimination of the Canadian National common shares as a class of authorized shares; and

  (10) Certain conforming amendments to Canadian National's by-laws will be made as set forth in Appendix IV to Annex B.

   Each holder of record of Canadian National common shares, immediately prior to the election deadline that will be specified in the letter of transmittal and election form that will be sent to Canadian National common shareholders prior to the arrangement effective time, will be entitled, with respect to all or a portion of such shares, to make an election to exchange all or any Canadian National exchangeable shares issuable to such holder pursuant to the arrangement for North American Railways common stock, and such shares will be "North American Railways elected exchangeable shares" and will be exchanged for North American Railways common stock pursuant to paragraph (3) above. Each holder of Canadian National common shares who is not a resident of Canada for purposes of the Canadian Tax Act will be deemed to have elected to exchange all of the Canadian National exchangeable shares issuable to such holder pursuant to paragraph (3) above for North American Railways common stock and all such shares will be deemed to be North American Railways elected exchangeable shares, except where and to the extent that such non-resident holder specifically elects in the holder's letter of transmittal and election form not to have such exchange occur.

   See "--Procedures for Election and Exchange of Canadian National Common Share Certificates" for procedures to be followed in order to obtain certificates for stapled securities representing Canadian National voting shares and Canadian National exchangeable shares and stapled securities representing Canadian National voting shares and North American Railways common stock issuable pursuant to the arrangement.

Fractional Shares

   No stapled security certificates representing fractional Canadian National voting shares and fractional Canadian National exchangeable shares or stapled security certificates representing fractional Canadian National voting shares and fractional shares of North American Railways common stock will be delivered in exchange for Canadian National common shares pursuant to the arrangement. Instead, each person otherwise entitled to a fractional interest in such shares will receive a cash payment from the depositary representing such person's pro rata portion of the net proceeds after expenses received by the depositary upon the sale of whole stapled securities representing an accumulation of all fractional interests. The depositary will effect the sale of the accumulated interests in the stapled securities representing fractional Canadian National voting shares and fractional Canadian National exchangeable shares on The Toronto Stock Exchange. The depositary will effect

Chapter One--The Combination


the sale of the accumulated interests in the stapled securities representing fractional Canadian National voting shares and fractional shares of North American Railways common stock on the New York Stock Exchange.

Approval of the Quebec Superior Court and Completion of the Arrangement

   An arrangement under the Canada Business Corporations Act requires approval by a court of competent jurisdiction, in this instance the Quebec Superior Court. Prior to the mailing of this document, Canadian National obtained an interim order providing for the calling and holding of the Canadian National meeting and other procedural matters. A copy of the interim order forms part of Annex I. The notice of application for the final order approving the arrangement also forms part of Annex I.

   Subject to the approval of the arrangement by the Canadian National shareholders and optionholders at the Canadian National meeting, the hearing in respect of the final order is scheduled to take place on May 18, 2000 at 9:00 a.m. (Montreal time) in the Quebec Superior Court in room 2.16 at the Montreal Court House at 1 Notre Dame East, Montreal, Quebec. Any Canadian National securityholder who wishes to present evidence or argument at that hearing must file and serve Canadian National's counsel an appearance on or before May 1, 2000, in accordance with the rules of the Quebec Superior Court and the provisions of the interim order. If the appearance is with a view to contesting the application for the final order, a Canadian National securityholder must file and serve Canadian National's counsel with a written contestation on or before May 11, 2000 together with all materials on which it relies, in accordance with the rules of the Quebec Superior Court and the provisions of the interim order. The Quebec Superior Court will consider, among other things, the fairness and reasonableness of the arrangement and the compliance of the arrangement with applicable legal requirements, including the requirement under the CN Commercialization Act that no person together with that person's associates may hold or control more than 15% of the voting rights in Canadian National. The Quebec Superior Court may approve the arrangement in any manner the Quebec Superior Court may direct, subject to compliance with such terms and conditions, if any, as the Quebec Superior Court deems fit.

   Assuming the final order approving the arrangement is granted and, if an appeal is filed, the order is affirmed and the other conditions to completion of the combination contained in the combination agreement are satisfied or waived, it is anticipated that the following will occur: the steps set forth in the plan of arrangement will be completed; articles of arrangement for Canadian National will be filed with the Director appointed under the Canada Business Corporations Act to give effect to the arrangement; the voting and exchange trust agreement and the co-operation agreement will be executed and delivered; and the various other documents necessary to consummate the transactions contemplated by the combination agreement will be executed and delivered.

Procedures for Election and Exchange of Canadian National Common Share Certificates

   Assuming approval of the arrangement resolution and provided that the combination agreement has not been terminated, the depositary will send a letter of transmittal and election form to registered holders of Canadian National common shares at least 20 business days prior to the expected date on which the combination will be completed.

   The letter of transmittal and election form, when properly completed and signed and returned together with a certificate or certificates for Canadian National common shares and all other required documents, will enable each holder of Canadian National common shares to obtain a certificate for that number of stapled securities representing the number of Canadian National voting shares and Canadian National exchangeable shares or shares of North American Railways common stock, as applicable, equal to the number of Canadian National common shares previously held by such holder multiplied by 1.05 (in each case, rounded down to the nearest whole share if the calculation results in a fractional share).

                                                   Chapter One--The Combination


   Any use of the mails to transmit a certificate representing Canadian National common shares and a related letter of transmittal and election form is at the risk of the holder tendering the documents. If these documents are mailed, we recommend that you use registered mail, with return receipt requested, properly insured.

   If the depositary has not received a properly completed and signed letter of transmittal and election form together with certificates representing Canadian National common shares and all other required documents by the election deadline in respect of particular Canadian National common shares, then those shares will be treated under the arrangement as follows:

  . each Canadian National common shareholder who appears, based upon the share register, to be a resident of Canada for purposes of the Canadian Tax Act, will be entitled to receive after the completion of the combination only stapled securities representing Canadian National voting shares and Canadian National exchangeable shares upon receipt by the depositary of a properly completed and signed letter of transmittal and election form, together with certificates representing its Canadian National common shares and all other required documents; and

  . each Canadian National common shareholder who appears, based upon the share register or otherwise, not to be a resident of Canada for purposes of the Canadian Tax Act will be entitled to receive after the completion of the combination only stapled securities representing Canadian National voting shares and shares of North American Railways common stock upon receipt by the depositary of a properly completed and signed letter of transmittal and election form, together with certificates representing its Canadian National common shares and all other required documents.

   Stapled security certificates representing the appropriate number of Canadian National voting shares and Canadian National exchangeable shares or shares of North American Railways common stock, as applicable, issuable to a former holder of Canadian National common shares who has complied with the procedures described above, together with a check in the amount, if any, payable with respect to the proceeds of sale of fractional shares will, as soon as practicable after the arrangement effective date (1) be forwarded to the holder at the address specified in the letter of transmittal and election form by insured first class mail or (2) be made available for pick up by the holder as requested by the holder in the letter of transmittal and election form at the office of the depositary specified by the holder in the letter of transmittal and election form.

   Where a certificate for Canadian National common shares has been destroyed, lost or misplaced, the registered holder of that certificate for Canadian National common shares should contact Canadian National's transfer agent as directed in the letter of transmittal and election form regarding the issuance of a replacement certificate upon the holder satisfying such requirements as may be imposed by Canadian National in connection with issuance of the replacement certificate.

Chapter One--The Combination


                           THE CO-OPERATION AGREEMENT

   The following summary of the co-operation agreement is qualified by reference to the complete text of the co-operation agreement, which is incorporated by reference and attached as Annex L.

General

   At completion of the combination, North American Railways and Canadian National will enter into a co-operation agreement on the date on which the combination is completed. The co-operation agreement will provide that North American Railways and Canadian National will be governed so as to give full effect to the following core principles:

  . North American Railways and Canadian National will be separate companies but will operate together as a single economic enterprise and will be managed on a unified basis for the benefit of the public shareholders of both companies as a combined group;

  . Members of the boards of directors and the Chief Executive Officer of both North American Railways and Canadian National will be identical and other members of senior management will be selected to allow the companies to be managed on a unified basis;

  . Participating shares and voting shares of the companies, other than the Canadian National limited voting equity shares, will be issued, traded and transferred together in the form of stapled securities, with the consequences that all holders of such shares (1) will benefit identically when dividends are declared or other distributions are made by either company or on liquidation of either company and (2) will have the right to vote or to direct votes in each company; and

  . North American Railways will comply with the provisions of the CN Commercialization Act, a statute of Canada, that is applicable to Canadian National, as to the restriction on ownership of voting shares and the location of its head office and shall adopt the principles of the Official Languages Act (Canada) to the extent provided in the co-operation agreement.

Governance

 Board Structure and Governance

   The co-operation agreement will provide that North American Railways and Canadian National will do everything necessary and within their powers to ensure that the same set of individuals make up the board of directors of each of North American Railways and Canadian National and will require that the North American Railways certificate of incorporation provide that an individual must be a member of the Canadian National board of directors in order to be a member of the North American Railways board of directors. The co-operation agreement also will require that:

  (1) North American Railways' certificate of incorporation and Canadian National's articles contain provisions (a) preventing any single person, including associates, from holding more than 15% of the voting rights in the relevant company, (b) enforcing the restrictions on shareholding described in clause (a) and (c) requiring that the headquarters of each of North American Railways and Canadian National be located in the Montreal Urban Community, Quebec, Canada;

  (2) North American Railways and Canadian National hold their shareholder meetings as close as possible in time;

  (3) the nominating committees of North American Railways and Canadian National propose a common slate of directors for election;

                                                   Chapter One--The Combination



  (4) the same person serve as chairman of the board of directors of each of North American Railways and Canadian National;

  (5) North American Railways and Canadian National have identical board committees, including the nominating committee, audit committee and compensation committee;

  (6) the membership of the board committees of North American Railways and Canadian National be identical;

  (7)  the same person serve as chief executive officer of both companies;

  (8)  both companies have common senior management; and

  (9) the auditors of both companies be the same international accounting firm.

 Shareholder Matters

   The co-operation agreement will provide that shareholder meetings of North American Railways and Canadian National will take place at the offices of Canadian National or elsewhere in Canada, as determined by the boards of directors of North American Railways and Canadian National, and that both companies must have identical record dates for their shareholder meetings. North American Railways and Canadian National also will be required to hold their shareholder meetings as close as possible in time and at the same location. If the shareholders of either North American Railways or Canadian National enjoy appraisal or dissent rights under applicable law, the co-operation agreement will provide that the shareholders of the other company will be granted equivalent rights even if such rights are not required for both companies.

 Inter-Company Transactions

   The co-operation agreement will provide that North American Railways and Canadian National, in their dealings with one another, will deal as if they were at arm's length, to the extent required by applicable tax law. The co-operation agreement also will provide that no special board review, minority shareholder approval or other similar procedures for the protection of minority shareholders will be required for transactions between North American Railways and Canadian National or involving their affiliates.

Capital Structure

 Canadian National special limited voting shares

   In the co-operation agreement, North American Railways and Canadian National will agree to vote the Canadian National special limited voting shares in a manner consistent with the principles listed under "--General" above.

 Availability of Canadian National exchangeable shares and North American Railways common stock

   North American Railways will covenant in the co-operation agreement to reserve for issue, free from preemptive and other rights, a number of shares of North American Railways common stock equal to the total number of Canadian National exchangeable shares outstanding or issuable pursuant to options or other rights so that the shares of North American Railways common stock will be available in exchange for any and all Canadian National exchangeable shares presented for exchange. North American Railways also will covenant to take all such actions reasonably necessary or desirable to permit Canadian National to perform its obligations upon the retraction of Canadian National exchangeable shares or the liquidation, dissolution or winding-up of Canadian National. Upon presentation of any Canadian National exchangeable shares for exchange into North American Railways common stock, North American Railways will be obligated to perform or cause the

Chapter One--The Combination


performance of the required exchange promptly. Canadian National also will covenant to reserve for issue, free from preemptive and other rights, an unlimited number of Canadian National voting shares to permit all future issuances and sales of stapled securities.

 Issuance and Classification of Shares by Canadian National

   Canadian National will agree not to subdivide, redivide, reclassify or change the number of outstanding Canadian National exchangeable shares unless a corresponding change is simultaneously made to the Canadian National voting shares and shares of North American Railways common stock outstanding. Unless it obtains the prior approval of North American Railways and a majority of the shares of North American Railways common stock at a meeting at which a quorum is present, Canadian National will not be permitted to issue or distribute Canadian National exchangeable shares or rights to such shares to holders of such shares, nor will Canadian National be permitted to issue any other class of security, right, evidence of indebtedness or asset of Canadian National to holders of Canadian National exchangeable shares unless a corresponding or, in some cases, an economically equivalent issuance or distribution is made to holders of North American Railways common stock. Canadian National also will be required to notify North American Railways promptly of any plans to issue Canadian National exchangeable shares or rights to such shares.

 Issuance and Classification of Shares by North American Railways

   North American Railways will agree not to subdivide, redivide, reclassify or change the number of outstanding shares of North American Railways common stock unless a corresponding change is simultaneously made to the Canadian National exchangeable shares and the Canadian National voting shares outstanding. Unless it obtains the prior approval of Canadian National and a majority of the Canadian National exchangeable shares at a meeting at which a quorum is present, North American Railways will not be permitted to issue or distribute shares of North American Railways common stock or rights to such shares to holders of such shares, nor will North American Railways be permitted to issue any other class of security, right, evidence of indebtedness or asset of North American Railways to holders of North American Railways common stock unless a corresponding or, in some cases, an economically equivalent issuance or distribution is made to holders of Canadian National exchangeable shares.

 Business Combinations and Tender Offers

   In connection with any business combination for which shares of North American Railways or Canadian National will be issued, the co-operation agreement will permit only the issuance of stapled securities. In the event that either North American Railways or Canadian National becomes the subject of a proposal to enter into a business combination, the directors of North American Railways and Canadian National will be obligated to seek to ensure that shareholders of both North American Railways and Canadian National are entitled to participate on an economically equivalent basis.

 Dividends

   Neither Canadian National nor North American Railways will be permitted to declare or pay any cash or stock dividends or make any distributions on Canadian National exchangeable shares or North American Railways common stock represented by stapled securities unless the other company simultaneously declares or pays a corresponding dividend or distribution on its shares represented by stapled securities. However, Canadian National will be permitted to pay cash dividends in Canadian dollars and North American Railways in U.S. dollars. In addition, the two companies will be permitted to treat stock dividends differently. Canadian National will be permitted, in lieu of distributing stock in payment of any validly declared stock dividend, to

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                                                   Chapter One--The Combination


split the Canadian National voting shares and Canadian National exchangeable shares that make up part of the outstanding stapled securities to achieve an equivalent effect. Similarly, North American Railways will be permitted, in lieu of distributing stock in payment of any validly declared stock dividend, to split the North American Railways common stock that makes up part of the outstanding stapled securities to achieve an equivalent effect. If the boards of directors of Canadian National and North American Railways determine that a payment from one company is necessary or appropriate in connection with the payment of a dividend or the making of a distribution by the other company, then an equalizing payment will be made.

Amendments

   The co-operation agreement will authorize the boards of directors of Canadian National and Burlington Northern Santa Fe to make formal and technical amendments to the co-operation agreement that are not prejudicial to the interests of shareholders of either company. The directors also will be authorized to depart from the co-operation agreement if they unanimously determine that the departure is consistent with the core principles described above, permissible under applicable law and in the best interests of the two companies considered as a single economic enterprise. Changes to the detailed provisions maintaining the economic equivalence of North American Railways common stock and Canadian National exchangeable shares generally require the approval of the affected class of shareholders. Any other amendment, including an amendment to the core principles referred to above, requires unanimous approval by the boards of directors of each company and the affirmative vote of not less than 85% of the votes cast at a meeting of shareholders of each company at which a quorum is present, provided that the number of affirmative votes constitutes at least a majority of the votes entitled to be cast on such amendment by holders of each company's shares.

Chapter One--The Combination


                          THE STOCK OPTION AGREEMENTS

General

   In connection with the combination agreement, the parties have granted reciprocal stock options to each other with respect to, in the case of Canadian National, 28,895,812 Canadian National common shares and, in the case of Burlington Northern Santa Fe, 64,992,261 shares of Burlington Northern Santa Fe common stock. The number of shares subject to the stock options is subject to adjustment in each case so that the number of shares subject to the option will always be equal to but may not exceed 12.5% of the outstanding common shares of the option issuer after giving effect to the issuance of shares of common stock under the option. The exercise price of an option is, in each case, the average of the closing price of the option issuer's common stock on the New York Stock Exchange on the five trading days preceding the date of notice of exercise.

Stock Option Granted to Canadian National by Burlington Northern Santa Fe

   Burlington Northern Santa Fe and Canadian National entered into the Burlington Northern Santa Fe stock option agreement, dated as of December 18, 1999, which grants Canadian National an irrevocable option to purchase up to 64,992,261 shares of Burlington Northern Santa Fe common stock. The following summary of the Burlington Northern Santa Fe stock option agreement is qualified by reference to the complete text of the Burlington Northern Santa Fe stock option agreement, which is incorporated by reference and attached as Annex D.

 Exercise of the Stock Option

   Canadian National can exercise its option in whole or in part at any time prior to the termination of the option by sending a written notice to Burlington Northern Santa Fe in which Canadian National specifies (1) the number of shares of Burlington Northern Santa Fe common stock that Canadian National desires to purchase pursuant to exercise of the option and (2) a place and date for closing of the exercise between three and 30 business days from the date on which the notice is sent. A triggering event is any event that entitles Canadian National to receive the $450 million cash termination fee payable by Burlington Northern Santa Fe pursuant to the combination agreement. See "The Combination Agreement--Termination of the Combination Agreement and Termination Fees--Termination Fee". The exercise price of the option is the average closing price of Burlington Northern Santa Fe's common stock on the New York Stock Exchange for the five trading days preceding the date notice of exercise is sent.

   The number of shares of Burlington Northern Santa Fe common stock that Canadian National will receive upon exercise of the option is subject to anti-dilution and other adjustments to reflect changes in the outstanding shares of Burlington Northern Santa Fe common stock, including appropriate adjustments to reflect such changes in the outstanding Burlington Northern Santa Fe common stock as stock dividends, stock splits, mergers, recapitalizations, conversions and share exchanges. In addition, if Burlington Northern Santa Fe enters into a business combination with a party other than Canadian National pursuant to which Burlington Northern Santa Fe common stock ceases to exist, Burlington Northern Santa Fe is required to make arrangements to convert the option into or exchange it for a substantially identical option in the common stock or other securities or property of the entity with which Burlington Northern Santa Fe consolidates or merges. Burlington Northern Santa Fe is required to deliver the shares to Canadian National promptly, except that Burlington Northern Santa Fe may postpone the closing or delivery of its shares to Canadian National after receiving Canadian National's notice if closing or delivery of the shares would violate any applicable law, regulation, injunction or order of any governmental entity.

                                                   Chapter One--The Combination



 Termination of the Stock Option

   The option terminates upon the earliest to occur of (1) the closing of the arrangement or the merger, (2) a court ruling finally enjoining exercise of the option granted to Burlington Northern Santa Fe by Canadian National, (3) the execution by Canadian National of a written agreement to enter into a business combination with an entity other than Burlington Northern Santa Fe or (4) the close of business on the day that is 18 months after Canadian National is entitled to receive the $450 million cash termination fee from Burlington Northern Santa Fe if Canadian National fails to give notice during that period.

 Listing and Registration Rights

   Burlington Northern Santa Fe has agreed to use its reasonable best efforts to obtain listing approval for the shares to be issued to Canadian National pursuant to the option from all securities exchanges on which Burlington Northern Santa Fe's common stock is listed, subject to official notice of issuance. Burlington Northern Santa Fe has also granted Canadian National customary rights concerning registration of the option shares pursuant to which Canadian National may request that Burlington Northern Santa Fe register the option shares under the U.S. Securities Act of 1933.

 Effect of the Stock Option

   The Burlington Northern Santa Fe stock option is intended to make it more likely that the combination will be completed on the agreed terms and to compensate Canadian National for its efforts and costs in case the combination is not completed under circumstances generally involving a third party proposal for a business combination with Burlington Northern Santa Fe. The option may discourage proposals for alternative business combinations with Burlington Northern Santa Fe, even if a third party were prepared to offer Burlington Northern Santa Fe shareholders consideration with a higher market value than the value of the stapled securities to be exchanged for shares of Burlington Northern Santa Fe common stock in the combination.

Stock Option Granted to Burlington Northern Santa Fe by Canadian National

   Canadian National and Burlington Northern Santa Fe entered into the Canadian National stock option agreement, dated as of December 18, 1999, which grants Burlington Northern Santa Fe an irrevocable option to purchase up to 28,895,812 common shares of Canadian National. The following summary of the Canadian National stock option agreement is qualified by reference to the complete text of the Canadian National stock option agreement, which is incorporated by reference and attached as Annex E.

 Exercise of the Stock Option

   Burlington Northern Santa Fe can exercise its option in whole or in part at any time prior to the termination of the option by sending a written notice to Canadian National in which Burlington Northern Santa Fe specifies (1) the number of Canadian National common shares that Burlington Northern Santa Fe desires to purchase pursuant to exercise of the option and (2) a place and date for closing of the exercise between three and 30 business days from the date on which the notice is sent. A triggering event is any event that entitles Burlington Northern Santa Fe to receive the $200 million cash termination fee payable by Canadian National pursuant to the combination agreement. See "The Combination Agreement--Termination of the Combination Agreement and Termination Fees--Termination Fee". The exercise price of the option is the average closing price of Canadian National's common shares on the New York Stock Exchange for the five trading days preceding the date notice of exercise is sent.

   The number of Canadian National common shares that Burlington Northern Santa Fe will receive upon exercise of the option is subject to anti-dilution and other adjustments to reflect changes in the outstanding

Chapter One--The Combination


Canadian National common shares, including appropriate adjustments to reflect such changes in the outstanding Canadian National common shares as stock dividends, stock splits, mergers, recapitalizations, conversions and share exchanges. In addition, if Canadian National enters into a business combination with a party other than Burlington Northern Santa Fe pursuant to which the Canadian National common shares cease to exist, Canadian National is required to make arrangements to convert the option into or exchange it for a substantially identical option in the common stock or other securities or property of the entity with which Canadian National consolidates or merges. Canadian National is required to deliver the shares to Burlington Northern Santa Fe promptly, except that Canadian National may postpone the closing or delivery of its shares to Burlington Northern Santa Fe after receiving Burlington Northern Santa Fe's notice if closing or delivery of the shares would violate any applicable law, regulation, injunction or order of a governmental entity.

 Termination of the Stock Option

   The option terminates upon the earliest to occur of (1) the closing of the arrangement or the merger, (2) a court ruling finally enjoining exercise of the option granted to Canadian National by Burlington Northern Santa Fe, (3) the execution by Burlington Northern Santa Fe of a written agreement to enter into a business combination with an entity other than Canadian National or (4) the close of business on the day that is 18 months after Burlington Northern Santa Fe is entitled to receive the $200 million cash termination fee from Canadian National if Burlington Northern Santa Fe fails to give notice during that period.

 Listing and Registration Rights

   Canadian National has agreed to use its reasonable best efforts to obtain listing approval for the shares to be issued to Burlington Northern Santa Fe pursuant to the option from all securities exchanges on which Canadian National's common shares are listed, subject to official notice of issuance. Canadian National has also granted Burlington Northern Santa Fe customary rights concerning registration of the option shares pursuant to which Burlington Northern Santa Fe may request that Canadian National register the option shares under the U.S. Securities Act of 1933.

 Effect of the Stock Option

   The Canadian National stock option is intended to make it more likely that the combination will be completed on the agreed terms and to compensate Burlington Northern Santa Fe for its efforts and costs in case the combination is not completed under circumstances generally involving a third party proposal for a business combination with Canadian National. The option may discourage proposals for alternative business combinations with Canadian National, even if a third party were prepared to offer Canadian National shareholders consideration with a higher market value than the value of the stapled securities to be exchanged for Canadian National common shares in the combination.

                                  CHAPTER TWO

                   INFORMATION ABOUT THE MEETINGS AND VOTING

   Canadian National's board of directors is using this document to solicit proxies from the holders of Canadian National common shares and stock options, if applicable, for use at the Canadian National meeting. Burlington Northern Santa Fe's board of directors is also using this document to solicit proxies from the holders of Burlington Northern Santa Fe common stock for use at the Burlington Northern Santa Fe meeting. We are first mailing this document and accompanying form of proxy to Canadian National and Burlington Northern Santa Fe shareholders on or about March 15, 2000.

Matters Relating to the Meetings

                 Canadian National Meeting       Burlington Northern Santa Fe
                                                           Meeting
--------------------------------------------------------------------------------
     Time and  Wednesday, April 19, 2000        Wednesday, April 19, 2000
       Place:  10:00 a.m., Eastern Time         2:00 p.m., Central Time
                                                Fort Worth Club
               Ballroom, Sheraton Center        306 West 7th Street

               1201 Rene-Levesque Boulevard     Fort Worth, Texas
               West
               Montreal, Quebec
--------------------------------------------------------------------------------
   Purpose of  1.  for the holders of           1.  for the holders of
   Meeting is      Canadian National common         Burlington Northern Santa
   to Vote on      shares and options               Fe common stock to vote
          the      (except for Burlington           on the adoption of the
    Following      Northern Santa Fe) to            combination agreement, as
       Items:      consider and, if                 it may be amended from
                   determined advisable,            time to time, and the
                   approve, with or without         transactions that it
                   variation, a special             contemplates, including
                   resolution (the                  the merger of a wholly
                   "arrangement resolution")        owned subsidiary of North
                   in respect of a plan of          American Railways with
                   arrangement (the                 and into Burlington
                   "arrangement"), all as           Northern Santa Fe, with
                   more particularly                the result that
                   described in this                Burlington Northern Santa
                   document;                        Fe will become a wholly
                                                    owned subsidiary of North
               2.  for the holders of               American Railways;
                   Canadian National common
                   shares to receive the        2.  for the holders of
                   consolidated financial           Burlington Northern Santa
                   statements of Canadian           Fe common stock to elect
                   National for the year            fourteen directors; and
                   ended December 31, 1999,
                   and the report of its        3.  to consider such other
                   auditors;                        business as is properly
                                                    brought before the
               3.  for the holders of               meeting and at any
                   Canadian National common         adjournment or
                   shares to elect                  postponement of the
                   directors;                       meeting, including the
                                                    shareholder proposal
                                                    described in Chapter Five
               4.  for the holders of               of this document and
                   Canadian National common         those referred to in
                   shares to appoint                "Chapter Five--Other
                   auditors; and                    Business", if these
                                                    proposals are presented
               5.  to conduct other business        at the meeting and are in
                   that is properly raised.         order.
--------------------------------------------------------------------------------
       Record  The record date for shares       The record date for shares
        Date:  and options entitled to vote     entitled to vote is March 13,
               is March 13, 2000.               2000.

Chapter Two - Information about the Meetings and Voting


                 Canadian National Meeting       Burlington Northern Santa Fe
                                                           Meeting
--------------------------------------------------------------------------------

  Outstanding  As of February 29, 2000,         As of February 29, 2000,
   Shares and  there were 200,143,357           there were 441,954,657 shares
     Canadian  outstanding Canadian National    of Burlington Northern Santa
     National  common shares and options to     Fe common stock outstanding
      Options  purchase 10,373,293 Canadian     and entitled to vote.
   Held as of  National common shares.
     February
    29, 2000:
--------------------------------------------------------------------------------
   Securities  Securities of Canadian           Shares entitled to vote are
  Entitled to  National entitled to vote are    Burlington Northern Santa Fe
        Vote:  Canadian National common         common stock outstanding at
               shares and options to            the close of business on the
               purchase Canadian National       record date.
               common shares (other than the
               stock options granted to         Each share of Burlington
               Burlington Northern Santa Fe)    Northern Santa Fe common
               outstanding at the close of      stock that you own entitles
               business on the record date.     you to one vote.


               Each Canadian National common    Shares held by Burlington
               share that you own entitles      Northern Santa Fe in its
               you to one vote on all           treasury are not voted.
               matters. Option holders are
               entitled to one vote for each
               Canadian National common
               share subject to option on
               the arrangement resolution
               only (and not on any other
               matter).
--------------------------------------------------------------------------------
       Quorum  A quorum of shareholders is      A quorum of shareholders is
 Requirement:  necessary to hold a valid        necessary to hold a valid
               meeting.                         meeting.


               The presence in person or by     The presence in person or by
               proxy at the meeting of at       proxy at the meeting of
               least two persons holding        holders of shares
               shares representing at least     representing at least a
               10% of the Canadian National     majority of the votes of the
               common shares entitled to        Burlington Northern Santa Fe
               vote at the meeting is a         common stock entitled to vote
               quorum.                          at the meeting is a quorum.
                                                Abstentions and broker "non-
                                                votes" count as present for
                                                establishing a quorum. Shares
                                                held by Burlington Northern
                                                Santa Fe in its treasury do
                                                not count toward a quorum.

                                                A broker "non-vote" occurs on
                                                an item when a broker is not
                                                permitted to vote on that
                                                item without instruction from
                                                the beneficial owner of the
                                                shares and no instruction is
                                                given.

                        Chapter Two - Information about the Meetings and Voting


                 Canadian National Meeting       Burlington Northern Santa Fe
                                                           Meeting
--------------------------------------------------------------------------------
       Shares
 Beneficially  Approximately 5,585,578          Approximately 5,481,607
     Owned by  Canadian National common         shares of Burlington Northern
     Canadian  shares and options. These        Santa Fe common stock,
     National  securities represent in total    including shares which may be
          and  approximately 2.65% of           acquired within 60 days upon
   Burlington  Canadian National's              the exercise of stock
     Northern  securities, for purposes of      options. These securities
     Santa Fe  voting on the arrangement        represent in total
    Directors  resolution.                      approximately 1.2% of the
          and                                   voting power of Burlington
    Executive  These individuals have           Northern Santa Fe's voting
  Officers as  indicated that they will vote    securities.
  of February  in favor of the arrangement
    29, 2000:  resolution and the other         These individuals have
               annual meeting matters.          indicated that they will vote
                                                in favor of the combination
                                                and the nominees for election
                                                as directors identified in
                                                Chapter Five and, if it is
                                                presented at the meeting,
                                                against the shareholder
                                                proposal described in Chapter
                                                Five.

Vote Necessary to Approve the Proposal Related to the Combination

   Votes cast by holders of Canadian National common shares on the Canadian National annual meeting proposals are separate from, and will have no effect on, the vote on approval of the arrangement resolution. Votes cast by holders of Burlington Northern Santa Fe common stock on the other matters to be considered at the Burlington Northern Santa Fe annual meeting are separate from, and will have no effect on, the vote on approval of the combination agreement and the transactions that it contemplates.

          Item                               Vote Necessary
--------------------------------------------------------------------------------
 I. Combination           Canadian  Approval of the special resolution in
 Proposal                 National: respect of a plan of arrangement, as
                                    described in "Chapter One--Canadian
                                    National Transaction Mechanics--The
                                    Arrangement", requires a vote of two-
                                    thirds of the votes cast by holders of
                                    Canadian National common shares and
                                    holders of Canadian National options,
                                    voting together as a single class.
                                    Abstentions and broker "non-votes" have
                                    no effect on the vote.

                          Burlington
                          Northern Approval of the combination agreement and Santa Fe: the transactions that it contemplates requires the affirmative vote of a
                                    majority of the shares of Burlington
                                    Northern Santa Fe common stock
                                    outstanding and entitled to vote.
                                    Abstentions and broker "non-votes" will
                                    have the effect of a "no" vote.

                                    If your broker holds your shares in its
                                    name, your broker is not permitted to
                                    vote your shares on the proposal unless
                                    it receives instructions from you.

                        Chapter Two - Information about the Meetings and Voting



Vote Necessary to Approve Canadian National Annual Meeting Proposals

          Item                               Vote Necessary
--------------------------------------------------------------------------------
 I. Election of           Majority of the votes cast by holders of Canadian
 Directors                National common shares. Abstentions and broker
                          "non-votes" have no effect on the vote.
--------------------------------------------------------------------------------
 II. Appointment of       Majority of the votes cast by holders of Canadian
 Auditors                 National common shares. Abstentions and broker
                          "non-votes" have no effect on the vote.

Vote Necessary to Approve Other Burlington Northern Santa Fe Annual Meeting Proposals

          Item                               Vote Necessary
--------------------------------------------------------------------------------
 I. Election of           A plurality of the votes of the shares present in
 Directors                person or represented by proxy at the meeting and
                          entitled to vote. The fourteen nominees having the
                          greatest number of votes will be elected.
--------------------------------------------------------------------------------
 II. All Other            Majority of the votes of the shares present in
 Matters, Including       person or represented by proxy at the meeting and
 the Shareholder          entitled to vote.
 Proposals Described
 in Chapter Five, if
 Presented and in
 Order

Proxies

   Voting Your Proxy. You may vote in person at your meeting or by proxy. We recommend you vote by proxy even if you plan to attend your meeting. You can always change your vote at the meeting.

   Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxyholder will vote your shares as you have directed. You may vote for or against any proposal or abstain from voting. In addition, if you are a Canadian National shareholder, you may vote for or withhold from voting in respect of the election of the slate of directors nominated by management and the appointment of auditors for your company. If you are a Burlington Northern Santa Fe shareholder, in voting to elect Burlington Northern Santa Fe directors, you may vote for (1) all of the nominees for director, (2) none of the nominees for director or (3) all of the nominees for director, except those you designate. Please complete, sign, date and return the enclosed proxy card in the envelope provided as soon as possible.

   If you submit your proxy but do not make specific choices, your proxyholder will vote your shares:

          Canadian National                  Burlington Northern Santa Fe
  ----------------------------------      ----------------------------------
  .  "FOR" the arrangement                .  "FOR" the combination proposal
     resolution                           .  "FOR" the election of each
  .  "FOR" the slate of directors            nominee for director
     nominated by management                 identified in Chapter Five
  .  "FOR" the appointment of             .  "AGAINST" the shareholder
     auditors                                proposal described in Chapter
  .  In its discretion as to any             Five, if the proposal is
     other business that properly            presented at the meeting
     comes before the Canadian            . In its discretion as to other
     National meeting or at any             business that properly comes
     adjournment or postponement of         before the Burlington Northern
     the meeting                            Santa Fe meeting or at any
                                            adjournment or postponement of
                                            the meeting

Chapter Two - Information about the Meetings and Voting



   By granting a proxy to vote "FOR" the combination agreement and the transactions that it contemplates, including the merger of a wholly owned subsidiary of North American Railways with and into Burlington Northern Santa Fe, Burlington Northern Santa Fe shareholders will be authorizing the voting of their shares in favor of the adoption of the combination agreement and any amendments to the combination agreement and the transactions that it contemplates.

   Appointing Your Proxyholder. The persons named in the enclosed form of proxy are representatives of management. However, you have the right to appoint any person or company, who need not be a shareholder, to attend and act on your behalf at the meeting. You may exercise this right by writing in the name of such person or company in the blank space provided in the enclosed form of proxy or by completing another form of proxy.

   Revoking Your Proxy. You may revoke your proxy before it is voted by:

  .  submitting a new proxy with a later date;

  . notifying your company's Corporate Secretary in writing before the meeting that you have revoked your proxy;

  . in the case of Canadian National shareholders, depositing an instrument in writing with the chairman of the meeting (or in any other manner permitted by law); or

  .  voting in person at the meeting.

   Voting in person. If you plan to attend a meeting and wish to vote in person, you may vote by ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must, in the case of Canadian National shareholders, bring the enclosed voting instruction form to the meeting. Burlington Northern Santa Fe shareholders must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on March 13, 2000, the record date for voting. A person who acquires Canadian National common shares after the record date may be entitled to vote at the meeting in respect of such shares provided that the transferee establishes ownership of the shares and demands not later than the close of business on April 13, 2000 to be included in the list of shareholders entitled to vote at the meeting.

   Voting Instruction Card--Canadian National Employees. Common shares purchased by employees of Canadian National under the Employee Share Investment Plan dated September 1, 1997 are known as employee shares. Employee shares remain registered in the name of The Trust Company of Bank of Montreal as custodian, unless the employees have withdrawn their shares from the Employee Share Investment Plan in accordance with its provisions.

   Voting rights attached to the employee shares that are registered in the name of The Trust Company of Bank of Montreal can be exercised by employees, or their attorneys authorized in writing, by indicating on the enclosed voting instruction card the necessary directions to The Trust Company of Bank of Montreal or any other person or company (who need not be a shareholder) as to how they wish their employee shares to be voted at the meeting. The employee shares will be voted pursuant to the directions of the beneficial owner. If no choice is specified for an item, the employee shares will be voted in favor of management's propositions and be voted at the discretion of The Trust Company of Bank of Montreal or such other person indicated in respect of amendments to management's propositions or on such other business as may properly be brought before the meeting. Only employee shares in respect of which a voting instruction card has been signed and returned will be voted.

   A holder of employee shares may revoke his or her directions indicated on a voting instruction card at any time by instrument in writing executed by the holder of employee shares, or by the holder's attorney duly

                        Chapter Two - Information about the Meetings and Voting


authorized in writing, and (1) deposited with the Corporate Secretary of Canadian National at the registered office of Canadian National at any time up to and including the last business day preceding the day of the meeting or any adjournment thereof, (2) filed with the chairman of the meeting on the day of the meeting or (3) in any other manner permitted by law.

   The voting instruction card must be used only with respect to employee shares. In the event that an employee holds common shares outside the Employee Share Investment Plan, he or she must also complete the enclosed proxy form with respect to the additional common shares. No proxy form is to be completed with respect to employee shares.

   Burlington Northern Santa Fe 401(k) Savings Plans. If you participate in one of Burlington Northern Santa Fe's 401(k) savings plans, your proxy card permits you to direct the trustee how to vote the number of shares allocated to your account. The trustees of Burlington Northern Santa Fe's 401(k) savings plans also vote allocated shares of Burlington Northern Santa Fe common stock for which the trustees have not received direction in the same proportion as directed shares are voted.

   Dividend Reinvestment Plan. Shares held for the account of persons participating in the Company's dividend reinvestment plan will be voted automatically in accordance with the vote indicated by the shareholder of record on the proxy. If no choice is indicated, both record shares and shares held in the Company's dividend reinvestment plan will be voted "FOR" the combination proposal, "FOR" the election of our nominees for director, and "AGAINST" the shareholder proposal described in Chapter Five, if the proposal is presented at the meeting. If the shareholder does not vote the shares held of record, the individual's shares held in the dividend reinvestment account will not be voted.

   People with disabilities. We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Corporate Secretary of your company at least two weeks before your meeting at the number or address under "Chapter One--Summary--The Companies".

   Proxy solicitation. We will pay our own costs of soliciting proxies.

   In addition to this mailing, Canadian National and Burlington Northern Santa Fe employees and agents may solicit proxies personally, electronically, by telephone, or otherwise. Canadian National is paying Georgeson Shareholder Communications Canada and Innisfree M&A Incorporated a fee of Cdn$300,000 and $25,000, respectively, plus expenses, to help with the solicitation. Burlington Northern Santa Fe is paying Georgeson Shareholder Communications Inc. a fee of $15,500 plus expenses, to help with the solicitation.

   The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy by mail without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

   Do not send in any stock certificates with your proxy cards. Prior to, in the case of Canadian National, and as soon as practicable after the combination is completed, in the case of Burlington Northern Santa Fe, the exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for Burlington Northern Santa Fe common stock and the depositary will mail transmittal and election forms with instructions for the surrender of Canadian National common shares in exchange for the securities to be received as a result of the combination.

Chapter Two - Information about the Meetings and Voting



Other Business; Adjournments

   We currently are not aware of any other business to be acted upon at either meeting. If, however, other matters are properly brought before either meeting, or any adjourned meeting, your proxyholders will have discretion to vote or act on those matters according to their best judgment, including to adjourn the meeting.

   Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Neither of us currently intends to seek an adjournment of our meetings.

                                 CHAPTER THREE

                      COMPARISON OF SHAREHOLDER RIGHTS AND
                          DESCRIPTION OF CAPITAL STOCK

                        COMPARISON OF SHAREHOLDER RIGHTS

   The rights of holders of Burlington Northern Santa Fe common stock are currently governed by the Delaware General Corporation Law, Burlington Northern Santa Fe's amended and restated certificate of incorporation and Burlington Northern Santa Fe's by-laws. The rights of holders of Canadian National common shares are currently governed by the Canada Business Corporations Act, Canadian National's articles of continuance (as amended) and Canadian National's by-laws.

   The rights of holders of Canadian National securities to be issued in connection with the combination will be governed by the Canada Business Corporations Act and Canadian National's articles and by-laws, as modified as described in this document. The rights of holders of North American Railways common stock to be issued in connection with the combination will be governed by the Delaware General Corporation Law and North American Railways' certificate of incorporation and by-laws, as modified as described in this document.

   As a result of the combination, Burlington Northern Santa Fe shareholders will receive a stapled security consisting of North American Railways common stock and Canadian National voting shares and, as a result, will have rights and privileges of the underlying North American Railways common stock governed by the Delaware General Corporation Law, North American Railways' certificate of incorporation and North American Railways' by-laws and the underlying Canadian National voting shares governed by the Canada Business Corporations Act, Canadian National's articles and Canadian National's by-laws. Canadian National shareholders who receive a stapled security consisting of Canadian National voting shares and Canadian National exchangeable shares will have rights and privileges of the underlying Canadian National voting shares and Canadian National exchangeable shares governed by the Canada Business Corporations Act, Canadian National's articles and Canadian National's by-laws. Canadian National shareholders who elect to receive this stapled unit will also receive an interest in a trust pursuant to which the shareholder will have voting rights at North American Railways proportionate to that shareholder's economic interest in the combined companies. Those rights are described under the heading "--Description of Canadian National, Burlington Northern Santa Fe and North American Railways Capital Stock-Canadian National--Voting Rights with Respect to North American Railways" Canadian National shareholders who elect to receive a stapled security consisting of North American Railways common stock and Canadian National voting shares, as well as Canadian National shareholders who receive Canadian National exchangeable shares at completion of the combination and subsequently exchange those shares for North American Railways common stock, will have the rights and privileges of the underlying North American Railways common stock under the Delaware General Corporation Law, North American Railways' certificate of incorporation and North American Railways' by-laws and the underlying Canadian National voting shares under the Canada Business Corporations Act, Canadian National's articles and Canadian National's by-laws.

   The co-operation agreement to be entered into in connection with the combination will include a number of provisions affecting the rights of North American Railways and Canadian National shareholders. See "Chapter One--The Combination--The Co-Operation Agreement" for a description of these matters. North American Railways' certificate of incorporation and Canadian National's articles will provide that they will comply with their obligations under the co-operation agreement.

   All references in this chapter to North American Railways' certificate of incorporation are references to the certificate of incorporation of North American Railways that will become effective at the completion of the combination, a copy of which is attached as Annex M. Copies of Canadian National's articles and by-laws and Burlington Northern Santa Fe's amended certificate of incorporation and by-laws are incorporated by reference and will be sent to holders of Canadian National common shares and Burlington Northern Santa Fe common stock upon request. See "Chapter Six--Additional Information for Shareholders--Where You Can Find More

                                     III-1

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


Information". The summary contained in the following chart is not intended to be complete and is qualified by reference to the Delaware General Corporation Law, the Canada Business Corporations Act, the Canadian National articles and by-laws, the Burlington Northern Santa Fe amended and restated certificate of incorporation and by-laws and the North American Railways certificate of incorporation and by-laws.

Summary of Material Differences Between Current Rights of Canadian National and Burlington Northern Santa Fe Shareholders and Rights Those Shareholders Will Have as Shareholders of the Combined Companies After the Combination

                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
   Authorized  See "Description      See "Description     See "Description
      Capital  of Canadian           of Canadian          of Canadian
       Stock:  National,             National,            National,
               Burlington            Burlington           Burlington
               Northern Santa Fe     Northern Santa Fe    Northern Santa Fe
               and North American    and North American   and North American
               Railways Capital      Railways Capital     Railways Capital
               Stock-- Burlington    Stock--Canadian      Stock--North
               Northern              National".           American
               Santa Fe".                                 Railways".
--------------------------------------------------------------------------------
  "Stapling":  Burlington            Canadian National    North American
               Northern Santa Fe     securities are not   Railways'
               securities are not    subject to any       certificate of
               subject to any        such requirement.    incorporation will
               such requirement.                          require that North
                                                          American Railways
                                                          common stock must
                                                          be "stapled" to
                                                          Canadian National
                                                          voting shares.

                                     After the
                                     combination,
                                     Canadian National
                                     voting shares will
                                     be "stapled"
                                     either to North
                                     American Railways
                                     common stock or
                                     Canadian National
                                     exchangeable
                                     shares.
--------------------------------------------------------------------------------
        Share                        The co-operation agreement will provide
   Issuances:                        that neither Canadian National nor North
                                     American Railways will issue
                                     participating or voting shares except as follows: (1) North American Railways will be permitted to issue North
                                     American Railways common stock only upon exchange of Canadian National exchangeable shares or if Canadian
                                     National issues Canadian National voting shares and the directors of Canadian
                                     National and North American Railways are satisfied that the Canadian National voting shares issued will trade as a single security together with the related North American Railways common stock and (2) Canadian National will be permitted to issue exchangeable shares only when it also issues Canadian
                                     National voting shares and the directors of Canadian National and North American
                                     Railways are satisfied that the Canadian
                                     National exchangeable shares issued will trade as a single security with the related Canadian National voting shares.
                                     After the combination is completed, both
                                     Canadian National's

                                     III-2

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
                                     articles and North American Railways'
                                     certificate of incorporation will
                                     contain provisions requiring compliance
                                     with those provisions of the co-
                                     operation agreement.
--------------------------------------------------------------------------------
   Payment of  The Delaware          Under the Canada     Same as Burlington
   Dividends:  General               Business             Northern Santa Fe.
               Corporation Law       Corporations Act,
               permits a             a corporation may
               corporation,          pay a dividend by
               unless otherwise      issuing fully paid
               restricted by its     shares of the
               certificate of        corporation. A
               incorporation, to     corporation may
               declare and pay       also pay a
               dividends out of      dividend in money
               surplus or, if        or property, but
               there is no           cannot declare or
               surplus, out of       pay a dividend
               the net profits       unless there are
               for the fiscal        reasonable grounds
               year in which the     for believing
               dividend is           that:
               declared and/or
               the preceding         .  the corporation
               fiscal year              is, or would
               (provided, with          after the
               respect to a             payment be,
               dividend out of          unable to pay
               net profits, that        its liabilities
               the amount of            as they become
               capital of the           due; or
               corporation is not
               less than the         .  the realizable
               aggregate amount         value of the
               of capital               corporation's
               represented by the       assets would
               issued and               thereby be less
               outstanding stock        than the
               of all classes           aggregate of
               having a                 its liabilities
               preference upon          and stated
               the distribution         capital of all
               of assets). In           classes.
               addition, the
               Delaware General
               Corporation Law
               generally provides
               that a corporation
               may redeem or
               repurchase its
               shares only if the
               capital of the
               corporation is not
               impaired and such
               redemption or
               repurchase would
               not impair the
               capital of the
               corporation.
--------------------------------------------------------------------------------
          Co-                        The co-operation agreement will provide
    Operation                        that dividends and other distributions
    Agreement                        paid in respect of North American
 Requirements                        Railways common stock and Canadian
  for Payment                        National exchangeable shares must be
           of                        equivalent.
   Dividends:

                                     III-3

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
    Number of  Burlington            Canadian             North American
   Directors:  Northern Santa        National's           Railways' by-laws
               Fe's by-laws          articles provide     will provide that
               provide that the      that the number of   the number of
               number of             directors will be    directors shall be
               directors will be     at least seven and   not less than
               as determined by      no more than 21.     seven nor more
               the Burlington        Canadian             than 21.
               Northern Santa Fe     National's by-laws
               board of directors    provide that
               but shall be not      Canadian
               less than three       National's board
               nor more than 21.     of directors may
               The Burlington        determine the
               Northern Santa Fe     number of
               board currently       directors within
               consists of 15        the parameters set
               directors.            by the articles.
                                     The Canadian
                                     National board
                                     currently consists
                                     of 16 directors.
--------------------------------------------------------------------------------
       DirectorThe Delaware          A majority of the    North American
Qualifications:General               directors of a       Railways'
               Corporation Law       Canada Business      certificate of
               does not have any     Corporations Act     incorporation will
               residency or other    corporation and      provide that a
               director              any of its           qualification to
               qualification         committees must be   serve as a
               requirements.         resident             director of North
                                     Canadians. The       American Railways
                                     Canada Business      is that the
                                     Corporations Act     individual also
                                     also requires that   serve as a
                                     a corporation        director of
                                     whose securities     Canadian National.
                                     are publicly         As a result, a
                                     traded have not      majority of the
                                     fewer than three     directors of
                                     directors, at        National American
                                     least two of whom    Railways will be
                                     are not officers     required to be
                                     or employees of      resident
                                     the corporation or   Canadians.
                                     any of its
                                     affiliates.
--------------------------------------------------------------------------------
    Identical                        The co-operation agreement will provide
      Boards:                        that each company will take all
                                     necessary steps within its power to
                                     ensure that the boards of directors of
                                     Canadian National and North American
                                     Railways are identical.
--------------------------------------------------------------------------------
Classification Burlington            Canadian National    Same as Burlington
   of Board of Northern Santa Fe     does not have a      Northern Santa Fe.
    Directors: does not have a       classified board.
               classified board.     The Canadian
               The Burlington        National by-laws
               Northern Santa Fe     require that all
               by-laws require       directors be
               that all directors    elected at each
               be elected at each    annual meeting of
               annual meeting of     shareholders for a
               shareholders for a    term of one year.
               term of one year.

                                     III-4

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
   Removal of  The Delaware          The Canada           Same as Burlington
   Directors:  General               Business             Northern Santa Fe.
               Corporation Law       Corporations Act
               provides that a       and the Canadian
               director may be       National by-laws
               removed with or       allow the removal
               without cause by      of a director by
               holders of a          the shareholders
               majority of shares    by ordinary
               entitled to vote      resolution passed
               at an election of     at a meeting
               directors, unless     specially called
               the corporation's     for that purpose.
               certificate of        An ordinary
               incorporation         resolution is a
               requires a higher     resolution passed
               vote. Burlington      by a majority of
               Northern Santa        the votes cast by
               Fe's certificate      shareholders who
               of incorporation      voted at the
               does not have such    meeting.
               a requirement.
--------------------------------------------------------------------------------
    Fiduciary  Under the Delaware    Under the Canada     Same as Burlington
    Duties of  General               Business             Northern Santa Fe.
   Directors:  Corporation Law,      Corporations Act,
               directors have        the duty of
               fiduciary duties,     loyalty requires
               which are             directors of a
               generally             Canadian
               categorized as        corporation to act
               duties of care and    honestly and in
               loyalty. The duty     good faith with a
               of care requires      view to the best
               directors to act      interests of the
               in an informed and    corporation. Under
               deliberative          the Canada
               manner and to         Business
               inform themselves,    Corporations Act,
               prior to making a     the duty of care
               business decision,    requires that the
               of all material       directors of a
               information           Canadian
               reasonably            corporation
               available to them.    exercise the care,
               The duty of           diligence and
               loyalty may           skill that a
               require directors     reasonably prudent
               to act in good        person would
               faith to advance      exercise in
               the best interests    comparable
               of the corporation    circumstances.
               and its               Courts have
               shareholders, as      interpreted these
               opposed to any        duties to mean
               self-interest.        substantially the
                                     same thing as is
                                     described under
                                     "Burlington
                                     Northern Santa Fe
                                     Shareholder
                                     Rights".
--------------------------------------------------------------------------------
  Head Office  The Burlington        The CN               North American
    Location:  Northern Santa Fe     Commercialization    Railways'
               certificate of        Act and the          certificate of
               incorporation does    Canadian National    incorporation will
               not contain any       articles require     require that North
               provision with        that Canadian        American Railways'
               respect to the        National's head      head office be
               company's head        office be located    located in the
               office.               in the Montreal      Montreal Urban
                                     Urban Community,     Community, Quebec,
                                     Quebec, Canada.      Canada.

                                     III-5

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
 Restrictions  The Burlington        The Canadian         North American
           on  Northern Santa Fe     National articles    Railways'
    Ownership  certificate of        provide that no      certificate of
      Rights:  incorporation does    person together      incorporation will
               not contain           with that person's   include
               restrictions on       associates may       restrictions on
               ownership rights.     hold or control      ownership of North
                                     more than 15% of     American Railways
                                     the voting rights    voting rights
                                     in Canadian          substantially
                                     National. If this    identical to the
                                     15% threshold is     restrictions on
                                     exceeded, the        ownership of
                                     board of directors   Canadian National
                                     may take a range     voting shares
                                     of actions,          included in
                                     including            Canadian
                                     requiring the        National's
                                     holder to sell       articles.
                                     shares in excess
                                     of the 15%
                                     threshold or
                                     denying the holder
                                     voting rights. See
                                     "Description of
                                     Canadian National,
                                     Burlington
                                     Northern Santa Fe
                                     and North American
                                     Railways Capital
                                     Stock--Canadian
                                     National--
                                     Restrictions on
                                     Ownership".
--------------------------------------------------------------------------------
   Amendments  The Delaware          Under the Canada
           to  General               Business             Subject to the
   Burlington  Corporation Law       Corporations Act,    following
     Northern  generally requires    an amendment to a    paragraph, same as
     Santa Fe  that an amendment     corporation's        Burlington
    and North  to a corporation's    articles generally   Northern Santa Fe.
     American  certificate of        requires
     Railways  incorporation be      shareholder          North American
 Certificates  approved first by     approval by          Railways'
           of  the corporation's     special              certificate of
Incorporation  board of directors    resolution, which    incorporation will
  and By-Laws  and then by the       is a resolution      provide that, in
          and  holders of a          passed by not less   addition to the
     Canadian  majority of the       than two-thirds of   requirements of
     National  outstanding stock.    the votes cast by    the Delaware
     Articles  In addition,          shareholders who     General
      and By-  certain amendments    voted on the         Corporation Law,
        Laws:  must also be          resolution.          the provisions of
               approved by the                            the certificate of
               holders of a          Under the Canada     incorporation with
               majority of the       Business             respect to the 15%
               outstanding stock     Corporations Act,    ownership
               of a separate         unless the           restriction, board
               class or classes.     articles or by-      qualification,
                                     laws otherwise       "stapling" and
               The Delaware          provide, the         head office
               General               directors may, by    location may be
               Corporation Law       resolution, make,    amended only with
               provides that the     amend or repeal      the affirmative
               power to adopt,       any by-law that      vote of all
               amend or repeal       regulates the        directors other
               the by-laws of a      business or          than directors who
               corporation shall     affairs of a         are unable to vote
               be in the             corporation. Where   due to medical
               shareholders          the directors        reasons and the
               entitled to vote,     make, amend or
               provided              repeal a by-law,

                                     III-6

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               that the              they are required    affirmative vote
               corporation in its    under the Canada     of at least 85% of
               certificate of        Business             the votes cast at
               incorporation may     Corporations Act     a meeting of
               confer such power     to submit the by-    shareholders at
               on the board of       law, amendment or    which a quorum is
               directors in          repeal to the        present. In
               addition to the       shareholders and     addition, (1) the
               shareholders.         the shareholders     provisions of the
               Burlington            may confirm,         certificate of
               Northern Santa        reject or amend      incorporation
               Fe's certificate      the by-law,          relating to the
               of incorporation      amendment or         15% ownership
               expressly             repeal by an         restriction and
               authorizes the        ordinary             the head office
               board of directors    resolution, which    location may not
               to adopt, amend or    is a resolution      be amended unless
               repeal Burlington     passed by a          the board of
               Northern Santa        majority of the      directors first
               Fe's by-laws.         votes cast by        receives an
                                     shareholders who     opinion from a
                                     voted on the         Canadian law firm
                                     resolution.          of national
                                                          standing that the
                                                          amendment would
                                                          not have a
                                                          significant risk
                                                          of violating
                                                          Canadian law, (2)
                                                          the provision of
                                                          the certificate of
                                                          incorporation
                                                          relating to
                                                          "stapling" may not
                                                          be amended unless
                                                          the board of
                                                          directors first
                                                          receives an
                                                          opinion from a
                                                          Canadian law firm
                                                          of national
                                                          standing that the
                                                          amendment would
                                                          not have a
                                                          significant risk
                                                          of violating
                                                          Canadian law and
                                                          the board of
                                                          directors has
                                                          concluded that
                                                          Canadian National
                                                          and North American
                                                          Railways should no
                                                          longer be operated
                                                          as a single
                                                          economic
                                                          enterprise and (3)
                                                          the provision of
                                                          the certificate of
                                                          incorporation
                                                          relating to the
                                                          qualification of
                                                          directors may not
                                                          be amended unless
                                                          the board has
                                                          concluded that
                                                          Canadian National
                                                          and North American
                                                          Railways should no
                                                          longer be operated
                                                          as a single
                                                          economic
                                                          enterprise.

                                     III-7

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
  Shareholder                        The co-operation agreement will provide
    Meetings:                        that with respect to all Canadian
                                     National and North American Railways
                                     shareholder meetings, the record date
                                     and the location will be the same and
                                     the time of the meetings will be as
                                     close as possible.
--------------------------------------------------------------------------------
   Quorum for  Under the Delaware    Under the Canada     Same as Burlington
  Shareholder  General               Business             Northern Santa Fe.
    Meetings:  Corporation Law, a    Corporations Act,
               quorum consists of    unless the
               a majority of         corporation's by-
               shares entitled to    laws otherwise
               vote at the           provide, a quorum
               meeting present in    of shareholders is
               person or by proxy    present at a
               unless the            meeting,
               certificate of        irrespective of
               incorporation or      the number of
               by-laws provide       persons actually
               otherwise, but in     present at the
               no event may a        meeting, if the
               quorum consist of     holders of a
               less than one-        majority of the
               third of shares       shares entitled to
               entitled to vote      vote at the
               at the meeting.       meeting are
                                     present in person
                                     or represented by
                                     proxy.

               The Burlington
               Northern Santa Fe
               by-laws provide
               that a quorum at      Canadian
               any shareholder       National's by-laws
               meeting shall be a    provide that a
               majority of the       quorum at any
               issued and            shareholder
               outstanding stock     meeting shall be
               of Burlington         two persons
               Northern Santa Fe     present in person,
               entitled to vote      each being
               at such meeting,      entitled to vote
               present in person     at the meeting or
               or by proxy.          a duly appointed
                                     proxy holder for
                                     an absent
                                     shareholder so
                                     entitled, and
                                     together holding
                                     in person or by
                                     proxy not less
                                     than 10% of the
                                     outstanding
                                     Canadian National
                                     shares entitled to
                                     be voted at the
                                     meeting.
--------------------------------------------------------------------------------
         Vote  The Burlington        The Canadian         Same as Burlington
     Required  Northern Santa Fe     National by-laws     Northern Santa Fe.
  for Certain  by-laws provide       provide that,
  Shareholder  that, unless          unless otherwise
     Actions:  otherwise required    required by law or
               by law or the         by its articles,
               Burlington            shareholder action
               Northern Santa Fe     is taken by a
               certificate of        majority of the
               incorporation, the    votes cast on a
               affirmative vote      question at any
               of a majority of      shareholder
               the shares present    meeting.
               or represented at
               the meeting and
               entitled to

                                     III-8

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               vote on such
               matter shall be
               deemed the act of
               the shareholders.
--------------------------------------------------------------------------------
         Vote  The Delaware          Under the Canada     Same as Burlington
     Required  General               Business             Northern Santa Fe.
          for  Corporation Law       Corporations Act,
Extraordinary  generally requires    certain
Transactions:  the affirmative       extraordinary
               vote of a majority    corporate actions,
               of the shares of      such as
               outstanding stock     amalgamations,
               entitled to vote      continuances,
               to authorize any      sales, leases or
               merger,               exchanges of all
               consolidation,        or substantially
               dissolution or        all of the
               sale of all or        property of a
               substantially all     corporation other
               of the assets of a    than in the
               corporation,          ordinary course of
               except that no        business, and
               authorizing           other
               shareholder vote      extraordinary
               is required of a      corporate actions
               corporation           such as
               surviving a merger    liquidations or
               if                    dissolutions, are
                                     required to be
               .  such               approved by
                  corporation's      special
                  certificate of     resolution. A
                  incorporation      special resolution
                  is not amended     is a resolution
                  in any respect     passed by not less
                  by the merger;     than two-thirds of
                                     the votes cast by
               .  each share of      the shareholders
                  stock of such      who voted on the
                  corporation        resolution. In
                  outstanding        certain cases, a
                  immediately        special resolution
                  prior to the       to approve an
                  effective date     extraordinary
                  of the merger      corporate action
                  will be an         is also required
                  identical          to be approved
                  outstanding or     separately by the
                  treasury share     holders of a class
                  of the             or series of
                  surviving          shares.
                  corporation
                  after the          A corporation may
                  effective date     also apply to a
                  of the merger;     court for an order
                  and                approving an
                                     arrangement (which
               .  the number of      includes an
                  shares to be       amalgamation, a
                  issued in the      transfer of all or
                  merger does not    substantially all
                  exceed 20% of      the property of a
                  such               corporation to
                  corporation's      another body
                  outstanding        corporate in
                  common stock       exchange for
                  immediately        property, money or
                  prior to the       securities of the
                  effective date     body corporate, or
                  of the merger.     liquidation and
                                     dissolution)
               Approval by a
               parent
               corporation's
               shareholders also
               is not required
               under

                                     III-9

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               the Delaware          where it is not
               General               insolvent and
               Corporation Law       where it is not
               for mergers of a      practicable for
               subsidiary of         the corporation to
               which the parent      make such
               corporation owns      fundamental change
               at least 90% of       in accordance with
               the outstanding       the provisions of
               shares of each        the Canada
               class of stock        Business
               entitled to vote      Corporations Act.
               on a merger with      The court may make
               and into its          any interim or
               parent                final order it
               corporation.          thinks fit with
                                     respect to such a
                                     proposed
                                     arrangement.
--------------------------------------------------------------------------------
  Shareholder  Under the Delaware    Under the Canada     Same as Burlington
    Action by  General               Business             Northern Santa Fe.
      Written  Corporation Law,      Corporations Act,
     Consent:  unless otherwise      shareholder action
               provided in a         without a meeting
               corporation's         may be taken only
               certificate of        by written
               incorporation,        resolution signed
               shareholders may      by all
               act by written        shareholders who
               consent. However,     would be entitled
               the Burlington        to vote thereon at
               Northern Santa Fe     a meeting.
               certificate of
               incorporation and
               by-laws provide
               that any action
               required or
               permitted to be
               taken by the
               shareholders must
               be effected at a
               duly called annual
               or special meeting
               of shareholders
               and not by written
               consent.
--------------------------------------------------------------------------------
   Calling of  Under the Delaware    Under the Canada     Same as Burlington
      Special  General               Business             Northern Santa Fe.
  Shareholder  Corporation Law,      Corporations Act,
     Meeting:  written notice of     notice of the time
               any meeting of        and place of any
               shareholders must     meeting of
               be given not less     shareholders must
               than ten nor more     be sent not less
               than 60 days          than 21 days nor
               before the date of    more than 50 days
               the meeting to        before the meeting
               each shareholder      to each
               entitled to vote      shareholder
               at the meeting        entitled to vote
               (provided that,       at the meetings.
               for a merger or
               sale of all or        The Canada
               substantially all     Business
               of a corporation's    Corporations Act
               assets, a minimum     provides that
               of 20 days notice     shareholder
               is required and,      meetings may be
               for                   called by the
                                     board of
                                     directors, and
                                     must be called by
                                     the board of

                                     III-10

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               a merger, the         directors when
               holders of all        requisitioned by
               stock are entitled    holders of not
               to such notice).      less than 5% of
                                     the issued shares
                                     of the corporation
                                     that carry the
                                     right to vote at
                                     the meeting
                                     sought. Under
                                     Canadian
                                     National's by-
                                     laws, the board of
                                     directors, the
                                     chairperson of the
                                     board, the vice-
                                     chairperson, if
                                     any, or the
                                     president has
                                     power to call a
                                     special meeting at
                                     any time.

               Under the Delaware
               General
               Corporation Law,
               unless the
               certificate of
               incorporation or
               by-laws authorize
               additional
               persons, only the
               board of directors
               may call a special
               shareholder
               meeting. Neither
               Burlington
               Northern Santa
               Fe's certificate
               of incorporation
               nor by-laws
               contains such a
               provision.
--------------------------------------------------------------------------------
  Shareholder  Burlington            Canadian National    It is not
       Rights  Northern Santa Fe     has no shareholder   anticipated that
        Plan:  adopted a             rights plan.         North American
               shareholder rights                         Railways will have
               plan on December                           a shareholder
               18, 1999. For a                            rights plan.
               description of
               that plan, see
               "Description of
               Canadian National,
               Burlington
               Northern Santa Fe
               and North American
               Railways Capital
               Stock--Burlington
               Northern Santa
               Fe-- Burlington
               Northern Santa Fe
               Rights Plan".
--------------------------------------------------------------------------------
Indemnification The Delaware          Under the Canada     Same as Burlington
    of Officers General               Business             Northern Santa Fe.
            and Corporation Law       Corporations Act,
     Directors: provides that a       Canadian National
                corporation may       may, and pursuant
                indemnify any         to Canadian
                person:               National's by-laws
                                      Canadian National
                                      has agreed to,
                                      indemnify a
                                      director or
                                      officer, a former
                                      director or
                                      officer or a
                                      person who acts or
                                      acted at Canadian
                                      National's request
                                      as a director or
                                      officer of a body
                                      corporate of which
                                      Canadian National
                                      is or was a

               . who was or is a
                 party or is
                 threatened to be
                 made a party to
                 any threatened,
                 pending or
                 completed
                 action, suit or
                 proceeding,
                 whether civil,
                 criminal,
                 administrative
                 or
                 investigative,
                 by reason of the
                 fact that

                                     III-11

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
                 . the person is     shareholder or
                   or was a          creditor, and his
                   director,         or her heirs and
                   officer,          legal
                   employee or       representatives
                   agent of the      (an "Indemnifiable
                   corporation;      Person"), against
                   or                all costs, charges
                                     and expenses,
                 . is or was         including an
                   serving at the    amount paid to
                   request of the    settle an action
                   corporation as    or satisfy a
                   a director,       judgment,
                   officer,          reasonably
                   employee or       incurred by him or
                   agent of          her in respect of
                   another           any civil,
                   corporation,      criminal or
                   partnership,      administrative
                   joint venture,    action or
                   trust or other    proceeding to
                   enterprise;       which he or she is
                                     made a party by
               against all           reason of being or
               reasonable            having been a
               expenses              director or
               (including            officer of
               attorneys' fees)      Canadian National
               and, except in        or such body
               actions initiated     corporate, if:
               by or in the right
               of the                . he or she acted
               corporation,            honestly and in
               against all             good faith with
               judgments, fines        a view to the
               and amounts paid        best interest of
               in settlement in        Canadian
               actions brought         National; and
               against them, if
               the indemnitee:       . in the case of a
                                       criminal or
               . acted in good         administrative
                 faith and in a        action or
                 manner which he       proceeding that
                 or she                is enforced by a
                 reasonably            monetary
                 believed to be        penalty, he or
                 in, or not            she had
                 opposed to, the       reasonable
                 best interests        grounds to
                 of the                believe that his
                 corporation; and      or her conduct
                                       was lawful.
               . in the case of a
                 criminal            An Indemnifiable
                 proceeding, had     Person is entitled
                 no reasonable       under the Canada
                 cause to believe    Business
                 that his or her     Corporations Act
                 conduct was         to such indemnity
                 unlawful;           from Canadian
                                     National if he or
               except that no        she was
               indemnification       substantially
               shall be made in      successful on the
               respect of an         merits in his or
               action initiated      her defense of the
               by, or in the         action or
               right of the          proceeding and
               corporation, with     fulfilled the
               respect to any        conditions set out
               claim, issue or       in the bullet
               matter as to which    points above.
               such person has       Substantial
               been adjudged         success on the
               liable to the         merits is not a
               corporation unless
               and

                                     III-12

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               only to the extent    requirement for
               that the court        indemnity under
               determines that,      the Canadian
               in view of all the    National by-law.
               circumstances,        The indemnity does
               such person is        not apply to an
               fairly and            action brought
               reasonably            against the
               entitled to           Indemnifiable
               indemnity for such    Person by or on
               expenses as such      behalf of Canadian
               court deems           National, except
               proper.               that where
                                     Canadian National
               The corporation       obtains the
               shall indemnify a     approval of a
               present or former     court to indemnify
               director or           an Indemnifiable
               officer to the        Person in respect
               extent that he or     of an action by or
               she is successful     on behalf of the
               on the merits or      corporation or
               otherwise in the      such body
               defense of any        corporate to
               claim, issue or       procure a judgment
               matter associated     in its favor, to
               with such an          which such person
               action.               is made a party by
                                     reason of being or
               Burlington            having been a
               Northern Santa        director or
               Fe's by-laws          officer of the
               provide for           corporation or
               indemnification of    body corporate, if
               present and former    he or she fulfills
               directors,            the conditions set
               employees and         out in the bullet
               agents to the         points above.
               fullest extent
               permitted by the
               Delaware General
               Corporation Law.
--------------------------------------------------------------------------------
     Director  The Delaware          The Canada           Same as Burlington
   Liability:  General               Business             Northern Santa Fe.
               Corporation Law       Corporations Act
               provides that a       does not permit
               corporation's         any limitation of
               certificate of        a director's
               incorporation may     liability under
               include a             the Canada
               provision that        Business
               limits or             Corporations Act,
               eliminates the        and Canadian
               liability of          National's by-
               directors to the      laws, while
               corporation or its    releasing the
               shareholders for      directors with
               monetary damages      respect to certain
               for breach of         matters, does not
               fiduciary duty as     release the
               a director, except    directors from any
               for:                  liability or duty
                                     under the Canada
               . liability for       Business
                 acts or             Corporations Act.
                 omissions not in    Among other
                 good faith or       things, directors
                 which involve       are liable under
                 intentional         the Canada
                 misconduct or a     Business
                 knowing             Corporations Act
                 violation of        to the corporation
                 law;                for any improper:

                                     III-13

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               . breach of the       . payment of
                 duty of loyalty;      dividends;

                                     . director
                                       indemnification
               . the payment of        payments;
                 unlawful
                 dividends or        . expenditure of
                 expenditure of        funds for share
                 funds for             purchases or
                 unlawful stock        redemptions; or
                 purchases or
                 redemptions; or     . financial
                                       assistance.
               . transactions
                 from which a
                 director derived
                 an improper
                 personal
                 benefit.

               Burlington
               Northern Santa
               Fe's certificate
               of incorporation
               contains a
               provision limiting
               the liability of
               its directors to
               the fullest extent
               permitted by the
               Delaware General
               Corporation Law.
--------------------------------------------------------------------------------
        Anti-  Section 203 of the    The Canada           Section 203 of the
     Takeover  Delaware General      Business             Delaware General
  Provisions:  Corporation Law       Corporations Act     Corporation Law
               generally provides    does not contain a   will apply to
               that any person       provision            North American
               who owns 15% of a     comparable to        Railways. In
               corporation's         Section 203 of the   addition, North
               voting stock (an      Delaware General     American Railways'
               interested            Corporation Law      certificate of
               shareholder) may      with respect to      incorporation will
               not engage in         business             include the
               certain business      combinations.        limitations on
               combinations with     However, policies    ownership of North
               the corporation       of certain           American Railways
               for a period of       Canadian             common stock
               three years           securities           referred to in
               following the time    regulatory           "Restrictions on
               the person became     authorities,         Ownership Rights".
               an interested         including Policy
               shareholder,          Q-27 of the Quebec   North American
               unless:               Securities           Railways'
                                     Commission and       certificate of
               . the board of        Policy 9.1 of the    incorporation will
                 directors of the    Ontario Securities   not contain the
                 corporation has     Commission,          interested
                 approved, prior     contain              shareholder
                 to the time such    requirements in      provision that
                 person became an    connection with      Burlington
                 interested          related party        Northern Santa
                 shareholder,        transactions. A      Fe's certificate
                 either the          related party        of incorporation
                 business            transaction means,   contains.
                 combination or      generally, any
                 the transaction     transaction by
                 that resulted in    which an issuer,
                 the person          directly or
                 becoming an         indirectly,
                 interested          acquires or
                 shareholder;        transfers an asset
                                     or

                                     III-14

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               . upon                acquires or issues
                 consummation of     treasury
                 the transaction     securities or
                 that resulted in    assumes or
                 the person          transfers a
                 becoming an         liability from or
                 interested          to, as the case
                 shareholder,        may be, a related
                 that person owns    party by any means
                 at least 85% of     in any one or any
                 the                 combination of
                 corporation's       transactions.
                 voting stock        "Related party" is
                 outstanding at      defined in Policy
                 the time the        Q-27 of the Quebec
                 transaction is      Securities
                 commenced,          Commission and in
                 excluding shares    Policy 9.1 of the
                 owned by persons    Ontario Securities
                 who are both        Commission to
                 directors and       include directors,
                 officers and        senior officers
                 shares owned by     and holders of
                 employee stock      more than 10% of
                 plans in which      the voting
                 participants do     securities of the
                 not have a right    issuer.
                 to determine
                 confidentially      Policy Q-27 of the
                 whether shares      Quebec Securities
                 will be tendered    Commission and
                 in a tender or      Policy 9.1 of the
                 exchange offer;     Ontario Securities
                 or                  Commission require
                                     more detailed
               . the business        disclosure in the
                 combination is      proxy materials
                 approved by the     sent to security
                 board of            holders in
                 directors and       connection with a
                 authorized by       related party
                 the affirmative     transaction and,
                 vote of at least    subject to certain
                 two-thirds of       exemptions and
                 the outstanding     value thresholds,
                 voting stock not    the preparation of
                 owned by the        a formal valuation
                 interested          of the subject
                 shareholder at      matter of the
                 an annual or        related party
                 special meeting     transaction and
                 and not by          any non-cash
                 written consent.    consideration
                                     offered therefor
               For the purposes      and the inclusion
               of determining        of a summary of
               whether a person      the valuation in
               is the owner of       the proxy
               15% or more of a      material. They
               corporation's         also require,
               voting stock for      subject to certain
               these purposes,       exceptions and
               ownership is          value thresholds,
               defined broadly to    that the minority
               include direct and    shareholders of
               indirect              the issuer
               beneficial            separately approve
               ownership             the transaction,
               individually, or      by either a simple
               with or through       majority or
               any affiliates or
               associates and

                                     III-15

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               the right,            two-thirds of the
               directly or           votes cast
               indirectly, to        depending on the
               acquire the stock     circumstances.
               or to control the
               voting or             In addition,
               disposition of the    Canadian
               stock.                National's
                                     articles include
               A "business           the limitations on
               combination" is       ownership of
               also defined          voting shares
               broadly to            referred to in
               include:              "Restrictions on
                                     Ownership Rights".
               . mergers with and
                 sales or other
                 dispositions of
                 10% or more of
                 the assets of a
                 corporation with
                 or to an
                 interested
                 shareholder;

               . certain
                 transactions
                 resulting in the
                 issuance or
                 transfer to the
                 interested
                 shareholder of
                 any stock of the
                 corporation or
                 its
                 subsidiaries;

               . certain
                 transactions
                 that would
                 result in
                 increasing the
                 proportionate
                 share of the
                 stock of a
                 corporation or
                 its subsidiaries
                 owned by the
                 interested
                 shareholder; and

               . receipt by the
                 interested
                 shareholder of
                 the benefit
                 (except
                 proportionately
                 as a
                 shareholder) of
                 any loans,
                 advances,
                 guarantees,
                 pledges or other
                 financial
                 benefits.

               A corporation may
               elect not to be
               governed by this
               provision if it,
               by the affirmative
               vote of a majority
               of the outstanding

                                     III-16

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               shares entitled to
               vote, adopts an
               amendment to its
               by-laws or
               certificate of
               incorporation
               expressly electing
               not to be governed
               by such section.
               Any such an
               amendment will not
               be effective until
               12 months after
               its adoption and
               will not apply to
               any business
               combination with a
               person who became
               an interested
               shareholder at or
               prior to the
               adoption of the
               amendment.

               Burlington
               Northern Santa
               Fe's certificate
               of incorporation
               requires the
               affirmative vote
               of not less than
               51% of Burlington
               Northern Santa
               Fe's voting stock,
               excluding the
               voting stock of an
               interested
               shareholder who is
               a party to a
               business
               combination, for
               the adoption or
               authorization of a
               business
               combination,
               unless the
               disinterested
               directors
               determine that:

               . the interested
                 shareholder is
                 the beneficial
                 owner of not
                 less than 80% of
                 Burlington
                 Northern Santa
                 Fe's voting
                 stock and has
                 declared its
                 intention to
                 vote in favor of
                 or approve such
                 business
                 combination; or

               . the fair market
                 value of the
                 consideration
                 per share to be
                 received or
                 retained by the
                 holders of each
                 class or series
                 of

                                     III-17

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
                Burlington
                Northern Santa Fe
                stock in a
                business
                combination is
                equal to or
                greater than the
                consideration per
                share, including
                brokerage
                commissions and
                soliciting
                dealer's fees,
                paid by such
                interested
                shareholder in
                acquiring the
                largest number of
                shares of such
                class of stock
                previously
                acquired in any
                one transaction
                or series of
                related
                transactions,
                whether before or
                after the
                interested
                shareholder
                became an
                interested
                shareholder, and
                the interested
                shareholder shall
                not have received
                the benefit,
                directly or
                indirectly
                (except
                proportionately
                as a
                shareholder), of
                any loans,
                advances,
                guarantees,
                pledges or other
                financial
                assistance
                provided by
                Burlington
                Northern Santa
                Fe, whether in
                anticipation of
                or in connection
                with such
                business
                combination or
                otherwise.

               For purposes of
               the foregoing the
               following terms
               have the following
               meanings:

               "interested
               shareholder" means
               a person other
               than the
               corporation who
               is:

                                     III-18

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               . the beneficial
                 owner of 10% or
                 more of the
                 stock of the
                 corporation
                 entitled to vote
                 for the election
                 of directors; or

               . an affiliate of
                 the corporation
                 and (1) at any
                 time within a
                 two-year period
                 prior to the
                 record date to
                 vote on a
                 business
                 combination was
                 the beneficial
                 owner of 10% or
                 more of the
                 stock of the
                 corporation
                 entitled to vote
                 for the election
                 of directors or
                 (2) at the
                 completion
                 of the business
                 combination will
                 be the
                 beneficial owner
                 of 10% or more
                 of the stock of
                 the corporation
                 entitled to vote
                 for the election
                 of directors.

               "disinterested
               director" means a
               member of
               Burlington
               Northern Santa
               Fe's board of
               directors, other
               than the
               interested
               shareholder, who
               was a director
               prior to the time
               the interested
               shareholder became
               an interested
               shareholder, or
               any director who
               was recommended
               for election by
               the disinterested
               directors. Any
               action to be taken
               by the
               disinterested
               directors shall
               require the
               affirmative vote
               of at least two-
               thirds of the
               disinterested
               directors.

                                     III-19

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               "business
               combination"
               means:

               . a merger or
                 consolidation of
                 Burlington
                 Northern Santa
                 Fe or any of its
                 subsidiaries
                 with an
                 interested
                 shareholder;

               . the sale, lease,
                 exchange,
                 pledge, transfer
                 or other
                 disposition (1)
                 by Burlington
                 Northern Santa
                 Fe or any of its
                 subsidiaries of
                 all or a
                 substantial part
                 of the
                 corporation's
                 assets to an
                 interested
                 shareholder or
                 (2) by an
                 interested
                 shareholder of
                 any of its
                 assets, except
                 in the ordinary
                 course of
                 business, to
                 Burlington
                 Northern Santa
                 Fe or any of its
                 subsidiaries;

               . the issuance of
                 stock or other
                 securities of
                 Burlington
                 Northern Santa
                 Fe or any of its
                 subsidiaries to
                 an interested
                 shareholder,
                 other than on a
                 pro rata basis
                 to all holders
                 of voting stock
                 of the same
                 class held by
                 the interested
                 shareholder;

               . the adoption of
                 any plan or
                 proposal for the
                 liquidation or
                 dissolution of
                 Burlington
                 Northern Santa
                 Fe proposed by
                 or on behalf of
                 an interested
                 shareholder;

                                     III-20

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               . any
                 reclassification
                 of securities,
                 recapitalization,
                 merger or
                 consolidation or
                 other
                 transaction that
                 has the effect,
                 directly or
                 indirectly, of
                 increasing the
                 proportionate
                 share of any
                 voting stock
                 beneficially
                 owned by an
                 interested
                 shareholder; or

               . any agreement,
                contract or other
                arrangement
                providing for any
                of the foregoing
                transactions.

               "substantial part
               of the
               corporation's
               assets" means
               assets of
               Burlington
               Northern Santa Fe
               or any of its
               subsidiaries in an
               amount equal to
               20% or more of the
               fair market value,
               as determined by
               the disinterested
               directors, of the
               total consolidated
               assets of
               Burlington
               Northern Santa Fe
               and its
               subsidiaries taken
               as a whole as of
               the end of its
               most recent fiscal
               year ended prior
               to the time the
               determination is
               made.
--------------------------------------------------------------------------------
   Derivative  Derivative actions    Under the Canada     Same as Burlington
     Actions:  may be brought in     Business             Northern Santa Fe.
               Delaware by a         Corporations Act,
               shareholder on        a complainant may
               behalf of, and for    apply to the court
               the benefit of,       for leave to bring
               the corporation.      an action in the
               The Delaware          name of and on
               General               behalf of a
               Corporation Law       corporation or any
               generally provides    subsidiary, or to
               that a shareholder    intervene in an
               must state in the     existing action to
               complaint that the    which any such
               shareholder was a     body corporate is
               shareholder of the    a party, for the
               corporation at the    purpose of
               time of               prosecuting,

                                     III-21

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               the transaction of    defending or
               which the             discontinuing the
               shareholder           action on behalf
               complains. A          of the body
               shareholder may       corporate. Under
               not sue               the Canada
               derivatively          Business
               unless the            Corporations Act,
               shareholder first     no action may be
               makes demand on       brought and no
               the board of          intervention in an
               directors of the      action may be made
               corporation that      unless the
               it bring suit and     complainant has
               such demand has       given reasonable
               been refused,         notice to the
               unless the            directors of the
               shareholder shows     corporation or its
               that a demand         subsidiary of the
               would have been       complainant's
               futile or the         intention to apply
               refusal was           to the court and
               wrongful.             the court is
                                     satisfied that:

                                     . the directors of
                                       the corporation
                                       or its
                                       subsidiary will
                                       not bring,
                                       diligently
                                       prosecute or
                                       defend or
                                       discontinue the
                                       action;

                                     . the complainant
                                       is acting in
                                       good faith; and

                                     . it appears to be
                                       in the interests
                                       of the
                                       corporation or
                                       its subsidiary
                                       that the
                                       action be
                                       brought,
                                       prosecuted,
                                       defended or
                                       discontinued.
--------------------------------------------------------------------------------
  Dissent and  Under the Delaware    The Canada           Subject to the
    Appraisal  General               Business             following
      Rights:  Corporation Law,      Corporations Act     paragraph, same as
               in certain mergers    provides that        Burlington
               and                   shareholders of a    Northern Santa Fe.
               consolidations,       Canada Business
               holders of shares     Corporations Act     North American
               of any class or       corporation          Railways'
               series have the       entitled to vote     certificate of
               right, in certain     on certain matters   incorporation also
               circumstances, to     are entitled to      will provide that
               demand an             exercise dissent     holders of North
               appraisal of their    rights and to be     American Railways
               shares and to         paid the fair        common stock will
               receive payment in    value of their       be entitled to
               cash equal to the     shares in            appraisal rights
               fair value            connection           with respect to
               (exclusive of any     therewith. The       matters for which
               element of value      Canada Business      holders of
               arising from the      Corporations Act     Canadian National
               accomplishment or     does not             exchangeable
                                     distinguish for      shares are
                                     this purpose

                                     III-22

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               expectation of the    between listed and   entitled to
               merger or             unlisted shares.     dissent rights
               consolidation) of     Such matters         under the Canada
               such shares, as       include:             Business
               determined by the                          Corporations Act.
               Court of Chancery     . any amalgamation
               of Delaware. The        with a
               Delaware General        corporation,
               Corporation Law         other than with
               grants appraisal        certain
               rights only in the      subsidiary
               case of mergers or      corporations;
               consolidations and
               not in the case of    . an amendment to
               a sale or transfer      the
               of assets, or a         corporation's
               purchase of assets      articles to add,
               for stock               change or remove
               regardless of the       any provisions
               number of shares        restricting the
               being issued,           issue, transfer
               unless otherwise        or ownership of
               provided in the         shares;
               corporation's
               certificate of        . an amendment to
               incorporation.          the
               Burlington              corporation's
               Northern Santa          articles to add,
               Fe's certificate        change or remove
               of incorporation        any restriction
               does not so             upon the
               provide.                business or
                                       businesses that
               Further, no             the corporation
               appraisal rights        may carry on;
               are available for
               shares of any         . a continuance
               class or series         under the laws
               that are, at the        of another
               record date fixed       jurisdiction,
               to determine the        which, in any
               shareholders who        event, is not
               are entitled to         permitted with
               notice of and to        respect to
               vote at the             Canadian
               shareholder             National by
               meeting called to       virtue of the CN
               act upon such           Commercialization
               transaction,            Act;
               listed on a
               national              . a sale, lease or
               securities              exchange of all
               exchange or             or substantially
               designated as a         all of the
               national market         property of the
               system security on      corporation
               an interdealer          other than in
               quotation system        the ordinary
               by The National         course of
               Association of          business;
               Security Dealers,
               Inc. or held of       . a court order
               record by more          permitting a
               than 2,000              shareholder to
               shareholders,           dissent in
               unless the              connection with
               agreement of            an application
               merger or               to the court for
               consolidation           an order
               requires the            approving an
               holders of such         arrangement
               class or series to      proposed by the
               receive anything        corporation; or
               other than:

                                     III-23

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
               . stock of the        . certain
                 surviving             amendments to
                 corporation;          the articles of
                                       a corporation
               . stock of another      which require a
                 corporation           separate class
                 which is either       or series vote,
                 listed on a           provided that a
                 national              shareholder is
                 securities            not entitled to
                 exchange or           dissent if an
                 designated as a       amendment to the
                 national market       articles is
                 system security       effected by a
                 on an                 court order made
                 interdealer           in connection
                 quotation system      with an action
                 by the National       for an
                 Association of        oppression
                 Securities            remedy.
                 Dealers, Inc. or
                 held of record
                 by more than
                 2,000
                 shareholders;

               . cash in lieu of
                 fractional
                 shares; or

               . some combination
                 of the above.
--------------------------------------------------------------------------------
   Oppression  The Delaware          The Canada           Same as Burlington
      Remedy:  General               Business             Northern Santa Fe.
               Corporation Law       Corporations Act
               does not provide      provides an
               for an oppression     oppression remedy
               remedy.               that enables a
                                     court to make any
                                     order, both
                                     interim and final,
                                     to rectify the
                                     matters complained
                                     of, if the
                                     director appointed
                                     under Section 260
                                     of the Canada
                                     Business
                                     Corporations Act
                                     is satisfied that
                                     upon application
                                     by a complainant
                                     (as defined below)
                                     that:

                                     . any act or
                                       omission of the
                                       corporation or
                                       an affiliate
                                       effects a
                                       result;

                                     . the business or
                                       affairs of the
                                       corporation or
                                       an affiliate are
                                       or have been
                                       carried on or
                                       conducted in a
                                       manner; or

                                     . the powers of
                                       the directors of
                                       the

                                     III-24

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
                                      corporation or an
                                      affiliate are or
                                      have been
                                      exercised in a
                                      manner that is
                                      oppressive or
                                      unfairly
                                      prejudicial to,
                                      or that unfairly
                                      disregards the
                                      interests of any
                                      security holder,
                                      creditor,
                                      director or
                                      officer of the
                                      corporation.

                                     A complainant
                                     includes:

                                     . a present or
                                       former
                                       registered
                                       holder or
                                       beneficial owner
                                       of securities of
                                       a corporation or
                                       any of its
                                       affiliates;

                                     . a present or
                                       former officer
                                       or director of
                                       the corporation
                                       or any of its
                                       affiliates; and

                                     . any other person
                                       who in the
                                       discretion of
                                       the court is a
                                       proper person to
                                       make such an
                                       application.

                                     Because of the
                                     breadth of the
                                     conduct that can
                                     be complained of
                                     and the wide scope
                                     of the remedies
                                     the court may
                                     order, the
                                     oppression remedy
                                     is very flexible
                                     and is frequently
                                     relied upon to
                                     safeguard the
                                     interests of
                                     shareholders and
                                     other complainants
                                     that have a
                                     substantial
                                     interest in the
                                     corporation. Under
                                     the Canada
                                     Business
                                     Corporations Act,
                                     it is not
                                     necessary to prove
                                     that the directors
                                     of a corporation

                                     III-25

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


                   Burlington         Canadian National     North American
                Northern Santa Fe    Shareholder Rights        Railways
               Shareholder Rights                         Shareholder Rights
--------------------------------------------------------------------------------
                                     acted in bad faith
                                     in order to obtain
                                     an oppression
                                     remedy.
                                     Additionally,
                                     under the Canada
                                     Business
                                     Corporations Act,
                                     a court may order
                                     a corporation or
                                     its subsidiary to
                                     pay the
                                     complainant's
                                     interim costs,
                                     including
                                     reasonable legal
                                     fees and
                                     disbursements.
                                     Although the
                                     complainant may be
                                     held accountable
                                     for the interim
                                     costs on final
                                     disposition of the
                                     complainant, it is
                                     not required to
                                     give security for
                                     costs in an
                                     oppression action.

                                     III-26

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock



         DESCRIPTION OF CANADIAN NATIONAL, BURLINGTON NORTHERN SANTA FE
                   AND NORTH AMERICAN RAILWAYS CAPITAL STOCK

Canadian National

 Prior to the Combination

  Authorized share capital

   The authorized share capital of Canadian National consists of an unlimited number of Canadian National common shares and an unlimited number of Class A preferred shares and Class B preferred shares, all of which are without par value, issuable in series. The following description of Canadian National's share capital is qualified by reference to applicable Canadian law, including the Canada Business Corporations Act, and Canadian National's articles. Canadian National's articles are incorporated by reference and will be sent to Canadian National and Burlington Northern Santa Fe shareholders upon request. See "Chapter Six--Additional Information for Shareholders--Where You Can Find More Information".

  Canadian National common shares

   As of February 29, 2000, there were outstanding 200,143,357 common shares of Canadian National and options to purchase an aggregate of 10,373,293 further Canadian National common shares. All of the outstanding Canadian National common shares are fully paid and nonassessable. The Canadian National common shares carry and are subject to the following rights, privileges, restrictions and conditions:

   Voting. Each holder of Canadian National common shares is entitled to receive notice of and to attend all meetings of shareholders of Canadian National, other than meetings at which only the holders of a particular class or series are entitled to vote. Each Canadian National common share is entitled to one vote.

   Dividends. Each holder of Canadian National common shares is, at the discretion of the directors, entitled to receive, out of any amounts properly applicable to the payment of dividends, and after the payment of any dividends payable on the preferred shares, any dividends declared and payable by Canadian National on the Canadian National common shares.

   Dissolution. Each holder of Canadian National common shares is entitled to share pro rata in any distribution of the assets of Canadian National upon the liquidation, dissolution or winding-up of Canadian National or other distribution of its assets among its shareholders. Such participation is subject to the rights, privileges, restrictions and conditions attaching to any issued and outstanding preferred shares or shares of any other class ranking prior to the Canadian National common shares.

   Preemptive rights. No holder of a Canadian National common share has any preemptive right to subscribe for any securities of Canadian National.

  Canadian National preferred shares

   The Class A preferred shares and the Class B preferred shares are issuable in series and, subject to Canadian National's articles, Canadian National's board of directors is authorized to fix, before issuance, the designation, rights, privileges, restrictions and conditions attaching to the shares of each series. The holders of Class A preferred shares or Class B preferred shares are not entitled to vote at meetings of shareholders otherwise than as provided by law, and holders of Class A or Class B preferred shares or of any series of such shares are not entitled to vote separately as a class or series except as provided by law. No preferred shares are outstanding.

                                     III-27

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock



 Restrictions on Ownership

   Restriction on Individual Holders. As required by the CN Commercialization Act, a statute of Canada that is applicable to Canadian National, Canadian National's articles provide that Canadian National is prohibited from accepting subscriptions for voting shares, issuing voting shares, or registering or otherwise recognizing the transfer of voting shares of Canadian National if, as a result of such subscription, issue, transfer, purchase or acquisition, voting shares of Canadian National to which there are attached more than 15% of the votes that may ordinarily be cast to elect directors of Canadian National would be held, beneficially owned or controlled, directly or indirectly, by any one person together with the associates of such person. A "voting share" is defined as a share of Canadian National carrying voting rights under all circumstances or under some circumstances that have occurred and are continuing, and includes a security currently convertible into such a share and currently exercisable options and rights to acquire such a share or such a convertible security. For the purposes of this restriction, a person is an associate of another person if:

  .  one is a corporation of which the other is an officer or director;

  . one is a corporation that is controlled by the other or by a group of persons of which the other is a member;

  .  one is a partnership of which the other is a partner;

  .  one is a trust of which the other is a trustee;

  .  both are corporations controlled by the same person;

  . both are members of a voting trust that relates to voting shares of Canadian National;

  . both, in the reasonable opinion of the directors of Canadian National, are parties to an agreement or arrangement, a purpose of which is to require them to act in concert with respect to their interests, direct or indirect, in Canadian National or are otherwise acting in concert with respect to those interests; or

  . both are at the same time associates, within the meaning of any of the above paragraphs, of the same person.

   Exceptions. The constraints described above do not apply to voting shares held by way of security only. Furthermore, they do not apply to voting shares of Canadian National held by the Government of Canada, by one or more underwriters solely for the purpose of distributing the shares to the public, or in connection with such distribution or by any person acting solely as an intermediary in the payment of funds or the delivery of securities, or both, in connection with trades in securities and that provides centralized facilities for the clearing of trades in securities, or held by any custodian, depositary or other agent appointed under an installment receipt agreement or other similar agreement.

   Where a person holds, owns or controls voting shares to which are attached not more than the lesser of two one-hundredths of 1% of the votes that may ordinarily be cast to elect directors of Canadian National and five thousand votes, that person is not an associate of anyone else and no one else is an associate of that person. Further, a person who would otherwise be an associate of another person will not be held to be an associate if such person makes a declaration that no voting shares held by the declarant are held in the right of, for the use or benefit of or under the control of any such other person and that the declarant will not act in concert with any such other person with respect to their interest, direct or indirect, in Canadian National and Canadian National's board of directors is satisfied with such declaration. Additionally, two corporations will not be held to be associates solely by reason that each is an associate of the same individual.

   Enforcement and Administration of Constraints. Canadian National's articles provide that where the total number of voting shares held, beneficially owned or controlled, directly or indirectly, by any one person

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     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


together with his associates exceeds 15%, no person shall, in person or by proxy, exercise the voting rights attached to the voting shares held, beneficially owned or controlled, directly or indirectly, by such person or that person's associates. Furthermore, any and all dividends attributable to the percentage of voting shares held by such persons in excess of 15% shall be forfeited, including any cumulative dividend. Canadian National's articles confer on Canadian National's board of directors all powers necessary to give effect to the ownership restrictions, including the ability to pay dividends or to make other distributions that would otherwise be prohibited if the event giving rise to the prohibition were inadvertent or of a technical nature or it would otherwise be inequitable not to pay the dividends or make the distribution. Canadian National's articles provide that Canadian National's board of directors may make by-laws concerning the administration of the constrained share provisions described above, including by-laws requiring a shareholder to furnish a declaration indicating whether the person is the beneficial owner of the shares and whether the person is an associate of any other shareholder. Finally, Canadian National has the right, for the purpose of enforcing any constraint imposed pursuant to its articles, to sell, as if it were the owner thereof, any voting stock that is owned, or that the directors determine may be owned, by any person or persons contrary to such constraint.

   The foregoing restrictions effectively prohibit one or more persons acting together from acquiring voting control of Canadian National and will prevent change of control transactions in which Canadian National's shareholders could receive a premium for their Canadian National common shares.

 Subsequent to the Combination

  Authorized share capital

   In connection with the combination, Canadian National's authorized share capital will consist of an unlimited number of each of: Canadian National exchangeable shares, Canadian National voting shares, Canadian National special limited voting shares, Canadian National non-voting equity shares, Canadian National Class A preferred shares and Class B preferred shares, of which only the Canadian National voting shares, the Canadian National exchangeable shares and the Canadian National special limited voting shares and Canadian National non-voting equity shares, to be held by NAR Holdings Company, will be issued. The provisions of Canadian National's articles relating to the preferred shares will not be changed by the combination.

  Canadian National exchangeable shares

   The Canadian National exchangeable shares will be exchangeable at any time on a one-for-one basis for shares of North American Railways common stock through the retraction, call right, exchange right and automatic exchange right mechanisms described under "--Retraction of Canadian National Exchangeable Shares", "--Liquidation Rights with Respect to Canadian National" and "-- Liquidation Rights with Respect to North American Railways". The Canadian National exchangeable shares will be entitled to dividends equivalent to those paid on shares of North American Railways common stock as described under "-- Dividend Rights". The Canadian National exchangeable shares, as such, generally will not be entitled to voting rights at Canadian National shareholder meetings but will have voting rights at North American Railways shareholder meetings and will be "stapled" to Canadian National voting shares, all as described under "--Voting Rights with Respect to Canadian National" and "Voting Rights with Respect to North American Railways". A number of these rights are provided for in the voting and exchange trust agreement that Canadian National, North American Railways, NAR Holdings Company and the trustee will enter into at completion of the combination in substantially the form attached as Annex K. The following summary of these rights is qualified by reference to the voting and exchange trust agreement.

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Stock



   Retraction of Canadian National exchangeable shares. Subject to the retraction call right described below, each holder of Canadian National exchangeable shares represented by stapled securities will be entitled at any time following the completion of the combination to retract (i.e., require Canadian National to redeem) any or all of the Canadian National exchangeable shares held by the holder for an amount per share equal to the retraction price. The retraction price for each Canadian National exchangeable share is an amount equal to the market price of a stapled security representing North American Railways common stock and Canadian National voting shares at the time the retraction is made and will be satisfied by the delivery of one share of North American Railways common stock plus the amount of any declared but unpaid dividends on the Canadian National exchangeable share. Holders of Canadian National exchangeable shares may effect such retraction by presenting a stapled security certificate or certificates to Canadian National or to the transfer agent representing the number of Canadian National exchangeable shares the holder desires to retract together with a duly executed retraction request indicating the number of Canadian National exchangeable shares the holder desires to retract and the retraction date upon which the holder desires to receive the retraction price, and such other documents as may be required to effect the retraction of the retracted shares. The retraction of retracted shares shall not affect the obligation of Canadian National to pay dividends declared on the retracted shares prior to the date of their retraction.

   When a holder requests Canadian National to redeem retracted shares, NAR Holdings Company (a wholly owned subsidiary of North American Railways which is a Nova Scotia unlimited liability company) will have an overriding retraction call right to purchase on the retraction date all but not less than all of the retracted shares, at a purchase price per share equal to the retraction price plus, on the designated payment date and to the extent not paid by Canadian National, the dividends declared on the retracted shares prior to the date of their retraction. To the extent that NAR Holdings Company pays the dividend amount in respect of the retracted shares, Canadian National shall no longer be obligated to pay any declared and unpaid dividends on such retracted shares. Upon receipt of a retraction request, Canadian National will immediately notify NAR Holdings Company. NAR Holdings Company must then advise Canadian National within five business days as to whether the retraction call right will be exercised. If NAR Holdings Company does not so advise Canadian National, Canadian National will notify the holder as soon as practicable that NAR Holdings Company will not exercise the retraction call right. If NAR Holdings Company advises Canadian National that NAR Holdings Company will exercise the retraction call right within such five business day period, then, provided the retraction request is not revoked by the holder as described below, the retraction request shall be considered only to be an offer by the holder to sell the retracted shares to NAR Holdings Company in accordance with the retraction call right.

   A holder may revoke its retraction request, in writing, at any time prior to the close of business on the business day immediately preceding the retraction date, in which case the retracted shares will neither be purchased by NAR Holdings Company nor be redeemed by Canadian National. If the holder does not revoke its retraction request, on the retraction date, the retracted shares will be purchased by NAR Holdings Company or redeemed by Canadian National, as the case may be, in each case as described above. Canadian National and NAR Holdings Company will cause the transfer agent to deliver:

     (1) stapled securities certificates representing the aggregate number of shares of North American Railways common stock equal to the aggregate retraction price together with the Canadian National voting shares that such holder continues to hold, registered in the name of the holder or in such other name as the holder may request; and

     (2) if applicable, a check for the aggregate dividend amount to the holder at the address recorded in the securities register or at the address specified in the holder's retraction request or by holding the same for pick up by the holder at the registered office of Canadian National or the office of the transfer agent as specified by Canadian National, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom.

                                     III-30
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     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock



   If, as a result of solvency requirements or applicable law, Canadian National is not permitted to redeem all retracted shares tendered by a retracting holder, and provided NAR Holdings Company has not exercised its retraction call right with respect to the retracted shares, Canadian National will redeem only those retracted shares tendered by the holder as would not be contrary to such provisions or applicable law and the trustee, on behalf of the holder of any retracted shares not so redeemed by Canadian National, will require NAR Holdings Company to purchase the retracted shares on the retraction date pursuant to the exchange right provided for in the voting and exchange trust agreement and described under "--Liquidation Rights with Respect to Canadian National".

   Purchase for cancellation. Subject to applicable law, Canadian National may at any time and from time to time purchase for cancellation all or any part of the outstanding Canadian National exchangeable shares at any price by tender to all the holders of record of Canadian National exchangeable shares and Canadian National voting shares represented by stapled securities then outstanding or through the facilities of any stock exchange on which the Canadian National exchangeable shares and Canadian National voting shares represented by stapled securities are listed or quoted at any price per share. Pursuant to the co-operation agreement described under "Chapter One--The Combination--The Co-Operation Agreement", Canadian National will not make such a self-tender offer unless a substantially contemporaneous offer is made by North American Railways for an equivalent percentage of the outstanding North American Railways common stock and Canadian National voting shares represented by stapled securities.

   Voting rights with respect to Canadian National. Except as required by law and the Canadian National exchangeable share provisions, the holders of Canadian National exchangeable shares are not entitled as such to receive notice of or attend any Canadian National shareholder meeting or to vote at any such meeting. However, each holder of Canadian National exchangeable shares, which are represented by stapled securities, will also hold an equal number of Canadian National voting shares, entitled to vote at all Canadian National shareholder meetings and on all matters except Canadian National shareholder meetings at which and matters on which only holders of another specified class or series of shares are entitled to vote separately as a class or series.

   Voting rights with respect to North American Railways. Pursuant to a voting and exchange trust agreement that North American Railways, NAR Holdings Company, Canadian National and a trustee will enter into on the date on which the combination is completed, North American Railways will issue a special voting share to the trustee for the benefit of the holders (other than North American Railways and its affiliates) of Canadian National exchangeable shares (referred to below as "beneficiaries"). The special voting share will have the number of votes, which may be cast at any meeting at which North American Railways common shareholders are entitled to vote, equal to the number of outstanding Canadian National exchangeable shares held by beneficiaries.

   Each beneficiary on the record date for any meeting at which North American Railways common shareholders are entitled to vote will be entitled to instruct the trustee to exercise one of the votes attached to the special voting share for each Canadian National exchangeable share held by such beneficiary. The trustee will exercise (either by proxy or in person) each vote attached to the special voting share only as directed by the relevant beneficiary and, in the absence of instructions from a beneficiary as to voting, will not exercise such votes. A beneficiary may, upon instructing the trustee, obtain a proxy from the trustee entitling the beneficiary to vote directly at the relevant meeting the votes attached to the special voting share to which the beneficiary is entitled to cast.

   The trustee will mail or otherwise send to the holders of Canadian National exchangeable shares the notice of each meeting at which the North American Railways common shareholders are entitled to vote, together

                                     III-31
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Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


with the related meeting materials and a statement as to the manner in which the holder may instruct the trustee to exercise the votes attaching to the special voting share, such mailing or sending to commence on the same day that North American Railways mails or otherwise sends such notice and materials to the North American Railways common shareholders. The trustee will also send to the holders of Canadian National exchangeable shares copies of all information statements, interim and annual financial statements, reports and other materials sent by North American Railways to the North American Railways common shareholders at the same time as such materials are sent to the North American Railways common shareholders. To the extent such materials are provided to the trustee by North American Railways, the trustee will also send to the holders of Canadian National exchangeable shares all materials sent by third parties to North American Railways common shareholders, including dissident proxy statements and tender and exchange offer materials, as soon as possible after such materials are delivered to the trustee.

   All rights of a holder of Canadian National exchangeable shares to exercise votes attached to the special voting share will cease upon the exchange, whether by retraction or liquidation or through the exercise of the related call rights, of such Canadian National exchangeable shares for North American Railways common stock.

   Dividend rights. Holders of Canadian National exchangeable shares will be entitled to receive, subject to applicable law, dividends:

     (1) in the case of a cash dividend declared on the North American Railways common stock, in an amount in cash for each Canadian National exchangeable share corresponding to the cash dividend declared on each share of North American Railways common stock;

     (2) in the case of a stock dividend declared on the North American Railways common stock to be paid in shares of North American Railways common stock and Canadian National voting shares represented by stapled securities, in such number of Canadian National exchangeable shares and Canadian National voting shares represented by stapled securities for each Canadian National exchangeable share as is equal to the number of shares of North American Railways common stock and Canadian National voting shares represented by stapled securities to be paid on each share of North American Railways common stock, unless, in lieu of such stock dividend, Canadian National elects to effect a corresponding and contemporaneous subdivision of the outstanding Canadian National exchangeable shares and Canadian National voting shares;

     (3) in the case of a dividend or other distribution of rights, options or warrants to subscribe for or purchase shares of North American Railways common stock and Canadian National voting shares represented by stapled securities (a "North American Railways Right"), in such number of rights, options or warrants to subscribe for or purchase Canadian National exchangeable shares and Canadian National voting shares represented by stapled securities (a "Canadian National Right") for each Canadian National exchangeable share as is equal to the number of North American Railways Rights to be paid or distributed on each share of North American Railways common stock provided that such Canadian National Rights shall have the same subscription or exercise price (or the Canadian dollar equivalent thereof) as the North American Railways Rights and otherwise be on the same terms as the North American Railways Rights; or

     (4) in the case of a dividend or other distribution declared on the North American Railways common stock in property other than cash, stapled securities or North American Railways Rights, in such type and amount of property as is the same as, or corresponds to or, in the event that it is not reasonably practicable to do so in accordance with applicable legal requirements as determined by Canadian National's board of directors, as is economically equivalent to (as determined by Canadian National's board of directors in good faith and in its sole discretion), the type and amount of property declared as a dividend on each share of North American Railways common stock.

                                     III-32
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     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock



   Cash dividends on the Canadian National exchangeable shares are payable in U.S. dollars or the Canadian dollar equivalent thereof, at the option of Canadian National. The declaration date, record date and payment date for dividends on the Canadian National exchangeable shares will be the same as the relevant date for the corresponding dividends on the shares of North American Railways common stock.

   Liquidation rights with respect to Canadian National. In the event of the liquidation, dissolution or winding-up of Canadian National or any other proposed distribution of the assets of Canadian National among its shareholders for the purpose of winding-up its affairs, each holder of Canadian National exchangeable shares will have, subject to applicable law, preferential rights to receive from Canadian National for each Canadian National exchangeable share held by such holder the Canadian National liquidation amount plus the amount of all declared and unpaid dividends on each such Canadian National exchangeable share held by such holder on any dividend record date that occurred prior to the effective date of such liquidation, dissolution or winding-up. The Canadian National liquidation amount for each Canadian National exchangeable share is an amount equal to the then-current market price of a stapled security comprising a share of North American Railways common stock and a Canadian National voting share and will be satisfied by the delivery of one share of North American Railways common stock. Upon the occurrence of such liquidation, dissolution or winding-up, NAR Holdings Company will have an overriding liquidation call right to purchase all of the outstanding Canadian National exchangeable shares (other than Canadian National exchangeable shares held by North American Railways and its affiliates) from the holders thereof on the effective date of such liquidation, dissolution or winding-up for an amount per share equal to the Canadian National liquidation amount plus any dividend amount. In the event that NAR Holdings Company exercises its liquidation call right and pays the dividend amount, if any, the right of the holders of the Canadian National exchangeable shares so purchased to receive declared and unpaid dividends from Canadian National shall be fully satisfied and discharged.

   Upon the occurrence and during the continuance of a Canadian National insolvency event, a holder of Canadian National exchangeable shares will be entitled to instruct the trustee to exercise the exchange right with respect to any or all of the Canadian National exchangeable shares held by such holder, thereby requiring North American Railways to purchase such Canadian National exchangeable shares from the holder. As soon as practicable following the occurrence of an insolvency event or any event which may, with the passage of time and/or the giving of notice, become an insolvency event, Canadian National and North American Railways will give written notice of such occurrence to the trustee. As soon as practicable after receipt of such notice, the trustee will notify each holder of Canadian National exchangeable shares of such event or potential event and will advise the holder of its rights with respect to the exchange right. The purchase price payable by North American Railways for each Canadian National exchangeable share purchased under the exchange right will be satisfied by issuance of one share of North American Railways common stock plus, to the extent not paid by Canadian National on the designated payment date, the amount of all declared and unpaid dividends on each such Canadian National exchangeable share held by such holder on any dividend record date that occurred prior to the completion of such purchase and upon receipt of such amount, the holder shall no longer be entitled to receive any declared and unpaid dividends from Canadian National. An "insolvency event" is defined in the voting and exchange trust agreement to include various bankruptcy and insolvency events as well as the circumstance where Canadian National is not permitted, pursuant to solvency requirements of applicable law, to redeem retracted Canadian National exchangeable shares.

   Liquidation rights with respect to North American Railways. In order for the holders of Canadian National exchangeable shares to participate on a pro rata basis with the holders of North American Railways common stock, on the fifth business day prior to the effective date of an North American Railways liquidation event, each Canadian National exchangeable share will, pursuant to the automatic exchange right, automatically

                                     III-33
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Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


be exchanged for an equivalent number of shares of North American Railways common stock plus, to the extent not paid by Canadian National on the designated payment date, the amount of all declared and unpaid dividends on each such Canadian National exchangeable share held by such holder on any dividend record date which occurred prior to the date of such exchange and, upon receipt of the amount of such declared and unpaid dividends, the right of the holder of the Canadian National exchangeable share to receive declared and unpaid dividends from Canadian National shall be fully satisfied and discharged. Upon a holder's request and surrender of stapled security certificates representing Canadian National exchangeable shares, duly endorsed in blank and accompanied by such instruments of transfer as North American Railways may reasonably require, North American Railways will deliver to such holder certificates representing an equivalent number of shares of North American Railways common stock, plus a check for the amount of such dividends, if any, for the Canadian National exchangeable shares exchanged by such holder pursuant to the automatic exchange right. For a description of certain North American Railways obligations with respect to the dividend and liquidation rights of the holders of Canadian National exchangeable shares, see "Chapter One--The Combination--The Co-Operation Agreement".

   Withholding rights. Canadian National, North American Railways, NAR Holdings Company and the transfer agent will be entitled to deduct and withhold from any dividends or consideration otherwise payable to any holder of Canadian National exchangeable shares, Canadian National voting shares or North American Railways common stock such amounts as Canadian National, North American Railways, NAR Holdings Company or the transfer agent is required to deduct and withhold with respect to such payment under the Canadian Tax Act, the U.S. Internal Revenue Code or any provision of provincial, state, local or foreign tax law. Any amounts withheld will be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the amount otherwise payable to the holder, Canadian National, North American Railways, NAR Holdings Company and the transfer agent may sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Canadian National, North American Railways, NAR Holdings Company or the transfer agent, as the case may be, to enable it to comply with such deduction or withholding requirement. Canadian National, North American Railways, NAR Holdings Company or the transfer agent must notify the holder of any such sale and remit to such holder any unapplied balance of the net proceeds of such sale. In the voting and exchange trust agreement, Canadian National and North American Railways will represent that, based upon facts and law known to each of them as of the date on which the combination and the arrangement are completed, Canadian National has no current intention, and North American Railways has no current intention to cause Canadian National, to deduct or withhold from any dividend paid to holders of Canadian National exchangeable shares any amounts under the U.S. Internal Revenue Code.

   Ranking. The Canadian National exchangeable shares will be entitled to a preference over the Canadian National voting shares, the Canadian National special limited voting shares, the Canadian National non-voting equity shares and any other shares ranking junior to the Canadian National exchangeable shares with respect to the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of Canadian National, whether voluntary or involuntary, or any other distribution of the assets of Canadian National among its shareholders for the purpose of winding-up its affairs. The Canadian National exchangeable shares will rank junior to the preferred shares of Canadian National.

   Certain restrictions on distributions. So long as any of the Canadian National exchangeable shares are outstanding, unless all dividends on the outstanding Canadian National exchangeable shares corresponding to dividends declared and paid to date on the North American Railways common stock shall have been declared and paid on the Canadian National exchangeable shares, Canadian National shall not at any time without, but

                                     III-34
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     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


may at any time with, the approval of the holders of the Canadian National exchangeable shares given as described under "--Amendment and Approval" do any of the following:

  . pay any dividends on the Canadian National limited voting equity shares or any other shares ranking junior to the Canadian National exchangeable shares, other than stock dividends payable in Canadian National limited voting equity shares or any such other shares ranking junior to the Canadian National exchangeable shares, as the case may be;

  . redeem or purchase or make any capital distribution in respect of Canadian National limited voting equity shares or any other shares ranking junior to the Canadian National exchangeable shares;

  . redeem or purchase any other shares of Canadian National ranking equally with the Canadian National exchangeable shares with respect to the payment of dividends or on dissolution, liquidation or winding-up; or

  . issue any Canadian National exchangeable shares or any other shares of Canadian National ranking equally with, or superior to, the Canadian National exchangeable shares other than by way of stock dividends of stapled securities to the holders of such Canadian National exchangeable shares.

   Transfer requirements. No Canadian National exchangeable share is capable of being issued, transferred, transmitted or otherwise alienated or disposed of separately from and otherwise than as part of a stapled security comprised of an equal number of Canadian National voting shares and Canadian National exchangeable shares except for:

  . the issuances of Canadian National exchangeable shares to Canadian National shareholders pursuant to the plan of arrangement;

  . the transfers of Canadian National exchangeable shares to NAR Holdings Company and the conversion thereof to Canadian National special limited voting shares and Canadian National non-voting equity shares provided for in the plan of arrangement;

  . the redemption of Canadian National exchangeable shares by Canadian National upon a retraction of the Canadian National exchangeable shares in accordance with the Canadian National exchangeable share provisions (described above); or

  . the transfer of Canadian National exchangeable shares to North American Railways or NAR Holdings Company, as applicable, pursuant to the exercise or deemed exercise of a retraction call right, the liquidation call right, the exchange right or the automatic exchange rights in accordance with the Canadian National exchangeable share provisions, the plan of arrangement and/or the voting and exchange trust agreement, as applicable (described above).

   Accordingly, Canadian National will be entitled to treat the registered holder of stapled securities as the owner exclusively entitled to vote, to receive notices, to receive dividends or other payments in respect of and otherwise to exercise all the rights and powers of the owner of the Canadian National exchangeable shares represented by such stapled security. For purposes of establishing and maintaining the share register for the outstanding Canadian National exchangeable shares, Canadian National and its transfer agent shall and shall be entitled, at all times (subject only to the liquidation call right, the exchange right and the automatic exchange rights described above and except where a holder of stapled securities representing Canadian National exchangeable shares has submitted a retraction request in respect of Canadian National exchangeable shares represented by such stapled security certificate) to treat each registered holder of stapled securities as the registered holder of a number of Canadian National exchangeable shares equal to the number of stapled securities held by such person. A stapled security certificate shall be the security certificate, and the only security certificate, that a holder of Canadian National exchangeable shares shall be entitled to receive in respect of his or her holding of Canadian National exchangeable shares pursuant to the Canada Business Corporations Act or otherwise.

                                     III-35
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Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock



   Amendment and approval. The rights, privileges, restrictions and conditions attaching to the Canadian National exchangeable shares may be added to, changed or removed only with the approval of the holders of the Canadian National exchangeable shares. Any such approval or any other approval or consent to be given by the holders of Canadian National exchangeable shares will be deemed to have been sufficiently given if given in accordance with applicable law subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of the holders of Canadian National exchangeable shares duly called and held in accordance with the by-laws of Canadian National.

  Canadian National voting shares

   Canadian National voting shares comprising part of the stapled securities which holders of Canadian National common shares and Burlington Northern Santa Fe common stock will receive pursuant to the combination and the arrangement will have the following rights and privileges.

   Voting Rights. The holders of Canadian National voting shares shall be entitled to receive notice of and to attend all meetings of the shareholders of Canadian National and shall have one vote for each Canadian National voting share at all meetings of the shareholders of Canadian National and on all matters voted on by shareholders of Canadian National, except for meetings at which and matters on which only holders of another specified class or series of shares of Canadian National are entitled to vote separately as a class or series.

   Dividend rights. The holders of Canadian National voting shares, as such, shall not be entitled to receive any dividends.

   Ranking. The Canadian National voting shares will be entitled to a fixed preference equal to the subscription price over the Canadian National special limited voting shares, the Canadian National non-voting equity shares and any other shares ranking junior to the Canadian National voting shares with respect to the distribution of assets in the event of a liquidation, dissolution or winding-up of Canadian National, whether voluntarily or involuntarily, or any other distribution of the assets of Canadian National among its shareholders for the purpose of winding up its affairs, but will have no other right to participate in any such distribution. The Canadian National voting shares will rank junior to the preferred shares of Canadian National and the Canadian National exchangeable shares in any such distribution.

   Certain restrictions on amendments. The Canadian National voting share provisions provide that Canadian National shall not:

  . subdivide, redivide or change the then outstanding Canadian National voting shares into a greater number of Canadian National voting shares; or

  . reduce, combine, consolidate or change the then outstanding Canadian National voting shares into a lesser number of Canadian National voting shares;

unless the same change shall simultaneously be made to the Canadian National exchangeable shares.

   Transfer requirements. The Canadian National voting shares are also subject to the following transfer requirements. No Canadian National voting share is capable of being issued, transferred, transmitted or otherwise alienated or disposed of separately from and otherwise than as part of either:

  . a stapled security comprised of an equal number of Canadian National voting shares and Canadian National exchangeable shares; or

                                     III-36

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock



  . a stapled security comprised of an equal number of Canadian National voting shares and shares of North American Railways common stock;

except for the issuances of Canadian National voting shares pursuant to the plan of arrangement.

   Accordingly, Canadian National will be entitled to treat the registered holder of stapled securities as the owner exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of the owner of the Canadian National voting shares represented by such stapled security. For purposes of establishing and maintaining the share register for the outstanding Canadian National voting shares, Canadian National and its transfer agent shall and shall be entitled at all times (subject only to the exercise of the liquidation call right) to treat each registered holder of stapled securities as the registered holder of a number of Canadian National voting shares equal to the aggregate number of stapled securities held by such person. A stapled security certificate shall be the security certificate, and the only security certificate, that a holder of Canadian National voting shares shall be entitled to receive in respect of his or her holding of Canadian National voting shares pursuant to the Canada Business Corporations Act or otherwise.

  Canadian National special limited voting shares

   Dividends. The holders of Canadian National special limited voting shares, as such, will not be entitled to receive any dividends.

   Ranking. The Canadian National special limited voting shares will be entitled to a fixed preference equal to the subscription price over the Canadian National non-voting equity shares and any other shares ranking junior to the Canadian National special limited voting shares with respect to the distribution of assets in the event of a liquidation, dissolution or winding-up of Canadian National, whether voluntarily or involuntarily, or any other distribution of the assets of Canadian National among its shareholders for the purpose of winding up its affairs, but will have no other right to participate in any such distribution. The Canadian National special limited shares will rank junior to the preferred shares of Canadian National, the Canadian National exchangeable shares and the Canadian National voting shares in any such distribution.

   Voting. The holder of the Canadian National special limited voting shares will be entitled to receive notice of and to attend all meetings of shareholders of Canadian National and to a number of votes at such meetings equal to 10.1% of the total number of votes entitled to be cast by all holders of Canadian National voting shares and Canadian National special limited voting shares, except meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series. NAR Holdings Company, as holder of the Canadian National special limited voting shares, is the recipient of these voting rights in order to minimize the combined companies' effective tax rate.

   Co-operation agreement. Pursuant to the co-operation agreement, the Canadian National special limited voting shares will not be transferable by NAR Holdings Company, except to a wholly owned subsidiary of its parent company, North American Railways, and the voting rights attached to such shares are required to be exercised in accordance with the core principles described in "Chapter One--The Combination--The Co-Operation Agreement".

  Canadian National non-voting equity shares

   Voting. The holders of Canadian National non-voting equity shares, as such, will not have voting rights except as required by law.

   Dividends. The holders of Canadian National non-voting equity shares will be entitled, subject to the prior rights of the holders of the Canadian National exchangeable shares and the preferred shares, to receive out

                                     III-37

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


of amounts applicable to the payment of dividends, any dividend, declared and payable by Canadian National on such shares.

   Dissolution. In the event of the liquidation, dissolution or winding-up of Canadian National, subject to the prior rights of the holders of the Canadian National exchangeable shares, the Canadian National voting shares, the Canadian National special limited voting shares and the preferred shares of Canadian National, the holders of the Canadian National non-voting equity shares will be entitled to receive the remaining assets of Canadian National.

   Co-operation Agreement. Pursuant to the co-operation agreement, the Canadian National non-voting equity shares will not be transferable by NAR Holdings Company, except to a wholly owned subsidiary of its parent company, North American Railways.

Burlington Northern Santa Fe

 Prior to the Combination

  Authorized capital stock

   The authorized capital stock of Burlington Northern Santa Fe consists of 600,000,000 shares of Burlington Northern Santa Fe common stock, par value $0.01 per share, 25,000,000 shares of preferred stock and 50,000,000 shares of Class A preferred stock, par value $0.01 per share in each case. Of the 25,000,000 authorized shares of preferred stock, 6,900,000 shares have been designated 6 1/4% Cumulative Convertible Preferred Stock, Series A, and 6,000,000 shares have been designated Junior Participating Preferred Stock, Series B. The following description of Burlington Northern Santa Fe's capital stock is qualified by reference to the Delaware General Corporation Law and Burlington Northern Santa Fe's restated certificate of incorporation. Burlington Northern Santa Fe's restated certificate of incorporation is incorporated by reference and will be sent to Canadian National and Burlington Northern Santa Fe shareholders upon request. See "Chapter Six--Additional Information for Shareholders--Where You Can Find More Information".

  Burlington Northern Santa Fe common stock

   As of February 29, 2000, there were outstanding 441,954,657 shares of Burlington Northern Santa Fe common stock and options to purchase an aggregate of 29,711,891 shares of Burlington Northern Santa Fe common stock. All of the outstanding shares of Burlington Northern Santa Fe common stock are fully paid and nonassessable. The Burlington Northern Santa Fe common stock has and is subject to the following rights, privileges, restrictions and conditions:

   Voting. Each holder of Burlington Northern Santa Fe common stock is entitled to one vote per share in the election of directors and on all other matters submitted to a vote of shareholders.

   Dividends. Subject to the rights and preferences of any issued and outstanding Burlington Northern Santa Fe preferred stock, each holder of Burlington Northern Santa Fe common stock is entitled to receive dividends as may be declared by Burlington Northern Santa Fe's board of directors out of funds legally available therefor.

   Dissolution. Each holder of Burlington Northern Santa Fe common stock is entitled to share equally in any distribution of the assets of Burlington Northern Santa Fe upon the liquidation, dissolution or winding-up of Burlington Northern Santa Fe. Such participation is subject to the rights, privileges, restrictions and conditions attaching to any issued and outstanding preferred stock or shares of any other class ranking prior to the Burlington Northern Santa Fe common stock.

                                     III-38

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock



   Preemptive rights. No holder of Burlington Northern Santa Fe common stock has any preemptive right to subscribe for any securities of Burlington Northern Santa Fe.

  Burlington Northern Santa Fe preferred stock

   Preferred stock is issuable in series and, subject to Burlington Northern Santa Fe's certificate of incorporation, Burlington Northern Santa Fe's board of directors is authorized to fix, before issuance, the designations, rights, privileges, restrictions and conditions attaching to the shares of each series. No preferred stock is outstanding.

  Burlington Northern Santa Fe rights plan

   The following is a summary of Burlington Northern Santa Fe's rights plan. The Burlington Northern Santa Fe rights plan will not be triggered by the combination agreement and the transactions that it contemplates. The summary is qualified by Burlington Northern Santa Fe's Registration Statement on Form 8-A filed on December 23, 1999, including the Burlington Northern Santa Fe Corporation Rights Agreement attached as an exhibit to that registration statement.

   On December 18, 1999, Burlington Northern Santa Fe's board of directors declared a dividend distribution of one right for each outstanding share of Burlington Northern Santa Fe common stock to shareholders of record at the close of business on December 31, 1999. Except as described below, each Burlington Northern Santa Fe right, when exercisable, entitles the registered holder to purchase from Burlington Northern Santa Fe one one-hundredth of a share of Junior Participating Preferred Stock, Series B, at a price of $100.00 per one one-hundredth share, subject to adjustment.

   Initially, the Burlington Northern Santa Fe rights attach to all Burlington Northern Santa Fe common stock certificates representing shares then outstanding and no separate Burlington Northern Santa Fe right certificates will be distributed. Until the earlier to occur of:

  . ten days following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Burlington Northern Santa Fe common stock (the "shares acquisition date"); or

  . ten business days (or such later date as may be determined by action of Burlington Northern Santa Fe's board of directors prior to the time that any person becomes an acquiring person) following the commencement of, or a public announcement of an intention to make, a tender or exchange offer if, upon consummation of the tender or exchange offer, such person or group would be the beneficial owner of 15% or more of the outstanding shares of Burlington Northern Santa Fe common stock (the earlier of such dates being called the "distribution date");

the Burlington Northern Santa Fe rights will be evidenced by the Burlington Northern Santa Fe common stock certificates and not by separate certificates.

   The Burlington Northern Santa Fe rights plan also provides that, until the distribution date, the Burlington Northern Santa Fe rights will be transferred with and only with the Burlington Northern Santa Fe common stock. Until the distribution date (or earlier redemption, expiration or termination of the Burlington Northern Santa Fe rights), the transfer of any certificates for Burlington Northern Santa Fe common stock will also constitute the transfer of the Burlington Northern Santa Fe rights associated with the Burlington Northern Santa Fe common stock represented by such certificates. As soon as practicable following the distribution date, separate certificates evidencing the Burlington Northern Santa Fe rights will be mailed to holders of record of

                                     III-39

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock


the Burlington Northern Santa Fe common stock as of the close of business on the distribution date and, thereafter, such separate Burlington Northern Santa Fe right certificates alone will evidence the Burlington Northern Santa Fe rights.

   The Burlington Northern Santa Fe rights are not exercisable until the distribution date and will expire at the earliest of (1) December 18, 2009, (2) the redemption of the Burlington Northern Santa Fe rights by Burlington Northern Santa Fe as described below, (3) the time immediately prior to the effectiveness of the merger of a wholly owned subsidiary of North American Railways with and into Burlington Northern Santa Fe called for by the combination agreement and (4) the exchange of all Burlington Northern Santa Fe rights for Burlington Northern Santa Fe common stock as described below.

   In the event that any person (other than Burlington Northern Santa Fe, its affiliates or any person receiving newly issued shares of Burlington Northern Santa Fe common stock directly from Burlington Northern Santa Fe) becomes the beneficial owner of 15% or more of the then outstanding shares of Burlington Northern Santa Fe common stock, each holder of a Burlington Northern Santa Fe right will thereafter have the right to receive, upon exercise at the then current exercise price of the Burlington Northern Santa Fe right, Burlington Northern Santa Fe common stock or, in certain circumstances, cash, property or other securities of Burlington Northern Santa Fe having a value equal to two times the exercise price of the Burlington Northern Santa Fe right. The Burlington Northern Santa Fe rights plan contains an exemption for any issuance of Burlington Northern Santa Fe common stock by Burlington Northern Santa Fe directly to any person (for example, in a private placement or an acquisition by Burlington Northern Santa Fe in which Burlington Northern Santa Fe common stock is used as consideration), even if that person would become the beneficial owner of 15% or more of the Burlington Northern Santa Fe common stock, provided that such person does not acquire any additional shares of Burlington Northern Santa Fe common stock.

   In the event that, at any time following the shares acquisition date, Burlington Northern Santa Fe is acquired in a merger or other business combination transaction or 50% or more of Burlington Northern Santa Fe's assets or earning power are sold, proper provision will be made so that each holder of a Burlington Northern Santa Fe right will thereafter have the right to receive, upon exercise at the then current exercise price of the Burlington Northern Santa Fe right, Burlington Northern Santa Fe common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Burlington Northern Santa Fe right.

   Following the occurrence of any of the events set forth in the preceding two paragraphs, any Burlington Northern Santa Fe rights that are, or, under certain circumstances specified in the Burlington Northern Santa Fe rights plan, were, beneficially owned by any acquiring person will immediately become null and void.

   The purchase price payable, and the number of shares of Burlington Northern Santa Fe preferred stock or other securities or property issuable, upon exercise of the Burlington Northern Santa Fe rights, are subject to adjustment from time to time to prevent dilution, among other circumstances, in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the Burlington Northern Santa Fe preferred stock or the Burlington Northern Santa Fe common stock, or a reverse split of the outstanding shares of Burlington Northern Santa Fe preferred stock or the Burlington Northern Santa Fe common stock.

   At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Burlington Northern Santa Fe common stock and prior to the acquisition by such person or group of 50% or more of the outstanding Burlington Northern Santa Fe common stock, Burlington Northern Santa Fe's board of directors may exchange the Burlington Northern Santa Fe rights (other than Burlington Northern Santa Fe rights owned by such person or group, which have become void), in

                                     III-40

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock


whole or in part, for Burlington Northern Santa Fe common stock at an exchange ratio of one share of Burlington Northern Santa Fe common stock per Burlington Northern Santa Fe right, subject to adjustment.

   With some exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. Burlington Northern Santa Fe will not be required to issue fractional shares of Burlington Northern Santa Fe preferred stock or Burlington Northern Santa Fe common stock other than fractions in multiples of one one-hundredth of a share of Burlington Northern Santa Fe preferred stock and, in lieu thereof, an adjustment in cash may be made based on the market price of the Burlington Northern Santa Fe preferred stock or Burlington Northern Santa Fe common stock on the last trading date prior to the date of exercise.

   At any time after the date of the Burlington Northern Santa Fe rights plan until the time that a person becomes an acquiring person, Burlington Northern Santa Fe's board of directors may redeem the Burlington Northern Santa Fe rights in whole, but not in part, at a price of $0.01 per Burlington Northern Santa Fe right, which may at the option of Burlington Northern Santa Fe be paid in cash, shares of Burlington Northern Santa Fe common stock or other consideration deemed appropriate by Burlington Northern Santa Fe's board of directors. Upon the effectiveness of any action of Burlington Northern Santa Fe's board of directors ordering redemption of the Burlington Northern Santa Fe rights, the Burlington Northern Santa Fe rights will terminate and the only right of the holders of Burlington Northern Santa Fe rights will be to receive the redemption price.

   Until a Burlington Northern Santa Fe right is exercised, the holder of the Burlington Northern Santa Fe right, as such, will have no rights as a shareholder of Burlington Northern Santa Fe, including the right to vote or to receive dividends.

 Subsequent to the Combination

   Subsequent to the combination, Burlington Northern Santa Fe will be a wholly owned subsidiary of North American Railways.

North American Railways

 Prior to the Combination

   Prior to the combination, North American Railways will be owned equally by Canadian National and Burlington Northern Santa Fe and will conduct no operations other than in connection with the consummation of the combination.

 Subsequent to the Combination

  Authorized capital stock

   Currently, the authorized capital stock of North American Railways consists of 1,000 shares of common stock, par value $0.01 per share, and zero shares of preferred stock, par value $0.01 per share. It is anticipated that the certificate of incorporation will be restated in conjunction with the completion of the combination to increase as necessary the number of shares of common stock and preferred stock outstanding and to authorize the issuance of one share of special voting stock, par value $0.01 per share. The following description of North American Railways capital stock subsequent to the combination is qualified by reference to the Delaware General Corporation Law and North American Railways' certificate of incorporation that will become effective at the completion of the combination, and the co-operation agreement to be entered into by Canadian National and North American Railways upon completion of the combination, copies of which are incorporated by reference and are attached as Annex L and Annex M.

                                     III-41

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock



  North American Railways common stock

   Approximately 655,000,000 shares of North American Railways common stock would have been outstanding as of February 29, 2000 if the combination had been completed as of that date and all stockholders had elected to receive stapled securities consisting of Canadian National voting shares and North American Railways common stock. All such shares, when issued, will be fully paid and nonassessable. The North American Railways common stock will have and be subject to the following rights, privileges, restrictions and conditions:

   Voting. Each holder of North American Railways common stock will be entitled to one vote per share in the election of directors and on all other matters submitted to a vote of shareholders.

   Dividends. Subject to the rights and preferences of North American Railways preferred stock or shares of any other class ranking prior to the North American Railways common stock, each holder of North American Railways common stock is entitled to receive dividends as may be declared by North American Railways' board of directors out of legally available funds.

   Dissolution. Each holder of North American Railways common stock will be entitled to share equally in any distribution of the assets of North American Railways upon the liquidation, dissolution or winding-up of North American Railways. Such participation will be subject to the rights, privileges, restrictions and conditions attaching to any issued and outstanding preferred stock or shares of any other class ranking prior to the North American Railways common stock.

   Preemptive rights. No holder of North American Railways common stock will have any preemptive right to subscribe for any securities of North American Railways.

   Ownership restrictions. The North American Railways common stock will be subject to ownership restrictions substantially identical to those applicable to Canadian National voting shares and described in "--Canadian National-- Restrictions on Ownership".

  North American Railways special voting stock

   In connection with the combination, North American Railways will issue to a trustee one share of its special voting stock. The trustee will hold the share of special voting stock for the benefit of holders of Canadian National exchangeable shares under the terms of a voting and exchange trust agreement among North American Railways, Canadian National and the trustee, a form of which is attached as Annex K. The special voting stock will have and be subject to the following rights, privileges, conditions and restrictions:

   Voting. The holder of the share of North American Railways special voting stock will at all times be entitled to that number of votes equal to the number of Canadian National exchangeable shares outstanding, other than Canadian National exchangeable shares held by North American Railways or any of its subsidiaries. The holder of the share of North American Railways special voting stock and the holders of North American Railways common stock will vote as a single class on all matters concerning the voting of North American Railways' capital stock, except as required by applicable law and except for other limited circumstances.

   Dividends. No dividends will be paid on the North American Railways special voting stock.

   Dissolution. The holder of the share of North American Railways special voting stock will be entitled to receive one dollar upon the liquidation, dissolution or winding-up of North American Railways. Such participation will be subject to the rights, privileges, restrictions and conditions attaching to any issued and outstanding preferred stock or any other class ranking prior to the North American Railways special voting stock.

                                     III-42

     Chapter Three - Comparison of Shareholder Rightsand Description of Capital
                                                                          Stock



   Redemption; Cancellation. North American Railways will redeem for par value and cancel the share of North American Railways special voting stock when there are no Canadian National exchangeable shares that are not held by North American Railways or its subsidiaries.

  North American Railways preferred stock

   The North American Railways preferred stock is issuable in series and, subject to North American Railways' certificate of incorporation, the North American Railways board of directors is authorized to fix, before issuance, the designations, rights, privileges, restrictions and conditions attaching to the shares of each series. No North American Railways preferred stock will be outstanding at the time of the completion of the combination.

Stock Exchange Listing; Delisting and Deregistration of Burlington Northern Santa Fe Common Stock and Canadian National Common Shares

   It is a condition to the combination that the stapled securities consisting of Canadian National voting shares and shares of North American Railways common stock issuable in the combination be approved for listing on the New York Stock Exchange at or prior to the completion of the combination, subject to official notice of issuance. It is also a condition to the combination that the stapled securities consisting of Canadian National voting shares and Canadian National exchangeable shares issuable in the combination be approved for listing on The Toronto Stock Exchange at or prior to the completion of the combination, subject to filing of required documentation. If the combination is completed, Burlington Northern Santa Fe common stock and Canadian National common shares will cease to be listed and registered under United States and Canadian securities laws.

                                 LEGAL MATTERS

   The validity of the North American Railways common stock to be issued to Burlington Northern Santa Fe shareholders pursuant to the combination will be passed upon by Mayer, Brown & Platt. The validity of Canadian National voting shares to be issued to Burlington Northern Santa Fe shareholders pursuant to the combination will be passed upon by Stikeman Elliott. It is a condition to the completion of the combination that Canadian National and Burlington Northern Santa Fe receive opinions from Davis Polk & Wardwell and Mayer, Brown & Platt with respect to certain U.S. federal income tax matters relating to the combination. See "Chapter One--The Combination--Material Tax Consequences of the Combination--U.S. Federal Income Tax Consequences".

                                    EXPERTS

   The consolidated financial statements of Canadian National as at December 31, 1998 and 1997 for each of the years in the three-year period ended December 31, 1998 contained in Canadian National's Annual Report on Form 40-F and the consolidated financial statements of Canadian National as at December 31, 1999 and 1998 for each of the years in the three-year period ended December 31, 1999 contained in the Report of Foreign Issuer on Form 6-K filed March 10, 2000, incorporated by reference in this document, have been so incorporated in reliance on the reports of KPMG LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     III-43

Chapter Three - Comparison of Shareholder Rightsand Description of Capital
Stock

   The consolidated financial statements of Burlington Northern Santa Fe incorporated in this document by reference to the Burlington Northern Santa Fe Annual Report on Form 10-K, as amended, for the year ended December 31, 1998 and by reference to the Burlington Northern Santa Fe Current Report on Form 8-K filed March 10, 2000, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated balance sheet of North American Railways as of December 31, 1999 included in this document has been included in reliance on the report of KPMG LLP and PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firms as experts in auditing and accounting.

   The consolidated financial statements as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 of Illinois Central Corporation incorporated by reference in this document have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                     III-44

                                  CHAPTER FOUR

                 OTHER CANADIAN NATIONAL ANNUAL MEETING MATTERS

   The information contained in Chapter Four is given as of February 29, 2000, except as indicated otherwise. All dollar amounts in Chapter Four, unless otherwise indicated, are expressed in Canadian dollars.

Election of Directors

   The Articles provide that the Board of Directors of Canadian National (the "Company") shall consist of a minimum of seven and a maximum of 21 directors. Pursuant to a resolution of the Board, 15 persons are to be elected as directors for the current year, each to hold office until the next annual meeting of the Company or until such person's successor is elected or appointed. Dr. Edward P. Neufeld, who has been a director since 1995, is not standing for re-election as a director. At its meeting held on December 7, 1999, pursuant to a recommendation of the Corporate Governance Committee, the Board of Directors of the Company appointed Mr. E. Hunter Harrison, Executive Vice-President and Chief Operating Officer of the Company, as a member of the Board of Directors. The persons nominated are, in the opinion of management, well qualified to act as directors of the Company for the ensuing year.

   The term of office of each of the present directors expires at the close of the Meeting. The persons named below will be presented for election at the Meeting as management's nominees and, unless authority is withheld, the persons designated in the accompanying form of proxy or voting instruction card intend to vote for the election of these nominees. Management does not contemplate that any of these nominees will be unable to serve as a director, but should that occur for any reason before the Meeting, the persons designated in the accompanying form of proxy reserve the right to vote for another nominee in their discretion unless the shareholder who has given such proxy has directed that the shares be withheld from voting in the election of directors.

   The following table sets out information regarding the nominees for election as directors:

                                   Served as a                            Shares Beneficially
                                    Director                               Owned, Controlled
       Name and Municipality          since     Principal Occupation(1)     or Directed(2)
       ---------------------       -----------  -----------------------   -------------------
 Michael R. Armellino              1996        Retired Partner, The               35,000
  New York, New York                           Goldman Sachs Group
                                               (investment bankers)
 Purdy Crawford, O.C., Q.C., LL.D. 1995        Chairman, AT&T Canada              29,000
  Toronto, Ontario                             Corp.
                                               (telecommunications
                                               company) and Counsel,
                                               Osler, Hoskin & Harcourt
                                               (law firm)
 J.V. Raymond Cyr, O.C., LL.D.     1995        Chairman, PolyValor Inc.           27,000(3)
  Montreal, Quebec                             and Vice-Chairman, ART
                                               Advanced Research &
                                               Technologies Inc.
                                               (telecommunications
                                               companies)
 James K. Gray, O.C., LL.D.        1996        Chairman, Canadian                 19,200
  Calgary, Alberta                             Hunter Exploration Ltd.
                                               (natural gas company)
 E. Hunter Harrison                1999        Executive Vice-President        1,216,500
  Burr Ridge, Illinois                         and Chief Operating
                                               Officer of the Company
 V. Maureen Kempston Darkes        1995        President and General              17,000(4)
  O.C., D.Comm., LL.D.                         Manager, General Motors
  Toronto, Ontario                             of Canada Limited
                                               (automobile company)
 The Hon. Richard H. Kroft, C.M.   1994        Member of the Senate of            27,000
  Winnipeg, Manitoba                           Canada

Chapter Four--Other Canadian National Annual Meeting Matters


                                          Served as a                            Shares Beneficially
                                           Director                               Owned, Controlled
          Name and Municipality              since     Principal Occupation(1)     or Directed(2)
          ---------------------           -----------  -----------------------   -------------------
 Gilbert H. Lamphere                      1998        Private Investor                 274,398
  New York, New York
 Denis Losier                             1994        President and Chief               27,000
  Moncton, New Brunswick                              Executive Officer,
                                                      Assumption Life (life
                                                      insurance company)
 The Hon. Edward C. Lumley, P.C., LL.D.   1996        Vice-Chairman, BMO                23,000
  Ottawa, Ontario                                     Nesbitt Burns
                                                      (investment bankers)
 Alexander P. Lynch                       1998        General Partner, The              93,704
  New York, New York                                  Beacon Group, LLC
                                                      (private investment and
                                                      financial advisory firm)
 David G.A. McLean, O.B.C., LL.D.         1994        Chairman of the Board of          47,170
  Vancouver, British Columbia                         the Company Chairman and
                                                      Chief Executive Officer,
                                                      The McLean Group (real
                                                      estate investment
                                                      company)
 Robert Pace                              1994        President and Chief               27,000
  Halifax, Nova Scotia                                Executive Officer, The
                                                      Pace Group (private
                                                      holding company)
 Cedric E. Ritchie, O.C., LL.D.           1995        Corporate Director and            27,000
  Toronto, Ontario                                    Former Chairman and
                                                      Chief Executive Officer,
                                                      The Bank of Nova Scotia
 Paul M. Tellier, P.C., C.C., Q.C., LL.D. 1992        President and Chief              838,572
  Montreal, Quebec                                    Executive Officer of the
                                                      Company

--------
(1) The principal occupation of the director and nominee who has not held its present principal occupation or other management positions with the same or other associated firms or organizations for the last five years or who was not elected to its present term of office by a vote of shareholders of the Company at a meeting, the notice of which was accompanied by a management proxy circular, is as follows: Mr. E. Hunter Harrison was President and Chief Executive Officer and a director of Illinois Central Corporation prior to March 1998.
(2) The information as to shares beneficially owned, controlled or directed has been furnished by the respective nominees individually and includes deferred stock units and shares under options.

(3) Pursuant to the terms of the Directors Share Purchase Plan described under "Directors' Compensation", in each of 1998, 1999 and 2000, Mr. Cyr chose to be granted 400 deferred stock units in lieu of 400 shares as part of his director's compensation.
(4) Pursuant to the terms of the Directors Share Purchase Plan described under "Directors' Compensation", in each of 1999 and 2000, Mrs. Kempston Darkes chose to be granted 400 deferred stock units in lieu of 400 shares as part of her director's compensation.

   The Board of Directors has adopted a guideline that each director own, within five years of joining the Board, not less than $150,000 worth of common shares of the Company, including share units and similar plans, if any, but not including the value of unexercised options. The average value of common shares of the Company owned by non-employee directors is approximately $907,440 (based on the February 29, 2000 average closing price of the common shares of the Company on the Toronto and New York stock exchanges).

                   Chapter Four--Other Canadian National Annual Meeting Matters



   For the composition of the committees of the Board of Directors, reference is made to "Corporate Governance" below. Messrs. Tellier and Harrison are the only executive officers of the Company serving on the Board of Directors.

Corporate Governance

   The following description of the Company's corporate governance practices is responsive to the disclosure requirements of The Toronto Stock Exchange (the "TSE"). These requirements provide that listed companies must annually disclose their corporate governance practices by comparing their own practices to those put forward and recommended in the guidelines of the TSE (the "Guidelines").

   The Company is committed to adhering to the highest possible standard in all aspects of its activities and its corporate governance practices were designed in a manner consistent with this objective. The role, specific mandate and functioning rules of the Board of Directors and of each of its committees are set forth in the Corporate Governance Manual of the Company (the "Manual"). The Manual is revised regularly with a view to continually improving the practices of the Company by assessing their effectiveness and comparing them with evolving practices in the field and the changing circumstances and needs of the Company. The Manual forms part of the documentation which is given to all persons elected or appointed to the Board of Directors of the Company. In addition, the Board of Directors, through the Corporate Governance Committee, has established a performance evaluation program designed to assess its effectiveness, that of the Committees and that of individual directors. This process culminates with a meeting of the Corporate Governance Committee with all directors being invited to participate.

   The Board of Directors believes that its corporate governance practices, as set forth in the Manual and as followed, conform to the Guidelines in all respects. The Board of Directors is also of the opinion that these practices are well designed to assist the Company in achieving its principal stated corporate objective which is the enhancement of shareholder value.

 Mandate of the Board of Directors and of its Committees

   The role of the Board of Directors is to supervise the management of the affairs of the Company. The Board of Directors and management believe that this supervision mandate can best be achieved by ensuring that the Board of Directors is kept well informed, in a timely manner, of the affairs and progress of the Company towards specific objectives, while giving management as much flexibility as possible in discharging its own mandate and performing its duties.

   Given the size of the Company, the nature and geographical scope of its activities and the great number of laws and regulations to which it is subject, the Board of Directors has subdivided this supervision mandate into six areas and has constituted committees that have more direct responsibilities for such areas. All committees report to the Board of Directors and, subject to certain limited exceptions, there are no delegations of the Board's authority to committees.

 Audit and Finance Committee

   The integrity of the Company's internal controls and financial reporting and the continuous monitoring of its financial situation are under the supervision of the Audit and Finance Committee which is composed only of "outside directors" as such expression is defined in the Guidelines. In particular, the Audit and Finance Committee is responsible for reviewing the Company's financial reporting procedures and internal controls. As part of its responsibility, the Audit and Finance Committee reviews the annual and quarterly financial statements, financial information contained in publicly disseminated documents and annual external auditor

Chapter Four--Other Canadian National Annual Meeting Matters


reports, as well as significant accounting policies, reporting practices, and internal controls. The Audit and Finance Committee also monitors the effectiveness of internal control procedures and information systems established by the Company, which include accounting and record-keeping controls, management information systems, and independent inspections and audits. In addition, the Audit and Finance Committee monitors and approves capital and operating expenditures over certain stated amounts. Lastly, the Audit and Finance Committee identifies the principal risks of the Company's business and ensures that appropriate systems are implemented to manage the risks.

 Corporate Governance Committee

   The compliance by the Company with all of its statutory obligations, including communication with the holders of its securities, is under the supervision of the Corporate Governance Committee. This committee also ensures that there is a constant monitoring of the Board's performance and of the effectiveness of the process by which the Board of Directors discharges its mandate. The composition of the Board of Directors is also under the supervision of the Corporate Governance Committee.

   The Corporate Governance Committee is composed exclusively of "outside directors" who are all "unrelated directors", as such expressions are defined in the Guidelines. It is charged with the responsibility of overseeing and monitoring the corporate governance policies of the Company. This committee reviews corporate governance matters with the Chairman, the President and Chief Executive Officer and the Corporate Secretary, and suggests improvements to the organization and conduct of Board of Directors and committee meetings. The Corporate Governance Committee is vested with the authority to develop the appropriate processes for the periodic evaluation of individual directors, including the Chairman, the Board of Directors as a whole and directors individually.

   The Corporate Governance Committee develops, reviews, and monitors policies and procedures for meeting the Board's information needs, including informal and formal access to executive management. This committee also reviews and reports to the Board of Directors on any request for outside Board membership of any executive officers. In conjunction with the office of the Corporate Secretary, the Corporate Governance Committee arranges an orientation and information program for new directors.

   The Corporate Governance Committee annually reviews the credentials of nominees for election or re-election as members of the Board of Directors. It considers their continued qualification under applicable law, the continued validity of the credentials underlying the appointment of each director, and an evaluation of the effectiveness of Board of Directors participation of such director. This committee also makes recommendations as to the remuneration of the Chairman and the other directors. In addition, the Corporate Governance Committee can in case of emergency give prior approval to certain budgeted transactions subject to reporting any such prior approvals to the Board of Directors at its next meeting.

   Upon request to the Chairman of the Corporate Governance Committee, a member of the Board of Directors may engage an outside advisor at the expense of the Company in appropriate circumstances.

 Environment and Safety Committee

   The compliance by the Company with the highest standards, as well as statutory obligations, in regard to the protection of the environment and the safety of its operations, is under the supervision of the Environment and Safety Committee. In particular, the Environment and Safety Committee is constituted to ensure that environmental and health and safety policies, procedures, and guidelines are developed and implemented. This committee assesses corporate environmental and health and safety practices, monitors systems, and, where applicable, ensures that remedial plans and programs are carried out. The Environment and Safety Committee

                   Chapter Four--Other Canadian National Annual Meeting Matters


obtains reports on a timely basis in respect of all material complaints, notices, investigations, and proceedings by governmental authorities or other parties. It also ensures that employee training standards and communications policies are developed and implemented.

 Human Resources Committee

   Succession planning, through the recruitment, training and monitoring of senior management, and the adoption and implementation of compensation policies consistent with the objectives of the Company, is under the supervision of the Human Resources Committee. In particular, the Human Resources Committee ensures that the President and Chief Executive Officer has established a succession planning system for all executive management. This committee also monitors and recommends appointments of executive management. It evaluates executive performance, including that of the President and Chief Executive Officer, recommends compensation for the President and Chief Executive Officer, and executive management, and approves the terms and conditions of executive management appointments, terminations, and retirements. The compensation philosophy and policy, designed to directly reward the enhancement of shareholder value, led to the approval of the Management Long-Term Incentive Plan by the shareholders at the 1996 annual meeting of the Company, and was developed under the leadership of this committee. Finally, it ensures the proper monitoring of pension issues, strategic labor issues, and social issues such as employment equity and employment assistance programs.

 Investment Committee of the Company Pension Trust Fund

   The Company Pension Trust Fund is under the supervision of the Investment Committee. In particular, this committee reviews the investment activities of the Company Pension Trust Fund. The Investment Committee monitors the investments of the Company Pension Trust Fund in accordance with the general investment policy for the year, as approved by the Board, and ratifies significant Pension Trust Fund investments or loans made and interests acquired. The Investment Committee also makes recommendations to the Board of Directors regarding changes to the general investment policy of the Company Pension Trust Fund.

 Strategic Planning Committee

   The role of the Strategic Planning Committee is to ensure that a strategic planning process is in place, to review and approve strategies and to monitor management's success in implementing the strategies. In particular, the Strategic Planning Committee acts in an advisory role to the Board of Directors as well as to the President and Chief Executive Officer, and focuses on financial and strategic issues, particularly the Company's business plan and capital budget. This committee ensures that the Board of Directors is briefed regularly on strategic planning and financial issues.

 Composition of the Board of Directors and of its Committees

   The Board of Directors is currently composed of 16 members, 15 of whom are standing for re-election. Dr. Edward P. Neufeld, who has been a director since 1995, is not standing for re-election as a director. The Corporate Governance Committee has reviewed and is satisfied with the current size, geographical representation, business background and diversified experience of the Board of Directors as a whole as well as the valuable contribution each brings to the performance of the Board. The Corporate Governance Committee constantly monitors Board membership to ensure the Board of Directors functions effectively.

   Of the 16 directors, only Mr. Tellier, the President and Chief Executive Officer of the Company, and Mr. Harrison, the Executive Vice-President and Chief Operating Officer of the Company, are officers or "inside

Chapter Four--Other Canadian National Annual Meeting Matters


directors" as such expression is defined in the Guidelines. Of the remaining 14 directors, at least 13 are "unrelated directors", as such expression is defined in the Guidelines.

 Chairman and Chief Executive Officer

   The positions of Chairman, on the one hand, and President and Chief Executive Officer, on the other, are separate. Mr. David G.A. McLean, who has been a director of the Company since 1994, is the non-executive Chairman of the Board. Mr. Paul M. Tellier is President and Chief Executive Officer; he has served in this capacity and has been a director since 1992.

   The Committees are composed as follows:

   Audit and Finance Committee: Mr. Robert Pace, Chairman, Mr. Michael R. Armellino, Mr. J.V. Raymond Cyr, Ms. V. Maureen Kempston Darkes, The Hon. Richard H. Kroft, Mr. Denis Losier, Mr. Alexander P. Lynch and Mr. Cedric E. Ritchie.

   Corporate Governance Committee: Mr. David G.A. McLean, Chairman, Mr. Purdy Crawford, Mr. James K. Gray, Mr. Gilbert H. Lamphere, Mr. Denis Losier, The Hon. Edward C. Lumley and Mr. Cedric E. Ritchie.

   Environment and Safety Committee: Mr. J.V. Raymond Cyr, Chairman, Mr. James
K. Gray, Ms. V. Maureen Kempston Darkes, Mr. Alexander P. Lynch, Dr. Edward P. Neufeld and Mr. Robert Pace.

   Human Resources Committee: Mr. Purdy Crawford, Chairman, Mr. James K. Gray, The Hon. Richard H. Kroft, Mr. Gilbert H. Lamphere, Mr. Alexander P. Lynch, Mr. David G.A. McLean and Mr. Robert Pace.

   Investment Committee of the Pension Trust Fund:, The Hon. Richard H. Kroft, Chairman, Mr. Michael R. Armellino, Mr. Purdy Crawford, Mr. Gilbert H. Lamphere, Mr. Denis Losier, The Hon. Edward C. Lumley, Mr. David G.A. McLean and Mr. Cedric E. Ritchie.

   Strategic Planning Committee: Mr. Cedric E. Ritchie, Chairman, Mr. Michael
R. Armellino, Mr. Purdy Crawford, Mr. J.V. Raymond Cyr, Mr. James K. Gray, Ms.
V. Maureen Kempston Darkes, The Hon. Richard H. Kroft, Mr. E. Hunter Harrison, Mr. Gilbert H. Lamphere, Mr. Denis Losier, The Hon. Edward C. Lumley,
Mr. Alexander P. Lynch, Mr. David G.A. McLean, Dr. Edward P. Neufeld, Mr. Robert Pace and Mr. Paul M. Tellier.

   All Directors are invited to attend committee meetings, should they so wish. The President and Chief Executive Officer attends all committees as necessary; senior officers attend where their area of responsibility is required to assist the Committee in its deliberations.

 Process

   During the last half of any fiscal period, the Chairman of the Board, in collaboration with the Corporate Secretary, establishes a schedule for the meetings of the Board of Directors and its committees for the following year. Eleven such meetings were scheduled and held during the course of 1999. If during the course of the year events or circumstances require Board action or consideration, additional meetings are called. In 1999, six such additional meetings were held to consider various matters which arose during the course of the year.

   It is the Company's policy that, generally, no decision requiring Board consideration or approval be delegated to or made by a committee. Most issues will be initially discussed and examined by the relevant committee which, if it deems it appropriate, will bring a recommendation to the Board of Directors which will make the decision after a report from the Committee.

                   Chapter Four--Other Canadian National Annual Meeting Matters



   When the schedule for Board of Directors and committee meetings is established, the Corporate Secretary, in collaboration with the Chairmen of the various committees and with the executive officers having responsibility for the matters supervised by each committee, establishes agendas for the year. This ensures that all those matters which are the more direct or "focused" responsibility of each committee are scheduled for review in a timely and orderly manner by the responsible committee during the course of the year.

   The Company believes that proceeding in this manner also helps in the preparation of in-depth presentations conducive to meaningful information sessions while allowing management to plan ahead. As the year progresses, the regular agendas are complemented with items and presentations selected on the basis of their relevance at the time, keeping in mind management's commitment to keeping the Board of Directors well informed of all significant developments in the business and prospects of the Company. As is the case for full Board meetings, other meetings of the committees are called and held during the year as circumstances warrant.

   During the course of the year, constant communications will take place between the Chairman and the President and Chief Executive Officer. Likewise, through the Office of the Corporate Secretary, executive officers having responsibilities for matters placed under the supervision of particular committees will communicate with the chairmen of such committees. This open line of communication ensures that all meaningful information concerning the affairs and progress of the Company are transmitted to those members of the Board of Directors having special supervisory responsibilities. It also allows the Chairman of the Board, or the chairmen of the various committees, to determine both the appropriateness of having special or additional meetings of either the Board of Directors or a committee and to establish and complement agendas for future meetings.

 Expectation of Management

   The Board of Directors relies on the information which management provides to the Board of Directors and its committees, and thus the quality of such information, both in terms of timeliness and completeness, is critical to the effectiveness of Board decisions. The Board of Directors believes that the process outlined above is essential to reaching this objective and to enable it to properly discharge its mandate.

 Shares Owned or Controlled by Senior Management

   As at February 29, 2000, the directors and executive officers of the Company, as a group, beneficially owned, directly or indirectly, or exercised control or direction over, an aggregate of approximately 500,000 common shares, representing less than 1% of the outstanding common shares.

 Principal Holders

   To the knowledge of the directors and officers of the Company, no person beneficially owns or exercises control or direction over more than 10% of the outstanding common shares.

Chapter Four--Other Canadian National Annual Meeting Matters

Executive Compensation

   The following table sets forth the annual compensation for the Chief Executive Officer and for each of the other five most highly compensated executive officers (together, the "Named Executive Officers") for the year ended December 31, 1999 and for each of the two preceding years (except for Messrs. Harrison and Wylie).

                           Summary Compensation Table

                                                                  Long-Term Compensation
                                            -----------------------------------------
                                    Annual Compensation              Awards           Payouts
                       ---------------------------------------------------------------------------
                                                   Other     Securities Restricted   Long-Term
                                                  Annual       Under     Shares or   Incentive
                                                  Compen-     Options/  Restricted     Plan     All Other
     Name and Principal          Salary   Bonus  sation(4)      SARs    Share Units   Payouts  Compensation
          Position          Year    $       $        $       Granted #       $           $          $
-----------------------------------------------------------------------------------------------------------
  Paul M. Tellier           1999 895,000 895,000      --      200,000        N/A        Nil      106,614(7)
  President and Chief       1998 775,000 775,000      --      200,000        N/A        Nil          --
  Executive Officer         1997 630,600 630,600      --       63,000        N/A        Nil       38,259(7)
-----------------------------------------------------------------------------------------------------------
  E. Hunter Harrison(1)     1999 794,903 715,413  241,420(5)   40,000        N/A        Nil      302,289(8)
  Executive Vice-President  1998 556,163 667,395  178,422(5)  400,000     40,000(6)     Nil      193,217(8)
  and Chief Operating
  Officer
-----------------------------------------------------------------------------------------------------------
  Torrance Wylie(2)         1999 330,000 308,300      --       60,000        N/A        Nil          --
  Senior Vice-President,
  Public Affairs
-----------------------------------------------------------------------------------------------------------
  Jack T. McBain            1999 345,000 283,300      -- (5)   59,000        N/A        Nil       67,785(7)
  Executive                 1998 335,000 263,800      --       22,000        N/A        Nil          --
  Vice-President,
   Operations               1997 315,000 244,535      --       20,000        N/A        Nil       24,133(7)
-----------------------------------------------------------------------------------------------------------
  Keith L. Heller           1999 320,000 267,000      --       59,000        N/A        Nil       58,375(7)
  Senior Vice-President,    1998 300,000 256,500      --       20,000        N/A        Nil          --
  Eastern Canada Division   1997 268,750 220,000      --       17,000        N/A        Nil       22,220(7)
-----------------------------------------------------------------------------------------------------------
  Michael J. Sabia(3)       1999 412,500 371,300      --      140,000        N/A        Nil      313,036(9)
                            1998 466,667 450,000      --       27,000        N/A        Nil          --
                            1997 300,000 300,000      --       24,000        N/A        Nil       21,042(7)

--------
(1) Mr. Harrison joined the Company as Executive Vice-President and Chief Operating Officer on March 30, 1998. Prior thereto, he was the President and Chief Executive Officer and a director of Illinois Central Corporation. Mr. Harrison's annual compensation is paid in U.S. currency and, for the purposes of the above table, has been converted to Canadian currency at Revenue Canada's average rates of exchange of 1.4858 and 1.4831 for the years 1999 and 1998.
(2) Mr. Wylie joined the Company as Senior Vice-President, Public Affairs on February 1, 1999. Prior thereto, he was Chairman of Government Policy Consultants.
(3) Mr. Sabia left the Company and ceased to be Executive Vice-President and Chief Financial Officer, effective on October 1, 1999.
(4) Perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus for any of the Named Executive Officers, are not included in this column.
(5) Includes imputed interest on interest-free loans described under "Indebtedness of Directors and Officers--Table of Indebtedness of Directors, Executive Officers and Senior Officers other than under Securities Purchase Programs" in the amounts of $160,442 for Mr. Harrison in 1998 (using an interest rate of 4.75%) and $215,071 for Mr. Harrison in 1999 (using an interest rate of 5.44%) and a de minimis amount for Mr. McBain in 1999.
(6) The 40,000 performance-based restricted shares of the Company common stock were granted to Mr. Harrison on March 30, 1998 and, based on the market value of the common shares on such date, had a value of $1,833,000. The restricted shares are subject to vesting which shall lapse as to one-third of such shares per year, subject to the Company's attainment, during the Company's fiscal years 1999, 2000 and 2001, of performance objectives of 8.6, 9.3 and 10.0, respectively, relating to return on investment and of 73.4, 71.6 and 69.8, respectively, relating to operating ratio improvements, measured on a year over year basis, and to Mr. Harrison's continued employment during such period (U.S. GAAP; based on CN/IC combined entity and excluding special charges).
(7) Represents the value of common shares issued in 1997 and 1999, pursuant to the provisions of the 1995 Management Share Matching Plan. The 1997 amounts are based on a price per share of $73.575 on a pre-stock split basis, being the average closing price of the common shares on November 28, 1997. The 1999 amounts are based in the closing price of the common shares when transferred out of the Plan. Pursuant to the terms of the Plan, a participant could apply for a two, three or four year loan and the number of shares issued is prorated on the basis of the amount repaid under such loan.
(8) Represents the combined Illinois Central Corporation contributions to a defined contribution plan and to a 401(k) plan as well as the amounts accrued under an executive account balance and under an excess benefit plan.

(9) Represents (a) an amount of $258,958 in payment of various benefits, including the forgiveness of a loan, which Mr. Sabia received when he left the Company and (b) an amount of $54,260 which is the value of the common shares issued in 1999 pursuant to the provisions of the 1995 Management Share Marching Plan. (See note 7 above.)

                   Chapter Four--Other Canadian National Annual Meeting Matters



Stock Options Granted to Named Executive Officers During the Last Financial
Year

   The following table shows information regarding grants of stock options made to Named Executive Officers under the Management Long-Term Incentive Plan and, in the case of Messrs. Harrison and Wylie, an employment agreement, during the financial year ended December 31, 1999. See "Management Long-Term Incentive Plan" for a description of the Plan.

                                                                            Market Value of
                                                     % of Total               Securities
                                   # of Securities Options Granted            Underlying
                                       Granted     to Employees in          Options on Date
                            Year        Under      Financial Year  Exercise    of Grant
           Name            Granted   Options(1)          (%)       Price($)  ($/Security)   Expiry Date
-------------------------------------------------------------------------------------------------------
  Paul M. Tellier(1)        1999       104,000           3.9         40.96       40.96         2009
                            1999        96,000           3.6        49.175      49.175         2009
-------------------------------------------------------------------------------------------------------
  E. Hunter Harrison(2)     1999        40,000           1.5         40.96       40.96         2009
-------------------------------------------------------------------------------------------------------
  Torrance Wylie (2)        1999        60,000           2.3         41.00       41.00         2005
-------------------------------------------------------------------------------------------------------
  Jack T. McBain(1)         1999        25,000           0.9         40.96       40.96         2009
                            1999        34,000           1.3        49.175      49.175         2009
-------------------------------------------------------------------------------------------------------
  Keith L. Heller(1)        1999        25,000           0.9         40.96       40.96         2009
                            1999        34,000           1.3        49.175      49.175         2009
-------------------------------------------------------------------------------------------------------
  Michael J. Sabia (1)(3)   1999        40,000           1.5         40.96       40.96         2009
                            1999       100,000           3.8        49.175      49.175         2009

--------
(1) These options are subject to vesting restrictions which lapse as to 25% per year subject to the Company's attainment, during the Company's fiscal years 1999, 2000, 2001 and 2002 of performance objectives of 8.6, 9.3 and 10.0, respectively, for the first three years relating to return on investment and of 73.4, 71.6 and 69.8, respectively, for the first three years relating to operating ratio improvements, measured on a year over year basis, and to the optionee's continued employment throughout such period (U.S. GAAP; 1999-2002 CN/IC combined entity and excluding special charges). Performance objectives for fiscal year 2002 will be established by the Board at a later date.
(2) These options are subject to vesting restrictions which lapse as to 25% per year, not subject to Company's performance, as per the employment agreement with the individual employee.
(3) The options granted to Mr. Sabia in 1999 were cancelled when he left the Company effective on October 1, 1999, in accordance with the provisions of the Plan.

Chapter Four--Other Canadian National Annual Meeting Matters



                  Aggregated Option Exercises During the Last
               Financial Year and Financial Year-End Option Value

   The following table shows information regarding exercises of stock options granted to Named Executive Officers under the Management Stock Option Plan and the Management Long-Term Incentive Plan (except for Messrs. Harrison's and Wylie's grants under their employment agreements) during the financial year ended December 31, 1999. See "Management Stock Option Plan" and "Management Long-Term Incentive Plan" for a description of such plans.

                                                                       Value of Unexercised in
                      Securities  Aggregate    Unexercised Options      the Money Options at
                       Acquired     Value           at FY-End                  FY-End
                      on Exercise Realized             (#)                     ($)(1)
-----------------------------------------------------------------------------------------------
         Name             (#)        ($)    Exercisable Unexercisable Exercisable Unexercisable
-----------------------------------------------------------------------------------------------
  Paul M. Tellier          Nil          Nil   212,750      414,850     3,326,178    1,210,811
-----------------------------------------------------------------------------------------------
  E. Hunter Harrison       Nil          Nil   100,000      340,000           Nil          Nil
-----------------------------------------------------------------------------------------------
  Torrance Wylie           Nil          Nil       Nil       60,000           Nil          Nil
-----------------------------------------------------------------------------------------------
  Jack T. McBain        31,200    1,084,200    58,800      103,400     1,064,434      543,742
-----------------------------------------------------------------------------------------------
  Keith L. Heller       31,200    1,045,200    56,800      100,400     1,047,224      524,302
-----------------------------------------------------------------------------------------------
  Michael J. Sabia      88,050    2,586,125  15,600(2)         Nil     381,108(2)         Nil

--------
(1) Value of unexercised options at financial year-end is the difference between the average closing price of the common shares on December 31, 1999 on the New York and Toronto stock exchanges ($37.93) and the exercise price. This value has not been, and may never be, realized. The actual gains, if any, on exercise will depend on the value of the common shares on the date of exercise.

(2) Exercisable until March 1, 2000; Mr. Sabia exercised all remaining options prior to such date.

Composition of the Human Resources Committee

   The Human Resources Committee evaluates and approves executive compensation for the Company. This committee is comprised of seven independent directors, namely Messrs. Purdy Crawford, Chairman of the Committee, James K. Gray, Gilbert H. Lamphere, Alexander P. Lynch, David G.A. McLean and Robert Pace and The Hon. Richard H. Kroft. The President and Chief Executive Officer, the Senior Vice-President, Corporate Services and the Senior Vice-President, Chief Legal Officer and Corporate Secretary attend meetings as non-voting members of this committee. The President and Chief Executive Officer, the Senior Vice-President, Corporate Services and the Senior Vice-President, Chief Legal Officer and Corporate Secretary of the Company do not participate in discussions concerning their own compensation; the Senior Vice-President, Chief Legal Officer and Corporate Secretary in addition does not participate in discussions dealing with performance evaluation.

Report on Executive Compensation by the Human Resources Committee

   The Human Resources Committee meets as required. This committee evaluates executive performance, including that of the President and Chief Executive Officer, against established objectives and recommends compensation for the President and Chief Executive Officer and the other executive officers of the Company. The Human Resources Committee also makes recommendations with respect to the terms and conditions of executive management appointment and termination/retirement, and reviews performance reports submitted for other executive officers. Executive compensation is approved by the Board of Directors.

                   Chapter Four--Other Canadian National Annual Meeting Matters



 The Compensation Policy of the Company

   The pivotal and continuing theme of Canadian National's compensation policy has been to tie pay to the financial performance of the Company and the enhancement of shareholder value. This underlies the need to attract, retain and motivate vital executive talent in an increasingly visible and competitive environment.

   Since privatization in 1995, the compensation strategy has significantly evolved, with compensation increasingly weighted towards annual and long-term incentives and encouraging broad share ownership by employees through the introduction of a variety of management and employee stock programs. Incentive based compensation has been linked to performance levels more comparable to US railroads, predominately focused on Operating Ratio results and more recently linked to more sophisticated measures to increase asset utilization and align pay with Return on Investment targets.

   Current and future business initiatives reinforce the Company's commitment to its compensation policy supported by the following components:

  1. In determining cash compensation for its executives, the Company considers the compensation practices of Canadian and US based companies that are comparable in size and with whom the Company competes for executive talent. This competitive information is provided by external consultants retained by the Company. For most executives, compensation is based primarily on the practices in the country where they are located. The compensation of selected key senior executives who have significant North American-wide responsibilities is dealt with on a case by case basis taking into account all relevant factors, including retention.

  2. The pay mix for management continues to include a significant variable component with an increasing emphasis on the long term, particularly for executives.

  3. The long-term incentive opportunities recognize individual performance through conventional grants (not linked to the achievement of financial targets). However, extraordinary events might, in the future, warrant grants linked to the achievement of key financial (or other) targets. One recent situation where such grants were required is the integration of Illinois Central Corporation.

  4. Stock ownership by executives has been further encouraged through the introduction of share ownership guidelines which will require a minimum level of ownership to be achieved over a five-year period.

 Chief Executive Officer Compensation

   The Summary Compensation Table under the caption "Executive Compensation" summarizes the compensation data for the President and Chief Executive Officer and other executives.

   The performance of the President and Chief Executive Officer is measured against the goals, objectives and standards set annually between the President and Chief Executive Officer and the Human Resources Committee. The goals include both financial and non-financial dimensions, covering performance in the following areas: financial performance; marketing; operations; human resources management; technology and information infrastructure management; strategic planning; and corporate governance.

Chapter Four--Other Canadian National Annual Meeting Matters



   Based on a review of the foregoing, the Human Resources Committee, in conjunction with the Board of Directors, rates the performance of the President and Chief Executive Officer and recommend his compensation based on his own performance and the Company's performance.

   Submitted by the Human Resources Committee of the Board of Directors:

   Purdy Crawford (Chairman)            Alexander P. Lynch
   James K. Gray                        David G.A. McLean
   Richard H. Kroft                     Robert Pace
   Gilbert H. Lamphere

Performance Graph

   The following Performance Graph illustrates the yearly cumulative total shareholder return on the Company's common shares (assuming reinvestment of dividends) compared with the cumulative total return of the TSE 300, S&P 500, and S&P Rail Indices from the period beginning November 17, 1995, when Canadian National became a publicly traded company to the period ending December 31, 1999.






   The dollar amounts indicated in the graph above and in the chart below are as of November 17, 1995 (except for the S&P indices which are as of month-end November 1995), and December 31 in each year indicated.

             Nov-95 Dec-95  Dec-96  Dec-97  Dec-98  Dec. 99
             ------ ------- ------- ------- ------- -------
   CN(1)      $100  $115.74 $195.93 $252.67 $299.30 $287.41
   TSE 300    $100  $102.89 $132.05 $170.80 $149.48 $196.81
   S&P 500    $100  $102.60 $126.16 $155.13 $208.52 $248.76
   S&P Rail   $100  $ 99.75 $118.46 $140.69 $118.59 $ 98.30

--------
(1) Total return for CN assumes fully paid common shares.

                   Chapter Four--Other Canadian National Annual Meeting Matters



Management Stock Option Plan

   At the time of the initial public offering in 1995, eligible managers of the Company were granted options under the Management Stock Option Plan (the "IPO Plan") to acquire common shares at $27.00 per share (on a pre stock-split basis). One-third of the options vest over four years if the manager remains with the Company (the "Conventional Options"), and two-thirds vest only if additional conditions in the form of the attainment by the Company of Operating Ratio targets in the period from 1996 to 2000 are met (the "Performance Options"). If the Operating Ratio for any particular year is within 0.5% of the target established in the IPO Plan for that year, then the manager may exercise up to 75% of the Performance Options which could otherwise be exercised. Options are non-transferable except, in certain circumstances, upon the death of the holder of such options. Conventional Options have a maximum term of 10 years from the date of the grant and any Performance Options which become exercisable expire in 2001. Under the IPO Plan, options will be canceled upon the termination of a participant's employment for cause or, if the participant voluntarily terminates employment. In the event of the death of a participant, all options held by such participant will be canceled 180 days after the participant's death. In the event that the participant's employment is terminated by the Company other than for cause, all options held by such participant will be canceled 30 days after termination of the participant's employment. A manager may exercise Conventional Options for up to three years after retirement, but Performance Options expire on retirement. No further options may be granted under the IPO Plan. All options under the IPO Plan have vested, effective on January 26, 2000.

Management Long-Term Incentive Plan

   The Company has adopted a Management Long-Term Incentive Plan (the "Plan") approved by the Company shareholders on May 7, 1996 and amended on April 28, 1998. Participants may receive stock options, stock appreciation rights, restricted stock units, stock bonuses, and/or stock subscription rights under the Plan.

   The maximum number of common shares which may be issued under the Plan is 15,000,000. The maximum number of shares which may be issued and/or be the subject of a grant in any one year is such number of shares as is equivalent to 1.25% of the issued and outstanding shares at the beginning of that year. The maximum number of shares which may be issued and/or the subject of a grant to any one participant in a particular year is 20% of the awards in that year.

   Stock options have a maximum exercise period of 10 years. The exercise price, payable in cash, must be at least equal to the shares' fair market value on the date of grant. Vesting criteria, including the date or dates upon which all or a portion of the options become exercisable and Company performance targets which might have to be met for options to become exercisable, are established with respect to each grant.

   Stock appreciation rights consist of rights awarded to a participant to receive the equivalent of any increase in the value of a particular number of Company shares between the date of grant and the date of reception. Payments are in cash, treasury shares, and/or shares purchased on the open market, at the discretion of the Human Resources Committee. Rights generally expire within five years from the date of grant. Vesting criteria, including Company performance targets which might have to be met for rights to become exercisable, are established with respect to each grant.

   Restricted stock units consist of rights awarded to a participant to receive the equivalent of the value of a particular number of Company shares at the end of a particular restricted period. Payments are in cash, treasury shares, and/or shares purchased on the open market, at the discretion of the Human Resources Committee. The restricted period is generally three years. Any performance criteria which might have to be met for units to become payable are established with respect to each award.

Chapter Four--Other Canadian National Annual Meeting Matters



   Stock bonuses consist of awards of Company shares to participants. Payments are in treasury shares and/or shares purchased on the open market, at the discretion of the Human Resources Committee.

   Stock subscription rights consist of rights to acquire Company shares from treasury, with cash, for a price equal to the fair market value of such shares on the date of acquisition.

   All options and other rights under the Plan may be canceled upon the termination of a participant's employment for cause or if the participant voluntarily terminates employment. In the event that a participant's employment is terminated by the Company other than for cause, all options and stock appreciation rights held by such participant will be canceled 30 days or 3 months after termination of the participant's employment depending on the date of grant, and all restricted stock units would be forfeited.

   In the event of certain material transactions (as defined in the Plan), any unvested non-performance-related options or other rights will vest immediately.

   During the financial year ended December 31, 1999, pursuant to the provisions of the Plan, the Company granted a total of approximately 1,337,000 options to purchase common shares at the market price on the date of grant to 36 executive officers. As at December 31, 1999, options for a total of 4,881,862 common shares had been granted and were outstanding under the Plan.

Employment Contracts

   Mr. Harrison was prior to March 30, 1998, the President and Chief Executive Officer of Illinois Central Corporation ("IC"). He agreed to join the Company as Executive Vice-President and Chief Operating Officer as provided in the Agreement and Plan of Merger entered into between the Company and IC on February 10, 1998 in connection with the acquisition of IC by the Company. Mr. Harrison was engaged on the basis of a written employment agreement (the "Agreement"), effective as of March 30, 1998, which provides for a four-year term of employment, subject to earlier termination. Upon the termination of Mr. Harrison's employment prior to March 31, 2000 for any reason other than death, disability or a termination by the Company for a "Good Cause" (defined by reference to Mr. Harrison's pre-existing Employment Security Agreement with
IC), in addition to receiving his accrued base salary and a pro rata portion of his annual target bonus, Mr. Harrison will receive an amount equal to two times his annual base salary, plus one time his full annual target bonus. If Mr. Harrison's employment is terminated at any time during the term of the Agreement by the Company without "Cause" or by Mr. Harrison for "Good Reason" (as those terms are defined in the Agreement), in addition to receiving his accrued base salary and a pro rata portion of his annual target bonus, Mr. Harrison will receive an amount equal to three times the sum of his annual base salary and annual target bonus, reduced by any amounts payable to Mr. Harrison as described in the previous sentence. Mr. Harrison will also be entitled to continuation of his employee benefits and additional pension credits for three years and he will be entitled to exercise all of his vested stock options for the full term of such options. Mr. Harrison may voluntarily terminate his employment with the Company on the happening of certain specified events which include a material breach of the Agreement by the Company and events which would have a direct and significant adverse effect on Mr. Harrison's role and responsibilities as Executive Vice-President and Chief Operating Officer.
Mr. Harrison's compensation under the Agreement provides for participation in the Company's Annual Cash Incentive Plan with respect to each fiscal year during the term of the Agreement, a special grant of options as described hereinabove under "Stock Options Granted to Named Executive Officers During the Last Financial Year", participation in the Company's Management Long-Term Incentive Plan during each of 1999, 2000 and 2001 and a Long-Term Cash Incentive Program as described hereinabove under "Long-Term Incentive Plan-- Awards in Last Financial Year". The Agreement also includes special provisions relating to tax equalization payments in respect of Mr. Harrison's salary to compensate for higher tax liabilities in Canada compared to

                   Chapter Four--Other Canadian National Annual Meeting Matters


those applicable to his previous residence as well as a US$1,500,000 interest-free loan (the "Loan"). Under the Agreement, the Company agrees that the Loan will be forgiven in whole on March 30, 2001, if Mr. Harrison is still employed by the Company at that time. In the event that Mr. Harrison ceases to be employed by the Company prior to March 30, 2001 for reasons other than a termination by the Company without Cause or a resignation by Mr. Harrison for Good Reason then the Loan shall be forgiven pro rata for the period of employment over three years. If Mr. Harrison is terminated without Cause or if he resigns for Good Reason, disability or death then the Loan shall be forgiven in whole.

   See "Pension Plan" below for information concerning Mr. Harrison's pension arrangements.

   Mr. Torrance Wylie was engaged on the basis of a written agreement, dated January 20, 1999 which provides for a three-year term beginning on February 1, 1999, subject to earlier termination. Upon termination by the Company of the agreement prior to February 1, 2002 for any reason other than Mr. Wylie's death and disability, the Company's liabilities towards Mr. Wylie shall be limited to
(i) a severance payment of $180,000 and (ii) all options granted in the year prior to termination would vest immediately and options granted in the year of termination would vest immediately on a pro-rata basis. Mr. Wylie would have three years from the date of termination to exercise vested options. Upon voluntary termination by Mr. Wylie of the agreement prior to February 1, 2002, the Company's obligations under the agreement would cease immediately subject to mutual agreement whereby the options granted would become vested on terms and conditions no less favorable than those which would apply if the Company had terminated the agreement. Upon termination of the agreement by reason of Mr. Wylie's disability or death, options granted would vest under the same terms and conditions as if the Company had terminated the agreement. Mr. Wylie's compensation under the agreement provides for participation in the Company's Annual Cash Incentive Plan and a grant of options with respect to each fiscal year during the term of the agreement.

Pension Plan

   Executive officers participate in the Company's principal pension plan, which is a defined benefit plan providing pensions based on pensionable years of service and highest average earnings.

   The following table reflects an estimate of total annual benefits under the Company's principal pension plan, expressed as a percentage of highest average earnings, payable upon retirement (age 65) to persons in specified earnings and service classifications:

                                              Principal Pension Plan
   Highest Average Earnings                Pensionable Service (years)
   ------------------------          --------------------------------------------------------------------
                                      20                 25                 30                 35
                                     (%)                (%)                (%)                (%)
            $100,000                 34.3               42.9               51.5               60.0
            $350,000                  9.8               12.3               14.7               17.2
            $600,000                  5.7                7.1                8.6               10.0
            $850,000                  4.0                5.0                6.1                7.1
          $1,100,000                  3.1                3.9                4.7                5.5

Chapter Four--Other Canadian National Annual Meeting Matters



   The following table reflects an estimate of total annual benefits under any special agreement generating additional retirement income, expressed as a percentage of highest average earnings, payable upon retirement (age 65) to senior executives in specified earnings and service classifications:

                                              Principal Pension Plan
   Highest Average Earnings                Pensionable Service (years)
   ------------------------          --------------------------------------------------------------------
                                      20                 25                 30                 35
                                     (%)                (%)                (%)                (%)
            $200,000                 21.0               26.3               31.6               36.9
            $600,000                 33.7               42.1               50.5               59.0
          $1,000,000                 36.2               45.3               54.3               63.4
          $1,400,000                 37.3               46.6               55.9               65.3
          $1,800,000                 37.9               47.4               56.8               66.3

   Highest average earnings are the average annual pensionable earnings during the last 60 months of compensated service or the best five consecutive calendar years, whichever is larger. Pensionable earnings consist of salary. However, benefits payable under the Company's principal pension plan are subject to a maximum annual pension benefit of $1,715 per year of pensionable service. Senior executives who have at least two years of pensionable service and who execute an agreement, including a non-competition clause, are eligible for additional retirement income, charged to operating funds. Accrued additional retirement income benefits are guaranteed through a letter of credit. The annual amount of an individual's additional retirement income is a set percentage of that individual's portion of actual average earnings greater than the maximum average earnings recognized by the Company's principal pension plan, multiplied by the number of years of service (maximum 35 years) of that individual.

   In June 1999, the Board of Directors approved that the Special Retirement Stipend program be extended to senior management employees (Level IV), not already covered under such plan, with the following caveat:

  .  Service recognized to calculate the pension will be equal to:

    (a) the service with the Company as senior manager in 1999; plus

    (b) twice the service with the Company as senior manager after 1999.

   The sum of (a) and (b) shall not exceed the lower of the (i) total CN service or (ii) 35 years.

   The recognized maximum average earnings under the Company's pension plan was approximately $94,800 for 1999. In January 1996, the definition of "salary" under the Special Retirement Stipend program was extended to include the bonuses paid by the Company under the Annual Incentive Plan after 1995, up to the target bonuses relating to the year for which such bonuses were paid. If the aggregate of any given individual's age and years of service is at least 85, and such individual is age 55 or over, both the pension benefits and additional retirement income become payable to such senior executive who retires prior to age 65.

   Prior to joining the Company, Mr. Tellier was a member of the pension plan for Canadian federal civil servants established under the Public Service Superannuation Act (the "PSSA Plan"). When he joined the Company, the Treasury Board of Canada agreed that he would continue as a member of the PSSA Plan. On December 15, 1994, membership of Mr. Tellier in the PSSA Plan was transferred to a retirement compensation arrangement ("RCA") set up under the Special Retirement Arrangement Act. This transfer was necessary in order to accumulate and pay the pension benefits that cannot be paid under the PSSA Plan because of the limitations contained in the Income Tax Act. Contributions of $8,930, $27,812 and $24,308 were made by the Company for January 1 to May 31, 1999, and the years 1998 and 1997 respectively to the PSSA Plan or RCA and in lieu of participation in the Company's principal pension plan. Mr. Tellier's pension credits in the PSSA Plan and RCA are based on earnings he would have received had he continued in the Public Service of Canada.

                   Chapter Four--Other Canadian National Annual Meeting Matters


These earnings were established at $202,177 per annum starting on April 1, 1998. Mr. Tellier had 30.27 years of service recognized under such plans when he retired under them in May 1999. Pension benefits under the PSSA Plan and RCA are based on the average earnings during the best six consecutive years of earnings under such plans. Mr. Tellier received a monthly pension under such plans of $8,849 between June and December 1999, inclusively, $8,201 of that monthly pension corresponds to the lifetime pension, the balance of $649, is only payable until age 65.

   Mr. Tellier joined the Company's principal pension plan on June 1, 1999. Mr. Tellier is also covered by a special pension arrangement which recognizes all of his services with the Government of Canada prior to joining the Company on October 1, 1992 (25 years and four and a half months), and all of his service with the Company since then. Mr. Tellier's pension benefits, which are totally vested to him, are equal to the pension benefits he would have been entitled to if he had been participating in the Company's principal pension plan and the Special Retirement Stipend program for all those years, less the sum of the total lifetime pension payable to him at age 60 under the PSSA Plan and RCA ($8,201) and the pension payable under the Company's principal pension plan. These pension benefits are payable from the Company's operating funds.

   Mr. Harrison does not participate in the Company's principal pension plan and Special Retirement Stipend but the Company has guaranteed Mr. Harrison that upon his termination of employment with the Company, his total supplemental retirement benefits would not be less than the benefits that would have been provided under the Illinois Central Railroad Company ("ICR") Supplemental Executive Retirement Plan in effect prior to March 30, 1998 had he continued his service with ICR and continued participation in such plan.

   Mr. Harrison's pension and retirement plans with ICR prior to March 30, 1998 were the following:

   Executive Account Balance Plan. ICR's Executive Account Balance Plan provides for a sum equivalent to 10% of Mr. Harrison's combined salary and performance awards in excess of a wage offset factor to be accrued annually (but not funded), and is payable upon the retirement from the ICR or termination of employment. The wage offset factor is adjusted annually by the percentage increase in the U.S. social security wage base. For 1999, the wage offset factor was $121,000 (U.S.). Accrued amounts earn interest in accordance with the plan.

   Defined Contribution Plan. Mr. Harrison is eligible to participate in a defined contribution plan to which the ICR contributes 2% of each participant's earnings (as defined in the plan). All contributions are fully vested upon contribution and are invested in various investment funds as selected by Mr. Harrison. Contributions are designated as Employer Contributions in the Savings Plan.

   Supplemental Retirement and Savings Plans. Mr. Harrison is eligible to participate in the Supplemental Retirement and Savings Plan (the "Savings Plan"), which is a qualified salary reduction 401(k) plan. Mr. Harrison may make "pre-tax" contributions to the Savings Plan of up to 15% of his salary subject to limitations imposed by the U.S. Internal Revenue Code. Those contributions are partially matched by the ICR. The matching contribution is limited to 50% of the first 6% of Mr. Harrison's pre-tax salary (i.e., the matching contribution is limited to 3% of his salary). All contributions are fully vested upon contribution and are invested in various investment funds as selected by Mr. Harrison.

   Excess Benefit Plan. Under the ICR's Excess Benefit Plan, amounts are accrued for Mr. Harrison on an unfunded basis to offset the limitations imposed by the U.S. Internal Revenue Code with respect to certain benefit plans as a result of the level of Mr. Harrison's compensation. Currently, the Excess Benefit Plan provides for the accrual of a sum equivalent to the employer matching contribution under the Supplemental Retirement and Savings Plan which is restricted by the limits of Section 402(g) of the U.S. Internal Revenue Code. The amounts accrued will be distributed at the same time and on the same terms as the amounts paid under the Savings Plan.

Chapter Four--Other Canadian National Annual Meeting Matters



   Supplemental Executive Retirement Plan. ICR has no tax-qualified defined benefit retirement plan for employees. However, ICR established the Illinois Central Corporation Supplemental Executive Retirement Plan effective as of January 1, 1994 (the "SERP"). Mr. Harrison is covered by the SERP. The monthly benefit payable pursuant to the SERP is equal to a maximum of 35% of Mr. Harrison's final average compensation (defined as the average annual compensation paid for the highest 36 consecutive months out of the last 60 months prior to retirement) offset by the amount of annual annuity that could be purchased with the sum of: (i) the portion of Mr. Harrison's account in the Savings Plan which is attributable solely to ICR contributions and the earnings thereon; (ii) Mr. Harrison's account in the Excess Benefit Plan; and (iii) Mr. Harrison's account balance in the Executive Account Balance Plan. Mr. Harrison is fully vested in the SERP. The following table shows benefits payable at age 55 or above with 10 years of credited service, or upon normal retirement at age 65.

   Average                          Pension Plan Table
    Final         Estimated Annual Benefit for Years of Credited Service
   Earnings      -----------------------------------------------------------------------
   --------         5              10             15             20             25
   $100,000      $ 17,500       $ 35,000       $ 35,000       $ 35,000       $ 35,000
    200,000        35,000         70,000         70,000         70,000         70,000
    300,000        52,500        105,000        105,000        105,000        105,000
    400,000        70,000        140,000        140,000        140,000        140,000
    500,000        87,500        175,000        175,000        175,000        175,000
    600,000       105,000        210,000        210,000        210,000        210,000
    700,000       122,500        245,000        245,000        245,000        245,000
    800,000       140,000        280,000        280,000        280,000        280,000
    900,000       157,500        315,000        315,000        315,000        315,000

   The above table sets forth the estimated annual benefits payable on a single-life annuity basis if Mr. Harrison does not have a spouse at the time payment is to commence and a joint and 50% survivor annuity basis in the event Mr. Harrison has a spouse at the time of commencement.

   Mr. Harrison had 6 years of recognized credited service as of December 31, 1999.

   Mr. Torrance Wylie does not participate in neither the Company's principal pension plan nor the Special Retirement Stipend.

Directors' Compensation

   In consideration for serving on the Board of Directors of the Company in 1999, each director, except Mr. David G.A. McLean, Mr. Paul M. Tellier and Mr.
E. Hunter Harrison, was paid a fee of $26,580 (including a retainer fee of $10,000 and either 400 common shares of the Company purchased by it on the open market or 400 deferred stock units). In addition, each such director received an amount of $1,000 per day for each meeting of the Board of Directors attended and an additional $1,000 when he or she traveled over two time zones or more in order to attend a meeting of the Board of Directors or a committee thereof. Such directors also received a fee of $3,500 for being a member of a committee of the Board of Directors and an additional $950 for each meeting of a committee attended. The chairman of each standing committee of the Board of Directors (except the Chairman of the Board) is entitled to an additional fee of $3,000.

   Mr. McLean, in his capacity of Chairman of the Board in 1999, was paid a fee of $219,600, including a retainer fee of $140,000 and 2,000 common shares purchased by the Company on the open market. Messrs. Tellier and Harrison, as they are officers of the Company, do not receive any compensation from the Company to serve as a director thereof.

                   Chapter Four--Other Canadian National Annual Meeting Matters



   At its meetings held on April 26, 1999 and January 25, 2000, the Board of Directors approved grants of options on 4,000 common shares of the Company to each non-employee director, except the Chairman of the Board, whose grants were on 7,000 common shares of the Company, the whole pursuant to the Management Long-Term Incentive Plan. At the January 25, 2000 meeting, the Board also approved an increase in attendance fees for 2000 Board and Committee meetings to $1,200 and $1,000, respectively.

   At its meeting held on November 24, 1998, the Board of Directors adopted a Directors Share Purchase Plan providing for the purchase of common shares by the Company on the open market or the grant of deferred stock units, at the option of each non-employee director, as part of directors' compensation, once a year.

Chapter Four--Other Canadian National Annual Meeting Matters



Indebtedness of Directors and Officers

   As at December 31, 1999, the aggregate indebtedness of all officers and employees of the Company and its subsidiaries, not entered into in connection with the purchase of common shares of the Company, was approximately $3.2 million.

   Table of Indebtedness of Directors, Executive Officers and Senior Officers
                 other than under Securities Purchase Programs

--------------------------------------------------------------------------------
                                                                      Amount
                                                     Largest        Outstanding
                                                     Amount            as at
   Name and Principal      Involvement of Issuer   Outstanding     February 29,
        Position               or Subsidiary       during 1999         2000
   ------------------     ----------------------- -------------    -------------
Dave P. Edison            Loan granted by Company    $  274,000(1)    $  274,000
Vice-President            Guarantee by Company       $   22,272(2)    $   22,272
Pacific Division
James M. Foote(2)         Guarantee by Company       $   45,537       $   45,537
Senior Vice-President,
Sales and Marketing
E. Hunter Harrison(3)     Loan granted by Company US $1,500,000    US $1,500,000
Executive Vice-President
and Chief Operating
Officer
Jack T. McBain(2)         Guarantee by Company       $   49,050       $   49,050
Senior Vice-President,
Operations
Terry McManaman(2)        Guarantee by Company       $   31,775       $   31,775
Vice-President,
Gulf Division
J.P. Ouellet(4)           Loan granted by Company    $  475,000       $  475,000
Senior Vice-President,
Chief Legal Officer and
Corporate Secretary
J. Paul Mathieson(2)      Guarantee by Company       $   39,255       $   39,255
Vice-President,
Network Transportation
David E. Todd(2)          Guarantee by Company       $   42,174       $   42,174
Vice-President,
Government Affairs

--------
(1) Interest-free loan secured against Mr. Edison's residence with an initial term of July 2004.
(2) Guarantee of an interest-free loan by a financial institution in connection with shares purchased under the Company's 1995 Management Share Matching Plan.
(3) See "Employment Contracts" hereinabove.
(4) Interest-free loan secured against Mr. Ouellet's residence with an initial term of November 2001.

   As at December 31, 1999, there was no outstanding indebtedness of officers and employees of the Company and its subsidiaries, entered into in connection with the purchase of common shares of the Company.

                   Chapter Four--Other Canadian National Annual Meeting Matters



   The following table sets forth information concerning any such indebtedness incurred by the executive officers and senior officers who are, or at any time during 1999 were, in the employ of the Company:

        Table of Indebtedness of Executive Officers and Senior Officers
                     under Securities Purchase Programs(1)

----------------------------------------------------------------------------------------------------
                                           Largest      Amount
                                           Amount    Outstanding      Financially
                            Involvement  Outstanding    as at     Assisted Securities
         Name and              of the    during 1999 February 29,      Purchases       Security for
    Principal Position        Company        ($)       2000($)        During 1999      Indebtedness
    ------------------      ------------ ----------- ------------ ------------------- --------------
Paul M. Tellier,            Loan granted   97,016        --               --          Shares held in
President and Chief         by Company                                                    escrow
Executive Officer
Cliff L. Carson             Loan granted   27,678        --               --          Shares held in
Vice-President, Commercial  by Company                                                    escrow
Development-Eastern Canada
Division
Dave P. Edison              Loan granted   27,679        --               --          Shares held in
Vice-President, Pacific     by Company                                                    escrow
Division
Sean Finn                   Loan granted   33,546        --               --          Shares held in
Vice President, Treasurer   by Company                                                    escrow
and Principal Tax Counsel
James M. Foote              Loan granted   56,921        --               --          Shares held in
Senior Vice-President,      by Company                                                    escrow
Sales and Marketing
Keith L. Heller             Loan granted   56,238        --               --          Shares held in
Senior Vice-President,      by Company                                                    escrow
Eastern Canada Division
Wes T. Kelley               Loan granted    7,866        --               --          Shares held in
                            by Company                                                    escrow
J. Paul Mathieson           Loan granted   39,255        --               --          Shares held in
Vice-President, Network     by Company                                                    escrow
Transportation
Jack T. McBain              Loan granted   61,312        --               --          Shares held in
Senior Vice-President,      by Company                                                    escrow
Operations
Terry McManaman             Loan granted   35,993        --               --          Shares held in
Vice-President, Gulf        by Company                                                    escrow
Division
Sandi J. Mielitz            Loan granted   16,873        --               --          Shares held in
Vice-President, Commercial  by Company                                                    escrow
Development--
Prairie Division
Claude Mongeau              Loan granted   33,746        --               --          Shares held in
Senior Vice-President       by Company                                                    escrow
and Chief Financial
Officer
Serge Pharand               Loan granted   34,763        --               --          Shares held in
Vice-President and          by Company                                                    escrow
Corporate Comptroller
Rick W. Richardson          Loan granted   43,738        --               --          Shares held in
                            by Company                                                    escrow
Anthony Rossi               Loan granted   16,994        --               --          Shares held in
                            by Company                                                    escrow
Michael J. Sabia            Loan granted   54,552        --               --          Shares held in
                            by Company                                                    escrow
David E. Todd               Loan granted   42,174        --               --          Shares held in
Vice-President,             by Company                                                    escrow
Government Affairs

--------
(1) No indebtedness has been incurred by the directors other than Mr. Tellier.

Chapter Four--Other Canadian National Annual Meeting Matters



Aggregate Compensation

   The aggregate compensation paid or to be paid by the Company and its subsidiaries to the Company's 36 full-time executive officers for services rendered during the financial year ended December 31, 1999 was approximately $16.5 million. The value of the benefits received in respect of the financial year ended December 31, 1999 by these executive officers of the Company does not exceed 10% of the above-mentioned cash remuneration.

Interest of Management and Others in Material Transactions

   The management of the Company is not aware of any material interest of any director or officer of the Company or any of their associates or affiliates in any transaction since the date of the last completed financial year of the Company, or in any proposed transaction, that has materially affected or will materially affect the Company or any of its affiliates and that has not been previously disclosed.

Directors' and Officers' Insurance

   The Company has purchased at its expense group liability insurance in the amount of $175,000,000, with a deductible to the Company of $1,000,000 for the protection of directors and officers of the Company and its subsidiaries against liability incurred by them in such capacity. The premium for 1999 was $477,000.

Appointment of Auditors

   Management is recommending that KPMG LLP be appointed as the sole auditors of the Company for a term commencing at the close of the Meeting. Unless contrary instructions are indicated on the proxy form or the voting instruction card, each proxy received by management or voting instruction card returned to The Trust Company of Bank of Montreal will be voted in favor of the appointment of KPMG LLP as auditors of the Company to hold office until the next annual meeting of shareholders.

Normal Course Issuer Bid

   The Company announced on January 26, 2000 that its Board of Directors had authorized a normal course issuer bid. The Toronto Stock Exchange has approved the Company's application to purchase on the open market, between January 31, 2000 and January 30, 2001, up to a maximum of 13 million of its outstanding common shares, representing approximately 6.4% of its outstanding common shares not held by insiders. These purchases are made through the facilities of the Toronto and New York stock exchanges in accordance with their respective rules or policies on normal course issuer bids. The price which the Company pays for any common shares is the market price at the time of acquisition plus brokerage fees. Shareholders may obtain without charge a copy of the documents filed with the regulatory authorities concerning the purchases by writing to the Corporate Secretary of the Company.

Availability of Documents

   Copies of the Company's latest annual information form and audited financial statements filed with various provincial securities commissions may be obtained, without charge, on request from the Corporate Secretary of the Company.

                   Chapter Four--Other Canadian National Annual Meeting Matters



             APPROVAL OF CIRCULAR BY DIRECTORS OF CANADIAN NATIONAL

   The Board of Directors of Canadian National has approved the contents of this management proxy circular and its sending to securityholders of Canadian National.

/s/ Jean Pierre Ouellet
Jean Pierre Ouellet
Senior Vice-President, Chief Legal Officer and Corporate Secretary

February 29, 2000

                                  CHAPTER FIVE

           OTHER BURLINGTON NORTHERN SANTA FE ANNUAL MEETING MATTERS

   This chapter contains information to be considered in connection with Burlington Northern Santa Fe (the "Company") annual meeting matters. All information in this chapter is given as of February 29, 2000, unless otherwise stated.

                             ELECTION OF DIRECTORS

Annual Election

   At the annual meeting, you and the other shareholders will elect fourteen directors, each to hold office for a term of one year and until his or her successor has been elected and qualified. All incumbent directors, with the exception of Ms. Martinez, initially became directors of the Company on September 22, 1995, with the business combination of Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("SFP") pursuant to the Agreement and Plan of Merger dated June 29, 1994, as amended, among BNI, SFP and the Company. Ms. Martinez was first elected in 1998. Pursuant to the Board's retirement policy, Mr. Blanton, a director since 1989, will not stand for re-election. All other incumbent directors have been nominated for re-election.

Nominees

   The nominees for whom the shares represented by the enclosed proxy are intended to be voted, unless such authority is withheld, are identified below along with certain background information. We do not contemplate that any of these nominees will be unavailable for election but, if such a situation should arise, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. Years served as a director of the Company includes prior service as directors of BNI, SFP and predecessor companies. No director, other than Mr. Krebs, is or has been employed by or served as an executive officer of the Company or its subsidiaries.

JOSEPH F. ALIBRANDI, 71                                   Director since 1982

Retired Chairman and Chief Executive Officer of Whittaker Corporation, Los Angeles, California (aerospace) since August 1999. Previously, Chairman of Whittaker Corporation from December 1985 to July 1999, also Chief Executive Officer of Whittaker Corporation from November 1975 to December 1994, and from September 1996 to August 1999. Also Chairman of BioWhittaker, Inc. (biotechnology) from October 1991 to September 1997. Also a director of Catellus Development Corporation and Jacobs Engineering Group Inc. Member of Executive Committee and Compensation Committee.

JOHN J. BURNS, JR., 68                                    Director since 1995

President and Chief Executive Officer of Alleghany Corporation, New York, New York (holding company with asset management, reinsurance, industrial minerals, and steel fastener manufacturing operations, and an investment position in Burlington Northern Santa Fe Corporation) since July 1992. Also a director of Alleghany Corporation and Chicago Title Corporation. Member of Executive Committee and Compensation Committee.

Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



GEORGE DEUKMEJIAN, 71                                     Director since 1991

Senior Counsel to Sidley & Austin, Los Angeles, California (law firm) since September 1999; previously, Partner of Sidley & Austin from February 1991. Formerly, Governor of the State of California from January 1983 until January 1991. Also a director of Foundation Health Systems, Inc. and The Keith Companies. Member of Audit Committee and Directors and Corporate Governance Committee.

ROBERT D. KREBS, 57                                       Director since 1983

Chairman and Chief Executive Officer of the Company since June 1999. Also, Chairman and Chief Executive Officer of The Burlington Northern and Santa Fe Railway Company. Previously, Chairman, President and Chief Executive Officer of the Company from April 1997 to June 1999, and President and Chief Executive Officer from September 1995 to April 1997. Chairman, President and Chief Executive Officer of Santa Fe Pacific Corporation from June 1988 to January 1998. Also a director of Phelps Dodge Corporation. Chairman of the Executive Committee.

BILL M. LINDIG, 63                                        Director since 1993

Chairman of SYSCO Corporation, Houston, Texas (marketer and distributor of foodservice products) since January 2000; previously, Chairman and Chief Executive Officer of SYSCO Corporation from January 1999. From January 1995 to January 1999, President and Chief Executive Officer, and from November 1985 to January 1995, President and Chief Operating Officer, of SYSCO Corporation. Also a director of SYSCO Corporation. Member of Compensation Committee and Directors and Corporate Governance Committee.

VILMA S. MARTINEZ, 56                                     Director since 1998

Partner in Munger, Tolles & Olson LLP, Los Angeles, California (law firm) since 1982. Also a director of Anheuser-Busch Companies, Inc., Fluor Corporation, Sanwa Bank California, and Shell Oil Company. Member of Audit Committee and Directors and Corporate Governance Committee.

ROY S. ROBERTS, 60                                        Director since 1993

Group Vice President, North American Vehicle Sales, Service and Marketing of General Motors Corporation, Detroit, Michigan (manufacturer of motor vehicles) since July 1999; previously, Vice President and Group Executive, North American Vehicle Sales, Service and Marketing of General Motors Corporation from October 1998. From August 1998 to October 1998, Vice President and General Manager, Field Sales, Service and Parts; from February 1996 to August 1998, Vice President and General Manager of Pontiac-GMC Division; and from October 1992 to February 1996, General Manager, GMC Truck Division, of General Motors Corporation. Also a director of Abbott Laboratories and Volvo Trucks North America, Inc. Member of Compensation Committee and Directors and Corporate Governance Committee.

MARC J. SHAPIRO, 52                                       Director since 1995

Vice Chairman for Finance, Risk Management and Administration of The Chase Manhattan Corporation, New York, New York (banking) since July 1997. Previously, Chairman and Chief Executive Officer, Chase Bank of Texas N.A., Houston, Texas (banking) since 1989. Also a director of Expedior Incorporated and a trustee of Weingarten Realty Investors. Member of Audit Committee and Directors and Corporate Governance Committee.

        Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



ARNOLD R. WEBER, 70                                       Director since 1986

President-Emeritus, Northwestern University, Evanston, Illinois (higher education) since July 1998. From January 1995 through June 1998, Chancellor of Northwestern University, and from February 1985 through December 1994, President of Northwestern University. Also a director of PepsiCo, Inc., Tribune Company, Aon Corporation, Diamond Technology Partners, Inc. and Deere & Company. Member of Executive Committee and Audit Committee.

ROBERT H. WEST, 61                                        Director since 1980

Retired Chairman of the Board of Butler Manufacturing Company, Kansas City, Missouri (manufacturer of pre-engineered building systems and specialty components). Previously, Chairman of the Board of Butler Manufacturing Company from January 1999 to July 1999, and Chairman and Chief Executive Officer from May 1986 to January 1999. Also a director of Commerce Bancshares, Inc. and Kansas City Power & Light Company. Chairman of Audit Committee and member of Compensation Committee.

J. STEVEN WHISLER, 45                                     Director since 1995

President and Chief Executive Officer, Phelps Dodge Corporation, Phoenix, Arizona (mining and manufacturing) since January 2000. Previously, President and Chief Operating Officer of Phelps Dodge Corporation from December 1997 to December 1999, and from October 1988 to December 1997, Senior Vice President of Phelps Dodge Corporation. President of Phelps Dodge Mining Company, a division of Phelps Dodge Corporation, from November 1991 to September 1998. Also a director of Phelps Dodge Corporation and Southern Peru Copper Corporation. Member of Audit Committee and Directors and Corporate Governance Committee.

EDWARD E. WHITACRE, JR., 58                               Director since 1993

Chairman and Chief Executive Officer, SBC Communications Inc., San Antonio, Texas (telecommunications) since January 1990. Also a director of Anheuser-Busch Companies, Inc., Emerson Electric Co., The May Department Stores Company, and SBC Communications Inc. Chairman of Directors and Corporate Governance Committee and member of Executive Committee.

RONALD B. WOODARD, 56                                     Director since 1995

President and Chief Executive Officer of Magna Drive, Inc., Seattle, Washington (industrial equipment manufacturing) since April 1999. Formerly, President of Boeing Commercial Airplane Group, a division of The Boeing Company (aerospace), from December 1993 to November 1998. From March 1993 to December 1993, Executive Vice President-Boeing Commercial Airplane Group. Member of Audit Committee and Compensation Committee.

MICHAEL B. YANNEY, 66                                     Director since 1989

Chairman and Chief Executive Officer, America First Companies L.L.C., Omaha, Nebraska (investments) since 1984. Also a director of Forest Oil Corporation, Inc., Level 3 Communications, Inc. and RCN Corporation. Chairman of Compensation Committee and member of Executive Committee.

Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



                        OTHER ANNUAL MEETING INFORMATION

Independent Public Accountants

   PricewaterhouseCoopers LLP served as the independent public accountant for the Company in 1999. The Company's independent public accountant for 2000 will be selected by the Board at a regular Board meeting to be held in 2000. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Advance Notice Procedures

 Shareholder Proposals for Annual Meeting in 2001

   Proposals by shareholders to be considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2001 must be received by the Corporate Secretary, 2650 Lou Menk Drive, Second Floor, Fort Worth, Texas 76131-2830, no later than November 16, 2000. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

 Other Shareholder Business at Annual Meeting in 2001

   For other business to be introduced at the annual meeting in 2001, including proposals not submitted pursuant to Rule 14a-8 for inclusion in our proxy materials, shareholders must send advance notice in writing to the Corporate Secretary. To be timely, notice must be received no later than December 20, 2000 and no earlier than November 20, 2000. The advance notice must also meet the other requirements of Article II, Section 10 of the Company's By-Laws. You may obtain a copy of our By-Laws by writing to our Corporate Secretary, Marsha
K. Morgan.

 Shareholder Nomination of Directors

   The Directors and Corporate Governance Committee will consider candidates for election as a director as recommended by shareholders. Any such recommendation, together with the person's qualifications and consent to be considered as a nominee, should be sent in writing to the Corporate Secretary on or before November 30 of the year preceding the annual meeting to permit adequate time for review by the Committee.

   Shareholders intending to nominate a candidate for election as a director at the annual meeting in 2001 must give advance notice in writing to the Corporate Secretary. To be timely, notice must be received no later than December 20, 2000 and no earlier than November 20, 2000. The advance notice must also meet the other requirements of Article XII, Section 3 of the Company's By-Laws.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in the Company's common stock with the Securities and Exchange Commission. Based on Company records and representations from these persons, the Company believes that all Securities and Exchange Commission beneficial ownership reporting requirements for 1999 were met.

        Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



                           GOVERNANCE OF THE COMPANY

Role of the Board

   Pursuant to the Delaware General Corporation Law, the business, property and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the Board keep informed of the Company's business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chairman and Chief Executive Officer and other officers.

Board Structure

   The Company currently has fifteen directors. With the retirement of Director Jack S. Blanton as of the annual meeting pursuant to the Board's retirement policy, the size of the Board will be reduced to fourteen. Each Director is elected to a one-year term.

1999 Board Meetings

   In 1999, the Board met eleven times. Each incumbent member of the Board attended 85% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served. Average attendance at Board and committee meetings for all directors was over 96%.

Board Committees

   The Board has established Executive, Compensation, Directors and Corporate Governance, and Audit Committees. No member of any committee is presently an employee of the Company or its subsidiaries with the exception of Mr. Krebs, who serves as Chairman of the Executive Committee.

   The Executive Committee did not meet during 1999. The committee exercises the authority of the Board during intervals between meetings of the Board subject to certain limitations of Delaware law.

   The Compensation Committee met four times during 1999. The committee reviews and makes recommendations to the Board concerning:

  . the compensation of the Chairman and Chief Executive Officer and other senior officers of the Company;

  . performance of fiduciaries for the Company's pension trust funds;

  . proposed employee benefit and stock plans, and Company compensation systems and practices;

  . the evaluation of the performance of the Company's officers and the selection of individuals for appointment or promotion as officers; and

  . grants of stock awards.

   The Directors and Corporate Governance Committee met three times during 1999. The committee reviews and makes recommendations to the Board concerning:

  . the size and composition of the Board;

  . nominees for election as directors;

  . evaluation of the performance of the Board;

Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



  . compensation and benefits for directors; and

  . nominations of candidates for election as director recommended by stockholders.

   The Audit Committee met three times during 1999. The functions of the committee are:

  . to oversee the Company's accounting, auditing and financial policies and practices and its internal control policies and procedures;

  . to recommend to the Board the engagement of an independent accounting firm; and

  . to review with management and the independent public accountant the Company's financial statements, basic accounting and financial policies and practices, audit scope and competence of control personnel.

Directors' Compensation

   We pay non-employee directors an annual retainer fee of $36,000, in quarterly installments. We pay each Committee Chairman a supplemental annual retainer fee of $5,000. In addition, for attendance at each Board or Committee meeting or any inspection trip or similar meeting, we pay a meeting fee of $1,000 plus expenses. Dr. Weber also receives $10,000 annually for his services as an economic advisor to the Board. Directors who are also officers or employees of the Company receive no compensation for their duties performed as a director of the Company.

Directors' Retirement and Stock Plans

   Burlington Northern Santa Fe Directors' Retirement Plan. Non-employee Board members are eligible for an annual benefit under the Directors' Retirement Plan if they have served as a member of the Board for ten consecutive years, have attained mandatory retirement age or are designated by the Directors and Corporate Governance Committee as eligible for benefits. The annual benefit is the amount of the annual retainer fee for services as a Board member at the time of termination of service; the benefit ceases upon an individual's death. Service as a member of the boards of BNSF's predecessor companies counts toward the ten consecutive years of service requirement.

   Burlington Northern Santa Fe Non-Employee Directors' Stock Plan. In 1999, each non-employee director was granted non-qualified stock options to purchase 3,000 shares of Company common stock at $35.125 per share, the fair market value on the date of grant. These options vest on April 15, 2000 (unless earlier terminated pursuant to the plan) and expire on April 15, 2009, or earlier if a director leaves the Board. Each individual (other than employees) elected to the Board of Directors at the 2000 annual meeting and at each subsequent annual meeting will automatically be granted non-qualified stock options to purchase 3,000 shares of the Company's common stock (subject to adjustment as provided in the Non-Employee Directors' Stock Plan) at 100% of the fair market value of such shares on the date that the options are granted. Each option will become exercisable commencing on the first anniversary date of the grant and will terminate no later than ten years from the date of grant.

   At each annual meeting, each newly-elected director who has not previously received such an award will also be granted a one-time Retainer Stock Award of 3,000 restricted shares of common stock pursuant to the Non-Employee Directors' Stock Plan. These shares vest ratably upon the third, fourth and fifth anniversary of the award subject to the attainment of a 12% compound annual growth rate in the fair market value of a share of common stock (as defined in the plan) maintained for a 30 consecutive trading day period immediately prior to or following the respective anniversary date. To the extent that an award has not vested previously, it will be forfeited six years from the date of grant.

        Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



   The Non-Employee Directors' Stock Plan also permits directors by timely election to forego up to 25% of their annual retainer and receive a Retainer Stock Award in the form of restricted stock of 150% of the amount foregone based on the fair market value of the Company's common stock on the date of grant (December 31 of each calendar year), to vest three years from the date of grant. In 1999, 14 directors each received a Retainer Stock Award of 556 restricted shares after electing to forego 25% of their annual retainer.

   Burlington Northern Santa Fe Deferred Compensation Plan for Directors. Non-employee directors may voluntarily defer a portion or all of the fees they would otherwise receive into a Prime Rate interest account, a Company phantom stock account or other investment option established under the plan's terms. Distributions are made in either annual installments or as a lump sum after service as a director ceases. The Company has assumed all obligations incurred through September 22, 1995 under the BNI Deferred Compensation Plan for Directors, a predecessor plan.

Retirement Policy

   Under the Board's corporate governance standards, no individual may serve as a director beyond the annual meeting of shareholders on or following his or her seventy-second birthday. Individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board to afford the Board the opportunity, via the Directors and Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances. The Board's corporate governance standards call for a director who is also an employee of the Company to retire from the Board upon his or her termination of employment.

Certain Relationships

   Mr. Deukmejian is a partner of the Sidley & Austin law firm, which firm provided legal services to the Company in 1999 and is expected to provide legal services to the Company in 2000.

Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



                         STOCK OWNERSHIP IN THE COMPANY

Certain Beneficial Owners

   To the best of the Company's knowledge based on filings with the Securities and Exchange Commission, the following are the only persons who own beneficially five percent or more of its common stock outstanding:

                                                 Shares Held
                                                and Nature of
Name and Address of Beneficial Owner         Beneficial Ownership Percentage(3)
------------------------------------         -------------------- -------------
FMR Corp. ..................................      48,698,205(1)      10.657%
 82 Devonshire Street
 Boston, MA 02109
UBS AG......................................      27,542,355(2)         5.9%(2)
 Bahnhofstrasse 45
 8021, Zurich, Switzerland
 and
Brinson Partners, Inc.
 209 LaSalle Street
 Chicago, IL 60604-1295

--------

(1) Based on share holdings reported in Schedule 13G, dated February 14, 2000, pursuant to the Securities Exchange Act of 1934 and provided to the Company for holdings as of December 31, 1999. The Schedule 13G indicates that of the total shares held, the reporting person had sole power to vote or direct the vote for 4,880,603 shares and shared power to vote or direct the vote for no shares, and had sole power to dispose or to direct the disposition of 48,698,205 shares.

(2) Based on share holdings reported in a joint filing on Schedule 13G dated February 11, 2000, pursuant to the Securities Exchange Act of 1934 and provided to the Company for holdings as of December 31, 1999. The Schedule 13G indicates that of the total shares held, UBS AG had sole voting power for 26,787,254 shares and shared dispositive power for 27,542,355 shares, or 5.9%, and its wholly owned indirect subsidiary, Brinson Partners, Inc., had sole voting power and shared dispositive power for 26,177,263 shares, or 5.6%. In the filing, UBS AG and Brinson Partners, Inc. disclaim beneficial ownership of these securities.
(3) Based on 454,559,590 shares of common stock of the Company outstanding as of December 31, 1999.

        Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



Ownership of Management

   The following table shows, as of February 29, 2000 (unless otherwise indicated), the number of shares of the Company's common stock beneficially owned by directors, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group, with sole voting and investment power, unless otherwise indicated. No individual director or executive officer beneficially owned more than one percent of the outstanding common stock, and all directors and executive officers of the Company as a group beneficially owned approximately 1.2% of the outstanding common stock, as of February 29, 2000.

                                                               Shares Held
                                                              and Nature of
Name of Beneficial Owner                  Position         Beneficial Ownership
------------------------                  --------         --------------------
Joseph F. Alibrandi.............  Director                         18,694(1)
Jack S. Blanton.................  Director                         40,564(1)
John J. Burns, Jr...............  Director                         24,857
George Deukmejian...............  Director                         20,698(1)
Robert D. Krebs.................  Chairman and Chief
                                  Executive Officer,
                                  Director                      3,122,822(5)(6)
Bill M. Lindig..................  Director                         18,016(1)
Vilma S. Martinez...............  Director                         10,413(1)(4)
Roy S. Roberts..................  Director                         18,875(1)
Marc J. Shapiro.................  Director                         19,783(1)
Arnold R. Weber.................  Director                         34,192(1)
Robert H. West..................  Director                         17,353(1)
J. Steven Whisler...............  Director                         23,344(1)(3)
Edward E. Whitacre, Jr..........  Director                         31,396(1)
Ronald B. Woodard...............  Director                         21,482(1)
Michael B. Yanney...............  Director                         69,509(1)
Matthew K. Rose.................  President and Chief
                                  Operating Officer               489,476(5)
Charles L. Schultz..............  Executive Vice President
                                  and Chief Marketing
                                  Officer                         580,836(5)(7)
Jeffrey R. Moreland.............  Senior Vice President-
                                  Law and Chief of Staff          599,680(5)
Thomas N. Hund..................  Senior Vice President
                                  and Chief Financial
                                  Officer                         401,894(4)(8)
Directors and Executive Officers
 as a Group.....................                                5,881,373(1)(5)

--------

(1) The amounts reported include restricted stock issued under the Non-Employee Directors' Stock Plan as follows: 4,396 for each of Messrs. Alibrandi, Burns, Deukmejian, Lindig, Roberts, Shapiro, Weber, West, Whisler, Whitacre, Woodard, and Yanney; 3,556 for Mr. Blanton; 3,958 for
    Ms. Martinez; and 60,266 for all directors as a group.

  The amounts reported include shares which may be acquired within 60 days upon the exercise of stock options under the Non-Employee Directors' Stock Plan as follows: 12,000 for each of Messrs. Alibrandi, Burns, Deukmejian, Roberts, Shapiro, West, Whisler, and Woodard; 30,000 for each of Messrs. Blanton and Yanney; 9,000 for Mr. Lindig; 6,000 for Ms. Martinez; 24,000 for Mr. Weber; 21,000 for Mr. Whitacre; and 216,000 for all directors as a group.

Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters

     The amounts reported include phantom stock units under the Deferred Compensation Plan for Directors as of February 29, 2000 as follows: 621 for Mr. Blanton; 5,041 for Mr. Burns; 598 for Mr. Roberts; 2,328 for Mr. Whisler; 4,699 for Mr. Woodard; 16,726 for Mr. Yanney; and 30,014 for all directors as a group.

(2) Mr. Burns is President and Chief Executive Officer of Alleghany Corporation, which beneficially owns 17,949,242 shares of the Company's common stock.

(3) Includes 4,233 shares in which Mr. Whisler shares voting and investment power as co-trustee and co-beneficiary of a family revocable trust.

(4) Includes 455 shares Ms. Martinez holds through a Retirement Savings Money Purchase Pension Plan.

(5) The amounts reported include shares of restricted stock granted to executive officers as follows: 174,021 for Mr. Krebs; 60,169 for Mr. Rose; 42,221 for Mr. Schultz; 59,546 for Mr. Moreland; 64,893 for Mr. Hund; and 475,011 for all executive officers as a group.

     The amounts reported include shares which may be acquired within 60 days upon the exercise of stock options as follows: 2,133,067 for Mr. Krebs (including 609,000 held in a family partnership to which Mr. Krebs disclaims beneficial ownership); 426,000 for Mr. Rose; 492,183 for Mr. Schultz; 503,634 for Mr. Moreland; 235,482 for Mr. Hund; and 4,005,186 for all executive officers as a group.

     The amounts reported include share equivalents credited under the Investment and Retirement Plan, a 401(k) plan, as of February 29, 2000, as follows: 31,818 for Mr. Krebs; 1,296 for Mr. Rose; 10,406 for Mr. Schultz; 8,615 for Mr. Moreland; 5,644 for Mr. Hund; and 59,970 for all executive officers as a group.

(6) Includes 28,917 shares held by a family partnership to which Mr. Krebs disclaims beneficial ownership.

(7) Includes 75 shares and 141 shares held by immediate family members to which Mr. Schultz disclaims beneficial ownership and 177 shares held in an IRA account.

(8)  Includes 720 shares held by an immediate family member.

          COMPENSATION COMMITTEE REPORT ON 1999 EXECUTIVE COMPENSATION

Compensation Committee

   The following report on 1999 executive compensation is presented by the Compensation Committee of the Board (the "Committee") which has responsibility for reviewing and making recommendations to the Board for executive compensation. This includes establishing and reviewing executive base salaries, administering the annual Incentive Compensation Plan as it relates to executive officers, and administering equity-based compensation under the Burlington Northern Santa Fe 1999 Stock Incentive Plan ("Stock Plan") and predecessor plans. The Committee consists of independent, non-employee directors who have no interlocking relationships with the Company.

BNSF Vision

   The Company's vision is to realize its tremendous potential by providing transportation services that consistently meet customers' expectations. Benchmarks are identified against which the Company can measure its success in meeting the needs of its primary constituencies--customers, shareholders, employees and communities. The Company's executive compensation programs help the Company realize its vision and support its business strategies.

Philosophies and Objectives

   The Committee believes that compensation programs should reflect the Company's compensation philosophy and support specific compensation objectives. The Committee also believes that programs designed specifically for executives should exemplify the Company's compensation philosophy and reflect executives' roles as key decision-makers. The philosophical principles and specific objectives are noted below.

        Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



 Philosophical Principles

  . Compensation programs should encourage strong operating and financial performance.

  . Compensation programs should help create a shared sense of direction, ownership and commitment.

  . The Company should emphasize performance-based compensation ("pay at risk") through both cash and equity-based incentives.

 Specific Program Objectives

  . The compensation programs should attract and retain key employees and managers by providing competitive opportunities.

  . The programs should focus employees on operating performance that will maximize the value of the Company's rail operations.

  . The programs should focus employees on the market performance of the Company's stock by encouraging large equity holdings, thus enabling employees to realize significant gains if the Company attains its performance objectives.

  . The programs should provide mechanisms to allow employees to exchange cash compensation for stock-based awards.

Competitive Compensation Objectives

   The Committee has established external competitive benchmarks for each element of compensation which it believes fully support the principles outlined above. The market for assessing compensation is defined as companies from general industry with revenue comparable to the Company. The group of comparators used for these analyses will be broader than that used for the peer group index reflected in the Performance Graph following this report. The Committee believes that the Company's most direct competitors for executive talent are not limited to companies used as a peer group to compare shareholder returns. Rather, the market reflects a broader group with which the Company competes to attract and retain the most skilled and talented executives available.

   The Committee's marketplace compensation objectives are:

  . Base salaries--To manage fixed compensation at a conservative level, market rates for executives' base salary ranges will be set at approximately the 25th percentile level.

  . Annual Incentives--Opportunities under the Incentive Compensation Plan
    ("ICP") are intended to provide competitive total cash compensation (base salary plus annual incentives) based on performance goal achievement. If the Company attains its targeted performance goals (67% ICP achievement), cash compensation levels will approximate the 50th percentile of the Company's comparator group. If the Company attains superior performance levels, cash compensation will exceed the 50th percentile of the Company's comparator group.

  . Long-Term Incentives--To place greater emphasis on pay that is tied to the Company's stock performance over time, opportunities provided under long-term incentive programs will be targeted at the 75th percentile of total compensation in the comparator market.

  . Employee and Executive Benefits--Benefit levels will reflect competitive market levels (competitive market median).

Annual Cash Compensation

   Base Salaries. The Company considers various factors in assigning executives to specific salary ranges, including job content, level of responsibility and accountability. On an annual basis, all employees' salaries, including those of executives, are reviewed and adjusted to reflect individual performance and position within their respective ranges.

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Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



   Incentive Compensation Plan. Executives are eligible for annual performance-based awards under the Company's ICP as are all salaried employees. For 1999, goals for all participants, including executives, were weighted 50% upon achievement of targeted levels of operating income, 15% each upon achievement of safety and on-time performance goals, and 20% on departmental goals which focused on operating efficiency, business unit margins and contributions, and equipment utilization. The incentive award for all employees, including all executive officers, reflected payouts of 56.23%, 53.93% and 55.08% of the individual's maximum ICP potential for the operations, marketing and staff departments, respectively.

   The actual incentives earned by Messrs. Rose, Schultz, Moreland, Hund and Springer for achievement of Company goals were based on the Company's performance as described under "CEO Compensation" in this report. For 2000, the operating income weighting is increasing from 50% to 60%, the weightings for safety and on-time performance remain at 15% each, and equipment utilization is weighted at 10%. There are no departmental goals for 2000.

   The level of award opportunity under the ICP varies by executive. Opportunities generally are established to provide competitive (50th percentile) cash compensation relative to the market for performance that meets the Company's targets, and will exceed the 50th percentile of cash compensation for superior Company performance.

Long-Term Incentives

   To encourage ownership in the Company and to align employees' interests with those of shareholders, the Company provides equity grants under the Stock Plan. The Stock Plan supports the Company's compensation philosophy and objectives, and encourages employee focus on the types and levels of performance that lead to increased stock prices and overall returns to shareholders. The specific programs used under the plan, including the Incentive Bonus Stock Program, Stock Option Grants, the Salary Exchange Option Program, the Performance Share Plan and the Senior Management Stock Deferral Plan, all enable and support executive stock ownership.

   Stock Ownership Goals. A commitment to significant stock ownership on the part of the Company's management is an important element of the compensation programs. The Committee has established stock ownership guidelines as follows.

                                                      1999 Stock Ownership Goals
    Executive Level                                   (As a Multiple of Salary)
    ---------------                                   --------------------------
Senior Vice Presidents...............................    4 x Base Salary
Vice Presidents......................................    3 x Base Salary
Senior Managers in Salary Bands 34-36................    1 to 3 x Base Salary

   Each executive and senior manager covered by the goals is required to retain the net after-tax shares obtained through option exercises, or through vested restricted stock, until he or she accumulates the required ownership levels. The Committee monitors total share holdings on an annual basis. Ninety-two percent of all executives and senior managers currently meet their respective ownership goals.

   Incentive Bonus Stock Program. To encourage individual stock ownership, executives and senior managers are given the opportunity to exchange up to 100% of their ICP cash awards for a grant of restricted stock. Participants electing the exchange receive a restricted stock grant equal to 150% of the ICP award foregone. Shares generally will vest three years after grant, but may vest in two years upon attainment of certain pre-specified return on invested capital performance goals.

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        Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



   Stock Option Grants. Under the Stock Plan, the Company makes periodic grants of stock options to all salaried employees. Stock options cannot be issued with an exercise price below the market value of the Company common stock on the date of grant, thus ensuring that recipients will realize benefit only when the price of the Company's stock appreciates. Stock options for executives and others may also include a reload feature that encourages executives to exercise their options and helps them achieve their stock ownership goals. To reinforce the Company's goal of linking a substantial portion of total compensation to stock value, the grant sizes for all eligible employees are targeted to provide long-term incentive opportunities at the 75th percentile of the market. Actual stock option grants also reflect each recipient's individual performance and salary band.

   Salary Exchange Option Program. To reinforce the link between stock price performance and executive compensation, executives and selected senior managers have the opportunity to exchange up to 25% of their base salary each year for a grant of non-qualified stock options with an exercise price equal to the fair market value of the Company's common stock on the date of grant and with a term of up to ten years from date of grant. Participants receive 450 non-qualified stock options for each $1,000 of base salary exchanged and may elect salary exchanges for up to three consecutive years at one time. The plan initially allowed participants to revoke their election as to any future year prior to the start of that year, and have the associated options canceled, but the plan was amended in late 1999 to eliminate this feature.

   Performance Share Plan. The special, one-time grant of performance-based restricted stock to executives and other selected senior managers on January 18, 1996 is now in the vesting measurement period for the first one-third of the grant. The first one-third will vest when the fair market value of the Company's stock maintains a value of $34.89 for 30 consecutive trading days before January 18, 2002. The second one-third will vest when the fair market value of the stock maintains a value of $39.08 for 30 consecutive trading days before January 18, 2002. The final one-third will vest when the fair market value of the stock maintains a value of $43.76 for 30 consecutive trading days between January 18, 2001, and January 18, 2002. If the Company's stock price does not reach these performance goals by January 18, 2002, the corresponding shares will not vest and will be forfeited.

   Senior Management Stock Deferral Plan. The Senior Management Stock Deferral Plan provides management with retirement and tax planning flexibility. The plan allows senior managers to defer unrealized gains from non-qualified stock option exercises, or the value of restricted stock grants, such as grants from the Incentive Bonus Stock Program (above). Stock options must be exercised using previously acquired shares of the Company's common stock to take advantage of this plan.

CEO Compensation

   The factors upon which Mr. Krebs' 1999 compensation was based are the same as described for all executive officers pursuant to the executive compensation strategy described earlier in this report. Mr. Krebs is eligible to participate in the same compensation plans available to other executive officers of the Company. Mr. Krebs participates in the Company's programs that allow him to receive restricted shares instead of cash for ICP awards and that allow him to exchange a significant portion of his base salary for options. Mr. Krebs' 1999 stock ownership goal was seven times his base salary, and he exceeded this goal.

   The Committee assesses Mr. Krebs' base salary each year based on a review by outside consultants of compensation levels for the Company relative to those of corporations of comparable size, revenues and employee base. In accordance with its established objectives, the Committee measures Mr. Krebs' base salary against the 25th percentile for an organization of the Company's size, as reflected in competitive studies.

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Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



   Mr. Krebs' base salary has remained at $725,000 since January 1, 1996. In 1999, Mr. Krebs' salary paid was $463,333, reflecting his previous election to exchange salary for stock options under the Salary Exchange Option Program, and deductions for substantially all of the annual costs of two life insurance policies benefitting his children under the Company's Estate Enhancement Program.

   In January 1999, the Committee granted Mr. Krebs 450,000 non-qualified stock options. The size of this grant was based on competitive data and was reflective of Mr. Krebs' desire to receive options instead of an increase in his base salary. Mr. Krebs also declined to receive a base salary increase for 2000.

   Mr. Krebs' 1999 incentive opportunity under the ICP was weighted 50% upon achievement of targeted growth in operating income, 15% each upon the achievement of safety and on-time performance goals, and 20% upon departmental goals which focused on operating efficiency, business unit margins and contributions and equipment utilization. The actual incentive earned by Mr. Krebs was $634,522. Mr. Krebs exchanged virtually all his award for shares of restricted stock under the Incentive Bonus Stock Program. The computation for the percentage of goal achievement for Mr. Krebs and other executive officers, which resulted in a 55.08% payout for Mr. Krebs and others in staff departments, was exactly the same as the computation for other salaried employees.

   Actual awards for Mr. Krebs and others reflect operating income that was 46.50% of the goal. Awards also reflect the Company's performance relative to aggressive safety goals; the Company did not attain its goals for reduction of lost work time or personal injuries on the system (as measured by Federal Railroad Administration standards). In addition, the awards reflect the fact that the Company substantially met or exceeded goals for on-time performance. Lastly, the awards reflect the fact that the Company partially met its departmental goals, which focused on operating efficiency, business unit margins and contributions and equipment utilization.

Policy on Deductibility of Compensation

   Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its most highly compensated executive officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of Section 162(m)). All members of the Committee qualify as "outside directors."

   The Committee has considered these requirements and the regulations. While the tax impact of any compensation arrangement is one factor to be considered, this impact is evaluated by the Committee in light of the Company's overall compensation philosophy and objectives. The Company has established the Stock Plan which permits the grant of stock awards that meet the requirements of
Section 162(m) of the Internal Revenue Code and, hence, will maximize the Company's federal income tax deductions for compensation expense. However, the Committee believes there are circumstances in which the Company's and shareholders' interests may be best served by providing compensation that is not fully deductible, and that its ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m).

 Compensation Committee:

  Michael B. Yanney, Chairman               Bill M. Lindig
  Joseph F. Alibrandi                       Roy S. Roberts
  Jack S. Blanton                           Robert H. West
  John J. Burns, Jr.                        Ronald B. Woodard

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     Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



                               PERFORMANCE GRAPH

   The following graph depicts a five year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index ("S&P 500"), and the Standard & Poor's Railroad Index ("S&P Rail"). The Company is included within both the S&P 500 and S&P Rail indices. The graph assumes the investment of $100 on December 31, 1994, in the common stock of the Company's predecessor, Burlington Northern Inc., the S&P 500 and the S&P Rail, and the reinvestment of all dividends.

                                    [GRAPH]

      December 31                                       Company S&P 500 S&P Rail
      -----------                                       ------- ------- --------
      1994.............................................  $100    $100     $100
      1995.............................................  $165    $137     $146
      1996.............................................  $186    $169     $174
      1997.............................................  $203    $225     $196
      1998.............................................  $227    $289     $180
      1999.............................................  $163    $350     $152

Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table summarizes the compensation earned by our Chief Executive Officer and each of the other four most highly compensated executive officers in 1999, and one former executive officer who retired in 1999 for the years indicated below.

                                    Annual              Long-Term
                                 Compensation      Compensation Awards
                              ------------------ -----------------------
                                                             Securities
                                                             Underlying
 Name and Principal                              Restricted    Options      All Other
 Position                Year Salary(1) Bonus(2) Stock(2)(3) (Shares)(4) Compensation(5)
 ------------------      ---- --------- -------- ----------- ----------- ---------------
Robert D. Krebs......... 1999 $463,333  $ 39,856  $891,998     573,414     $  159,646
 Chairman and            1998 $530,000  $ 35,961  $809,640     613,008     $   97,533
 Chief Executive Officer 1997 $530,000  $ 28,875  $655,491     440,250     $   89,913
Matthew K. Rose......... 1999 $371,833  $145,807  $424,555     269,350     $   31,074
 President and           1998 $310,000  $124,579  $362,744     135,000     $   28,955
 Chief Operating Officer 1997 $262,917  $ 76,958  $212,188     108,300     $   22,736
Charles L. Schultz...... 1999 $288,333  $305,772  $      0     187,800     $   23,115
 Executive Vice
  President and          1998 $271,000  $147,926  $174,342     103,950     $   22,991
 Chief Marketing Officer 1997 $236,667  $206,959  $      0      97,689     $   17,673
Jeffrey R. Moreland..... 1999 $231,708  $286,361  $      0     111,450     $   37,127
 Senior Vice President
  Law and                1998 $245,000  $ 20,316  $365,758     114,819     $   21,829
 Chief of Staff          1997 $197,000  $ 13,171  $228,468      90,150     $   14,481
Thomas N. Hund.......... 1999 $221,550  $      0  $316,583     131,100     $    8,489
 Senior Vice President
  and                    1998 $180,000  $ 12,162  $227,668      55,200     $   14,750
 Chief Financial Officer 1997 $142,200  $  8,399  $173,954      74,079     $   10,650
Denis E. Springer....... 1999 $176,167  $323,154  $      0     100,000     $1,934,970
 Senior Vice President
  and                    1998 $338,000  $299,550  $      0     121,950     $   27,332
 Chief Financial Officer
  (retired)              1997 $321,000  $235,210  $      0     127,674     $   17,361

--------
(1) Salary has been reduced by the amounts foregone for participation in the Salary Exchange Option Program by Messrs. Krebs, Rose, Schultz, Moreland, Hund and Springer and for participation in the Company's Estate Enhancement Program for Mr. Krebs in 1999, 1998 and 1997, and for Mr. Moreland in 1999.

(2) The bonus awards for the individuals named above were paid pursuant to the annual incentive compensation plan described in the Compensation Committee Report on 1999 Executive Compensation in this proxy statement. Messrs. Krebs, Rose and Hund elected to forego all or a portion of their annual incentives pursuant to the Incentive Bonus Stock Program for restricted stock in 1997, 1998 and 1999. Mr. Schultz made a similar election as to 1998, and Mr. Moreland made a similar election as to 1997 and 1998. Dividends are paid to holders of restricted stock.

(3) Restricted stock and its corresponding market value owned by the individuals named above, based upon a per share value of $24.25 as of December 31, 1999, is as follows:

                                                      Shares of
   Named Executive                                 Restricted Stock Market Value
   ---------------                                 ---------------- ------------
   Robert D. Krebs................................     165,191       $4,005,882
   Matthew K. Rose................................      43,624       $1,057,882
   Charles L. Schultz.............................      42,221       $1,023,859
   Jeffrey R. Moreland............................      59,546       $1,443,991
   Thomas N. Hund.................................      52,556       $1,274,483
   Denis E. Springer..............................           0       $        0

        Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



(4) Amounts for 1998 and 1997 have been adjusted to reflect a three-for-one stock split in 1998.

(5) For 1999, reflects matching contributions to the Burlington Northern Santa Fe Investment and Retirement Plan and the Burlington Northern Santa Fe Supplemental Investment and Retirement Plan. In addition, in connection with their 1999 participation in the Company's Estate Enhancement Program, $116,667 is reflected for Mr. Krebs and $16,292 is reflected for Mr. Moreland and, in connection with his retirement in 1999, a severance payment of $1,913,400 is reflected for Mr. Springer.

Stock Option Grants in 1999

   The following table provides information as to the individuals named in the Summary Compensation Table and grants of options during 1999. All initial option grants to these individuals have a reload feature under which optionees using outstanding shares to pay the exercise price receive an option for the number of shares so used with an exercise price equal to the fair market value on the date of exercise and expiring on the same date as the initial option. No more than two reload grants may be made in connection with any initial grant and the reload feature is not available with respect to any grant of options pursuant to a reload.

                          Number of
                          Securities  % of Total    Individual Grants       Potential
                          Underlying   Options    ---------------------- Realizable Value
                           Options    Granted to  Exercise or               at Assumed
                           Granted   Employees in Base Price  Expiration  Black-Scholes
  Name                     (Shares)  Fiscal Year   ($/Share)     Date     Calculation(7)
  ----                    ---------- ------------ ----------- ---------- ----------------
Robert D. Krebs(1)......    81,450       0.83%      $33.55    01/01/2009    $  700,470
                           450,000       4.59%      $32.84    01/20/2009    $3,780,000
                             8,622       0.09%      $34.78    03/28/2005    $   77,253
                            24,768       0.25%      $33.68    03/28/2005    $  214,243
Matthew K. Rose(2)......    19,350       0.20%      $33.55    01/01/2009    $  166,410
                           150,000       1.53%      $32.84    01/20/2009    $1,260,000
                           100,000       1.02%      $34.59    05/21/2009    $  890,000
Charles L. Schultz(3)...    37,800       0.39%      $33.55    01/01/2009    $  325,080
                            75,000       0.77%      $32.84    01/20/2009    $  630,000
                            75,000       0.77%      $34.59    05/21/2009    $  667,500
Jeffrey R. Moreland(4)..    36,450       0.37%      $33.55    01/01/2009    $  313,470
                            75,000       0.77%      $32.84    01/20/2009    $  630,000
Thomas N. Hund(5).......    26,100       0.27%      $33.55    01/01/2009    $  224,460
                            30,000       0.31%      $32.84    01/20/2009    $  252,000
                            75,000       0.77%      $34.59    05/21/2009    $  667,500
Denis E. Springer(6)....   100,000       1.02%      $32.84    02/28/2001    $  840,000

--------

(1) The option grant of 81,450 shares, exercisable beginning January 1, 2002, was granted on January 1, 1999, with a reload option in exchange for $181,000 of his 2001 base salary. The option grant of 450,000 shares, with a reload option, was granted on January 20, 1999, and includes consideration of Mr. Krebs' desire to decline a 1999 salary increase. This option grant became exercisable on January 20, 2000. The option grant of 8,622 shares was granted on February 4, 1999, as a reload grant in connection with his use of shares to exercise vested stock options and became exercisable on August 4, 1999. The option grant of 24,768 shares was granted on April 27, 1999, as a reload grant in connection with his use of shares to exercise vested stock options and became exercisable on October 27, 1999.

(2) The option grant of 19,350 shares, exercisable beginning January 1, 2001 and January 1, 2002, respectively, was granted on January 1, 1999, with a reload option in exchange for $5,000 of his 2000

Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters


   base salary and $38,000 of his 2001 base salary. The option grant of 150,000 shares was granted on January 20, 1999, with a reload option, and became exercisable on January 20, 2000. The option grant of 100,000 shares was granted on May 21, 1999, with a reload option, and becomes exercisable in one-third increments beginning May 21, 2000.


(3) The option grant of 37,800 shares, exercisable beginning January 1, 2002, was granted on January 1, 1999, with a reload option in exchange for $84,000 of his 2001 base salary. The option grant of 75,000 shares was granted on January 20, 1999, with a reload option, and became exercisable on January 20, 2000. The option grant of 75,000 shares was granted on May 21, 1999, with a reload option, and becomes exercisable in one-third increments beginning May 21, 2000.

(4) The option grant of 36,450 shares, exercisable beginning January 1, 2002, was granted on January 1, 1999, with a reload option in exchange for $81,000 of his 2001 base salary. The option grant of 75,000 shares was granted on January 20, 1999, with a reload option, and became exercisable on January 20, 2000.

(5) The option grant of 26,100 shares, exercisable beginning January 1, 2002, was granted on January 1, 1999, with a reload option in exchange for $58,000 of his 2001 base salary. The option grant of 30,000 shares was granted on January 20, 1999, with a reload option, and became exercisable on January 20, 2000. The option grant of 75,000 shares was granted on May 21, 1999, with a reload option, and becomes exercisable in one-third increments beginning May 21, 2000.

(6) The option grant of 100,000 shares, exercisable beginning January 20, 2000, was granted on January 20, 1999, with a reload option.

(7) The estimated present value at grant date reflected in the table has been calculated using the Black-Scholes option pricing model based on the following assumptions:

  Exercise price:  Equal to the fair market value of the underlying stock on the date of grant

  Interest rate:  Equal to interest rate on a U.S. Treasury security on
                  December 31, 1999, with a maturity date corresponding to the option term

  Volatility rate:  30%

  Dividend rate:  $0.48 annual dividend per share

  The approach used in developing the assumptions upon which the Black-Scholes variation was based is consistent with the requirements of Statement of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation." The ultimate value of these options will depend on the future market price of the Company's stock. The Black-Scholes model is only one method of valuing options, and the actual value of the options may be significantly different. The actual value of an option to an executive, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised.

        Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



Aggregated 1999 Stock Option Exercises and Year-End Option Values

   The following table provides information as to the individuals named in the Summary Compensation Table concerning their exercise of stock options during 1999 and unexercised stock options held as of the end of 1999. No executives held Stock Appreciation Rights ("SARs") in 1999 and BNSF has no plans to award SARs in the future.

                                                    Number of Securities
                                                   Underlying Unexercised     Value of Unexercised
                                                       Options/SARs at      In-The-Money Options/SARs
                            Shares     Aggregate      Year End (Shares)         at Year End(1)(2)
                           Acquired      Value    ------------------------- -------------------------
Name                      on Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                      ----------- ----------- ----------- ------------- ----------- -------------
Robert D. Krebs(3)......    194,642   $4,329,495   1,576,243     777,150    $1,295,510       $ 0
Matthew K. Rose(3)......     15,000   $  177,870     253,950     291,400    $        0       $ 0
Charles L. Schultz(3)...     45,210   $1,468,873     385,683     255,750    $2,228,634       $ 0
Jeffrey R. Moreland(3)..      6,891   $   43,406     393,984     181,200    $2,243,387       $ 0
Thomas N. Hund(3).......          0   $        0     184,332     177,450    $  191,453       $ 0
Denis E. Springer.......    118,946   $3,239,747     377,238           0    $  507,622       $ 0

--------
(1) Dollar values are calculated by determining the difference between the fair market value of the securities underlying options and the exercise price of options at exercise or at year-end, as applicable.

(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise or base price of the option.

(3) Messrs. Krebs, Rose, Schultz, Moreland and Hund revoked their elections under the Salary Exchange Option Program referred to under the prior table and forfeited the associated options, and Messrs. Krebs, Schultz, Moreland and Hund also revoked prior elections with respect to salary for 2000 of $181,000, $81,000, $78,000 and $56,000 and forfeited associated options to purchase 81,450, 36,450, 35,100 and 25,200 shares with an exercise price of $30.97 per share.

Pension Plans

   The following tables show the estimated pension benefits payable to a covered participant at normal retirement age (age 65) under the Burlington Northern Santa Fe Retirement Plan ("Retirement Plan"), as well as under the non-qualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits.

   A participant's average yearly compensation for purposes of the Retirement Plan is based upon his or her average base salary and cash bonus earned for the 60 consecutive months during the last 120 months of service for which such average is the highest or, in the case of a participant who has been employed for less than five years, the period of his or her employment with the Company and its subsidiaries. For purposes of the Retirement Plan, covered compensation for 1999 for the individuals named in the Summary Compensation Table who are currently serving was:

                                                                       Estimated
                                                          1999 Covered Years of
Executive Officer                                         Compensation  Service
-----------------                                         ------------ ---------
Robert D. Krebs..........................................  $1,242,855      34
Matthew K. Rose..........................................  $  849,677       7
Jeffrey R. Moreland......................................  $  595,595      22
Charles L. Schultz.......................................  $  664,105      30
Thomas N. Hund...........................................  $  479,606      17

   Mr. Springer retired during 1999 with 17 years of credited service.

Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



   Pursuant to the Retirement Plan, Messrs. Krebs, Moreland, Schultz and Springer are grandfathered under the Santa Fe Pacific Retirement Plan benefit formula that was in place prior to adoption of the Retirement Plan. Annual benefits payable under the SFP benefit formula are not subject to any reduction for Railroad Retirement, Social Security, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

                       Prior SFP Retirement Plan Formula

  Average                             Years of Service
   Annual     ----------------------------------------------------------------
Compensation     10       15       20       25       30       35        40
------------  -------- -------- -------- -------- -------- -------- ----------
 $  400,000   $ 58,593 $ 87,889 $117,186 $146,482 $175,778 $205,075 $  234,371
 $  500,000   $ 74,593 $111,889 $149,186 $186,482 $223,778 $261,075 $  298,371
 $  600,000   $ 90,593 $135,889 $181,186 $226,482 $271,778 $317,075 $  362,371
 $  800,000   $122,593 $183,889 $245,186 $306,482 $367,778 $429,075 $  490,371
 $1,200,000   $186,593 $279,889 $373,186 $466,482 $559,778 $653,075 $  746,371
 $1,600,000   $250,593 $375,889 $501,186 $626,482 $751,778 $877,075 $1,002,371

   Mr. Rose and Mr. Hund are covered under the current Retirement Plan formula. Estimated annual benefit levels under the BNSF Retirement Plan are not subject to any reduction for Social Security, Railroad Retirement, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

                          BNSF Retirement Plan Formula

  Average                            Years of Service
   Annual     --------------------------------------------------------------
Compensation     10       15       20       25       30       35       40
------------  -------- -------- -------- -------- -------- -------- --------
 $  400,000   $ 51,412 $ 77,119 $102,825 $128,531 $154,237 $179,943 $205,650
 $  500,000   $ 65,412 $ 98,119 $130,825 $163,531 $196,237 $228,943 $261,650
 $  600,000   $ 79,412 $119,119 $158,825 $198,531 $238,237 $277,943 $317,650
 $  800,000   $107,412 $161,119 $214,825 $268,531 $322,237 $375,943 $429,650
 $1,200,000   $163,412 $245,119 $326,825 $408,531 $490,237 $571,943 $653,650
 $1,600,000   $219,412 $329,119 $438,825 $548,531 $658,237 $767,943 $877,650

Employment Contracts and Change in Control Arrangements

   For information regarding employment contracts and change in control arrangements with respect to directors and named executive officers, see "Chapter One--Interests of Certain Persons in the Combination--Retention and Severance Matters--Burlington Northern Santa Fe."

   The Burlington Northern and Santa Fe Railway Company Severance Plan covers all full-time salaried employees, including BNSF executive officers, who are terminated other than for cause as defined in the Severance Plan. A participant will generally be entitled to an amount up to two years' pay based upon a participant's age, length of service and current salary. Benefits under the Severance Plan will not be paid if a participant receives payments under individual severance agreements. BNSF executives who have individual severance agreements may elect to receive benefits under the Severance Plan instead of the severance payments provided by their individual severance agreements, but executive officers other than Mr. Krebs would receive benefits under their individual agreements in excess of those provided by the Severance Plan. Because Mr. Krebs' individual severance agreement pertains only to stock award and payment for life insurance premiums, his primary source of severance payments would be the Severance Plan. Assuming a covered termination occurred by December 31, 2001, Mr. Krebs would be entitled to a cash payment of approximately $1,450,000 non-cash benefits with a value of approximately $24,000 base on current compensation levels.

        Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



Trust Agreements

   The Company maintains trust agreements to permit funds to be set aside with respect to the Company's obligation to the individuals named in the Summary Compensation Table and the directors under deferred compensation programs and agreements, retirement commitments and supplemental retirement plans. To the extent the plans are currently funded, the trusts provide for permanent funding of benefits under the supplemental retirement plans and the Directors' Retirement Plan on a present value basis. The trust agreements further provide for a split-dollar life insurance plan ("Split-dollar Plan") for certain key employees, including Mr. Krebs. The Split-dollar Plan provides for the purchase of life insurance policies covering key employees, and for the payment to each covered employee's beneficiary of a portion of the death benefit payable under such employee's life insurance policy, with the remaining value in each policy to be used to fund the other obligations of the trust. The trust retains all rights to any cash values of the policies and the executive officers pay the cost of term coverage.

   In the event of a "change in control" of the Company, the trust agreements provide for the payment of amounts that may become due, subject only to the claims of general creditors of the Company in the event that it became bankrupt or insolvent. Any of the following events are considered a "change in control":

  . any person becomes the beneficial owner of securities representing 25% or more of the voting power of the Company's outstanding securities;

  . during any period of two consecutive years, individuals who at the beginning of the period constitute the Board of Directors for the Company cease to constitute at least a majority of the Board;

  . the Company's shareholders approve a merger or consolidation of the Company with another company; or

  . the Company's shareholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

                              SHAREHOLDER PROPOSAL

   One owner of 123 shares of the Company's common stock has given notice that he intends to introduce the following proposal and has furnished the following statement in support of the proposal. The Company will provide the proponent's name and address to shareholders promptly upon receiving an oral or written request.

  Resolved: That shareholders urge that the board of directors will solicit shareholder approval for any "shareholder rights" plan that might be adopted, and that if this approval is not granted in the form of a majority of shares voted, than (sic) any rights plan be redeemed.

                              Supporting Statement

  Shareholder rights plans, sometimes called "poison pills," may be adopted by boards at any time. Our company might redeem a pill, adopt another, and redeem that one, three separate moves, between the time this resolution is filed in the fall of 1999, and the time of the 2000 annual meeting in the spring. Yet I believe shareholders frequently oppose pills when they are asked in a vote. This resolution merely urges the board to secure shareholder approval if and when a pill is put in place by the board. The case of Fleming Companies, Inc. and its unpopular pill should serve as a cautionary tale to any board that believes its will subplants (sic) shareholder interest.

  Broadly, the poison pill has come to signify management insulation. By adopting a policy that any shareholder rights plan would be ratified by a shareholder vote, our board could demonstrate a commitment to insure the greatest management care for shareholders.

Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



   Your directors recommend a vote AGAINST this proposal.

   We adopted a shareholder rights plan to comply with our agreement to combine with Canadian National Railway Company and to preserve our ability to successfully complete this combination. Canadian law generally prohibits any person from owning more than 15% of the voting rights in Canadian National. To prevent a situation in which this legal requirement could not be complied with at the closing of the transaction, we were required by the combination agreement to adopt the rights plan, which will deter any person from obtaining ownership of 15% or more of our common stock. To require the Board to obtain shareholder approval in order to maintain the rights plan would defeat these objectives and expose us to contractual liability.

   On December 20, 1999, we announced our agreement to combine with Canadian National to form the largest North American railway system. We believe that the combination would enable us to achieve significant improvements in the services we are able to offer and will benefit our customers, our stockholders, our employees and the communities that we serve.

   We believe that the combination is important to the future of our company, and it is subject to a separate shareholder vote at this meeting. In the meantime, however, it is important that the Board have the ability to maintain this important step in order to avoid potential liability for breach of the combination agreement and to preserve this opportunity for our shareholders.

   For these reasons, we believe that adoption of the proposal would not be in the best interest of our shareholders.

   We recommend that the shareholders vote AGAINST this proposal.

                                 OTHER BUSINESS

   If any matters other than those set forth above are properly brought before the meeting, including any shareholder proposals omitted from the proxy materials pursuant to Securities and Exchange Commission rules, the persons acting under the proxy will vote the proxies given in accordance with their best judgment.

   One individual, two corporations he established, five of his family members and their associates have indicated to the Company pursuant to the advance notice of shareholder business provision of our By-laws that they intend to present proposals at the annual meeting. These proposals, if made at the meeting, would recommend:

  . That the Board retain tenured faculty members as consultants to review all shareholder proposals, ideas or concerns.

  . The adoption of a new by-law creating a shareholder representatives committee to review the management of the business and affairs of the Company and advise the Board of the views of shareholders.

  . That the Board develop a railroad crossing policy plan for the Company to work with National League of Cities and Communities to increase safety at grade crossings.

  . That the Board direct the Company's managers to cancel the "Availability
    Policy" and the "Attendance Watch Policy" and prohibit the unilateral imposition of employment policies on scheduled employees as well as related recommendations.

  . That the Board cease efforts to construct a refueling station in Idaho, disclose site locations and costs where it is required to remediate former activities, and develop controls to avoid environmental risks.

        Chapter Five - Other Burlington Northern Santa FeAnnual Meeting Matters



  . That the Board develop a plan that ties dividends to performance benchmarks similar to the way executive compensation is determined.

  . That the Board develop an executive bonus plan that ties executive bonuses to increases in dividends.

  . That the Board develop a personnel policy plan to encourage application for employment at the Company of persons of diverse racial, ethnic and gender backgrounds, nominate and encourage the election of directors of diverse racial, ethnic and gender backgrounds, as well as related recommendations concerning the use of racially derogatory terms and promotion policies.

   We believe that these issues are currently being addressed by the Company and that they would require a duplication of effort or an inefficient use of resources. All of these proposals, except the first one, were submitted for inclusion in our annual meeting proxy materials but were omitted pursuant to the rules of the Securities and Exchange Commission. If these proposals are properly presented and are in order at the annual meeting, the persons acting under the proxy intend to vote against them. The Company also has received notices from members of the individual's family that at the meeting they intend to nominate him, two current employees of a Company subsidiary, and the husband of a former employee, for election as directors of the Company. The Board knows of no other business that may come before the meeting.

By order of the Board of Directors.

                                          MARSHA K. MORGAN
                                          Vice President--Investor Relations
                                           and
                                          Corporate Secretary

             CHAPTER SIX - ADDITIONAL INFORMATION FOR SHAREHOLDERS

                      WHERE YOU CAN FIND MORE INFORMATION

   In addition to its continuous disclosure obligations under the securities laws of the provinces of Canada, Canadian National is subject to the information requirements of the U.S. Securities Exchange Act of 1934 and, in accordance with the U.S. Securities Exchange Act of 1934, files reports and other information with the U.S. Securities and Exchange Commission. Under the multi-jurisdictional disclosure system adopted by the U.S. Securities and Exchange Commission, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Burlington Northern Santa Fe is also subject to the informational requirements of the U.S. Securities Exchange Act of 1934 and, in accordance with the U.S. Securities Exchange Act of 1934, files reports and other information with the U.S. Securities and Exchange Commission. North American Railways will be subject to the informational reporting requirements following the combination and will file reports and other information with the U.S. Securities and Exchange Commission as well as with the various securities commissions and other securities regulatory authorities of the Canadian provinces. The reports and other information of Canadian National and Burlington Northern Santa Fe may be inspected and copied at the public reference facilities maintained by the U.S. Securities and Exchange Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the U.S. Securities and Exchange Commission's regional offices in New York at Seven World Trade Center, 13th Floor, New York, New York 10048, and in Chicago at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the U.S. Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The U.S. Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, information statements and other information regarding registrants who file electronically with the U.S. Securities and Exchange Commission, including Burlington Northern Santa Fe. In the case of Canadian National, the Canadian Securities Administrators maintain a web site at http://www.sedar.com. Certain securities of Canadian National and Burlington Northern Santa Fe are listed on the New York Stock Exchange, and reports and other information concerning each company may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

   Canadian National filed a registration statement on Form F-4 to register with the U.S. Securities and Exchange Commission the Canadian National voting shares that form a part of the stapled securities to be issued to Burlington Northern Santa Fe shareholders in the combination. This document is a part of that registration statement and constitutes a prospectus of Canadian National in addition to being a circular of Canadian National and proxy statement of Burlington Northern Santa Fe for the meetings. At the same time, North American Railways filed a registration statement on Form S-4 to register with the U.S. Securities and Exchange Commission the North American Railways common stock that forms a part of the stapled securities to be issued to Burlington Northern Santa Fe shareholders in the combination. This document is a part of that registration statement and constitutes a prospectus of North American Railways in addition to being a circular of Canadian National and a proxy statement of Burlington Northern Santa Fe for the meetings. As allowed by U.S. Securities and Exchange Commission rules, this document does not contain all the information you can find in the registration statements or the exhibits to the registration statements.

   The U.S. Securities and Exchange Commission allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the U.S. Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in, or incorporated by reference in, this document. This document incorporates by reference the documents set forth below that we have previously filed with the U.S. Securities and Exchange Commission. These documents contain important information about our companies and their finances.

Chapter Six - Additional Information for Shareholders



Canadian National U.S. Securities and Exchange
Commission Filings (File No. 001-02413)           Filing Date
----------------------------------------------    -------------------------------------------
Reports of Foreign Issuer on Form 6-K             January 20, 1999; January 21, 1999; January
                                                  27, 1999; February 19, 1999; March 29,
                                                  1999; April 22, 1999; April 29, 1999; July
                                                  2, 1999; July 26, 1999; August 13, 1999;
                                                  October 21, 1999; October 25, 1999;
                                                  November 26, 1999; December 22, 1999;
                                                  December 23, 1999; January 27, 2000; March
                                                  10, 2000
Registration Statement on Form 8-A                June 14, 1999
Audited Financial Statements of Illinois          June 17, 1999
 Central Corporation included in Amendment
 No. 2 to Registration Statement on Form F-
 10
Burlington Northern Santa Fe U.S. Securities and
Exchange Commission Filings (File No. 1-
11535)                                            Filing Date
------------------------------------------------  -------------------------------------------
Current Reports on Form 8-K                       February 8, 1999; March 5, 1999; May 7,
                                                  1999; August 18, 1999; December 21, 1999;
                                                  December 23, 1999; February 8, 2000; March
                                                  3, 2000; March 10, 2000
Amendment to Current Report on Form 8-K           March 9, 1999
Registration Statement on Form 8-A                December 23, 1999
Quarterly Reports on Form 10-Q                    May 17, 1999; August 11, 1999; November 15,
                                                  1999
Annual Report on Form 10-K                        March 31, 1999
Amendment to Annual Report on Form 10-K           April 13, 1999

   The following Canadian National documents, which have been filed with the various securities commissions or similar authorities in the provinces of Canada, are specifically incorporated by reference into and form an integral part of this document:

  (1) Annual Information Form dated April 20, 1999, including management's discussion and analysis incorporated therein;
  (2) the following material change reports:

    (a) material change report filed May 31, 1999 in connection with the receipt of final, written approval of the U.S. Surface
        Transportation Board on May 25, 1999 of the merger between Canadian National and Illinois Central Corporation;

    (b) material change report filed July 23, 1999 in connection with a two-for-one stock split of Canadian National's outstanding common shares to be effected by way of a stock dividend;

    (c) material change report filed August 12, 1999 in connection with the appointment of a new executive vice-president, strategic planning and a senior vice-president and chief financial officer;

    (d) material change report filed December 20, 1999 announcing the approval of the Combination Agreement; and

    (e) a supplemented material change report filed December 22, 1999 in connection with the Combination Agreement; and

  (3) Management Proxy Circular dated March 17, 1999.

                          Additional Information for Shareholders - Chapter Six



   We are also incorporating by reference additional documents that we file with the U.S. Securities and Exchange Commission between the date of this document and the date of the meetings. In addition, any document of the type referred to above, and any material change reports (excluding confidential reports), interim financial statements and information circulars all as filed by Canadian National with the various securities commissions or any similar authorities in the provinces of Canada between the date of this document and the date of the meetings shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained in this document, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement.

   Information has been incorporated by reference in this document from documents filed with securities commissions or similar authorities of Canada. If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the U.S. Securities and Exchange Commission or, in the case of Canadian National, through the Canadian Securities Administrators. Documents filed by Canadian National with the various securities commissions or any similar authorities in the provinces of Canada can be requested from Micromedia, 20 Victoria Street, Toronto, Ontario M5C 2N3. Generally, such information is also available on the web site maintained by the Canadian Securities Administrators at http://www.sedar.com. Canadian National is also subject to the informational requirements of The Toronto Stock Exchange, which information may be inspected at the offices of The Toronto Stock Exchange, 3rd Floor, 2 First Canadian Place, 130 King Street West, Toronto, Ontario M5X 1J2. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit filed with the U.S. Securities and Exchange Commission in this document. Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following address:

     Corporate Secretary                     Corporate Secretary
     Canadian National Railway Company       Burlington Northern Santa Fe
     935 de La Gauchetiere Street West       Corporation
     16th Floor                              2650 Lou Menk Drive
     Montreal, Quebec H3B 2M9                Fort Worth, Texas 76131
     CANADA                                  USA
     Phone: (514) 399-6569                   Phone: (817) 352-6856

   If you would like to request documents from us, please do so by April 11, 2000 to receive them before the meetings. For purposes of the Province of Quebec, this document contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from the Corporate Secretary of Canadian National at the above-mentioned address and telephone number.

   You can also get more information by visiting Canadian National's web site at www.cn.ca and Burlington Northern Santa Fe's web site at www.bnsf.com. Web site materials are not part of this document.

   You should rely only on the information contained or incorporated by reference in this document to vote on the Canadian National proposals and the Burlington Northern Santa Fe proposals. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated March 10, 2000. You should not assume that the information contained in the document is accurate as of any date other than such date, and neither the mailing of this document to shareholders nor the issuance of any securities in the combination shall create any implication to the contrary.

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  ANNEX A

                              AMENDED AND RESTATED
                             COMBINATION AGREEMENT

                                  by and among

                       CANADIAN NATIONAL RAILWAY COMPANY

                    BURLINGTON NORTHERN SANTA FE CORPORATION

                         NORTH AMERICAN RAILWAYS, INC.

                                      and

                            WESTERN MERGER SUB, INC.

                         Dated as of December 18, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                         (not a part of this Agreement)

                                   ARTICLE I
                             DEFINITIONS AND TERMS

 1.1  Certain Definitions.................................................   A-1
 1.2  Other Definitional Provisions.......................................   A-6


                                   ARTICLE II
                            THE BUSINESS COMBINATION

 2.1  Implementation Steps by CN..........................................   A-6
 2.2  Implementation Steps by BNSF........................................   A-7
 2.3  Implementation Steps by Newco and Merger Sub........................   A-8
 2.4  Merger of BNSF......................................................   A-8
 2.5  Surrender of BNSF Common Shares.....................................   A-9
 2.6  Interim Order.......................................................  A-10
 2.7  The Arrangement.....................................................  A-10
 2.8  CN Convertible Preferred Securities.................................  A-11
 2.9  Board of Directors; Management......................................  A-12
 2.10 Head Office.........................................................  A-12
 2.11 Withholding Rights..................................................  A-12
 2.12 The Closing.........................................................  A-12


                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF CN

 3.1  Corporate Existence and Power.......................................  A-13
 3.2  Corporate Authorization.............................................  A-13
 3.3  Governmental Authorization..........................................  A-13
 3.4  Non-Contravention...................................................  A-13
 3.5  Capitalization......................................................  A-14
 3.6  Material Subsidiaries...............................................  A-14
 3.7  Canadian Securities Filings and SEC Filings.........................  A-15
 3.8  Financial Statements................................................  A-15
 3.9  No Material Adverse Changes.........................................  A-15
 3.10 Undisclosed Material Liabilities....................................  A-15
 3.11 Litigation..........................................................  A-15
 3.12 Taxes...............................................................  A-15
 3.13 Employee Matters....................................................  A-16
 3.14 Finders' Fees.......................................................  A-18
 3.15 Environmental Matters...............................................  A-18
 3.16 Compliance with Laws................................................  A-18
 3.17 Year 2000 Compliance................................................  A-18


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BNSF

 4.1  Corporate Existence and Power.......................................  A-18
 4.2  Corporate Authorization.............................................  A-18
 4.3  Governmental Authorization..........................................  A-19
 4.4  Non-Contravention...................................................  A-19
 4.5  Capitalization......................................................  A-19
 4.6  Material Subsidiaries...............................................  A-20
 4.7  SEC Filings.........................................................  A-20
 4.8  Financial Statements................................................  A-20
 4.9  No Material Adverse Changes.........................................  A-20
 4.10 Undisclosed Material Liabilities....................................  A-21
 4.11 Litigation..........................................................  A-21
 4.12 Taxes...............................................................  A-21
 4.13 Employee Matters....................................................  A-21
 4.14 Finders' Fees.......................................................  A-23
 4.15 Environmental Matters...............................................  A-23
 4.16 Takeover Statutes; Rights Plan......................................  A-23
 4.17 Compliance with Laws................................................  A-23
 4.18 Year 2000 Compliance................................................  A-23


                                   ARTICLE V
                            COVENANTS OF EACH PARTY

 5.1  Reasonable Best Efforts.............................................  A-24
 5.2  Regulatory Approvals................................................  A-24
 5.3  Certain Filings; Securities Compliance..............................  A-24
 5.4  Access to Information...............................................  A-25
 5.5  Notices of Certain Events...........................................  A-26
 5.6  Stock Exchange Listing..............................................  A-26
 5.7  Public Announcements................................................  A-26
 5.8  Further Assurances..................................................  A-26
 5.9  Cooperation.........................................................  A-26
 5.10 Closing Matters.....................................................  A-27
 5.11 Obligations of Newco................................................  A-27
 5.12 Implementation Committee............................................  A-28
 5.13 Interline Coordinations.............................................  A-28
 5.14 Dividends...........................................................  A-28
 5.15 Shareholder Rights Plans and Similar Matters........................  A-29


                                   ARTICLE VI
                                COVENANTS OF CN

 6.1  Conduct of CN.......................................................  A-29
 6.2  Tax Matters.........................................................  A-30
 6.3  No Solicitations; Other Offers......................................  A-31

                                  ARTICLE VII
                               COVENANTS OF BNSF

  7.1  Conduct of BNSF....................................................  A-32
  7.2  Tax Matters........................................................  A-33
  7.3  No Solicitations; Other Offers.....................................  A-34
  7.4  Takeover Statutes; Rights Plan.....................................  A-35


                                  ARTICLE VIII
                     CONDITIONS TO THE BUSINESS COMBINATION

  8.1  Conditions to the Obligations of Each Party........................  A-35
  8.2  Additional Conditions to the Obligations of BNSF...................  A-36
  8.3  Additional Conditions to the Obligations of CN.....................  A-36


                                   ARTICLE IX
                                  TERMINATION

  9.1  Termination........................................................  A-37
  9.2  Effect of Termination..............................................  A-38


                                   ARTICLE X
                           MISCELLANEOUS AND GENERAL

 10.1  Modification, Amendment and Assignment.............................  A-38
 10.2  Waiver of Conditions...............................................  A-38
 10.3  Counterparts.......................................................  A-38
 10.4  Expenses; Certain Payments.........................................  A-38
 10.5  Governing Law and Venue; Waiver of Jury Trial......................  A-41
 10.6  Notices............................................................  A-42
 10.7  Entire Agreement...................................................  A-43
 10.8  No Third Party Beneficiaries.......................................  A-44
 10.9  Severability.......................................................  A-44
 10.10 Interpretation.....................................................  A-44
 10.11 Fair Construction..................................................  A-44
 10.12 Limitation on Liability for Misrepresentations.....................  A-44
 10.13 Survival...........................................................  A-44

                                    EXHIBITS

Exhibit A........ CN Stock Option Agreement
Exhibit B........ BNSF Stock Option Agreement
Exhibit C........ Form of Arrangement Resolution
Exhibit D........ Form of Co-Operation Agreement
Exhibit E........ Form of Plan of Arrangement
Exhibit F........ Form of Voting and Exchange Trust Agreement
Exhibit G........ Form of Shareholder Rights Plan
Exhibit H........ Form of Restated Certificate of Incorporation of Newco
Exhibit I........ Form of Certificate of Incorporation of Surviving Corporation
Exhibit J........ Form of By-Laws of Surviving Corporation
Exhibit K........ Form of Opinion of Davis Polk & Wardwell
Exhibit L........ Form of Opinion of Mayer, Brown & Platt

                             INDEX OF DEFINED TERMS

1933 Act....................................................................   2
1934 Act....................................................................   2
Adverse STB Decision........................................................  54
affiliates..................................................................   2
Agreement...................................................................   1
Alternative Proposal........................................................   2
Arrangement.................................................................   2
Arrangement Effective Date..................................................   2
Arrangement Effective Time..................................................   2
Arrangement Resolution......................................................   2
Articles of Arrangement.....................................................   3
BNSF........................................................................   1
BNSF Class A Preferred Stock................................................  27
BNSF Common Shares..........................................................   3
BNSF Common Stock...........................................................   3
BNSF Disclosure Letter......................................................  26
BNSF Employee Plans.........................................................  30
BNSF Five Business Day Window...............................................  10
BNSF Options................................................................   3
BNSF Pension Plans..........................................................  31
BNSF Post-Signing Returns...................................................  48
BNSF Preferred Stock........................................................  27
BNSF Reports................................................................  28
BNSF Representatives........................................................  48
BNSF Returns................................................................  30
BNSF Securities.............................................................  28
BNSF Shareholder Rights Plan................................................  10
BNSF STB Notice.............................................................  56
BNSF STB Termination Fee....................................................  56
BNSF Stock Option Agreement.................................................   1
BNSF Stockholder Meeting....................................................  10
BNSF Subsidiary Securities..................................................  28
BNSF Termination Fee........................................................  55
BNSF Voting Debt............................................................  28
business day................................................................   3
Canadian GAAP...............................................................   3
Canadian Securities Regulators..............................................   3
CBCA........................................................................   3
Circular....................................................................   3
Closing.....................................................................  18
Closing Date................................................................  18
CN..........................................................................   1
CN Canadian Employee Plans..................................................  23
CN Canadian Pension Plans...................................................  23
CN Class A Preferred Shares.................................................  19
CN Class B Preferred Shares.................................................  19
CN Common Shares............................................................   3
CN Disclosure Letter........................................................  18
CN Employee Plans...........................................................  23
CN Exchangeable Shares......................................................   3
CN Five Business Day Window.................................................   9

CN Pension Plans............................................................  23
CN Post-Signing Returns.....................................................  43
CN Preferred Securities.....................................................  16
CN Replacement Option.......................................................  16
CN Reports..................................................................  21
CN Representatives..........................................................  44
CN Returns..................................................................  22
CN Securities...............................................................  20
CN Special Limited Voting Shares............................................   4
CN Stapled Unit.............................................................   4
CN STB Notice...............................................................  58
CN STB Termination Fee......................................................  58
CN Stock Option Agreement...................................................   1
CN Stockholder Meeting......................................................   9
CN Subsidiary Securities....................................................  20
CN Termination Fee..........................................................  56
CN U.S. Employee Plans......................................................  23
CN Voting Debt..............................................................  20
CN Voting Shares............................................................   4
Code........................................................................   4
Commissioner................................................................  34
Competition Act.............................................................   4
Confidentiality Agreement...................................................   4
constitutive documents......................................................   4
Cooperation Agreement.......................................................   4
Court.......................................................................   4
Customary Action............................................................   4
Delaware Courts.............................................................  59
DGCL........................................................................   4
Director....................................................................   4
Dissent Rights..............................................................   5
Dissenting Shareholder......................................................   5
Environmental Laws..........................................................   5
Environmental Liabilities...................................................   5
ERISA.......................................................................   5
ERISA Affiliate.............................................................   5
Exchange Agent..............................................................  13
Exchange Ratio..............................................................   5
Final Order.................................................................   5
Form F-4....................................................................  35
Form S-3....................................................................  35
Form S-4....................................................................  35
Form S-8....................................................................  35
GAAP........................................................................   5
Governmental Entity.........................................................   5
Hazardous Substances........................................................   6
Highly Confidential Information.............................................  37
HSR Act.....................................................................   6
Implementation Committee....................................................  39
Interim Order...............................................................   6
IRS.........................................................................   6
Law.........................................................................   6

Lien........................................................................   6
material....................................................................   6
Material Adverse Effect.....................................................   6
Material Subsidiary.........................................................   6
Merger......................................................................  11
Merger Effective Time.......................................................  11
Merger Sub..................................................................   1
NAR Subco...................................................................   6
Newco.......................................................................   1
Newco Common Shares.........................................................   6
Newco Common Stock..........................................................   7
Newco Elected Exchangeable Share............................................  15
Newco Replacement Option....................................................  12
Newco Stapled Unit..........................................................   7
Outside Date................................................................  53
PBGC........................................................................   7
Person......................................................................   7
Plan of Arrangement.........................................................   7
SEC.........................................................................   7
Securities Act..............................................................   7
Special Voting Share........................................................   7
STB.........................................................................  19
Stock Option Agreements.....................................................   7
Subsidiary..................................................................   7
Surviving Corporation.......................................................  11
Tax.........................................................................   7
Tax Return..................................................................   8
Trustee.....................................................................   8
Voting and Exchange Trust Agreement.........................................   8
Year 2000 Compliant.........................................................   8

                   AMENDED AND RESTATED COMBINATION AGREEMENT

   This AMENDED AND RESTATED COMBINATION AGREEMENT (this "Agreement"), dated as of December 18, 1999, is by and among CANADIAN NATIONAL RAILWAY COMPANY, a Canadian corporation ("CN"), BURLINGTON NORTHERN SANTA FE CORPORATION, a Delaware corporation ("BNSF"), NORTH AMERICAN RAILWAYS, INC., a Delaware corporation owned 50% by CN and 50% by BNSF ("Newco"), and WESTERN MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Newco ("Merger Sub").

                                    RECITALS

   WHEREAS, this Agreement amends and restates in its entirety the Combination Agreement, dated as of December 18, 1999 (which shall be deemed to be the date of this Agreement), by and among BNSF, CN, Newco and Merger Sub;

   WHEREAS, the respective boards of directors of each of BNSF, CN, Newco and Merger Sub have approved and declared advisable this Agreement and the consummation of the transactions contemplated by this Agreement upon the terms and subject to the conditions set forth in this Agreement;

   WHEREAS, BNSF's board of directors has received an opinion from Goldman, Sachs & Co. that the Exchange Ratio (as defined in this Agreement) is fair to BNSF stockholders from a financial point of view, and CN's board of directors has received an opinion from Salomon Smith Barney Inc. and BMO Nesbitt Burns Inc. that the Exchange Ratio is fair to the CN shareholders from a financial point of view;

   WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to each party's willingness to enter into this Agreement, (i) CN is entering into a stock option agreement with BNSF substantially in the form and content of Exhibit A (the "CN Stock Option Agreement"), pursuant to which CN has granted to BNSF an option to purchase CN Common Shares (as defined in this Agreement) under the terms and conditions set forth in the CN Stock Option Agreement, and (ii) BNSF is entering into a stock option agreement with CN substantially in the form and content of Exhibit B (the "BNSF Stock Option Agreement"), pursuant to which BNSF has granted to CN an option to purchase BNSF Common Shares (as defined in this Agreement) under the terms and conditions set forth in the BNSF Stock Option Agreement; and

   WHEREAS, CN, BNSF, Newco and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

   NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE I
                             DEFINITIONS AND TERMS

   1.1 Certain Definitions. Terms defined elsewhere in this Agreement shall have the meanings set forth therein for all purposes of this Agreement, unless otherwise specified to the contrary. The following terms shall have the following meanings:

   "1933 Act" means the United States Securities Act of 1933, as amended.

   "1934 Act" means the United States Securities Exchange Act of 1934, as amended.

   "affiliates" has the meaning ascribed to such term in Rule 12b-2 under the 1934 Act.

   "Alternative Proposal" means, with respect to any Person, any proposal or offer with respect to a merger, organization, amalgamation, arrangement, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such Person, or any purchase or sale of the consolidated assets (including stock of such Person's Subsidiaries) of such Person or any of its Subsidiaries, taken as a whole, having an aggregate value equal to 15% or more of its market capitalization, or any purchase or sale of, or tender or exchange offer for, 15% or more of such Person's or any of such Person's Subsidiaries' equity securities.

   "Arrangement" means an arrangement under Section 192 of the CBCA on the terms and subject to the conditions set forth in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or Section 10.1 of this Agreement or made at the direction of the Court in the Final Order.

   "Arrangement Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the CBCA giving effect to the Arrangement.

   "Arrangement Effective Time" has the meaning ascribed to such term in the Plan of Arrangement and, as contemplated by Section 2.12, will take place at the Closing immediately following the Merger Effective Time and after all conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived in accordance with this Agreement.

   "Arrangement Resolution" means the special resolution of the holders of CN Common Shares, to be substantially in the form and content of Exhibit C.

   "Articles of Arrangement" means the articles of arrangement of CN in respect of the Arrangement that are required by the CBCA to be sent to the Director after the Final Order is entered.

   "BNSF Common Shares" means shares of BNSF Common Stock.

   "BNSF Common Stock" means BNSF's common stock, par value $0.01 per share.

   "BNSF Options" means all options issued by BNSF under its stock plans.

   "business day" means any day on which commercial banks are generally open for business in both New York, New York and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the federal Laws of the United States or in Montreal, Quebec under the Laws of the Province of Quebec or the federal Laws of Canada.

   "Canadian GAAP" means the principles stated in the Handbook of the Canadian Institute of Chartered Accountants.

   "Canadian Securities Regulators" means the securities commissions or other securities regulatory authorities of the provinces and territories of Canada.

   "CBCA" means the Canada Business Corporations Act as now in effect and as it may be amended from time to time.

   "Circular" means the notice of the CN Stockholder Meeting and accompanying management information circular, including all schedules and exhibits thereto, to be sent to holders of CN Common Shares in connection with the CN Stockholder Meeting.

   "CN Common Shares" means common shares in the capital of CN.

   "CN Exchangeable Shares" means CN's non-voting exchangeable preferred shares having the rights, privileges, restrictions and conditions set forth in Appendix II to the Plan of Arrangement, the holders of which are the beneficiaries of certain voting rights in respect of the Special Voting Share and certain other rights, all as set forth in the Voting and Exchange Trust Agreement.

   "CN Indenture" means the Indenture, dated as of June 23, 1999, as amended and supplemented by a First Supplement Indenture, dated as of June 23, 1999, as further amended and supplemented by a Second Supplemental Indenture, dated February 8, 2000, by and between CN and The Trust Company of Bank of Montreal, as trustee.

   "CN Non-voting Equity Shares" means shares of CN's stock having the rights, privileges, restrictions and conditions set forth in Appendix IV to the Plan of Arrangement.

   "CN Options" means all options issued by CN under its stock plans.

   "CN Special Limited Voting Shares" means shares of CN's stock having the rights, privileges, restrictions and conditions set forth in Appendix III to the Plan of Arrangement.

   "CN Stapled Unit" means a unit comprised of one CN Voting Share and one CN Exchangeable Share, which unit does not constitute a security independent of the shares it represents.

   "CN Voting Shares" means CN's voting shares having the rights, privileges, restrictions and conditions set forth in Appendix I to the Plan of Arrangement.

   "Code" means the United States Internal Revenue Code of 1986, as amended.

   "Competition Act" means the Competition Act (Canada) as now in effect and as it may be amended from time to time.

   "Confidentiality Agreement" means the Confidentiality Agreement, dated November 4, 1999, between BNSF and CN.

   "constitutive documents" means, with respect to any Person, such Person's articles of incorporation, certificate of incorporation or certificate of continuance and by-laws, limited liability company agreement or operating agreement, partnership agreement or other constitutive documents.

   "Co-Operation Agreement" means an agreement to be made among Newco and CN and, if applicable, NAR Subco, substantially in the form and content of Exhibit D, with such changes thereto as the parties to this Agreement, acting reasonably, may agree.

   "Court" means the Quebec Superior Court.

   "Customary Action" means an action that occurs in the ordinary course of the relevant Person's business, where the taking of such action is generally recognized as being customary and prudent for other major enterprises in such Person's line of business.

   "DGCL" means the Delaware General Corporation Law as now in effect and as it may be amended from time to time.

   "Director" means the Director appointed pursuant to Section 260 of the CBCA.

   "Dissent Rights" has the meaning ascribed to such term in the Plan of Arrangement.

   "Dissenting Shareholder" has the meaning ascribed to such term in the Plan of Arrangement.

   "Environmental Laws" means any and all multinational, federal, provincial, state, regional, local and foreign Laws, whether now or hereafter in effect, relating to human health, the environment or emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

   "Environmental Liabilities" means, with respect to any Person, any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity that is, in whole or in part, a predecessor of such Person or any of its Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, that (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date.

   "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Affiliate" of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Code.

   "Exchange Ratio" means 1.05.

   "Final Order" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Arrangement Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

   "Form F-4" has the meaning set forth in Section 5.3(b).

   "Form S-4" has the meaning set forth in Section 5.3(b).

   "GAAP" means United States generally accepted accounting principles.

   "Governmental Entity" means any (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (ii) any subdivision, agent, commission, board, or authority of any of the foregoing; or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

   "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any consistent elements displaying any of the foregoing characteristics, including any substance regulated under Environmental Laws.

   "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

   "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement.

   "IRS" means the United States Internal Revenue Service.

   "Law" means any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

   "material" means, except as expressly provided otherwise in this Agreement, in reference to any event, change, effect, agreement, plan or arrangement with respect to a Person, an event, change, effect, agreement, plan or arrangement, whether existing or prospective, that is material in relation to the financial condition, business or properties of such Person and its Subsidiaries, taken as a whole, or on the ability of such Person to perform its obligations under this Agreement.

   "Material Adverse Effect" means, with respect to any Person, a material adverse effect, whether existing or prospective, on the financial condition, business or properties of such Person and its Subsidiaries, taken as a whole, or on the ability of such Person to perform its obligations under this Agreement.

   "Material Subsidiary" means any Subsidiary of CN or BNSF, as the case may be, with at least $100 million of net assets.

   "NAR Subco" means an unlimited liability company to be formed under the laws of the Province of Nova Scotia, Canada, and a wholly owned Subsidiary of Newco.

   "Newco Common Shares" means shares of Newco Common Stock.

   "Newco Common Stock" means Newco's common stock, par value $0.01 per share.

   "Newco Stapled Unit" means an inseparable unit consisting of one Newco Common Share and one CN Voting Share, which unit does not constitute a security independent of the shares it represents.

   "PBGC" means the United States Pension Benefit Guaranty Corporation.

   "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

   "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Exhibit E and any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or Section 10.1 of this Agreement or made at the direction of the Court in the Final Order.

   "SEC" means the United States Securities and Exchange Commission.

   "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time.

   "Special Voting Share" means the single share of Newco special voting stock having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement.

   "Stock Option Agreements" means the CN Stock Option Agreement and the BNSF Stock Option Agreement.

   "Subsidiary" means, with respect to any Person, any entity, whether incorporated or unincorporated, of which more than 50% of the stock, securities or other ownership interests having by their terms ordinary voting power to elect more than 50% of the board of directors or other persons performing similar functions is directly or indirectly owned by such Person.

   "Tax" means all income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value-added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

   "Tax Return" means all returns and reports (including elections, declarations, disclosures, schedules, estimated returns and information returns) required to be supplied to a taxing authority relating to Taxes.

   "Trustee" means the trustee to be chosen jointly by BNSF and CN, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the Laws of Canada and authorized to carry on the business of a trust company in all of the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

   "Voting and Exchange Trust Agreement" means an agreement to be made among Newco, CN and the Trustee in connection with the Plan of Arrangement, substantially in the form and content of Exhibit F, with such changes thereto as the parties to this Agreement, acting reasonably, may agree.

   "Year 2000 Compliant" means, with respect to any Person, except for any noncompliance that, individually or in the aggregate, would not be reasonably likely to cause a Material Adverse Effect on such Person, that the hardware or software used by such Person or any of its Subsidiaries, including microcode, firmware, system and application programs, files, databases, computer services and microcontrollers, including those embedded in computer and non-computer equipment, will (i) process date data from, before and after January 1, 2000 without error or interruption; (ii) maintain functionality with respect to the introduction processing or output of records containing dates falling on or after January 1, 2000; and (iii) be interoperable with other Year 2000 Compliant hardware or software that may deliver records to, receive records from or interact with such hardware or software.

   1.2 Other Definitional Provisions Other Definitional Provisions. (a) Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement. All references to Exhibits are references to Exhibits to this Agreement.

   (b) Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

   (c) The words "include," "includes" and "including" mean include, includes and including without limitation.

   (d) The terms "dollars" and "$" mean United States dollars.

                                   ARTICLE II
                            THE BUSINESS COMBINATION

   2.1 Implementation Steps by CN. (a) Subject to Section 2.7, as soon as reasonably practicable after the date of this Agreement, CN shall apply under
Section 192 of the CBCA for an order approving the Arrangement and for the Interim Order and, thereafter, proceed with and diligently seek the Interim Order.

   (b) CN shall cause a special meeting of its stockholders (the "CN Stockholder Meeting") to be duly called and held as promptly as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of the Arrangement Resolution and for any other proper purpose as may be set forth in the notice for such meeting. Without limiting the generality of the foregoing, CN and BNSF agree that the CN Stockholder Meeting shall be held as promptly as reasonably practicable after the Form S-4 and the Form F-4 are declared effective and the Circular is legally permitted to be disseminated to CN stockholders. The board of directors of CN shall recommend approval and adoption of the Arrangement Resolution by its stockholders and take all lawful action (including the solicitation of proxies) to solicit such adoption; provided, however, that, prior to the CN Stockholder Meeting, such recommendation may be withdrawn, modified or changed to the extent that the board of directors of CN, after consulting with its counsel, deems it necessary to do so in the exercise of its fiduciary obligations to CN or its shareholders; provided further, that CN shall give BNSF at least five business days' written notice prior to making any public announcement or other dissemination of any withdrawal, modification or change of the recommendation of CN's board of directors

(the "CN Five Business Day Window"). Regardless of whether CN's board of directors has withdrawn, modified or changed its recommendation to CN stockholders regarding the approval of the Arrangement Resolution, CN shall as promptly as practicable after the Form S-4 and the Form F-4 are declared effective and the Circular is disseminated to CN stockholders duly convene and complete the CN Stockholder Meeting and cause a vote of the CN stockholders to be taken at such CN Stockholder Meeting regarding the approval of the Arrangement Resolution. Notwithstanding anything to the contrary in this Agreement, CN may schedule the CN Stockholder Meeting so that it is on the same day as the BNSF Stockholder Meeting.

   (c) Subject to obtaining such approvals as are required by the Interim Order, CN shall proceed with and diligently pursue the application to the Court for the Final Order.

   (d) Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions contained in this Agreement, CN shall send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement.

   (e) At the Closing, CN shall execute and deliver the Co-Operation Agreement and the Voting and Exchange Trust Agreement.

   (f) At the Closing and pursuant to and in accordance with the Arrangement, CN shall issue the appropriate number and classes of CN securities to be issued in the Arrangement.

   (g) At the Closing and pursuant to and in accordance with the terms of this Agreement, CN shall issue the appropriate number of CN Voting Shares to be delivered to the Persons entitled to receive Newco Common Shares pursuant to the Merger.

   2.2 Implementation Steps by BNSF. (a) Promptly following the execution of this Agreement, BNSF shall adopt a shareholder rights plan substantially in the form and content of Exhibit G (the "BNSF Shareholder Rights Plan").

   (b) BNSF shall cause a special meeting of its stockholders (the "BNSF Stockholder Meeting") to be duly called and held as promptly as reasonably practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the transactions contemplated by this Agreement, including the Merger, and for any other proper purpose as may be set forth in the notice for such meeting. Without limiting the generality of the foregoing, CN and BNSF agree that the BNSF Stockholder Meeting shall be held as promptly as reasonably practicable after the Form S-4 and the Form F-4 are declared effective and the BNSF proxy statement is legally permitted to be disseminated to BNSF stockholders. The board of directors of BNSF shall recommend approval and adoption of this Agreement and the transactions contemplated by this Agreement by its stockholders and take all lawful action (including the solicitation of proxies) to solicit such adoption; provided, however, that, prior to the BNSF Stockholder Meeting, such recommendation may be withdrawn, modified or changed to the extent that the board of directors of BNSF, after consulting with its counsel, deems it necessary to do so in the exercise of its fiduciary obligations to BNSF or its stockholders; provided further, that BNSF shall give CN at least five business days' written notice prior to making any public announcement or other dissemination of any withdrawal, modification or change of the recommendation of BNSF's board of directors (the "BNSF Five Business Day Window"). Regardless of whether BNSF's board of directors has withdrawn, modified or changed its recommendation to BNSF stockholders regarding the adoption of this Agreement or the approval of the transactions contemplated by this Agreement, BNSF shall as promptly as practicable after the Form S-4 and Form F-4 are declared effective and the BNSF proxy statement is disseminated to BNSF stockholders duly convene and complete the BNSF Stockholder Meeting and cause a vote of the BNSF stockholders to be taken at such BNSF Stockholder Meeting regarding the adoption of this Agreement and the approval of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement, BNSF may schedule the BNSF Stockholder Meeting so that it is on the same day as the CN Stockholder Meeting.

   (c) At the Closing, BNSF and Merger Sub shall effect the Merger contemplated by Section 2.4.

   2.3 Implementation Steps by Newco and Merger Sub. (a) At the Closing and immediately prior to the Merger Effective Time, BNSF and CN shall cause (i) the certificate of incorporation of Newco to be restated in its entirety, substantially in the form and content of the restated certificate of incorporation attached as Exhibit H, and (ii) the by-laws of Newco to be amended and restated in their entirety in such form as CN and BNSF shall mutually and reasonably agree (it being understood that, subject to clause (y) of this parenthetical, the by-laws of Newco (x) shall be in customary form for a Delaware corporation and (y) shall in all respects be consistent with the terms of the restated certificate of incorporation of Newco referred to in this
Section 2.3(a) and the other terms of this Agreement and all exhibits to this Agreement).

   (b) At the Closing, Newco shall execute and deliver the Co-Operation Agreement and the Voting and Exchange Trust Agreement.

   (c) At the Closing, Newco shall issue to the Trustee the Special Voting
Share.

   (d) At the Closing, Newco shall issue the appropriate number of Newco Common Shares to be issued in the Arrangement and the Merger.

   (e) At the Closing, BNSF and Merger Sub shall effect the Merger contemplated by Section 2.4.

   2.4 Merger of BNSF. (a) At the Closing, Merger Sub shall merge (the "Merger") with and into BNSF and the separate corporate existence of Merger Sub shall thereupon cease. BNSF shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation"), shall be a wholly owned Subsidiary of Newco and shall continue to be governed by the Laws of the State of Delaware, and the separate corporate existence of BNSF with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 2.4(d). The Merger shall have the effects specified in Section 259 of the DGCL.

   (b) The Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Delaware, of a certificate of merger in accordance with the DGCL or at such later date and time as may be set forth in such certificate of merger (the "Merger Effective Time").

   (c) At the Merger Effective Time, automatically by virtue of the Merger and without any action on the part of any party or other Person:

     (i) Each BNSF Common Share that is not owned by BNSF or any Subsidiary of BNSF outstanding immediately prior to the Merger Effective Time shall automatically be converted into the right to receive one Newco Common Share, and the holder of each such BNSF Common Share shall cease to have any rights as a stockholder of BNSF. Each certificate formerly representing any of such BNSF Common Shares thereafter shall constitute a certificate representing the right to receive an equivalent number of Newco Common Shares.

     (ii) Each BNSF Common Share that is owned by BNSF or any Subsidiary of BNSF immediately prior to the Merger Effective Time and, in each case, not held as a custodian on behalf of third parties under the terms of any BNSF Employee Plan (such custodial shares to be converted pursuant to clause (i) above), shall no longer be outstanding, shall be canceled and retired without payment of any consideration therefor, and shall cease to exist.

     (iii) Each BNSF Option outstanding immediately prior to the Merger Effective Time shall automatically be converted into an option (a "Newco Replacement Option") to purchase that number of Newco Stapled Units equal to the number of BNSF Common Shares subject to such BNSF Option immediately prior to the Merger Effective Time. Each Newco Replacement Option shall provide for an exercise price per Newco Stapled Unit equal to the exercise price per BNSF Common Share of the BNSF

  Option from which it was converted. The expiration date, manner of exercising, and all other terms and conditions of such Newco Replacement Option shall otherwise be unchanged from those of the BNSF Option from which it was converted, and any document or agreement previously evidencing such BNSF Option shall thereafter evidence and be deemed to evidence such Newco Replacement Option.

     (iv) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall be converted into one share of common stock of the Surviving Corporation, and the Surviving Corporation shall thereby become a wholly owned Subsidiary of Newco.

     (v) Each share of capital stock of Newco issued and outstanding immediately prior to the Merger Effective Time shall no longer be outstanding, shall be canceled and retired without payment of any consideration therefor, and shall cease to exist.

   (d) The certificate of incorporation of BNSF shall be amended in the Merger to read in its entirety as set forth on Exhibit I and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable Law. The by-laws of BNSF shall be amended in the Merger to read in their entirety as set forth on Exhibit J and, as so amended, shall be the by-laws of the Surviving Corporation until amended in accordance with applicable Law.

   (e) The initial directors and officers of the Surviving Corporation shall consist of the directors and officers of Merger Sub immediately prior to the Merger Effective Time.

   2.5 Surrender of BNSF Common Shares. (a) Prior to the Merger Effective Time, CN and BNSF shall jointly appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates formerly representing BNSF Common Shares as provided in Section 2.4(c). At the Arrangement Effective Time and in a manner consistent with applicable Law, Newco and CN shall jointly cause to be deposited with the Exchange Agent Newco Stapled Unit certificates representing the aggregate number of Newco Common Shares and the aggregate number of CN Voting Shares to be delivered to holders of BNSF Common Shares. Promptly after the Arrangement Effective Time, BNSF and CN shall cause the Exchange Agent to send to each holder of BNSF Common Shares at the Merger Effective Time a letter of transmittal for use in such exchange, which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing BNSF Common Shares to the Exchange Agent.

   (b) Each holder of BNSF Common Shares that have been converted into the right to receive Newco Common Shares, upon surrender to the Exchange Agent of a certificate or certificates representing such BNSF Common Shares, together with a properly completed letter of transmittal covering such BNSF Common Shares, shall be entitled, after the Arrangement Effective Time, to receive that number of Newco Stapled Units equal to the number of BNSF Common Shares formerly represented by such surrendered certificate or certificates. Until so surrendered, each such certificate shall, after the Arrangement Effective Time, represent for all purposes only the right to receive such Newco Stapled Units. Newco shall not be obligated to issue Newco Common Shares except in connection with the issuance of Newco Stapled Units.

   (c) If any portion of the Newco Stapled Units is to be delivered to a Person other than the registered holder of the BNSF Common Shares represented by the certificate or certificates surrendered in respect thereto, it shall be a condition to such delivery that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such BNSF Common Shares or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

   (d) After the Merger Effective Time, there shall be no further registration of transfers of BNSF Common Shares. If, after the Arrangement Effective Time, certificates representing BNSF Common Shares are presented to the Surviving Corporation, they shall be canceled and Newco Stapled Units shall be delivered in accordance with the procedures set forth in this Section 2.5.

   (e) Any Newco Stapled Units deposited with the Exchange Agent pursuant to this Section 2.5 that remain unclaimed by the holders of BNSF Common Shares twelve months after the Merger Effective Time shall be returned to Newco (with respect to the Newco Common Shares comprising a part of the Newco Stapled Units) and to CN (with respect to the CN Voting Shares comprising a part of the Newco Stapled Units) upon demand, and any such holder who has not exchanged his BNSF Common Shares for Newco Stapled Units in accordance with this Section 2.5 prior to that time shall thereafter look only to Newco and CN for his claim for Newco Stapled Units and only to Newco for his claim for any dividends or distributions with respect to Newco Common Shares. Notwithstanding the foregoing, Newco and CN shall not be liable to any holder of BNSF Common Shares for any amount paid to a public official pursuant to applicable abandoned property Laws.

   (f) No dividends or other distributions with respect to Newco Common Shares shall be paid to the holder of any unsurrendered certificates formerly representing BNSF Common Shares until such certificates are surrendered as provided in this Section 2.5. Upon such surrender, there shall be paid, without interest, to the Person in whose name the Newco Stapled Unit certificates in respect of which such BNSF Common Shares were surrendered are registered (i) all dividends and other distributions in respect of Newco Common Shares that are payable on a date subsequent to, and the record date for which occurs at or after, the Merger Effective Time and (ii) all dividends or other distributions in respect of BNSF Common Shares that are payable on a date subsequent to, and the record date for which occurs before, the Merger Effective Time.

   2.6 Interim Order. The notice of motion for the application referred to in
Section 2.1(a) shall request that the Interim Order provide (i) for the class of Persons to whom notice is to be provided in respect of the Arrangement and the CN Stockholder Meeting and for the manner in which such notice is to be provided; (ii) that the requisite approval for the Arrangement Resolution shall be two-thirds of the votes cast on the Arrangement Resolution by holders of CN Common Stock and holders of CN Options voting together as a single class present in person or by proxy at the CN Stockholder Meeting; and (iii) for the grant of the Dissent Rights.

   2.7 The Arrangement. The Arrangement shall provide that, and the parties covenant to take such steps as are necessary to ensure that, commencing at the Arrangement Effective Time, the following shall occur and shall be deemed to occur in the following order:

   (a) The authorized share capital of CN shall be reorganized by the creation of the following four classes of shares in the capital of CN;

     (i) a class of shares, designated as CN Voting Shares, the authorized number of which shall be unlimited;

     (ii) a class of shares, designated as CN Exchangeable Shares, the authorized number of which shall be unlimited;

     (iii) a class of shares, designated as CN Special Limited Voting Shares, the authorized number of which shall be unlimited; and

     (iv) a class of shares, designated as CN Non-voting Equity Shares, the authorized number of which shall be unlimited.

   (b) Each outstanding CN Common Share shall be changed into a number of CN Voting Shares equal to the Exchange Ratio and a number of CN Exchangeable Shares equal to the Exchange Ratio.

   (c) Simultaneously with the change in share capital under Section 2.7(b), each CN Exchangeable Share to which the holder of a CN Common Share is entitled and with respect to which such holder has elected, in a duly completed and timely submitted letter of transmittal and election form, to transfer to NAR Subco for a

Newco Common Share (the CN Exchangeable Share with respect to which such election was made, a "Newco Elected Exchangeable Share") shall be transferred by the holder thereof, without any further act or formality on such holder's part, to NAR Subco in exchange for one Newco Common Share issued by Newco. Notwithstanding the foregoing, each holder of CN Common Shares who is not a resident of Canada for purposes of the Income Tax Act (Canada) at the Election Deadline (as defined in the Plan of Arrangement) shall be deemed to have elected to exchange all of the CN Exchangeable Shares issuable to such holder pursuant to the Arrangement for Newco Common Shares and the CN Exchangeable Shares to which such holder is entitled shall be deemed for all purposes to be Newco Elected Exchangeable Shares, except where and to the extent that such holder specifically elects in a duly completed and timely submitted letter of transmittal and election form not to have such exchange occur.

   (d) Simultaneously with the change in share capital under Section 2.7(b) and the transfer to Newco and exchange under Section 2.7(c) of the Newco Elected Exchangeable Shares, each Newco Elected Exchangeable Share shall be converted into one CN Special Limited Voting Share and one CN Non-voting Equity Share.

   (e) Simultaneously with the change in share capital under Section 2.7(b), the transfer to NAR Subco and exchange under Section 2.7(c) of the Newco Elected Exchangeable Shares and the conversion under Section 2.7(d) of the Newco Elected Exchangeable Shares, NAR Subco shall and shall be deemed to have subscribed for and agreed to purchase and CN shall issue and sell to NAR Subco one (1) CN Special Limited Voting Share and one (1) CN Non-voting Equity Share upon payment by NAR Subco to CN of a sum equal to the closing trading price, per share, of the CN Common Shares on The Toronto Stock Exchange on the trading day which is two days prior to the Arrangement Effective Date divided by the Exchange Ratio.

   (f) The Persons entitled to receive Newco Common Shares pursuant to the Merger at the Merger Effective Time, which for greater certainty shall exclude Newco Common Shares issued pursuant to the exchange provided for in Section 2.7(c), shall be deemed to have subscribed for and agreed to purchase at a purchase price of $0.05 per share, or such other amount as to which the parties may agree, and CN shall issue to each such Person, one (1) CN Voting Share for each such Newco Common Share upon payment by Newco to CN of the aggregate subscription price therefor.

   (g) Newco shall issue to and deposit with the Trustee the Special Voting Share, in consideration of the payment to Newco of $0.01 by CN, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the CN Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement.

   (h) Each CN Option shall be exchanged for an option (a "CN Replacement Option") to purchase that number of Newco Stapled Units equal to the product of the Exchange Ratio multiplied by the number of CN Common Shares subject to such CN Option immediately prior to the Arrangement Effective Time. Each CN Replacement Option shall provide for an exercise price per Newco Stapled Unit equal to the exercise price per CN Common Share of such CN Option immediately prior to the Arrangement Effective Time divided by the Exchange Ratio. If the foregoing calculation results in a CN Replacement Option being exercisable for a fraction of a Newco Stapled Unit, then the number of Newco Stapled Units subject to such CN Replacement Option shall be rounded up to the next whole number of Newco Stapled Units. The term to expiry, conditions to and manner of exercising, vesting schedule, and all other terms and conditions of such CN Replacement Option shall otherwise be unchanged from those of the CN Option for which it was exchanged, and any document or agreement previously evidencing such CN Option shall thereafter evidence and be deemed to evidence such CN Replacement Option.

   (i) The authorized share capital of CN shall be amended by the elimination of the CN Common Shares as a class of authorized shares.

   2.8 CN Convertible Preferred Securities. At the Closing, Newco shall enter into a supplemental indenture to the CN Indenture pursuant to which Newco shall agree to become a co-obligor with respect to

CN's 5.25% Convertible Preferred Securities due June 30, 2029 (the "CN Preferred Securities"). CN, BNSF and Newco agree and acknowledge that, under the terms of the CN Indenture, from and after the Arrangement Effective Time,
(1) each CN Preferred Security shall be convertible into, at the option of the holder of such CN Preferred Security, either Newco Stapled Units or CN Stapled Units and shall no longer be convertible into CN Common Shares and (2) the number of shares of Newco Stapled Units or CN Stapled Units, as the case may be, into which each CN Preferred Security shall be convertible shall be determined pursuant to the provisions of the CN Indenture.

   2.9 Board of Directors; Management. (a) Immediately prior to the Merger Effective Time, the parties shall cause the board of directors of CN and the board of directors of Newco, respectively, to be identical and composed of fifteen members, six of whom shall be designated by BNSF, six of whom shall be designated by CN and three of whom shall be jointly designated by agreement between BNSF and CN. Unless BNSF agrees otherwise, all of CN's designees to the board of directors of CN and the board of directors of Newco shall be resident Canadians, as defined in the CBCA. The six BNSF designees are: John J. Burns, Jr.; Robert D. Krebs; Roy S. Roberts; J. Steven Whisler; Edward E. Whitacre, Jr.; and Michael B. Yanney. The six CN designees are: Purdy Crawford; J.V. Raymond Cyr; The Honorable Edward C. Lumley; David G.A. McLean; Robert Pace; and Paul M. Tellier. The three jointly designated directors are: Laurent Beaudoin; Steve Burd; and Jean C. Monty. To the extent any of the foregoing are unable or unwilling to serve as directors at the time of Closing, replacements shall be selected in accordance with the first two sentences of this Section 2.9(a).

   (b) At the Closing, the parties shall cause the following officers of CN and Newco to be identical: (i) Paul M. Tellier, the President and Chief Executive Officer of CN, to be the President and Chief Executive Officer of CN and Newco if he is willing and able to serve in that capacity; (ii) Robert D. Krebs, the Chairman and Chief Executive Officer of BNSF, to be the Chairman of CN and Newco if he is willing and able to serve in that capacity; (iii) E. Hunter Harrison, the Executive Vice President and Chief Operating Officer of CN, to be the Chief Operating Officer of Newco and CN if he is willing and able to serve in that capacity; and (iv) Thomas N. Hund, the Senior Vice President and Chief Financial Officer of BNSF, to be the Chief Financial Officer of Newco and CN if he is willing and able to serve in that capacity. In addition, Matthew K. Rose, the President and Chief Operating Officer of BNSF, will be the President and Chief Executive Officer of BNSF if he is willing and able to serve in that capacity. The remaining officers of CN and Newco to be appointed to office at the Closing shall include representatives of both CN and BNSF and shall be agreed on by the boards of directors of Newco and CN to take offices at the Closing after receiving advice from the Chief Executive Officer of Newco and CN to take offices at the Closing, after consultation with the Chairman of Newco and CN to take offices at the Closing.

   2.10 Head Office. The head office of each of CN and Newco following the Closing shall be situated in the Montreal Urban Community, Quebec, Canada.

   2.11 Withholding Rights. Each of CN, BNSF, Newco and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of applicable Law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of CN Common Shares or BNSF Common Shares, as the case may be, in respect of which such deduction and withholding was made.

   2.12 The Closing. Unless otherwise mutually agreed in writing, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 9:00 a.m., Chicago time, at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois and, for Canadian matters, at the offices of Stikeman Elliott, Suite 5300, Commerce Court West, Toronto, Ontario M5L 1B9, on the date (the "Closing Date") as promptly as practicable (but not later than two business days) after the date on which the last to be fulfilled or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or such other date, time and place as the parties may agree. The parties shall cause the Merger Effective Time to occur immediately prior to the Arrangement Effective Time, the Arrangement Effective Time to occur immediately following the Merger Effective Time, and both the Merger Effective Time and the Arrangement Effective Time to occur during the Closing.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF CN

   Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date of this Agreement, delivered by CN to BNSF (the "CN Disclosure Letter"), CN represents and warrants to BNSF as follows:

   3.1 Corporate Existence and Power. CN is a corporation duly incorporated, validly existing and in good standing under the Laws of Canada, and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. CN is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on CN. Prior to the date of this Agreement, CN has made available to BNSF true and complete copies of CN's constitutive documents, each as amended to date, and such constitutive documents are in full force and effect.

   3.2 Corporate Authorization. The execution, delivery and performance of this Agreement and the Stock Option Agreements by CN and the consummation by CN of the transactions contemplated hereby and thereby are within CN's corporate powers and, except as set forth in the next sentence, have been duly authorized by all necessary corporate action. The affirmative vote of two-thirds of the votes cast on the Arrangement Resolution by holders of CN Common Shares and the holders of CN Options voting together as a single class is the only vote of any class or series of CN capital stock necessary to consummate the Arrangement. This Agreement has been duly executed and delivered by CN and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally and general principles of equity.

   3.3 Governmental Authorization. The execution, delivery and performance by CN of this Agreement and the Stock Option Agreements and the consummation by CN of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Entity other than (i) any approvals required by the Interim Order; (ii) the Final Order; (iii) filings with the Director under the CBCA; (iv) compliance with any applicable requirements of the HSR Act and the Competition Act; (v) compliance with any applicable requirements relating to approval of the transactions contemplated by this Agreement by the Surface Transportation Board (the "STB"); (vi) compliance with any applicable requirements of the 1933 Act, the 1934 Act and the Securities Act; (vii) compliance with any applicable United States "blue sky" or Canadian provincial securities Laws; (viii) immaterial actions or filings relating to ordinary operational matters; (ix) approval by The Toronto Stock Exchange of the grant of the option by CN to BNSF under the CN Stock Option Agreement and the issuance of CN Common Shares thereunder and (x) compliance with any applicable requirements of the Defense Production Act of 1950, as amended (commonly known as Exon-Florio).

   3.4 Non-Contravention. The execution, delivery and performance by CN of this Agreement and the Stock Option Agreements and the consummation by CN of the transactions contemplated hereby and thereby do not and will not (except in the case of clauses (ii), (iii) and (iv) of this Section 3.4, for any such matters that individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect on CN) (i) contravene or conflict with CN's constitutive documents; (ii) assuming compliance with the matters referred to in Section 3.3, contravene or conflict with, or constitute a violation of, any provision of any Law binding upon or applicable to CN or any of its Subsidiaries; (iii) constitute a default under, or give rise to a right of termination, cancellation or acceleration of, any right or obligation of CN or any of its Subsidiaries or to a loss of any benefit to which CN or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon CN or any of its Subsidiaries, or any license, franchise, permit or other similar authorization held by CN or any of its Subsidiaries; or (iv) result in the creation or imposition of any Lien on any asset of CN or any of its Subsidiaries.

   3.5 Capitalization. (a) The authorized capital stock of CN consists of (i) an unlimited number of CN Common Shares, (ii) an unlimited number of Class A Preferred Shares ("CN Class A Preferred Shares"), and (iii) an unlimited number of Class B Preferred Shares, no par value ("CN Class B Preferred Shares"). As of December 15, 1999, there were outstanding (i) 202,270,686 CN Common Shares,
(ii) no CN Class A Preferred Shares, (iii) no CN Class B Preferred Shares, and
(iv) CN Options to purchase an aggregate of 8,473,402 CN Common Shares (of which CN Options to purchase an aggregate of approximately 4,072,616 CN Common Shares were exercisable). All outstanding shares of CN's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.5 and except for the 5.25% Convertible Preferred Securities due June 30, 2029 of CN or as contemplated by Section 6.1, and except for the exercise of CN Options outstanding on December 15, 1999, or issued since that date in accordance with Section 6.1, there are outstanding
(x) no shares of capital stock or other voting securities of CN, (y) no securities of CN or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of CN and (z) no options or other rights to acquire from CN or any of its Subsidiaries, and no obligation of CN or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of CN (the items in clauses (x), (y) and (z) being referred to collectively as the "CN Securities"). There are no outstanding obligations of CN or any of its Subsidiaries to repurchase, redeem or otherwise acquire any CN Securities, except for the transactions contemplated by this Agreement.

   (b) As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other indebtedness of CN having the right to vote (or convertible into or exercisable for CN Securities having the right to vote) on any matters upon which holders of CN Common Stock may vote (collectively, the "CN Voting Debt").

   3.6 Material Subsidiaries. Each of CN's Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly existing and in good standing under the Laws of its jurisdiction and has full corporate or legal power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each of CN's Material Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on CN. All of the outstanding shares and other ownership interests of CN's Material Subsidiaries that are held directly or indirectly by CN are validly issued, fully paid and nonassessable; all such shares and other ownership interests are owned directly or indirectly by CN, free and clear of all material Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Other than those obligations identified in
Section 3.6 of the CN Disclosure Letter, there are no outstanding (i) securities of CN or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of CN or (ii) options or other rights to acquire from CN or any of its Subsidiaries, and no other obligation of CN or any of its Subsidiaries to issue, any capital stock or voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of CN (the capital stock of each Subsidiary of CN, together with the items in clauses (i) and (ii), being referred to collectively as the "CN Subsidiary Securities"). There are no outstanding obligations of CN or any Subsidiary of CN to repurchase, redeem or otherwise acquire any outstanding CN Subsidiary Securities.

   3.7 Canadian Securities Filings and SEC Filings. CN has filed with the Canadian Securities Regulators and the SEC true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "CN Reports"). Each such CN Report filed pursuant to the 1934 Act at the time filed (i) did not contain any untrue statement of a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading and (ii) complied in all material respects with all other requirements of applicable securities Laws. Each such CN Report filed pursuant to the 1933 Act at the time declared effective (i) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) complied in all material respects with all other requirements of applicable securities Laws. CN has not filed any confidential material change report with any Canadian Securities Regulator or any other securities authority or regulator or any securities exchange or other self-regulatory authority that, as of the date of this Agreement, remains confidential.

   3.8 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of CN included in the CN Reports fairly present, in conformity with Canadian GAAP or GAAP, as applicable, applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of CN and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the unaudited consolidated interim financial statements).

   3.9 No Material Adverse Changes. Except as contemplated by this Agreement or as publicly disclosed prior to the date of this Agreement, since December 31, 1998, CN and the CN Material Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been (i) any event, occurrence or development of a state of circumstances or facts that has had or reasonably could be expected to have a Material Adverse Effect on CN (other than as a result of changes in conditions, including economic or political developments, applicable to the railroad industry in general or any changes in the economy or securities markets in general) or (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of CN capital stock.

   3.10 Undisclosed Material Liabilities. Except for (i) liabilities reflected in the CN Reports and (ii) liabilities incurred in the ordinary course of business of CN and its Subsidiaries consistent with past practice subsequent to December 31, 1998, CN and its Subsidiaries have no liabilities that would reasonably be expected to have a Material Adverse Effect on CN and there is no existing condition or set of circumstances that would be reasonably likely to result in such a liability; provided, however, that this representation does not cover, and shall not be deemed to be breached as a result of, any such liability that results primarily from a Customary Action.

   3.11 Litigation. Except as set forth in the CN Reports, (i) there is no action, suit, investigation or proceeding (or any basis therefor) pending against or, to the knowledge of CN, threatened against or affecting CN or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any Governmental Entity where there is a reasonable probability of a determination adverse to CN or any of its Subsidiaries that would be reasonably likely to have a Material Adverse Effect on CN, and (ii) as of the date of this Agreement, there is no such action, suit, investigation or proceeding that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Arrangement or any of the other transactions contemplated by this Agreement.

   3.12 Taxes. Except as set forth in the CN Reports or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CN, (i) all Tax Returns, statements, reports and forms (collectively, the "CN Returns") required to be filed with any taxing authority or provided to any other Person as of the date of this Agreement by, or with respect to, CN and its Subsidiaries have been filed or provided in accordance with all applicable Laws; (ii) CN and its Subsidiaries have timely paid or withheld all

Taxes shown as due and payable on the CN Returns that have been so filed or required to be withheld by CN or any of its Subsidiaries as of the date of this Agreement and, as of the time of filing, the CN Returns were true, complete and correct; (iii) CN and its Subsidiaries have made provision for all Taxes payable by CN and its Subsidiaries for which no CN Return has yet been filed or resulting from the final resolution of any controversy with any taxing authority; (iv) the charges, accruals and reserves for Taxes with respect to CN and its Subsidiaries reflected in the CN Reports are adequate under Canadian GAAP or GAAP, as applicable, to cover the Tax liabilities accruing through the date thereof; and (v) as of the date of this Agreement, there is no action, suit, proceeding, investigation, audit or claim now proposed or pending against or with respect to CN or any of its Subsidiaries in respect of any Tax where a determination or decision against CN or any of its Subsidiaries is more probable than not.

   3.13 Employee Matters. (a) Except as contemplated by this Agreement, Section
3.13 of the CN Disclosure Letter identifies (i) each "employee benefit plan," as defined in Section 3(3) of ERISA (other than multiemployer plans, as defined in Section 3(37) of ERISA), and (ii) each employment, severance or other similar contract, arrangement or policy and each retirement or deferred compensation plan, stock plan, incentive compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance (including self-insured arrangements) or hospitalization program, workers' compensation program, disability program, supplemental unemployment program or fringe benefit arrangement, whether maintained pursuant to contract or informal understanding, that does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), which, in the case of items described in both clauses (i) and (ii), is maintained, administered or contributed to by CN or any of its ERISA Affiliates or with respect to which CN or any of its ERISA Affiliates has any liability (collectively, the "CN U.S. Employee Plans"). Except as contemplated by this Agreement, Section 3.13 of the CN Disclosure Letter identifies each bonus, deferred compensation, incentive compensation, share purchase, share appreciation, share option, severance and termination pay, hospitalization, drug and other medical benefits, life and other insurance, dental, disability, sick leave, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, mortgage assistance, pension, retirement and supplemental retirement plans, programs and agreements sponsored, maintained, contributed to or required to be contributed to by CN for the benefit of any of the Canadian Employees, whether or not insured (collectively, the "CN Canadian Employee Plans" and, together with the CN U.S. Employee Plans, the "CN Employee Plans"). True and correct copies of each of the CN Employee Plans, all amendments thereto, any written interpretations thereof distributed to employees, and all contracts relating thereto or the funding thereof, including all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, recordkeeping agreements and summary plan descriptions, all as currently in effect, have been furnished or made available to BNSF. CN has supplied or made available to BNSF an accurate description of any CN Employee Plan that is not in written form. To the extent applicable, true and correct copies of the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any CN Employee Plan and the most recent actuarial valuation report prepared in connection with any such plan have been furnished or made available to BNSF.

   (b) The only CN Employee Plans that are subject to Title IV of ERISA (the "CN Pension Plans") are identified as such in Section 3.13 of the CN Disclosure Letter. The only CN Canadian Employee Plans that are registered pension plans (the "CN Canadian Pension Plans") are identified as such in Section 3.13 of the CN Disclosure Letter. No "accumulated funding deficiency," as defined in
Section 412 of the Code, has been incurred with respect to any CN Pension Plan, whether or not waived. To CN's knowledge, no "reportable event," within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder has occurred with respect to any CN Pension Plan, and no event described in Section 4041 (other than a standard termination), 4042, 4062 or 4063 of ERISA has occurred in connection with any CN Pension Plan, other than a reportable event for which the PBGC notice requirements have been waived or a reportable event that would not be reasonably likely to have a Material Adverse Effect on CN. No condition exists and no event has occurred that could constitute grounds for termination of or the appointment of a trustee to administer any CN Pension Plan under Section 4042 of ERISA and, to CN's knowledge, neither CN nor any of its ERISA Affiliates has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction for which CN or any of its ERISA Affiliates would have liability under Section 4069 or 4212(c) of ERISA. To CN's knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any CN Employee Plan has or will make CN or any of its ERISA Affiliates or any officer or director of CN or any of its ERISA Affiliates subject to any liability under Title I or Section 4071 of ERISA or liable for any Tax pursuant to Section 4975 or Chapter 43, 47, 68 or 100 of the Code that would be reasonably likely to have a Material Adverse Effect on CN.

   (c) Each CN Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter issued by the IRS covering all changes in Law and changes to the form of the CN Employee Plan for which the remedial amendment period (as described in regulations issued under Section 401(b) of the Code) has not expired. Each CN Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all Laws, including ERISA and the Code, that are applicable to such CN Employee Plan.

   (d) None of the payments contemplated by the CN Employee Plans or any other contract, plan or arrangement covering any employee or former employee of CN or any of its ERISA Affiliates and arising solely as a result of the transactions contemplated by this Agreement would, in the aggregate, constitute excess parachute payments as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof) or provide for payments that exceed the deductibility limitations of Section 162(m) of the Code.

   (e) Except for obligations arising pursuant to any collective bargaining agreements, to the knowledge of CN and its Subsidiaries, no condition exists that would prevent CN or any of its Subsidiaries from amending or terminating any CN Employee Plan providing health or medical benefits in respect of any active or former employees of CN or any of its Subsidiaries.

   (f) There has been no amendment or interpretation by CN or any of its ERISA Affiliates relating to, or change in employee participation or coverage under any CN Employee Plan that would increase materially the expense of maintaining such CN Employee Plan above the level of expense incurred in respect thereof for the fiscal year ended December 31, 1998.

   (g) To the extent applicable, each CN Employee Plan that constitutes a "group health plan" (as defined in Section 6071(1) of ERISA or Section 4980B(g)(2) of the Code), including any plans of current or former affiliates that must be taken into account under Sections 4980B and 414(t) of the Code or
Section 601 of ERISA, has been operated in substantial compliance with applicable Law, including the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA and the requirements of Chapter 100 of the Code.

   (h) There are no actions, suits or claims (other than routine claims for benefits) pending or, to CN's knowledge, threatened involving any CN Employee Plan or the assets thereof, and no facts exist that could give rise to any such actions, suits or claims (other than routine claims for benefits).

   (i) With respect to each employee pension benefit plan (as defined in Section 3(2) of ERISA) that is a multiemployer plan with respect to which CN or any of its ERISA Affiliates may have any liability (including any liability attributable to a current or former member of CN's or any of its ERISA Affiliates' "controlled group" (as defined in Section 4001(a)(14) of ERISA)),
(i) all contributions have been made as required by the terms of the plans, the terms of any collective bargaining agreements and applicable Law, (ii) neither CN nor any of its ERISA Affiliates has withdrawn, partially withdrawn or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability that would be reasonably likely to have a Material Adverse Effect on CN and (iii) neither CN nor any of its ERISA Affiliates has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise Tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code or that any plan is or may become insolvent.

   (j) As of December 31, 1998, the Expected Postretirement Benefit Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of postretirement health and medical benefits for current and former employees of CN or any of its Subsidiaries calculated by CN's actuary using reasonable actuarial assumptions was $65,000,000.

   (k) Neither CN's board of directors nor any committee thereof has adopted a resolution or taken any other action to determine or declare that any of the transactions contemplated by this Agreement will constitute a change of control for purposes of any CN Employee Plan.

   (l) The transactions contemplated by this Agreement will not trigger any obligation to fund the benefits under any CN Employee Plan.

   3.14 Finders' Fees. Except for Salomon Smith Barney Inc.; The Beacon Group Capital Services Group, LLC, and BMO Nesbitt Burns copies of whose engagement agreements have been provided to BNSF, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of CN any of its Subsidiaries who might be entitled to any fee or commission from BNSF or any of its affiliates in connection with the transactions contemplated by this Agreement.

   3.15 Environmental Matters. Except as set forth in the CN Reports or otherwise previously disclosed in writing by CN to BNSF, there are no Environmental Liabilities of CN that, individually or in the aggregate, have had or would be reasonably likely to have a Material Adverse Effect on CN.

   3.16 Compliance with Laws. Except as publicly disclosed and except for any matter that would not be reasonably likely to have a Material Adverse Effect on CN, neither CN nor any of its Subsidiaries is in violation of, or has violated, any applicable provision of any Law.

   3.17 Year 2000 Compliance. CN and its Subsidiaries are Year 2000 Compliant, and there are no foreseeable material expenses or other material liabilities associated with the process of CN and its Subsidiaries becoming Year 2000 Compliant.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BNSF

   Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date of this Agreement, delivered by BNSF to CN (the "BNSF Disclosure Letter"), BNSF represents and warrants to CN as follows:

   4.1 Corporate Existence and Power. BNSF is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. BNSF is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on BNSF. Prior to the date of this Agreement, BNSF has made available to CN true and complete copies of its constitutive documents, each as amended to date, and such constitutive documents are in full force and effect.

   4.2 Corporate Authorization. The execution, delivery and performance of this Agreement and the Stock Option Agreements by BNSF and the consummation by BNSF of the transactions contemplated hereby and thereby are within BNSF's corporate powers and, except as set forth in the next sentence, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of at least a majority of the outstanding BNSF Common Shares entitled to vote on the approval and adoption of this Agreement is the only vote of any class or series of BNSF capital stock necessary to consummate the Merger. This Agreement has been duly executed and delivered by BNSF and constitutes its legal, valid and binding obligation, enforceable against BNSF in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally and general principles of equity.

   4.3 Governmental Authorization. The execution, delivery and performance by BNSF of this Agreement and the Stock Option Agreements and the consummation by BNSF of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Entity other than (i) compliance with any applicable requirements of the HSR Act and the Competition Act; (ii) compliance with any applicable requirements relating to approval of the transactions contemplated by this Agreement by the STB; (iii) compliance with any applicable requirements of the Securities Act, the 1933 Act and the 1934 Act; (iv) compliance with any applicable United States "blue sky" or Canadian provincial securities Laws; and (v) immaterial actions or filings relating to ordinary operational matters and filings with the United States Federal Communications Commission with respect to radio licenses held by BNSF and its Subsidiaries.

   4.4 Non-Contravention. The execution, delivery and performance by BNSF of this Agreement and the Stock Option Agreements and the consummation by BNSF of the transactions contemplated hereby and thereby do not and will not (except in the case of clauses (ii), (iii) and (iv) of this Section 4.4, for any such matters that individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect on BNSF) (i) contravene or conflict with its constitutive documents; (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with, or constitute a violation of, any provision of any Law binding upon or applicable to BNSF or any of its Subsidiaries; (iii) constitute a default under, or give rise to a right of termination, cancellation or acceleration of, any right or obligation of BNSF or any of its Subsidiaries or to a loss of any benefit to which BNSF or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon BNSF or any of its Subsidiaries, or any license, franchise, permit or other similar authorization held by BNSF or any of its Subsidiaries; or (iv) result in the creation or imposition of any Lien on any asset of BNSF or any of its Subsidiaries.

   4.5 Capitalization. (a) The authorized capital stock of BNSF consists of (i) six hundred million (600,000,000) BNSF Common Shares, (ii) twenty-five million (25,000,000) shares of Preferred Stock, par value $0.01 per share ("BNSF Preferred Stock") of which 6,900,000 shares were designated as 6 1/4% Cumulative Convertible Preferred Stock, Series A, and 6,000,000 shares are being designated Junior Participating Preferred Stock, Series B, in connection with the BNSF Shareholder Rights Plan, and (iii) fifty million (50,000,000) shares of Class A Preferred Stock, par value $0.01 per share ("BNSF Class A Preferred Stock"). As of December 15, 1999, there were outstanding (i) 454,945,828 BNSF Common Shares and 29,970,990 BNSF Common Shares were held in treasury, (ii) no shares of BNSF Preferred Stock, (iii) no shares of BNSF Class A Preferred Stock, and (iv) BNSF Options to purchase an aggregate of 30,048,057 BNSF Common Shares (of which, BNSF Options to purchase an aggregate of 20,602,140 BNSF Common Shares were exercisable). All outstanding shares of BNSF's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.5 or as contemplated by Section 7.1, and except for the exercise of BNSF Options outstanding on December 15, 1999, or issued since that date in accordance with
Section 7.1, there are outstanding (x) no shares of capital stock or other voting securities of BNSF, (y) no securities of BNSF or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of BNSF and (z) no options or other rights to acquire from BNSF or any of its Subsidiaries, and no obligation of BNSF or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of BNSF (the items in clauses (x), (y) and (z) being referred to collectively as the "BNSF Securities"). There are no outstanding obligations of BNSF or any of its Subsidiaries to repurchase, redeem or otherwise acquire any BNSF Securities, except for the transactions contemplated by this Agreement.

   (b) As of the date of this Agreement, there are no outstanding bonds, debentures, notes or other indebtedness of BNSF having the right to vote (or convertible into or exercisable for BNSF Securities having the right to vote) on any matters upon which holders of BNSF Common Stock may vote (collectively, the "BNSF Voting Debt").

   4.6 Material Subsidiaries. Each of BNSF's Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly existing and in good standing under the Laws of its jurisdiction and has full corporate or legal power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each of BNSF's Material Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on BNSF. All of the outstanding shares and other ownership interests of BNSF's Material Subsidiaries that are held directly or indirectly by BNSF are validly issued, fully paid and nonassessable; all such shares and other ownership interests are owned directly or indirectly by BNSF, free and clear of all material Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). Other than those obligations identified in Section 4.6 of the BNSF Disclosure Letter, there are no outstanding (i) securities of BNSF or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of BNSF or (ii) options or other rights to acquire from BNSF or any of its Subsidiaries, and no other obligation of BNSF or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock voting securities or ownership interests in, any Subsidiary of BNSF (the capital stock of each Subsidiary of BNSF, together with the items in clauses (i) and (ii), being referred to collectively as the "BNSF Subsidiary Securities"). There are no outstanding obligations of BNSF or any Subsidiary of BNSF to repurchase, redeem or otherwise acquire any outstanding BNSF Subsidiary Securities.

   4.7 SEC Filings. BNSF has filed with the SEC true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997 (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "BNSF Reports"). Each such BNSF Report filed pursuant to the 1934 Act at the time filed (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading and (ii) complied in all material respects with all other requirements of applicable securities Laws. Each such BNSF Report filed pursuant to the 1933 Act at the time declared effective (i) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) complied in all material respects with all other requirements of applicable securities Laws. BNSF has not filed any confidential report with the SEC or any other securities authority or regulator or any securities exchange or other self-regulatory authority that, as of the date of this Agreement, remains confidential.

   4.8 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of BNSF included in the BNSF Reports fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of BNSF and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the unaudited consolidated interim financial statements).

   4.9 No Material Adverse Changes. Except as contemplated by this Agreement or as publicly disclosed prior to the date of this Agreement, since December 31, 1998, BNSF and the BNSF Material Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been (i) any event, occurrence or development of a state of circumstances or facts that has had or reasonably could be expected to have a Material Adverse Effect on BNSF (other than as a result of changes in conditions, including economic or political developments, applicable to the railroad industry generally or any changes in the economy or securities markets in general) or (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of BNSF capital stock.

   4.10 Undisclosed Material Liabilities. Except for (i) liabilities reflected in the BNSF Reports and (ii) liabilities incurred in the ordinary course of business of BNSF and its Subsidiaries consistent with past practice subsequent to December 31, 1998, BNSF and its Subsidiaries have no liabilities that would reasonably be expected to have a Material Adverse Effect on BNSF and there is no existing condition or set of circumstances that would be reasonably likely to result in such a liability; provided, however, that this representation does not cover, and shall not be deemed to be breached as a result of, any such liability that results primarily from a Customary Action.

   4.11 Litigation. Except as set forth in the BNSF Reports, (i) there is no action, suit, investigation or proceeding (or any basis therefor) pending against or, to the knowledge of BNSF, threatened against or affecting BNSF or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any Governmental Entity where there is a reasonable probability of a determination adverse to BNSF or any of its Subsidiaries that would be reasonably likely to have a Material Adverse Effect on BNSF, and (ii) as of the date of this Agreement, there is no such action, suit, investigation or proceeding that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Arrangement or any of the other transactions contemplated by this Agreement.

   4.12 Taxes. Except as set forth in the BNSF Reports or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on BNSF, (i) all Tax Returns, statements, reports and forms (collectively, the "BNSF Returns") required to be filed with any taxing authority or provided to any other Person as of the date of this Agreement by, or with respect to, BNSF and its Subsidiaries have been filed or provided in accordance with all applicable Laws; (ii) BNSF and its Subsidiaries have timely paid or withheld all Taxes shown as due and payable on the BNSF Returns that have been so filed or required to be withheld by BNSF or any of its Subsidiaries as of the date of this Agreement and, as of the time of filing, the BNSF Returns were true, complete and correct; (iii) BNSF and its Subsidiaries have made provision for all Taxes payable by BNSF and its Subsidiaries for which no BNSF Return has yet been filed or resulting from the final resolution of any controversy with any taxing authority; (iv) the charges, accruals and reserves for Taxes with respect to BNSF and its Subsidiaries reflected in the BNSF Reports are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; and (v) as of the date of this Agreement, there is no action, suit, proceeding, investigation, audit or claim now proposed or pending against or with respect to BNSF or any of its Subsidiaries in respect of any Tax where a determination or decision against BNSF or any of its Subsidiaries is more probable than not.

   4.13 Employee Matters. (a) Except as contemplated by this Agreement, Section
4.13 of the BNSF Disclosure Letter identifies (i) each "employee benefit plan," as defined in Section 3(3) of ERISA (other than multiemployer plans, as defined in Section 3(37) of ERISA), and (ii) each employment, severance or other similar contract, arrangement or policy and each retirement or deferred compensation plan, stock plan, incentive compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance (including self-insured arrangements) or hospitalization program, workers' compensation program, disability program, supplemental unemployment program or fringe benefit arrangement, whether maintained pursuant to contract or informal understanding, that does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA), which, in the case of items described in both clauses (i) and (ii), is maintained, administered or contributed to by BNSF or any of its ERISA Affiliates or with respect to which BNSF or any of its ERISA Affiliates has any liability (collectively, the "BNSF Employee Plans"). True and correct copies of each of the BNSF Employee Plans, all amendments thereto, any written interpretations thereof distributed to employees, and all contracts relating thereto or the funding thereof, including all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, recordkeeping agreements and summary plan descriptions, all as currently in effect, have been furnished or made available to CN, or were available upon request from BNSF. Any BNSF Employee Plan that was not provided to CN (as designated in Section 4.13 of the BNSF Disclosure Letter by an asterisk) is not material (using the definition of "material" set forth in Section 1.1). BNSF has supplied or made available to CN an accurate description of any BNSF Employee Plan that is not in written form. To the extent applicable, true and correct copies of the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any BNSF Employee Plan and the most recent actuarial valuation report prepared in connection with any such plan have been furnished or made available to CN.

   (b) The only BNSF Employee Plans that are subject to Title IV of ERISA (the "BNSF Pension Plans") are identified as such in Section 4.13 of the BNSF Disclosure Letter. No "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred with respect to any BNSF Pension Plan, whether or not waived. To BNSF's knowledge, no "reportable event," within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder has occurred with respect to any BNSF Pension Plan, and no event described in
Section 4041 (other than a standard termination), 4042, 4062 or 4063 of ERISA has occurred in connection with any BNSF Pension Plan, other than a reportable event for which the PBGC notice requirements have been waived or a reportable event that would not be reasonably likely to have a Material Adverse Effect on BNSF. No condition exists and no event has occurred that could constitute grounds for termination of or the appointment of a trustee to administer any BNSF Pension Plan under Section 4042 of ERISA and, to BNSF's knowledge, neither BNSF nor any of its ERISA Affiliates has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction for which BNSF or any of its ERISA Affiliates would have liability under Section 4069 or 4212(c) of ERISA. To BNSF's knowledge, nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any BNSF Employee Plan has or will make BNSF or any of its ERISA Affiliates or any officer or director of BNSF or any of its ERISA Affiliates subject to any liability under Title I or Section 4071 of ERISA or liable for any Tax pursuant to Section 4975 or Chapter 43, 47 or 68 of the Code that would be reasonably likely to have a Material Adverse Effect on BNSF.

   (c) Each BNSF Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter issued by the IRS covering all changes in Law and changes to the form of the BNSF Employee Plan for which the remedial amendment period (as described in regulations issued under Section 401(b) of the Code) has not expired. Each BNSF Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all Laws, including ERISA and the Code, that are applicable to such BNSF Employee Plan.

   (d) None of the payments contemplated by the BNSF Employee Plans or any other contract, plan or arrangement covering any employee or former employee of BNSF or any of its ERISA Affiliates and arising solely as a result of the transactions contemplated by this Agreement would, in the aggregate, constitute excess parachute payments as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof) or provide for payments that exceed the deductibility limitations of Section 162(m) of the Code.

   (e) Except for obligations arising pursuant to any collective bargaining agreements, to the knowledge of BNSF and its Subsidiaries, no condition exists that would prevent BNSF or any of its Subsidiaries from amending or terminating any BNSF Employee Plan providing health or medical benefits in respect of any active or former employees of BNSF or any of its Subsidiaries.

   (f) There has been no amendment or interpretation by BNSF or any of its ERISA Affiliates relating to, or change in employee participation or coverage under any BNSF Employee Plan that would increase materially the expense of maintaining such BNSF Employee Plan above the level of expense incurred in respect thereof for the fiscal year ended December 31, 1998.

   (g) To the extent applicable, each BNSF Employee Plan that constitutes a "group health plan" (as defined in Section 6071(1) of ERISA or Section 4980B(g)(2) of the Code), including any plans of current or former affiliates that must be taken into account under Sections 4980B and 414(t) of the Code or
Section 601 of ERISA, has been operated in substantial compliance with applicable Law, including the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA and the requirements of Chapter 100 of the Code.

   (h) There are no actions, suits or claims (other than routine claims for benefits) pending or, to BNSF's knowledge, threatened involving any BNSF Employee Plan or the assets thereof, and no facts exist that could give rise to any such actions, suits or claims (other than routine claims for benefits).

   (i) With respect to each employee pension benefit plan (as defined in Section 3(2) of ERISA) that is a multiemployer plan with respect to which BNSF or any of its ERISA Affiliates may have any liability (including any liability attributable to a current or former member of BNSF's or any of its ERISA Affiliates' "controlled group" (as defined in Section 4001(a)(14) of ERISA)),
(i) all contributions have been made as required by the terms of the plans, the terms of any collective bargaining agreements and applicable Law, (ii) neither BNSF nor any of its ERISA Affiliates has withdrawn, partially withdrawn or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability that would be reasonably likely to have a Material Adverse Effect on BNSF and (iii) neither BNSF nor any of its ERISA Affiliates has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise Tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code or that any plan is or may become insolvent.

   (j) As of December 31, 1998, the Expected Postretirement Benefit Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of postretirement health and medical benefits for current and former employees of BNSF or any of its Subsidiaries calculated by BNSF's actuary using reasonable actuarial assumptions was approximately $232,000,000.

   (k) Neither BNSF's board of directors nor any committee thereof has adopted a resolution or taken any other action to declare or determine that any of the transactions contemplated by this Agreement will constitute a change in control for the purposes of any BNSF Employee Plan.

   (l) The transactions contemplated by this Agreement will not trigger any obligation to fund the benefits under any BNSF Employee Plan.

   4.14 Finders' Fees. Except for Goldman, Sachs & Co., a copy of whose engagement agreement has been provided to CN, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of BNSF or any of its Subsidiaries who might be entitled to any fee or commission from BNSF or any of its affiliates in connection with the transactions contemplated by this Agreement.

   4.15 Environmental Matters. Except as set forth in the BNSF Reports or otherwise previously disclosed in writing by BNSF to CN, there are no Environmental Liabilities of BNSF that, individually or in the aggregate, have had or would be reasonably likely to have a Material Adverse Effect on BNSF.

   4.16 Takeover Statutes; Rights Plan. (a) BNSF's board of directors has taken all necessary action to make Section 203 of the DGCL inapplicable to this Agreement and the BNSF Stock Option Agreement and the transactions contemplated hereby and thereby.

   (b) BNSF's board of directors has taken all necessary action to render the rights issued pursuant to the terms of the BNSF Shareholder Rights Plan inapplicable to the Merger, this Agreement and the transactions contemplated hereby and thereby.

   4.17 Compliance with Laws. Except as publicly disclosed and except for any matter that would not be reasonably likely to have a Material Adverse Effect on BNSF, neither BNSF nor any of its Subsidiaries is in violation of, or has violated, any applicable provision of any Law.

   4.18 Year 2000 Compliance. BNSF and its Subsidiaries are Year 2000 Compliant, and there are no foreseeable material expenses or other material liabilities associated with the process of BNSF and its Subsidiaries becoming Year 2000 Compliant.

                                   ARTICLE V
                            COVENANTS OF EACH PARTY

   5.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement.

   5.2 Regulatory Approvals. Each party shall, and shall cause each of its Subsidiaries to:

     (i)(A) cooperate with one another to prepare and present to the STB as soon as practicable after the date of this Agreement all filings and other presentations in connection with seeking any STB approval, exemption or other authorization necessary to consummate the transactions contemplated by this Agreement (including the matters contemplated by Section 5.4); (B) prosecute such filings and other presentations with diligence; (C) diligently oppose any objections to, appeals from or petitions to reconsider or reopen any such STB approval by Persons not party to this Agreement; and (D) take all such further action as reasonably may be necessary to obtain a final order of the STB approving the transactions contemplated by this Agreement consistent with the terms and conditions set forth in this Agreement; provided, however, that (without limiting the parties' rights under Article VIII or Article IX) the Implementation Committee shall have final authority over the development, presentation and conduct of the STB case, including discussions with third parties.

     (ii)(A) cooperate with one another to prepare and file as soon as practicable after the date of this Agreement all notices and information required under Part IX of the Competition Act (Canada), if any, and any additional information requested by the Canadian Competition Bureau thereunder; (B) cooperate with one another to prepare and file as soon as practicable after the date of this Agreement with the Commissioner of Competition appointed under the Competition Act (the "Commissioner") a competitive impact statement in connection with the transactions contemplated by this Agreement; and (C) use reasonable best efforts to obtain from the Commissioner assurances that the Commissioner shall not take any action to enforce any relevant provision of the Competition Act in respect of any transactions contemplated by this Agreement.

     (iii)(A) cooperate with one another to prepare an application for the Interim Order and the Final Order as soon as practicable after the date of this Agreement; (B) prosecute such applications with diligence; (C) diligently oppose any objections to, and diligently pursue any appeals from, such applications; and (D) take all such further action as reasonably may be necessary to obtain the Interim Order and Final Order approving the Arrangement consistent with the terms and conditions set forth in this Agreement.

   5.3 Certain Filings; Securities Compliance. (a) Each party shall cooperate in the preparation of any application for the orders and the preparation of any required registration statements and any other documents reasonably deemed by BNSF or CN to be necessary to discharge their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws in connection with the Arrangement and the other transactions contemplated by this Agreement; provided, however, that, with respect to the United States "blue sky" and Canadian provincial qualifications, neither BNSF nor CN shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject.

   (b) As promptly as practicable after the date of this Agreement, the parties shall (i) jointly prepare and file with the SEC one or more registration statements on Form S-4 (or other applicable form) (the "Form S-4") (in which the BNSF proxy statement shall be included as a prospectus) and Form F-4 (or other applicable form) (the "Form F-4"); (ii) use reasonable best efforts to have the Form S-4 and Form F-4 declared effective by the SEC and, thereafter, mail to stockholders of BNSF as promptly as practicable the BNSF proxy statement included in the Form S-4 and all other proxy materials for the BNSF Stockholder Meeting; and (iii) otherwise comply with all legal requirements applicable to the BNSF Stockholder Meeting and the issuance of securities contemplated by this Agreement.

   (c) As promptly as practicable after the date of this Agreement, the parties shall (i) jointly prepare the Circular; (ii) use reasonable best efforts to cause the Circular and other documentation required in connection with the CN Stockholder Meeting to be mailed to stockholders of CN and filed as required by the Interim Order and applicable Laws; and (iii) otherwise comply with all legal requirements applicable to the CN Stockholder Meeting and the issuance of securities contemplated by this Agreement.

   (d) Newco and CN shall jointly prepare and file a registration statement on Form S-3 (and/or other applicable forms, including a registration statement on Form F-3) (the "Form S-3") in order to register under the 1933 Act the Newco Stapled Units to be issued from time to time after the Closing upon exchange of the CN Exchangeable Shares and shall use reasonable best efforts to cause the Form S-3 to become effective and to maintain the effectiveness of such registration for the period that such CN Exchangeable Shares remain outstanding.

   (e) Newco and CN shall jointly prepare and file a registration statement on Form S-8 (and/or other applicable forms) ( the "Form S-8") in order to register under the 1933 Act those Newco Stapled Units to be issued from time to time after the Closing upon the exercise of the CN Replacement Options or Newco Replacement Options, and shall use reasonable commercial efforts to cause the Form S-8 to become effective at or prior to the Arrangement Effective Time and to maintain the effectiveness of such registration for the period of time that the CN Replacement Options and Newco Replacement Options remain outstanding and may be exercised.

   (f) Each party shall furnish to the other party all such information concerning it and its stockholders as may be required (and, in the case of its stockholders, available to it) for the effectuation of the actions described in this Section 5.3. Each covenants that no such information furnished by it (to its knowledge in the case of information concerning its stockholders) (i) for inclusion in the BNSF or CN proxy statements or any other filing under the 1934 Act or filed with Canadian Securities Regulators prepared in connection with transactions contemplated by this Agreement shall contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in light of the circumstances in which it is furnished and (ii) for inclusion in any registration statement or other filing under the 1933 Act or filed with Canadian Securities Regulators prepared in connection with the transactions contemplated by this Agreement shall contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading. Each party shall promptly notify the other if at any time before or after the Closing it becomes aware that any such information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the case of such 1934 Act filings, not misleading in light of the circumstances in which they are made and, in the case of such 1933 Act filings, not misleading.

   (g) Within two business days after the date of this Agreement, CN shall prepare and file with The Toronto Stock Exchange a notice of the option granted by CN to BNSF under the CN Stock Option Agreement and the proposed issuance of CN Common Shares issuable upon the exercise of such option and shall use reasonable best efforts to cause The Toronto Stock Exchange to accept such notice, without conditions, as soon as practicable. After completion of the combination, disclosure in NAR's SEC filings with respect to its corporate governance practices will comply with the requirements of The Toronto Stock Exchange.

   5.4 Access to Information. (a) Subject to any confidentiality agreements or other confidentiality obligations binding upon any party or any of such party's Subsidiaries, from the date of this Agreement until the Arrangement Effective Time and except as prohibited by applicable Law, each party shall give the other party, its counsel, financial advisors, auditors and other authorized representatives full, reasonable access to the offices, properties, books and records of such party and its Subsidiaries, shall furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and shall instruct such party's employees, counsel and financial advisors to cooperate with the other party in its investigation of the business of such party and its Subsidiaries; provided, however, that no investigation pursuant to this
Section 5.4 shall affect any representation or warranty given by the parties under this Agreement; and provided further, that access to certain information may require the entry of a protective order by the STB, after which date access shall be granted to such information consistent with this Section 5.4 and subject to the terms of such order.

   (b) The parties acknowledge that certain information may be competitively sensitive ("Highly Confidential Information"). The parties agree that, prior to any disclosure of any such Highly Confidential Information, appropriate arrangements shall be made to ensure compliance with all requirements of applicable Law.

   5.5 Notices of Certain Events. Each party shall promptly notify the other party to this Agreement of:

     (i) any notice or other communication such party receives from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (ii) any notice or other communication such party receives from any Governmental Entity in connection with the transactions contemplated by this Agreement, including the Arrangement; and

     (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any Subsidiary of such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.11 or
  Section 4.11, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement.

   5.6 Stock Exchange Listing. Each party shall use its reasonable best efforts to have the Newco Common Shares and CN Voting Shares constituting the Newco Stapled Units approved for listing on all securities exchanges on which BNSF Common Shares were listed immediately prior to the Merger Effective Time and to have the CN Exchangeable Shares and CN Voting Shares constituting the CN Stapled Units approved for listing on The Toronto Stock Exchange.

   5.7 Public Announcements. The initial press release with respect to the transactions contemplated by this Agreement shall be a joint press release. Thereafter, the parties shall consult with each other before issuing any press release with respect to this Agreement and the transactions contemplated by this Agreement and, except as may be required by applicable Law or the requirements of any securities exchange on which a party's securities are traded, will not issue any such press release prior to such consultation.

   5.8 Further Assurances. At and after the Arrangement Effective Time, the officers and directors of each party shall be authorized to execute and deliver, in the name and on behalf of such party, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of such party, any other actions and things necessary or desirable with respect to the consummation of the transactions contemplated by this Agreement.

   5.9 Cooperation. Without limiting any party's obligation under any other provision of this Agreement, each party shall together, or pursuant to an allocation of responsibility to be agreed among the parties, coordinate and cooperate (i) with respect to the timing of the BNSF Stockholder Meeting and the CN Stockholder Meeting and shall use reasonable best efforts to hold such meetings on the same day; (ii) in connection with the preparation of the Circular, the Form S-4, the Form F-4, the Form S-3 and the Form S-8; (iii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the consummation of the transactions contemplated by this Agreement; (iv) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Circular, the Form S-4, the Form F-4, the Form S-3 and the Form S-8 and timely seeking to obtain any such actions, consents, approvals or waivers; (v) to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code or to comply with the requirements of Section 351(a) of the Code; and (vi) to cause the exchange of CN Exchangeable Shares for Newco Common Shares pursuant to the Arrangement to comply with the requirements of Section 351(a) of the Code. Subject to the terms and conditions of this Agreement, the parties shall, subject to applicable Law, confer on a regular and frequent basis with one or more representatives of one another to report operational matters of significance to the transactions contemplated by this Agreement and the general status of ongoing operations insofar as relevant to the transactions contemplated by this Agreement; provided, however, that the parties shall not confer on any matter to the extent inconsistent with applicable Law.

   5.10 Closing Matters. Each party shall deliver at the Closing such customary certificates, resolutions and other closing documents as may be reasonably required by the other parties to this Agreement.

   5.11 Obligations of Newco. Each of CN and BNSF will take all actions necessary to cause Newco to perform its obligations under this Agreement. Without limiting the generality of the foregoing, CN, BNSF and Newco agree that:

   (a) immediately prior to the Merger Effective Time, Newco shall be a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware and shall have all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on the businesses of BNSF as such businesses are now conducted;

   (b) at the Merger Effective Time, the performance by Newco of this Agreement and the consummation by Newco of the transactions contemplated by this Agreement shall be within the corporate powers of Newco and shall have been duly authorized by all necessary corporate action on the part of Newco;

   (c) at the Merger Effective Time, the performance by Newco of this Agreement and the consummation by Newco of the transactions contemplated by this Agreement shall require no action by or in respect of, or filing with, any Governmental Entity other than (i) compliance with any applicable requirements of the Competition Act; (ii) compliance with any applicable requirements relating to approval of the transactions contemplated by this Agreement by the STB; (iii) compliance with any applicable requirements of the 1933 Act and the 1934 Act; (iv) compliance with any applicable United States "blue sky" or Canadian provincial securities Laws; and (v) immaterial actions or filings relating to ordinary operational matters;

   (d) at the Merger Effective Time, the performance by Newco of this Agreement and the consummation by Newco of the transactions contemplated by this Agreement will not (except in the case of clauses (ii), (iii) and (iv) of this subsection (d), for any such matters that individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect on Newco) (i) contravene or conflict with the certificate of incorporation or by-laws of Newco, (ii) assuming compliance with the matters set forth in subsection (c) above, contravene or conflict with or constitute a violation of any provisions of any Law binding upon or applicable to Newco, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Newco or any of its Subsidiaries or to a loss of any benefit to which Newco or any of its Subsidiaries is entitled under any agreement, contract or other instrument binding upon Newco or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Newco or any of its Subsidiaries or (iv) result in the creation of or imposition of any material Lien on any asset of Newco or any Subsidiary of Newco;

   (e) at the Merger Effective Time, Newco shall issue the Newco Common Stock and the Newco Replacement Options in accordance with Section 2.3, and such securities shall be duly authorized, validly issued and fully paid and nonassessable;

   (f) from and after the Merger Effective Time, Newco shall, or shall cause BNSF to, perform the obligations of BNSF under each agreement between BNSF and any employee of BNSF providing for protections or benefits to such employee in the event of a change of control, and Newco and CN together shall ensure that the obligations of CN under each agreement between CN and any employee of CN providing for protections or benefits to such employee in the event comparable circumstances are satisfied; and

   (g) from the date hereof until the Arrangement Effective Time, Newco shall not engage in any activities other than in connection with or as contemplated by this Agreement.

   5.12 Implementation Committee. Immediately after the date of this Agreement, BNSF and CN will establish a committee (the "Implementation Committee") consisting of three representatives of BNSF and two representatives of CN. The initial BNSF representatives shall be Robert D. Krebs, Thomas N. Hund and Matthew K. Rose and the initial CN representatives shall be Paul M. Tellier and
E. Hunter Harrison. The successor to any representative on the Implementation Committee shall be designated by the party that designated such representative. Without in any way limiting their rights under Article VIII or Article IX, BNSF and CN agree that the Implementation Committee shall be responsible, on behalf of both parties, for directing the preparation and presentation to the STB of all filings and other presentations in connection with seeking any STB approval, exemption or other authorization necessary to consummate the transactions contemplated by this Agreement, the prosecution of such filings and other presentation and negotiation (with the STB or any third party) of any matters in connection with seeking such approval. In addition to the foregoing, to the extent permitted by applicable Law, the Implementation Committee shall work actively to develop plans for the integration of the operations of CN and BNSF after the Arrangement Effective Time. BNSF and CN agree that the principal objectives of the Implementation Committee are to ensure that the STB approval of the transactions contemplated by this Agreement is obtained as expeditiously and on terms as favorable to Newco, BNSF, CN and their respective Subsidiaries as is reasonably possible, and to develop plans for the integration of the operations of BNSF and CN that will permit the most expeditious and favorable integration of such operations as is reasonably possible. The Implementation Committee shall act by consensus and not by majority vote of its members. The composition of the Implementation Committee reflects the nature of the issues to be addressed by the Implementation Committee with respect to CN and BNSF, and the fact that the STB process will relate to issues in the United States rather than to the relative influence of CN and BNSF on the Implementation Committee.

   5.13 Interline Coordinations. As soon as practicable after the date of this Agreement, BNSF and CN shall, to the extent consistent with applicable Law, work in good faith to develop and implement a range of mutually beneficial interline coordinations. Without limiting the generality of the foregoing, it is currently contemplated that such interline coordinations will include, among other things, to the extent consistent with applicable Law, matters relating to information technology (intended to develop a common information technology platform), procurement and marketing.

   5.14 Dividends. CN and BNSF shall coordinate the declaration, setting of record dates and payment dates of dividends on CN and BNSF common stock so that
(i) holders of CN common stock do not receive dividends on both CN Common Shares, on the one hand, and Newco Common Shares or CN Exchangeable Shares received in the Arrangement, on the other hand, in respect of any calendar quarter or fail to receive a dividend on either CN Common Shares, on the one hand, or Newco Common Shares or CN Exchangeable Shares received in the Arrangement, on the other hand, in respect of any calendar quarter and (ii) holders of BNSF common stock do not receive dividends on both BNSF Common Shares, on the one hand, and Newco Common Shares received in the Merger, on the other hand, in respect of any calendar quarter or fail to receive a dividend on either BNSF Common Shares, on the one hand, or Newco Common Shares received in the Merger, on the other hand, in respect of any calendar quarter.

   5.15 Shareholder Rights Plans and Similar Matters. BNSF shall not reduce or cause to be reduced the percentage threshold in the definition of "Acquiring Person" set forth in the BNSF Shareholder Rights Plan or take any other action that would impact the ability of CN to exercise the option granted to CN under the BNSF Stock Option Agreement or CN's ability to own, vote and exercise all rights of ownership of the BNSF Common Shares purchased by CN upon exercise of the option granted to CN under the BNSF Stock Option Agreement. CN shall not adopt or cause to be adopted a shareholder rights plan or similar arrangement that would impact the ability of BNSF to exercise the option granted to BNSF under the CN Stock Option Agreement or BNSF's ability to own, vote and exercise all rights of ownership of the CN Common Shares purchased by BNSF upon exercise of the option granted to BNSF under the CN Stock Option Agreement.

                                  ARTICLE VI
                                COVENANTS OF CN

   6.1 Conduct of CN. From the date of this Agreement until the Arrangement Effective Time, except as provided in Section 6.1 of the CN Disclosure Letter, CN and CN's Subsidiaries shall conduct their business in the ordinary course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties; provided, however, that nothing in this Section 6.1 shall be deemed to prevent CN and its Subsidiaries from taking any action referred to in clauses (b)(ii), (c), (f) or (g) of this Section 6.1 where the taking of such action is not consistent with the past practices of CN and its Subsidiaries if, but only if, such action is a Customary Action. Notwithstanding anything to the contrary in this Agreement, CN shall be permitted to repurchase CN Common Shares from time to time prior to the Closing in open market purchases, at the prevailing market price; provided, however, that such repurchases shall not, in the aggregate, have the effect of decreasing the number of issued and outstanding CN Common Shares by more than 8.0% during any calendar year, as compared to the number of issued and outstanding CN Common Shares at the beginning of such calendar year. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing, without the written consent of BNSF, which shall not be unreasonably withheld:

   (a) Except for the Arrangement, CN shall not adopt or propose any change in its constitutive documents;

   (b) Except for the Arrangement and the other transactions contemplated by this Agreement, CN shall not, and shall not permit any CN Subsidiary, to (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (ii) make any acquisition of any business or other assets, whether by means of merger, consolidation or otherwise, other than in the ordinary course of business consistent with past practices and other than acquisitions that are Customary Actions; provided, however, that any wholly owned subsidiary of CN may merge or consolidate with CN or any other wholly owned subsidiary of CN and any wholly owned subsidiary of CN that is not a Material Subsidiary may be liquidated or dissolved;

   (c) CN shall not, and shall not permit any CN Subsidiary to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments; (ii) in the ordinary course of business consistent with past practice and (iii) any such sale, lease, license or other disposition that is a Customary Action or that is to any wholly owned Subsidiary of CN;

   (d) CN shall not, and shall not permit any of its Subsidiaries to, declare, set aside or pay any dividend or make any other distribution with respect to any shares of CN capital stock other than cash dividends on CN Common Shares not in excess of Canadian $0.70 per share, per year;

   (e) Except (i) as expressly permitted by Article II or Section 6.1(h), (ii) pursuant to existing contracts or commitments or (iii) pursuant to CN Options and other awards outstanding on the date of this Agreement, CN

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shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any CN Securities, any CN Voting Debt, any securities or ownership interests in any Material Subsidiary of CN or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any CN Securities, CN Voting Debt or securities or ownership interests in any Material Subsidiary of CN;

   (f) Except for (i) borrowings under existing credit facilities, replacements therefor and refinancings thereof, (ii) borrowings in the ordinary course of business consistent with past practice or (iii) borrowings that are Customary Actions, CN shall not, and shall not permit any of its Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness;

   (g) Except for loans, advances, capital contributions or investments made in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments that are Customary Actions, CN shall not, and shall not permit any of its Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other Person (other than to CN or any Subsidiary of CN);

   (h) (i) Except for any of the actions referred to in this clause (h)(i) that is taken in the ordinary course of business consistent in magnitude and character with past practice and with the terms of severance or termination arrangements in effect or pending on the date of this Agreement with respect to individuals with comparable positions or responsibilities, and except for any of such actions that, in the aggregate, are not material, CN shall not, and shall not permit any of its Subsidiaries to, grant any severance or termination pay to, or enter into any termination or severance arrangement with, any of its directors, executive officers or employees and (ii) except for any of the actions referred to in this clause (h)(ii) that is taken in the ordinary course of business consistent in magnitude and character with past practice, and except for any of such actions that in the aggregate are not material, CN shall not, and shall not permit any of its Subsidiaries to, establish, adopt, enter into, amend or take action to accelerate any rights or benefits under, or grant awards under, (A) any plan or arrangement providing for options, stock, performance awards or other forms of incentive or deferred compensation or (B) any collective bargaining, bonus, profit sharing, thrift, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors, executive officers or employees. Notwithstanding anything to the contrary in this Agreement, (i) CN may offer any of its directors, officers or employees retention and incentive arrangements comparable to those that BNSF has made available to its directors, officers and employees prior to the date of this Agreement or could offer to such directors, officers and employees under the terms of Section 7.1(h) and
(ii) CN may take such action as it deems appropriate to compensate current or future holders of CN Options for any adverse Tax consequences resulting directly or indirectly from the Arrangement. For purposes of this Section 6.1(h) only, "material" shall mean material in relation to the overall compensation costs of CN and its Subsidiaries;

   (i) CN shall not, and shall not permit any of its Subsidiaries to, make any cash capital expenditures in any calendar year in an aggregate amount in excess of $825 million;

   (j) Neither CN's board of directors nor any committee thereof shall adopt any resolution or take any other action to determine or declare that any of the transactions contemplated by this Agreement will constitute a change in control for purposes of any CN Employee Plan; and

   (k) CN shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the actions prohibited by Sections 6.1(a) through 6.1(j).

   6.2 Tax Matters. From the date of this Agreement until the Arrangement Effective Time, except as would not be reasonably likely to have a Material Adverse Effect on CN, CN shall, and shall cause its Subsidiaries to, (i) file all tax returns, statements, reports and forms (collectively, the "CN Post-Signing Returns") required to be filed with any taxing authority in accordance with all applicable Laws; (ii) timely withhold or pay all Taxes required to be withheld or shown as due and payable on the CN Post-Signing Returns that are so filed and, as of the time of filing, the CN Post-Signing Returns shall be true, complete and correct; (iii) make provision for all Taxes payable by CN and its Subsidiaries for which no CN Post-Signing Return is due prior to the Arrangement Effective Time; and (iv) promptly notify BNSF of any action, suit, proceeding, investigation, audit or claim pending against or with respect to CN or any of its Subsidiaries in respect of any Tax where a determination or decision against CN is more probable than not.

   6.3 No Solicitations; Other Offers. (a) CN agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (CN, its Subsidiaries and their officers, directors, employees, agents and representatives being referred to as the "CN Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Alternative Proposal. CN further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause the CN Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to or in contemplation of an Alternative Proposal or engage in any negotiations or discussions concerning an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; provided, however, that nothing contained in this Agreement shall prevent either CN or its directors from: (A) complying with Rule 14d-9 and Rule 14e-2 promulgated under the 1934 Act with regard to an Alternative Proposal or complying with the requirements of the CBCA and applicable Canadian securities Laws in relation to the preparation and dissemination of directors' circulars in response to take-over bids and the calling and holding of requisitioned stockholders meetings; (B) prior to the taking of the vote to be taken at the CN Stockholder Meeting, engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written Alternative Proposal; or (C) prior to the taking of the vote to be taken at the CN Stockholder Meeting, subject to the obligation of CN pursuant to Section 2.1(b) to duly convene the CN Stockholder Meeting at which a vote of the stockholders of CN shall be taken regarding the approval and adoption of the Arrangement Resolutions, recommending such an unsolicited bona fide written Alternative Proposal to the stockholders of CN if, and only to the extent that, with respect to the actions referred to in clauses (B) or (C), (i) CN has complied with the terms of this Section 6.3, (ii) the board of directors of CN concludes in good faith (after consultation with its outside legal counsel and its financial advisors) that such Alternative Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to CN's stockholders from a financial point of view than the transactions contemplated by this Agreement,
(iii) the board of directors of CN determines in good faith after consultation with outside legal counsel that the failure to take such action would result in the reasonable likelihood that the board of directors would breach its fiduciary duties under applicable Law, and (iv) prior to entering into negotiations or discussions with, or providing any information or data to, any Person in connection with an Alternative Proposal by any such Person, the board of directors of CN shall receive from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement; provided, however, that such confidentiality agreement shall contain terms that allow CN to comply with its obligations under this Section 6.3.

   (b) CN agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Alternative Proposal. CN agrees that it will take the necessary steps to promptly inform each CN Representative of the obligations undertaken in Section 6.3(a). CN agrees that it will notify BNSF promptly, but in any event within twenty-four (24) hours, if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any CN Representative indicating, in connection with such notice, the name of such Person making such inquiry, proposal, offer or request and the substance of any such inquiries, proposals or offers. CN thereafter shall keep BNSF informed, on a timely basis, of the status and terms of any such inquiries, proposals or offers and the status of any such discussions or negotiations. Without limiting the generality of the foregoing, the notice delivered by CN commencing the CN Five Business Day Window shall set forth all material terms of the Alternative Proposal or other matter forming the basis for the withdrawal, modification or change by CN's board of directors of its recommendation that the CN stockholders approve and adopt the Arrangement Resolution and such notice shall be updated in writing on a current basis in the event that any such material terms are modified or changed. Without limiting BNSF's right to make proposals in general, BNSF shall be permitted to make one or more proposals to CN during the CN Five Business Day Window and such proposals shall be considered by CN. CN also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Alternative Proposal to return all confidential information heretofore furnished to such Person by or on behalf of CN or any of its Subsidiaries.

                                  ARTICLE VII
                               COVENANTS OF BNSF

   7.1 Conduct of BNSF. From the date of this Agreement until the Merger Effective Time, except as provided in Section 7.1 of the BNSF Disclosure Letter, BNSF and BNSF's Subsidiaries shall conduct their business in the ordinary course of business consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties; provided, however, that nothing in this
Section 7.1 shall be deemed to prevent BNSF and its Subsidiaries from taking any action referred to in clauses (b)(ii), (c), (f) or (g) of this Section 7.1 where the taking of such action is not consistent with the past practices of BNSF and its Subsidiaries if, but only if, such action is a Customary Action. Notwithstanding anything to the contrary in this Agreement, BNSF shall be permitted to repurchase BNSF Common Shares from time to time prior to the Closing in open market purchases, at the prevailing market price; provided, however, that such repurchases shall not, in the aggregate, have the effect of decreasing the number of issued and outstanding BNSF Common Shares by more than 8.0% during any calendar year, as compared to the number of issued and outstanding BNSF Common Shares at the beginning of such calendar year. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing, without the written consent of CN, which shall not be unreasonably withheld:

   (a) BNSF shall not adopt or propose any change in their respective constitutive documents;

   (b) Except for the transactions contemplated by this Agreement, BNSF shall not, and shall not permit any BNSF Subsidiary, to (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (ii) make any acquisition of any business or other assets, whether by means of merger, consolidation or otherwise, other than in the ordinary course of business consistent with past practices and other than acquisitions that are Customary Actions; provided, however, that any wholly owned subsidiary of BNSF may merge or consolidate with BNSF or any other wholly owned subsidiary of BNSF and any wholly owned subsidiary of BNSF that is not a Material Subsidiary may be liquidated or dissolved;

   (c) BNSF shall not, and shall not permit any BNSF Subsidiary to, sell, lease, license or otherwise dispose of any material assets or property except
(i) pursuant to existing contracts or commitments, (ii) in the ordinary course of business consistent with past practice and (iii) any such sale, lease, license or other disposition that is a Customary Action;

   (d) BNSF shall not, and shall not permit any of its Subsidiaries to, declare, set aside or pay any dividend or make any other distribution with respect to any shares of BNSF capital stock, other than (i) in connection with the adoption of the BNSF Shareholder Rights Plan or (ii) cash dividends on BNSF Common Shares not in excess of $0.48 per share, per year;

   (e) Except (i) as expressly permitted by Article II or Section 7.1(h), (ii) pursuant to existing contracts or commitments or (iii) pursuant to BNSF Options and other awards outstanding on the date of this Agreement, BNSF shall not, and shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any BNSF Securities, any BNSF Voting Debt, any securities or ownership interests in any Material Subsidiary of BNSF or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any BNSF Securities, BNSF Voting Debt or securities or ownership interests in any Material Subsidiary of BNSF;

   (f) Except for (i) borrowings under existing credit facilities, replacements therefor and refinancings thereof, (ii) borrowings in the ordinary course of business consistent with past practice or (iii) borrowings that are Customary Actions, BNSF shall not, and shall not permit any of its Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness;

   (g) Except for loans, advances, capital contributions or investments made in the ordinary course of business consistent with past practice and except for loans, advances, capital contributions or investments that are Customary Actions, BNSF shall not, and shall not permit any of its Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other Person (other than to BNSF or any Subsidiary of BNSF);

   (h) (i) Except for any of the actions referred to in this clause (h)(i) that is taken in the ordinary course of business consistent in magnitude and character with past practice and with the terms of severance or termination arrangements in effect or pending on the date of this Agreement with respect to individuals with comparable positions or responsibilities, and except for any of such actions that, in the aggregate, are not material, BNSF shall not, and shall not permit any of its Subsidiaries to, grant any severance or termination pay to, or enter into any termination or severance arrangement with, any of its directors, executive officers or employees, and (ii) except for any of the actions referred to in this clause (h)(ii) that is taken in the ordinary course of business consistent in magnitude and character with past practice (which shall include normal period performance reviews and related compensation and benefits increases and the provision of compensation and benefits consistent with past practice for promoted or newly hired employees), and except for any of such actions that in the aggregate are not material or that are required by Law or the terms of an existing collective bargaining agreement, BNSF shall not, and shall not permit any of its Subsidiaries to, (A) establish, adopt, enter into, amend or take action to accelerate any rights or benefits under, or grant awards under, (y) any plan or arrangement providing for options, stock, performance awards or other forms of incentive or deferred compensation or (z) any collective bargaining, bonus, profit sharing, thrift, compensation, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its directors, executive officers or employees; or (B) increase the salary, wage, bonus or other compensation of any of its directors, executive officers or employees. For purposes of this Section 7.1(h) only, "material" shall mean material in relation to the overall compensation costs of BNSF and its Subsidiaries;

   (i) BNSF shall not, and shall not permit any of its Subsidiaries to, make any cash capital expenditures in any calendar year in an aggregate amount in excess of $1.7 billion;

   (j) Neither BNSF's board of directors nor any committee thereof shall adopt any resolution or take any other action to determine or declare that any of the transactions contemplated by this Agreement will constitute a change in control for purposes of any BNSF Employee Plan; and

   (k) BNSF shall not, and shall not permit any of its Subsidiaries to, agree or commit to do any of the actions prohibited by Sections 7.1(a) through 7.1(j).

   7.2 Tax Matters. From the date of this Agreement until the Arrangement Effective Time, except as would not be reasonably likely to have a Material Adverse Effect on BNSF, BNSF shall, and shall cause its Subsidiaries to (i) file all tax returns, statements, reports and forms (collectively, the "BNSF Post-Signing Returns") required to be filed with any taxing authority in accordance with all applicable Laws; (ii) timely withhold or pay all Taxes required to be withheld or shown as due and payable on the BNSF Post-Signing Returns that are so filed and, as of the time of filing, the BNSF Post-Signing Returns shall be true, complete and correct; (iii) make provision for all Taxes payable by BNSF and its Subsidiaries for which no BNSF Post-Signing Return is due prior to the Arrangement Effective Time; and (iv) promptly notify CN of any action, suit, proceeding, investigation, audit or claim pending against or with respect to BNSF or any of its Subsidiaries in respect of any Tax where a determination or decision against BNSF is more probable than not.

   7.3 No Solicitations; Other Offers. (a) BNSF agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (BNSF, its Subsidiaries and their officers, directors, employees, agents and representatives being referred to as the "BNSF Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Alternative Proposal. BNSF further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or any of its Subsidiaries shall, and that it shall direct and use its best efforts to cause the BNSF Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data to any Person relating to or in contemplation of an Alternative Proposal or engage in any negotiations or discussions concerning an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; provided, however, that nothing contained in this Agreement shall prevent either BNSF or its directors from: (A) complying with Rule 14d-9 and Rule 14e-2 promulgated under the 1934 Act with regard to an Alternative Proposal; (B) prior to the taking of the vote to be taken at the BNSF Stockholder Meeting, engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written Alternative Proposal by any such Person; or (C) prior to the taking of the vote to be taken at the BNSF Stockholder Meeting, subject to the obligation of BNSF pursuant to Section 2.2(b) to duly convene the BNSF Stockholder Meeting at which a vote of the stockholders of BNSF shall be taken regarding the approval and adoption of this Agreement and the transactions contemplated by this Agreement, recommending such an unsolicited bona fide written Alternative Proposal to the stockholders of BNSF if, and only to the extent that, with respect to the actions referred to in clauses (B) or (C), (i) BNSF has complied with the terms of this Section 7.3, (ii) the board of directors of BNSF concludes in good faith (after consultation with its outside legal counsel and its financial advisors) that such Alternative Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to BNSF's stockholders from a financial point of view than the transactions contemplated by this Agreement, (iii) the board of directors of BNSF determines in good faith after consultation with outside legal counsel that the failure to take such action would result in the reasonable likelihood that the board of directors would breach its fiduciary duties to BNSF or its stockholders under applicable Law and (iv) prior to entering into negotiations or discussions with, or providing any information or data to, any Person in connection with an Alternative Proposal by any such Person, the board of directors of BNSF shall receive from such Person an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement; provided, however, that such confidentiality agreement shall contain terms that allow BNSF to comply with its obligations under this Section 7.3.

   (b) BNSF agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Alternative Proposal. BNSF agrees that it will take the necessary steps to promptly inform each BNSF Representative of the obligations undertaken in Section 7.3(a). BNSF agrees that it will notify CN promptly, but in any event within twenty-four (24) hours, if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any BNSF Representative indicating, in connection with such notice, the name of such Person making such inquiry, proposal, offer or request and the substance of any such inquiries, proposals or offers. BNSF thereafter shall keep CN informed, on a timely basis, of the status and terms of any such inquires, proposals or offers and the status of any such discussions or negotiations. Without limiting the generality of the foregoing, the notice delivered by BNSF commencing the BNSF Five Business Day Window shall set forth all material terms of the Alternative Proposal or other matter forming the basis for the withdrawal, modification or change by BNSF's board of directors of its recommendation that the BNSF stockholders approve and adopt this Agreement and such notice shall be updated in writing on a current basis in the event that any such material terms are modified or changed. Without limiting CN's right to make proposals in general, CN shall be permitted to make one or more proposals to BNSF during the BNSF Five Business Day Window and such proposals shall be considered by BNSF. BNSF also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Alternative Proposal to return all confidential information heretofore furnished to such Person by or on behalf of BNSF or any of its Subsidiaries.

   7.4 Takeover Statutes; Rights Plan. BNSF shall take all actions necessary to ensure that the representations and warranties set forth in Section 4.16 remain true and correct at all times.

                                  ARTICLE VII
                     CONDITIONS TO THE BUSINESS COMBINATION

   8.1 Conditions to the Obligations of Each Party. The obligations of BNSF, Merger Sub and CN to consummate the transactions contemplated by this Agreement, including the Arrangement and the Merger, are subject to the satisfaction (or waiver by each of BNSF and CN) of each of the following conditions:

   (i) this Agreement and the transactions contemplated by this Agreement shall have been approved and adopted by the stockholders of BNSF in accordance with applicable Law;

   (ii) the Arrangement Resolution shall have been approved and adopted by the stockholders of CN in accordance with applicable Law and, subject to clause
(iii) below, in accordance with any conditions that may be imposed by the Interim Order;

   (iii) the Interim Order and Final Order shall each have been obtained (and shall not have been set aside or modified) in form and terms that do not (A) change the Exchange Ratio or (B) impose on BNSF, Newco, CN or any of their respective Subsidiaries any other terms or conditions that would significantly and adversely affect the economic benefits of the transactions contemplated by this Agreement to BNSF, CN and their stockholders, taken as a whole;

   (iv) the STB shall have issued a decision (which decision shall not have been stayed or enjoined) that (A) constitutes a final order approving, exempting or otherwise authorizing consummation of the transactions contemplated by this Agreement (or subsequently presented to the STB by agreement of BNSF and CN), including the Arrangement and the Merger, as may require such authorization and (B) does not (1) change the Exchange Ratio or
(2) impose on BNSF, Newco, CN or any of their respective Subsidiaries any other terms or conditions (including labor protective provisions, but excluding conditions heretofore imposed by the United States Interstate Commerce Commission in New York Dock Railway-Control-Brooklyn Eastern District, 360 I.C.C. 60 (1979)) that would significantly and adversely affect the economic benefits of the transactions contemplated by this Agreement to BNSF, CN and their stockholders, taken as a whole;

   (v) any applicable waiting period and any extensions thereof under the Competition Act shall have expired and the Commission shall have provided the parties with assurances that the Commissioner shall not take any action to enforce any relevant provision of the Competition Act in respect of any of the transactions contemplated by this Agreement on terms that would significantly and adversely affect the economic benefits of the transactions contemplated by this Agreement to BNSF, CN and their stockholders, taken as a whole;

   (vi) all actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the transactions contemplated by this Agreement (other than the Interim Order and Final Order, the STB approval, and the expiration of the applicable waiting periods under the Competition Act, which are addressed in clauses (ii) through (v) above) shall have been obtained, but excluding any consent, approval, clearance or confirmation the failure to obtain which would not significantly and adversely affect the economic benefits of the transactions contemplated by this Agreement to BNSF, CN and their stockholders, taken as a whole;

   (vii) no court, arbitrator or Governmental Entity shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting (A) the operation of the business of Newco and CN and their respective Subsidiaries after the Arrangement Effective Time in a manner that would significantly and adversely affect the economic benefits of the transactions contemplated by this Agreement to BNSF, CN and their stockholders, taken as a whole, or (B) the consummation of the transactions contemplated by this Agreement;

   (viii) CN shall have received an opinion from Davis Polk & Wardwell substantially in the form and content of Exhibit K;

   (ix) BNSF shall have received an opinion from Mayer, Brown & Platt substantially in the form and content of Exhibit L;

   (x) the Form S-4, Form F-4, Form S-3 and Form S-8 registration statements shall have become effective under the 1933 Act; no stop order suspending the effectiveness of the Form S-4, Form F-4, Form S-3 and Form S-8 registration statements shall have been issued; and no proceedings for that purpose shall have been initiated or be threatened by the SEC; and

   (xi) the Newco Common Shares and CN Voting Shares constituting Newco Stapled Units issuable pursuant to the Merger and the Arrangement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance, and the CN Exchangeable Shares and CN Voting Shares constituting the CN Stapled Units issuable pursuant to the Arrangement shall have been conditionally approved for listing on The Toronto Stock Exchange, subject to filing of required documentation.

   8.2 Additional Conditions to the Obligations of BNSF. The obligations of BNSF to consummate the transactions contemplated by this Agreement are further subject to the satisfaction (or waiver by BNSF) of each of the following conditions:

   (i) CN shall have performed in all material respects all of its obligations under this Agreement required to be performed by it at or prior to the Merger Effective Time;

   (ii) the representations and warranties of CN shall have been accurate both when made and at and as of the Merger Effective Time as if made at and as of that time (except to the extent such representations and warranties speak as of an earlier time, in which event such representations and warranties shall be true and correct as of such earlier time), except where the failure of such representations and warranties (other than those in Section 3.5) to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on CN (it being understood that the representations and warranties of CN made in Section 3.5 must be accurate in all significant respects when made and, except as contemplated by this Agreement, at and as of the Merger Effective Time as if made at and as of that time); and

   (iii) since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on CN (other than as a result of changes in the conditions, including economic and political developments, applicable to the railroad industry in general or any changes in the economy or securities markets in general).

   8.3 Additional Conditions to the Obligations of CN. The obligations of CN to consummate the transactions contemplated by this Agreement are further subject to the satisfaction (or waiver by CN) of each of the following conditions:

   (i) BNSF shall have performed in all material respects all of its respective obligations under this Agreement required to be performed by it at or prior to the Arrangement Effective Time; and

   (ii) the representations and warranties of BNSF shall have been accurate both when made and at and as of the Arrangement Effective Time as if made at and as of that time (except to the extent such representations and warranties speak as of an earlier time, in which event such representations and warranties shall be true and correct as of such earlier time), except where the failure of such representations and warranties (other than those in Sections 4.5 and 4.16) to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on BNSF (it being understood that the representations and warranties of BNSF made in Section 4.5 and 4.16 must be accurate in all significant respects when made and, except as contemplated by this Agreement, at and as of the Arrangement Effective Time as if made at and as of that time); and

   (iii) since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on BNSF (other than as a result of changes in the conditions, including economic and political developments, applicable to the railroad industry in general or any changes in the economy or securities markets in general).

                                   ARTICLE IX
                                  TERMINATION

   9.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of BNSF or CN):

   (i) by mutual written consent of BNSF and CN;

   (ii) by either BNSF or CN, if the Closing has not occurred by December 31, 2002 (the "Outside Date");

   (iii) by either BNSF or CN, if (a) any judgment, injunction, order or decree enjoining BNSF or CN from consummating the Merger or Arrangement is entered and such judgment, injunction, order or decree shall become final and nonappealable or (b) the Court elects not to issue the Final Order and the Court's decision on the matter has been fully appealed (and not reversed) or has become final and nonappealable;

   (iv) by either BNSF or CN, if the approvals of the stockholders of BNSF or CN contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof;

   (v) by BNSF, if the board of directors of CN shall have withdrawn, adversely modified or changed its approval or recommendation of this Agreement, the transactions contemplated by this Agreement or the Arrangement Resolution;

   (vi) by CN, if the board of directors of BNSF shall have withdrawn, adversely modified or changed its approval or recommendation of this Agreement or the transactions contemplated by this Agreement;

   (vii) by BNSF, upon a breach of any representation, warranty, covenant or agreement of CN, or if any representation or warranty of CN shall become untrue, in either case such that the conditions set forth in Section 8.2 would be incapable of being satisfied by the Outside Date (or as otherwise extended), provided that a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date;

   (viii) by CN, upon a breach of any representation, warranty, covenant or agreement of BNSF, or if any representation or warranty of BNSF shall become untrue, in either case such that the conditions set forth in

Section 8.3 would be incapable of being satisfied by the Outside Date (or as otherwise extended), provided that a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied by such date; or

   (ix) by either BNSF or CN at any time prior to December 31, 2002, if the STB shall have issued a decision (which decision shall not have been stayed or enjoined) that (A) constitutes a final order approving, exempting or otherwise authorizing consummation of the transactions contemplated by this Agreement (or subsequently presented to the STB by agreement of BNSF and CN), including the Arrangement and the Merger, as may require such authorization and (B)(1) changes the Exchange Ratio or (2) imposes on BNSF, Newco, CN or any of their respective Subsidiaries any other terms or conditions (including labor protective provisions, but excluding conditions heretofore imposed by the United States Interstate Commerce Commission in New York Dock Railway-Control-Brooklyn Eastern District, 360 I.C.C. 60 (1979)) that would significantly and adversely affect the economic benefits of the transactions contemplated by this Agreement to BNSF, CN and their stockholders, taken as a whole (such decision, an "Adverse STB Decision").

   9.2 Effect of Termination. If this Agreement is terminated pursuant to
Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party to this Agreement, except that (i) the agreements contained in Sections 3.14, 4.14, 4.16, 5.15, 7.4, 10.4, 10.5, 10.6,
10.7, 10.8, 10.10, 10.11, and 10.12 shall survive such termination and (ii) no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement.

                                   ARTICLE X
                           MISCELLANEOUS AND GENERAL

   10.1 Modification, Amendment and Assignment. Subject to the provisions of applicable Law, at any time prior to the Closing, the parties to this Agreement may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties. This Agreement may not be assigned by any party without the consent of the other parties to this Agreement.

   10.2 Waiver of Conditions. (a) Any party to this Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties to this Agreement, (ii) waive any inaccuracies in the representations and warranties of the other parties to this Agreement contained in this Agreement or in any document delivered by the other pursuant to this Agreement or (iii) waive compliance with any of the agreements, or satisfaction of any of the conditions, contained in this Agreement by the other parties to this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

   (b) No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided in this Agreement, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by Law.

   10.3 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

   10.4 Expenses; Certain Payments. (a) Except as otherwise provided in this
Section 10.4 or agreed in writing by the parties, each party shall bear its own expenses (including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it) incurred in connection with this Agreement and the transactions contemplated by this Agreement. CN and BNSF shall share equally all expenses incurred by either party in connection with any action approved or authorized by the Implementation Committee.

   (b) BNSF shall pay CN a fee equal to $450 million (the "BNSF Termination Fee"), which amount shall be payable by wire transfer of same day funds, in the event that (i) an Alternative Proposal shall have been made to BNSF or shall have been made directly to BNSF's stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make an Alternative Proposal with respect to BNSF and thereafter (A) BNSF's stockholders do not adopt this Agreement at the BNSF Stockholder Meeting and
(B) this Agreement is terminated by either CN or BNSF; or (ii) this Agreement is terminated by CN pursuant to Section 9.1(vi) or (viii) (but, with respect to Section 9.1(viii), solely with respect to a breach of Section 7.3). Such payment shall be due and payable no later than the business day after the date that notice of termination of this Agreement is first given. BNSF acknowledges that the agreements contained in this Section 10.4(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, CN would not enter into this Agreement. Accordingly, if BNSF fails to pay when due the amount due pursuant to this Section 10.4(b) and, in order to obtain such payment, CN commences a suit which results in a judgment against BNSF for the fee set forth in this Section 10.4(b), BNSF shall pay to CN its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

   (c) CN shall pay BNSF a fee equal to $200 million (the "CN Termination Fee"), which amount shall be payable by wire transfer of same day funds, in the event that (i) an Alternative Proposal shall have been made to CN or shall have been made directly to CN's stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make an Alternative Proposal with respect to CN and thereafter (A) CN's stockholders do not adopt the Arrangement Resolution at the CN Stockholder Meeting and (B) this Agreement is terminated by either BNSF or CN; or (ii) this Agreement is terminated by BNSF pursuant to Section 9.1(v) or (vii) (but, with respect to 9.1(vii), solely with respect to a breach of Section 6.3). Such payment shall be due and payable no later than the business day after the date that notice of termination of this Agreement is first given. CN acknowledges that the agreements contained in this Section 10.4(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, BNSF would not enter into this Agreement. Accordingly, if CN fails to pay promptly the amount due pursuant to this Section 10(c), and, in order to obtain such payment, BNSF commences a suit which results in a judgment against CN for the fee set forth in this Section 10.4(c), CN shall pay to BNSF its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

   (d) BNSF shall pay CN a fee equal to $300 million (the "BNSF STB Termination Fee"), which amount shall be payable by wire transfer of same day funds, in the event that (i) BNSF sends CN a written notice (the "BNSF STB Notice") stating either that BNSF intends to terminate this Agreement pursuant to Section 9.1(ix) or does not intend to consummate the transactions contemplated by this Agreement in reliance on Section 8.1(iv); (ii) within five business days after the date that CN receives BNSF's notice referred to in clause (i) of this sentence, CN sends BNSF a written notice that, notwithstanding the alleged Adverse STB Decision, CN is willing to consummate the transactions contemplated by this Agreement; (iii) within three business days after receiving the notice referred to in clause (ii) of this sentence, BNSF does not send CN a written notice that, notwithstanding the alleged Adverse STB Decision, BNSF is willing to consummate the transactions contemplated by this Agreement and is revoking the BNSF STB Notice; and (iv) the conditions to Closing for CN and BNSF other than the condition in Section 8.1(iv) (and any other condition to Closing to the extent relating to any matter referred to in Section 8.1(iv)) have been or promptly could be satisfied or, if appropriate, waived. If CN sends the notice referred to in clause (ii) above, CN shall be deemed to have waived its right to terminate this Agreement pursuant to Section 9.1(ix) (or pursuant to any other provision of this Agreement for reasons relating to any matter referred to in Section 9.1(ix)) and to have taken the position that the condition in
Section 8.1(iv) has been satisfied and that all of the other conditions to Closing for CN have been or promptly could be satisfied or waived. Upon the revocation referred to in clause (iii) above, BNSF shall be deemed to have waived its right to terminate this Agreement pursuant to Section 9.1(ix) (or pursuant to any other provision of this Agreement for reasons relating to any matter referred to in Section 9.1(ix)) and to have taken the position that the condition in Section 8.1(iv) has been satisfied and that all of the other conditions to closing for BNSF have been or promptly could be satisfied or waived. If BNSF fails to deliver the written notice contemplated by clause (i) of the first sentence in this Section 10.4(d) within five business days of the issuance by the STB of a decision (which decision has not been stayed or enjoined) constituting a final order approving, exempting or otherwise authorizing the consummation of the transactions contemplated by this Agreement, BNSF shall be deemed to have waived the condition to Closing set forth in Section 8.1(iv) (as well as any other condition to Closing for reasons relating to any matter referred to in
Section 8.1(iv)) as well as its right to terminate this Agreement pursuant to
Section 9.1(ix) (or pursuant to any other provision of this Agreement for reasons relating to any matter referred to in Section 9.1(ix)). Assuming that clauses (i), (ii), (iii) and (iv) above have been satisfied, the BNSF STB Termination Fee shall be due and payable no later than the second business day after the notice referred to in clause (iii) above has not been and can no longer be given. If CN does not send the notice referred to in clause (ii) above within five business days after the date on which CN receives BNSF's notice delivered pursuant to clause (i) of the first sentence of this Section 10.4(d), CN shall be deemed to have waived its right to send the notice referred to in clause (ii) above, BNSF shall not owe the BNSF STB Termination Fee and the BNSF STB Notice shall be deemed final. The BNSF STB Notice shall also be deemed to be final if the BNSF STB Termination Fee becomes due and payable. This Agreement shall terminate at such time the BNSF STB Notice shall be deemed final in accordance with either of the two immediately preceding sentences. BNSF acknowledges that the agreements contained in this Section 10.4(d) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, CN would not enter into this Agreement. Accordingly, if BNSF fails to pay the amount when due pursuant to this Section 10.4(d) and, in order to obtain such payment, CN commences a suit which results in a judgment against BNSF for the fee set forth in this Section 10.4(d), BNSF shall pay to CN its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Nothing in this Section 10.4(d) shall prevent CN from asserting that no Adverse STB Decision has been issued and that the condition to Closing in Section 8.1(iv) has been satisfied, in either case, despite BNSF's claim to the contrary and that no termination right arose under Section 9.1(ix); provided, however, that CN shall be deemed to have waived the right to make such an assertion if it sends the notice referred to in clause (ii) above. BNSF may not terminate this Agreement pursuant to Section 9.1(ix) or elect not to consummate the transactions contemplated by this Agreement on the basis of the condition set forth in Section 8.1(iv) unless BNSF has complied with the provisions of this Section 10.4(d).

   (e) CN shall pay BNSF a fee equal to $150 million (the "CN STB Termination Fee"), which amount shall be payable by wire transfer of same day funds, in the event that (i) CN sends BNSF a written notice (the "CN STB Notice") stating either that CN intends to terminate this Agreement pursuant to Section 9.1(ix) or does not intend to consummate the transactions contemplated by this Agreement in reliance on Section 8.1(iv); (ii) within five business days after the date that BNSF receives CN's notice referred to in clause (i) of this sentence, BNSF sends CN a written notice that, notwithstanding the alleged Adverse STB Decision, BNSF is willing to consummate the transactions contemplated by this Agreement; (iii) within three business days after receiving the notice referred to in clause (ii) of this sentence, CN does not send BNSF a written notice that, notwithstanding the alleged Adverse STB Decision, CN is willing to consummate the transactions contemplated by this Agreement and is revoking the CN STB Notice; and (iv) the conditions to Closing for BNSF and CN other than the condition in Section 8.1(iv) (and any other condition to Closing to the extent relating to any matter referred to in
Section 8.1(iv)) have been or promptly could be satisfied or, if appropriate, waived. If BNSF sends the notice referred to in clause (ii) above, BNSF shall be deemed to have waived its right to terminate this Agreement pursuant to
Section 9.1(ix) (or pursuant to any other provision of this Agreement for reasons relating to any matter referred to in Section 9.1(ix)) and to have taken the position that the condition in Section 8.1(iv) has been satisfied and that all of the other conditions to Closing for BNSF have been or promptly could be satisfied or waived. Upon the revocation referred to in clause (iii) above, CN shall be deemed to have waived its right to terminate this Agreement pursuant to Section 9.1(ix) (or pursuant to any other provision of this Agreement for reasons relating to any matter referred to in Section 9.1(ix)) and to have taken the position that the condition in Section 8.1(iv) has been satisfied and that all of the other conditions to closing for CN have been or promptly could be satisfied or waived. If CN fails to deliver the written notice contemplated by clause (i) of the first sentence in this Section 10.4(e) within five business days of the issuance by the STB of a decision (which decision has not been stayed or enjoined) constituting a final order approving, exempting or otherwise authorizing the consummation of the transactions contemplated by this Agreement, CN shall be deemed to have waived the condition to Closing set forth in Section 8.1(iv) (as well as any other condition to Closing for reasons relating to any matter referred to in Section 8.1(iv)) as well as its right to terminate this Agreement pursuant to Section 9.1(ix) (or pursuant to any other provision of this Agreement for reasons relating to any matter referred to in
Section 9.1(ix)). Assuming that clauses (i), (ii), (iii) and (iv) above have been satisfied, the CN STB Termination Fee shall be due and payable no later than the second business day after the notice referred to in clause (iii) above has not been and can no longer be given. If BNSF does not send the notice referred to in clause (ii) above within five business days after the date on which BNSF receives CN's notice delivered pursuant to clause (i) of the first sentence of this Section 10.4(e), BNSF shall be deemed to have waived its right to send the notice referred to in clause (ii) above, CN shall not owe the CN STB Termination Fee and the CN STB Notice shall be deemed final. The CN Notice shall also be deemed to be final if the CN STB Termination Fee becomes due and payable. This Agreement shall terminate at such time the CN Notice shall be deemed final in accordance with either of the two immediately preceding sentences. CN acknowledges that the agreements contained in this Section 10.4(e) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, BNSF would not enter into this Agreement. Accordingly, if CN fails to pay the amount when due pursuant to this Section 10.4(e) and, in order to obtain such payment, BNSF commences a suit which results in a judgment against CN for the fee set forth in this Section 10.4(e), CN shall pay to BNSF its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Nothing in this Section 10.4(e) shall prevent BNSF from asserting that no Adverse STB Decision has been issued and that the condition to Closing in Section 8.1(iv) has been satisfied, in either case, despite CN's claim to the contrary and that no termination right arose under Section 9.1(ix); provided, however, that BNSF shall be deemed to have waived the right to make such an assertion if it sends the notice referred to in clause (ii) above. CN may not terminate this Agreement pursuant to Section 9.1(ix) or elect not to consummate the transactions contemplated by this Agreement on the basis of the condition set forth in Section 8.1(iv) unless CN has complied with the provisions of this Section 10.4(e).

   10.5 Governing Law and Venue; Waiver of Jury Trial. (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflict of law principles thereof; provided, however, that matters relating to CN's corporate affairs and the Arrangement shall be governed by the Laws of Canada without regard to conflict of laws principles thereof and matters relating to BNSF's corporate affairs and the Merger shall be governed by the Laws of Delaware without regard to conflict of laws principles thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of both the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") and the Quebec Superior Court located in Montreal, Quebec (the "Quebec Court") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement, waive any objection to the laying of venue of any such litigation in the Delaware Courts or the Quebec Court and agree not to plead or claim in any Delaware Court or the Quebec Court that such litigation brought therein has been brought in an inconvenient forum; provided, however, that the parties agree that any proceedings in the Quebec Court arising out of or relating to this Agreement and the transactions contemplated by this Agreement shall be conducted in English and all written documents relating to any such proceedings shall be written in English.

   (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY

HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.5.

   10.6 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given (i) when sent if sent by facsimile, provided that a copy of the facsimile is promptly sent by U.S. mail and confirmation of receipt has been delivered, (ii) when delivered, if delivered personally to the intended recipient and (iii) one business day later, if sent by overnight delivery via an international courier service and, in each case, addressed to a party at the following address for such party:

   If to BNSF or Newco:

       Burlington Northern Santa Fe Corporation
       2650 Lou Menk Drive
       Fort Worth, Texas 76131
       Attention: Chief Executive Officer
       Fax: (817) 352-7100

       and

       Burlington Northern Santa Fe Corporation
       2650 Lou Menk Drive
       Fort Worth, Texas 76131
       Attention: General Counsel
       Fax: (817) 352-7111

   with a copy to:

       Mayer, Brown & Platt
       190 South LaSalle Street
       Chicago, Illinois 60603
       Attention: Scott J. Davis
                 James T. Lidbury
       Fax: (312) 701-7711

       and

       Torys
       Suite 3000, Aetna Tower
       P.O. Box 270, TD Centre
       79 Wellington Street West
       Toronto, Canada M5K 1N2
       Attention: James C. Baillie
                 Peter D. Ballantyne
       Fax: (416) 865-7380
   and if to CN:

       Canadian National Railway Company
       935 de la Gauchetiere Street West
       Montreal, Quebec H3B 2M9
       Attention: Chief Executive Officer
       Fax: (514) 875-8703

       and

       Canadian National Railway Company
       935 de la Gauchetiere Street West
       Montreal, Quebec H3B 2M9
       Attention: General Counsel
       Fax: (514) 399-7627

   with a copy to:

       Davis Polk & Wardwell
       450 Lexington Avenue
       New York, New York 10017
       Attention: Winthrop B. Conrad, Jr.
                 David L. Caplan
       Fax: (212) 450-4800

       and

       Stikeman Elliott
       Suite 5300
       Commerce Court West
       Toronto, Ontario M5L 1B9
       Attention: John M. Stransman
                 Robert W.A. Nicholls
       Fax: (416) 947-0866

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

   10.7 Entire Agreement. This Agreement (including any exhibits to this Agreement and the ancillary agreements contemplated by this Agreement), the Confidentiality Agreement, the BNSF Disclosure Letter and the CN Disclosure Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties with respect to the subject matter of this Agreement. EACH PARTY TO THIS AGREEMENT AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER CN NOR BNSF MAKES ANY REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

   10.8 No Third Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

   10.9 Severability. The provisions of this Agreement and any other agreement contemplated by this Agreement shall be deemed severable and the invalidity or unenforceability of any provision of this Agreement or any other agreement contemplated by this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement or any provisions of such other agreements. Without limiting the generality of the foregoing, the invalidity or unenforceability of any provision of any such other agreement shall not affect the validity or enforceability of any provision of this Agreement. If any provision of this Agreement or any other agreement contemplated by this Agreement or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement or any provisions of such other agreements and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

   10.10 Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

   10.11 Fair Construction. This Agreement shall be deemed to be the joint work product of the parties without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

   10.12 Limitation on Liability for Misrepresentations. Neither BNSF nor CN shall have any liability for any breach of a representation or warranty contained in this Agreement in respect of which the other party has notified BNSF or CN, as the case may be, in writing that it has performed satisfactory due diligence (a "Notified Matter"). Neither BNSF nor CN shall be permitted to assert that any condition to such party's obligation to consummate the transactions contemplated by this Agreement has not been satisfied as a result of any Notified Matter.

   10.13 Survival. The representations and warranties and agreements contained in this Agreement and in any certificate or other writing delivered pursuant to this Agreement shall terminate at the Merger Effective Time, except for the agreements contained in Sections 5.11(f), 10.4(a), 10.5, 10.6, 10.7, 10.8,
10.10, 10.11 and 10.13; provided, however, that nothing in this Agreement shall be deemed to affect the terms of the Confidentiality Agreement, including the survival periods for the terms of the Confidentiality Agreement.

                                * * * * * * * *

   Each of the parties to this Agreement has caused this Agreement to be executed on its behalf by a duly authorized officer, all as of the day and year first above written.


                                          CANADIAN NATIONAL RAILWAY COMPANY

                                          By: /s/ Paul M. Tellier
                                          -------------------------------------
                                          Name:Paul M. Tellier
                                          Title:President and Chief Executive
                                          Officer

                                          BURLINGTON NORTHERN SANTA FE
                                          CORPORATION

                                          By: /s/ Robert D. Krebs
                                          -------------------------------------
                                          Name:Robert D. Krebs
                                          Title:Chairman and Chief Executive
                                          Officer

                                          NORTH AMERICAN RAILWAYS, INC.

                                          By: /s/ Jean Pierre Ouellet
                                          -------------------------------------
                                          Name:Jean Pierre Ouellet
                                          Title:Treasurer and Secretary

                                          WESTERN MERGER SUB, INC.

                                          By: /s/ Jeffrey R. Moreland
                                          -------------------------------------
                                          Name:Jeffrey R. Moreland
                                          Title:President

                                    ANNEX B

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 192
                    OF THE CANADA BUSINESS CORPORATIONS ACT

                                   ARTICLE 1
                                 INTERPRETATION

Section 1.1 Definitions.

   In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

   "Arrangement" means the arrangement under section 192 of the CBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 or section 10.1 of the Combination Agreement or made at the direction of the Court in the Final Order.

   "Arrangement Effective Date" means the date shown on the Certificate.

   "Arrangement Effective Time" means [9:01 a.m.] on the Arrangement Effective Date [NTD: to be immediately following the Merger Effective Time as provided for in the Combination Agreement].

   "Arrangement Resolution" means the special resolution passed by the holders of the CN Common Shares and the holders of the CN Options, voting together as a single class at the CN Shareholders Meeting.

   "Articles of Arrangement" means the articles of arrangement of CN in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is entered.

   "Automatic Exchange Rights" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

   "BNSF" means Burlington Northern Santa Fe Corporation, a corporation existing under the laws of the State of Delaware.

   "Business Day" means any day on which commercial banks are generally open for business in New York, New York and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Montreal, Quebec under the laws of the Province of Quebec or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

   "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c. C-44.

   "CN" means Canadian National Railway Company, a corporation existing under the laws of Canada.

   "CN Common Shares" means the outstanding common shares in the capital of CN.

   "CN Exchangeable Share" means a share in the class of non-voting exchangeable preferred shares in the capital of CN, the holders of which are the beneficiaries of certain voting rights in respect of the Special Voting Share and certain other rights, all as set forth in the Voting and Exchange Trust Agreement.

   "CN Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the CN Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set forth in Appendix II hereto.

   "CN Non-voting Equity Share" means a share in the class of non-voting equity shares in the capital of CN.

   "CN Non-voting Equity Share Provisions" means the rights, privileges, restrictions and conditions attaching to the CN Non-voting Equity Shares, which rights, privileges, restrictions and conditions shall be substantially as set forth in Appendix IV hereto.

   "CN Option" means a CN Common Share purchase option granted under one of the CN Stock Option Plans, as amended, and being outstanding and unexercised on the Arrangement Effective Date.

   "CN Shareholders Meeting" means the special meeting of the holders of CN Common Shares and the CN Options (including any adjournment thereof) that is to be convened as provided by the Interim Order to consider, and if deemed advisable, approve the Arrangement.

   "CN Special Limited Voting Share" means a share in the class of limited voting special shares in the capital of CN.

   "CN Special Limited Voting Share Provisions" means the rights, privileges, restrictions and conditions attaching to the CN Special Limited Voting Shares, which rights, privileges, restrictions and conditions shall be substantially as set forth in Appendix III hereto.

   "CN Stapled Unit" means a unit comprised of one CN Voting Share and one CN Exchangeable Share, which unit does not constitute a security independent of the shares it represents.

   "CN Stock Option Plans" means CN's Management Stock Option Plan Effective as of November 28, 1995, the Management Long-Term Incentive Plan Adopted May 7, 1996, as amended and [NTD: specify individual employment contracts involving options outside these plans].

   "CN Voting Share" means a share in the class of voting shares in the capital of CN.

   "CN Voting Share Provisions" means the rights, privileges, restrictions and conditions attaching to the CN Voting Shares, which rights, privileges, restrictions and conditions shall be substantially as set forth in Appendix I hereto.

   "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed.

   "Circular" means the notice of the CN Shareholders Meeting and accompanying management information circular, including all schedules and exhibits thereto, to be sent to holders of CN Common Shares in connection with the CN Shareholders Meeting.

   "Combination Agreement" means the agreement made as of December 18, 1999 among CN, BNSF, Newco and Merger Sub (as defined therein), as amended, supplemented and/or restated in accordance therewith prior to the Arrangement Effective Date, providing for, among other things, the Arrangement.

   "Commercialization Act" means the CN Commercialization Act, S.C. 1995, c.24.

   "Court" means the Quebec Superior Court.

   "Current Market Price" has the meaning ascribed thereto in the CN Exchangeable Share Provisions.

   "Depositary" means The Trust Company of the Bank of Montreal at its offices set out in the Letter of Transmittal and Election Form.

   "Director" means the Director appointed under section 260 of the CBCA.

   "Dissent Procedures" has the meaning set out in section 3.1.

   "Dissent Rights" has the meaning set out in section 3.1.

   "Dissenting Shareholder" means a holder of CN Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures.

   "Dividend Amount" has the meaning ascribed thereto in section 5.1(a).

   "Election Deadline" means the election deadline for the submission of letters of transmittal and election forms specified in the Letter of Transmittal and Election Form.

   "Exchange Ratio" means 1.05.

   "Exchange Right" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

   "Final Order" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time prior to the Arrangement Effective Date or, if appealed, then unless such appeal is withdrawn or denied, as affirmed.

   "ITA" means the Income Tax Act (Canada).

   "Interim Order" means the interim order of the Court, as the same may be amended, made in connection with the process for obtaining shareholder approval of the Arrangement and related matters.

   "Letter of Transmittal and Election Form" means the Letter of Transmittal and Election Form for use by holders of CN Common Shares to be sent to the holders of CN Common Shares, other than Dissenting Shareholders, as described in the Circular.

   "Liquidation Call Purchase Price" has the meaning ascribed thereto in section 5.1(a).

   "Liquidation Call Right" has the meaning ascribed thereto in section 5.1(a).

   "Liquidation Date" has the meaning ascribed thereto in the CN Exchangeable Share Provisions.

   "Meeting Date" means the date of the CN Shareholders Meeting.

   "Merger" means the merger of BNSF and a wholly-owned subsidiary of Newco provided for in the Combination Agreement.

   "NAR Subco" means NAR Holdings Company, an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly-owned subsidiary of Newco.

   "Newco" means North American Railways, Inc., a corporation existing under the laws of the State of Delaware.

   "Newco Common Share" means a share in the class of common stock, par value U.S.$0.01 per share, of Newco.

   "Newco Elected Exchangeable Share" means any CN Exchangeable Share that the holder of the CN Common Share entitled to same under the Arrangement shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to NAR Subco under the Arrangement for a Newco Common Share or that is deemed to be a Newco Elected Exchangeable Share pursuant to section 2.3.

   "Newco Stapled Unit" means a unit comprised of one CN Voting Share and one Newco Common Share, which unit does not constitute a security independent of the shares it represents.

   "NYSE" means the New York Stock Exchange.

   "Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

   "Replacement Option" has the meaning ascribed thereto in section 2.2(h).

   "Retraction Request" has the meaning ascribed thereto in the CN Exchangeable Share Provisions.

   "Special Voting Share" means the share of special voting stock of Newco having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement.

   "Transfer Agent" has the meaning ascribed thereto in section 5.1(b).

   "Trustee" means The Trust Company of the Bank of Montreal.

   "TSE" means The Toronto Stock Exchange.

   "Voting and Exchange Trust Agreement" means the voting and exchange trust agreement among Newco, NAR Subco, CN and the Trustee.

Section 1.2 Sections and Headings.

   The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section, paragraph, appendix or an exhibit refers to the specified section or paragraph of or appendix or exhibit to this Plan of Arrangement.

Section 1.3 Number, Gender and Persons.

   In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

                                   ARTICLE 2
                                  ARRANGEMENT

Section 2.1 Binding Effect.

   This Plan of Arrangement will become effective at, and be binding at and after, the Arrangement Effective Time. In particular, and without limiting the generality of the foregoing, the Plan of Arrangement will be binding upon: (i) CN, (ii) BNSF, (iii) Newco, (iv) NAR Subco, (v) all holders of CN Common Shares, (vi) all holders of CN Stapled Units, CN Voting Shares and CN Exchangeable Shares, and (vii) all holders of securities exchangeable for or convertible into CN Common Shares, including without limitation CN Options.

Section 2.2 Arrangement.

   Commencing at the Arrangement Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

   (a) The authorized share capital of CN shall be reorganized by the creation of the following four (4) additional classes of shares in the capital of CN:

     (i) a class of shares, designated as CN Voting Shares, the authorized number of which shall be unlimited and which shall reflect the CN Voting Share Provisions as set forth in Appendix I;

     (ii) a class of shares, designated as CN Exchangeable Shares, the authorized number of which shall be unlimited and which shall reflect the CN Exchangeable Share Provisions as set forth in Appendix II;

     (iii) a class of shares, designated as CN Special Limited Voting Shares, the authorized number of which shall be unlimited and which shall reflect the CN Special Limited Voting Share Provisions set forth in Appendix III; and

     (iv) a class of shares, designated as CN Non-voting Equity Shares, the authorized number of which shall be unlimited and which shall reflect the CN Non-voting Equity Share Provisions set forth in Appendix IV.

   (b) Each outstanding CN Common Share shall be changed into a number of CN Voting Shares and a number of CN Exchangeable Shares in each case equal to the Exchange Ratio.

   (c) Simultaneously with the change in share capital under paragraph 2.2(b) above, each Newco Elected Exchangeable Share will be transferred by the holder thereof, without any further act or formality on his or her part, to NAR Subco, in exchange for one Newco Common Share issued by Newco.

   (d) Simultaneously with the change in share capital under paragraph 2.2(b) above and the transfer to and acquisition by NAR Subco under paragraph 2.2(c) above of the Newco Elected Exchangeable Shares, each Newco Elected Exchangeable Share acquired by NAR Subco shall be converted into one (1) CN Special Limited Voting Share and one (1) CN Non-voting Equity Share.

   (e) Simultaneously with the change in share capital under paragraph 2.2(b) above, the transfer to and acquisition by NAR Subco under paragraph 2.2(c) above of the Newco Elected Exchangeable Shares and the conversion under paragraph 2.2(d) above of the Newco Elected Exchangeable Shares, NAR Subco shall and shall be deemed to have subscribed for and agreed to purchase and CN shall issue and sell to NAR Subco one (1) CN Special Limited Voting Share and one (1) CN Non-voting Equity Share upon payment by NAR Subco to CN of a sum equal to the closing trading price, per share, of the CN Common Shares on the TSE on the trading day which is two days prior to the Arrangement Effective Date divided by the Exchange Ratio.

   (f) The Persons entitled to receive Newco Common Shares pursuant to the Merger at the Merger Effective Time (as defined in the Combination Agreement), which for greater certainty shall exclude holders of Newco Common Shares issued pursuant to the exchange provided for in paragraph 2.2(c) above, shall be deemed to have subscribed for and agreed to purchase at a purchase price of U.S.$0.05 per share and CN shall issue to each such Person, one (1) CN Voting Share for each such Newco Common Share upon payment by Newco to CN of the aggregate subscription price therefor.

   (g) Newco shall issue to and deposit with the Trustee the Special Voting Share, in consideration of the payment to Newco of U.S.$0.01 by CN, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the CN Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement.

   (h) Each CN Option shall be exchanged for an option (a "Replacement Option") to purchase a number of Newco Stapled Units equal to the product of the Exchange Ratio multiplied by the number of CN Common Shares subject to such CN Option. Such Replacement Option shall provide for an exercise price per Newco Stapled Unit equal to the exercise price per CN Common Share of such CN Option immediately prior to the Arrangement Effective Time divided by the Exchange Ratio. If the foregoing calculation results in a

Replacement Option being exerciseable for a fraction of a Newco Stapled Unit, then the number of Newco Stapled Units subject to such Replacement Option shall be rounded up to the next whole number of Newco Stapled Units and the total exercise price for the Replacement Option will be increased by the exercise price of the fractional Newco Stapled Unit. The term to expiry, conditions to and manner of exercising, vesting schedule, and all other terms and conditions of such Replacement Option will otherwise be unchanged from those which prevailed prior to the implementation of the Merger and the Arrangement, and any document or agreement previously evidencing a CN Option shall thereafter evidence and be deemed to evidence such Replacement Option.

   (i) The authorized share capital of CN shall be amended by the elimination of the CN Common Shares as a class of authorized shares.

   (j) The By-laws of CN shall be amended as set forth in Appendix V.

Section 2.3 Exchange Elections and Deemed Elections.

   Each Person who, immediately prior to the Election Deadline, is a holder of record of CN Common Shares, will be entitled, with respect to all or a portion of such shares, to make an election at or prior to the Election Deadline to exchange all or any CN Exchangeable Shares issuable to such holder pursuant to the Arrangement for Newco Common Shares, on the basis provided for in this Plan of Arrangement and in the Letter of Transmittal and Election Form. Notwithstanding the foregoing, each holder of CN Common Shares who is not a resident of Canada for purposes of the ITA at the Election Deadline will be deemed to have elected to exchange all of the CN Exchangeable Shares issuable to such holder pursuant to the Arrangement for Newco Common Shares on the basis provided for in this Plan of Arrangement, and such holders' CN Exchangeable Shares shall be deemed for all purposes to be Newco Elected Exchangeable Shares, except where and to the extent that such non-resident holder specifically elects in a Letter of Transmittal and Election Form received prior to the Election Deadline not to have such exchange occur.

Section 2.4 Stated Capital.

   The stated capital accounts of CN shall be dealt with as follows:

   (a) The amount of the stated capital account attributable to the CN Voting Shares following the Arrangement shall be equal to the sum of: (i) the aggregate subscription price for the CN Voting Shares issued pursuant to paragraph 2.2(f), and (ii) the product of U.S.$0.05 multiplied by the number of CN Voting Shares issued upon the change of the CN Common Shares pursuant to paragraph 2.2(b).

   (b) The amount of the stated capital account attributable to the CN Exchangeable Shares initially shall be equal to the amount of the stated capital account attributable to the CN Common Shares immediately prior to the Arrangement Effective Time less the amount added to the stated capital account attributable to the CN Voting Shares under paragraph 2.4(a)(ii).

   (c) Coincident with the conversion of Newco Elected Exchangeable Shares into CN Special Limited Voting Shares and CN Non-voting Equity Shares pursuant to paragraph 2.2(d), the stated capital account attributable to the CN Exchangeable Shares shall be reduced by an amount (the "CN Converted Stated Capital Amount") equal to the amount provided for in paragraph 2.4(b) (being the amount of the stated capital account initially attributable to the CN Exchangeable Shares) multiplied by a fraction, the numerator of which is the number of Newco Elected Exchangeable Shares and the denominator of which is the number of CN Common Shares outstanding immediately prior to the Arrangement Effective Time multiplied by the Exchange Ratio.

   (d) The amount of the stated capital account attributable to the CN Non-voting Equity Shares following the Arrangement shall be the CN Converted Stated Capital Amount plus the amount of the subscription price of the one (1) CN Non-voting Equity Share and the one (1) CN Special Limited Voting Share issued pursuant to paragraph 2.2(e) above minus the product of (i) U.S.$0.05 multiplied by (ii) the number of Newco Elected Exchangeable Shares plus one (1).

   (e) The amount of the stated capital account attributable to the CN Special Limited Voting Shares following the Arrangement shall be equal to the product of (i) U.S.$0.05 multiplied by (ii) the number of Newco Elected Exchangeable Shares plus one (1).

Section 2.5 Consideration.

   For greater certainty, the consideration receivable by the former holders of CN Common Shares pursuant to the change in share capital pursuant to paragraph 2.2(b) shall, and shall for all purposes be deemed to, consist of the CN Voting Shares and the CN Exchangeable Shares into which the CN Common Shares are changed together with all of the rights attached to the CN Voting Shares, the CN Exchangeable Shares and the CN Stapled Units representing same pursuant to the Voting and Exchange Trust Agreement, this Plan of Arrangement, the CN Voting Share Provisions and the CN Exchangeable Share Provisions.

Section 2.6 Restated Articles.

   After giving effect to the Arrangement the Corporation is authorized to file restated articles of incorporation under the CBCA. For greater certainty but without limiting the generality of the foregoing, the outstanding voting shares in the capital of CN shall at all times continue to be subject to the share constraints contained in CN's articles of continuance as required pursuant to the Commercialization Act as set forth in Exhibit "I".

                                   ARTICLE 3
                               RIGHTS OF DISSENT

Section 3.1 Rights of Dissent.

   Holders of CN Common Shares may exercise rights of dissent ("Dissent Rights") with respect to such shares pursuant to and in the manner set forth in section 190 of the CBCA, the Interim Order and this section 3.1 (the "Dissent Procedures") in connection with the Arrangement; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by CN not later than 5:00 p.m. (Montreal time) on the Business Day preceding the CN Shareholders Meeting. Holders of CN Common Shares who duly exercise such rights of dissent and who:

   (a) are ultimately entitled to be paid fair value for their CN Common Shares shall be deemed to have transferred such CN Common Shares to CN immediately prior to the Arrangement Effective Time to the extent the fair value thereof is paid by CN, and such shares shall be cancelled on the Arrangement Effective Date; or

   (b) are ultimately not entitled, for any reason, to be paid fair value for their CN Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of CN Common Shares and shall receive CN Voting Shares and CN Exchangeable Shares, which may be deemed to be Newco Elected Exchangeable Shares and to have been exchanged for Newco Common Shares, all in accordance with sections 2.2 and 2.3, but in no case shall CN or any other Person be required to recognize such holders, or any other person, as holders of CN Common Shares after the Arrangement Effective Time and the names of such holders of CN Common Shares shall be deleted from the share register of CN in respect of the CN Common Shares at the Arrangement Effective Time.

                                   ARTICLE 4
                     CERTIFICATES, FRACTIONAL ENTITLEMENTS
                           AND SETTLEMENT PROCEDURES

Section 4.1 Issuance of Unit Certificates Representing CN Exchangeable Shares and CN Voting Shares.

   At or promptly after the Arrangement Effective Time, CN shall deposit with the Depositary, as custodian for the benefit of the holders of CN Common Shares who will receive CN Exchangeable Shares and CN Voting Shares pursuant to the Arrangement, other than holders of Newco Elected Exchangeable Shares, CN Stapled Unit certificates representing the CN Exchangeable Shares and CN Voting Shares issued pursuant to paragraph 2.2(b) upon the change of the CN Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Arrangement Effective Time represented one or more CN Common Shares that were so changed into CN Voting Shares and CN Exchangeable Shares under the Arrangement (and were not Newco Elected Exchangeable Shares), together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the CBCA and the By-laws of CN and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of CN Stapled Units representing the number (rounded down to the nearest whole number) of CN Exchangeable Shares and CN Voting Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash representing that holder's pro rata entitlement to the proceeds of the sale of fractional CN Stapled Units pursuant to section 4.7), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of CN Common Shares (except CN Common Shares that were changed into Newco Elected Exchangeable Shares and CN Voting Shares) that is not registered in the transfer records of CN, a certificate representing the proper number of CN Stapled Units may be issued to the transferee if the certificate representing such CN Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Arrangement Effective Time represented CN Common Shares (except CN Common Shares that were changed into Newco Elected Exchangeable Shares and CN Voting Shares) shall be deemed at all times after the Arrangement Effective Time to represent only the right to receive upon such surrender (i) the CN Stapled Unit certificate representing CN Exchangeable Shares and CN Voting Shares as contemplated by this section 4.1,
(ii) a cash payment representing that holder's pro rata entitlement to the proceeds of the sale of fractional CN Stapled Units pursuant to section 4.7, and (iii) any dividends or distributions with a record date after the Arrangement Effective Time theretofore paid or payable with respect to CN Exchangeable Shares as contemplated by section 4.3.

Section 4.2 Issue of Unit Certificates Representing Newco Common Shares and CN Voting Shares.

   At or promptly after the Arrangement Effective Time, Newco, NAR Subco and CN shall jointly cause to be deposited Newco Stapled Unit certificates (representing the Newco Common Shares and the CN Voting Shares issued pursuant to the Merger and the Plan of Arrangement) with the Depositary, as custodian for the benefit of the: (i) former holders of BNSF Common Shares entitled to receive Newco Common Shares pursuant to the Merger and CN Voting Shares under the Arrangement pursuant to paragraph 2.2(f) of this Plan of Arrangement, and
(ii) former holders of CN Common Shares who received Newco Elected Exchangeable Shares and CN Voting Shares pursuant to the Plan of Arrangement. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Arrangement Effective Time represented outstanding CN Common Shares that were changed into CN Voting Shares and Newco Elected Exchangeable Shares, together with such other documents and instruments as would have been required under the CBCA and CN's By-laws, to effect the transfer of the shares formerly represented by such certificates and such additional documents and instruments as the Depositary may reasonably require, the holder of such a surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Newco Stapled Units representing the number (rounded down to the nearest whole number) of Newco Common Shares and CN Voting Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash representing that holder's pro rata entitlement to the proceeds of the sale of fractional Newco Stapled Units pursuant to section 4.7), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of CN Common Shares which is not registered in the transfer records of CN, a Newco Stapled Unit certificate representing the proper number of Newco Common Shares and CN Voting Shares may be issued to the transferee if the certificate representing such CN Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Arrangement Effective Time represented one or more outstanding CN Common Shares that were changed into CN Voting Shares and Newco Elected Exchangeable Shares shall be deemed at all times after the Arrangement Effective Time to represent only the right to receive upon such surrender (i) the Newco Stapled Unit certificate representing Newco Common Shares and CN Voting Shares as contemplated by this section 4.2, (ii) a cash payment representing that holder's pro rata entitlement to the proceeds of the sale of fractional Newco Stapled Units pursuant to section 4.7, and (iii) any dividends or distributions with a record date after the Arrangement Effective Time theretofore paid or payable with respect to Newco Common Shares as contemplated by section 4.3.

Section 4.3 Distributions with Respect to Unsurrendered Certificates.

   No dividends or other distributions declared or made after the Arrangement Effective Time with respect to CN Exchangeable Shares or Newco Common Shares, as applicable, with a record date after the Arrangement Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Arrangement Effective Time represented outstanding CN Common Shares that were changed or changed and exchanged, as applicable, pursuant to section 2.2, unless and until the holder of record of such certificate shall surrender such certificate in accordance with section 4.1 or 4.2, as applicable. Subject to applicable law, at the time of such surrender of any such certificate, there shall be paid to the holder of record of the certificates formerly representing CN Common Shares, without interest, (i) the amount of dividends or other distributions with a record date after the Arrangement Effective Time theretofore paid with respect to such CN Exchangeable Share or Newco Common Share, as the case may be, and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Arrangement Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such CN Exchangeable Share or Newco Common Share, as the case may be.

Section 4.4 Stapling of CN Voting Shares.

   The Articles of Arrangement of CN shall provide as follows. Except as expressly provided in this Plan of Arrangement and in this section 4.4, no CN Voting Share shall be or shall be capable of being issued, transferred, transmitted or otherwise alienated or disposed of separately from and otherwise than as part of either: (i) a CN Stapled Unit comprised of an equal number of CN Voting Shares and CN Exchangeable Shares, or (ii) a Newco Stapled Unit comprised of an equal number of CN Voting Shares and Newco Common Shares. Except as expressly provided in this Plan of Arrangement and in this section 4.4, no CN Exchangeable Share shall be or shall be capable of being issued, transferred, transmitted or otherwise alienated or disposed of separately from and otherwise than as part of a CN Stapled Unit comprised of an equal number of CN Voting Shares and CN Exchangeable Shares. Notwithstanding the foregoing, the following issuances and transfers of CN Voting Shares otherwise than as part of a CN Stapled Unit or Newco Stapled Unit are hereby expressly permitted:

     (i) the issuances of CN Voting Shares provided in Section 2.2.

Notwithstanding the foregoing, the following issuances and transfers of CN Exchangeable Shares otherwise than as part of a CN Stapled Unit are hereby expressly permitted:

     (i) the issuances of CN Exchangeable Shares provided in Section 2.2;

     (ii) the transfers of CN Exchangeable Shares to NAR Subco and the conversion thereof to CN Limited Voting Shares and CN Non-voting Equity Shares provided in Section 2.2;

     (iii) the redemption of CN Exchangeable Shares by CN upon a retraction of the CN Exchangeable Shares in accordance with the CN Exchangeable Share Provisions; and

     (iv) the transfer of CN Exchangeable Shares to NAR Subco and/or Newco, as applicable, pursuant to its exercise or deemed exercise of a Retraction Call Right, the Liquidation Call Right, the Exchange Right or the Automatic Exchange Rights in accordance with the CN Exchangeable Share Provisions, the Plan of Arrangement and/or the Voting and Exchange Trust Agreement, as applicable.

Without limiting the generality of the foregoing, CN shall be entitled to treat the registered holder of CN Stapled Units (or, subject to such Person furnishing such information as is described in subsection 77(4) of the CBCA or any replacement or successor provision therefor, the executor, administrator, heir or legal representative of the heirs, of the estate of a deceased holder, a guardian, committee, trustee, curator or tutor representing a holder who is an infant, an incompetent person or a missing person, or a liquidator of or a trustee in bankruptcy for a holder) as the owner exclusively entitled to vote, to receive notices, to receive dividends or other payments in respect of and otherwise to exercise all the rights and powers of the owner of the CN Voting Shares and the CN Exchangeable Shares represented by such CN Stapled Unit. For purposes of establishing and maintaining the share register for the outstanding CN Voting Shares, CN and its Transfer Agent shall and shall be entitled at all times (subject only to the exercise of the Liquidation Call Right) to treat each registered holder of CN Stapled Units and of Newco Stapled Units as the registered holder of a number of CN Voting Shares equal to the aggregate number of CN Stapled Units and Newco Stapled Units held by such Person. For purposes of establishing and maintaining the share register for the outstanding CN Exchangeable Shares, CN and its Transfer Agent shall and shall be entitled, at all times (subject only to the Liquidation Call Right, the Exchange Right and the Automatic Exchange Rights and except where a holder of CN Stapled Units representing CN Exchangeable Shares has submitted a Retraction Request in respect of CN Exchangeable Shares represented by such CN Stapled Unit certificate) to treat each registered holder of CN Stapled Units as the registered holder of a number of CN Exchangeable Shares equal to the number of CN Stapled Units held by such Person. Without limiting the generality of the foregoing, a CN Stapled Unit certificate shall be the security certificate, and the only security certificate, that a holder of CN Voting Shares and CN Exchangeable Shares comprising such CN Stapled Units shall be entitled to receive in respect of his or her holding of CN Voting Shares and CN Exchangeable Shares pursuant to the CBCA or otherwise and a Newco Stapled Unit certificate shall be the security certificate, and the only security certificate, that a holder of CN Voting Shares and Newco Common Shares comprising such Newco Stapled Unit shall be entitled to receive in respect of his or her holding of CN Voting Shares pursuant to the CBCA or otherwise.

Section 4.5 Lost Certificates.

   In the event any certificate which immediately prior to the Arrangement Effective Time represented one or more outstanding CN Common Shares that were changed and, if applicable, exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, one or more CN Stapled Unit certificates or Newco Stapled Unit certificates representing one or more CN Exchangeable Shares and CN Voting Shares or Newco Common Shares and CN Voting Shares (and any dividends or distributions with respect thereto and any entitlements of the holder thereof to the proceeds of sale of fractional CN Stapled Units or Newco Stapled Units pursuant to section 4.7) issuable and deliverable in accordance with the Plan of Arrangement and such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such unit certificates are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to CN and/or Newco, as applicable, and their respective transfer agents in such sum as CN and/or

Newco, as applicable, may direct or otherwise indemnify CN and Newco in a manner satisfactory to CN and/or Newco, as applicable, against any claim that may be made against CN and/or Newco, as applicable, with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.6 Withholding Rights.

   CN, Newco, NAR Subco and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of CN Stapled Units representing CN Exchangeable Shares or Newco Stapled Units representing Newco Common Shares such amounts as CN, Newco, NAR Subco or the Depositary is required or permitted to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, CN, Newco, NAR Subco and the Depositary are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to CN, Newco, NAR Subco or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and CN, Newco, NAR Subco or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

Section 4.7 No Fractional Units.

   No certificates or scrip representing fractional CN Stapled Units, fractional Newco Stapled Units, fractional CN Exchangeable Shares, fractional CN Voting Shares or fractional Newco Common Shares shall be issued or delivered upon the surrender for exchange of certificates pursuant to section 4.1 or 4.2 and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of CN or Newco. In lieu of any such fractional securities:

   (a) each Person otherwise entitled to a fractional interest in a CN Stapled Unit (comprising a fractional interest in a CN Voting Share and a fractional interest in a CN Exchangeable Share) will receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole units representing an accumulation of all fractional interests in CN Stapled Units to which all such Persons would otherwise be entitled. The Depositary will sell such CN Stapled Units on the TSE as soon as reasonably practicable following the Arrangement Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in CN Stapled Units; and

   (b) each Person otherwise entitled to a fractional interest in a Newco Stapled Unit (comprising a fractional interest in a CN Voting Share and a fractional interest in a Newco Common Share) will receive a cash payment equal to such Person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole units representing an accumulation of all fractional interests in Newco Stapled Units to which all such Persons would otherwise be entitled. The Depositary will sell such Newco Stapled Units on the NYSE as soon as reasonably practicable following the Arrangement Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Newco Stapled Units.

                                   ARTICLE 5
         CERTAIN RIGHTS OF NAR SUBCO TO ACQUIRE CN EXCHANGEABLE SHARES

Section 5.1 NAR Subco Liquidation Call Right.

   (a) NAR Subco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of CN pursuant to Article 5 of the CN Exchangeable Share Provisions, to purchase from all but not less than all of the holders of CN Stapled Units representing CN Exchangeable Shares (other than any holder which is an Affiliate of Newco as defined in the CN Exchangeable Share Provisions) on the Liquidation Date all but not less than all of the CN Exchangeable Shares held by each such holder on payment by NAR Subco of an amount per share (the "Liquidation Call Purchase Price") equal to the Current Market Price of a Newco Stapled Unit on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by NAR Subco causing to be issued to such holder one Newco Common Share, and, to the extent not paid by CN, pay to such holder an additional amount equivalent to the full amount of all declared and unpaid dividends on each such CN Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by NAR Subco (the "Dividend Amount"). In the event of the exercise of the Liquidation Call Right by NAR Subco, each holder shall be obligated to sell all the CN Exchangeable Shares represented by the CN Stapled Units held by such holder to NAR Subco on the Liquidation Date on payment by NAR Subco to such holder of the Liquidation Call Purchase Price for each such share, and CN shall have no obligation to redeem such shares so purchased by NAR Subco.

   (b) To exercise the Liquidation Call Right, NAR Subco must notify CN's transfer agent (the "Transfer Agent"), as agent for the holders of CN Stapled Units representing CN Exchangeable Shares, and CN of NAR Subco's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of CN and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of CN. The Transfer Agent will notify the holders of CN Stapled Units representing CN Exchangeable Shares as to whether or not NAR Subco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by NAR Subco. If NAR Subco exercises the Liquidation Call Right, then on the Liquidation Date NAR Subco will purchase and the holders will sell all of the CN Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

   (c) For the purposes of completing the purchase of the CN Exchangeable Shares pursuant to the Liquidation Call Right, Newco and NAR Subco shall jointly cause to be deposited with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Newco Common Shares to which holders of CN Exchangeable Shares are entitled upon such exchange and a cheque or cheques of NAR Subco payable at par at any branch of the bankers of NAR Subco representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.6 hereof. Provided that NAR Subco has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of CN Stapled Units representing CN Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by NAR Subco, together with the liquidation entitlement in respect of the CN Voting Shares represented thereby payable by CN, upon presentation and surrender by the holder of certificates for CN Stapled Units representing the CN Exchangeable Shares and CN Voting Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Newco Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a CN Stapled Unit certificate, together with such other documents and instruments as may be required to effect a transfer of CN Stapled Units under the CBCA and the by-laws of CN and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of NAR Subco shall deliver to such holder, certificates representing the Newco Common Shares to which the holder is entitled and a cheque or cheques of NAR Subco payable at par at any branch of the bankers of NAR Subco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.6 hereof. If NAR Subco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the CN Stapled Units representing the CN Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable in respect of the CN Exchangeable Shares by CN in connection with the liquidation, dissolution or winding-up of CN pursuant to Article 5 of the CN Exchangeable Share Provisions.

                                   ARTICLE 6
                                   AMENDMENTS

Section 6.1 Amendments to Plan of Arrangement.

   CN reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Arrangement Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by BNSF, (iii) filed with the Court and, if made following the CN Shareholders Meeting, approved by the Court, and (iv) communicated to holders of CN Common Shares if and as required by the Court.

   Any amendment, modification or supplement to this Plan of Arrangement may be proposed by CN at any time prior to the CN Shareholders Meeting (provided that BNSF shall have consented thereto) with or without any other prior notice or communication (all as may be required under the Interim Order), and if so proposed and accepted by the Persons voting at the CN Shareholders Meeting shall become part of this Plan of Arrangement for all purposes.

   Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the CN Shareholders Meeting shall be effective only if it is consented to by each of CN and BNSF.

                                   APPENDIX I

                          PROVISIONS ATTACHING TO THE
                                CN VOTING SHARES

   The CN Voting Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1. No Dividends

   1.1 The holders of CN Voting Shares, as such, shall not be entitled to receive any dividends.

2. Dissolution

   2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary of involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Preference Shares, the CN Exchangeable Shares and of any other shares ranking senior to the CN Voting Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up but before any amount shall be paid to or any assets distributed among the holders of CN Special Limited Voting Shares, CN Non-voting Equity Shares or the holders of any other class of shares of the Corporation ranking subordinate to the CN Voting Shares, the holders of the CN Voting Shares shall be entitled to receive the sum of U.S$0.05 per CN Voting Share. After payment to the holders of the CN Voting Shares of such amount, the holders of the CN Voting Shares shall not be entitled to share in any further distribution of the assets of the Corporation.

3. Voting Rights

   3.1 The holders of the CN Voting Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each CN Voting Share held at all meetings of the shareholders of the Corporation and on all matters voted on by shareholders of the Corporation, except for meetings at which and matters on which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

4. Reciprocal Changes in respect of CN Exchangeable Shares

   4.1 CN shall not:

   (a) subdivide, redivide or change the then outstanding CN Voting Shares into a greater number of CN Voting Shares; or

   (b) reduce, combine, consolidate or change the then outstanding CN Voting Shares into a lesser number of CN Voting Shares;

unless the same change shall simultaneously be made to the CN Exchangeable
Shares.

5. Purchase for Cancellation

   5.1 CN shall not purchase for cancellation any CN Voting Shares except in accordance with section 7.1 of the CN Exchangeable Share Provisions.

6. Staple

   6.1 Except as expressly provided in the Plan of Arrangement and in this section 6.1, no CN Voting Share shall be or shall be capable of being issued, transferred, transmitted or otherwise alienated or disposed of

                                      B1-1
separately from and otherwise than as part of either: (i) a CN Stapled Unit comprised of an equal number of CN Voting Shares and CN Exchangeable Shares, or
(ii) a Newco Stapled Unit comprised of an equal number of CN Voting Shares and Newco Common Shares. Notwithstanding the foregoing, the following issuances and transfers of CN Voting Shares otherwise than as part of a CN Stapled Unit or Newco Stapled Unit are hereby expressly permitted:

     (i) the issuances of CN Voting Shares provided in Section 2.2 of the Plan of Arrangement.

   Without limiting the generality of the foregoing, CN shall be entitled to treat the registered holder of CN Stapled Units (or, subject to such Person furnishing such information as is described in subsection 77(4) of the CBCA or any replacement or successor provision therefor, the executor, administrator, heir or legal representative of the heirs, of the estate of a deceased holder, a guardian, committee, trustee, curator or tutor representing a holder who is an infant, an incompetent person or a missing person, or a liquidator of or a trustee in bankruptcy for a holder) as the owner exclusively entitled to vote, to receive notices and otherwise to exercise all the rights and powers of the owner of the CN Voting Shares represented by such CN Stapled Unit. For purposes of establishing and maintaining the share register for the outstanding CN Voting Shares, CN and its Transfer Agent shall and shall be entitled at all times (subject only to the exercise of the Liquidation Call Right) to treat each registered holder of CN Stapled Units and of Newco Stapled Units as the registered holder of a number of CN Voting Shares equal to the aggregate number of CN Stapled Units and Newco Stapled Units held by such Person. A CN Stapled Unit certificate or a Newco Stapled Unit certificate, as applicable, shall be the security certificate, and the only security certificate, that a holder of CN Voting Shares shall be entitled to receive in respect of his or her holding of CN Voting Shares pursuant to the CBCA or otherwise.

                                      B1-2

                                  APPENDIX II
                          PROVISIONS ATTACHING TO THE
                             CN EXCHANGEABLE SHARES

   The CN Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1
                                 INTERPRETATION

   Section 1.1 For the purposes of these share provisions:

   "Affiliate" means an affiliated body corporate within the meaning of the CBCA.

   "associate" has the meaning ascribed thereto in Exhibit "I".

   "Automatic Exchange Right" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

   "Board of Directors" means the board of directors of the Corporation.

   "Business Day" means any day on which commercial banks are generally open for business in New York, New York and Montreal, Quebec other than a Saturday, a Sunday or a day observed as a holiday in Montreal, Quebec under the laws of the Province of Quebec or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

   "CN Exchangeable Shares" mean the Non-voting exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

   "CN Non-voting Equity Share" means a non-voting equity share in the capital of the Corporation.

   "CN Special Limited Voting Share" means a special limited voting share in the capital of the Corporation.

   "CN Stapled Unit" means a unit comprised of one CN Voting Share and one CN Exchangeable Share, which unit does not constitute a security independent of the shares it represents.

   "CN Voting Share" means a voting share in the capital of the Corporation.

   "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying:

   (a) the Foreign Currency Amount by,

   (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

   "Co-operation Agreement" means that certain Co-operation Agreement between Newco, NAR Subco and the Corporation, to be entered into in connection with the Plan of Arrangement.

   "Corporation" means Canadian National Railway Company.

   "Current Market Price" means, in respect of a Newco Stapled Unit on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Newco Stapled Units during a period of 20

                                      B2-1
consecutive trading days ending not more than three trading days before such date on the New York Stock Exchange, or, if the Newco Stapled Units are not then quoted on the New York Stock Exchange, on such other stock exchange or automated quotation system on which the Newco Stapled Units are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Newco Stapled Units during such period does not create a market which reflects the fair market value of a Newco Stapled Unit, then the Current Market Price of a Newco Stapled Unit shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

   "Dividend Amount" has the meaning ascribed thereto in section 6.3 of these share provisions.

   "Exchange Right" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement.

   "ITA" means the Income Tax Act (Canada).

   "Liquidation Amount" has the meaning ascribed thereto in section 5.1 of these share provisions.

   "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

   "Liquidation Date" has the meaning ascribed thereto in section 5.1 of these share provisions.

   "Maximum Individual Holdings" has the meaning ascribed thereto in Exhibit
"I".

   "NAR Subco" means [NAR Holdings Company], an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly-owned subsidiary of Newco.

   "NAR Subco Call Notice" has the meaning ascribed thereto in section 6.3 of these share provisions.

   "Newco" means North American Railways, Inc., a corporation existing under the laws of the State of Delaware, and any successor corporation thereto.

   "Newco Common Shares" mean the shares of common stock in the capital of Newco, and any other securities into which such shares may be changed.

   "Newco Dividend Declaration Date" means the date on which the Board of Directors of Newco declares any dividend on the Newco Common Shares.

   "Newco Stapled Unit" means a unit comprised of one CN Voting Share and one Newco Common Share, which unit does not constitute a security independent of the shares it represents.

   "Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status; provided that for purposes of section 3.7 and Article 14, "person" has the meaning ascribed thereto in Exhibit "I".

   "Plan of Arrangement" means the plan of arrangement relating to the arrangement of CN under section 192 of the Canada Business Corporations Act, to which plan these share provisions are attached as Appendix II.

   "Preference Shares" means the Class A Preferred Shares and Class B Preferred Shares in the capital of the Corporation.

   "Purchase Price" has the meaning ascribed thereto in section 6.3 of these share provisions.

                                      B2-2

   "Retracted Shares" has the meaning ascribed thereto in paragraph 6.1(a) of these share provisions.

   "Retraction Call Right" has the meaning ascribed thereto in paragraph 6.1(c) of these share provisions.

   "Retraction Date" has the meaning ascribed thereto in paragraph 6.1(b) of these share provisions.

   "Retraction Price" has the meaning ascribed thereto in section 6.1 of these share provisions.

   "Retraction Request" has the meaning ascribed thereto in section 6.1 of these share provisions.

   "Transfer Agent" means The Trust Company of the Bank of Montreal or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

   "Trustee" means the trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

   "Voting and Exchange Trust Agreement" means that certain Voting and Exchange Trust Agreement among Newco, NAR Subco, the Corporation and the Trustee, to be entered into in connection with the Plan of Arrangement.

   "voting shares" has the meaning ascribed thereto in Exhibit "I".

                                   ARTICLE 2
                       RANKING OF CN EXCHANGEABLE SHARES

   Section 2.1 Subject to the prior rights of the holders of the Preference Shares, the CN Exchangeable Shares shall be entitled to a preference over and shall rank in priority to the CN Special Limited Voting Shares, the CN Voting Shares, the CN Non-voting Equity Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding up its affairs.

                                   ARTICLE 3
                                   DIVIDENDS

   Section 3.1 A holder of a CN Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Newco Dividend Declaration Date, declare a dividend or other distribution on each CN Exchangeable Share:

   (a) in the case of a cash dividend declared on the Newco Common Shares, in an amount in cash for each CN Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Newco Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Newco Common Share;

   (b) in the case of a stock dividend declared on the Newco Common Shares to be paid in Newco Common Shares and CN Voting Shares represented by Newco Stapled Units, in such number of CN Exchangeable Shares and CN Voting Shares represented by CN Stapled Units for each CN Exchangeable Share as is equal to the number of Newco Common Shares and CN Voting Shares represented by Newco Stapled Units to be paid on each Newco Common Share unless, in lieu of such stock dividend, CN elects to effect a corresponding and contemporaneous subdivision of the outstanding CN Exchangeable Shares and CN Voting Shares;

                                     B2-3

   (c) in the case of a dividend or other distribution of rights, options or warrants to subscribe for or purchase Newco Common Shares and CN Voting Shares represented by Newco Stapled Units (a "Newco Right"), in such number of rights, options or warrants to subscribe for or purchase CN Exchangeable Shares and CN Voting Shares represented by CN Stapled Units (a "CN Right") for each CN Exchangeable Share as is equal to the number of Newco Rights to be paid or distributed on each Newco Common Share provided that such CN Rights shall have the same subscription or exercise price (or the Canadian Dollar Equivalent thereof) as the Newco Rights and otherwise be on the same terms as the Newco Rights; or

   (d) in the case of a dividend or other distribution declared on the Newco Common Shares in property other than cash, Newco Stapled Units or Newco Rights, in such type and amount of property for each CN Exchangeable Share as is the same as or corresponds to or, in the event that it is not reasonably practicable in accordance with applicable legal requirements as determined by the Board of Directors to declare and pay the same or a corresponding dividend or other distribution, as is economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5 hereof) the type and amount of property declared as a dividend on each Newco Common Share.

Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable.

   Section 3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by paragraph 3.1(a) hereof and the sending of such a cheque to the holder of a CN Stapled Unit of which such CN Exchangeable Share forms part shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of CN Stapled Units of which the CN Exchangeable Share forms a part shall be issued or transferred in respect of any stock dividends or distributions of CN Rights contemplated by paragraph 3.1(b) or 3.1(c) hereof and the sending of such a certificate to the holder of a CN Stapled Unit shall satisfy the stock dividend or CN Rights distribution represented thereby. Such other type and amount of property in respect of any dividends contemplated by paragraph 3.1(d) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of a CN Stapled Unit shall satisfy the dividend represented thereby. No holder of a CN Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

   Section 3.3 The record date for the determination of the holders of CN Stapled Units entitled to receive payment of, and the payment date for, any dividend declared on the CN Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Newco Common Shares.

   Section 3.4 If on any payment date for any dividends declared on the CN Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the CN Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

   Section 3.5 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of paragraphs 3.1(d),
10.1 and 10.2 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors may, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:


                                      B2-4

   (a) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Newco Common Share and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Newco Stapled Unit; and

   (b) the general taxation consequences of the relevant event to holders of CN Stapled Units to the extent that such consequences may differ from the taxation consequences to holders of Newco Stapled Units as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of CN Stapled Units).

   For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the average of the closing trading or bid and ask prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors shall be conclusive and binding on the Corporation and its shareholders.

   Section 3.6 CN and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of CN Stapled Units representing CN Exchangeable Shares such amounts as CN or the Transfer Agent is required or permitted to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, CN and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to CN or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and CN or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

   Section 3.7 Notwithstanding the foregoing provisions of this Article 3, where the total number of voting shares held, beneficially owned or controlled, directly or indirectly, by any one person holding CN Stapled Units together with his or her associates exceeds the Maximum Individual Holdings, the percentage of any and all dividends attributable to the CN Exchangeable Shares comprising the CN Stapled Units resulting in such person exceeding the Maximum Individual Holding shall be forfeited and the amount of the dividend so forfeited shall not become payable thereafter to any person for any reason whatsoever provided that notwithstanding any other provision of this Article 3:

   (a) the directors of CN may determine to pay a dividend to or to make any other distribution on CN Exchangeable Shares that would otherwise be prohibited hereby where the contravention of the Maximum Individual Holdings that gave rise to such prohibition was inadvertent or of a technical nature or it would otherwise be inequitable not to pay the dividend or make the distribution; and

   (b) where a dividend has not been paid or any other distribution has not been made on CN Exchangeable Shares comprising CN Stapled Units held by a person as a result of a directors' determination of a contravention of the Maximum Individual Holdings, the directors of CN shall declare and pay the dividend or make the distribution to the relevant person if they subsequently determine that no such contravention occurred.

                                      B2-5

                                   ARTICLE 4
                             CERTAIN RESTRICTIONS

   Section 4.1 So long as any of the CN Exchangeable Shares are outstanding unless all dividends on the outstanding CN Exchangeable Shares corresponding to dividends declared and paid to date on the Newco Common Shares shall have been declared and paid on the CN Exchangeable Shares as provided in Article 3, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the CN Exchangeable Shares given as specified in section 9.2 of these share provisions:

   (a) pay any dividends on the CN Non-voting Equity Shares or any other shares ranking junior to the CN Exchangeable Shares, other than stock dividends payable in CN Non-voting Equity Shares or any such other shares ranking junior to the CN Exchangeable Shares, as the case may be;

   (b) redeem or purchase or make any capital distribution in respect of CN Non-voting Equity Shares, CN Special Limited Voting Shares or any other shares ranking junior to the CN Exchangeable Shares;

   (c) redeem or purchase any other shares of the Corporation ranking equally with the CN Exchangeable Shares with respect to the payment of dividends or on dissolution, liquidation or winding-up; or

   (d) issue any CN Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the CN Exchangeable Shares other than by way of stock dividends of CN Stapled Units to the holders of such CN Exchangeable Shares.

   Section 4.2 Except as expressly provided in the Plan of Arrangement and in this section 4.2, no CN Exchangeable Share shall be or shall be capable of being issued, transferred, transmitted or otherwise alienated or disposed of separately from and otherwise than as part of a CN Stapled Unit comprised of an equal number of CN Voting Shares and CN Exchangeable Shares. Notwithstanding the foregoing, the following issuances and transfers of CN Exchangeable Shares otherwise than as part of a CN Stapled Unit are hereby expressly permitted:

     (i) the issuances of CN Exchangeable Shares provided in Section 2.2 of the Plan of Arrangement;

     (ii) the transfers of CN Exchangeable Shares to NAR Subco and the conversion thereof to CN Special Limited Voting Shares and CN Non-voting Equity Shares provided in Section 2.2 of the Plan of Arrangement;

     (iii) the redemption of CN Exchangeable Shares by CN upon a retraction of the CN Exchangeable Shares in accordance with these share provisions; and

     (iv) the transfer of CN Exchangeable Shares to NAR Subco and/or Newco, as applicable, pursuant to the exercise or deemed exercise of a Retraction Call Right, the Liquidation Call Right, the Exchange Right or the Automatic Exchange Rights in accordance with these share provisions, the Plan of Arrangement and/or the Voting and Exchange Trust Agreement, as applicable.

Without limiting the generality of the foregoing, CN shall be entitled to treat the registered holder of CN Stapled Units (or, subject to such Person furnishing such information as is described in subsection 77(4) of the CBCA or any replacement or successor provision therefor, the executor, administrator, heir or legal representative of the heirs, of the estate of a deceased holder, a guardian, committee, trustee, curator or tutor representing a holder who is an infant, an incompetent person or a missing person, or a liquidator of or a trustee in bankruptcy for a holder) as the owner exclusively entitled to vote, to receive notices, to receive dividends or other payments in respect of and otherwise to exercise all the rights and powers of the owner of the CN Exchangeable Shares represented by such CN Stapled Unit. For purposes of establishing and maintaining the share register for the outstanding CN Exchangeable Shares, CN and its Transfer Agent shall and shall be entitled, at all times (subject only to the Liquidation Call Right, the Exchange Right and the Automatic Exchange Rights and except where a holder of CN Stapled Units representing CN Exchangeable

                                     B2-6

Shares has submitted a Retraction Request in respect of CN Exchangeable Shares represented by such CN Stapled Unit certificate) to treat each registered holder of CN Stapled Units as the registered holder of a number of CN Exchangeable Shares equal to the number of CN Stapled Units held by such Person. A CN Stapled Unit certificate shall be the security certificate, and the only security certificate, that a holder of CN Exchangeable Shares shall be entitled to receive in respect of his or her holding of CN Exchangeable Shares pursuant to the CBCA or otherwise.

                                   ARTICLE 5
                          DISTRIBUTION ON LIQUIDATION

   Section 5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by NAR Subco of the Liquidation Call Right, a holder of CN Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each CN Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the CN Voting Shares, the CN Special Limited Voting Shares, the CN Non-voting Equity Shares or any other shares ranking junior to the CN Exchangeable Shares, an amount per share equal to the Current Market Price of a Newco Stapled Unit on the last Business Day prior to the Liquidation Date (the "Liquidation Amount"), which shall be satisfied in full by the Corporation causing to be delivered to such holder one Newco Common Share, together with all declared and unpaid dividends on each such CN Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

   Section 5.2 On or promptly after the Liquidation Date, and subject to the exercise by NAR Subco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the CN Exchangeable Shares the Liquidation Amount for each such CN Exchangeable Share upon presentation and surrender of the certificates representing the CN Stapled Units, together with such other documents and instruments as may be required to effect a transfer of CN Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the CN Exchangeable Shares. Payment of the total Liquidation Amount for such CN Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the CN Stapled Units or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the CN Stapled Units, on behalf of the Corporation of certificates representing Newco Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the CN Exchangeable Shares shall cease to be holders of such CN Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such CN Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the CN Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of CN Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and

                                      B2-7
withheld therefrom) for such CN Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the CN Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Newco Common Shares delivered to them or the custodian on their behalf.

   Section 5.3 After the Corporation has satisfied its obligations to pay the holders of the CN Exchangeable Shares the Liquidation Amount per CN Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE 6
                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

   Section 6.1 A holder of CN Exchangeable Shares shall be entitled at any time, subject to the exercise by NAR Subco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the CN Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Newco Stapled Unit on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Corporation causing to be issued to such holder one Newco Common Share for each CN Exchangeable Share presented and surrendered by the holder, together with, on the payment date therefor, the full amount of all declared and unpaid dividends on any such CN Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of CN Stapled Units the certificate or certificates representing the CN Stapled Units in respect of which the holder desires to have the Corporation redeem the CN Exchangeable Shares forming part thereof, together with such other documents and instruments as may be required to effect a transfer of CN Stapled Units under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

   (a) specifying that the holder desires to have all or any number specified therein of the CN Exchangeable Shares represented by such CN Stapled Unit certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

   (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

   (c) acknowledging the overriding right (the "Retraction Call Right") of NAR Subco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to NAR Subco in accordance with the Retraction Call Right on the terms and conditions set out in section
6.3 below.

   Section 6.2 Subject to the exercise by NAR Subco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in section 6.1 hereof of a CN Stapled Unit certificate or certificates representing the number of CN Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares

                                      B2-8
effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends. If only a part of the CN Exchangeable Shares represented by any CN Stapled Unit certificate is redeemed (or purchased by NAR Subco pursuant to the Retraction Call Right), a new certificate for the balance of such CN Stapled Units shall be issued to the holder at the expense of the Corporation.

   Section 6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Newco and NAR Subco thereof. In order to exercise the Retraction Call Right, NAR Subco must notify the Corporation of its determination to do so (the "NAR Subco Call Notice") within five Business Days of notification to NAR Subco by the Corporation of the receipt by the Corporation of the Retraction Request. If NAR Subco does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that NAR Subco will not exercise the Retraction Call Right. If NAR Subco delivers the NAR Subco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to NAR Subco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and NAR Subco shall purchase from such holder and such holder shall sell to NAR Subco on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share, plus, on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, an additional amount equivalent to the full amount of all declared and unpaid dividends on those Retracted Shares held by such holder on any dividend record date which occurred prior to the Retraction Date (the "Dividend Amount"). For the purposes of completing a purchase pursuant to the Retraction Call Right, Newco, NAR Subco and the Corporation shall jointly cause to be deposited with the Transfer Agent, on or before the Retraction Date, certificates representing the requisite number of Newco Stapled Units and a cheque or cheques of NAR Subco payable at par at any branch of the bankers of NAR Subco representing the aggregate Dividend Amount, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that Newco and NAR Subco have complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that NAR Subco does not deliver a NAR Subco Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

   Section 6.4 The Corporation, Newco or NAR Subco, as applicable, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the CN Stapled Units comprising such CN Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of CN Stapled Units, certificates representing the requisite number of Newco Stapled Units (the Newco Common Shares included in which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or NAR Subco, as applicable, representing the aggregate Dividend Amount in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Corporation or by NAR Subco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented

                                      B2-9
by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

   Section 6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by NAR Subco shall thereafter be considered and deemed for all purposes to be a holder of the Newco Common Shares represented by the Newco Stapled Unit certificates delivered to such holder.

   Section 6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that NAR Subco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new CN Stapled Unit certificate, at the expense of the Corporation, representing both the Retracted Shares not redeemed by the Corporation pursuant to section 6.2 hereof and a corresponding number of CN Voting Shares. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Trustee to require NAR Subco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by NAR Subco to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

   Section 6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to NAR Subco shall be deemed to have been revoked.

                                   ARTICLE 7
                           PURCHASE FOR CANCELLATION

   Section 7.1 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding CN Exchangeable Shares together with a corresponding number of CN Voting Shares at any price by tender to all the holders of

                                     B2-10
record of CN Exchangeable Shares and CN Voting Shares represented by CN Stapled Units then outstanding or through the facilities of any stock exchange on which the CN Exchangeable Shares and CN Voting Shares represented by CN Stapled Units are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase. If in response to an invitation for tenders under the provisions of this section 7.1, more CN Exchangeable Shares and CN Voting Shares represented by CN Stapled Units are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the CN Exchangeable Shares and CN Voting Shares represented by CN Stapled Units to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when CN Exchangeable Shares and CN Voting Shares represented by CN Stapled Units are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the CN Exchangeable Shares and CN Voting Shares represented by CN Stapled Units tendered at the price at which more CN Exchangeable Shares and CN Voting Shares represented by CN Stapled Units were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the CN Exchangeable Shares and CN Voting Shares represented by CN Stapled Units tendered at lower prices. If part only of the CN Exchangeable Shares and CN Voting Shares represented by CN Stapled Units represented by any certificate shall be purchased, a new certificate for CN Stapled Units representing the balance of such CN Exchangeable Shares and CN Voting Shares not purchased shall be issued at the expense of the Corporation.

                                   ARTICLE 8
                                 VOTING RIGHTS

   Section 8.1 Except as required by applicable law and by Article 10 hereof, the holders of the CN Exchangeable Shares, as such, shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 9
                             AMENDMENT AND APPROVAL

   Section 9.1 The rights, privileges, restrictions and conditions attaching to the CN Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the CN Exchangeable Shares given as hereinafter specified.

   Section 9.2 In addition to any other approval required by the CBCA or other applicable law, any approval given by the holders of the CN Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the CN Exchangeable Shares or any other matter requiring the approval or consent of the holders of the CN Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution (excluding any votes cast on such resolution in respect of CN Exchangeable Shares held by or on behalf of CN, Newco, NAR Subco or any of their respective Affiliates) at a meeting of holders of CN Exchangeable Shares duly called and held in accordance with the By-laws of the Corporation.

                                   ARTICLE 10

        RECIPROCAL CHANGES, ETC. IN RESPECT OF NEWCO COMMON SHARES

   Section 10.1 Each holder of a CN Exchangeable Share acknowledges that the Co-operation Agreement provides, in part, that Newco will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with section 9.2 of these share provisions:


                                     B2-11

   (a) issue or distribute Newco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newco Common Shares) to the holders of all or substantially all of the then outstanding Newco Common Shares by way of stock dividend or other distribution, other than an issue of Newco Common Shares to holders of Newco Common Shares who exercise an option to receive dividends in Newco Common Shares represented by Newco Stapled Units in lieu of receiving cash dividends;

   (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Newco Common Shares entitling them to subscribe for or to purchase Newco Common Shares and CN Voting Shares represented by Newco Stapled Units; or

   (c) issue or distribute to the holders of all or substantially all of the then outstanding Newco Common Shares:

     (i) shares or securities of Newco of any class other than Newco Common Shares;

     (ii) rights, options or warrants other than those referred to in section 10.1(b) above;

     (iii) evidences of indebtedness of Newco; or

     (iv) assets of Newco,

unless, in the case of paragraphs 10.1(a) and (b) above a corresponding issue or distribution of CN Exchangeable Shares and CN Voting Shares comprising CN Stapled Units or CN Rights complying with the requirements of paragraphs 3.1(b) or (c), as applicable, is made or, in the case of paragraph 10.1(c), the economic equivalent on a per share basis of such other shares or securities, rights, options, warrants, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the CN Exchangeable Shares or unless, in the case of a stock dividend payable in Newco Common Shares represented by Newco Stapled Units, in lieu of such a stock dividend the Corporation effects a corresponding and contemporaneous subdivision of the outstanding CN Exchangeable Shares and CN Voting Shares.

   Section 10.2 Each holder of a CN Exchangeable Share acknowledges that the Co-operation Agreement further provides, in part, that Newco will not without the prior approval of the Corporation and the prior approval of the holders of the CN Exchangeable Shares given in accordance with section 9.2 of these share provisions:

   (a) subdivide, redivide or change the then outstanding Newco Common Shares into a greater number of Newco Common Shares;

   (b) reduce, combine, consolidate or change the then outstanding Newco Common Shares into a lesser number of Newco Common Shares; or

   (c) reclassify or otherwise change the Newco Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Newco Common Shares,

unless the same in the case of paragraph (a) and (b) above or, in the case of paragraph (c) above, the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the CN Exchangeable Shares and the CN Voting Shares. The Co-operation Agreement further provides, in part, that the aforesaid provisions of the Co-operation Agreement shall not be changed without the approval of the holders of the CN Exchangeable Shares given in accordance with section 9.2 of these share provisions.

   Section 10.3 The Corporation shall not:

   (a) subdivide, redivide or change the then outstanding CN Exchangeable Shares into a greater number of CN Exchangeable Shares; or


                                     B2-12

   (b) reduce, combine, consolidate or change the then outstanding CN Exchangeable Shares into a lesser number of CN Exchangeable Shares;

unless the same change shall simultaneously be made to the CN Voting Shares.

                                   ARTICLE 11
            ACTIONS BY THE CORPORATION UNDER CO-OPERATION AGREEMENT

   Section 11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Newco, NAR Subco and the Corporation with all provisions of the Co-operation Agreement applicable to Newco, NAR Subco and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

                                   ARTICLE 12
                              LEGEND; CALL RIGHTS

   Section 12.1 The certificates evidencing the CN Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Co-operation Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights and exchange rights thereunder).

   Section 12.2 Each holder of a CN Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right and the Retraction Call Right, in each case, in favour of NAR Subco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction of CN Exchangeable Shares, as the case may be, and to be bound thereby in favour of NAR Subco as therein provided.

                                   ARTICLE 13
                              AUTOMATIC CONVERSION

   Section 13.1 Immediately upon the acquisition by NAR Subco or Newco of any CN Exchangeable Shares pursuant to any exercise of the Liquidation Call Right, the Exchange Right, the Retraction Call Right or the Automatic Exchange Rights, each CN Exchangeable Share so acquired shall automatically convert into and become, and shall be deemed for all purposes to have converted into and become, without any further act or formality, one (1) CN Non-voting Equity Share and any and all CN Stapled Unit certificates delivered in connection therewith shall be surrendered to the Corporation and CN shall issue to NAR Subco or Newco, as applicable, a certificate or certificates representing the CN Non-voting Equity Shares to which NAR Subco or Newco, as applicable, is entitled upon such conversion.

                                   ARTICLE 14
                              REDEMPTION AND SALE

   Section 14.1 The Corporation may for the purpose of enforcing the constraint imposed upon any voting shares pursuant to section 2 of Exhibit "I", redeem any CN Exchangeable Shares comprising CN Stapled Units which represent voting shares that are owned, or that the directors determine may be owned, by any person or persons contrary to such constraint, upon payment to the holder thereof of the sum of $0.01 per share plus the

                                     B2-13
net proceeds of sale, if any, from the reissue and sale of an equal number of CN Stapled Units representing CN Exchangeable Shares and CN Voting Shares. Such redemption, reissuance and sale shall be conducted in accordance with the procedures set forth in Part VI of the CBCA and Part VII of the CBCA Regulations, with necessary modifications, as if such provisions applied to the redemption, reissuance and sale of such CN Exchangeable Shares and the net proceeds of such reissuance and sale shall be remitted to the person or persons entitled thereto in accordance with such provisions.

                                   ARTICLE 15
                                    NOTICES

   Section 15.1 Any notice, request or other communication to be given to the Corporation by a holder of CN Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

   Section 15.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing CN Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction of CN Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by
the Corporation, in each case, addressed to the attention of          of the
Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

   Section 15.3 Any notice, request or other communication to be given to a holder of CN Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder of the corresponding CN Stapled Units recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of CN Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                     B2-14

                                   SCHEDULE A

                              NOTICE OF RETRACTION

To  Canadian National Railway Company ("CN")
  North American Railways, Inc. ("Newco")
  and
  [NAR Holdings Company] ("NAR Subco")

   This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the CN Exchangeable Shares of CN represented by this CN Stapled Unit certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

   The undersigned hereby notifies CN that, subject to the Retraction Call Right referred to below, the undersigned desires to have CN redeem in accordance with Article 6 of the Share Provisions:

  [_] all CN Exchangeable Share(s) represented by this CN Stapled Unit certificate; or

  [_]           CN Exchangeable Share(s) only.

   The undersigned hereby notifies CN that the Retraction Date shall be
         .

NOTE: The Retraction Date must be a Business Day and must not be less than 10
      Business Days nor more than 15 Business Days after the date upon which this notice is received by CN. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by CN.

   The undersigned acknowledges the overriding Retraction Call Right of NAR Subco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retractable Shares to NAR Subco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in section 6.3 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to NAR Subco may be revoked and withdrawn by the undersigned only by notice in writing given to CN at any time before the close of business on the Business Day immediately preceding the Retraction Date.

   The undersigned acknowledges that if, as a result of solvency provisions of applicable law, CN is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require NAR Subco to purchase the unredeemed Retracted Shares.

   The undersigned hereby represents and warrants to Newco, NAR Subco and CN that the undersigned:

     [_]is

       (select one)

     [_]is not

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

   The undersigned hereby represents and warrants to Newco, NAR Subco and CN that the undersigned has good title to, and owns, the share(s) represented by this CN Stapled Unit certificate to be acquired by NAR Subco or CN, as the case may be, free and clear of all liens, claims and encumbrances.


   (Date)           (Signature of Shareholder)             (Guarantee of Signature)

[_]Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of CN and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:

Name of Person in Whose Name Securities or Cheque(s)
Are to be Registered, Issued or Delivered (please print): ______________________

Street Address or P.O. Box: ____________________________________________________

Signature of Shareholder: ______________________________________________________

City, Province and Postal Code: ________________________________________________

Signature Guaranteed by: _______________________________________________________

NOTE: If this notice of retraction is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of CN represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of CN, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

                                  APPENDIX III

                          PROVISIONS ATTACHING TO THE
                        CN SPECIAL LIMITED VOTING SHARES

   The CN Special Limited Voting Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1. No Dividends Rights

   1.1 The holders of the CN Special Limited Voting Shares, as such, shall not be entitled to receive any dividends.

2. Dissolution

   2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary of involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Preference Shares, the CN Exchangeable Shares, the CN Voting Shares and of any other shares ranking senior to the CN Special Limited Voting Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up but before any amount shall be paid to or any assets distributed among the holders of CN Non-voting Equity Shares, or the holders of any other class of shares of the Corporation ranking subordinate to the CN Special Limited Voting Shares, the holder of the CN Special Limited Voting Shares shall be entitled to receive the sum of U.S.$0.05 per CN Special Limited Voting Share. After payment to the holders of the CN Special Limited Voting Shares of such amount, the holders of the CN Special Limited Voting Share shall not be entitled to share in any further distribution of the assets of the Corporation.

3. Limited Voting Rights

   3.1 The holders of the CN Special Limited Voting Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall be entitled to a number of votes equal, in the aggregate, to the Applicable Number (and equal, per CN Special Limited Voting Share, to the Applicable Number divided by the number of then outstanding CN Special Limited Voting Shares) at any such meeting and on any matter voted on at such meeting, except for meetings at which and matters on which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series. For these purposes, the Applicable Number shall be a number of votes equal to ten and one-tenth per cent (10.1%) of the total number of votes entitled to be cast by the holders of the outstanding CN Voting Shares and the holders of the CN Special Limited Voting Shares at such meeting and on such matter calculated in accordance with the following formula:

                AN  = Applicable Number
                NVS = Number of votes attached to outstanding CN Voting Shares


                      (0.101)
                AN  = (-----) multiplied by NVS
                      (0.899)


                                      B3-1

                                  APPENDIX IV

                          PROVISIONS ATTACHING TO THE
                          CN NON-VOTING EQUITY SHARES

   The CN Non-voting Equity Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1. Dividends

   1.1 Subject to the rights, privileges, restrictions and conditions attaching to the CN Exchangeable Shares, the Preference Shares and to the shares of any other class of the Corporation ranking prior to the CN Non-voting Equity Shares, the holders of the CN Non-voting Equity Shares shall be entitled, in the discretion of the directors, to receive, out of amounts applicable to the payment of dividends, any dividends declared and payable by the Corporation on the CN Non-voting Equity Shares.

2. Dissolution

   2.1 In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary of involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Preference Shares, the CN Exchangeable Shares, the CN Voting Shares, the CN Special Limited Voting Shares and any other shares ranking senior to the CN Non-voting Equity Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the CN Non-voting Equity Shares shall be entitled to receive the remaining assets of the Corporation and shall be entitled to share equally, share for share, in all distributions of such assets.

3. No Voting Rights

   3.1 Except as required by applicable law, the holders of the CN Non-voting Equity Shares, as such, shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                      B4-1

                                   APPENDIX V

                        AMENDMENTS TO THE BY-LAWS OF CN

   The English language version of By-Law No.1 of CN shall be amended as follows with a corresponding amendment to be made to the French language version:

1. Additional Definitions

   Section 1.1 of the By-Law is amended by inserting, in appropriate alphabetical order, the following additional defined terms:

   " "annual meeting of shareholders" means an annual meeting of shareholders entitled to vote to elect, and which is held to elect, the directors of the Corporation;

   "share certificate" includes a unit certificate representing voting shares and non-voting exchangeable preferred shares which may not be transferred, transmitted, alienated or otherwise disposed of separately except as provided in the articles;

   "voting shares" has the meaning ascribed to such term in the CN Commercialization Act and "voting shareholders" has a correlative meaning;"

2. Amendment to Definitions

   The definition of the term "articles" in section 1.1 of the By-Law shall be replaced with the following definition:

   " "articles" means the articles of arrangement attached to the certificate
of arrangement dated              of the Corporation as from time to time
amended or restated;"

3. References to Voting Shares

   Section 4.3 of the By-Law is amended by deleting the reference to "shareholders" in the third to last sentence thereof and replacing it with the term "voting shareholders". Section 4.4 of the By-Law is amended by deleting the reference to "shareholders" in such section and replacing it with the term "voting shareholders". Section 4.6 of the By-Law is amended by deleting the reference to "shareholders" in the second sentence thereof and replacing it with the term "voting shareholders".

                                      B5-1

                                  EXHIBIT "I"

1. Definitions

   1.1 For the purpose of this Exhibit "I", the following terms have the following meanings:

   "Act" means An Act to provide for the continuance of the Canadian National Railway Company under the Canada Business Corporations Act and for the issuance and sale of shares of the Company to the public, S.C. 1995, c.24 enacted on July 13, 1995;

   "Aggregate Votes" means the aggregate of the votes attached to all voting shares of the Corporation that may ordinarily be cast to elect directors of the Corporation;

   "associate" has the meaning set out in Section 6 of this Exhibit "I";

   "CBCA Regulations" means the Canada Business Corporations Regulations;

   "control" has the meaning set out in Section 7 of this Exhibit "I";

   "corporation" includes a body corporate, partnership and unincorporated organization;

   "Maximum Individual Holdings" means voting shares to which are attached fifteen percent (15%) of the Aggregate Votes;

   "Minister" means the Minister of Transport or such other member of the Queen's Privy Council for Canada as may be designated by the Governor in Council as the Minister for the purposes of the Act;

   "Ownership Rights" means, with respect to voting shares of the Corporation, all rights attaching thereto, including the rights to vote at any meeting of shareholders, to receive any dividends declared thereon by the Corporation, and to receive the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation (but does not include the right to receive proceeds of sale pursuant to Section 5 of this Exhibit "I");

   "person" includes an individual, corporation, government, government agency, trustee, executor, administrator and other legal representative; and

   "voting share" means a share of the Corporation carrying voting rights under all circumstances or under some circumstances that have occurred and are continuing, and includes a security currently convertible into such a share and currently exercisable options and rights to acquire such a share or such a convertible security.

   1.2 All terms used in this Exhibit "I" which are not defined in these Articles of Arrangement but are defined in the Act or the CBCA have the meaning ascribed thereto in the Act or the CBCA respectively, provided that in the event of any inconsistency between a definition contained in the Act and a definition contained in the CBCA, the definition contained in the Act shall prevail. Any provision of this Exhibit "I" which may be read in a manner that is inconsistent with the Act shall be read so as to be consistent therewith.

2. Constraints on Issue and Transfer

   The Corporation shall not:

   (a) accept any subscription for its voting shares;

   (b) issue any of its voting shares; or

   (c) register or otherwise recognize the transfer of any of its voting shares;

                                     BEX-1
if, as a result of such subscription, issue, transfer, purchase or acquisition, voting shares to which are attached more than fifteen percent (15%) of the Aggregate Votes are or would be held, beneficially owned or controlled, directly or indirectly, by any one person together with the associates of such person.

3. Constraints on Ownership Rights

   No person, together with his or her associates, shall hold, beneficially own or control, directly or indirectly, voting shares to which are attached more than fifteen (15%) of the Aggregate Votes. Subject to Subsections 4.1 and 4.2, the Corporation shall refuse to recognize all Ownership Rights that would otherwise be attached to any voting shares held, beneficially owned or controlled, directly or indirectly, in excess of the permitted Maximum Individual Holdings by any person, together with such person's associates.

4. Limitation on Voting Rights and dividend forfeiture

   4.1 Where the total number of voting shares held, beneficially owned or controlled, directly or indirectly, by any one person together with his or her associates exceeds the Maximum Individual Holdings, no person shall, in person or by proxy, exercise the voting rights attached to the voting shares held, beneficially owned or controlled, directly or indirectly, by such person or his or her associates. If the Corporation redeems, purchases for cancellation or otherwise acquires voting shares, and the result of such action is that any person and the associates of that person who, prior to such action, were not in contravention of the Maximum Individual Holdings are, after such action, in contravention, then, notwithstanding any other provision of this Exhibit "I", the sole consequence of such action to that person and the associates of that person, in respect of the voting shares of that person and of the associates of that person held, beneficially owned or controlled at the time of such action, shall be that the number of votes attached to those voting shares shall be reduced to a number that is the largest whole number of votes that may be attached to the voting shares which that person and the associates of that person could hold, beneficially own or control from time to time in accordance with the Maximum Individual Holdings.

   4.2 Where the total number of voting shares held, beneficially owned or controlled, directly or indirectly, by any one person together with his or her associates exceeds the Maximum Individual Holdings, the percentage of any and all dividends attributable to the percentage of voting shares exceeding the Maximum Individual Holding shall be forfeited including any cumulative dividend and the amount of dividend so forfeited shall not become payable thereafter to any person for any reason whatsoever provided that notwithstanding any other provision of this Exhibit "I":

   (a) the directors of the Corporation may determine to pay a dividend or to make any other distribution on voting shares that would otherwise be prohibited by any other provision of this Exhibit "I" where the contravention of the Maximum Individual Holdings that gave rise to the prohibition was inadvertent or of a technical nature or it would otherwise be inequitable not to pay the dividend or make the distribution; and

   (b) where a dividend has not been paid or any other distribution has not been made on voting shares of a person as a result of a directors' determination of a contravention of the Maximum Individual Holdings, the directors of the Corporation shall declare and pay the dividend or make the distribution to the relevant person if they subsequently determine that no such contravention occurred.

   4.3 Notwithstanding any other provision of this Exhibit "I", a contravention of the Maximum Individual Holdings shall have no consequences except those that are expressly provided for in this Exhibit "I". For greater certainty but without limiting the generally of the foregoing:

   (a) no transfer, issue or ownership of, and no title to, voting shares;

   (b) no resolution of shareholders; and

   (c) no act of the Corporation, including any transfer of property to or by the Corporation;

                                     BEX-2
shall be invalid or otherwise affected by any contravention of the Maximum Individual Holdings.

5. Sale of Constrained Shares

   Without limiting any of the provisions of this Exhibit "I" the Corporation (but subject to Subsection 4.1) may, for the purposes of enforcing any constraint imposed pursuant to Section 2 above, sell, as if it were the owner thereof, any voting shares that are owned, or that the directors determine may be owned, by any person or persons, contrary to such constraint. Such sale shall be conducted in accordance with the procedures set forth in Part VI of the CBCA and Part VII of the CBCA Regulations with necessary modifications, as if such provisions applied to the sale of such voting shares and the net proceeds of sale thereof shall be remitted to the person or persons entitled thereto in accordance with such provisions.

6. Associates

   6.1 For the purposes of this Exhibit "I", a person is an associate of another person if:

   (a) one is a corporation of which the other is an officer or director;

   (b) one is a corporation that is controlled by the other or by a group of persons of which the other is a member;

   (c) one is a partnership of which the other is a partner;

   (d) one is a trust of which the other is a trustee;

   (e) both are corporations controlled by the same person;

   (f) both are members of a voting trust that relates to voting shares;

   (g) both, in the reasonable opinion of the directors of the Corporation, are parties to an agreement or arrangement, a purpose of which is to require them to act in concert with respect to their interests, direct or indirect, in the Corporation or are otherwise acting in concert with respect to those interests; or

   (h) both are at the same time associates, within the meaning of any of paragraphs (a) to (g), of the same person.

   6.2 Notwithstanding Subsection 6.1, for the purposes of this section,

   (a) where a person who, but for this Subsection 6.2, would be an associate of another person submits to the Corporation a statutory declaration or such other declaration required by the directors stating that:

     (i) no voting shares held or to be held by the declarant are or will be, to the declarant's knowledge, held in the right of, for the use or benefit of or under the control of, any other person of which, but for this paragraph, the declarant would be an associate, and

     (ii) the declarant is not acting and will not act in concert with any such other person with respect to their interests, direct or indirect, in the Corporation,

  the declarant and that other person are not associates so long as the directors of the Corporation are satisfied that the statements in the declaration are being complied with and that there are no other reasonable grounds for disregarding the declaration;

   (b) two corporations are not associates pursuant to Subsection 6.1 by reason only that under Subsection 6.1 each is an associate of the same individual; and


                                     BEX-3

   (c) where it appears from the central securities register of the Corporation that any person holds, beneficially owns or controls voting shares to which are attached not more than the lesser of two one-hundredths of one percent of the votes that may ordinarily be cast to elect directors of the Corporation and five thousand such votes, that person is not an associate of anyone else and no one else is an associate of that person.

   6.3 For greater certainty, no person is presumed to be an associate of any other person for purposes of paragraph 8(4)(g) of the Act solely by reason that one of them has given the other the power to vote or direct the voting of voting shares at a meeting of the holders of the voting shares pursuant to a revocable proxy where the proxy is solicited solely by means of an information circular issued in a public solicitation of proxies that is made in respect of all voting shares and in accordance with applicable law.

7. Control

   For purposes of this Exhibit "I", "control" and any derivative thereof means control in any manner that results in control in fact, whether directly through the ownership of securities or indirectly through a trust, an agreement or arrangement, the ownership of any body corporate or otherwise, and, without limiting the generality of the foregoing:

   (a) a body corporate is controlled by a person if:

     (i) securities of the body corporate to which are attached more than fifty percent (50%) of the votes that may be cast to elect directors of the body corporate are held, otherwise than by way of security only, by or for the benefit of that person; and

     (ii) the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate; and

   (b) a partnership or unincorporated organization is controlled by a person if an ownership interest therein representing more than fifty percent (50%) of the assets of the partnership or organization is held, otherwise than by way of security only, by or for the benefit of that person.

8. Joint Ownership

   8.1 For the purposes of this Exhibit "I", where voting shares are held, beneficially owned or controlled by several persons jointly, the number of voting shares held, beneficially owned or controlled by any one such person shall include the number of voting shares held, beneficially owned or controlled jointly with such other persons.

9. Exceptions

   9.1 Nothing in this Exhibit "I" shall be construed to apply in respect of voting shares that:

   (a) are held by the Minister in trust for Her Majesty in right of Canada;

   (b) are held by one or more underwriters solely for the purpose of distributing the shares to the public or in connection therewith which shall include, without limitation, any voting shares acquired through the exercise of an over-allotment option or in stabilization transactions and, for the purposes of calculating the percentage of voting shares of the Corporation held, beneficially owned or controlled by any underwriter during the period of any distribution of share (such period not terminating for the purposes of this provision while any over-allotment option remains unexercised and unexpired), shall not include any shares owned or subject to acquisition by such underwriter which have at the time of such calculation been resold;

   (c) are held by any person that is acting in relation to the shares solely in its capacity as an intermediary in the payment of funds or the delivery of securities or both, in connection with trades in securities and that

                                     BEX-4
provides centralized facilities for the clearing of trades in securities, including, without limitation, intermediaries such as The Canadian Depositary for Securities Limited and the Depository Trust Company;

   (d) are held by way of security only; or

   (e) are held by any custodian, depositary or other agent appointed under an instalment receipt agreement or other agreement pursuant to which, among other things, voting shares are purchased on an instalment basis.

10. By-Laws

   10.1 Subject to the CBCA and the CBCA Regulations, the directors of the Corporation may make, amend or repeal any by-laws required to administer the constrained share provisions set out in these articles, including by-laws:

   (a) to determine the circumstances in which any declarations are required, their form and the times when they are to be furnished;

   (b) without limitation to paragraph (a), to require any person in whose name voting shares are registered to furnish a statutory declaration under the Canada Evidence Act declaring whether:

     (i) the shareholder is the beneficial owner of the voting shares or holds them for a beneficial owner; and

     (ii) the shareholder is an associate of any other shareholder,

   and declaring any further facts that the directors consider relevant; and

   (c) to require any person seeking to have a transfer of a voting share registered in his or her name or to have a voting share issued to him or her to furnish a declaration similar to the declaration a shareholder may be required to furnish under paragraph (a) or (b).

   10.2 Where a person is required to furnish a declaration pursuant to a by-law made under Subsection 10.1 the directors may refuse to register a transfer of a voting share in his or her name or to issue a voting share to him or her until that person has furnished the declaration.

11. Powers of Directors

   11.1 In the administration of this Exhibit "I", the directors of the Corporation shall enjoy, in addition to the powers set forth herein, all of the powers necessary or desirable, in their opinion, to carry out the intent and purpose hereof, including but not limited to all powers contemplated by the provisions relating to constrained share corporations in Part VI of the CBCA and Part VII of the CBCA Regulations, with necessary modifications, as if such provisions applied to the sale of voting shares.

   11.2 If the board of directors, acting in good faith, determines that any persons are parties to an agreement or arrangement, a purpose of which is to require them to act in concert with respect to their interest, direct or indirect, in voting shares, the board of directors shall be entitled to treat such persons as associates for the purposes hereof.

   11.3 In administering the provisions of this Exhibit "I" the directors of the Corporation may rely upon:

   (a) a statement made in a declaration referred to in Section 10;

   (b) the knowledge of a director, officer, employee or agent of the Corporation; and

   (c) the opinion of counsel to the Corporation or of other qualified advisors.


                                     BEX-5

   11.4 Wherever in this Exhibit "I" it is necessary to determine the opinion of the directors of the Corporation, such opinion shall be expressed and conclusively evidenced by a resolution of the directors of the Corporation duly adopted, including a resolution in writing executed pursuant to Section 117 of the CBCA.

12. No Claims

   Neither any shareholder of the Corporation nor any other interested person shall have any claim or action against any director or officer of the Corporation nor shall the Corporation have any claim or action against any director or officer of the Corporation arising out of any act (including any omission to act) performed pursuant to or in intended pursuance of the provisions of this Exhibit "I" or any breach or alleged breach of such provisions provided that the directors shall have acted honestly and in good faith.

13. Disclosure Required

   Each of the following documents issued or published by the Corporation shall indicate conspicuously the general nature of the constraints on issue, transfer and ownership of its voting shares contained herein:

   (a) certificate representing a voting share;

   (b) management proxy circular; and

   (c) prospectus, statement of material facts, registration statement or similar document.

                                     BEX-6

                                    ANNEX C

                       CANADIAN NATIONAL RAILWAY COMPANY
                      RESOLUTION OF THE CN SECURITYHOLDERS

BE IT RESOLVED THAT:

   1. The Arrangement (the "Arrangement") under section 192 of the Canada Business Corporations Act (the "CBCA") involving Canadian National Railway Company (the "Corporation"), as more particularly described and set forth in the Management Information Circular (the "Circular") of the Corporation accompanying the notice of this meeting (as the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

   2. The Plan of Arrangement (the "Plan of Arrangement") involving the Corporation, the full text of which is set forth in o of the Circular, (as the same may be or may have been amended) is hereby approved and adopted.

   3. Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders and optionholders of the Corporation, or that the Arrangement has been approved by the Quebec Superior Court, the directors of the Corporation are hereby authorized:

   (a) to amend the combination agreement (the "Combination Agreement") made as of December 18, 1999 between the Corporation, Burlington Northern Santa Fe Corporation ("BNSF") and North American Railways, Inc. ("Newco"), providing for a merger involving BNSF and Newco and the Arrangement, to the extent permitted by the Combination Agreement; and

   (b) to amend the Plan of Arrangement to the extent permitted by the Combination Agreement; and

   (c) not to proceed with the Arrangement at any time prior to the issue of a certificate of arrangement under the CBCA without the further approval of the shareholders and optionholders of the Corporation, but only if the Combination Agreement is terminated in accordance with Article Nine thereof.

   4. Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute, under the seal of the Corporation or otherwise, and to deliver articles of arrangement, and such other documents as are necessary or desirable, to the Director under the CBCA in accordance with the Combination Agreement for filing.

   5. Any officer or director of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed, under the seal of the Corporation or otherwise, and to deliver or cause to be delivered, all such other documents, agreements and instruments, and to perform or cause to be performed, all such other acts and things as in such officer's or director's opinion may be necessary or desirable to carry out the intent of the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument, or the doing of any such act or thing.

                                                                  EXECUTION COPY

                                    ANNEX D
                          BNSF STOCK OPTION AGREEMENT

   This STOCK OPTION AGREEMENT, dated as of December 18, 1999 (this "Agreement"), is between BURLINGTON NORTHERN SANTA FE CORPORATION, a Delaware corporation ("Issuer"), and CANADIAN NATIONAL RAILWAY COMPANY, a Canadian corporation ("Grantee").

                                    RECITALS

   A. The Combination Agreement. Prior to the entry into this Agreement and prior to the grant of the Option (as defined in Section 1(a)), Issuer, Grantee, NORTH AMERICAN RAILWAYS, INC., a Delaware corporation owned 50% by Issuer and 50% by Grantee ("Newco"), and Western Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Newco ("Merger Sub"), have entered into a Combination Agreement, dated as of the date of this Agreement (the "Combination Agreement"), pursuant to which Grantee and Issuer have agreed to effect certain transactions upon the terms and subject to the conditions set forth in the Combination Agreement.

   B. The Stock Option Agreement. As an inducement and condition to Grantee's willingness to enter into the Combination Agreement, and in consideration thereof, the board of directors of Issuer has approved the grant to Grantee of the Option pursuant to this Agreement and the acquisition of Common Stock (as defined below) by Grantee pursuant to this Agreement.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and in the Combination Agreement, the parties agree as follows:

    1. The Option. (a) Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms and conditions of this Agreement, up to 64,992,261 fully paid and nonassessable shares of common stock, par value $0.01 per share ("Common Stock"), of Issuer at a price per share in cash equal to the average of the closing price of Issuer's Common Stock on the New York Stock Exchange (as reported in The Wall Street Journal, New York City edition) on the five trading days ending on the last trading day preceding the Notice Date (as defined below) (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 12.5% of the shares of Common Stock issued and outstanding at the time of exercise (giving effect to the shares of Common Stock issued or issuable under the Option) (the "Maximum Applicable Percentage"). The number of shares of Common Stock purchasable upon exercise of the Option are subject to adjustment as set forth in this Agreement.

       (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the aggregate number of shares of Common Stock purchasable upon exercise of the Option (inclusive of shares, if any, previously purchased upon exercise of the Option) shall automatically be increased (without any further action on the part of Issuer or Grantee being necessary) so that, after such issuance, it equals the Maximum Applicable Percentage. No such increase shall affect the Option Price.

    2. Exercise; Closing. (a) Manner of Exercise; Termination. Grantee or any other person that shall become a holder of all or part of the Option in accordance with the terms of this Agreement (each such person being sometimes referred to in this Agreement as the "Holder") may exercise the Option, in whole or in part, by delivering a written notice thereof as provided in Section 2(d) within 18 months following the occurrence of a Triggering Event (as defined in Section 2(b)) unless prior to such Triggering Event either the Merger Effective Time or the Arrangement Effective Time (as such terms are defined in the Combination Agreement) shall have occurred or the Option shall have terminated in accordance with the following sentence. The Option shall terminate upon any of (i) the occurrence of either the Merger Effective Time or the Arrangement Effective Time,
    (ii) if no notice pursuant to the preceding sentence has been delivered prior thereto, the close of business on the day 18 months after the date that Grantee becomes entitled to receive the BNSF Termination Fee (as defined in the Combination Agreement) under Section 10.4(b) of the Combination Agreement, (iii) the performance of the CN Stock Option Agreement (as defined in the Combination Agreement) by Grantee or the right of Issuer to purchase shares of Grantee's common stock upon exercise of the option granted thereunder shall have been finally enjoined or held invalid by a court of competent jurisdiction or (iv) the execution of or the written agreement to enter into an agreement or series of agreements relating to a Business Combination Transaction (as defined below) with such Holder; provided, however, that in the event that any portion of the Option is held by any other person other than the Grantee in accordance with the terms of this Agreement, any termination pursuant to clause (iv) above shall only apply to such portion of the Option held by such Holder and shall not effect that portion of the Option held by the Grantee or such other persons, as the case may be. A "Business Combination Transaction" shall mean (i) a consolidation, exchange of shares or merger of a Holder with any Person and, in the case of a merger, in which the Holder shall not be the continuing or surviving corporation, (ii) any transaction (including, without limitation, a consolidation, exchange of shares or merger) in which the Holder shall be the continuing or surviving corporation but the then outstanding shares of capital stock of the Holder shall be changed into or exchanged for stock or other securities of the Holder or any other Person or cash or any other property or the capital stock of such Holder outstanding immediately before such transaction shall after such transaction represent less than 50% of the common shares and common share equivalents of such Holder outstanding immediately after the transaction or (iii) a sale, lease or other transfer of all or substantially all the assets of the Holder to any Person.

       (b) Triggering Event. A "Triggering Event" shall have occurred if the Combination Agreement is terminated and Grantee shall have become entitled to receive the BNSF Termination Fee pursuant to Section 10.4(b) of the Combination Agreement.

       (c) Notice of Triggering Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

       (d) Notice of Exercise by Grantee. If the Holder shall be entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is referred to in this Agreement as the "Notice Date") specifying (i) the total number of shares that the Holder will purchase pursuant to such exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (a "Closing"); provided, that if the Closing cannot be effected by reason of the application of any law or regulation, (x) the Holder or Issuer, as required, promptly after the giving of such notice shall file the required notice, report, filing or application for approval and shall expeditiously process the same and (y) the Closing Date shall be extended to not later than the tenth business day following the expiration or termination of the restriction imposed by such law. Each of the Holder and the Issuer agrees to use its reasonable best efforts to cooperate with and provide information to Issuer or Holder, as the case may be, for the purpose of any required notice, report, filing or application for approval.

       (e) Payment of Purchase Price. At each Closing, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option, in whole or in part.

       (f) Delivery of Common Stock. At such Closing, simultaneously with the payment of the purchase price by the Holder, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall be exercised in part only, a new Option evidencing the rights of the Holder to purchase the balance (as adjusted pursuant to Section 1(b)) of the shares of Common Stock then purchasable under this Agreement.

       (g) Restrictive Legend. Certificates for Common Stock delivered at a Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

       "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended."

       It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the "Securities Act"). In addition, such certificates shall bear any other legend as may be required by applicable law.

       (h) Ownership of Record; Tender of Purchase Price; Expenses. Upon the giving by the Holder to Issuer of a written notice of exercise referred to in Section 2(d) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not have been delivered to the Holder. Issuer shall pay all expenses, and any and all United States and Canadian federal, provincial, territorial, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

       (i) Effect of Statutory or Regulatory Restraints on Exercise. To the extent that, upon or following the giving by the Holder to Issuer of a written notice of exercise referred to in Section 2(d), Issuer is prohibited under applicable law or regulation from delivering to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder, Issuer shall immediately so notify the Holder in writing and thereafter deliver or cause to be delivered, from time to time, to the Holder the portion of the Option Shares that Issuer is no longer prohibited from delivering, within two business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of such prohibition, the Holder may, at any time after receipt of such notification from Issuer, revoke in writing its exercise notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder that portion of the Option Shares that Issuer is not prohibited from delivering pursuant to the time periods set forth in Section 2(d); and
    (ii) deliver to the Holder, as appropriate, with respect to the Option, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of giving the written notice of exercise referred to in Section 2(d). Notwithstanding anything to the contrary in this Agreement, the period for exercise of rights related to the Option set forth in Section 2(a) shall be extended, at the request of Holder, for a period not to exceed 180 days from the date that the Option would have terminated pursuant to Section 2(a) hereof or such shorter period necessary to permit the delivery of all the Option Shares subject to the exercise notice.

       (j) Conditions to Exercise. The obligation of the Issuer to effect the Closing shall be subject to the condition that the issuance of the Option Shares at the Closing shall not be prohibited by any law, regulation, injunction or order of any Governmental Entity (as defined in the Combination Agreement).

       (k) Waiver of Voting Rights. The Grantee agrees that it shall have no voting rights, and shall not exercise or permit to be exercised any voting rights in any circumstance, in respect of the Option or the Common Stock purchasable under the Option unless, until, and only to the extent that the Option has been exercised and Common Stock has been actually purchased thereunder.

     3. Covenants of Issuer. In addition to its other agreements and covenants in this Agreement, Issuer agrees:

       (a) Shares Reserved for Issuance. It will maintain, free from preemptive rights, sufficient authorized but unissued shares of Common Stock to issue the appropriate number of shares of Common Stock pursuant to the terms of this Agreement so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Issuer.

       (b) No Avoidance. It will not avoid or seek to avoid (whether by amendment of its constitutive documents or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed under this Agreement by Issuer.

       (c) Further Assurances. After the date of this Agreement, it will promptly take all actions as may from time to time be required (including (i) seeking any necessary governmental approval, exemption or other authorization, (ii) complying with all applicable premerger notification, reporting and waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iii) in the event that prior notice, report, filing or approval with respect to any Governmental Entity is necessary under any applicable foreign, United States or Canadian federal, provincial, territorial, state or local law before the Option may be exercised, cooperating fully with the Holder in preparing and processing the required applications or notices) in order to permit each Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise and to take all action necessary to protect the rights of the Holder against dilution.

       (d) Stock Exchange Listing. It will use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to the Option to be approved for listing (to the extent they are not already listed) on all securities exchanges on which shares of Common Stock of the Issuer are then listed, subject to official notice of issuance.

     4. Representations and Warranties of Issuer. Issuer represents and warrants to Grantee as follows:

       (a) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve, free from preemptive rights, and permit it to issue, sufficient authorized but unissued shares of Common Stock so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Issuer, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

     5. Adjustments. In addition to the adjustment to the total number of shares of Common Stock purchasable upon exercise of the Option pursuant to
  Section 1(b), the total number of shares of Common

  Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

       (a) In the event of any change in the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise of the Option, shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) any Holder shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that such Holder would have received in respect of the shares of Common Stock purchasable upon exercise of the Option if the Option had been exercised and such shares of Common Stock had been issued to such Holder immediately prior to such event or the record date therefor, as applicable and (ii) in the event any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock purchasable upon exercise of the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), the number of shares so purchasable equals the Maximum Applicable Percentage of the number of shares of Common Stock issued and outstanding immediately after the consummation of such change. If any such change in the outstanding shares of Common Stock occurs at any time on or after the first trading day included in the calculation of the Option Price and prior to the Closing, equitable adjustment shall be made to the Option Price to reflect the effect of such changes.

       (b) Without limiting the parties' relative rights and obligations under the Combination Agreement, in the event that Issuer enters into an agreement or arrangement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or
    (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of the Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer or the record date therefor, as applicable and make any other necessary adjustments.

    6. Registration. (a) Upon the occurrence of a Triggering Event, Issuer shall, at the request of a Holder, as promptly as practicable prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by such Holder; provided, however, that Issuer may suspend filing of or maintaining the effectiveness of a registration statement relating to a registration request by a Holder under this Section 6 for a period of time (not in excess of 60 days in the aggregate) if in its judgment such filing of such registration statement or the maintenance of its effectiveness would require the disclosure of nonpublic information that Issuer has a good faith business purpose for preserving as confidential. Subject to the foregoing, Issuer will use its reasonable best efforts to cause such registration statement to become effective as soon as practicable. In connection with any such registration, Issuer and the Holder requesting such registration shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Issuer in respect of representations, warranties, indemnities, contribution and other agreements customarily made by issuers in such underwriting agreements.

       (b) In the event that such Holder so requests, the closing of the sale or other disposition of the Common Stock or other securities pursuant to a registration statement filed pursuant to Section 6(a) shall occur substantially simultaneously with the exercise of the Option.

       (c) Any registration statement prepared and filed under this Section 6 and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of the Holder's counsel related thereto. In connection with any registration pursuant to this Section 6, Issuer and such Holder will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

     7. Extension of Exercise Periods. The periods for exercise of certain rights under Section 2 shall be extended in each such case at the request of the Holder to the extent necessary to avoid liability by the Holder under Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)"), by reason of such exercise.

     8. Assignment. Neither party may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party. Any attempted assignment in contravention of the preceding sentence shall be null and void.

     9. Filings; Other Actions. The parties hereto will use their reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

     10. Specific Performance. The parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be specifically enforceable through injunctive or other equitable relief.

     11. Severability. The provisions of this Agreement, the Combination Agreement and any other agreement contemplated by the Combination Agreement shall be deemed severable and the invalidity or unenforceability of any provision of this Agreement, the Combination Agreement or any other agreement contemplated by the Combination Agreement shall not affect the validity or enforceability of the other provisions of this Agreement or any provisions of such other agreement. Without limiting the generality of the foregoing, the invalidity or unenforceability of any provision of any such other agreement shall not affect the validity or enforceability of any provision of this Agreement. If any provision of this Agreement or any such other agreement or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement or any such other agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. If for any reason a Governmental Entity determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) of this

  Agreement (as adjusted pursuant to Sections 1(b) and 5 of this Agreement), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification of this Agreement or any other agreement executed or to be executed in connection herewith.

     12. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given,
  (i) when sent, if sent by facsimile, provided that a copy of the facsimile is promptly sent by U.S. mail and confirmation of receipt has been delivered (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via an international courier service and, in each case at the respective addresses of the parties set forth in the Combination Agreement.

     13. Expenses. Except as otherwise expressly provided in this Agreement or in the Combination Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

     14. Entire Agreement. This Agreement, the Confidentiality Agreement (as defined in the Combination Agreement) and the Combination Agreement (including any other exhibits thereto and the ancillary agreements contemplated thereby) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer upon any person or entity, other than the parties to this Agreement, and their respective successors and permitted assigns, any rights or remedies under this Agreement.

     15. Governing Law and Venue; Waiver of Jury Trial.

       (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflict of law principles thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of both the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") and the Quebec Superior Court located in Montreal, Quebec (the "Quebec Court") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement, waive any objection to the laying of venue of any such litigation in the Delaware Courts or the Quebec Court and agree not to plead or claim in any Delaware Court or the Quebec Court that such litigation brought therein has been brought in an inconvenient forum; provided, however, that the parties agree that any proceedings in the Quebec Court arising out of or relating to this Agreement and the transactions contemplated by this Agreement shall be conducted in English and all written documents relating to any such proceedings shall be written in English.

       (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY

    UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

     16. U.S. Dollars. All amounts paid or payable hereunder, and all prices referenced hereunder, shall be in United States Dollars.

     17. Effectiveness. This Agreement shall not be effective until, but shall become effective automatically immediately, without any action on the part of Issuer, Grantee or any Holder, when, the Reciprocating Event (as defined below) occurs. The "Reciprocating Event" shall mean the approval by The Toronto Stock Exchange of both (i) the grant of the option granted to Issuer by Grantee under the CN Stock Option Agreement and (ii) the issuance of the shares of Grantee's common stock issuable thereunder.

     18. Captions. The Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties as of the day and year first written above.

                                   BURLINGTON NORTHERN SANTA FE CORPORATION

                                   By: /s/ Robert D. Krebs
                                      -----------------------------------------
                                      Name: Robert D. Krebs
                                      Title: Chairman and Chief Executive
                                      Officer

                                   CANADIAN NATIONAL RAILWAY COMPANY

                                   By: /s/ Paul M. Tellier
                                      -----------------------------------------
                                      Name: Paul M. Tellier
                                      Title: President and Chief Executive
                                      Officer

                                                                  EXECUTION COPY
                                    ANNEX E

                           CN STOCK OPTION AGREEMENT

   This STOCK OPTION AGREEMENT, dated as of December 18, 1999 (this "Agreement"), is between CANADIAN NATIONAL RAILWAY COMPANY, a Canadian corporation ("Issuer"), and BURLINGTON NORTHERN SANTA FE CORPORATION, a Delaware corporation ("Grantee").

                                    RECITALS

   A. The Combination Agreement. Prior to the entry into this Agreement and prior to the grant of the Option (as defined in Section 1(a)), Issuer, Grantee, NORTH AMERICAN RAILWAYS, INC., a Delaware corporation owned 50% by Issuer and 50% by Grantee ("Newco"), and Western Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Newco ("Merger Sub"), have entered into a Combination Agreement, dated as of the date of this Agreement (the "Combination Agreement"), pursuant to which Grantee and Issuer have agreed to effect certain transactions upon the terms and subject to the conditions set forth in the Combination Agreement.

   B. The Stock Option Agreement. As an inducement and condition to Grantee's willingness to enter into the Combination Agreement, and in consideration thereof, the board of directors of Issuer has approved the grant to Grantee of the Option pursuant to this Agreement and the acquisition of Common Stock (as defined below) by Grantee pursuant to this Agreement.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and in the Combination Agreement, the parties agree as follows:

   1. The Option. (a) Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms and conditions of this Agreement, up to 28,895,812 fully paid and nonassessable common shares in the capital of Issuer ("Common Stock"), of Issuer at a price per share in cash equal to the average of the closing price of Issuer's Common Stock on the New York Stock Exchange (as reported in The Wall Street Journal, New York City edition) on the five trading days ending on the last trading day preceding the Notice Date (as defined below) (the "Option Price"); provided, however, that in no event shall the number of shares for which the Option is exercisable exceed 12.5% of the shares of Common Stock issued and outstanding at the time of exercise (giving effect to the shares of Common Stock issued or issuable under the Option) (the "Maximum Applicable Percentage"). The number of shares of Common Stock purchasable upon exercise of the Option are subject to adjustment as set forth in this Agreement.

   (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the aggregate number of shares of Common Stock purchasable upon exercise of the Option (inclusive of shares, if any, previously purchased upon exercise of the Option) shall automatically be increased (without any further action on the part of Issuer or Grantee being necessary) so that, after such issuance, it equals the Maximum Applicable Percentage. No such increase shall affect the Option Price.

   2. Exercise; Closing. (a) Manner of Exercise; Termination. Grantee or any other person that shall become a holder of all or part of the Option in accordance with the terms of this Agreement (each such person being sometimes referred to in this Agreement as the "Holder") may exercise the Option, in whole or in part, by delivering a written notice thereof as provided in Section 2(d) within 18 months following the occurrence of a Triggering Event (as defined in Section 2(b)) unless prior to such Triggering Event either the Merger Effective Time or the Arrangement Effective Time (as such terms are defined in the Combination Agreement) shall have occurred or the Option shall have terminated in accordance with the following sentence. The Option shall terminate upon any of (i) the occurrence of either the Merger Effective Time or the Arrangement Effective Time, (ii) if no notice pursuant to the preceding sentence has been delivered prior thereto, the close of business on the day 18 months after the date that Grantee becomes entitled to receive the CN Termination Fee (as defined in the Combination Agreement) under Section 10.4(c) of the Combination Agreement, (iii) the performance of the BNSF Stock Option Agreement (as defined in the Combination Agreement) by Grantee or the right of Issuer to purchase shares of Grantee's common stock upon exercise of the option granted thereunder shall have been finally enjoined or held invalid by a court of competent jurisdiction or (iv) the execution of or the written agreement to enter into an agreement or series of agreements relating to a Business Combination Transaction (as defined below) with such Holder; provided, however, that in the event that any portion of the Option is held by any other person other than the Grantee in accordance with the terms of this Agreement, any termination pursuant to clause (iv) above shall only apply to such portion of the Option held by such Holder and shall not effect that portion of the Option held by the Grantee or such other persons, as the case may be. A "Business Combination Transaction" shall mean (i) a consolidation, exchange of shares or merger of a Holder with any Person and, in the case of a merger, in which the Holder shall not be the continuing or surviving corporation, (ii) any transaction (including, without limitation, a consolidation, exchange of shares or merger) in which the Holder shall be the continuing or surviving corporation but the then outstanding shares of capital stock of the Holder shall be changed into or exchanged for stock or other securities of the Holder or any other Person or cash or any other property or the capital stock of such Holder outstanding immediately before such transaction shall after such transaction represent less than 50% of the common shares and common share equivalents of such Holder outstanding immediately after the transaction or (iii) a sale, lease or other transfer of all or substantially all the assets of the Holder to any Person.

   (b) Triggering Event. A "Triggering Event" shall have occurred if the Combination Agreement is terminated and Grantee shall have become entitled to receive the CN Termination Fee pursuant to Section 10.4(c) of the Combination Agreement.

   (c) Notice of Triggering Event by Issuer. Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

   (d) Notice of Exercise by Grantee. If the Holder shall be entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is referred to in this Agreement as the "Notice Date") specifying
(i) the total number of shares that the Holder will purchase pursuant to such exercise and (ii) a place and date (a "Closing Date") not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (a "Closing"); provided, that if the Closing cannot be effected by reason of the application of any law or regulation, (x) the Holder or Issuer, as required, promptly after the giving of such notice shall file the required notice, report, filing or application for approval and shall expeditiously process the same and (y) the Closing Date shall be extended to not later than the tenth business day following the expiration or termination of the restriction imposed by such law. Each of the Holder and the Issuer agrees to use its reasonable best efforts to cooperate with and provide information to Issuer or Holder, as the case may be, for the purpose of any required notice, report, filing or application for approval.

   (e) Payment of Purchase Price. At each Closing, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Issuer; provided, that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option, in whole or in part.

   (f) Delivery of Common Stock. At such Closing, simultaneously with the payment of the purchase price by the Holder, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option shall be exercised in part only, a new Option evidencing the rights of the Holder to purchase the balance (as adjusted pursuant to Section 1(b)) of the shares of Common Stock then purchasable under this Agreement.

   (g) Restrictive Legend. Certificates for Common Stock delivered at a Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

   "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and the applicable Canadian securities laws."

   It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission, or a written opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of either the Securities Act of 1933, as amended (the "Securities Act") or the applicable Canadian securities laws. In addition, such certificates shall bear any other legend as may be required by applicable law.

   (h) Ownership of Record; Tender of Purchase Price; Expenses. Upon the giving by the Holder to Issuer of a written notice of exercise referred to in Section 2(d) and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not have been delivered to the Holder. Issuer shall pay all expenses, and any and all United States and Canadian federal, provincial, territorial, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

   (i) Effect of Statutory or Regulatory Restraints on Exercise. To the extent that, upon or following the giving by the Holder to Issuer of a written notice of exercise referred to in Section 2(d), Issuer is prohibited under applicable law or regulation from delivering to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder, Issuer shall immediately so notify the Holder in writing and thereafter deliver or cause to be delivered, from time to time, to the Holder the portion of the Option Shares that Issuer is no longer prohibited from delivering, within two business days after the date on which it is no longer so prohibited; provided, however, that upon notification by Issuer in writing of such prohibition, the Holder may, at any time after receipt of such notification from Issuer, revoke in writing its exercise notice, whether in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder that portion of the Option Shares that Issuer is not prohibited from delivering pursuant to the time periods set forth in Section 2(d); and
(ii) deliver to the Holder, as appropriate, with respect to the Option, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of giving the written notice of exercise referred to in Section 2(d). Notwithstanding anything to the contrary in this Agreement, the period for exercise of rights related to the Option set forth in
Section 2(a) shall be extended, at the request of Holder, for a period not to exceed 180 days from the date that the Option would have terminated pursuant to
Section 2(a) hereof or such shorter period necessary to permit the delivery of all the Option Shares subject to the exercise notice.

   (j) Conditions to Exercise. The obligation of the Issuer to effect the Closing shall be subject to the following conditions:

     (a) all regulatory approvals required of the Issuer in connection with the issuance of the Option Shares hereunder shall have been obtained, including that the grant of the Option and the issuance of the Option Shares shall have been approved by The Toronto Stock Exchange; and

     (b) the issuance of the Option Shares at the Closing shall not be prohibited by any law, regulation, injunction or order of any Governmental Entity (as defined in the Combination Agreement).

   (k) Waiver of Voting Rights. The Grantee agrees that it shall have no voting rights, and shall not exercise or permit to be exercised any voting rights in any circumstance, in respect of the Option or the Common Stock purchasable under the Option unless, until, and only to the extent that the Option has been exercised and Common Stock has actually been purchased thereunder.

   3. Covenants of Issuer. In addition to its other agreements and covenants in this Agreement, Issuer agrees:

   (a) Shares Reserved for Issuance. It will maintain, free from preemptive rights, sufficient authorized but unissued shares of Common Stock to issue the appropriate number of shares of Common Stock pursuant to the terms of this Agreement so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Issuer.

   (b) No Avoidance. It will not avoid or seek to avoid (whether by amendment of its constitutive documents or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed under this Agreement by Issuer.

   (c) Further Assurances. After the date of this Agreement, it will promptly take all actions as may from time to time be required (including (i) seeking any necessary governmental approval, exemption or other authorization, (ii) complying with all applicable premerger notification, reporting and waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (iii) in the event that prior notice, report, filing or approval with respect to any Governmental Entity is necessary under any applicable foreign, United States or Canadian federal, provincial, territorial, state or local law before the Option may be exercised, cooperating fully with the Holder in preparing and processing the required applications or notices) in order to permit each Holder to exercise the Option and purchase shares of Common Stock pursuant to such exercise and to take all action necessary to protect the rights of the Holder against dilution.

   (d) Stock Exchange Listing. It will use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to the Option to be approved for listing (to the extent they are not already listed) on all securities exchanges on which shares of Common Stock of the Issuer are then listed, subject to official notice of issuance.

   4. Representations and Warranties of Issuer. Issuer represents and warrants to Grantee as follows:

   (a) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve, free from preemptive rights, and permit it to issue, sufficient authorized but unissued shares of Common Stock so that the Option may be fully exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Stock from Issuer, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

   5. Adjustments. In addition to the adjustment to the total number of shares of Common Stock purchasable upon exercise of the Option pursuant to Section 1(b), the total number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

   (a) In the event of any change in the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise of the Option, shall be appropriately adjusted, and proper provision shall be made in the agreements governing any such transaction, so that (i) any Holder shall receive upon exercise of the Option the number and class of shares, other securities, property or cash that such Holder would have received in respect of the shares of Common Stock purchasable upon exercise of the Option if the Option had been exercised and such shares of Common Stock had been issued to such Holder immediately prior to such event or the record date therefor, as applicable and
(ii) in the event any additional shares of Common Stock are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock purchasable upon exercise of the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), the number of shares so purchasable equals the Maximum Applicable Percentage of the number of shares of Common Stock issued and outstanding immediately after the consummation of such change. If any such change in the outstanding shares of Common Stock occurs at any time on or after the first trading day included in the calculation of the Option Price and prior to the Closing, equitable adjustment shall be made to the Option Price to reflect the effect of such change.

   (b) Without limiting the parties' relative rights and obligations under the Combination Agreement, in the event that Issuer enters into an agreement or arrangement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the shares of Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of the Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale or transfer or the record date therefor, as applicable and make any other necessary adjustments.

   6. Registration. (a) Upon the occurrence of a Triggering Event, Issuer shall, at the request of a Holder, as promptly as practicable prepare, file and keep current a shelf registration statement under the Securities Act covering any or all shares issued and issuable pursuant to the Option and shall use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of the Option ("Option Shares") in accordance with any plan of disposition requested by such Holder; provided, however, that Issuer may suspend filing of or maintaining the effectiveness of a registration statement relating to a registration request by a Holder under this Section 6 for a period of time (not in excess of 60 days in the aggregate) if in its judgment such filing of such registration statement or the maintenance of its effectiveness would require the disclosure of nonpublic information that Issuer has a good faith business purpose for preserving as confidential. Subject to the foregoing, Issuer will use its reasonable best efforts to cause such registration statement to become effective as soon as practicable. In connection with any such registration, Issuer and the Holder requesting such registration shall provide each other with representations, warranties, indemnities and other agreements customarily given in connection with such registrations. If requested by such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating Issuer in respect of representations, warranties, indemnities, contribution and other agreements customarily made by issuers in such underwriting agreements.

   (b) In the event that such Holder so requests, the closing of the sale or other disposition of the Common Stock or other securities pursuant to a registration statement filed pursuant to Section 6(a) shall occur substantially simultaneously with the exercise of the Option.

   (c) Any registration statement prepared and filed under this Section 6 and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of the Holder's counsel related thereto. In connection with any registration pursuant to this Section 6, Issuer and such Holder will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

   7. Extension of Exercise Periods. The periods for exercise of certain rights under Section 2 shall be extended in each such case at the request of the Holder to the extent necessary to avoid liability by the Holder under Section 16(b) of the Securities Exchange Act of 1934, as amended ("Section 16(b)"), by reason of such exercise.

   8. Assignment. Neither party may assign any of its rights or obligations under this Agreement or the Option to any other person without the express written consent of the other party. Any attempted assignment in contravention of the preceding sentence shall be null and void.

   9. Filings; Other Actions. The parties hereto will use their reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

   10. Specific Performance. The parties acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party and that the obligations of the parties shall be specifically enforceable through injunctive or other equitable relief.

   11. Severability. The provisions of this Agreement, the Combination Agreement and any other agreement contemplated by the Combination Agreement shall be deemed severable and the invalidity or unenforceability of any provision of this Agreement, the Combination Agreement or any other agreement contemplated by the Combination Agreement shall not affect the validity or enforceability of the other provisions of this Agreement or any provisions of such other agreement. Without limiting the generality of the foregoing, the invalidity or unenforceability of any provision of any such other agreement shall not affect the validity or enforceability of any provision of this Agreement. If any provision of this Agreement or any such other agreement or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement or any such other agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. If for any reason a Governmental Entity determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) of this Agreement (as adjusted pursuant to Sections 1(b) and 5 of this Agreement), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification of this Agreement or any other agreement executed or to be executed in connection herewith.

   12. Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when sent, if sent by facsimile, provided that a copy of the facsimile is promptly sent by U.S. mail and confirmation of receipt has been delivered (ii) when delivered, if delivered personally to the intended recipient, and (iii) one business day later, if sent by overnight delivery via an international courier service and, in each case at the respective addresses of the parties set forth in the Combination Agreement.

   13. Expenses. Except as otherwise expressly provided in this Agreement or in the Combination Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expense, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

   14. Entire Agreement. This Agreement, the Confidentiality Agreement (as defined in the Combination Agreement) and the Combination Agreement (including any other exhibits thereto and the ancillary agreements contemplated thereby) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer upon any person or entity, other than the parties to this Agreement, and their respective successors and permitted assigns, any rights or remedies under this Agreement.

   15. Governing Law and Venue; Waiver of Jury Trial.

   (a) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflict of law principles thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of both the courts of the State of Delaware and of the United States of America located in Wilmington, Delaware (the "Delaware Courts") and the Quebec Superior Court located in Montreal, Quebec (the "Quebec Court") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement, waive any objection to the laying of venue of any such litigation in the Delaware Courts or the Quebec Court and agree not to plead or claim in any Delaware Court or the Quebec Court that such litigation brought therein has been brought in an inconvenient forum; provided, however, that the parties agree that any proceedings in the Quebec Court arising out of or relating to this Agreement and the transactions contemplated by this Agreement shall be conducted in English and all written documents relating to any such proceedings shall be written in English.

   (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 15.

   16. U.S. Dollars. All amounts paid or payable hereunder, and all prices referenced hereunder, shall be in United States Dollars.

   17. Captions. The Section and paragraph captions in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties as of the day and year first written above.

                                   CANADIAN NATIONAL RAILWAY COMPANY

                                   By: /s/ Paul M. Tellier
                                   --------------------------------------------
                                   Name:Paul M. Tellier
                                   Title:President and Chief Executive Officer

                                   BURLINGTON NORTHERN SANTA FE CORPORATION

                                   By: /s/ Robert D. Krebs
                                   --------------------------------------------
                                   Name:Robert D. Krebs
                                   Title:Chairman and Chief Executive Officer

                                    ANNEX F

                                                               December 18, 1999

Board of Directors
Canadian National Railway Company
935 de La Gauchetiere Street West
Montreal, Quebec, Canada H3B 2M9

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of common shares (the "Northern Common Shares") in the capital of Canadian National Railway Company ("Northern") of the Exchange Ratio (as defined below) in the proposed transaction (the "Proposed Transaction") between Burlington Northern Santa Fe Corporation ("Western") and Northern contemplated by the Combination Agreement (the "Agreement") to be entered into by and among Northern, Western, North American Railways, Inc. ("Newco") and Western Merger Sub, Inc. ("Merger Sub") and the Plan of Arrangement for Northern (including its appendices, the "Plan of Arrangement") attached as an exhibit to the Agreement.

   As more specifically set forth in the Agreement and the Plan of Arrangement, in the Proposed Transaction (a) each issued and outstanding Northern Common Share not owned by any holder who has exercised rights of dissent will be exchanged for 1.05 (the "Exchange Ratio") units ("Northern Units"), each consisting of one non-voting exchangeable preferred share of Northern having the rights, privileges, restrictions and conditions set forth in Appendix II to the Plan of Arrangement ("Northern Exchangeable Shares") and one voting share of Northern having the rights, privileges, restrictions and conditions set forth in Appendix I to the Plan of Arrangement ("Northern Voting Shares") and
(b) each issued and outstanding share of common stock, par value $0.01 per share (the "Western Common Stock"), of Western not owned by Western or any subsidiary of Western will be converted into one unit (a "Newco Stapled Unit") consisting of one share of common stock, par value $0.01 per share (the "Newco Common Stock"), of Newco and one Northern Voting Share. The shares comprising each Newco Stapled Unit will be inseparable and will trade together and, except as set forth in the Plan of Arrangement, the shares comprising each Northern Unit will be inseparable and will trade together. In the Proposed Transaction, holders of Northern Common Shares who are residents of Canada may elect, and holders of Northern Common Shares who are not residents of Canada shall be deemed to elect, unless they expressly elect otherwise, to exchange the Northern Exchangeable Shares included in the Northern Units for a like number of shares of Newco Common Stock, thereby resulting in the effective exchange of their Northern Units for Newco Stapled Units on a one-for-one basis.

   In arriving at our opinion, we reviewed a draft of the Agreement dated December 16, 1999 and drafts of certain of the exhibits to the Agreement (including a draft of the Plan of Arrangement dated December 9, 1999) and held discussions with certain senior officers, directors and other representatives and advisors of Northern and certain senior officers and other representatives and advisors of Western concerning the businesses, operations and prospects of Northern and Western. We examined certain publicly available business and financial information relating to Northern and Western as well as certain financial forecasts and other information and data for Northern and Western which were provided to or otherwise discussed with us by the managements of Northern and Western, including information relating to certain strategic implications and operational benefits anticipated to result from the Proposed Transaction. We reviewed the financial terms of the Proposed Transaction as set forth in the Agreement and the Plan of Arrangement in relation to, among other things: current and historical market prices and trading volumes of Northern Common Shares and Western Common Stock; the historical and projected earnings and other operating data of Northern and Western; and the capitalization and financial condition of Northern and Western. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected that we considered relevant in evaluating the Proposed Transaction and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Northern and Western. We also evaluated the pro forma financial impact of the Proposed Transaction on Northern and Western. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

   In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us and have further relied upon the assurances of management of Northern that they are not aware of any facts that would make any of such information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of Northern and Western that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Northern and Western as to the future financial performance of Northern and Western and the strategic implications and operational benefits anticipated to result from the Proposed Transaction. We express no view with respect to such forecasts and other information and data or the assumptions on which they were based. We have assumed, with your consent, that such operational benefits will be achieved. We have further assumed that no restrictions imposed in the course of obtaining, and that no delay in obtaining, the necessary regulatory and governmental approvals, including approval of the United States Surface Transportation Board, for the Proposed Transaction will have a material adverse effect on the strategic implications and operational benefits expected to be achieved as a result of the Proposed Transaction. We have assumed, with your consent, that the Proposed Transaction will have the tax and accounting consequences described in discussions with, and materials furnished to us by, representatives of Northern and Western. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Northern or Western nor have we made any physical inspection of the properties or assets of Northern or Western. Representatives of Northern have advised us, and we have assumed, that the final terms of the Agreement and the Plan of Arrangement will not vary materially from those set forth in the drafts reviewed by us. We have further assumed that the Proposed Transaction will be consummated in accordance with the terms of the Agreement, without waiver of any of the conditions precedent to the Proposed Transaction contained in the Agreement.

   Our opinion, as set forth herein, relates to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Northern Common Shares. We are not expressing any opinion as to what the value of the Newco Stapled Units, the Northern Units, the Northern Voting Shares, the Northern Exchangeable Shares or the Newco Common Stock will be when issued in connection with the Proposed Transaction or the price at which any securities of any of the parties will trade subsequent to the announcement or completion of the Proposed Transaction. We were not requested to, and we did not, solicit third party indications of interest in a possible business combination with Northern, nor were we requested to consider, and our opinion does not address, the relative merits of the Proposed Transaction as compared to any alternative business strategies that might exist for Northern or the effect of any other transaction in which Northern might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

   Salomon Smith Barney Inc. is acting as financial advisor to Northern in connection with the Proposed Transaction and will receive a fee for such services, a significant portion of which is contingent upon consummation of the Proposed Transaction. We have in the past provided, and are currently providing, investment banking services to Northern and have in the past provided investment banking services to Western unrelated to the Proposed Transaction, for which services we have received and will receive compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Northern and Western for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Northern, Western and their respective affiliates.

   Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Northern in its evaluation of the Proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation of the Proposed Transaction to Northern or a recommendation to any stockholder as to how such stockholder should vote on any matters relating the Proposed Transaction or as to whether any stockholder should elect to exchange Northern Exchangeable Shares for Newco Common Stock.

   Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Northern Common Shares.

                                             Very truly yours,

                                             /s/ Salomon Smith Barney Inc.

                                             SALOMON SMITH BARNEY INC.

                                    ANNEX G

                                                               December 18, 1999

Board of Directors
Canadian National Railway Company
935 de La Gauchetiere Street West
Montreal, Quebec H3B 2M9

Members of the Board:

   You have requested our opinion as to the fairness, from a financial point of view, to the holders of common shares (the "CNR Common Shares") of Canadian National Railway Company ("CNR") of the Exchange Ratio (as defined below) in the proposed transaction (the "Proposed Transaction") between Burlington Northern Santa Fe Corporation ("BNSF") and CNR contemplated by the Combination Agreement (the "Agreement") to be entered into by and among CNR, BNSF, North American Railways, Inc. ("NARI") and a special purpose wholly-owned subsidiary of NARI, and the Plan of Arrangement for CNR (including its appendices, the "Plan of Arrangement") attached as an exhibit to the Agreement.

   As more specifically set forth in the Agreement and the Plan of Arrangement, in the Proposed Transaction (a) each issued and outstanding CNR Common Share not owned by any holder who has exercised rights of dissent will be exchanged for 1.05 (the "Exchange Ratio") units ("CNR Units"), each consisting of one non-voting exchangeable preferred share of CNR having the rights, privileges, restrictions and conditions set forth in Appendix II to the Plan of Arrangement ("CNR Exchangeable Shares") and one voting share of CNR having the rights, privileges, restrictions and conditions set forth in Appendix I to the Plan of Arrangement ("CNR Voting Shares") and (b) each issued and outstanding share of common stock, par value $0.01 per share (the "BNSF Common Stock"), of BNSF not owned by BNSF or any subsidiary of BNSF will be converted into one unit (a "NARI Unit") consisting of one share of common stock, par value $0.01 per share (the "NARI Common Stock"), of NARI and one CNR Voting Share. The shares comprising each NARI Unit will be inseparable and will trade together and, except as set forth in the Plan of Arrangement, the shares comprising each CNR Unit will be inseparable and will trade together. In the Proposed Transaction, holders of CNR Common Shares who are residents of Canada may elect, and holders of CNR Common Shares who are not residents of Canada shall, unless they expressly elect otherwise, be deemed to elect, to exchange the CNR Exchangeable Shares included in the CNR Units for a like number of shares of NARI Common Stock, thereby resulting in the effective exchange of their CNR Units for NARI Units on a one-for-one basis.

   In arriving at our opinion, we reviewed a draft of the Agreement dated December 16, 1999 and drafts of certain of the exhibits to the Agreement (including a draft of the Plan of Arrangement dated December 9, 1999) and held discussions with certain senior officers, directors and other representatives and advisors of CNR and certain senior officers of BNSF concerning the businesses, operations and prospects of CNR and BNSF. We examined certain publicly available business and financial information relating to CNR and BNSF as well as certain financial forecasts and other information and data for CNR and BNSF which were provided to or otherwise discussed with us by the managements of CNR and BNSF, including information relating to certain strategic implications and operational benefits anticipated to result from the Proposed Transaction. We reviewed the financial terms of the Proposed Transaction as set forth in the Agreement and the Plan of Arrangement in relation to, among other things: current and historical market prices and trading volumes of CNR Common Shares and BNSF Common Stock; the historical and projected earnings and other operating data of CNR and BNSF; and the capitalization and financial condition of CNR and BNSF. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected that we considered relevant in evaluating the Proposed Transaction and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of CNR and BNSF. We also evaluated the pro forma financial impact of the Proposed Transaction on CNR. In addition to the foregoing, we conducted such other analyses and examinations

(including a contribution analysis) and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

   In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us and have further relied upon the assurances of management of CNR that they are not aware of any facts that would make any of such information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of CNR and BNSF that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of CNR and BNSF as to the future financial performance of CNR and BNSF and the strategic implications and operational benefits anticipated to result from the Proposed Transaction. We express no view with respect to such forecasts and other information and data or the assumptions on which they were based. We have assumed, with your consent, that such operational benefits will be achieved. We have further assumed that no restrictions imposed in the course of obtaining, and that no delay in obtaining, the necessary regulatory and governmental approvals, including approval of the United States Surface Transportation Board, for the Proposed Transaction will have a material adverse effect on the strategic implications and operational benefits expected to be achieved as a result of the Proposed Transaction. We have assumed, with your consent, that the Proposed Transaction will have the tax and accounting consequences described in discussions with, and materials furnished to us by, representatives of CNR and BNSF. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CNR or BNSF nor have we made any physical inspection of the properties or assets of CNR or BNSF. Representatives of CNR have advised us, and we have assumed, that the final terms of the Agreement (including the exhibits thereto) and the Plan of Arrangement will not vary materially from those set forth in the drafts reviewed by us. We have further assumed that the Proposed Transaction will be consummated in accordance with the terms of the Agreement, without waiver of any of the conditions precedent to the Proposed Transaction contained in the Agreement.

   Our opinion, as set forth herein, relates to the fairness, from a financial point of view, of the Exchange Ratio to the holders of CNR Common Shares. We are not expressing any opinion as to what the value of the NARI Units, the CNR Units, the CNR Voting Shares, the CNR Exchangeable Shares or the NARI Common Stock will be when issued in connection with the Proposed Transaction or the price at which any securities of any of the parties will trade subsequent to the announcement or completion of the Proposed Transaction. We were not requested to, and we did not, solicit third party indications of interest in a possible business combination with CNR, nor were we requested to consider, and our opinion does not address, the relative merits of the Proposed Transaction as compared to any alternative business strategies that might exist for CNR or the effect of any other transaction in which CNR might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

   Nesbitt Burns Inc. is one of Canada's largest investment banking firms, with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading, investment research and investment management. The opinion expressed herein represents the opinion of Nesbitt Burns Inc. and has been approved for release by a committee of its directors and officers, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

   Nesbitt Burns Inc. is acting as financial advisor to CNR in connection with the Proposed Transaction and will receive a fee for such services, a significant portion of which is contingent upon consummation of the Proposed Transaction. We have in the past provided investment banking services to CNR for which services we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of CNR and BNSF for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates may maintain relationships with CNR, BNSF and their respective affiliates.

   Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of CNR in its evaluation of the Proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation of the Proposed Transaction to CNR or a recommendation to any stockholder as to how such stockholder should vote on any matters relating the Proposed Transaction or as to whether any stockholder should elect to exchange CNR Exchangeable Shares for NARI Common Stock.

   Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of CNR Common Shares.

                                          Yours very truly,

                                          /s/ Nesbitt Burns Inc.
                                          NESBITT BURNS INC.

                                    ANNEX H

                                                               December 18, 1999

PERSONAL AND CONFIDENTIAL

Board of Directors
Burlington Northern Santa Fe Corporation
2650 Lou Menk Drive
Ft. Worth, TX 76131

Ladies and Gentlemen:

   You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Burlington Northern Santa Fe Corporation (the "Company") of the Exchange Ratio (as defined) pursuant to the Combination Agreement, dated as of December 18, 1999 (the "Agreement"), by and among Canadian National Railway Company ("Canadian National Railway"), the Company, North American Railways, Inc., a corporation owned 50% by Canadian National Railway and 50% by the Company ("Newco"), and Western Merger Sub. Inc., a wholly owned subsidiary of Newco. As more fully described in the Agreement, (i) each Share will be converted into one Newco Stapled Unit (as defined in the Agreement) and (ii) each outstanding share of Common Stock, without par value ("Canadian National Railway Common Stock"), of Canadian National Railway will be exchanged, at the holder's election, into either (a) that number of Newco Stapled Units or (b) that number of CN Stapled Units (as defined in the Agreement) resulting from multiplying each share of Canadian National Common Stock by 1.05 (the "Exchange Ratio").

   Goldman, Sachs & Co, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company, having provided certain investment banking services to it from time to time, including having acted as financial adviser to Santa Fe Pacific Corporation ("Santa Fe") in connection with its merger with Burlington Northern Inc. in 1995, which resulted in the formation of the Company; having acted as underwriter in various public offerings of debt securities by the Company, including as lead managing underwriter of $200 million of 7.25% Debentures due 2097 in July 1997 and $200 million of floating rate bonds due 2029 in November 1998, and as co-managing underwriter of $171 million of 6.23% Pass-Through Certificates due 2018 in November 1998, $200 million of 6.125% Notes due 2009 and $200 million of 6.750% Debentures due 2029 in March 1999, and $298 million of 7.57% Pass-Through Trust Certificates due 2021 in September 1999; lead manager for $200 million of 6.7% Debentures due 2028 in July 1998; agent for $100 million of remarketable bonds due 2031 in March 1998; and having acted as the Company's financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Canadian National Railway from time to time, including having acted as co-managing underwriter in the public offering of $25.9 million of 6.719% Pass Through Certificates due 2013 and $103.7 million of 7.195% Pass Through Certificates due 2016 in November 1997, as joint lead managing underwriter in the public offering of 4,600,000 shares of Canadian National Railway Common Stock in June 1999, and as lead managing underwriter in the public offering of 4,600,000 Convertible Preferred shares in June 1999. In addition, we acted as the financial advisor to Canadian National Railway in connection with its acquisition of Illinois Central Corporation in February 1998. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company and of Canadian National Railway for its own account and for the accounts of customers.

   In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and its predecessors for the five years ended December 31, 1998; certain interim reports to its stockholders and Quarterly Reports on Form 10-Q of the

Company; Annual Reports to Stockholders and Annual Information Forms for the four years ended December 31, 1998 of Canadian National Railway; certain interim reports of Canadian National Railway to its stockholders; certain other communications from the Company and Canadian National Railway to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Canadian National Railway prepared by the managements of the Company and Canadian National Railway, including certain operating synergies and purchase accounting adjustments projected by the managements of the Company and Canadian National Railway to result from the transaction contemplated by the Agreement (the "Synergies and Purchase Accounting Adjustments"). We also have held discussions with members of the senior management of the Company and Canadian National Railway regarding their assessment of the strategic rationale for, and potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies and of the combined operations of the Company and Canadian National Railway. In addition, we have reviewed the reported price and trading activity for the Shares and Canadian National Railway Common Stock, compared certain financial and stock market information for the Company and Canadian National Railway with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the railroad industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

   We have relied upon the accuracy and completeness of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with the Company's consent that the financial forecasts provided by the management of the Company (for its Board of Directors meeting of December 16, 1999) and by the management of Canadian National Railway, including the Synergies and Purchase Accounting Adjustments, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the managements of the Company and Canadian National Railway and will be realized in the amounts and at the times contemplated in such forecasts. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Canadian National Railway or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal.

   Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any shareholder should vote in connection with such transaction.

   Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of the Shares.

                                          Very truly yours,

                                          /s/ Goldman, Sachs & Co.

                                    ANNEX I

CANADA

                                                     SUPERIOR COURT
                                          -------------------------------------

PROVINCE OF QUEBEC
DISTRICT OF MONTREAL

                                          In the matter of the Arrangement of

No.: 500-05                               CANADIAN NATIONAL RAILWAY COMPANY,
                                          having its head office at 935 de La
                                          Gauchetiere Street West, 16th Floor,
                                          Montreal, Quebec;

                                                        Applicant

                                          -and-

                                          SHAREHOLDERS, and HOLDERS OF OPTIONS
                                          to acquire shares, of Canadian
                                          National Railway;

                                          -and-

                                          THE DIRECTOR IN CHARGE OF THE CANADA
                                          BUSINESS CORPORATIONS ACT
                                          ("Director"), having her head office
                                          at Complex Jean-Edmonds South, 9th
                                          Floor, 365 Laurier Avenue West,
                                          Ottawa, Ontario;

                                                      Mis-en-cause
                                          -------------------------------------

                   APPLICATION FOR INTERIM AND FINAL ORDERS
                        WITH RESPECT TO AN ARRANGEMENT

                (Sections 192, 248 & 2(1) C.B.C.A., 33 C.C.P.)

Stikeman Elliott
Attorneys for Canadian National Railway Company

                               TABLE OF CONTENTS

APPLICANT..................................................................    4

SUMMARY OF COMBINATION AGREEMENT/ARRANGEMENT...............................    4

NATURE OF THE APPLICATION..................................................    5

PARTIES TO THE COMBINATION AGREEMENT.......................................    6

  -- BNSF..................................................................    6
  -- NAR and NAR Subco.....................................................    6

GENERAL DESCRIPTION OF ARRANGEMENT.........................................    7

BACKGROUND INFORMATION.....................................................    8

NATURE OF THE PROPOSED ARRANGEMENT.........................................    9

  A) The Share Capital.....................................................   10

  B) Replacement Options...................................................   11

  C) Exchangeable Share Attributes.........................................   11

  D) Final Structure.......................................................   12

  E) Combination of Operations.............................................   12

  F) COMPLIANCE WITH THE CNA AND THE CBCA..................................   14

DISSENT RIGHTS.............................................................   15

FAIRNESS OPINION AND BOARD APPROVAL........................................   15

IMPRACTICABILITY OF EFFECTING THE ARRANGEMENT UNDER OTHER PROVISIONS OF THE
 ACT.......................................................................   17

SOLVENCY OF CN.............................................................   18

PROPOSAL TO OBTAIN THE APPROVAL OF CN SECURITYHOLDERS......................   18

INTERIM AND FINAL ORDERS BINDING ON THE CN SECURITYHOLDERS.................   19

  A) ON THE INTERIM APPLICATION:...........................................   20

  -- AS TO THE MEETING:....................................................   20
  -- AS TO THE RECORD DATE FOR NOTICE......................................   21
  -- AS TO THE NOTICE OF MEETING...........................................   21
  -- AS TO DEEMED RECEIPT OF MEETING MATERIALS AND SERVICE OF THE
    APPLICATION AND THE INTERIM ORDER......................................   22
  -- AS TO PERMITTED ATTENDEES.............................................   22
  -- AS TO QUORUM AND VOTING...............................................   23
  -- AS TO ADJOURNMENT OF MEETING AND AMENDMENTS...........................   23
  -- AS TO SCRUTINEERS.....................................................   23
  -- AS TO PROXIES.........................................................   24
  -- AS TO DISSENT RIGHTS..................................................   24
  -- AS TO SERVICE OF COURT PROCEEDINGS....................................   25
  -- AS TO SANCTION HEARING................................................   25
  -- AS TO VARIANCE........................................................   26

  B) ON THE FINAL APPLICATION:.............................................   26

   The Applicant, Canadian National Railway Company, respectfully submits the following in support of its application before this Honourable Court:

Applicant

   1. Canadian National Railway Company ("CN") owns and operates the largest railway system in Canada, with integrated operations in Canada and the United States, the whole as it more fully appears from a copy of CN's last annual report produced as exhibit CN-1 to avail as if herein at length recited in support of the present Application;

   2. CN's head office is in Montreal, Quebec;

   3. CN was continued under the Canada Business Corporations Act ("CBCA") on August 24, 1995, pursuant to the provisions of the CN Commercialization Act (S.C. 1995, Chap. 24) ("CNA");

   4. CN is a widely-held public corporation and its common shares are listed on the New York and Toronto stock exchanges ("CN Common Shares");

   5. CN is authorized to issue an unlimited number of CN Common Shares and an unlimited number of without par value Class A and Class B Preferred Shares issuable in series ("CN Preferred Shares");

   6. As of January 31, 2000, there were 202,458,363 CN Common Shares, 10,404,699 options to purchase CN Common Shares, and no CN Preferred Shares issued and outstanding, the whole as it more fully appears from the list of registered CN shareholders and the list of holders of options, produced respectively as exhibits CN-2 and CN-3 to avail as if herein at length recited in support of the present Application;

Summary of Combination Agreement/Arrangement

   7. On December 18, 1999, CN, Burlington Northern Santa Fe Corporation ("BNSF"), North American Railways, Inc. ("NAR") and Western Merger Sub Inc. ("WMS") entered into a Combination Agreement ("Combination Agreement"), which agreement was amended and restated on February 17, 2000, the whole as more fully appears from a copy of said Combination Agreement (without exhibits) produced herewith as Exhibit CN-4 to avail as if herein at length recited in support of the present application;

   8. The implementation of the Combination Agreement contemplates an arrangement to be approved under the provisions of Section 192 of the C.B.C.A. ("Arrangement"), the whole as more fully appears, inter alia, from the proposed plan of arrangement ("Plan of Arrangement"), a copy of which is produced as Exhibit CN-5 to avail as if herein at length recited in support of the present application;

   9. The Combination Agreement and the Plan of Arrangement are respectively Annex A and Annex B to a draft joint proxy solicitation statement of CN and BNSF ("Proxy Solicitation Statement"), filed on February 17, 2000 with, and pending approval by, the Securities and Exchange Commission of the United States, a copy of which Proxy Solicitation Statement (without its annexes except as otherwise provided herein) is produced as Exhibit CN-6 to avail as if herein at length recited in support of the present application;

   10. Pursuant to the provisions of the Combination Agreement, CN and BNSF will place their respective businesses, assets and enterprises under common shareholder ownership and leadership with the same effect as if the two companies had been amalgamated;

   11. The business case for the integration of the two companies appeared overwhelming to their respective boards early in the discussions. As can be seen on the map produced herewith as Exhibit CN-7, the combined entity's network will cover all of Canada as well as all of the United States west of the Mississippi River and create new North-South corridors better adapted to new and growing trade flows;

Nature of the Application

   12. CN is applying for:

     a) An interim order as outlined in the conclusions of the present application; and

     b) A final order approving the Arrangement as outlined in the present application and the conclusions thereof;

   13. CN seeks an interim order ("Interim Order") for directions in connection with the service of this Application to, and a special meeting ("Meeting") of:

     a) the registered holders of CN Common Shares ("CN Registered Shareholders"); and

     b) holders of options to purchase CN Common Shares (other than BNSF as holder of the option granted pursuant to a stock option agreement dated December 18, 1999) ("CN Options"),

   (collectively referred to as "CN Securityholders"), to consider the Arrangement proposed by CN.

   14. If the CN Securityholders approve the Arrangement at the Meeting to be held in accordance with the Interim Order, CN will seek this Court's approval of the Arrangement by final order ("Final Order"), which approval will be sought prior to the time when the combination will have been approved by the U.S. Surface Transportation Board ("S.T.B."), but on condition that the Arrangement will not be implemented until such approval has been received;

Parties to the Combination Agreement

  BNSF

   15. BNSF owns and operates one of the largest railway systems in the United States, the whole as more fully appears from the summary description of its activities set forth on page I-90 of the Proxy Solicitation Statement, exhibit CN-6;

   16. BNSF was incorporated under, and is governed by, the Delaware General Corporations Law;

   17. BNSF is a widely-held public company and its common shares are listed on the New York, Chicago and Pacific stock exchanges;

  NAR and NAR Subco

   18. NAR was incorporated on December 17, 1999 under, and is governed by, the Delaware General Corporations Law;

   19. NAR's Common Shares are owned by CN and BNSF in equal proportions;

   20. NAR was incorporated for the purpose of carrying out the proposed transactions and has had no other activities since its inception;

   21. NAR Holdings Company ("NAR Subco") has been incorporated under the Nova Scotia Companies Act, as an unlimited liability company. It is a wholly-owned subsidiary of NAR and has carried out no activities since its inception;

   22. When all the transactions contemplated by the Combination Agreement, including the Arrangement, become effective:

     a) NAR will be the sole shareholder of BNSF as a result of a triangular or "Delaware" merger ("Merger") between NAR, a wholly-owned subsidiary of NAR and BNSF pursuant to which BNSF will continue as the surviving corporation and each shareholder of BNSF will receive one share of NAR common stock ("NAR Common Share") for each share of BNSF common stock held;

     b) NAR will continue to be the sole shareholder of NAR Subco;

     c) NAR Subco will own all of CN's common equity and 10.1% of CN's voting rights;

     d) All the shareholders of CN and BNSF will become holders of one of two new classes of stapled securities which will represent the entire equity of the combined CN and BNSF;

General Description of Arrangement

   23. In general terms, the Arrangement, which is described in detail in the Proxy Solicitation Statement, if approved by CN Securityholders and this Court, will provide for the combination of the operations of CN and BNSF in a transaction in which each CN Registered Shareholder will be entitled to receive, in exchange for each CN Common Share held, a stapled security composed of:

     a) 1.05 shares of a new class of CN voting shares ("CN Voting Shares");
  and

     b) at his, her or its option, either

       i) 1.05 shares of a new class of CN security exchangeable at any time on a one for one basis into one NAR Common Share ("CN Exchangeable Shares"); or

       ii) 1.05 NAR Common Shares;

   24. CN Registered Shareholders who are Canadian residents will receive CN Exchangeable Shares unless they expressly elect to receive NAR Common Shares, and CN Registered Shareholders who are not Canadian residents will receive NAR Common Shares unless they expressly elect to receive CN Exchangeable Shares;

   25. The deemed elections referred to in the preceding paragraph are proposed to facilitate the implementation of the Arrangement because, given tax considerations, it is likely that Canadian residents would elect to receive CN Exchangeable Shares and that non-Canadian residents would elect to receive NAR Common Shares, thereby, in each case, resulting in an exchange which has no immediate tax consequence;

   26. The CN Exchangeable Shares entitle their holders to dividend and all other rights which are the same as or equivalent to NAR Common Shares, including voting rights, through the mechanism of a special voting share ("Special Voting Share") of NAR issued to and held by a trustee, at meetings of holders of NAR Common Shares. The CN Exchangeable Shares are thus economically equivalent to the NAR Common Shares;

   27. Through this mechanism, the holders of CN Exchangeable Shares will participate indirectly, but fully, in the common equity of both BNSF and CN;

   28. Each CN Exchangeable Share will be "stapled" to (i.e. not transferable separately from) a CN Voting Share and will trade as a single security ("CN Stapled Securities") expected to be listed on The Toronto Stock Exchange, a copy of the conditional listing approval letter of the Toronto Stock Exchange dated February 24, 2000 being produced as Exhibit CN-8 to avail as if herein at length recited in support of the present application;

   29. Each NAR Common Share will be "stapled" to (i.e. not transferable separately from) a CN Voting Share and will trade as a single security ("NAR Stapled Securities") expected to be listed on the New York, Chicago, Pacific and Toronto Stock exchanges;

   30. When the Arrangement is complete (as more fully described under the heading "Share Capital"), NAR will own directly or through NAR Subco:

     a) all of the common shares of BNSF,

     b) all of the common equity interest in CN; and

     c) 10.1% of the voting rights in CN;

   31. When the Arrangement is complete, public shareholders of each of CN and BNSF will hold collectively:

     a) 89.9% of the voting rights in CN;

     b) 100% of the voting rights in NAR; and

     c) 100% of the common equity interest in NAR (which, in the case of holders of CN Exchangeable Shares, is participated in indirectly through the terms of those shares);

   32. Upon completion of the Arrangement and the Merger, there will be no independent trading market for the shares of CN and BNSF;

Background Information

   33. The Combination Agreement entered into among CN, BNSF, NAR and WMS reflects the extensive negotiations and review carried out by CN, BNSF and their respective directors, officers and other representatives, including financial advisors and U.S. and Canadian legal counsel as summarized in the Proxy Solicitation Statement under the heading "Background of the Combination";

   34. On December 18, 1999, CN's board of directors met and:

     a) considered the proposed combination transaction; and

     b) received presentations from its management, and from its financial and legal advisors; and

     c) received from each of Salomon Smith Barney and BMO Nesbitt Burns their oral opinion (subsequently confirmed in writing), that, as of that date, the exchange ratio of 1.05 was fair to CN shareholders from a financial point of view; and

     d) held deliberative discussions,

  as a result of which all members of the board (other than Messrs. Lumley, Lynch and Armellino, who abstained due to potential conflicts of interest on their part) voted to approve the Combination Agreement, the stock option agreements entered into in connection with the Combination Agreement, and the transactions contemplated by those agreements, and resolved to recommend that CN shareholders vote to approve the Plan of Arrangement involving CN contemplated by the Combination Agreement;

   35. On December 18, 1999, BNSF's board of directors unanimously voted to approve and declare advisable the Combination Agreement, the stock option agreements entered into in connection with the Combination Agreement and the transactions contemplated by those agreements, and resolved to recommend that BNSF shareholders vote to approve the Combination Agreement and the Merger involving BNSF contemplated by the Combination Agreement;

   36. On December 18, 1999, CN and BNSF executed the Combination Agreement and the related stock option agreements;

   37. On December 20, 1999, CN and BNSF publicly announced that they had entered into the Combination Agreement;

   38. On February 17, 2000, CN and BNSF entered into an amended and restated Combination Agreement;

Nature of the Proposed Arrangement

   39. The ultimate combination of CN and BNSF, in a transaction which complies with all applicable provisions of the CBCA and the CNA and which does not generally give rise to immediate adverse tax consequences for the shareholders of CN or BNSF, whether such shareholder is a Canadian or U.S. resident, is impossible without the implementation of the Plan of Arrangement and the Plan of Arrangement requires the approval of this Court;

   40. If approved by the CN Securityholders and this Court upon Final Order, the following events will take place pursuant to the Arrangement on the Arrangement Effective Date (being the date on which the Director issues a certificate of arrangement giving effect to the Arrangement), without any further act or formality;

A) The Share Capital

   41. The authorized share capital of CN will be reorganized by the creation of the following four (4) classes of shares in the capital of CN: CN Voting Shares, CN Exchangeable Shares, CN special limited voting shares ("CN Special Limited Voting Shares"), and CN non voting equity shares ("CN Non Voting Equity Shares"), the authorized number of all of which shall be unlimited;

   42. Each outstanding CN Common Share will be changed into 1.05 CN Voting Shares and 1.05 CN Exchangeable Shares;

   43. Simultaneously with the change in share capital described in paragraph 41 above, each CN Exchangeable Share held by a person who has elected or is deemed to have elected (as described in paragraph 25 above) to exchange such share for an NAR Common Share ("NAR Elected Exchangeable Share"), will automatically be transferred to NAR Subco, in exchange for one NAR Common Share issued by NAR;

   44. Simultaneously with the events described in paragraphs 41 to 43 above, each NAR Elected Exchangeable Share acquired by NAR Subco shall be converted into one (1) CN Special Limited Voting Share and one (1) CN Non Voting Equity Share;

   45. Simultaneously with the events described in paragraphs 41 to 44 above NAR Subco will and will be deemed to have subscribed for, and agreed to purchase, and CN will issue and sell to NAR Subco, one (1) CN Special Limited Voting Share and one (1) CN NonVoting Equity Share, upon payment by NAR Subco to CN of a sum equal to the closing trading price, per share, of the CN Common Shares on The Toronto Stock Exchange on the trading day which is two days prior to the Arrangement Effective Date, divided by 1.05. (The CN Special Limited Voting Shares will give NAR Subco 10.1% of the voting interest in CN, regardless of the number of CN Special Limited Voting Shares held by it);

   46. The former holders of BNSF common shares who receive NAR Common Shares pursuant to the Merger will be deemed to have subscribed for, and agreed to purchase, at a purchase price of US$0.05 per share, and CN will issue and sell to each such holder one (1) CN Voting Share for each such NAR Common Share upon payment by NAR to CN of the aggregate subscription price for them;

   47. NAR will issue to and deposit with a trustee the Special Voting Share, in consideration of the payment of $0.01 by CN to NAR, to be thereafter held of record by such trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the CN Exchangeable Shares in accordance with the terms of a voting and exchange trust agreement between NAR, NAR Subco, CN and the trustee ("Voting and Exchange Trust Agreement"), the terms of which are described in the Proxy Solicitation Statement and the form of which appears as Annex K to the Proxy Solicitation Statement;

   48. Each CN Option will be exchanged for a replacement option as described below in paragraphs 50 and 51;

   49. Certain conforming amendments to the By-laws of CN will be made as set forth in Appendix IV of the Plan of Arrangement;

B) Replacement Options

   50. The Arrangement provides that each of the outstanding CN Options will be exchanged for a replacement option which constitutes an option to purchase the number of NAR Stapled Securities (a unit comprised of one CN Voting Share and one NAR Common Share) equal to the number of CN Common Shares subject to the option multiplied by 1.05 ("Replacement Option");

   51. The Replacement Option will have an exercise price per NAR Stapled Security equal to the exercise price per share of such CN Option prior to the date of exchange, divided by 1.05 (adjustments will be made with respect to fractions) and the terms to expiry, conditions to and manner of exercising, vesting schedule and all other terms and conditions of this Replacement Option will otherwise be unchanged from those which prevailed prior to the implementation of the Arrangement;

C) Exchangeable Share Attributes

   52. Holders of CN Exchangeable Shares will be entitled, at any time, to retract (by requiring CN to redeem) any or all of their CN Exchangeable Shares and to receive one NAR Common Share for each CN Exchangeable Share held at the time (subject to a Retraction Call Right of NAR Subco);

   53. Holders of CN Exchangeable Shares will be entitled to receive, subject to applicable law, dividends which are identical or, in certain cases, are economically equivalent, to dividends or other distributions on NAR Common Shares;

   54. Holders of CN Exchangeable Shares will have the ability to vote at meetings of holders of the NAR Common Shares.

   55. In order to provide holders of CN Exchangeable Shares with this ability, CN will enter into the Voting and Exchange Trust Agreement with NAR, NAR Subco and the trustee;

   56. That agreement will govern the voting by the trustee of the Special Voting Share issued to the trustee under the Arrangement for the benefit of the holders of the CN Exchangeable Shares (other than CN, NAR and their affiliates) as represented by the CN Stapled Securities;

   57. The Special Voting Share will have attached to it, the number of votes equal to the number of CN Exchangeable Shares represented by CN Stapled Securities (other than shares held by CN, NAR and its affiliates) outstanding from time to time;

   58. Each holder of a CN Exchangeable Share represented by a CN Stapled Security on the record date for any meeting at which holders of NAR Common Shares are entitled to vote will be entitled to instruct the trustee to exercise one of the votes attached to the Special Voting Share for such CN Stapled Securities;

   59. A holder may also, upon instructing the trustee, obtain a proxy from the Trustee entitling the holder to vote directly at the relevant meeting;

   60. All rights of a holder of CN Stapled Securities to exercise votes attached to the Special Voting Share will cease upon the exchange of all such holder's CN Exchangeable Shares for NAR Common Shares and be replaced by the voting rights attached to the NAR Common Shares;

D) Final Structure

   61. The various simultaneous and consecutive steps involved in the Arrangement as well as the Merger and resulting shareholding structure of CN and NAR are illustrated by the diagrams produced herewith en liasse as exhibit CN-9 in support of the present application;

E) Combination of Operations

   62. The structure of this proposed combination is unique in that it will result in a structure which places CN and BNSF under common shareholder ownership and common leadership allowing their respective shareholders to fully participate in the equity and voting of both companies while retaining two separate corporate entities;

   63. After extensive consideration by Canadian and U.S. counsel, it was determined and ascertained that no traditional transaction such as a triangular merger or a take-over bid would meet the critical goals established by the parties, namely:

     a) complying with the CBCA, CNA and other applicable legislation;

     b) effecting the transaction without immediate adverse tax consequences for either CN shareholders or BNSF shareholders, whether Canadian or U.S. residents; and

     c) effecting the transaction without a premium being paid to either the shareholders of CN or BNSF;

   64. The effective combination of operations will be accomplished in part through a cooperation agreement to be entered into between NAR and CN ("Cooperation Agreement");

   65. Under this combination, although CN and BNSF will retain their distinct identity, they will operate under common leadership since the entire common equity of both companies will be owned by NAR whose charter documents will require that all directors of NAR be directors of CN, thus precluding the emergence of any conflict between CN and BNSF and ensuring a unified conduct of business;

   66. Also, given the share structure contemplated and effective combination of operations, it was deemed appropriate that NAR should be subject to the same constraints that CN is subject to as a result of the CNA;

   67. Therefore, in addition to the requirement for identical boards of directors, the Cooperation Agreement requires, among other things, that:

     a) the charter of NAR contains provisions similar to those contained in the CNA and in CN's articles:

       i) preventing any single person, including affiliates, from holding, beneficially owning or controlling shares representing in the aggregate 15% or more of the votes that may be cast in elections for directors,

       ii) enforcing these constraints; and

       iii) specifying that the headquarters of NAR be located in the Montreal Urban Community, Quebec, Canada;

     b) NAR and CN hold their shareholders meetings as close as possible in time;

     c) the nominating committees of NAR and CN propose a common slate of directors for election;

     d) the same person serve as chief executive officer of both NAR and CN (initially this position will be assumed by Paul M. Tellier the current President and CEO of CN);

     e) the same person serve as chairman of the board of directors of both NAR and CN (initially this position will be assumed by Robert D. Krebs the current Chairman and CEO of BNSF);

     f) NAR and CN have identical board committees, including without limitation the nominating committee, audit committee and compensation committee;

     g) the membership of the board committees of NAR and CN be identical;
  and

     h) both NAR and CN have common senior management;

F) COMPLIANCE WITH THE CNA AND THE CBCA

   68. There is currently no shareholder of BNSF that holds more than 15% of the common shares of BNSF;

   69. BNSF implemented a shareholder rights plan at the same time that it entered into the Combination Agreement with CN to ensure that it would be in compliance with the 15% voting ownership restriction during the interim period prior to the completion of the Arrangement and the Merger;

   70. The Arrangement and the Combination comply with the requirements of the CNA for the following reasons:

   71. The CNA requires CN to restrict, through its articles, the holding of its voting shares such that no person, together with his or her associates, holds, beneficially owns or controls, directly or indirectly, more than 15% of CN's voting shares;

   72. The structure of the Arrangement and the combination adhere to this requirement by:

     a) continuing such restriction on CN's Voting Shares; and

     b) imposing a corresponding transfer restriction on the voting shares of NAR; and

     c) "stapling" the CN Voting Shares to a security (either the NAR Common Share or the CN Exchangeable Share) which represents, directly or indirectly, the equity ownership interest in the combined enterprise;

   73. The imposition of the transfer restrictions on the CN Voting Shares that require, generally, the CN Voting Shares to be transferable only as a single "stapled" security with either the CN Exchangeable Share or the NAR Common Share and the corresponding requirement that the CN Exchangeable Shares be transferable only as a single "stapled" security with the CN Voting Shares ensure that the voting rights in CN are irrevocably coupled with a meaningful economic ownership interest in the combined enterprise;

   74. These transfer restrictions are consistent with the provisions of the CBCA governing transferability of shares and CN will ask this Court to ratify these restrictions through the Final Order;

Dissent Rights

   75. CN Registered Shareholders who object in writing to the resolution approving the Arrangement by 5:00 p.m. (Montreal time) on the Business Day prior to the Meeting, and who otherwise comply with the provisions of Section 190 of the CBCA and the Arrangement as applied by the Interim Order, are given the right to dissent and be paid the fair value of their CN Common Shares;

   76. Under section 190 of the CBCA, shareholders who dissent are entitled to be paid the fair value of their shares as of the date the resolution approving the arrangement was adopted or the date that the order of the court approving the arrangement was made;

   77. While typically arrangements become effective immediately or soon after the final order is granted, the special provisions of the Interim Order relating to dissent rights are justified by the significant delay expected between the time the resolution is passed by the CN Securityholders and the final order granted and the time when it is anticipated that the STB will have reviewed and approved the combination, a process which, as CN can best determine at this time, will likely take 12 to 15 months from the date hereof;

   78. The Interim Order proposed will permit the shareholders who dissent to be paid the fair value of their shares as of the Arrangement Effective Date, and will provide for the times within which the shareholder and the corporation must give various notices associated with the dissent procedure, some of which will be triggered as of the Arrangement Effective Date;

Fairness Opinion and Board Approval

   79. On December 18, 1999, CN's board of directors met to consider the Combination Agreement and, in approving the Arrangement, considered a number of factors including the following:

     a) the strategic and economic rationale, the customer service improvements and the operational benefits and synergies expected to be accomplished, as described in the Proxy Solicitation Statement under the heading "Our reasons for the Combination",

     b) the risks and potential rewards associated with, as an alternative to the combination, continuing to execute CN's business plan as an independent entity,

     c) the fact that CN Securityholders would hold approximately one-third of the publicly traded securities of the combined companies after the combination,

     d) the terms and conditions of the Combination Agreement, including:

       i) restrictions on CN's and BNSF's conduct of their businesses pending completion of the combination;

       ii) conditions to completing the combination;

       iii) termination fees payable under certain circumstances;

       iv) the grant by CN and BNSF of options to acquire stock of the other in certain circumstances, pursuant to the stock option agreements; and

       v) the fact that the CN board of directors retains the right to participate in discussions or negotiations with, and provide information to, a party considering making an alternative proposal for CN in certain circumstances;

     e) the fact that the completion of the combination will be essentially tax-free to CN shareholders, including:

       i) that certain Canadian resident holders of CN Common Shares who hold the CN Common Shares as capital property generally will be able to exchange their CN Common Shares for CN Voting Shares and CN
    Exchangeable Shares on a tax deferred basis under Canadian federal income tax legislation; and

       ii) that U.S. resident holders of CN Common Shares will be able to exchange their CN Common Shares for NAR Stapled Securities at the time of the combination generally on a tax-free basis under the U.S. Internal Revenue Code;

     f) the fact that the combination will be accounted for by NAR using the purchase method of accounting;

     g) the analysis and presentations of Salomon Smith Barney, BMO Nesbitt Burns and The Beacon Group, and the separate opinions of Salomon Smith Barney and BMO Nesbitt Burns to the effect that, as of December 18, 1999, and based upon and subject to the various considerations set forth in those opinions, the Exchange Ratio was fair, from a financial point of view, to CN Shareholders;

     h) the composition of the boards of directors of each of CN and NAR after the combination is completed and the role that CN's current management would play in the management of the combined companies;

     i) the fact that the combination must be approved by a special resolution passed by not less than 66 2/3% of the votes cast at a meeting of CN Securityholders, and by this Court;

     j) the fact that, under the Arrangement, holders of CN Common Shares have the right to dissent;

     k) information concerning the business, operations, property assets, financial conditions, operating results and prospects of CN and BNSF;

     l) the scope and results of the due diligence review conducted by CN's management, financial and legal advisors with respect to BNSF's business and operations;

   80. The written opinions of Salomon Smith Barney and Nesbitt-Burns, acting as financial advisors to CN, referred to in paragraph 79g) above, to the effect that the exchange ratio was fair from a financial point of view to the holders of CN Common Shares are produced respectively as exhibits CN-10 and CN-11 to avail as if herein at length recited in support of the present application;

Impracticability of Effecting the Arrangement under other Provisions of the Act

   81. It is impracticable to effect the combination of CN and BNSF in any other corporate structure but through an arrangement pursuant to Section 192 of the CBCA for at least the following reasons:

     a) the complexity of the Arrangement, the terms and conditions of which cannot otherwise be achieved under any other provision of the CBCA;

     b) the only way to effect a distribution of CN Voting Shares to the holders of BNSF common stock is through a plan of arrangement because the traditional means of providing these shares or voting rights are not available in this structure for the following reasons:

       i) CN cannot dividend or otherwise distribute the CN Voting Shares because the holders of BNSF common stock are not shareholders of CN;

       ii) BNSF cannot subscribe for and hold the CN Voting Shares in order to distribute them to its shareholders, even for a scintilla in time, because of the 15% voting share holding restriction in the CNA and, for the same reason, no person could hold a special voting share for the benefit of these shareholders;

     c) the need to provide for the dissent rights as described in paragraphs 75 to 78 above which cannot be accomplished in any way other than through a plan of arrangement and an order of the Court;

     d) The practicality of permitting the holders of CN Options to vote together as a class with the holders of CN Common Shares, which might not be permitted in the absence of the Interim Order of this Court;

     e) Given the unique share structure and, in particular, the uniqueness of the stapling of the CN Voting Shares to either the CN Exchangeable Shares or the NAR Common Shares, the desirability of a judicial order confirming compliance of the transactions with the CBCA and the CNA;

     f) The order of this Court will constitute the basis for an exemption from the registration requirements under section 3(a)(10) of the United States Securities Act of 1933 ("Securities Act") with respect to the issuance of shares and replacement options to be issued to CN Securityholders under the Arrangement. The Arrangement provision of the CBCA is the only provision that provides CN with this exemption from the Securities Act requirements, thereby avoiding substantial and duplicative costs to CN;

Solvency of CN

   82. CN is not insolvent within the meaning of Section 192(2) of the CBCA or otherwise;

Proposal to Obtain the Approval of CN Securityholders

   83. It is proposed that the CN Securityholders vote as a single class at the Meeting as all of the CN Securityholders will, as of or after the Arrangement Effective Date, have entitlements to receive CN Voting Shares and either NAR Common Shares or CN Exchangeable Shares comprising stapled securities described in paragraphs 28 and 29 above;

   84. For the purpose of calling and holding the Meeting, it is proposed that:

     a) notice of the Meeting called to consider the Arrangement, and any adjournment or postponement of it where additional notice is required by law, be given to the CN Securityholders, by pre-paid ordinary mail, personal delivery or facsimile transmission to the addresses as they appear on the books and records of CN at the close of business (Montreal time) on March 13, 2000 ("Record Date");

     b) the notice of Meeting be accompanied by a form of proxy substantially in the form produced as exhibit CN-12 in support of the present application; and

     c) at least two persons present at the Meeting and holding or representing by proxy not less than 10 per cent of the outstanding CN Common Shares will constitute a quorum for the Meeting. The by-laws of CN provide that the above constitutes a quorum for a meeting of shareholders of CN;

     d) the Meeting shall otherwise be called, held and conducted in accordance with the notice of Meeting, the provisions of the CBCA, the articles and by-laws of CN, the rulings and directions of the Chair of the Meeting and the Interim Order sought herein;

   85. As to the level of securityholder approval of the Arrangement, CN will seek the approval of the Arrangement by resolution passed by the affirmative vote of not less than 66 2/3 per cent of the total votes cast on the resolution by the CN Securityholders present in person or by proxy at the Meeting ("Arrangement Resolution");

Interim and Final Orders Binding on the CN Securityholders

   86. Given the number of CN Securityholders as evidenced by exhibits CN-2 and CN-3, CN requests this Court to be dispensed from describing at length the names of the CN Securityholders in the description of the impleaded parties and that all CN Securityholders, the names of which appear on the list CN is required to prepare pursuant to Section 138 of the CBCA in the case of CN Registered Shareholders (i.e. exhibit CN-2) and on exhibit CN-3 in the case of holders of CN Options, and any transferees thereof, be deemed parties to the present proceedings as described as mis en cause in the heading of the present application;

   87. CN requests that CN Securityholders be validly served with the present proceedings by delivery of the present Application, without the exhibits, and the Interim Order, en liasse as Annex I to the Proxy Solicitation Statement exhibit CN-6, by mail, delivery or facsimile transmission to CN Securityholders as of the Record Date in accordance with 84 (a) above at the address appearing in the lists of shareholders CN-2 and of holders of CN options CN-3, updated as at the Record Date;

   88. Any CN Securityholders wishing to appear on the application for Final Order in the present proceedings shall file an appearance on or before May 1st, 2000, and if such appearance is with the view to contesting the application, shall file a written contestation, supported as to the facts by affidavit(s), and exhibit(s) if any, on or before May 11, 2000, without which such contestation an appearing CN Securityholder shall not be admitted to contest the application;

   89. Subject to the foregoing, the Final Order of this Court shall be binding on all CN Securityholders;

WHEREFORE THE APPLICANT PRAISES THIS HONOURABLE COURT:

A) ON THE INTERIM APPLICATION:

 As to the meeting:

   ORDER that CN is authorized and directed to call, hold and conduct a special meeting ("Meeting") of:

     (a) the registered holders of CN common shares ("CN Common Shares"); and

     (b) the holders of options to purchase CN Common Shares, excluding the option held by BNSF pursuant to the Stock Option Agreement dated December 18, 1999 ("CN Options")

   (these CN Common Shares and CN Options are collectively referred to as "CN Securities" and these holders of CN Common Shares and CN Options are collectively referred to as "CN Securityholders"), to be held in Montreal, Quebec, on April 19, 2000, to consider and, if deemed advisable, to pass a special resolution ("Arrangement Resolution") to approve an arrangement, with or without variation, substantially as contemplated in the Plan of Arrangement ("Plan of Arrangement"), attached as Annex B to the draft joint proxy solicitation statement of CN and BNSF ("Proxy Solicitation Statement") produced as exhibit CN-6. The Meeting may be called and held as a special meeting or an annual and special meeting, as the board of directors may determine.

   ORDER that the Meeting shall be called, held and conducted in accordance with the notice of special meeting of CN Securityholders included in the Proxy Solicitation Statement ("Notice of Special Meeting"), the CBCA, the articles and by-laws of CN, the terms of this Interim Order, any further Order of this Court, and the rulings and directions of the Chair of the Meeting, and, to the extent of any inconsistency or discrepancy between this Interim Order and the articles and/or by-laws of CN or the terms of any instrument creating or governing or collateral to the CN Options or to which the CN Options are collateral, this Interim Order shall govern;

 As to the record date for notice

   ORDER that the record date for determination of registered holders of CN Securities entitled to receive the Notice of Special Meeting, Proxy Solicitation Statement and form of proxy (collectively referred to as the "Meeting Materials") shall be at the close of business on the March 13, 2000 ("Record Date");

 As to the notice of meeting

   ORDER that the Meeting Materials, with such amendments or additional documents as counsel for CN may advise are necessary or desirable and as are not inconsistent with the terms of this Interim Order, and a copy of this Interim Order, shall be sent to:

     (a) the registered holders of CN Securities of record at the close of business on the Record Date, being at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing, delivery or transmittal and the date of the Meeting, by one or more of the following methods:

       (i) by first class prepaid mail, addressed to each registered holder of CN Common Shares at his, her or its address registered on the common share register of CN and each holder of CN Options at his, her or its address recorded on the records of CN;

       (ii) by delivery in person or by recognized courier service to the addresses specified in subparagraph (i) above; or

       (iii) by facsimile transmission to any registered holder of CN Common Shares or holder of CN Options identifying himself, herself or itself to the satisfaction of CN and The Trust Company of the

    Bank of Montreal, acting through its representatives, who requests such facsimile transmission and, if required by CN, is prepared to pay the charges for such facsimile transmission;

     (b) the directors and auditors of CN, and the Director, by mailing the Meeting Materials by first class prepaid mail addressed to such persons, or by delivery, in person or by recognized courier service, or by facsimile transmission at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing and the date of the Meeting;

     (c) BNSF by delivery in person to Jeffrey R. Moreland, Senior Vice-President and General Counsel of BNSF at BNSF's principal corporation office as set out in the Proxy Solicitation Statement; and

     (d) NAR by delivery in person to Jean Pierre Ouellet, Secretary of NAR at CN's principal corporate office as set out in the Proxy Solicitation Statement;

 As to deemed receipt of meeting materials and service of the application and the interim order

   ORDER that the Meeting Materials shall be deemed, for the purposes of this Interim Order, to have been received by, and the application and this Interim Order to have been served on CN Securityholders:

     (a) in the case of mailing, three (3) days after delivery thereof to the post office;

     (b) in the case of delivery in person, upon receipt thereof at the intended recipient's address or, in the case of delivery by courier, one
  (1) business day after receipt by the courier; and

     (c) in the case of facsimile transmission, upon the transmission thereof;

 As to permitted attendees

   ORDER that the only persons entitled to attend the Meeting shall be:

     (a) the registered CN Securityholders or their respective proxyholders in each case entitled to vote at the meeting;

     (b) CN officers, directors, auditors and advisors;

     (c) representatives of BNSF and NAR;

     (d) the Director; and

     (e) other persons with the permission of the Chair of the Meeting;

   and that the only persons entitled to vote at the Meeting on the Arrangement Resolution shall be:

     (a) the registered CN Securityholders as at the close of business on the Record Date, or their respective proxyholders; and

     (b) persons who become registered holders of CN Common Shares after the Record Date, and who become entitled to vote by complying with subsection 138(2) of the CBCA;

   ORDER that the accidental omission to give notice of the Meeting, or the non-receipt of such notice, shall not invalidate any resolution passed or proceedings taken at the Meeting;

 As to quorum and voting

   ORDER that the quorum required at the Meeting shall be two holders of CN Common Shares present in person or by proxy, and holding or representing at least 10% of the CN Common Shares and who are entitled to attend and vote at the Meeting, provided that, if no quorum is present within 30 minutes of the appointed meeting time, the Meeting shall stand adjourned to be reconvened on a day which is not more than 30 days later, as determined by the Chair of the Meeting, in the Chair's sole discretion, and at such reconvened meeting, those persons present in person or by proxy entitled to vote at such meeting on the Arrangement Resolution will constitute a quorum for the reconvened meeting;

   ORDER that the Meeting shall be a single meeting of CN Securityholders who shall vote together on the Arrangement Resolution;

   ORDER that votes shall be taken at the Meeting on the basis of one (1) vote per CN Common Share, and in respect of each CN Option, one (1) vote per CN Common Share that the holder thereof is entitled to receive upon the valid exercise of such CN Option and that, subject to further order of this Court, the vote required to pass the Arrangement Resolution shall be the affirmative vote of at least 66 2/3% of the votes cast in respect of that resolution by the CN Securityholders present or represented by proxy at the Meeting;

 As to adjournment of meeting and amendments

   ORDER that CN, if it deems advisable, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of CN Securityholders respecting the adjournment or postponement;

   ORDER that CN is authorized to make such amendments, revisions or supplements to the Plan of Arrangement as it may determine, without any additional notice to the CN Securityholders, and the Plan of Arrangement as so amended, revised or supplemented shall be the Plan of Arrangement submitted to the Meeting and the subject of the Arrangement Resolution;

 As to scrutineers

   ORDER that the scrutineers for the Meeting shall be The Trust Company of the Bank of Montreal (acting through its representatives for that purpose) and the duties of the scrutineers shall include:

     (a) invigilating and reporting to the Chair on the deposit and validity of the proxies;

     (b) reporting to the Chair on the quorum of the Meeting;

     (c) reporting to the Chair on the polls taken or ballots cast at the Meeting; and

     (d) providing to CN and to the Chair written reports on matters related to their duties;

 As to proxies

   ORDER that CN is authorized to use the form of proxy, in substantially the same form as exhibit CN-12 and CN is authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as it may determine;

   ORDER that the procedure for the use of proxies at the Meeting shall be as set out in the Proxy Solicitation Statement;

   ORDER that CN may in its discretion waive generally the time limits for the deposit of proxies by the CN Securityholders, if CN deems it advisable to do so;

 As to dissent rights

   ORDER that the registered holders of CN Common Shares shall be permitted to dissent from the Plan of Arrangement pursuant to the Plan of Arrangement and section 190 of the CBCA as applied by the Interim Order, and to seek fair value for their CN Common Shares, provided that they give written objection to the Plan of Arrangement so as to be received prior to 5:00 p.m. (Montreal time) to the Senior Vice President, Chief

Legal Officer and Corporate Secretary of CN (at his address as set out in the Proxy Solicitation Statement) on the Business Day preceding the Meeting and that they otherwise strictly comply with the requirements of the Plan of Arrangement and this Interim Order;

   For the purposes of this Application, section 190 of the CBCA will be applicable with the following adjustments:

     (a) in subsection 190(3) the words "when the action approved by the resolution from which he dissents or an order made under subsection 192(4) becomes effective" are removed and replaced with the words "at the time when the action approved by the resolution approving the arrangement becomes effective" and the words "determined as of the close of business on the day before the resolution was adopted or the order was made" are removed and replaced with the words "determined as of the close of business on the day before the date on which the action approved by the resolution approving the arrangement becomes effective";

     (b) in subsection 190(5) the words "at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on" shall be read as "before 5:00 p.m. Montreal time on the business day preceding the Meeting";

     (c) in subsection 190(6) the words "within ten days after the shareholders adopt the resolution" are removed and replaced with the words "within ten days after the date on which the action approved by the resolution approving the arrangement becomes effective"; and

     (d) in subsection 190(7) the words "within twenty days after he learns that the resolution has been adopted" are removed and replaced with the words "within twenty days after he learns that the action approved by the resolution approving the arrangement is effective";

 As to service of court proceedings

   ORDER that CN shall include in the Meeting Materials, as Annex I to the Proxy Solicitation Statement, a copy of the application (without those exhibits not already part of the Meeting Materials) and this Interim Order (collectively the "Court Materials"), and that the Court Materials shall be deemed to have been received by and served upon the CN Securityholders at the times specified above as to service of the application and the Interim Order, whether those persons reside within Quebec or within another jurisdiction;

   ORDER that sending the Court Materials in accordance with this Interim Order shall constitute good and sufficient service of such Court Materials upon all persons who are entitled to receive such Court Materials pursuant to this Interim Order and no other form of service need be made and no other material need be served on such persons in respect of these proceedings;

   ORDER that CN shall make proof of service with an affidavit to the effect that the Court Materials were sent in accordance with this Interim Order to which shall be annexed the lists of CN Securityholders (CN-2 and CN-3 updated as at the Record Date) to whom such Court Materials were sent;

   ORDER that the CN Securityholders (and any transferee after the Record Date) and all other persons served in accordance with this Interim Order shall be parties to this Application and shall be bound by the orders and findings of this Court in this Application;

 As to sanction hearing

   ORDER that, upon the approval by the CN Securityholders of the Plan of Arrangement in the manner set forth in this Interim Order, CN may apply to this Court for a final order as set out below ("Final Order");

   ORDER that such Application for a Final Order be presented on May 18, 2000 at the Montreal Courthouse at 1 Notre-Dame East in Montreal, Quebec, in room
2.16 at 9:00 a.m. or so soon thereafter as Counsel may be heard;

   ORDER that a notice of such Application be published in La Presse and in the Globe and Mail on or before April 24, 2000;

   ORDER that any CN Securityholder has the right to appear (either in person or by counsel) and make submissions at the hearing of the application for the Final Order;

   ORDER that any person seeking to appear at the hearing of the application for the Final Order shall:

     (a) file into the Court record, and serve to CN's Counsel of record, an Appearance on or before May 1st, 2000;

     (b) if the appearance is with a view to contesting the application for Final Order, serve to CN's counsel of record and file into the Court record, on or before May 11, 2000, a written contestation, supported as to the facts by affidavit(s), and exhibit(s) if any, without which such contestation the appearing person shall not be admitted to contest the application for Final Order;

   ORDER that any person who files an appearance shall be entitled to be served with any additional court material not already served as provided above and filed prior to or at the hearing of the application for the Final Order, and that no other party other than the Director is entitled to be served with these materials;

 As to variance

   ORDER that CN shall be entitled, at any time, to seek leave to vary this Interim Order;

B) ON THE FINAL APPLICATION:

   GRANT the application;

   DECLARE the Plan of Arrangement, as submitted to and voted on by the CN Securityholders, duly adopted in accordance with the directions given by this Court on the Interim Order;

   DECLARE that such Plan of Arrangement conforms with the requirements of the CBCA and the CN Commercialization Act, S.C. 1995, c.24 applicable to Canadian National Railway Company;

   DECLARE that such Plan of Arrangement is fair and reasonable to CN Securityholders;

   ORDER that such Plan of Arrangement be and is hereby approved.

                                          Montreal, February 28, 2000

                                          /s/ Stikeman Elliott
                                          -------------------------------------
                                          Stikeman Elliott
                                          Attorneys for Canadian National
                                          Railway Company

                                   AFFIDAVIT

   I, the undersigned, Jean Pierre Ouellet, of the City of Montreal, in the Province of Quebec, do solemnly declare that:

   1. I am the Senior Vice-President, Chief Legal Officer and Corporate Secretary of Canadian National Railway Company;

   2. All the facts stated in the present Application for Interim and Final Orders with respect to an Arrangement are true;

                                          Signed in Montreal, on February 28,
                                          2000

                                          /s/ Jean Pierre Ouellet
                                          -------------------------------------
                                          Jean Pierre Ouellet

Solemnly declared before me in
Montreal on February 28, 2000

/s/ Helene Boulet
-------------------------------
Commissioner for oaths

                             NOTICE OF PRESENTATION

To:  The Director in charge of the
  Canada Business Corporations Act
  Complex Jean-Edmonds South
  9th Floor
  365 Laurier Avenue West
  Ottawa, Ontario

   Take notice of the present Application for Interim Order with respect to an Arrangement and its presentation at the Montreal Courthouse, practice division, 1 Notre-Dame Street East, Montreal, in room 2.16, on March 6, 2000 at 9:00 a.m. or so soon thereafter as Counsel may be heard.

                                          Montreal, February 28, 2000

                                          /s/ Stikeman Elliot
                                          -------------------------------------
                                          STIKEMAN ELLIOTT
                                          Attorneys for Canadian National
                                          Railway Company

                                    CANADA

                                                     SUPERIOR COURT
PROVINCE OF QUEBEC                        -------------------------------------
DISTRICT OF MONTREAL


                                          In the matter of the Arrangement of
No.: 500-05

                                          CANADIAN NATIONAL RAILWAY COMPANY,
                                          having its head office at 935 de La
                                          Gauchetiere Street West, 16th Floor,
                                          Montreal, Quebec;

                                                        Applicant

                                          -and-

                                          SHAREHOLDERS, and HOLDERS OF OPTIONS
                                          to acquire shares, of Canadian
                                          National Railway;

                                          -and-

                                          THE DIRECTOR IN CHARGE OF THE CANADA
                                          BUSINESS CORPORATIONS ACT
                                          ("Director"), having his head office
                                          at Complex Jean-Edmonds South, 9th
                                          Floor, 365 Laurier Avenue West,
                                          Ottawa, Ontario;

                                                      Mis-en-cause
                                          -------------------------------------

                               LIST OF EXHIBITS

CN-1   Last Annual Report of Canadian National Railway Company;
CN-2   List of CN shareholders;
CN-3   List of holders of CN options;
CN-4   Combination Agreement;
CN-5   Plan of Arrangement;
CN-6   Proxy Solicitation Statement of CN and BNSF;
CN-7   Map showing the combined network of CN and BNSF;
CN-8   Conditional listing letter of the Toronto Stock Exchange dated February 24, 2000 concerning the CN Stapled Securities;
CN-9   Diagrams illustrating the Arrangement and the Merger;
CN-10  Opinion of Salomon Smith Barney;
CN-11  Opinion of Nesbitt-Burns;
CN-12  Forms of proxy accompanying the notice of meeting.

                                          Montreal, February 28, 2000

                                          /s/ Stikeman Elliot
                                          -------------------------------------
                                          Stikeman Elliott
                                          Attorneys for Canadian National
                                          Railway Company

                                  CANADA

PROVINCE OF QUEBEC                                 SUPERIOR COURT
                                          -------------------------------------
DISTRICT OF MONTREAL

                                          March 6, 2000
No.:
                                          Presiding:

                                          The Honourable Mr. Justice Andre
                                          Rochon
                                          -------------------------------------

                                          In the matter of the Arrangement of

                                          CANADIAN NATIONAL RAILWAY COMPANY

                                                     Applicant

                                          -and-

                                          SHAREHOLDERS and HOLDERS OF OPTIONS
                                          to acquire shares of Canadian
                                          National Railway Company

                                          -and-

                                          THE DIRECTOR IN CHARGE OF THE CANADA
                                          BUSINESS CORPORATIONS ACT

                                                    Mis-en-cause
                                          -------------------------------------

                             J U D G M E N T

   CONSIDERING the application of Canadian National Railway Company ("CN") under Section 192 of the Canada Business Corporations Act at the interim level;

   CONSIDERING the affidavit of Me Jean Pierre Ouellet dated February 28, 2000 and the exhibits produced in support of CN'S application;

   THE COURT:

As to the meeting

  ORDERS that CN is authorized and directed to call, hold and conduct a special meeting ("Meeting") of:

  (a)the registered holders of CN common shares ("CN Common Shares"); and

  (b) the holders of options to purchase CN Common Shares, excluding the option held by BNSF pursuant to the Stock Option Agreement dated December 18, 1999 ("CN Options"),

  (these CN Common Shares and CN Options are collectively referred to as "CN Securities" and these holders of CN Common Shares and CN Options are collectively referred to as "CN Securityholders"), to be held in Montreal, Quebec, on April 19, 2000, to consider and, if deemed advisable, to pass a special resolution ("Arrangement Resolution") to approve an arrangement, with or without variation, substantially as contemplated in the Plan of Arrangement ("Plan of Arrangement"), attached as Annex B to the draft joint proxy solicitation statement of CN and BNSF ("Proxy Solicitation Statement") produced as exhibit

  CN-6. The Meeting may be called and held as a special meeting or an annual and special meeting, as the board of directors of CN may determine.

  ORDERS that the Meeting shall be called, held and conducted in accordance with the notice of special meeting of CN Securityholders included in the Proxy Solicitation Statement ("Notice of Special Meeting"), the CBCA, the articles and by-laws of CN, the terms of this Interim Order, any further Order of this Court, and the rulings and directions of the Chair of the Meeting, and, to the extent of any inconsistency or discrepancy between this Interim Order and the articles and/or by-laws of CN or the terms of any instrument creating or governing or collateral to the CN Options or to which the CN Options are collateral, this Interim Order shall govern;

As to the record date for notice

  ORDERS that the record date for determination of registered holders of CN Securities entitled to receive the Notice of Special Meeting, Proxy Solicitation Statement and form of proxy (collectively referred to as the "Meeting Materials") shall be at the close of business on March 13, 2000 ("Record Date");

As to the notice of meeting

  ORDERS that the Meeting Materials, with such amendments or additional documents as counsel for CN may advise are necessary or desirable and as are not inconsistent with the terms of this Interim Order, and a copy of this Interim Order, shall be sent to:

  (a) the registered holders of CN Securities of record at the close of business on the Record Date, being at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing, delivery or transmittal and the date of the Meeting, by one or more of the following methods:

    (i) by first class prepaid mail, addressed to each registered holder of CN Common Shares at his, her or its address registered on the common share register of CN and each holder of CN Options at his, her or its address recorded on the records of CN;

    (ii) by delivery in person or by recognized courier service to the addresses specified in subparagraph (i) above; or

    (iii) by facsimile transmission to any registered holder of CN Common Shares or holder of CN Options identifying himself, herself or itself to the satisfaction of CN and The Trust Company of the Bank of Montreal, acting through its representatives, who requests such facsimile transmission and, if required by CN, is prepared to pay the charges for such facsimile transmission;

  (b) the directors and auditors of CN, and the Director in charge of the Canada Business Corporations Act, by mailing the Meeting Materials by first class prepaid mail addressed to such persons, or by delivery, in person or by recognized courier service, or by facsimile transmission at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing and the date of the Meeting;

  (c) BNSF by delivery in person to Jeffrey R. Moreland, Senior Vice-President and General Counsel of BNSF at BNSF's principal corporation office as set out in the Proxy Solicitation Statement; and

  (d) NAR by delivery in person to Jean Pierre Ouellet, Secretary of NAR at CN's principal corporate office as set out in the Proxy Solicitation Statement;

As to deemed receipt of meeting materials and service of the application and the interim order

  ORDERS that the Meeting Materials shall be deemed, for the purposes of this Interim Order, to have been received by, and the application and this Interim Order to have been served on CN Securityholders:

  (a) in the case of mailing, three (3) days after delivery thereof to the post office;

  (b) in the case of delivery in person, upon receipt thereof at the intended recipient's address or, in the case of delivery by courier, one (1) business day after receipt by the courier; and

  (c) in the case of facsimile transmission, upon the transmission thereof;

As to permitted attendees

  ORDERS that the only persons entitled to attend the Meeting shall be:

  (a) the registered CN Securityholders or their respective proxyholders in each case entitled to vote at the meeting;

  (b) CN officers, directors, auditors and advisors;

  (c) representatives of BNSF and NAR;

  (d) the Director; and

  (e) other persons with the permission of the Chair of the Meeting;

  and that the only persons entitled to vote at the Meeting on the Arrangement Resolution shall be:

  (a) the registered CN Securityholders as at the close of business on the Record Date, or their respective proxyholders; and

  (b) persons who become registered holders of CN Common Shares after the Record Date, and who become entitled to vote by complying with subsection 138(2) of the CBCA;

  ORDERS that the accidental omission to give notice of the Meeting, or the non-receipt of such notice, shall not invalidate any resolution passed or proceedings taken at the Meeting;

As to quorum and voting

  ORDERS that the quorum required at the Meeting shall be two holders of CN Common Shares present in person or by proxy, and holding or representing at least 10% of the CN Common Shares and who are entitled to attend and vote at the Meeting, provided that, if no quorum is present within 30 minutes of the appointed meeting time, the Meeting shall stand adjourned to be reconvened on a day which is not more than 30 days later, as determined by the Chair of the Meeting, in the Chair's sole discretion, and at such reconvened meeting, those persons present in person or by proxy entitled to vote at such meeting on the Arrangement Resolution will constitute a quorum for the reconvened meeting;

  ORDERS that the Meeting shall be a single meeting of CN Securityholders who shall vote together on the Arrangement Resolution;

  ORDERS that votes shall be taken at the Meeting on the basis of one (1) vote per CN Common Share, and in respect of each CN Option, one (1) vote per CN Common Share that the holder thereof is entitled to receive upon the valid exercise of such CN Option and that, subject to further order of this Court, the vote required to pass the Arrangement Resolution shall be the affirmative vote of at least 66 2/3% of the votes cast in respect of that resolution by the CN Securityholders present or represented by proxy at the Meeting;

As to adjournment of meeting and amendments

  ORDERS that CN, if it deems advisable, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of CN Securityholders respecting the adjournment or postponement;

  ORDERS that CN is authorized to make such amendments, revisions or supplements to the Plan of Arrangement as it may determine, without any additional notice to the CN Securityholders, and the Plan of Arrangement as so amended, revised or supplemented shall be the Plan of Arrangement submitted to the Meeting and the subject of the Arrangement Resolution;

As to scrutineers

  ORDERS that the scrutineers for the Meeting shall be The Trust Company of the Bank of Montreal (acting through its representatives for that purpose) and the duties of the scrutineers shall include:

  (a) invigilating and reporting to the Chair on the deposit and validity of the proxies;

  (b) reporting to the Chair on the quorum of the Meeting;

  (c) reporting to the Chair on the polls taken or ballots cast at the Meeting; and

  (d) providing to CN and to the Chair written reports on matters related to their duties;

As to proxies

  ORDERS that CN is authorized to use the form of proxy, in substantially the same form as exhibit CN-12 and CN is authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as it may determine;

  ORDERS that the procedure for the use of proxies at the Meeting shall be as set out in the Proxy Solicitation Statement;

  ORDERS that CN may in its discretion waive generally the time limits for the deposit of proxies by the CN Securityholders, if CN deems it advisable to do so;

As to dissent rights

  ORDERS that the registered holders of CN Common Shares shall be permitted to dissent from the Plan of Arrangement pursuant to the Plan of Arrangement and section 190 of the CBCA as applied by this Interim Order, and to seek fair value for their CN Common Shares, provided that they give written objection to the Plan of Arrangement so as to be received prior to 5:00 p.m. (Montreal time) to the Senior Vice President, Chief Legal Officer and Corporate Secretary of CN (at his address as set out in the Proxy Solicitation Statement) on the Business Day preceding the Meeting and that they otherwise strictly comply with the requirements of the Plan of Arrangement and this Interim Order;

  For the purposes of this Application, section 190 of the CBCA will be applicable with the following adjustments:

  (a) in subsection 190(3) the words "when the action approved by the resolution from which he dissents or an order made under subsection 192(4) becomes effective" are removed and replaced with the words "at the time when the action approved by the resolution approving the arrangement becomes effective" and the words "determined as of the close of business on the day before the resolution was adopted or the order was made" are removed and replaced with the words "determined as of the close of business on the day before the date on which the action approved by the resolution approving the arrangement becomes effective";

  (b) in subsection 190(5) the words "at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on" shall be read as "before 5:00 p.m. Montreal time on the business day preceding the Meeting";

  (c) in subsection 190(6) the words "within ten days after the shareholders adopt the resolution" are removed and replaced with the words "within ten days after the date on which the action approved by the resolution approving the arrangement becomes effective"; and

  (d) in subsection 190(7) the words "within twenty days after he learns that the resolution has been adopted" are removed and replaced with the words "within twenty days after he learns that the action approved by the resolution approving the arrangement is effective";

As to service of court proceedings

  ORDERS that CN shall include in the Meeting Materials, as Annex I to the Proxy Solicitation Statement, a copy of the application (without those exhibits not already part of the Meeting Materials) and this Interim Order (collectively the "Court Materials"), and that the Court Materials shall be deemed to have been received by and served upon the CN Securityholders at the times specified above as to service of the application and the Interim Order, whether those persons reside within Quebec or within another jurisdiction;

  ORDERS that sending the Court Materials in accordance with this Interim Order shall constitute good and sufficient service of such Court Materials upon all persons who are entitled to receive such Court Materials pursuant to this Interim Order and no other form of service need be made and no other material need be served on such persons in respect of these proceedings;

  ORDERS that CN shall make proof of service with an affidavit to the effect that the Court Materials were sent in accordance with this Interim Order to which shall be annexed the lists of CN Securityholders (Exhibits CN-2 and CN-3 updated as at the Record Date) to whom such Court Materials were sent;

  ORDERS that the CN Securityholders (and any transferee after the Record
  Date) and all other persons served in accordance with this Interim Order shall be parties to this Application and shall be bound by the orders and findings of this Court in this Application;

As to sanction hearing

  ORDERS that, upon the approval by the CN Securityholders of the Plan of Arrangement in the manner set forth in this Interim Order, CN may apply to this Court for a final order as set out below ("Final Order");

  ORDERS that such Application for a Final Order be presented on May 18, 2000 at the Montreal Courthouse at 1 Notre-Dame East in Montreal, Quebec, in room 2.16 at 9:00 a.m. or so soon thereafter as Counsel may be heard;

  ORDERS that a notice of such Application be published in La Presse and in the Globe and Mail on or before April 24, 2000;

  ORDERS that any CN Securityholder has the right to appear (either in person or by counsel) and make submissions at the hearing of the application for the Final Order;

  ORDERS that any person seeking to appear at the hearing of the application for the Final Order shall:

  (a) file into the Court record, and serve to CN's Counsel of record, an Appearance on or before May 1st, 2000;

  (b) if the appearance is with a view to contesting the application for Final Order, serve to CN's counsel of record and file into the Court record, on or before May 11, 2000, a written contestation, supported as to the facts by affidavit(s), and exhibit(s) if any;

  ORDERS that any person who files an appearance shall be entitled to be served with any additional court material not already served as provided above and filed prior to or at the hearing of the application for the Final Order, and that no other party other than the Director is entitled to be served with these materials;

As to variance

  ORDERS that CN shall be entitled, at any time, to seek leave to vary this Interim Order;

  THE WHOLE without costs.

                                         /s/ The Honourable Mr. Justice Andre
                                          Rochon
                                         --------------------------------------

                                         The Honourable Mr. Justice Andre
                                         Rochon

                                    ANNEX J

                        Canada Business Corporations Act
                        R.S.C. 1985, c. C-44 as amended

   190. (1) Right to Dissent--Subject to sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

     (a) amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

     (b) amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

     (c) amalgamate otherwise than under section 184;

     (d) be continued under section 188; or

     (e) sell, lease or exchange all or substantially all its property under subsection 189(3).

   (2) Further Right--A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

   (3) Payment of Shares--In addition to any other right he may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which he dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

   (4) No partial dissent--A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

   (5) Objection--A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of his right to dissent.

   (6) Notice of resolution--The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn his objection.

   (7) Demand for payment--A dissenting shareholder shall, within twenty days after he receives a notice under subsection (6) or, if he does not receive such notice, within twenty days after he learns that the resolution has been adopted, send to the corporation a written notice containing

     (a) his name and address;

     (b) the number and class of shares in respect of which he dissents; and

     (c) a demand for payment of the fair value of such shares.

   (8) Share certificate--A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which he dissents to the corporation or its transfer agent.

   (9) Forfeiture--A dissenting shareholder who fails to comply with subsection
(8) has no right to make a claim under this section.

   (10) Endorsing certificate--A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

   (11) Suspension of rights--On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares as determined under this section except where

     (a) the dissenting shareholder withdraws his notice before the corporation makes an offer under subsection (12),

     (b) the corporation fails to make an offer in accordance with subsection
  (12) and the dissenting shareholder withdraws his notice, or

     (c) the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case his rights as a shareholder are reinstated as of the date he sent the notice referred to in subsection (7).

   (12) Offer to pay--A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice:

     (a) a written offer to pay for his shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

     (b) if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

   (13) Same terms--Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

   (14) Payment--Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

   (15) Corporation may apply to court--Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

   (16) Shareholder application to court--If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

   (17) Venue--An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

   (18) No security for costs--A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

   (19) Parties--On an application to a court under subsection (15) or (16),

     (a) all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

     (b) the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of his right to appear and be heard in person or by counsel.

   (20) Powers of court--On an application to a court under subsection (15) or
(16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

   (21) Appraisers--A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

   (22) Final order--The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

   (23) Interest--A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

   (24) Notice that subsection (26) applies--If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

   (25) Effect where subsection (26) applies--If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

     (a) withdraw his notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder; or

     (b) retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

   (26) Limitation--A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

     (a) the corporation is or would after the payment be unable to pay its liabilities as they become due; or

     (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

                                    ANNEX K

                  FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

   MEMORANDUM OF AGREEMENT made as of the    day of    , 200 .

   B E T W E E N :

                  CANADIAN NATIONAL RAILWAY COMPANY, a
                  corporation existing under the laws of
                  Canada, (hereinafter referred to as
                  "CN"),

                                                              OF THE FIRST PART,

                                   -- and --

                  NORTH AMERICAN RAILWAYS, INC., a
                  corporation existing under the laws of
                  the State of Delaware, (hereinafter
                  referred to as "Newco"),

                                                             OF THE SECOND PART,

                                   -- and --

                  NAR HOLDINGS COMPANY, an unlimited
                  liability company existing under the
                  laws of the Province of Nova Scotia,
                  (hereinafter referred to as "NAR
                  Subco"),

                                                              OF THE THIRD PART,

                                   -- and --

                  THE TRUST COMPANY OF THE BANK OF
                  MONTREAL, a trust company incorporated
                  under the laws of Canada, (hereinafter
                  referred to as "Trustee"),

                                                             OF THE FOURTH PART.

   WHEREAS pursuant to an amended and restated combination agreement (the "Combination Agreement") dated as of December 18, 1999 among CN, Burlington Northern Santa Fe Corporation ("BNSF"), Newco and Western Merger Sub, Inc., CN and BNSF are to effect a business combination involving, among other things, the recapitalization of CN through the issuance to its common shareholders of units ("CN Stapled Units") each comprised of one voting share (a "CN Voting Share") and one exchangeable share (a "CN Exchangeable Share"), all pursuant to the plan of arrangement (the "Plan of Arrangement") contemplated by the Combination Agreement;

   AND WHEREAS pursuant to the Combination Agreement CN and Newco have agreed to execute a voting and exchange trust agreement substantially in the form of this trust agreement;

   NOW THEREFORE in consideration of the respective covenants and agreements provided in this trust agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   Article 1

                         Definitions and Interpretation

Section 1.1 Definitions.

   In this trust agreement, the following terms shall have the following meanings:

   "Affiliate" means an affiliated body corporate within the meaning of the CBCA.

   "Arrangement" means the arrangement involving, among others, CN and its shareholders contemplated by the Plan of Arrangement.

   "Automatic Exchange Rights" means the benefit of the obligation of Newco to effect the automatic exchange of Newco Common Shares for CN Exchangeable Shares pursuant to section 5.12.

   "Beneficiaries" means the registered holders from time to time of CN Exchangeable Shares, represented by CN Stapled Units, other than CN, Newco and their respective Affiliates.

   "Beneficiary Votes" has the meaning ascribed thereto in section 4.2.

   "Board of Directors" means the Board of Directors of CN.

   "Business Day" means any day on which commercial banks are generally open for business in New York, New York and Montreal, Quebec, other than a Saturday, a Sunday or a day observed as a holiday in Montreal, Quebec under the laws of the province of Quebec or the federal laws of Canada or in New York, New York under the laws of the State of New York or the federal laws of the United States of America.

   "CN Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the CN Exchangeable Shares.

   "CN Exchangeable Shares" means the non-voting exchangeable shares in the capital of CN.

   "CN Stapled Unit" means a unit comprised of one CN Voting Share and one CN Exchangeable Share, which unit does not constitute a security independent of the shares it represents.

   "CN Voting Shares" means the voting shares in the capital of CN.

   "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by
(b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

   "Co-operation Agreement" means that certain co-operation agreement made as of even date herewith between CN, Newco and NAR Subco.

   "Current Market Price" means, in respect of a Newco Stapled Unit on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Newco Stapled Units during a period of 20 consecutive trading days ending not more than three trading days before such date on the New York Stock Exchange, or, if the Newco Stapled Units are not then quoted on the New York Stock Exchange, on such other stock exchange or automated quotation system on which the Newco Stapled Units are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided however, that if in the opinion of the Board of Directors the public distribution or trading activity of Newco Stapled Units during such period does not create a market which reflects the fair market value of a Newco Stapled Unit, then the Current Market Price of a Newco Stapled Unit shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

   "Exchange Right" has the meaning ascribed thereto in section 5.1.

   "Insolvency Event" means the institution by CN of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of CN to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by CN to contest in good faith any such proceedings commenced in respect of CN within 30 days of becoming aware thereof, or the consent by CN to the filing of any such petition or to the appointment of a receiver, or the making by CN of a general assignment for the benefit of creditors, or the admission in writing by CN of its inability to pay its debts generally as they become due, or CN not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6.6 of the CN Exchangeable Share Provisions.

   "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

   "Liquidation Event" has the meaning ascribed thereto in paragraph 5.12(b).

   "Liquidation Event Effective Date" has the meaning ascribed thereto in section 5.12(c).

   "List" has the meaning ascribed thereto in section 4.6.

   "NAR Subco" means NAR Holdings Company an unlimited liability company existing under the laws of the Province of Nova Scotia and a wholly-owned subsidiary of Newco.

   "Newco Affiliates" means Affiliates of Newco, including without limitation NAR Subco.

   "Newco Common Share" means a share of common stock, par value U.S.$0.01 per share, in the capital of Newco.

   "Newco Consent" has the meaning ascribed thereto in section 4.2.

   "Newco Meeting" has the meaning ascribed thereto in section 4.2.

   "Newco Stapled Unit" means a unit comprised of one CN Voting Share and one Newco Common Share, which unit does not constitute a security independent of the shares it represents.

   "Newco Successor" has the meaning ascribed thereto in paragraph 11.1(a).

   "Officer's Certificate" means, with respect to CN, Newco or NAR Subco, as the case may be, a certificate signed by any one director or officer of CN, Newco or NAR Subco, as the case may be.

   "person" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

   "Plan of Arrangement" means the plan of arrangement of CN providing for the Arrangement.

   "Retracted Shares" has the meaning ascribed thereto in section 5.7.

   "Retraction Call Right" has the meaning ascribed thereto in the CN Exchangeable Share Provisions.

   "Special Voting Share" means the one share of special voting stock of Newco, par value U.S.$0.01, which entitles the holder of record to a number of votes at meetings of holders of Newco Common Shares equal to the number of CN Exchangeable Shares outstanding from time to time (other than CN Exchangeable Shares held by Newco and Newco Affiliates), which share is to be issued to, deposited with, and voted by, the Trustee as described herein.

   "Trust" means the trust created by this trust agreement.

   "Trust Estate" means the Special Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this trust agreement.

   "Trustee" means The Trust Company of the Bank of Montreal and, subject to the provisions of Article 10, includes any successor trustee.

   "Voting Rights" means the voting rights attached to the Special Voting
Share.

Section 1.2 Interpretation Not Affected by Headings, etc.

   The division of this trust agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this trust agreement. Unless otherwise indicated, all references to an "Article", "section" or "paragraph" followed by a number and/or a letter refer to the specified Article or section of this trust agreement. The terms "this trust agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this trust agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

Section 1.3 Number, Gender, etc.

   Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

Section 1.4 Date for any Action.

   If any date on which any action is required to be taken under this trust agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   Article 2

                              Purpose of Agreement

Section 2.1 Establishment of Trust.

   The purpose of this trust agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Special Voting Share in order to enable the Trustee to execute the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this trust agreement.

                                   Article 3

                              Special Voting Share

Section 3.1 Issue and Ownership of the Special Voting Share.

   Newco hereby issues to, and deposits with, the Trustee, the Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this trust agreement. Newco hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Special Voting Share by Newco to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Special Voting Share provided that the Trustee shall:

   (a) hold the Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this trust agreement; and

   (b) except as specifically authorized by this trust agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Special Voting Share and the Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this trust agreement.

Section 3.2 Legended Share Certificates.

   CN will cause each certificate representing CN Stapled Units to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the CN Exchangeable Shares forming part of the CN Stapled Units of the Beneficiaries.

Section 3.3 Safe Keeping of Certificate.

   The certificate representing the Special Voting Share shall at all times be held in safe keeping by the Trustee.

                                   Article 4

                           Exercise of Voting Rights

Section 4.1 Voting Rights.

   The Trustee, as the holder of record of the Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of Newco at a Newco Meeting or in connection with a Newco Consent. The Voting Rights shall be and remain vested in and exerciseable by the Trustee. Subject to section 7.15:

   (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Newco Meeting is held; and

   (b) to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

Section 4.2 Number of Votes.

   With respect to all meetings of shareholders of Newco at which holders of Newco Common Shares are entitled to vote (each, a "Newco Meeting") and with respect to all written consents sought by Newco from its shareholders including the holders of Newco Common Shares (each, a "Newco Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise one of the votes comprised in the Voting Rights for each CN Stapled Unit owned of record by such Beneficiary on the record date established by Newco or by applicable law for such Newco Meeting or Newco Consent, as the case may be (the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such Newco Meeting or in connection with such Newco Consent.

Section 4.3 Mailings to Shareholders.

   With respect to each Newco Meeting and Newco Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Newco utilizes in communications to holders of Newco Stapled Units) to each of the Beneficiaries named in the List referred to in section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Newco to holders of Newco Stapled Units:

   (a) a copy of such notice, together with any related materials to be provided to holders of Newco Stapled Units;

   (b) a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Newco Meeting or Newco Consent or, pursuant to section 4.7, to attend such Newco Meeting and to exercise personally the Beneficiary Votes thereat;

   (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

     (i) a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

     (ii) a proxy to a designated agent or other representative of the management of Newco to exercise such Beneficiary Votes;

   (d) a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

   (e) a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

   (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Newco Meeting shall not be earlier than the close of business on the [second Business Day] prior to such meeting, and of the method for revoking or amending such instructions.

   For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Newco Meeting or Newco Consent, the number of CN Exchangeable Shares represented by CN Stapled Units owned of record by the Beneficiary shall be determined at the close of business on the record date established by Newco or by applicable law for purposes of determining shareholders entitled to vote at such Newco Meeting. Newco will notify the Trustee of any decision of the Board of Directors of Newco with respect to the calling of any Newco Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

Section 4.4 Copies of Shareholder Information.

   Newco will deliver to the Trustee copies of all proxy materials (including notices of Newco Meetings but excluding proxies to vote Newco Common Shares or CN Voting Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Newco Stapled Units in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Newco Stapled Units. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Newco, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Newco) received by the Trustee from Newco contemporaneously with the sending of such materials to holders of Newco Stapled Units. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the City of Montreal all proxy materials, information statements, reports and other written communications that are:

   (a) received by the Trustee as the registered holder of the Special Voting Share and made available by Newco generally to the holders of Newco Stapled Units; or

   (b) specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Newco.

Section 4.5 Other Materials.

   As soon as reasonably practicable after receipt by Newco or holders of Newco Stapled Units (if such receipt is known by Newco) of any material sent or given by or on behalf of a third party to holders of Newco Stapled Units generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Newco shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. Immediately upon receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Newco, copies of all such materials received by the Trustee from Newco. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal corporate trust office in the City of Montreal copies of all such materials.

Section 4.6 List of Persons Entitled to Vote.

   CN shall, (a) prior to each annual, general and special Newco Meeting or the seeking of any Newco Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (the "List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of CN Exchangeable Shares represented by CN Stapled Units held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Newco Meeting or a Newco Consent, at the close of business on the record date established by Newco or pursuant to applicable law for determining the holders of Newco Stapled Units entitled to receive notice of and/or to vote the Newco Common Share component thereof at such Newco Meeting or to give consent in connection with such Newco Consent. Each such List shall be delivered to the Trustee promptly after receipt by CN of such request or the record date for such meeting or seeking of consent, as the case may be. Newco agrees to give CN notice (with a copy to the Trustee) of the calling of any Newco Meeting or the seeking of any Newco Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable CN to perform its obligations under this section 4.6.

Section 4.7 Entitlement to Direct Votes.

   Any Beneficiary named in a List prepared in connection with any Newco Meeting or Newco Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

Section 4.8 Voting by Trustee, and Attendance of Trustee Representative at Meeting.

   (a) In connection with each Newco Meeting and Newco Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

   (b) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Newco Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

Section 4.9 Distribution of Written Materials.

   Any written materials distributed by the Trustee pursuant to this trust agreement shall be sent by mail (or otherwise communicated in the same manner as Newco utilizes in such communication to holders of Newco Stapled Units) to each Beneficiary at its address as shown on the books of CN. CN shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

   (a) a current List; and

   (b) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this trust agreement.

Section 4.10 Termination of Voting Rights.

   All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the CN Exchangeable Shares represented by CN Stapled Units held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Newco, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates for the CN Stapled Units representing such CN Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of CN Exchangeable Shares for Newco Common Shares, as specified in Article 5 (unless, in either case, NAR Subco or Newco, as applicable, shall not have caused to be issued the requisite Newco Common Shares issuable in exchange therefor and caused to be delivered Newco Stapled Units representing same (together with the CN Voting Shares retained by such holder) to the Trustee for delivery to the Beneficiaries), or upon the redemption of CN Exchangeable Shares pursuant to Article 6 of the CN Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of CN pursuant to Article 5 of the CN Exchangeable Share Provisions, or upon the purchase of CN Exchangeable Shares from the holder thereof by NAR Subco pursuant to the exercise by NAR Subco of the Retraction Call Right or the Liquidation Call Right unless, in each of these latter cases, upon presentation and surrender of the required certificates, payment of the total retraction price or purchase price, as the case may be, shall not be made in which case the rights of such Beneficiary shall remain unaffected until the total amount of such price has been paid.

                                   Article 5

                     Exchange Right and Automatic Exchange

Section 5.1 Grant and Ownership of the Exchange Right.

   Newco hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Newco to purchase from each or any Beneficiary all or any part of the CN Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this trust agreement. Newco hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Newco to the Trustee. During the term of the Trust and subject to the terms and conditions of this trust agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

   (a) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this trust agreement; and

   (b) except as specifically authorized by this trust agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this trust agreement.

Section 5.2 Legended Unit Certificates.

   CN will cause each certificate representing CN Stapled Units to bear an appropriate legend notifying the Beneficiaries of:

   (a) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the CN Exchangeable Shares forming part of the CN Stapled Units held by a Beneficiary; and

   (b) the Automatic Exchange Rights.

Section 5.3 General Exercise of Exchange Right.

   The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 7.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

Section 5.4 Purchase Price.

   The purchase price payable by Newco for each CN Exchangeable Share to be purchased by Newco under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Newco Stapled Unit on the last Business Day prior to the day of closing of the purchase and sale of such CN Exchangeable Share under the Exchange Right, which shall be satisfied in full by Newco causing to be issued to such holder one Newco Common Share, plus (b) to the extent not paid by CN, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such CN Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. The purchase price for each such CN Exchangeable Share so purchased may be satisfied only by Newco issuing to the relevant Beneficiary, one Newco Common Share and delivering or causing to be delivered to the relevant Beneficiary a Newco Stapled Unit certificate representing same (as well as the CN Voting Shares retained by such Beneficiary) and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to section 5.13).

Section 5.5 Exercise Instructions.

   Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the CN Exchangeable Shares represented by CN Stapled Units registered in the name of such Beneficiary on the books of CN. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal corporate trust office in Montreal, Quebec or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the CN Stapled Unit certificates representing the CN Exchangeable Shares which such Beneficiary desires Newco to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of CN Exchangeable Shares under the Canada Business Corporations Act and the by-laws of CN and such additional documents and instruments as the Trustee may reasonably require together with
(a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the CN Stapled Unit certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Newco to purchase from the Beneficiary the number of CN Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such CN Exchangeable Shares to be acquired by Newco free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Newco Stapled Units representing the Newco Common Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, CN and Newco of payment) of the taxes (if any) payable as contemplated by section 5.8 of this trust agreement. If only a part of the CN Exchangeable Shares represented by any CN Stapled Unit certificate or certificates delivered to the Trustee are to be purchased by Newco under the Exchange Right, a new certificate for the balance of such CN Stapled Units shall be issued to the holder at the expense of CN.

Section 5.6 Delivery of Newco Stapled Units; Effect of Exercise.

   Promptly after receipt of the CN Stapled Unit certificates representing the CN Exchangeable Shares which the Beneficiary desires Newco to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer, the Trustee shall notify Newco and CN of its receipt of the same, which notice to Newco and CN shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such CN Exchangeable Shares, and Newco shall promptly thereafter issue to the relevant Beneficiary (or to such other persons, if any, properly designated by such Beneficiary) the number of Newco Common Shares issuable in connection with the exercise of the Exchange Right, and shall deliver or cause to be delivered to the relevant Beneficiary a Newco Stapled Unit certificate representing same (as well as the CN Voting Shares retained by such Beneficiary) and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, CN and Newco of the payment of) the taxes (if any) payable as contemplated by section 5.8 of this trust agreement. Immediately upon the giving of notice by the Trustee to Newco and CN of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of the CN Stapled Units representing the CN Exchangeable Shares so sold shall be deemed to have transferred to Newco all of such holder's right, title and interest in and to such CN Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such CN Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his or her proportionate part of the total purchase price therefor, unless the requisite number of Newco Common Shares is not allotted and issued by Newco and Newco Stapled Units representing same (as well as the CN Voting Shares retained by such Beneficiary) shall not have been delivered for distribution by the Trustee to such Beneficiary within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such Newco Common Shares are so allotted and issued and the Newco Stapled Units representing same have been delivered by Newco. Upon delivery by Newco to the Trustee of certificates for Newco Stapled Units representing such Newco Common Shares, the Trustee shall deliver such Newco Stapled Units to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of CN Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Newco Common Shares delivered to it pursuant to the Exchange Right.

Section 5.7 Exercise of Exchange Right Subsequent to Retraction.

   In the event that a Beneficiary has exercised its right under Article 6 of the CN Exchangeable Share Provisions to require CN to redeem any or all of the CN Exchangeable Shares held by the Beneficiary (the

"Retracted Shares") and is notified by CN pursuant to section 6.6 of the CN Exchangeable Share Provisions that CN will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that NAR Subco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to CN pursuant to section
6.1 of the CN Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that CN is unable to redeem. In any such event, CN hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to CN or to the transfer agent of the CN Stapled Units (including without limitation, a copy of the retraction request delivered pursuant to section 6.1 of the CN Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that CN is not permitted to redeem and will require Newco to purchase such shares in accordance with the provisions of this Article 5.

Section 5.8 Stamp or Other Transfer Taxes.

   Upon any sale of CN Exchangeable Shares to Newco pursuant to the Exchange Right or the Automatic Exchange Rights, the certificate or certificates for the Newco Stapled Units representing the Newco Common Shares issued in payment therefor to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary or in such names as such Beneficiary may otherwise direct in writing without charge to such Beneficiary; provided, however, that such Beneficiary (a) shall pay (and none of Newco, CN or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Trustee, Newco and CN that such taxes, if any, have been paid.

Section 5.9 Notice of Insolvency Event.

   As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, CN and Newco shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from CN and Newco of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Newco, a notice of such Insolvency Event, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

Section 5.10 Qualification of Newco Common Shares.

   Newco covenants that if any Newco Common Shares to be issued pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued or the Newco Stapled Units of which they form part may be delivered by Newco to the initial holder thereof or in order that such shares and the Newco Stapled Units representing same may be freely traded thereafter (other than any restrictions of general application on transfer, including without limitation by reason of a holder being a "control person" for purposes of Canadian provincial securities law or an "affiliate" of Newco for purposes of United States federal or state securities law), Newco will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Newco Common Shares and/or Newco Stapled Units, as applicable, to be and remain duly registered, qualified or approved. Newco will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Newco Common Shares represented by Newco Stapled Units to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares have been listed by Newco and remain listed and are quoted or posted for trading at such time.

Section 5.11 Newco Common Shares.

   Newco hereby represents, warrants and covenants that the Newco Common Shares issuable as described herein and in the CN Exchangeable Share Provisions will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

Section 5.12 Automatic Exchange on Liquidation of Newco.

   (a) Newco will give the Trustee notice of each of the following events at the time set forth below:

     (i) in the event of any determination by the board of directors of Newco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Newco or to effect any other distribution of assets of Newco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

     (ii) as soon as practicable following the earlier of (A) receipt by Newco of notice of, and (B) Newco otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Newco or to effect any other distribution of assets of Newco among its shareholders for the purpose of winding up its affairs, in each case where Newco has failed to contest in good faith any such proceeding commenced in respect of Newco within 30 days of becoming aware thereof.

   (b) As soon as practicable following receipt by the Trustee from Newco of notice of any event (a "Liquidation Event") contemplated by paragraph 5.12(a)(i) or paragraph 5.12(a)(ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall include a brief description of the automatic exchange of CN Exchangeable Shares for Newco Common Shares provided for in paragraph 5.12(c).

   (c) In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Newco Common Shares in the distribution of assets of Newco in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding CN Exchangeable Shares shall be automatically exchanged for Newco Common Shares. To effect such automatic exchange, Newco shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each CN Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the CN Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a Newco Stapled Unit on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Newco issuing to the Beneficiary one Newco Common Share, and (b) to the extent not paid by CN, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such CN Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange.

   (d) On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of CN Exchangeable Shares for Newco Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Newco all of the Beneficiary's right, title and interest in and to such Beneficiary's CN Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such CN Exchangeable Shares and Newco shall issue to the Beneficiary the Newco Common Shares issuable upon the automatic exchange of CN Exchangeable Shares for Newco Common Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such CN

Exchangeable Shares without interest but less any amounts withheld pursuant to section 5.13. Concurrently with such Beneficiary ceasing to be a holder of CN Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Newco Common Shares issued pursuant to the automatic exchange of CN Exchangeable Shares for Newco Common Shares and the certificates held by the Beneficiary previously representing the CN Stapled Units containing the CN Exchangeable Shares exchanged by the Beneficiary with Newco pursuant to such automatic exchange shall thereafter be deemed to represent Newco Stapled Units containing the Newco Common Shares issued to the Beneficiary by Newco pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of CN Stapled Unit certificates deemed to represent Newco Stapled Units representing the Newco Common Shares so acquired upon the exercise of such Automatic Exchange Right (as well as the CN Voting Share retained by such Beneficiary), duly endorsed in blank and accompanied by such instruments of transfer as Newco may reasonably require, Newco shall deliver or cause to be delivered to the Beneficiary certificates representing the Newco Stapled Units of which the Beneficiary is the holder.

Section 5.13 Withholding Rights.

   Newco, CN and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this trust agreement to any holder of CN Exchangeable Shares or Newco Common Shares such amounts as Newco, CN or the Trustee is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Newco, CN and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Newco, CN or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Newco, CN or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. CN and Newco represent and warrant that, based upon facts currently known to each of them, CN has no current intention, as at the date of this Agreement, to deduct or withhold, and Newco has no current intention, as at the date of this Agreement to cause CN to deduct or withhold, from any dividend paid to holders of CN Stapled Units representing CN Exchangeable Shares any amounts under the United States Internal Revenue Code of 1986.

                                   Article 6

              Restrictions on Issue of Newco Special Voting Stock

Section 6.1 Issue of Additional Shares.

   During the term of this trust agreement, Newco will not, without the consent of the holders at the relevant time of CN Exchangeable Shares, given in accordance with section 9.2 of the CN Exchangeable Share Provisions, issue any shares of its special voting stock in addition to the Special Voting Share.

                                   Article 7

                             Concerning the Trustee

Section 7.1 Powers and Duties of the Trustee.

   The rights, powers, duties and authorities of the Trustee under this trust agreement, in its capacity as trustee of the Trust, shall include:

   (a) receipt and deposit of the Special Voting Share from Newco as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this trust agreement;

   (b) granting proxies and distributing materials to Beneficiaries as provided in this trust agreement;

   (c) voting the Beneficiary Votes in accordance with the provisions of this trust agreement;

   (d) receiving the grant of the Exchange Right and the Automatic Exchange Rights from Newco as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this trust agreement;

   (e) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this trust agreement, and in connection therewith receiving from Beneficiaries CN Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Newco Stapled Units and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

   (f) holding title to the Trust Estate;

   (g) investing any moneys forming, from time to time, a part of the Trust Estate as provided in this trust agreement;

   (h) taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Newco and CN under this trust agreement; and

   (i) taking such other actions and doing such other things as are specifically provided in this trust agreement.

   In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this trust agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

   The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

Section 7.2 No Conflict of Interest.

   The Trustee represents to Newco and CN that at the date of execution and delivery of this trust agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in
Article 10. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this trust agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the [Quebec Superior Court--NTD: unless agreement governed by Ontario law] for an order that the Trustee be replaced as Trustee hereunder.

Section 7.3 Dealings with Transfer Agents, Registrars, etc.

   Newco and CN irrevocably authorize the Trustee, from time to time, to:

   (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the CN Exchangeable Shares, the CN Voting Shares, the CN Stapled Units, the Newco Common Shares and the Newco Stapled Units; and

   (b) requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this trust agreement and (ii) from the transfer agent of the Newco Common Shares and the Newco Stapled Units, and any subsequent transfer agent of such shares, the unit certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

   Newco and CN irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Newco covenants that it will supply its transfer agent with duly executed unit certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

Section 7.4 Books and Records.

   The Trustee shall keep available for inspection by Newco and CN at the Trustee's principal corporate trust office in Montreal, Quebec correct and complete books and records of account relating to the Trust created by this trust agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before March 31, [NTD: insert year of/after Closing], and on or before March 31 in every year thereafter, so long as the Special Voting Share is on deposit with the Trustee, the Trustee shall transmit to Newco and CN a brief report, dated as of the preceding December 31, with respect to:

   (a) the property and funds comprising the Trust Estate as of that date;

   (b) the number of exercises of the Exchange Right, if any, and the aggregate number of CN Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Newco of Newco Common Shares in connection with the Exchange Right, during the calendar year ended on such December 31; and

   (c) any action taken by the Trustee in the performance of its duties under this trust agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

Section 7.5 Income Tax Returns and Reports.

   The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the CN Stapled Units are traded.

Section 7.6 Indemnification Prior to Certain Actions by Trustee.

   The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this trust agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Special Voting Share pursuant to Article 4, subject to section 7.15, and with respect to the Exchange Right pursuant to Article 5, subject to section 7.15, and with respect to the Automatic Exchange Rights pursuant to Article 5.

   None of the provisions contained in this trust agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

Section 7.7 Action of Beneficiaries.

   No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this trust agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the security or indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Right or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

Section 7.8 Reliance Upon Declarations.

   The Trustee shall not be considered to be in contravention of any its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 7.9, if applicable, and with any other applicable provisions of this trust agreement.

Section 7.9 Evidence and Authority to Trustee.

   Newco and/or CN shall furnish to the Trustee evidence of compliance with the conditions provided for in this trust agreement relating to any action or step required or permitted to be taken by Newco and/or CN or the Trustee under this trust agreement or as a result of any obligation imposed under this trust agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Newco and/or CN promptly if and when:

   (a) such evidence is required by any other section of this trust agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

   (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this trust agreement, gives Newco and/or CN written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

   Such evidence shall consist of an Officer's Certificate of Newco and/or CN or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this trust agreement.

   Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Newco and/or CN, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Newco and/or CN it shall be in the form of an Officer's Certificate or a statutory declaration.

   Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the person giving the evidence:

   (a) declaring that he has read and understands the provisions of this trust agreement relating to the condition in question;

   (b) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

   (c) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

Section 7.10 Experts, Advisers and Agents.

   The Trustee may:

   (a) in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Newco and/or CN or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

   (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

Section 7.11 Investment of Moneys Held by Trustee.

   Unless otherwise provided in this trust agreement, any moneys held by or on behalf of the Trustee which under the terms of this trust agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the [Province of Quebec], trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of CN. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of CN, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

Section 7.12 Trustee Not Required to Give Security.

   The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.

Section 7.13 Trustee Not Bound to Act on Request.

   Except as in this trust agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Newco and/or CN or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Section 7.14 Authority to Carry on Business.

   The Trustee represents to Newco and CN that at the date of execution and delivery by it of this trust agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this trust agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in
Article 10.

Section 7.15 Conflicting Claims.

   If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any CN Stapled Units or CN Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any CN Stapled Units or CN Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

   (a) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

   (b) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

   If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

Section 7.16 Acceptance of Trust.

   The Trustee hereby accepts the Trust created and provided for by and in this trust agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

                                   Article 8

                                  Compensation

Section 8.1 Fees and Expenses of the Trustee.

   Newco and CN jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this trust agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this trust agreement; provided that Newco and CN shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or willful misconduct.

                                   Article 9

                  Indemnification and Limitation of Liability

Section 9.1 Indemnification of the Trustee.

   Newco and CN jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers and agents appointed and acting in accordance with this trust agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this trust agreement, or any written or oral instruction delivered to the Trustee by Newco or CN pursuant hereto.

   In no case shall Newco or CN be liable under this indemnity for any claim against any of the Indemnified Parties unless Newco and CN shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Newco and CN shall be entitled to participate at their own expense in the defence and, if Newco and CN so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Newco or CN; or (ii) the named parties to any such suit include both the Trustee and Newco or CN and the Trustee shall have been advised by counsel acceptable to Newco or CN that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Newco or CN and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Newco and CN shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

Section 9.2 Limitation of Liability.

   The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this trust agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.

                                   Article 10

                               Change of Trustee

Section 10.1 Resignation.

   The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Newco and CN specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless Newco and CN otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Newco and CN shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.

Section 10.2 Removal.

   The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Newco and CN, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

Section 10.3 Successor Trustee.

   Any successor trustee appointed as provided under this trust agreement shall execute, acknowledge and deliver to Newco and CN and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this trust agreement, with the like effect as if originally named as trustee in this trust agreement. However, on the written request of Newco and CN or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this trust agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Newco, CN and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

Section 10.4 Notice of Successor Trustee.

   Upon acceptance of appointment by a successor trustee as provided herein, Newco and CN shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Newco or CN shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Newco and CN.

                                   Article 11

                                Newco Successors

Section 11.1 Certain Requirements in Respect of Combination, etc.

   Newco shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if, in addition to any other requirements required to be satisfied pursuant to the terms of the Co-operation Agreement or the CN Exchangeable Share
Provisions:

   (a) such other person or continuing corporation (herein called the "Newco Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this trust agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Newco Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Newco Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Newco under this trust agreement; and

   (b) such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

Section 11.2 Vesting of Powers in Successor.

   Whenever the conditions of section 11.1 have been duly observed and performed, the Trustee and, if required by section 11.1, Newco Successor and CN shall execute and deliver the supplemental trust agreement provided for in
Article 12 and thereupon Newco Successor shall possess and from time to time may exercise each and every right and power of Newco under this trust agreement in the name of Newco or otherwise and any act or proceeding by any provision of this trust agreement required to be done or performed by the Board of Directors of Newco or any officers of Newco may be done and performed with like force and effect by the directors or officers of such Newco Successor.

Section 11.3 Wholly-Owned Subsidiaries.

   Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Newco with or into Newco or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Newco provided that all of the assets of such subsidiary are transferred to Newco or another wholly-owned direct or indirect subsidiary of Newco and any such transactions are expressly permitted by this Article 11.

                                   Article 12

                  Amendments and Supplemental Trust Agreements

Section 12.1 Amendments, Modifications, etc.

   This trust agreement may not be amended or modified except by an agreement in writing executed by Newco, CN and the Trustee and approved by the Beneficiaries in accordance with section 9.2 of the CN Exchangeable Share Provisions.

Section 12.2 Ministerial Amendments.

   Notwithstanding the provisions of section 12.1, the parties to this trust agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this trust agreement for the purposes of:

   (a) adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of CN and Newco shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

   (b) making such amendments or modifications not inconsistent with this trust agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Newco and CN and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

   (c) making such changes or corrections which, on the advice of counsel to Newco, CN and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and the Board of Directors of each of Newco and CN shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

Section 12.3 Changes in Capital of Newco and CN.

   At all times after the occurrence of any event contemplated pursuant to section 4.1, 4.2, 4.3, 4.4 and 4.5 of the Co-operation Agreement or otherwise, as a result of which either Newco Common Shares or the CN Exchangeable Shares or both are in any way changed, this trust agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Newco Common Shares or the CN Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

Section 12.4 Execution of Supplemental Trust Agreements.

   No amendment to or modification or waiver of any of the provisions of this trust agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time CN (when authorized by a resolution of its Board of Directors), Newco (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

   (a) evidencing the succession of Newco Successors and the covenants of and obligations assumed by each such Newco Successor in accordance with the provisions of Article 11 and the successors of any successor trustee in accordance with the provisions of Article 10;

   (b) making any additions to, deletions from or alterations of the provisions of this trust agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Newco, CN, the Trustee or this trust agreement; and

   (c) for any other purposes not inconsistent with the provisions of this trust agreement, including without limitation, to make or evidence any amendment or modification to this trust agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

Section 12.5 Meeting to Consider Amendments.

   CN and Newco, acting jointly, shall be entitled to require the Trustee to call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of CN, the CN Exchangeable Share Provisions and all applicable laws.

                                  Article 13

                                  Termination

Section 13.1 Term.

   The Trust created by this trust agreement shall continue until the earliest to occur of the following events:

   (a) no outstanding CN Exchangeable Shares are held by a Beneficiary;

   (b) each of CN and Newco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 9.2 of the CN Exchangeable Share Provisions; and

   (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and CN Ireland living on the date of the creation of the Trust.

Section 13.2 Survival of Agreement.

   This trust agreement shall survive any termination of the Trust and shall continue until there are no CN Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this trust agreement.

                                   Article 14

                                    General

Section 14.1 Severability.

   If any provision of this trust agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this trust agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this trust agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 14.2 Enurement.

   This trust agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

Section 14.3 Notices to Parties.

   All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

   (a) if to CN:

     Attention:

     Telecopier No.:

   (b) if to Newco [or NAR Subco]:

     Attention:

     Telecopier No.:

   (c) if to the Trustee:

     Attention:

     Telecopier No.:

   Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

Section 14.4 Notice to Beneficiaries.

   Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of CN Stapled Units in any manner permitted by the by-laws of CN from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

Section 14.5 Counterparts.

   This trust agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Section 14.6 Jurisdiction.

   This trust agreement shall be construed and enforced in accordance with the laws of the Province of [Quebec] [Ontario] and the laws of Canada applicable therein.

Section 14.7 Attornment.

   Each of the Trustee and Newco and CN agrees that any action or proceeding arising out of or relating to this trust agreement may be instituted in the courts of [Quebec] [Ontario], waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any final judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints CN at its registered office in the Province of [Quebec] [Ontario] as attorney for service of process.

   IN WITNESS WHEREOF the parties hereto have caused this trust agreement to be duly executed as of the date first above written.

                                        CANADIAN NATIONAL RAILWAY COMPANY

                                        By:
                                           ------------------------------------

                                        Name:
                                        Title:

                                        NORTH AMERICAN RAILWAYS, INC.

                                        By:
                                           ------------------------------------

                                        Name:
                                        Title:

                                        NAR HOLDINGS COMPANY

                                        By:
                                           ------------------------------------

                                        Name:
                                        Title:

                                        THE TRUST COMPANY OF THE BANK OF
                                        MONTREAL

                                        By:
                                           ------------------------------------

                                        Name:
                                        Title:

                                                                            C.S.
                                        By:
                                           ------------------------------------

                                        Name:
                                        Title:

                                    ANNEX L

                         FORM OF CO-OPERATION AGREEMENT

                         NORTH AMERICAN RAILWAYS, INC.

                                     -and-

                           NAR HOLDINGS COMPANY

                                    - and -

                       CANADIAN NATIONAL RAILWAY COMPANY

--------------------------------------------------------------------------------

                             CO-OPERATION AGREEMENT

--------------------------------------------------------------------------------

                                       , 2000

                               TABLE OF CONTENTS

Article 1. Governance of the Corporations.................................  L-1
  1.1.Core Principles.....................................................  L-1
  1.2.Identicality of the Boards..........................................  L-2
  1.3.Governance..........................................................  L-2
Article 2. Shareholder Matters............................................  L-3
  2.1.Place of Shareholder Meetings.......................................  L-3
  2.2.Record Date.........................................................  L-4
  2.3.Rights of Dissent...................................................  L-4
  2.4.CN Special Limited Voting Shares....................................  L-4
Article 3. Covenants Relating to Dividends and Other Matters..............  L-4
  3.1.Dividends...........................................................  L-4
  3.2.Other Covenants.....................................................  L-4
  3.3.Reservation of Newco Common Shares..................................  L-5
  3.4.Reservation of CN Voting Shares.....................................  L-5
  3.5.Notification of Certain Events......................................  L-5
  3.6.Issuance of Newco Common Shares to CN...............................  L-6
  3.7.Qualification of Trading Units......................................  L-6
Article 4. Share Capital..................................................  L-6
  4.1.Distributions on Newco Common Shares................................  L-6
  4.2.Subdivisions, Consolidations and Reclassifications of Newco Common
   Shares.................................................................  L-7
  4.3.Changes to CN Voting Shares and CN Exchangeable Shares..............  L-7
  4.4.Distributions on CN Exchangeable Shares.............................  L-8
  4.5.Subdivisions, Consolidations and Reclassifications of CN Exchange-
   able Shares............................................................  L-8
  4.6.Economic Equivalence................................................  L-9
  4.7.Issuance of Shares..................................................  L-9
  4.8.Other Equity Issuances..............................................  L-9
  4.9.Tender Offers.......................................................  L-9
  4.10.Self-Tenders.......................................................  L-9
  4.11.No Transfer of CN Special Limited Voting Shares or CN Non-voting
   Equity Shares.......................................................... L-10
Article 5. Financial Statements and Stock Exchange Listings............... L-10
  5.1.Fiscal Year......................................................... L-10
  5.2.Auditors............................................................ L-10
  5.3.Financial Statements................................................ L-10
  5.4.Stock Exchange Listings and Public Documents........................ L-10
Article 6. Amendment and Termination...................................... L-11
  6.1.Amendment........................................................... L-11
  6.2.Termination......................................................... L-11

Article 7. Interpretation and General Provisions........................... L-11
  7.1.Definitions.......................................................... L-12
  7.2.Definitions in CN Exchangeable Share Provisions...................... L-12
  7.3.Unanimous Approval of Directors...................................... L-13
  7.4.Schedules............................................................ L-13
  7.5.Headings and Table of Contents....................................... L-13
  7.6.Gender and Number.................................................... L-13
  7.7.Invalidity of Provisions............................................. L-13
  7.8.Waiver............................................................... L-13
  7.9.Governing Law........................................................ L-13
  7.10.Remedies............................................................ L-13
  7.11.Notices............................................................. L-14

SCHEDULE A--Articles of Arrangement of CN/Restated Certificate of Incorporation of Newco

SCHEDULE B--By-laws of each Corporation

                             CO-OPERATION AGREEMENT

             THIS AGREEMENT is made [as of] the   day of    , 200

   B E T W E E N:

                  NORTH AMERICAN RAILWAYS, INC., a
                  corporation incorporated under the laws
                  of the State of Delaware

                  ("Newco")

                                    --and--

                  NAR HOLDINGS COMPANY, an unlimited
                  liability company incorporated under the laws of the Province of Nova Scotia

                  ("NAR Subco")

                                    --and--

                  CANADIAN NATIONAL RAILWAY COMPANY, a
                  corporation incorporated under the laws
                  of Canada

                  ("CN")

   RECITALS:

  A. Newco and CN have agreed to enter into this Co-operation Agreement to ensure that, so far as possible, Newco and CN operate together as a single economic enterprise and the shareholders of Newco and CN are provided with equivalent economic returns;

  B. This Co-operation Agreement will govern the future operations and relationships of Newco and CN and sets out the governing principles of the enterprise;

   NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereto agree as follows:

                                   Article 1.

                         Governance of the Corporations

   1.1.Core Principles

   Each of Newco and CN agree that the Corporations shall be governed in a manner that gives full effect to the following principles (the "Core Principles"):

     1.1.1. Newco and CN shall each maintain its separate corporate existence but shall operate together as a single economic enterprise, and shall be managed on a unified basis for the benefit of the public shareholders of the two Corporations as a combined group;

     1.1.2. Members of the boards of directors and the Chief Executive Officer of Newco and CN will be identical and other members of senior management will be selected to allow the Corporations to be managed on a unified basis;

     1.1.3. Participating shares and voting shares of the Corporations, other than the CN Special Limited Voting Shares and the CN Non-voting Equity Shares, will be issued, traded and transferred together in the form of Trading Units, with the consequence that all holders of such shares (a) will benefit identically when dividends are declared or other distributions are made by either Corporation or on liquidation of either Corporation, and
  (b) will have the right to vote or to direct votes in each Corporation; and

     1.1.4. Newco shall comply with the provisions of the CN
  Commercialization Act as to the restriction on ownership of shares and the location of its head office and shall adopt the principles of the Official Languages Act (Canada) as provided herein.

1.2.Identicality of the Boards

   Each Corporation will do all acts and things necessary and within their respective powers to ensure that the board of directors of Newco and the board of directors of CN comprise the same individuals (the "Identicality Provision"). To that end, the Restated Certificate of Incorporation of Newco shall provide that, subject to the amendment provisions contained therein, in order to be qualified to be a member of the Newco board, an individual must be a member of the CN board (the "Qualification Provision").

1.3.Governance

   In order that the Corporations shall be governed in accordance with the Core
Principles:

     1.3.1. Future Election of Directors and Directors" Meetings. The Corporations shall call and hold meetings of their respective shareholders to elect directors as close as possible in time, and shall cause to be nominated and proposed as management nominees the same slate of people to be elected as directors of each Corporation. Prior to each meeting of shareholders at which directors are to be elected, the nominating committee of each board will select and propose for approval by the boards of directors a common slate; provided that the slate shall be composed so as to comply with the requirements as to qualification and residency of directors contained in the incorporating legislation of both Corporations. Prior to any election or appointment of directors to be made by the boards of directors, including without limitation any appointment of a director to fill a vacancy on the boards, the nominating committee of each board will select and propose for election or appointment by the boards of directors, and the boards of directors shall elect or appoint, the same individual or individuals to each board, subject to compliance with the requirements as to qualification and residency of directors contained in the incorporating legislation of both Corporations.

     1.3.2. Charter Documents. The Restated Certificate of Incorporation of Newco shall be in the form attached as Exhibit H to the Combination Agreement and the articles of arrangement of CN shall be in the form attached hereto as Schedule A, and each shall contain:

       1.3.2.1. provisions imposing constraints on the issue, transfer and ownership, including joint ownership, of voting shares of the Corporation to prevent any one person, together with associates of that person, from holding, beneficially owning or controlling, directly or indirectly, otherwise than by way of security only, in the aggregate, voting shares to which are attached more than fifteen percent of the votes that may ordinarily be cast to elect directors of the Corporation;

       1.3.2.2. provisions respecting the enforcement of the constraints imposed pursuant to section 1.3.2.1; and

       1.3.2.3. provisions specifying that the head office of the Corporation is to be situated in the Montreal Urban Community, Quebec;

  in a manner that complies with and is subject to the exceptions contained in the CN Commercialization Act, and such provisions may only be amended as provided in the Restated Certificate of Incorporation of Newco and the articles of incorporation of CN.

     1.3.3. By-Laws. The by-laws of each Corporation shall be in the form attached hereto as Schedule B. The board of directors of each Corporation may propose or make an amendment to its by-laws with respect to a matter which is treated in a similar manner in the by-laws of the other Corporation only if (a) a corresponding amendment is proposed or made to the by-laws of the other Corporation, or (b) such amendment is required to be made by law.

     1.3.4. Chair. The initial Chair of the board of directors of both Corporations shall be Robert D. Krebs, if he is willing and able to serve in that capacity. On an ongoing basis, the boards of directors of the Corporations shall agree on one person to be appointed as Chair of both boards of directors.

     1.3.5. Board Committees. The board of directors of Newco and CN will establish identical committees of the board, including (without limitation) a nominating committee, audit committee and compensation committee. The members of the corresponding committees of the Corporations will be identical. Such number of the members of any such committees as may be required by the CBCA from time to time to be resident Canadians shall be resident Canadians.

     1.3.6. Chief Executive Officer. The initial Chief Executive Officer of both Corporations shall be Paul M. Tellier, if he is willing and able to serve in that capacity. On an ongoing basis, the boards of directors of the Corporations shall agree on one person to be appointed as the Chief Executive Officer of both Corporations.

     1.3.7. Management. Each Corporation will do, and agrees to cause each of its subsidiaries to do, all acts and things that may be necessary and desirable to ensure that the businesses of Newco and CN are managed on a unified basis for the benefit of the shareholders of the two Corporations as a combined group, including the appointment of common management at the senior executive level for both Corporations.

     1.3.8. Inter-Corporate Transactions. In consequence of the Core Principle that the Corporations should be operated as a single economic enterprise, no special board committee review, minority shareholder approval or other similar procedures for the protection of minority shareholders shall be required for transactions between Newco and its subsidiaries on the one hand and CN and its subsidiaries on the other. Notwithstanding any other provision of this Agreement, to the extent required by applicable tax law, in any agreement, arrangement, dealing or transaction (a "Transaction") involving Newco (or a subsidiary of Newco) and CN (or a subsidiary of CN), the parties thereto shall agree to the amount and nature of any consideration to be paid by one to the other and to terms and conditions of the Transaction on the same basis as they would have agreed if they were dealing with each other at arm's length.

     1.3.9. English and French Language. Newco adopts the principles of Canadian bilingualism applicable to services provided by federal institutions as reflected in Parts IV and V of the Official Languages Act (Canada) and will endeavour to implement those principles in the offering of its services and the operation of its facilities in Canada.

                                   Article 2.

                              Shareholder Matters

2.1. Place of Shareholder Meetings

   Meetings of shareholders of the Corporations shall be held as close as possible in time and at the same location, and shall be held at the registered office of CN or at such other place within Canada as the directors of Newco and CN may determine.

2.2.Record Date

   For all meetings of shareholders of the Corporations, the directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to receive notice of the meetings of shareholders which, in any case where the directors so fix a record date, shall be the same record date for each Corporation. The directors shall not fail to fix a record date for a meeting of shareholders if the effect under the incorporating legislation of the Corporations would be to default to different record dates for the meetings of shareholders of each Corporation.

2.3.Rights of Dissent

   If dissent rights are granted to shareholders of one of the Corporations by the incorporating legislation of the Corporation or otherwise in connection with the proposed approval of any matter by shareholders, the board of directors of the other Corporation shall ensure that shareholders of that Corporation are granted equivalent dissent rights.

2.4.CN Special Limited Voting Shares

   The Corporations and NAR Subco agree that the voting rights attaching to the CN Special Limited Voting Shares shall be voted in a manner that is consistent with the Core Principles.

                                   Article 3.

               Covenants Relating to Dividends and Other Matters

3.1.Dividends

     3.1.1. Subject to the articles of incorporation of CN, neither Corporation shall declare or pay any cash or stock dividends or make any distributions on shares comprising Trading Units unless the other Corporation shall simultaneously declare or pay, as the case may be, an identical or corresponding cash or stock dividend or distribution per share on the shares comprising the other Trading Units, except that (a) CN may elect to pay dividends in Canadian dollars in accordance with the CN Exchangeable Share Provisions, and Newco may elect to pay dividends in U.S. dollars, and (b) either Corporation may, in lieu of declaring a corresponding stock dividend, effect a corresponding subdivision of the CN Exchangeable Shares, CN Voting Shares and/or the Newco Common Shares, as the case may be.

     3.1.2. Each Corporation will take all such actions and do all such things as are reasonably necessary, in co-operation with the other Corporation, to ensure that (i) the respective declaration date, record date and payment date for a dividend or distribution (or stock subdivision in lieu of a stock dividend) on its shares shall be the same as the declaration date, record date and payment date for a corresponding dividend or distribution (or stock subdivision in lieu of a stock dividend) on the other Corporation's shares.

     3.1.3. If the boards of directors of the Corporations determine that a payment from one Corporation to the other is necessary or appropriate in connection with the payment of a dividend or the making of a distribution by the other Corporation, the relevant Corporation shall make an equalizing payment to the other Corporation sufficient to permit the other Corporation to pay the equivalent dividend or make the equivalent distribution.

3.2.Other Covenants

     3.2.1. Newco will take all such actions and do all such things as are reasonably necessary or desirable to enable and permit CN, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount or the Retraction Price in respect of each issued and outstanding CN Exchangeable Share upon the liquidation, dissolution or winding-up of CN or the delivery of a Retraction Request by a holder of CN Exchangeable Shares, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit CN to cause to be delivered Newco Common Shares to the holders of CN Exchangeable Shares in accordance with the provisions of Article 5 or 6, as the case may be, of the CN Exchangeable Share Provisions;

     3.2.2. Newco will take all such actions and do all such things as are reasonably necessary or desirable to enable and permit NAR Subco, in accordance with applicable law, to perform NAR Subco's obligations arising upon the exercise by it of the Liquidation Call Right or the Retraction Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit NAR Subco to cause Newco Common Shares to be issued to the holders of CN Exchangeable Shares in accordance with the provisions of the Liquidation Call Right or the Retraction Call Right, as the case may be; and

     3.2.3. Neither Corporation shall initiate, propose or seek a voluntary liquidation, dissolution or winding up of the other Corporation unless it proposes to effect a substantially contemporaneous voluntary liquidation, dissolution or winding up of itself.

     3.2.4. If Newco becomes a "specified financial institution" (as such term is defined in the Income Tax Act (Canada)) or does not deal at arm's length with such a person, NAR Subco will exercise the Retraction Call Right if requested to do so by a holder of CN Exchangeable Shares making a Retraction Request who either alone or together with "specified persons" (as such term is defined in paragraph (h) of the definition of "taxable preferred share" in a subsection 248(l) of the Income Tax Act (Canada)) receives dividends in respect of more than 10% of the CN Exchangeable Shares.

3.3.Reservation of Newco Common Shares

   Newco hereby represents, warrants and covenants in favour of CN that Newco has reserved for issuance and will, at all times while any CN Exchangeable Shares (other than CN Exchangeable Shares held by Newco or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Newco Common Shares (or other shares or securities into which Newco Common Shares may be reclassified or changed as contemplated by section 4.1 hereof) (a) as is equal to the sum of
(i) the number of CN Exchangeable Shares issued and outstanding from time to time and (ii) the number of CN Exchangeable Shares issuable upon the exercise of all rights to acquire CN Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Newco to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Newco may now or hereafter be required to issue Newco Common Shares, to enable and permit NAR Subco to meet its obligations under each of the Liquidation Call Right and the Retraction Call Right, and to enable and permit CN to meet its obligations hereunder and under the CN Exchangeable Share Provisions.

3.4.Reservation of CN Voting Shares

   CN hereby represents, warrants and covenants in favour of Newco that it will at all times keep available for issuance, free from pre-emptive and other rights, an unlimited number of CN Voting Shares to permit all future issuances and sales of Trading Units to include a CN Voting Share.

3.5.Notification of Certain Events

   In order to assist Newco to comply with its obligations hereunder and to permit NAR Subco to exercise the Liquidation Call Right and the Retraction Call Right, CN will notify Newco and NAR Subco of each of the following events at the time as set forth below:

     3.5.1. in the event of any determination by the board of directors of CN to institute voluntary liquidation, dissolution or winding-up proceedings with respect to CN or to effect any other distribution of the assets of CN among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

     3.5.2. as soon as practicable, upon the earlier of receipt by CN of notice of and CN otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of CN or to effect any other distribution of the assets of CN among its shareholders for the purpose of winding up its affairs, in each case where CN has failed to contest in good faith any such proceeding commenced in respect of CN within 30 days of becoming aware thereof;

     3.5.3. immediately, upon receipt by CN of a Retraction Request; and

     3.5.4. as soon as practicable upon the issuance by CN of any CN Exchangeable Shares or rights to acquire CN Exchangeable Shares.

3.6.Issuance of Newco Common Shares to CN

   In furtherance of its obligations under sections 3.2.1 and 3.2.2 hereof, upon notice from CN or NAR Subco of any event that requires CN or NAR Subco to cause Newco Common Shares to be issued to any holder of CN Exchangeable Shares, Newco shall forthwith issue and, jointly with CN, cause to be delivered the requisite number of Trading Units representing Newco Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered CN Exchangeable Shares, as CN or NAR Subco shall direct. All such Newco Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

3.7.Qualification of Trading Units

   If any shares comprising the Trading Units to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfilment of any other United States or Canadian legal requirement before the shares comprising such Trading Units may be issued by Newco and/or CN and the certificates representing such shares delivered to the holder of surrendered certificates representing CN Exchangeable Shares or in order that the shares comprising the Trading Units may be freely traded thereafter, Newco and CN will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause the shares comprising the Trading Units to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. Newco and CN will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all shares comprising the Trading Units to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding shares comprising the Trading Units have been listed by Newco and CN and remain listed and are quoted or posted for trading at such time.

                                   Article 4.

                                 Share Capital

4.1.Distributions on Newco Common Shares

   Newco will not without the prior approval of CN and the prior approval of the holders of the CN Exchangeable Shares given in accordance with of the CN Exchangeable Share Provisions:

     4.1.1. issue or distribute Newco Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Newco Common Shares) to the holders of all or substantially all of the then outstanding Newco Common Shares by way of stock dividend or other distribution, other than an issue of Newco Common Shares to holders of Newco Common Shares who exercise an option to receive dividends in Newco Common Shares represented by Trading Units in lieu of receiving cash dividends;

     4.1.2. issue or distribute rights, options or warrants to holders of all or substantially all of the then outstanding Newco Common Shares entitling them to subscribe for or to purchase Newco Common Shares and CN Voting Shares represented by Trading Units; or

     4.1.3. issue or distribute to the holders of all or substantially all of the then outstanding Newco Common Shares:

       A. shares or securities of Newco of any class other than Newco Common Shares;

       B. rights, options or warrants other than those referred to in section 4.1.2 above;

       C. evidences of indebtedness of Newco; or

       D. assets of Newco,

  unless, in the case of sections 4.1.1 and 4.1.2 above a corresponding issue or distribution of Trading Units comprised of CN Exchangeable Shares and CN Voting Shares or rights, options or warrants to acquire Trading Units comprised of CN Exchangeable Shares and CN Voting Shares, as applicable, is made or, in the case of section 4.1.3, the economic equivalent on a per share basis of such other shares or securities, rights, options, warrants, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the CN Exchangeable Shares or unless, in the case of a stock dividend payable in Newco Common Shares represented by Trading Units, in lieu of such stock dividend CN effects a corresponding subdivision of the outstanding CN Exchangeable Shares and CN Voting Shares.

4.2.Subdivisions, Consolidations and Reclassifications of Newco Common Shares

   Newco will not without the prior approval of CN and the prior approval of the holders of the CN Exchangeable Shares given in accordance with the CN Exchangeable Shares Provisions:

     4.2.1. subdivide, redivide or change the then outstanding Newco Common Shares into a greater number of Newco Common Shares;

     4.2.2. reduce, combine, consolidate or change the then outstanding Newco Common Shares into a lesser number of Newco Common Shares; or

     4.2.3. reclassify or otherwise change the Newco Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Newco Common Shares,

  unless the same, in the case of sections 4.2.1 and 4.2.2 above or, in the case of section 4.1.3 above, the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the CN Exchangeable Shares and the CN Voting Shares.

4.3.Changes to CN Voting Shares and CN Exchangeable Shares

   CN shall not:

       A. subdivide, redivide or change the then outstanding CN
    Exchangeable Shares into a greater number of CN Exchangeable Shares; or

       B. reduce, combine, consolidate or change the then outstanding CN Exchangeable Shares into a lesser number of CN Exchangeable Shares;

  unless the same change shall simultaneously be made to the CN Voting
  Shares.

4.4.Distributions on CN Exchangeable Shares

   CN will not without the prior approval of Newco and the prior approval by the holders of a majority of the Newco Common Shares casting a vote, assuming a quorum is present:

     4.4.1. issue or distribute CN Exchangeable Shares (or securities exchangeable for or convertible into or carrying rights to acquire CN Exchangeable Shares) to the holders of all or substantially all of the then outstanding CN Exchangeable Shares by way of stock dividend or other distribution, other than an issue of CN Exchangeable Shares to holders of CN Exchangeable Shares who exercise an option to receive dividends in CN Exchangeable Shares and CN Voting Shares represented by Trading Units in lieu of receiving cash dividends;

     4.4.2. issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding CN Exchangeable Shares entitling them to subscribe for or to purchase CN Exchangeable Shares and CN Voting Shares represented by Trading Units;

     4.4.3. issue or distribute to the holders of all or substantially all of the then outstanding CN Exchangeable Shares:

       A. shares or securities of CN of any class other than CN
    Exchangeable Shares;

       B. rights, options or warrants other than those referred to in section 4.4.2;

       C. evidences of indebtedness of CN; or

       D. assets of CN,

  unless, in the case of sections 4.4.1 and 4.4.2 above a corresponding issue or distribution of Trading Units comprised of Newco Common Shares and CN Voting Shares or rights, options or warrants to acquire Trading Units comprised of Newco Common Shares and CN Voting Shares, as applicable, is made or, in the case of Section 4.4.3, the economic equivalent on a per share basis of such other shares or securities, rights, options, warrants, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Newco Common Shares or unless, in the case of a stock dividend payable in CN Exchangeable Shares represented by Trading Units, in lieu of such stock dividend Newco and CN effect a corresponding subdivision of the outstanding Newco Common Shares and CN Voting Shares, respectively.

4.5.Subdivisions, Consolidations and Reclassifications of CN Exchangeable
Shares

   CN will not without the prior approval of Newco and the prior approval by the holders of a majority of the Newco Common Shares casting a vote, assuming a quorum is present:

     4.5.1. subdivide, redivide or change the then outstanding CN
  Exchangeable Shares into a greater number of CN Exchangeable Shares;

     4.5.2. reduce, combine, consolidate or change the then outstanding CN Exchangeable Shares into a lesser number of CN Exchangeable Shares; or

     4.5.3. reclassify or otherwise change the CN Exchangeable Shares or effect an amalgamation, merger, reorganization or other transaction affecting the CN Exchangeable Shares, unless the same, in the case of sections 4.5.1 and 4.5.2 above or, in the case of section 4.5.3 above, the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Newco Common Shares and the CN Voting Shares.

4.6.Economic Equivalence

   The boards of directors of the Corporations shall determine, in good faith and in their sole discretion, economic equivalence for the purposes of sections 4.1, 4.2, 4.4 and 4.5, and each such determination shall be binding on the Corporations and their shareholders. In making each such determination, the boards of directors of the Corporations may consider the factors set out in section 3.5 of the CN Exchangeable Share Provisions.

4.7.Issuance of Shares

     4.7.1 Newco will issue Newco Common Shares only (i) upon exchange of CN Exchangeable Shares or (ii) if CN issues CN Voting Shares and the directors of the Corporations are satisfied that all appropriate measures have been taken to ensure that the Newco Common Shares and CN Voting Shares trade as a unit.

     4.7.2 CN will issue CN Exchangeable Shares only where it also issues CN Voting Shares and the directors of the Corporations are satisfied that all appropriate measures have been taken to ensure the CN Exchangeable Shares and CN Voting Shares trade as a unit.

     4.7.3 Newco will agree to maintain its Golden Share outstanding in accordance with the Voting and Exchange Trust Agreement.

     4.7.4 Only Trading Units will be issued by the Corporations as consideration for any acquisition by the Corporations where equity is to be issued as consideration in the acquisition.

4.8.Other Equity Issuances

   Neither Newco nor CN will issue any participating shares or voting shares except in accordance with Section 4.7. Either Corporation may issue non-participating, non-voting shares, provided that the directors of both Corporations are satisfied that such issuance is consistent with the Core Principles.

4.9.Tender Offers

   In the event that a tender offer, take-over bid, share exchange offer, share exchange bid, or similar transaction with respect to either Corporation (an "Offer") is proposed to the Corporation or its shareholders, the Corporation will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of the shares represented by Trading Units of the other Corporation to participate in such Offer to the same extent and on an economically equivalent basis as the holders of the shares of the Corporation, without discrimination. Without limiting the generality of the foregoing, Newco will use its reasonable efforts expeditiously and in good faith to ensure that holders of CN Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

4.10.Self-Tenders

   Neither Corporation shall make a self-tender offer or issuer bid (a "Self-Tender Offer") for its outstanding Trading Units (or for any of its shares included in such Trading Units) unless a substantially contemporaneous

Self-Tender Offer for an equivalent percentage of the outstanding Trading Units of the other Corporation is made on the same or corresponding terms; provided that CN shall be entitled to offer to pay any cash cons ideration payable thereunder in Canadian dollars and Newco shall be entitled to offer to pay any cash consideration payable thereunder in U.S. dollars. In connection with any such Self Tender Offers, the Corporations agree to make all commercially reasonable efforts, including by seeking discretionary relief from applicable securities regulatory authorities, to permit any pro-rationing of acceptances of such Self-Tender Offers to occur on a basis which treats both Self-Tender Offers as a single offer being made for a single class of securities.

4.11.No Transfer of CN Special Limited Voting Shares or CN Non-voting Equity Shares

   Newco and NAR Subco will not, and Newco will ensure that NAR Subco does not, sell, pledge, encumber or otherwise deal in the CN Special Limited Voting Shares or the CN Non-voting Equity Shares, except that Newco and NAR Subco shall be permitted to transfer the CN Special Limited Voting Shares and the CN Non-voting Equity Shares to a wholly owned direct or indirect subsidiary of Newco or to another entity controlled and wholly owned, directly or indirectly, by Newco.

                                   Article 5.

                Financial Statements and Stock Exchange Listings

5.1.Fiscal Year

   The fiscal year of the Corporations shall terminate on the last day of December in each year or such other date as the Corporations may from time to time determine. The Corporations shall maintain the same fiscal year end.

5.2.Auditors

   Unless and until the shareholders of the Corporation decide otherwise, the auditors of each Corporation shall be the same international accounting firm.

5.3.Financial Statements

   The Corporations will cooperate to produce consolidated financial statements for distribution to shareholders and regulators. These financial statements will be prepared in accordance with U.S. GAAP. Each Corporation will also produce standalone financial statements for its debtholders if so required under the terms of such indebtedness and, in CN's case, for its shareholders. Newco's financial statements will be prepared in accordance with U.S. GAAP, and CN's financial statements will be prepared in accordance with Canadian GAAP and U.S. GAAP. Whether or not required by the incorporating legislation of the Corporations, the consolidated financial statements shall be placed before the shareholders of both Corporations at each annual meeting of shareholders.

5.4.Stock Exchange Listings and Public Documents

     5.4.1. The Corporations will use their best efforts to maintain the listing of the Newco Common Shares and CN Voting Shares represented by Trading Units and the CN Exchangeable Shares and the CN Voting Shares represented by Trading Units on the New York Stock Exchange and The Toronto Stock Exchange, respectively.

     5.4.2. Subject to section 5.3, to the extent practicable, the Corporations will prepare joint annual reports, proxy circulars and other similar documents to be sent to shareholders or filed with regulatory authorities.

     5.4.3. Each Corporation will, and so far as it is able will ensure that each of its subsidiaries will, ensure that the other is in a position to comply with obligations imposed on it by all stock exchanges on which either or both of their securities are from time to time listed, quoted or traded and all securities regulatory authorities having jurisdiction over either Corporation. In particular, each Corporation will provide to the other Corporation all information reasonably required by the other Corporation for the purpose of making any press release, report of material change or other filing required by a stock exchange or securities regulatory authority and will use all reasonable endeavours to ensure, as far as practicable, that the Corporations co-ordinate the content and timing of release of announcements.

     5.4.4. The parties will co-operate with each other from time to time to ensure that all information necessary or desirable for the making of (or responding to any requests for further information consequent upon) any notifications or filings made in respect of this Agreement, or the transactions contemplated hereunder, is supplied to the party dealing with such notification and filings and that they are properly, accurately and promptly made.

                                   Article 6.

                           Amendment and Termination

6.1.Amendment

     6.1.1 The boards of directors of the Corporations may make any amendments to this Agreement which are formal or technical in nature or which are not prejudicial to the rights or interests of the shareholders of either Corporation or are necessary to correct any inconsistency or manifest errors.

     6.1.2 Articles 3 and 4 of this Agreement may not be amended in a manner which is prejudicial to the rights or interests of: (a) the holders of the CN Exchangeable Shares unless such amendment is approved by such holders in accordance with the CN Exchangeable Share Provisions; or (b) the holders of the Newco Common Shares unless such amendment is approved by the holders of a majority of such shares casting a vote, assuming a quorum is present.

     6.1.3 Subject to section 6.1.2, the boards of directors of the Corporations, by unanimous decision, may amend this Agreement and may take an action or approve a matter, step or undertaking that departs from any of the provisions of this Agreement, provided they have first determined that the amendment or departure is: (i) in the best interests of the Corporations considered as a single economic enterprise; (ii) permissible under applicable law; and (iii) consistent with the Core Principles.

     6.1.4 Any amendment to this Agreement, other than amendments described in sections 6.1.1, 6.1.2 and 6.1.3, but including, without limitation, any amendment to section 4.11, may only be made with the unanimous approval of the board of directors of each Corporation and by the affirmative vote of not less than 85% of the votes cast at a meeting of shareholders of each Corporation at which a quorum is present, provided that such number of affirmative votes constitutes at least a majority of the votes entitled to be cast on such amendment by holders of each Corporation's shares.

6.2.Termination

   This Agreement may be terminated only if such termination is approved by the directors and shareholders of both Corporations in the manner provided in
Section 6.1.4.

                                   Article 7.

                     Interpretation and General Provisions

7.1.Definitions

   In this Agreement,

     7.1.1. "Agreement" means this agreement and all schedules, if any, attached to this agreement, in each case as they may be supplemented or amended from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this agreement, and unless otherwise indicated, references to Articles and sections are to Articles and sections in this agreement;

     7.1.2. "Canadian GAAP" means for all principles stated in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated;

     7.1.3. "Combination Agreement" means the amended and restated agreement dated December 18, 1999 among CN, Western, Newco and Merger Sub to effect the combination of the businesses of CN and Western;

     7.1.4. "Core Principles" has the meaning attributed to such term in section 1.1;

     7.1.5. "Corporations" means both Newco and CN and "Corporation" means either Newco or CN;

     7.1.6. "Golden Share" means the special voting share in the capital of Newco, which will be voted in accordance with the Voting and Exchange Trust Agreement;

     7.1.7. "Identicality Provision" has the meaning attributed to such term in section 1.2;

     7.1.8. "CN Commercialization Act" means the CN Commercialization Act, S.C. 1995, c. 24;

     7.1.9. "CN Exchangeable Share Provisions" means the attributes of the CN Exchangeable Shares as set out in the articles of arrangement of CN;

     7.1.10. "Offer" has the meaning attributed to such term in section 4.9;

     7.1.11. "Qualification Provision" has the meaning attributed to such term in section 1.2;

     7.1.12. "Trading Unit" means (i) a unit consisting of a Newco Common Share and a CN Voting Share, which shall be required by the constating documents of each Corporation to be traded together; or (ii) a unit consisting of a CN Exchangeable Share and a CN Voting Share, which shall be required by the constating documents of CN to be traded together; for greater certainty, Trading Units are not securities independent of the shares they represent.

     7.1.13. "Transaction" has the meaning attributed to such term in section 1.3.8;

     7.1.14. "U.S. GAAP" means United States generally accepted accounting principles; and

     7.1.15. "Western" means Western, a corporation incorporated under the laws of the State of Delaware.

7.2.Definitions in CN Exchangeable Share Provisions

   Capitalized terms used herein and not otherwise defined herein shall have the meaning attributed thereto in the CN Exchangeable Share Provisions.

7.3.Unanimous Approval of Directors

   References in this Agreement to the unanimous approval or unanimous decision of the board of directors of a Corporation of a particular matter shall mean the approval of the matter in question by the affirmative vote of all of the directors of the Corporation, other than any directors who are unable to participate in the board of directors' deliberation due to medical reasons.

7.4.Schedules

   The following are the schedules attached to this Agreement:

    Schedule A--Articles of Arrangement of CN/Restated Certificate of Incorporation of Newco

    Schedule B--By-Laws of each Corporation

7.5.Headings and Table of Contents

   The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof.

7.6.Gender and Number

   In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

7.7.Invalidity of Provisions

   Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

7.8.Waiver

   Except as expressly provided in this Agreement, no waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. Any waiver of compliance in any material respect of the covenants contained in Articles 3 and 4 shall be deemed to be an amendment subject to the requirement of Article 6.

7.9.Governing Law

   This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.

7.10.Remedies

   Each Corporation acknowledges that a breach or threatened breach by it of any provision of this Agreement will result in the other Corporation suffering irreparable harm which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, the other Corporation is entitled to equitable relief, including interim or permanent injunctive relief, specific performance, or other equitable remedies in the event of any breach of the provisions of this Agreement, in addition to all other remedies available to that Corporation.

7.11.Notices

   Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or delivered by hand. Any such notice or other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. Notices and other communications shall be addressed as follows:

       A. if to Newco or NAR Subco:

         North American Railways, Inc.
           {ADDRESS}

         Telecopier number: ( )

       B. if to CN:

         Canadian National Railway Company
           {ADDRESS}

         Telecopier number: ( )

   The failure to send or deliver a copy of a notice or other communication to any legal counsel shall not invalidate any notice given under this section.

   IN WITNESS WHEREOF the parties have executed this Agreement.

                                          North American Railways, Inc. Co


                                          By: _________________________________
                                           ____________________________________

                                          Canadian National Railway Company


                                          By: _________________________________
                                           ____________________________________

                                          [NAR Holdings Company]


                                          By: _________________________________
                                           ____________________________________

                                    ANNEX M

                                    FORM OF
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         NORTH AMERICAN RAILWAYS, INC.

   FIRST: The name of the corporation is North American Railways, Inc. (the "Corporation").

   SECOND: The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

   THIRD: The head office of the Corporation shall at all times be situated in the Montreal Urban Community, Quebec, Canada. No amendment to this Restated Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article THIRD unless such amendment shall receive (i) the affirmative vote of all of the directors of the Corporation, other than any directors who are unable to participate in the board of directors' deliberations due to medical reasons, and (ii) the affirmative vote of not less than 85% of the votes cast at a meeting of stockholders at which a quorum is present, provided that such number of affirmative votes constitutes at least a majority of the votes entitled to be cast on such amendment by holders of the Corporation's capital stock.

   FOURTH: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have no corporate power or authority to effectuate any amendment to Article THIRD unless, prior to such effectuation, and prior to approval by the board of directors of the Corporation, the board of directors of the Corporation shall have received a written opinion from a Canadian law firm of national standing retained by the board of directors of the Corporation that such amendment would not have a significant risk of resulting in a violation of Canadian law. The Corporation shall have no corporate power or authority to effectuate any amendment to Article FIFTH, Section I, subsection 3 unless, prior to such effectuation, and prior to approval by the board of directors of the Corporation, the board of directors of the Corporation shall have (i) received a written opinion from a Canadian law firm of national standing retained by the board of directors of the Corporation that such amendment would not have a significant risk of resulting in a violation of Canadian law and (ii) concluded that Canadian National Railway Company ("CN") and the Corporation should no longer be operated as a single economic enterprise. The Corporation shall have no corporate power or authority to effectuate any amendment to Article SIXTH unless, prior to effectuation, and prior to approval by the board of directors of the Corporation, the board of directors of the Corporation shall have received a written opinion from a Canadian law firm of national standing retained by the board of directors of the Corporation that such amendment would not have a significant risk of resulting in a violation of Canadian law. The Corporation shall have no corporate power or authority to effectuate any amendment to Article SEVENTH unless, prior to effectuation, and prior to approval by the board of directors of the Corporation, the board of directors of the Corporation shall have concluded that CN and the Corporation should no longer be operated as a single economic enterprise.

   FIFTH: The total number of shares of all classes of capital stock that the
Corporation shall have authority to issue is [   ] shares, of which (a) [   ]
shares shall be common stock, par value $0.01 per share ("Common Stock"), (b) one share shall be special voting stock, par value $0.01 per share ("Special
Voting Stock"), and (c) [   ] shares shall be preferred stock, par value $0.01
per share ("Preferred Stock").

SECTION I: PROVISIONS RELATING TO COMMON STOCK

   1. Voting Rights. At all times, each holder of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation. In respect of all matters concerning the voting of shares of the Corporation, except as required by law or as set forth in this Article FIFTH, the Common Stock and the Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects.

   2. Common Stock to be Reserved. The Corporation shall at all times reserve and keep available out of its authorized Common Stock, solely for purposes of issuance upon the exchange of CN Exchangeable Shares (as defined in the Combinatio Agreement, dated as of December 18, 1999 (the "Combination Agreement"), by and among CN, Burlington Northern Santa Fe Corporation, the Corporation, North American Railways, Inc. and Western Merger Sub, Inc.), such number of shares of Common Stock as shall then be issuable upon the conversion of (i) all outstanding CN Exchangeable Shares and (ii) all CN Exchangeable Shares that are issuable upon the exercise of all outstanding rights to acquire CN Exchangeable Shares.

   3. Transfer Restrictions; Legend. (a) No shares of Common Stock of the Corporation shall be issued or transferred, and no issuance or transfer shall be reflected on the books of the Corporation, unless a simultaneous issuance or transfer of a like number of CN Voting Shares (as defined in the Combination Agreement) is made to the same holder and recorded on the books of CN or, in the case of an exchange of CN Exchangeable Shares for shares of Common Stock, the holder of such CN Exchangeable Shares will continue to be the holder of the corresponding CN Voting Shares upon consummation of such exchange. The only certificate representing shares of Common Stock that a holder of Common Stock shall be entitled to receive shall be a certificate representing both the shares of Common Stock held by such holder and the CN Voting Shares held by such holder.

     (b) Each certificate representing shares of Common Stock shall contain or have affixed thereto a legend in form and substance approved by the board of directors of the Corporation with respect to the transfer restriction set forth in this subsection (3).

     (c) No amendment to this Restated Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this subsection 3 unless such amendment shall receive (i) the affirmative vote of all of the directors of the Corporation, other than any directors who are unable to participate in the board of directors' deliberations due to medical reasons, and (ii) the affirmative vote of not less than 85% of the votes cast at a meeting of stockholders at which a quorum is present, provided that such number of affirmative votes constitutes at least a majority of the votes entitled to be cast on such amendment by holders of the Corporation's capital stock.

   4. Appraisal Rights. Holders of Common Stock shall be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law with respect to any matter for which holders of CN Exchangeable Shares are entitled to appraisal or dissenters' rights under the Canadian Business Corporations Act; provided, however, that there shall be no appraisal rights with respect to the Merger (as defined in the Combination Agreement) or the other transactions contemplated by the Combination Agreement.

   5. Acknowledgments. (a) Each holder of Common Stock acknowledges that the Co-Operation Agreement (as defined in Article NINTH) provides, in part, that CN shall not, without the prior approval of the Corporation and the holders of Common Stock:

     (i) issue or distribute CN Exchangeable Shares (or securities exchangeable for or convertible into or carrying rights to acquire CN Exchangeable Shares) to the holders of all or substantially all of the then outstanding CN Exchangeable Shares by way of stock dividend or other distribution, other than an issue of CN Exchangeable Shares to holders of CN Exchangeable Shares who exercise an option to receive dividends in CN Exchangeable Shares in lieu of receiving cash dividends;

     (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding CN Exchangeable Shares entitling them to subscribe for or to purchase CN Exchangeable Shares; or

     (iii) issue or distribute to the holders of all or substantially all of the then outstanding CN Exchangeable Shares:

       (A) shares or securities of CN of any class other than CN
    Exchangeable Shares;

       (B) rights, options or warrants other than those referred to in subsection 5(a)(ii);

       (C) evidences of indebtedness of CN; or

       (D) assets of CN;

unless, in the case of subsections 5(a)(i) and (ii), a corresponding issue or distribution of units comprised of shares of Common Stock and CN Voting Shares or rights, options or warrants to acquire units comprised of shares of Common Stock and CN Voting Shares, as applicable, is made or, in the case of subsection 5(a)(iii), the economic equivalent on a per share basis of such other shares or securities, rights, options, warrants, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of Common Stock or unless, in the case of a stock dividend payable in CN Exchangeable Shares, in lieu of such stock dividend, the Corporation and CN effect a corresponding stock dividend payable in shares of Common Stock and CN Voting Shares.

     (b) Each holder of Common Stock acknowledges that the Co-Operation Agreement further provides, in part, that CN shall not, without the prior approval of the Corporation and the holders of Common Stock:

       (i) subdivide, redivide or change the then outstanding CN
    Exchangeable Shares into a greater number of CN Exchangeable Shares;
    (i) subdivide, redivide or change the then outstanding CN Exchangeable Shares into a greater number of CN Exchangeable Shares;

       (ii) reduce, combine, consolidate or change the then outstanding CN Exchangeable Shares into a lesser number of CN Exchangeable Shares; or

       (iii) reclassify or otherwise change the CN Exchangeable Shares or effect an amalgamation, merger, reorganization or other transaction affecting the CN Exchangeable Shares;

unless, in the case of subsections 5(b)(i) and (ii) above, the same or, in the case of subsection 5(b)(iii) above, the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, Common Stock and CN Voting Shares. The Co-Operation Agreement further provides, in part, that the aforesaid provisions of the Co-Operation Agreement shall not be changed without the approval of the holders of Common Stock.

SECTION II: PROVISIONS RELATING TO SPECIAL VOTING STOCK

   1. Voting Rights. At all times, the one share of Special Voting Stock shall be entitled at any relevant date to that number of votes (including for purposes of determining the presence of a quorum) equal to the number of CN Exchangeable Shares outstanding as of the applicable record date of the stockholder meeting at which any matter is to be considered. In respect of all matters concerning the voting of shares of the Corporation, except as required by law and except as set forth in this Article FIFTH, the Common Stock and the Special Voting Stock shall vote as a single class and such voting rights shall be identical in all respects.

   2. No Dividends. No dividends shall be paid to the holder of the Special Voting Stock.

   3. Liquidation Rights. The holder of the share of Special Voting Stock shall be entitled to receive $1.00 upon the liquidation, dissolution or winding-up of the Corporation in preference to any shares of Common Stock of the Corporation, but only after the liquidation preference of any shares of Preferred Stock of the Corporation has been paid.

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

   4. No Conversion. Except as provided in subsection (5), the Special Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be purchased or redeemed by the Corporation.

   5. Redemption; Cancellation. At such time as the Special Voting Stock has no votes attached to it because there are no CN Exchangeable Shares outstanding, the Special Voting Stock shall be redeemable, and shall be redeemed, by the Corporation for par value and canceled.

   6. Restrictions. So long as the share of Special Voting Stock is outstanding, the Corporation shall fully comply with all contractual obligations of the Corporation associated with such CN Exchangeable Shares. So long as any CN Exchangeable Shares shall be outstanding, the number of authorized shares of Special Voting Stock shall not be increased or decreased and no other term of the Special Voting Stock shall be amended, without the affirmative vote of at least a majority of the votes entitled to be cast on such amendment by holders of CN Exchangeable Shares.

SECTION III: PROVISIONS RELATING TO PREFERRED STOCK

   The board of directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors of the Corporation providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the Delaware General Corporation Law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors (the "Voting Stock"), voting together as single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

   SIXTH: Restrictions on the transferability of the capital stock of the Corporation, in addition to those restrictions set forth elsewhere in this Amended and Restated Certificate of Incorporation, are as follows:

   1. Definitions. For purposes of this Article SIXTH, the following terms have the following meanings:

   "Act" means An Act to provide for the continuance of the Canadian National Railway Company under the Canada Business Corporations Act and for the issuance and sale of shares of the Company to the public, S.C. 1995, c.24 enacted on July 13, 1995;

   "Aggregate Votes" means the aggregate of the votes attached to all voting shares of the Corporation that may ordinarily be cast to elect directors of the Corporation;

   "associate" has the meaning set forth in subsection 6 of this Article
SIXTH;

   "control" has the meaning set forth in subsection 7 of this Article SIXTH;

   "corporation" includes a body corporate, partnership and unincorporated organization;

   "Maximum Individual Holdings" means voting shares to which are attached fifteen percent (15%) of the Aggregate Votes;

   "Minister" means the Minister of Transport or such other member of the Queen's Privy Council for Canada as may be designated by the Governor in Council as the Minister for the purposes of the Act;

   "Ownership Rights" means, with respect to voting shares of the Corporation, all rights attaching thereto, including the rights to vote at any meeting of stockholders, to receive any dividends declared thereon by the Corporation, and to receive the remaining property of the Corporation upon liquidation, dissolution or winding-up of the Corporation (but does not include the right to receive proceeds of sale pursuant to subsection 5 of this Article SIXTH);

   "person" includes an individual, corporation, government, government agency, trustee, executor, administrator and other legal representative; and

   "voting share" means a share of the Corporation carrying voting rights under all circumstances or under some circumstances that have occurred and are continuing, and includes a security currently convertible into such a share and currently exercisable options and rights to acquire such a share or such a convertible security.

   2. Constraints on Issue and Transfer. The Corporation shall not (a) accept any subscription for its voting shares; (b) issue any of its voting shares; or
(c) register or otherwise recognize the transfer of any of its voting shares if, as a result of such subscription, issue, transfer, purchase or acquisition, voting shares to which are attached more than fifteen percent (15%) of the Aggregate Votes are or would be held, beneficially owned or controlled, directly or indirectly, by any one person together with the associates of such person.

   3. Constraints on Ownership Rights. No person, together with his, her or its associates, shall hold, beneficially own or control, directly or indirectly, voting shares to which are attached more than fifteen percent (15%) of the Aggregate Votes. Subject to subsections 4(a) and 4(b) of this Article SIXTH, the Corporation shall refuse to recognize all Ownership Rights that would otherwise be attached to any voting shares held, beneficially owned or controlled, directly or indirectly, in excess of the permitted Maximum Individual Holdings by any person, together with such person's associates.

   4. Limitation on Voting Rights; Dividend Forfeiture. (a) Where the total number of voting shares held, beneficially owned or controlled, directly or indirectly, by any one person together with such person's associates exceeds the Maximum Individual Holdings, no person shall, in person or by proxy, exercise the voting rights attached to the voting shares held, beneficially owned or controlled, directly or indirectly, by such person or such person's associates. If the Corporation redeems, purchases for cancellation or otherwise acquires voting shares, and the result of such action is that any person and the associates of that person who, prior to such action, were not in contravention of the Maximum Individual Holdings are, after such action, in contravention, then, notwithstanding any other provision of this Article SIXTH, the sole consequence of such action to that person and the associates of that person, in respect of the voting shares of that person and of the associates of that person held, beneficially owned or controlled at the time of such action, shall be that the number of votes attached to those voting shares shall be reduced to a number that is the largest whole number of votes that may be attached to the voting shares which that person and the associates of that person could hold, beneficially own or control from time to time in accordance with the Maximum Individual Holdings.

   (b) Where the total number of voting shares held, beneficially owned or controlled, directly or indirectly, by any one person together with his, her or its associates exceeds the Maximum Individual Holdings, the percentage of any and all dividends attributable to the percentage of voting shares exceeding the Maximum Individual Holdings shall be forfeited, including any cumulative dividend, and the amount of dividend so forfeited shall not become payable thereafter to any person for any reason whatsoever; provided, however, that, notwithstanding any other provision of this Article SIXTH:

     (i) the directors of the Corporation may determine to pay a dividend or to make any other distribution on voting shares that would otherwise be prohibited by any other provision of this Article SIXTH where the contravention of the Maximum Individual Holdings that gave rise to the prohibition was inadvertent or of a technical nature or it would otherwise be inequitable not to pay the dividend or make the distribution; and

     (ii) where a dividend has not been paid or any other distribution has not been made on voting shares of a person as a result of a directors' determination of a contravention of the Maximum Individual Holdings, the directors of the Corporation shall declare and pay the dividend or make the distribution to the relevant person if they subsequently determine that no such contravention occurred.

   (c) Notwithstanding any other provision of this Article SIXTH, a contravention of the Maximum Individual Holdings shall have no consequences except those that are expressly provided for in this Article SIXTH. For greater certainty, but without limiting the generality of the foregoing, (i) no transfer, issue or ownership of, and no title to, voting shares; (ii) no resolution of stockholders; and (iii) no act of the Corporation, including any transfer of property to or by the Corporation, shall be invalid or otherwise affected by any contravention of the Maximum Individual Holdings.

   5. Sale of Constrained Shares. Without limiting any of the provisions of this Article SIXTH (but subject to subsection 4(a) of this Article SIXTH) the Corporation may, for the purposes of enforcing any constraint imposed pursuant to subsection 2 of this Article SIXTH, sell, as if it were the owner thereof, any voting shares that are owned, or that the directors determine may be owned, by any person or persons, contrary to such constraint. Such sale shall be conducted in accordance with the procedures set forth in Part VI of the Canadian Business Corporations Act and Part VII of the Canadian Business Corporations Regulations with necessary modifications, as if such provisions applied to the sale of such voting shares, and the net proceeds of the sale thereof shall be remitted to the person or persons entitled thereto; provided, however, that (i) in the event the Corporation elects to transfer the proceeds of any such sale to a trust company, the trust company may be either a United States or Canadian trust company and (ii) in the event the proceeds of any such sale are not claimed by a person entitled to receive such proceeds within ten years after the date of such sale, the Corporation shall be entitled to retain such proceeds.

   6. Associates. (a) For the purposes of this Article SIXTH, a person is an "associate" of another person if:

     (i) one is a corporation of which the other is an officer or director;

     (ii) one is a corporation that is controlled by the other or by a group of persons of which the other is a member;

     (iii) one is a partnership of which the other is a partner;

     (iv) one is a trust of which the other is a trustee;

     (v) both are corporations controlled by the same person;

     (vi) both are members of a voting trust that relates to voting shares;

     (vii) both, in the reasonable opinion of the directors of the Corporation, are parties to an agreement or arrangement, a purpose of which is to require them to act in concert with respect to their interests, direct or indirect, in the Corporation or are otherwise acting in concert with respect to those interests; or

     (viii) both are at the same time associates, within the meaning of any of clauses (i) to (viii), of the same person.

   (b) Notwithstanding subsection 6(a) of this Article SIXTH, for the purposes of this subsection 6:

     (i) where a person who, but for this subsection 6(b), would be an associate of another person submits to the Corporation such declaration as required by the directors stating that:

       (A) no voting shares held or to be held by the declarant are or will be, to the declarant's knowledge, held in the right of, for the use or benefit of, or under the control of, any other person of which, but for this subsection 6(b), the declarant would be an associate, and

       (B) the declarant is not acting and will not act in concert with any other person with respect to their interests, direct or indirect, in the Corporation, the declarant and that other person are not associates so long as the directors of the Corporation are satisfied that the statements in the declaration are being complied with and that there are no other reasonable grounds for disregarding the declaration; and

     (ii) two corporations are not associates pursuant to subsection 6(a) of this Article SIXTH by reason only that, under such subsection 6(a), each is an associate of the same individual; and

     (iii) where it appears from the stock ledger of the Corporation that any person holds, beneficially owns or controls voting shares to which are attached not more than the lesser of two one-hundredths of one percent of the votes that may ordinarily be cast to elect directors of the Corporation and five thousand such votes, that person is not an associate of anyone else and no one else is an associate of that person.

   (c) For greater certainty, no person is presumed to be an associate of any other person solely by reason that one of them has given the other the power to vote or direct the voting of voting shares at a meeting of the holders of the voting shares pursuant to a revocable proxy where the proxy is solicited solely by means of a proxy statement issued in a public solicitation of proxies that is made in respect of all voting shares and in accordance with applicable law.

   7. Control. For purposes of this Article SIXTH, "control" and any derivative thereof means control in any manner that results in control in fact, whether directly through the ownership of securities or indirectly through a trust, an agreement or arrangement, the ownership of any body corporate or otherwise, and, without limiting the generality of the foregoing:

   (a) a body corporate is controlled by a person if:

     (i) securities of the body corporate to which are attached more than fifty percent (50%) of the votes that may be cast to elect directors of the body corporate are held, otherwise than by way of security only, by or for the benefit of that person; and

     (ii) the votes attached to those securities are sufficient, if exercised, to elect a majority of the directors of the body corporate; and

   (b) a partnership or unincorporated organization is controlled by a person if an ownership interest therein representing more than fifty percent (50%) of the assets of the partnership or organization is held, otherwise than by way of security only, by or for the benefit of that person.

   8. Joint Ownership. For the purposes of this Article SIXTH, where voting shares are held, beneficially owned or controlled by several persons jointly, the number of voting shares held, beneficially owned or controlled by any one such person shall include the number of voting shares held, beneficially owned or controlled jointly with such other persons.

   9. Exceptions. (a) Nothing in this Article SIXTH shall be construed to apply to such a holder in respect of voting shares that:

     (i) are held by the Minister in trust for Her Majesty in right of Canada;

     (ii) are held by one or more underwriters solely for the purpose of distributing the shares to the public or in connection therewith, which shall include, without limitation, any voting shares acquired through the exercise of an over-allotment option or in stabilization transactions and, for the purposes of calculating the percentage of voting shares of the Corporation held, beneficially owned or controlled by any underwriter during the period of any distribution of shares (such period not terminating for the purposes of this provision while any over-allotment option remains unexercised and unexpired), shall not include any shares owned or subject to acquisition by such underwriter which have at the time of such calculation been resold;

     (iii) are held by any person that is acting in relation to the shares solely in its capacity as an intermediary in the payment of funds or the delivery of securities or both, in connection with trades in securities and that provides centralized facilities for the clearing of trades in securities, including, without limitation, intermediaries such as The Canadian Depositary for Securities Limited and The Depository Trust Company;

     (iv) are held by way of security only; or

     (v) are held by any custodian, depositary or other agent appointed under an instalment receipt agreement or other agreement pursuant to which, among other things, voting shares are purchased on an instalment basis.

   (b) None of the restrictions set forth in this Article SIXTH shall apply to the Special Voting Stock; provided, however, that the voting rights of the holder of Special Voting Stock shall be included for purposes of calculating the number of Aggregate Votes; provided further, that any holder of voting shares shall be deemed, for purposes of determining compliance with the requirements of subsections 2 and 3 of this Article SIXTH, to hold an additional number of voting shares equal to the number of votes attached to the Special Voting Share of which such holder together with such holder's associates has the right to direct the casting as a result of holding CN Exchangeable Shares and, if any such holder, as a result thereof, is not in compliance with subsection 3 of this Article SIXTH, subsection 4 of this Article SIXTH shall be applicable to the votes attached to the Special Voting Share of which such holder, together with such holder's associates, has the right to direct.

   10. By-Laws. (a) Subject to applicable law, the board of directors of the Corporation may make, amend or repeal any by-laws required to administer the constrained share provisions set forth in this Article SIXTH, including any by-laws to determine the circumstances in which any declarations are required, their form and the times when they are to be furnished.

   (b) Where a person is required to furnish a declaration pursuant to a by-law made under subsection 10(a) of this Article SIXTH, the board of directors of the Corporation may refuse to register a transfer of a voting share in his, her or its name or to issue a voting share to him, her or it until that person has furnished the declaration.

   11. Powers of Directors. (a) Subject to applicable law, in the administration of this Article SIXTH, the directors of the Corporation shall enjoy, in addition to the powers set forth in this Article SIXTH, all of the powers necessary or desirable, in their opinion, to carry out the intent or purpose of this Article SIXTH.

   (b) If the board of directors of the Corporation, acting in good faith, determines that any persons are parties to an agreement or arrangement, a purpose of which is to require them to act in concert with respect to their interest, direct or indirect, in voting shares, the board of directors shall be entitled to treat such persons as associates for the purposes of this Article SIXTH.

   (c) In administering the provisions of this Article SIXTH, the directors of the Corporation may rely upon:

     (i) a statement made in a declaration referred to in subsection 10 of this Article SIXTH;

     (ii) the knowledge of a director, officer, employee or agent of the Corporation; and

     (iii) the opinion of counsel to the Corporation or of other qualified advisors.

   (d) Wherever in this Article SIXTH it is necessary to determine the opinion of the board of directors of the Corporation, such opinion shall be expressed and conclusively evidenced by a resolution of the directors of the Corporation duly adopted, including a resolution in writing executed pursuant to Section 141(f) of the Delaware General Corporation Law.

   12. Disclosure Required. Each of the following documents issued or published by the Corporation shall indicate conspicuously the general nature of the constraints on issue, transfer and ownership of its voting shares contained in this Article SIXTH:

   (a) a certificate representing a voting share;

   (b) a proxy statement; and

   (c) a prospectus, statement of material facts, registration statement or similar document.

   13. Amendments to this Section. No amendment to this Restated Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article SIXTH unless such amendment shall receive (i) the affirmative vote of all of the directors of the Corporation, other than any directors who are unable to participate in the board of directors' deliberations due to medical reasons, and (ii) the affirmative vote of not less than 85% of the votes cast at a meeting of stockholders at which a quorum is present, provided that such number of affirmative votes constitutes at least a majority of the votes entitled to be cast on such amendment by holders of the Corporation's capital stock. Notwithstanding the immediately preceding sentence, the provisions of this Article SIXTH may be amended from time to time to conform with any amendments made to the provisions of the Act if any such amendment to this Article SIXTH receives (i) the affirmative vote of a majority of the directors of the Corporation present at a meeting at which a quorum is present and (ii) the affirmative vote of a majority of the votes entitled to be cast on any such amendment by holders of the Corporation's capital stock.

   SEVENTH: No person shall be qualified for election or appointment as a director of the Corporation unless he or she is also a member of the board of directors of CN or unless he or she is elected or appointed to the board of directors of CN simultaneously with his or her appointment or election as a director of the Corporation. No amendment to this Restated Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article SEVENTH unless such amendment shall receive (i) the affirmative vote of all of the directors of the Corporation, other than any directors who are unable to participate in the board of directors' deliberations due to medical reasons, and (ii) the affirmative vote of not less than 85% of the votes cast at a meeting of stockholders at which a quorum is present, provided that such number of affirmative votes constitutes at least a majority of the votes entitled to be cast on such amendment by holders of the Corporation's capital stock.

   EIGHTH: No holder of capital stock of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any part of any new or additional issue of capital stock of any class or any options or warrants for such stock or any rights to subscribe to or purchase such stock or securities convertible into or exchangeable for such stock, whether now or hereafter authorized, or whether issued for money, for a consideration other than money, or for no consideration.

   NINTH: The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with, and to ensure performance and compliance by its subsidiaries with, all provisions of the Co-
Operation Agreement, dated as of      ,  , as it may be amended from time to
time in accordance with its terms (the "Co-Operation Agreement"), by and between the Corporation and CN applicable to the Corporation and its subsidiaries, including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favor of the Corporation under or pursuant to the Co-Operation Agreement. The board of directors of the Corporation may make any amendments to the Co-Operation Agreement only in accordance with Article 6 of the Co-Operation Agreement.

   TENTH: Any action by stockholders of the Corporation shall be taken at a meeting of stockholders and no action may be taken by written consent of stockholders entitled to vote upon such action. With respect to any matter submitted to the stockholders of the Corporation that is also submitted to the stockholders of CN, the meeting of stockholders at which such matter is considered shall be held on the same day and at the same location as the meeting at which such matter is considered by the stockholders of CN and the record date for determining the stockholders of the Corporation entitled to vote at such meeting shall be the same as the record date for determining the stockholders of CN entitled to vote at such CN meeting.

   ELEVENTH: In furtherance and not in limitation of the powers conferred by law, the board of directors of the Corporation is expressly authorized:

   (a) To adopt, amend or repeal the by-laws of the Corporation subject to the power of the stockholders of the Corporation having voting power to adopt by-laws and to amend or repeal by-laws adopted or amended by the board of directors;

   (b) To remove at any time any officer elected or appointed by the board of directors by such vote of the board of directors as may be provided for in the by-laws. Any other officer of the Corporation may be removed at any time by a vote of the board of directors, or by any committee or superior officer upon whom such power of removal may be conferred by the by-laws or by a vote of the board of directors;

   (c) To establish bonus, profit sharing, stock option, stock purchase, retirement or other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation and to fix the terms of such plans and to determine, or prescribe the method for determining, the persons to participate in any such plans and the amount of their respective participation; and

   (d) From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware or as authorized by the board of directors.

   TWELFTH: To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article TWELFTH shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

   THIRTEENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder of the Corporation or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                    ANNEX N

           CANADIAN / U.S. GAAP RECONCILIATION AND RECLASSIFICATIONS
                               Canadian National
                  (Dollars in millions, except per share data)

   Canadian National's consolidated financial statements, from which the selected historical consolidated financial data is derived, are prepared on the basis of both U.S. GAAP and Canadian GAAP, which are different in some respects. The principal differences in Canadian National's financial statements include the treatment of track replacement costs, expenditures for bridges and other structures and freight cars, foreign exchange, pension and post-retirement costs, loss on extinguishment of long-term debt, stock-based compensation, joint ventures, convertible preferred securities and reorganization of shareholders' equity. The following tables provide a reconciliation of Canadian GAAP to U.S. GAAP and present certain reclassifications between revenues and expenses. Canadian National made reclassifications in its 1999 reporting and therefore the as reported amounts for the years ended December 31, 1998, 1997, 1996 and 1995 have been reclassified.

                                     At or for the Year Ended December 31, 1999
                         ------------------------------------------------------------------
                          Cdn. GAAP               U.S. GAAP                       U.S. GAAP
                         as Reported Adjustments as Reported Reclassifications(a) Restated
                         ----------- ----------- ----------- -------------------- ---------
                            Cdn$        Cdn$        Cdn$             Cdn$           Cdn$
Income Statement Data
  Revenues..............   $ 5,261     $  (25)     $ 5,236           $--           $ 5,236
  Income from continuing
   operations...........       602        144          746            --               746
  Cumulative effect of
   change in accounting
   policy...............       --           5            5            --                 5
  Net income............       602        149          751            --               751
Per Share Data
  Income from continuing
   operations
    Basic...............   $  3.02                 $  3.78                         $  3.78
    Diluted.............      2.93                    3.71                            3.71
  Cumulative effect of
   change in accounting
   policy
    Basic...............       --                     0.03                            0.03
    Diluted.............       --                     0.03                            0.03
  Net income:
    Basic...............      3.02                    3.81                            3.81
    Diluted.............      2.93                    3.74                            3.74
  Book value............     27.20                   30.25                           30.25
  Cash dividends
   declared.............    0.6000                  0.6000                          0.6000
Balance Sheet Data
  Total assets..........   $14,757     $1,673      $16,430           $--           $16,430
  Total debt, including
   current portion,
   convertible preferred
   securities and
   commercial paper.....     4,233        320        4,553            --             4,553
  Shareholders' equity..     5,506        616        6,122            --             6,122

--------
(a) Reclassifications apply to Canadian and U.S. GAAP.

                                     At or for the Year Ended December 31, 1998
                         ------------------------------------------------------------------
                          Cdn. GAAP               U.S. GAAP                       U.S. GAAP
                         as Reported Adjustments as Reported Reclassifications(a) Restated
                         ----------- ----------- ----------- -------------------- ---------
                            Cdn$        Cdn$        Cdn$             Cdn$           Cdn$
Income Statement Data
  Revenues..............   $ 4,144     $  (23)     $ 4,121           $(43)         $ 4,078
  Income from continuing
   operations...........       109        115          224            --               224
  Cumulative effect of
   change in accounting
   policy...............       --          42           42            --                42
  Net income............       109        157          266            --               266
Per Share Data
  Income from continuing
   operations
    Basic...............   $  0.60                 $  1.22                         $  1.22
    Diluted.............      0.60                    1.21                            1.21
  Cumulative effect of
   change in accounting
   policy
    Basic...............       --                     0.23                            0.23
    Diluted.............       --                     0.23                            0.23
  Net income
    Basic...............      0.60                    1.45                            1.45
    Diluted.............      0.60                    1.44                            1.44
  Book value............     22.38                   26.31                           26.31
  Cash dividends
   declared.............    0.5300                  0.5300                          0.5300
Balance Sheet Data
  Total assets..........   $10,864     $1,088      $11,952           $--           $11,952
  Total debt, including
   current portion and
   commercial paper.....     4,143        (15)       4,128            --             4,128
  Shareholders' equity..     4,291        754        5,045            --             5,045

--------
(a) Reclassifications apply to Canadian and U.S. GAAP.

                                     At or for the Year Ended December 31, 1997
                         ------------------------------------------------------------------
                          Cdn. GAAP               U.S. GAAP                       U.S. GAAP
                         as Reported Adjustments as Reported Reclassifications(a) Restated
                         ----------- ----------- ----------- -------------------- ---------
                            Cdn$        Cdn$        Cdn$             Cdn$           Cdn$
Income Statement Data
  Revenues..............   $ 4,352      $(30)      $ 4,322           $(39)         $ 4,283
  Income from continuing
   operations...........       421        48           469            --               469
  Discontinued
   operations and
   cumulative effect of
   change in accounting
   policy...............       (18)      589           571            --               571
  Net income............       403       637         1,040            --             1,040
Per Share Data
  Income from continuing
   operations
    Basic...............   $  2.48                 $  2.75                         $  2.75
    Diluted.............      2.42                    2.72                            2.72
  Discontinued
   operations and
   cumulative effect of
   change in accounting
   policy
    Basic...............     (0.11)                   3.36                            3.36
    Diluted.............     (0.10)                   3.31                            3.31
  Net income
    Basic...............      2.37                    6.11                            6.11
    Diluted.............      2.32                    6.03                            6.03
  Book value............     19.96                   23.43                           23.43
  Cash dividends
   declared.............    0.4600                  0.4600                          0.4600
Balance Sheet Data
  Total assets..........   $ 7,075      $924       $ 7,999           $--           $ 7,999
  Total debt, including
   current portion and
   commercial paper.....     1,683       (12)        1,671            --             1,671
  Shareholders' equity..     3,417       593         4,010            --             4,010

--------
(a) Reclassifications apply to Canadian and U.S. GAAP.

                                     At or for the Year Ended December 31, 1996
                         ------------------------------------------------------------------
                          Cdn. GAAP               U.S. GAAP                       U.S. GAAP
                         as Reported Adjustments as Reported Reclassifications(a) Restated
                         ----------- ----------- ----------- -------------------- ---------
                            Cdn$        Cdn$        Cdn$             Cdn$           Cdn$
Income Statement Data
  Revenues..............   $ 3,995      $(39)      $ 3,956           $(45)         $ 3,911
  Income from continuing
   operations...........       836        12           848            --               848
  Discontinued
   operations and
   extraordinary item...        14       (16)           (2)           --                (2)
  Net income............       850        (4)          846            --               846
Per Share Data
  Income from continuing
   operations
    Basic...............   $  4.92                 $  4.99                         $  4.99
    Diluted.............      4.82                    4.94                            4.94
  Discontinued
   operations and
   extraordinary item
    Basic...............      0.08                   (0.01)                          (0.01)
    Diluted.............      0.08                   (0.01)                          (0.01)
  Net income
    Basic...............      5.00                    4.98                            4.98
    Diluted.............      4.90                    4.93                            4.93
  Book value............     18.18                   17.85                           17.85
  Cash dividends
   declared.............    0.4000                  0.4000                          0.4000
Balance Sheet Data
  Total assets..........   $ 6,840      $(79)      $ 6,761           $--           $ 6,761
  Total debt, including
   current portion and
   commercial paper.....     1,526       (30)        1,496            --             1,496
  Shareholders' equity..     3,088       (56)        3,032            --             3,032

--------
(a) Reclassifications apply to Canadian and U.S. GAAP.

                                     At or for the Year Ended December 31, 1995
                         ------------------------------------------------------------------
                          Cdn. GAAP               U.S. GAAP                       U.S. GAAP
                         as Reported Adjustments as Reported Reclassifications(a) Restated
                         ----------- ----------- ----------- -------------------- ---------
                            Cdn$        Cdn$        Cdn$             Cdn$           Cdn$
Income Statement Data
  Revenues..............   $3,954       $ (42)     $ 3,912           $(50)         $ 3,862
  Loss from continuing
   operations...........   (1,092)         75       (1,017)           --            (1,017)
  Discontinued
   operations and
   extraordinary item...        7         (38)         (31)           --               (31)
  Net loss..............   (1,085)         37       (1,048)           --            (1,048)
Per Share Data
  Loss from continuing
   operations
    Basic...............   $(6.79)                 $ (6.32)                        $ (6.32)
    Diluted.............    (6.79)                   (6.32)                          (6.32)
  Discontinued
   operations and
   extraordinary item
    Basic...............     0.05                    (0.19)                          (0.19)
    Diluted.............     0.05                    (0.19)                          (0.19)
  Net loss
    Basic...............    (6.74)                   (6.51)                          (6.51)
    Diluted.............    (6.74)                   (6.51)                          (6.51)
  Book value............    13.57                    13.20                           13.20
  Cash dividends
   declared.............      --                       --                              --
Balance Sheet Data
  Total assets..........   $6,048       $(145)     $ 5,903           $--           $ 5,903
  Total debt, including
   current portion and
   commercial paper.....    1,601         (29)       1,572            --             1,572
  Shareholders' equity..    2,306         (63)       2,243            --             2,243

--------
(a) Reclassifications apply to Canadian and U.S. GAAP.

                                                                         ANNEX O

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors
North American Railways, Inc.

   We have audited the accompanying consolidated balance sheet of North American Railways, Inc. as of December 31, 1999. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of North American Railways, Inc. as of December 31, 1999, in conformity with generally accepted accounting principles in the United States.

/s/ KPMG LLP                                 /s/ PricewaterhouseCoopers LLP
Montreal, Canada                             Fort Worth, Texas
January 5, 2000                              January 5, 2000

                         NORTH AMERICAN RAILWAYS, INC.

                           CONSOLIDATED BALANCE SHEET
                               December 31, 1999

     Assets
     Cash.............................................................. $1,000
                                                                        ------
       Total assets.................................................... $1,000
                                                                        ======
     Shareholders' equity
     Common stock, par value $.01 per share, 1,000 shares issued and
      outstanding...................................................... $   10
     Additional paid-in capital........................................    990
                                                                        ------
       Total shareholders' equity...................................... $1,000
                                                                        ======



           See accompanying notes to the consolidated balance sheet.

                         NORTH AMERICAN RAILWAYS, INC.

                      NOTES TO CONSOLIDATED BALANCE SHEET

1. The Company

   North American Railways, Inc. (the Company) was incorporated under the General Corporation Law of the State of Delaware on December 17, 1999 for the purpose of effecting the proposed combination of Canadian National Railway Company (CN) and Burlington Northern Santa Fe Corporation (BNSF) pursuant to a combination agreement dated December 18, 1999. The Company is equally owned by CN and BNSF and has not engaged in any activity since its formation other than activities related to the combination.

2. Principles of Consolidation

   The accompanying consolidated balance sheet includes all of the assets and liabilities attributable to the Company and its wholly-owned subsidiary, Western Merger Sub, Inc. All intercompany accounts and transactions have been eliminated.

3. Shareholders' Equity

   The Company is authorized to issue 1,000 shares, $0.01 par value common stock. The Company has issued common stock to its two shareholders as follows:

                                                                  Number Amount
                                                                  ------ ------
     Canadian National Railway Company...........................   500  $  500
     Burlington Northern Santa Fe Corporation....................   500     500
                                                                  -----  ------
                                                                  1,000  $1,000
                                                                  =====  ======

                         [Canadian National Logo]

                             [Burlington Logo]

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Indemnification under Canadian National By-Laws and Canadian Law. Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify its directors and officers. Section VII of CN's By-Law No. 1 provides for the indemnification of directors and officers of Canadian National. Under these provisions, Canadian National shall indemnify a director or officer of Canadian National, a former director or officer of Canadian National or a person who acts or acted at CN's request as a director or officer of a body corporate or other enterprise of which Canadian National is or was a shareholder or creditor and his heirs and legal representatives, against all costs, charges and expenses, including amounts paid to settle any threatened, pending or completed action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action, investigation or proceeding (other than in respect of an action by or on behalf of Canadian National to procure a judgment in its favor) to which such person is made a party by reason of his position with Canadian National or such body corporate or other enterprise, if he fulfills the following two conditions: (a) he acted honestly and in good faith with a view to the best interests of Canadian National; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of Canadian National to procure a judgment in its favor, Canadian National, with the approval of a court (which Canadian National has undertaken to exercise all reasonable efforts to obtain, or assist in obtaining), shall indemnify a director or officer of Canadian National (or a former director or officer) against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in clauses
(a) and (b) of the previous sentence. Canadian National has purchased at its expense group liability insurance in the amount of Cdn$175,000,000, with a deductible of Cdn$1,000,000 for the protection of directors and officers of Canadian National and its subsidiaries against liability incurred by them in such capacity.

   Indemnification under North American Railways, Inc. Charter, By-Laws and Delaware Law. North American Railways is incorporated under the laws of the State of Delaware. The Delaware General Corporation Law provides for indemnification of directors, officers and employees in certain situations. The Delaware General Corporation Law, by its terms, expressly permits indemnification where such a person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interests and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), the Delaware General Corporation Law expressly permits indemnification for expenses, judgments, settlement payments and other costs. In the case of a claim by or in the right of the corporation (including stockholder derivative suits), the Delaware General Corporation Law expressly provides for indemnification for expenses only and not for amounts paid in judgment or settlement of such actions. Moreover, a corporation cannot, under the Delaware General Corporation Law, provide for indemnification against expenses in the case of an action by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation, unless the indemnification is ordered by a court. The Delaware General Corporation Law also permits advancement of expenses to directors and officers upon receipt of an undertaking by such director or officer to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. In addition, the Delaware General Corporation Law specifically provides that its terms shall not be deemed exclusive of any other right to indemnification to which a director, officer, or employee may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors.

   North American Railways' certificate of incorporation provides that, to the full extent that the Delaware General Corporation Law permits the limitation or elimination of the liability of directors, a director of North American Railways shall not be liable to North American Railways or its stockholders for monetary damages for breach of fiduciary duty as director.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits

     The exhibit list attached to this Registration Statement is hereby incorporated by reference.

   (b) Financial Statement Schedules

     Not required.

Item 22. Undertakings.

 Canadian National

   (a) Canadian National, an undersigned registrant, hereby undertakes:

     (1) That prior to the reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c) Canadian National, an undersigned registrant, hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (c)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements and information on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3--19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

   (d) Canadian National hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. Canadian National hereby undertakes to arrange to provide for a facility in the U.S. for the purpose of responding to such requests. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (e) Canadian National hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 North American Railways

   (a) North American Railways, an undersigned registrant, hereby undertakes:

     (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise,

North American Railways has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   (c) North American Railways, an undersigned registrant, hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (d) North American Railways, an undersigned registrant, hereby undertakes, to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Circular/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (e) North American Railways, an undersigned registrant, hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (f) North American Railways, an undersigned registrant, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Montreal, Canada, on March 10, 2000.

                                          Canadian National Railway Company
                                          (Registrant)

                                                  /s/ Paul M. Tellier
                                          By: _________________________________
                                             Name: Paul M. Tellier
                                             Title: President, Chief Executive
                                             Officer and Director

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Paul M. Tellier             President, Chief Executive   March 10, 2000
______________________________________  Officer and Director
           Paul M. Tellier              (Principal Executive
                                        Officer)

       /s/ Claude Mongeau              Senior Vice-President and    March 10, 2000
______________________________________  Chief Financial Officer
            Claude Mongeau              (Principal Financial
                                        Officer and Principal
                                        Accounting Officer)

      /s/ David G.A. McLean            Chairman of the Board of     March 10, 2000
______________________________________  Directors
          David G.A. McLean

     /s/ Jean Pierre Ouellet           Senior Vice President,       March 10, 2000
______________________________________  Chief Legal Officer and
         Jean Pierre Ouellet            Corporate Secretary

                  *                    Director                     March 10, 2000
______________________________________
         Michael R. Armellino

                  *                    Director                     March 10, 2000
______________________________________
            Purdy Crawford

                  *                    Director                     March 10, 2000
______________________________________
           J.V. Raymond Cyr

                  *                    Director                     March 10, 2000
______________________________________
      V. Maureen Kempston Darkes

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Director                     March 10, 2000
______________________________________
            James K. Gray

                  *                    Director                     March 10, 2000
______________________________________
          E. Hunter Harrison

                  *                    Director                     March 10, 2000
______________________________________
           Richard H. Kroft

                  *                    Director                     March 10, 2000
______________________________________
         Gilbert H. Lamphere

                  *                    Director                     March 10, 2000
______________________________________
             Denis Losier

                  *                    Director                     March 10, 2000
______________________________________
           Edward C. Lumley

                  *                    Director                     March 10, 2000
______________________________________
          Alexander P. Lynch

                  *                    Director                     March 10, 2000
______________________________________
          Edward P. Neufeld

                  *                    Director                     March 10, 2000
______________________________________
             Robert Pace

                  *                    Director                     March 10, 2000
______________________________________
          Cedric E. Ritchie

                  *                    Authorized U.S.              March 10, 2000
______________________________________  representative
            John E. Fenton

--------
*  An asterisk denotes execution by Jean Pierre Ouellet, as attorney-in-fact.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Forth Worth, State of Texas, on March 10, 2000.

                                          North American Railways, Inc.
                                          (Registrant)

                                                /s/ Jeffrey R. Moreland
                                          By: _________________________________
                                                 Name: Jeffrey R. Moreland
                                               Title: President and Director

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

     /s/ Jean Pierre Ouellet           Treasurer, Secretary and     March 10, 2000
______________________________________  Director
         Jean Pierre Ouellet            (Principal Financial
                                        Officer and Chief
                                        Accounting Officer)

     /s/ Jeffrey R. Moreland           President and Director       March 10, 2000
______________________________________  (Chief Executive Officer)
         Jeffrey R. Moreland

                                 EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------
   2(a)  Combination Agreement, dated as of December 18, 1999, by and among
         Canadian National Railway Company, Burlington Northern Santa Fe
         Corporation, North American Railways, Inc. and Western Merger Sub,
         Inc. (included as Annex A to the Joint Proxy
         Statement/Circular/Prospectus contained in this Registration
         Statement).
   2(b)  Form of Plan of Arrangement Under Section 192 of the Canada Business
         Corporations Act (included as Annex B to the Joint Proxy
         Statement/Circular/Prospectus contained in this Registration
         Statement).
   2(c)  Form of Co-Operation Agreement between Canadian National Railway and
         North American Railways, Inc. (included as Annex L to the Joint Proxy
         Statement/Circular/Prospectus contained in this Registration
         Statement).
   3(a)  Form of Restated Certificate of Incorporation of North American
         Railways, Inc. (included as Annex M to the Joint Proxy
         Statement/Circular/Prospectus contained in this Registration
         Statement).
  *3(b)  Certificate of Incorporation of North American Railways, Inc.
  *3(c)  By-laws of North American Railways, Inc.
   3(d)  Amended and Restated Certificate of Incorporation of Canadian National
         Railway Company (Incorporated by reference as Exhibit 3.3 to the
         Registration Statement on Form F-1 (No. 33-96250) filed on October 5,
         1995).
   3(e)  Canada Business Corporations Act Form 4 Articles of Amendment of
         Canadian National Railway Company (Incorporated as Exhibit 1.2 to the
         Registration Statement on Form 8-A (No. 333-10420) filed on June 14,
         1999).
   3(f)  Amended and Restated By-laws of Canadian National Railway Company
         (Incorporated by reference as Exhibit 3.3 to the Registration
         Statement on Form F-1 (No. 33-96250) filed on October 5, 1995).
   5(a)  Opinion of Mayer, Brown & Platt, regarding the validity of the securities being registered.
   5(b)  Opinion of Stikeman Elliott, regarding the validity of the securities being registered.
   8(a)  Opinion of Davis Polk & Wardwell, regarding certain U.S. federal income tax consequences relating to the combination.
   8(b)  Opinion of Mayer, Brown & Platt, regarding certain U.S. federal income tax consequences relating to the combination.
  10(a)  Stock Option Agreement, dated as of December 18, 1999, between
         Burlington Northern Santa Fe Corporation and Canadian National Railway
         Company (included as Annex D to the Joint Proxy
         Statement/Circular/Prospectus contained in this Registration
         Statement).
  10(b)  Stock Option Agreement, dated as of December 18, 1999, between
         Canadian National Railway Company and Burlington Northern Santa Fe
         Corporation (included as Annex E to the Joint Proxy
         Statement/Circular/Prospectus contained in this Registration
         Statement).
  10(c)  Agreement between Burlington Northern Santa Fe and Robert D. Krebs, dated as of January 30, 1997 (Incorporated by reference to Exhibit
         10.16 to Burlington Northern Santa Fe's Report on Form 10-K for the
         fiscal year ended December 31, 1996).

 Exhibit
 Number                                Description
 -------                               -----------
  10(d)  Form of Burlington Northern Santa Fe Change-in-Control Agreement
         (applicable to Charles L. Schultz, Jeffrey R. Moreland and Thomas N.
         Hund, among others) (Incorporated by reference to Exhibit 10.17 to
         Burlington Northern Santa Fe's Report on Form 10-K for the fiscal year ended December 31, 1996).
  10(e)  Burlington Northern Inc. Form of Severance Agreement and amendments through September 18, 1995 (applicable to Matthew K. Rose, among others) (Incorporated by reference to Exhibit 10.21 to Burlington
         Northern Santa Fe's Report on Form 10-K for the fiscal year ended
         December 31, 1995) and Amendment to Form of Severance Agreement, dated
         December 3, 1997 (Incorporated by reference to Exhibit 10.21 to
         Burlington Northern Santa Fe's Report on Form 10-K for the fiscal year ended December 31, 1997).
  23(a)  Consent of KPMG LLP.
  23(b)  Consent of PricewaterhouseCoopers LLP.
  23(c)  Consent of Arthur Andersen LLP.
  23(d)  Consent of Mayer, Brown & Platt (included in the opinions filed as
         Exhibits 5(a) and 8(b) to this Registration Statement).
  23(e)  Consent of Stikeman Elliott (included in the opinion filed as Exhibit
         5(b) to this Registration Statement).
  23(f)  Consent of Davis Polk & Wardwell (included in the opinion filed as
         Exhibit 8(a) to this Registration Statement).
  23(g)  Consent of Goldman, Sachs & Co.
  23(h)  Consent of BMO Nesbitt Burns Inc.
  23(i)  Consent of Salomon Smith Barney Inc.
 *24     Canadian National Power of Attorney.
  99(a)  Form of Canadian National Railway Company Proxy Card.
  99(b)  Form of Burlington Northern Santa Fe Corporation Proxy Card.
  99(c)  Form of Instruction Card relating to Canadian National Employee Share
         Direction Plan.
 *99(d)  Consent of Laurent Beaudoin.
 *99(e)  Consent of Steven A. Burd.
 *99(f)  Consent of Jean C. Monty.
 *99(g)  Consent of John J. Burns, Jr.
 *99(h)  Consent of Robert D. Krebs.
 *99(i)  Consent of Roy S. Roberts.
 *99(j)  Consent of J. Steven Whisler.
 *99(k)  Consent of Edward E. Whitacre, Jr.
 *99(l)  Consent of Michael B. Yanney.

--------
* Included with the original filing of this Registration Statement on January 11, 2000.